As filed with the Securities and Exchange Commission on December 26, 2001
                                                Registration No. 333-
-----------------------------------------------------------------------------
                     SECURITIES AND EXCHANGE COMMISSION
                          WASHINGTON, D.C.  20549

                                 FORM S-1


         Registration Statement under the Securities Act of 1933


                  RELIASTAR LIFE INSURANCE COMPANY OF NEW YORK
          (Exact name of registrant as specified in its charter)

        NEW YORK                   6355
    (State or other         (Primary Standard         (I.R.S. Employer
    jurisdiction of             Industrial          Identification No.)
    incorporation or       Classification Code          52-0242530
     organization)               Number)

                          1000 Woodbury Road, Suite 102
                          Woodbury, New York  11797
                              (800) 963-9539

 (Address and Telephone Number of registrant's principal executive office)

    Linda E. Senker, Esq.                      COPY TO:
    ReliaStar Life Insurance                   Stephen E. Roth, Esq.
      Company of New York                      Sutherland Asbill &
    1475 Dunwoody Drive                         Brennan LLP
    West Chester, PA  19380                    1275 Pennsylvania Avenue, N.W.
    (610) 425-3516                             Washington, D.C.  20004-2415

    (Name and Address of Agent for Service of Process)
                               ____________

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
As soon as practical after the effective date of the Registration Statement.

If any of the Securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box ................................................ [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering [ ]

If this Form is post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering [ ]

If this Form is post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box [ ]

-----------------------------------------------------------------------------
                      Calculation of Registration Fee

                                                                     Proposed
Title of each class                            Proposed               maximum
of securities to be    Amount to be    maximum offering price    aggregate offering      Amount of
     registered         registered        price per unit(1)          price(1)        registration fee
--------------------------------------------------------------------------------------------------------
Annuity Contracts
(Interests in           N/A                   N/A                    $500,000            $119.50
Fixed Account)

(1) The maximum aggregate offering price is estimated solely for the purpose of determining the registration fee. The amount to be registered and the proposed maximum offering price per unit are not applicable since these securities are not issued in predetermined amounts or units.

-----------------------------------------------------------------------------
The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

____________________________________________________________________________



                               PART I

ING VARIABLE ANNUITIES

RELIASTAR LIFE INSURANCE COMPANY OF NEW YORK
SEPARATE ACCOUNT NY-B OF RELIASTAR LIFE INSURANCE COMPANY
OF NEW YORK

--------------------------------------------------------------------------------

                                   PROFILE OF

                            GOLDENSELECT DVA PLUS(R)

            DEFERRED COMBINATION VARIABLE AND FIXED ANNUITY CONTRACT

                                   JANUARY 2, 2002


     ---------------------------------------------------------------------
     This Profile is a summary of some of the more important points that you should know and consider before purchasing the Contract. The Contract is more fully described in the full prospectus which accompanies this Profile. Please read the prospectus carefully.
     ---------------------------------------------------------------------


1.   THE ANNUITY CONTRACT
The Contract offered in this prospectus is a deferred combination variable and fixed annuity contract between you and ReliaStar Life Insurance Company of New York ("ReliaStar of NY"). The Contract provides a means for you to invest on a tax-deferred basis in (i) one or more of the mutual fund investment portfolios through our Separate Account NY-B and/or (ii) in a fixed account of ReliaStar of NY with guaranteed interest periods. The mutual fund portfolios are listed on page 3 below. We currently offer guaranteed interest periods of 1, 3, 5, 7 and 10 years in the fixed account. We set the interest rates in the fixed account (which will never be less than 3%) periodically. We may credit a different interest rate for each interest period. The interest you earn in the fixed account as well as your principal is guaranteed by ReliaStar of NY as long as you do not take your money out before the maturity date for the applicable interest period. If you withdraw your money from the fixed account more than 30 days before the applicable maturity date, we will apply a market value adjustment. A market value adjustment could increase or decrease your contract value and/or the amount you take out. Generally the investment portfolios are designed to offer a better return than the fixed account. However, this is NOT guaranteed. You may not make any money, and you can even lose the money you invest.

The Contract, like all deferred variable annuity contracts, has two phases: the accumulation phase and the income phase. The accumulation phase is the period between the contract date and the date on which you start receiving the annuity payments under your Contract. The amounts you accumulate during the accumulation phase will determine the amount of annuity payments you will receive. The income phase begins on the annuity start date, which is the date you start receiving regular annuity payments from your Contract.

DVA PLUS PROFILE                                         PROSPECTUS BEGINS AFTER
121272                                                    PAGE 9 OF THIS PROFILE

You determine (1) the amount and frequency of premium payments, (2) the investments, (3) transfers between investments, (4) the type of annuity to be paid after the accumulation phase, (5) the beneficiary who will receive the death benefits, (6) the type of death benefit, and (7) the amount and frequency of withdrawals.

2.   YOUR ANNUITY PAYMENTS (THE INCOME PHASE)
Annuity payments are the periodic payments you will begin receiving on the annuity start date. You may choose one of the following annuity payment options:

     ---------------------------------------------------------------------------------------------------------
                                                 ANNUITY OPTIONS
     ----------------------------------------------------------------------------------------------------------
     Option 1           Income for a             Payments are made for a specified number of years to you
                        fixed period             or your beneficiary.
     ----------------------------------------------------------------------------------------------------------
     Option 2           Income for               Payments are made for the rest of your life or longer
                        life with a              for a specified period such as 10 or 20 years or until the
                        period certain           total  amount  used to buy this option has been  repaid.
                                                 This option comes with an added guarantee that payments
                                                 will continue to your beneficiary for the remainder of such period if you should die during the period.
     ----------------------------------------------------------------------------------------------------------
     Option 3           Joint life income        Payments  are  made for  your  life  and the  life of  another person (usually your spouse).
     ----------------------------------------------------------------------------------------------------------
     Option 4           Annuity plan             Any  other  annuitization  plan that we choose to offer on the annuity start date.
     ----------------------------------------------------------------------------------------------------------

Annuity payments under Options 1, 2 and 3 are fixed. Annuity payments under Option 4 may be fixed or variable. If variable and subject to the Investment Company Act of 1940, it will comply with the requirements of such Act. Once you elect an annuity option and begin to receive payments, it cannot be changed.


3.   PURCHASE (BEGINNING OF THE ACCUMULATION PHASE)
You may purchase the Contract with an initial payment of $10,000 or more ($1,500 for a qualified Contract) up to and including age 85. You may make additional payments of $500 or more ($50 for a qualified Contract) at any time before you turn 85 during the accumulation phase. Under certain circumstances, we may waive the minimum initial and additional premium payment requirement. Any initial or additional premium payment that would cause the contract value of all annuities that you maintain with us to exceed $1,000,000 requires our prior approval.


Who may purchase this Contract? The Contract may be purchased by individuals as part of a personal retirement plan (a "non-qualified Contract"), or as a Contract that qualifies for special tax treatment when purchased as either an Individual Retirement Annuity (IRA) or in connection with a qualified retirement plan (each a "qualified Contract").

IRAs and other qualified plans already have the tax-deferral feature found in this Contract. For an additional cost, the Contract provides other benefits including death benefits and the ability to receive a lifetime income. See "Expenses" in this profile.

The Contract is designed for people seeking long-term tax-deferred accumulation of assets, generally for retirement or other long-term purposes. The tax-deferred feature is more attractive to people in high federal

                                                                DVA PLUS PROFILE

121272                                  2
and state tax brackets. You should not buy this Contract: (1) if you are looking for a short-term investment; (2) if you cannot risk getting back less money than you put in; or (3) your assets are in a plan which provides for tax-deferral and you see no other reason to purchase this Contract.

4.   THE INVESTMENT PORTFOLIOS

You can direct your money into: (1) the fixed account with guaranteed interest periods of 1, 3, 5, 7 and 10 years, and/or (2) into any one or more of the following mutual fund investment portfolios through our Separate Account
NY-B. The investment portfolios are described in the prospectuses for The GCG Trust, The PIMCO Variable Insurance Trust, the Pilgrim Variable Insurance Trust, The Prudential Series Fund, Inc., the Pilgrim Variable Products Trust, and the ProFunds. Keep in mind that while an investment in the fixed account earns a fixed interest rate, an investment in any investment portfolio, depending on market conditions, may cause you to make or lose money. The investment portfolios available under your Contract are:

     THE GCG TRUST
       Liquid Asset Series                        Real Estate Series                    Capital Growth Series
       Limited Maturity Bond Series               Value Equity Series                   Capital Appreciation Series
       Core Bond Series (formerly                 Investors Series                      Small Cap Series
          Global Fixed Income Series)             International Equity Series           Mid-Cap Growth Series
       Fully Managed Series                       Rising Dividends Series               Strategic Equity Series
       Total Return Series                        Managed Global Series                 Special Situations
       Asset Allocation Growth Series             Large Cap Value Series                Growth Series
       Equity Income Series                       Hard Assets Series                    Developing World Series
       All Cap Series                             Diversified Mid-Cap Series            Internet TollkeeperSM Series
       Growth and Income Series                   Research Series

     THE PIMCO VARIABLE INSURANCE TRUST                  PILGRIM VARIABLE INSURANCE TRUST
       PIMCO High Yield Bond Portfolio                     (FORMERLY ING VARIABLE INSURANCE TRUST)
       PIMCO StocksPLUS Growth                             Pilgrim Global Brand Names Fund
          and Income Portfolio                               (formerly ING Global Brand Names Fund)

     PRUDENTIAL SERIES FUND                             PILGRIM VARIABLE PRODUCTS TRUST
       Prudential Jennison Portfolio                       Pilgrim VP MagnaCap Portfolio
       SP Jennison International Growth Portfolio          Pilgrim VP SmallCap Opportunities Portfolio
                                                           Pilgrim VP Growth Opportunities Portfolio
     PROFUNDS
       ProFund VP Bull
       ProFund VP Small-Cap
       Profound VP Europe 30

Internet TollkeeperSM is a service mark of Goldman, Sachs & Co.


5.   EXPENSES
The Contract has insurance features and investment features, and there are charges related to each. For the insurance features, the Company deducts an annual contract administrative charge of $30, and if you invest in an investment portfolio, a mortality and expense risk charge and an asset-based administrative charge. The mortality and expense risk charge and the asset-based administrative charge are deducted daily directly from your contract value in the investment portfolios. The mortality and expense risk charge (depending on the death benefit you choose) and the asset-based administrative charge, on an annual basis, are as follows:

                                                                DVA PLUS PROFILE

121272                                  3

                                           STANDARD      ANNUAL RATCHET ENHANCED
                                         DEATH BENEFIT        DEATH BENEFIT
     Mortality & Expense Risk Charge         1.10%                1.25%
     Asset-Based Administrative Charge       0.15%                0.15%
                                             -----                -----
          Total                              1.25%                1.40%


Each investment portfolio has charges for investment management fees and other expenses. These charges, which vary by investment portfolio, currently range from 0.55% to 1.86% annually (see following table) of the portfolio's average daily net asset balance.

If you withdraw money from your Contract, or if you begin receiving annuity payments, we may deduct a premium tax of 0%-3.5% to pay to your state.

We deduct a surrender charge if you surrender your Contract or withdraw an amount exceeding the free withdrawal amount. The free withdrawal amount in any year is 15% of your contract value on the date of the withdrawal less any prior withdrawals during that contract year. The following table shows the schedule of the surrender charge that will apply. The surrender charge is a percent of each premium payment.

     COMPLETE YEARS ELAPSED          0     1     2    3    4    5    6    7+
         SINCE PREMIUM PAYMENT
     SURRENDER CHARGE                7%    6%    5%   4%   3%   2%   1%   0%

The following table is designed to help you understand the Contract charges. The "Total Annual Insurance Charges" column includes the maximum mortality and expense risk charge, the asset-based administrative charge, and reflects the annual contract administrative charge as 0.04% (based on an average contract value of $81,000). The "Total Annual Investment Portfolio Charges" column reflects the portfolio charges for each portfolio and is based on actual expenses as of December 31, 2000, except for: (i) portfolios that commenced operations during 2000 or 2001 where the charges have been estimated, and (ii) newly formed portfolios where the charges have been estimated. The column "Total Annual Charges" reflects the sum of the previous two columns. The columns under the heading "Examples" show you how much you would pay under the Contract for a 1-year period and for a 10-year period.

As required by the Securities and Exchange Commission, the examples assume that you invested $1,000 in a Contract that earns 5% annually and that you withdraw your money at the end of Year 1 or at the end of Year 10. The 1-Year examples above include a 7% surrender charge. For Years 1 and 10, the examples show the total annual charges assessed during that time and assume that you have elected the Annual Ratchet Enhanced Death Benefit. For these examples, the premium tax is assumed to be 0%.

                                                                DVA PLUS PROFILE

121272                                  4

----------------------------------------------------------------------------------------------------------------------
                                                                                                    EXAMPLES:
                                                   TOTAL ANNUAL                                     ---------
                                TOTAL ANNUAL        INVESTMENT            TOTAL           TOTAL CHARGES AT THE END OF:
                                  INSURANCE          PORTFOLIO           ANNUAL
INVESTMENT PORTFOLIO               CHARGES            CHARGES            CHARGES           1 YEAR           10 YEARS
----------------------------------------------------------------------------------------------------------------------

THE GCG TRUST
Liquid Asset                        1.44%              0.55%              1.99%             $  90            $232
----------------------------------------------------------------------------------------------------------------------
Limited Maturity Bond               1.44%              0.55%              1.99%             $  90            $232
----------------------------------------------------------------------------------------------------------------------
Core Bond                           1.44%              1.01%              2.45%             $  95            $279
----------------------------------------------------------------------------------------------------------------------
Fully Managed                       1.44%              0.95%              2.39%             $  94            $273
----------------------------------------------------------------------------------------------------------------------
Total Return                        1.44%              0.89%              2.33%             $  94            $267
----------------------------------------------------------------------------------------------------------------------
Asset Allocation Growth             1.44%              1.01%              2.45%             $  95            $279
----------------------------------------------------------------------------------------------------------------------
Equity Income                       1.44%              0.95%              2.39%             $  94            $273
----------------------------------------------------------------------------------------------------------------------
All Cap                             1.44%              1.01%              2.45%             $  95            $279
----------------------------------------------------------------------------------------------------------------------
Growth and Income                   1.44%              1.11%              2.55%             $  96            $289
----------------------------------------------------------------------------------------------------------------------
Real Estate                         1.44%              0.95%              2.39%             $  94            $273
----------------------------------------------------------------------------------------------------------------------
Value Equity                        1.44%              0.95%              2.39%             $  94            $273
----------------------------------------------------------------------------------------------------------------------
Investors                           1.44%              1.01%              2.45%             $  95            $279
----------------------------------------------------------------------------------------------------------------------
International Equity                1.44%              1.26%              2.70%             $  97            $303
----------------------------------------------------------------------------------------------------------------------
Rising Dividends                    1.44%              0.95%              2.39%             $  94            $273
----------------------------------------------------------------------------------------------------------------------
Managed Global                      1.44%              1.26%              2.70%             $  97            $303
----------------------------------------------------------------------------------------------------------------------
Large Cap Value                     1.44%              1.01%              2.45%             $  95            $279
----------------------------------------------------------------------------------------------------------------------
Hard Assets                         1.44%              0.95%              2.39%             $  94            $273
----------------------------------------------------------------------------------------------------------------------
Diversified Mid-Cap                 1.44%              1.01%              2.45%             $  95            $279
----------------------------------------------------------------------------------------------------------------------
Research                            1.44%              0.89%              2.33%             $  94            $267
----------------------------------------------------------------------------------------------------------------------
Capital Growth                      1.44%              1.00%              2.44%             $  95            $278
----------------------------------------------------------------------------------------------------------------------
Capital Appreciation                1.44%              0.95%              2.39%             $  94            $273
----------------------------------------------------------------------------------------------------------------------
Small Cap                           1.44%              0.95%              2.39%             $  94            $273
----------------------------------------------------------------------------------------------------------------------
Mid-Cap Growth                      1.44%              0.89%              2.33%             $  94            $267
----------------------------------------------------------------------------------------------------------------------
Strategic Equity                    1.44%              0.95%              2.39%             $  94            $273
----------------------------------------------------------------------------------------------------------------------
Special Situations                  1.44%              1.11%              2.55%             $  96            $289
----------------------------------------------------------------------------------------------------------------------
Growth                              1.44%              1.00%              2.44%             $  95            $278
----------------------------------------------------------------------------------------------------------------------
Developing World                    1.44%              1.76%              3.20%             $102             $350
----------------------------------------------------------------------------------------------------------------------
Internet Tollkeeper                 1.44%              1.86%              3.30%             $103             $359
----------------------------------------------------------------------------------------------------------------------

THE PIMCO VARIABLE INSURANCE TRUST
PIMCO High Yield Bond               1.44%              0.75%              2.19%             $  92            $252
----------------------------------------------------------------------------------------------------------------------
PIMCO StocksPLUS
  Growth and Income                 1.44%              0.65%              2.09%             $  91            $242
----------------------------------------------------------------------------------------------------------------------

PILGRIM VARIABLE INSURANCE TRUST
----------------------------------------------------------------------------------------------------------------------
Pilgrim Global
  Brand Names                       1.44%              1.23%              2.67%             $  97            $300
----------------------------------------------------------------------------------------------------------------------

THE PRUDENTIAL SERIES FUND
Prudential Jennison                 1.44%              1.04%              2.48%             $  95            $282
----------------------------------------------------------------------------------------------------------------------
SP Jennison
  International Growth              1.44%              1.64%              3.08%             $  101            $339
----------------------------------------------------------------------------------------------------------------------

PILGRIM VARIABLE PRODUCTS TRUST
Pilgrim VP MagnaCap                 1.44%              1.10%              2.54%             $  96            $288
----------------------------------------------------------------------------------------------------------------------
Pilgrim VP SmallCap
  Opportunities                     1.44%              1.10%              2.54%             $  96            $288
----------------------------------------------------------------------------------------------------------------------
Pilgrim VP Growth
  Opportunities                     1.44%              1.10%              2.54%             $  96            $288
----------------------------------------------------------------------------------------------------------------------

PROFUNDS
----------------------------------------------------------------------------------------------------------------------
ProFund VP Bull                     1.44%              1.80%              3.24%             $103             $354
----------------------------------------------------------------------------------------------------------------------
ProFund VP Small-Cap                1.44%              1.80%              3.24%             $103             $354
----------------------------------------------------------------------------------------------------------------------
ProFund VP Europe 30                1.44%              1.75%              3.19%             $102             $349
----------------------------------------------------------------------------------------------------------------------

                                                                DVA PLUS PROFILE

121272                                  5

The "Total Annual Investment Portfolio Charges" column above reflects current expense reimbursements for applicable investment portfolios. The 1 Year examples above include a 7% surrender charge. For more detailed information, see "Fees and Expenses" in the prospectus for the Contract.


6.   TAXES
Under a qualified Contract, your premiums are generally pre-tax contributions and accumulate on a tax-deferred basis. Premiums and earnings are generally taxed as income when you make a withdrawal or begin receiving annuity payments, presumably when you are in a lower tax bracket.

Under a non-qualified Contract, premiums are paid with after-tax dollars, and any earnings will accumulate tax-deferred. You will generally be taxed on these earnings, but not on premiums, when you make a withdrawal or begin receiving annuity payments.

For owners of most qualified Contracts, when you reach age 70 1/2 (or, in some cases, retire), you will be required by federal tax laws to begin receiving payments from your annuity or risk paying a penalty tax. In those cases, we can calculate and pay you the minimum required distribution amounts at your request. If you are younger than 59 1/2 when you take money out, in most cases, you will be charged a 10% federal penalty tax on the taxable amount withdrawn.

7.   WITHDRAWALS
You can withdraw your money at any time during the accumulation phase. You may elect in advance to take systematic withdrawals which are described on page 9. Withdrawals above the free withdrawal amount may be subject to a surrender charge. We will apply a market value adjustment if you withdraw your money from the fixed account more than 30 days before the applicable maturity date. Income taxes and a penalty tax may apply to amounts withdrawn.

8.   PERFORMANCE

The value of your Contract will fluctuate depending on the investment performance of the portfolio(s) you choose. The following chart shows average annual total return for each portfolio that was in operation for at least the entire calendar year of 2000. These numbers reflect the deduction of the mortality and expense risk charge (based on the Annual Ratchet Enhanced Death Benefit), the asset-based administrative charge and the annual contract fee, but do not reflect deductions for surrender charges, if any. If surrender charges were reflected, they would have the effect of reducing performance. Please keep in mind that past performance is not a guarantee of future results.

                                                                DVA PLUS PROFILE

121272                                  6

                                                                           CALENDAR YEAR
INVESTMENT PORTFOLIO                                            2000            1999            1998

Managed by A I M  Capital Management, Inc.
     Capital Appreciation(1)                                   -16.44%          22.86%          11.06%
     Strategic Equity(2)                                       -13.71%          54.02%          -0.61%
------------------------------------------------------------------------------------------------------
Managed by Alliance Capital Management L.P.
     Capital Growth(2)                                         -18.31%          23.76%          10.37%
------------------------------------------------------------------------------------------------------
Managed by Baring International Investment Limited
     Developing World(2)                                       -34.76%          59.36%             --
     Hard Assets(2)                                             -6.10%          21.62%         -30.61%
------------------------------------------------------------------------------------------------------
Managed by Capital Guardian Trust Company
     Managed Global(3)                                         -15.79%          60.98%          27.47%
     Small Cap(3)                                              -19.43%          48.46%          19.25%
------------------------------------------------------------------------------------------------------
Managed by Eagle Asset Management, Inc.
     Value Equity                                                7.22%          -0.93%           0.09%
------------------------------------------------------------------------------------------------------
Managed by ING Investment Management, LLC
     Limited Maturity Bond                                       6.19%          -0.32%           5.33%
     Liquid Asset                                                4.53%           3.23%           3.54%
------------------------------------------------------------------------------------------------------
Managed by Janus Capital Corporation
     Growth(2)                                                 -23.11%          75.61%          25.01%
------------------------------------------------------------------------------------------------------
Managed by Kayne Anderson Investment Rudnick Management, LLC
     Rising Dividends                                           -3.51%          14.22%          12.50%
------------------------------------------------------------------------------------------------------
Managed by Massachusetts Financial Services Company
     Mid-Cap Growth                                              6.63%          76.52%          21.06%
     Research                                                   -5.91%          22.45%          21.29%
     Total Return                                               14.84%           1.89%           9.99%
------------------------------------------------------------------------------------------------------
Managed By Pacific Investment Management Company
     Core Bond(5)                                               -0.49%          -9.94%          10.25%
------------------------------------------------------------------------------------------------------
Managed by The Prudential Investment Corporation
     Real Estate(4)                                             29.13%          -5.19%         -14.70%
------------------------------------------------------------------------------------------------------
Managed by T. Rowe Price Associates, Inc.
     Equity Income(2)                                           11.32%          -2.15%           6.71%
     Fully Managed                                              20.23%           5.39%           4.37%
------------------------------------------------------------------------------------------------------
Managed By Pacific Investment Management Company
     PIMCO High Yield Bond                                      -2.28%           1.54%             --
     PIMCO StocksPLUS Growth and Income                        -10.79%          18.14%             --
------------------------------------------------------------------------------------------------------
Managed by Jennison Associates LLC
     Prudential Jennison                                           --              --              --
------------------------------------------------------------------------------------------------------

-------------------------
(1)  Prior to April 1, 1999, a different firm managed the Portfolio.

(2)  Prior to March 1, 1999, a different firm managed the Portfolio.

(3)  Prior to February 1, 2000, a different firm managed the Portfolio.

(4)  Prior to May 1, 2000, a different firm managed the Portfolio.

(5) Prior to May 1, 2001, a different firm managed the Portfolio using a different investment style.



9.   DEATH BENEFIT
You may choose (i) the Standard Death Benefit, or (ii) the Annual Ratchet Enhanced Death Benefit. The Annual Ratchet Enhanced Death Benefit is available only if the contract owner or the annuitant (if the contract owner is not an individual) is less than 80 years old at the time of purchase. The Annual Ratchet Enhanced Death Benefit may not be available where a Contract is held by joint owners.

The death benefit is payable when the first of the following persons dies: the contract owner, joint owner, or annuitant (if a contract owner is not an individual). Assuming you are the contract owner, if you die during the accumulation phase, your beneficiary will receive a death benefit unless the beneficiary is your surviving

                                                                DVA PLUS PROFILE

121272                                  7
spouse and elects to continue the Contract. The death benefit paid depends on the death benefit you have chosen. The death benefit value is calculated at the close of the business day on which we receive written notice and due proof of death, as well as required claim forms, at our Customer Service Center. If your beneficiary elects to delay receipt of the death benefit until a date after the time of your death, the amount of the benefit payable in the future may be affected. If you die after the annuity start date and you are the annuitant, your beneficiary will receive the death benefit you chose under the annuity option then in effect.

The death benefit may be subject to certain mandatory distribution rules required by federal tax law.

Under the STANDARD DEATH BENEFIT, if you die before the annuity start date, your beneficiary will receive the greatest of:

     1)   the contract value;

     2) the total premium payments made under the Contract after subtracting any withdrawals; or

     3)   the cash surrender value.

Under the ANNUAL RATCHET ENHANCED DEATH BENEFIT, if you die before the annuity start date, your beneficiary will receive the greatest of:

     1)   the contract value;

     2) the total premium payments made under the Contract after subtracting any withdrawals;

     3)   the cash surrender value; or

     4) the enhanced death benefit, which is determined as follows: On each contract anniversary that occurs on or before the contract owner turns age 80, we compare the prior enhanced death benefit to the contract value and select the larger amount as the new enhanced death benefit. On all other days, the enhanced death benefit is the following amount:
          On a daily basis we first take the enhanced death benefit from the preceding day (which would be the initial premium if the preceding day is the contract date), then we add additional premiums paid since the preceding day, and then we subtract any withdrawals made since the preceding day (including any market value adjustment applied to such withdrawal), and then we subtract for any associated surrender charges. That amount becomes the new enhanced death benefit.

Note: In all cases described above, the amount of the death benefit could be reduced by premium taxes owed and withdrawals not previously deducted.

10.  OTHER INFORMATION
     FREE LOOK. If you cancel the Contract within 10 days after you receive it, you will receive a full refund of your contract value. We determine your contract value at the close of business on the day we receive your written refund request. For purposes of the refund during the free look period, we will include a refund of any charges deducted from your contract value. Because of the market risks associated with investing in the portfolios, the contract value returned may be greater or less than the premium you paid.

     TRANSFERS AMONG INVESTMENT PORTFOLIOS AND THE FIXED ACCOUNT. You can make transfers among your investment portfolios and your investment in the fixed account as frequently as you wish without any current tax implications. The minimum amount for a transfer is $100. There is currently no charge for transfers, and we do not limit the number of transfers allowed. The Company may, in the future, charge a $25 fee for any transfer after the twelfth transfer in a contract year or limit the number of transfers allowed. Keep in mind that if you transfer or otherwise withdraw your money from the fixed account more than 30 days before the applicable maturity date, we will apply a market value adjustment. A market value adjustment could increase or decrease your contract value and/or the amount you transfer or withdraw.



                                                                DVA PLUS PROFILE

121272                                 8

     NO PROBATE. In most cases, when you die, the person you choose as your beneficiary will receive the death benefit without going through probate. See "Federal Tax Considerations -- Taxation of Death Benefit Proceeds" in the prospectus.

     ADDITIONAL FEATURES. This Contract has other features that may interest you. These include:

          Dollar Cost Averaging. This is a program that allows you to invest a fixed amount of money in the investment portfolios each month, which may give you a lower average cost per unit over time than a single one-time purchase. Dollar cost averaging requires regular investments regardless of fluctuating price levels, and does not guarantee profits or prevent losses in a declining market. This option is currently available only if you have $1,200 or more in the Limited Maturity Bond or the Liquid Asset investment portfolios or in the fixed account with a 1-year guaranteed interest period. Transfers from the fixed account under this program will not be subject to a market value adjustment.

          Systematic Withdrawals. During the accumulation phase, you can arrange to have money sent to you at regular intervals throughout the year. Within limits these withdrawals will not result in any surrender charge. Withdrawals from your money in the fixed account under this program are not subject to a market value adjustment. Of course, any applicable income and penalty taxes will apply on amounts withdrawn.

          Automatic Rebalancing. If your contract value is $10,000 or more, you may elect to have the Company automatically readjust the money between your investment portfolios periodically to keep the blend you select. Investments in the fixed account are not eligible for automatic rebalancing.

11.  INQUIRIES
If you need more information after reading this profile and the prospectus, please contact us at:

     CUSTOMER SERVICE CENTER
     1000 WOODBURY ROAD, SUITE 102
     WOODBURY, NEW YORK 11797
     (800) 963-9539

or your registered representative.

                                                                DVA PLUS PROFILE

121272                                 9

                       This page intentionally left blank.

--------------------------------------------------------------------------------
RELIASTAR LIFE INSURANCE COMPANY OF NEW YORK
SEPARATE ACCOUNT NY-B OF RELIASTAR LIFE INSURANCE
COMPANY OF NEW YORK

           DEFERRED COMBINATION VARIABLE AND FIXED ANNUITY PROSPECTUS
                              GOLDENSELECT DVA PLUS
--------------------------------------------------------------------------------


                                                               JANUARY 2, 2002


     This prospectus describes GOLDENSELECT DVA PLUS, an individual deferred variable annuity contract (the "Contract") offered by ReliaStar Life
Insurance Company of New York ("ReliaStar of NY," the "Company," "we" or "our"). The Contract is available in connection with certain retirement plans that qualify for special federal income tax treatment ("qualified Contracts") as well as those that do not qualify for such treatment ("non-qualified Contracts").


     The Contract provides a means for you to invest your premium payments in one or more of the mutual fund investment portfolios. You may also allocate premium payments to our Fixed Account with guaranteed interest periods. Your contract value will vary daily to reflect the investment performance of the investment portfolio(s) you select and any interest credited to your allocations in the Fixed Account. The investment portfolios available under your Contract and the portfolio managers are listed on the back of this cover.


     We will credit your Fixed Interest Allocation(s) with a fixed rate of interest. We set the interest rates periodically. We will not set the interest rate to be less than a minimum annual rate of 3%. You may choose guaranteed interest periods of 1, 3, 5, 7 and 10 years. The interest earned on your money as well as your principal is guaranteed as long as you hold them until the maturity date. If you take your money out from a Fixed Interest Allocation more than 30 days before the applicable maturity date, we will apply a market value adjustment ("Market Value Adjustment"). A Market Value Adjustment could increase or decrease your contract value and/or the amount you take out. You bear the risk that you may receive less than your principal if we take a Market Value Adjustment. You have a right to return a Contract within 10 days after you receive it for a full refund of the contract value (which may be more or less than the premium payments you paid).


     This prospectus provides information that you should know before investing and should be kept for future reference. A Statement of Additional Information ("SAI"), dated January 2, 2002, has been filed with the Securities and Exchange Commission ("SEC"). It is available without charge upon request. To obtain a copy of this document, write to our Customer Service Center at 1000 Woodbury Road, Suite 102, Woodbury, New York 11797 or call (800) 963-9539, or access the SEC's website (http://www.sec.gov). The table of contents of the SAI is on the last page of this prospectus and the SAI is made part of this prospectus by reference.


THE SECURITIES AND EXCHANGE COMMISSION HAS NOT APPROVED OR DISAPPROVED THESE SECURITIES OR PASSED UPON THE ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


AN INVESTMENT IN ANY SUBACCOUNT THROUGH THE GCG TRUST, THE PIMCO VARIABLE INSURANCE TRUST, THE PILGRIM VARIABLE INSURANCE TRUST, THE PRUDENTIAL SERIES FUND, INC., THE PILGRIM VARIABLE PRODUCTS TRUST, OR THE PROFUNDS IS NOT A BANK DEPOSIT AND IS NOT INSURED OR GUARANTEED BY A BANK OR BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY.

THIS PROSPECTUS MUST BE ACCOMPANIED BY A CURRENT PROSPECTUS FOR THE GCG TRUST, THE PIMCO VARIABLE INSURANCE TRUST, THE PILGRIM VARIABLE INSURANCE TRUST, THE PRUDENTIAL SERIES FUND, INC., THE PILGRIM VARIABLE PRODUCTS TRUST, AND THE PROFUNDS


--------------------------------------------------------------------------------
THE INVESTMENT PORTFOLIOS AND THE MANAGERS ARE LISTED ON THE BACK OF THIS COVER.
--------------------------------------------------------------------------------
NYDVAP-109649

     The investment portfolios available under your Contract and the portfolio managers are:


A I M CAPITAL MANAGEMENT, INC.
     Capital Appreciation Series
     Strategic Equity Series

ALLIANCE CAPITAL MANAGEMENT L. P.
     Capital Growth Series

BARING INTERNATIONAL INVESTMENT LIMITED (AN AFFILIATE)
     Developing World Series
     Hard Assets Series

CAPITAL GUARDIAN TRUST COMPANY
     Large Cap Value Series
     Managed Global Series
     Small Cap Series

EAGLE ASSET MANAGEMENT, INC
     Value Equity Series

FIDELITY MANAGEMENT & RESEARCH COMPANY
     Asset Allocation Growth Series
     Diversified Mid-Cap Series

GOLDMAN SACHS ASSET MANAGEMENT
     Internet TollkeeperSM Series

ING INVESTMENT MANAGEMENT, LLC
  (AN AFFILIATE)
     Limited Maturity Bond Series
     Liquid Asset Series

ING PILGRIM INVESTMENTS, LLC
  (AN AFFILIATE)
     International Equity Series

JANUS CAPITAL CORPORATION
     Growth Series
     Growth and Income Series
     Special Situations Series

KAYNE ANDERSON RUDNICK INVESTMENT
  MANAGEMENT, LLC
     Rising Dividends Series

MASSACHUSETTS FINANCIAL SERVICES COMPANY
     Mid-Cap Growth Series
     Research Series
     Total Return Series

PACIFIC INVESTMENT MANAGEMENT COMPANY
     Core Bond Series (formerly
     Global Fixed Income Series)

PRUDENTIAL INVESTMENT CORPORATION
     Real Estate Series

SALOMON BROTHERS ASSET MANAGEMENT, INC
     All Cap Series
     Investors Series

T. ROWE PRICE ASSOCIATES, INC.
     Equity Income Series
     Fully Managed Series

PACIFIC INVESTMENT MANAGEMENT COMPANY
     PIMCO High Yield Bond Portfolio
     PIMCO StocksPLUS Growth and Income Portfolio

ING INVESTMENT MANAGEMENT ADVISORS B.V.
  (AN AFFILIATE)
     Pilgrim Global Brand Names Fund
      (formerly ING Global Brand Names Fund)

JENNISON ASSOCIATES LLC
     Prudential Jennison Portfolio
     SP Jennison International Growth Portfolio

ING PILGRIM INVESTMENTS, LLC
  (AN AFFILIATE)
     Pilgrim VP Growth Opportunities Portfolio
     Pilgrim VP MagnaCap Portfolio
     Pilgrim VP SmallCap Opportunities Portfolio

PROFUND ADVISORS LLC
     ProFund VP Bull
     ProFund VP Europe 30
     ProFund VP Small-Cap

     Internet TollkeeperSM Series is a service mark of Goldman, Sachs & Co.


The above mutual fund investment portfolios are purchased and held by corresponding divisions of our Separate Account NY-B. We refer to the divisions as "subaccounts" and the money you place in the Fixed Account's guaranteed interest periods as "Fixed Interest Allocations" in this prospectus.

NYDVAP-109649

--------------------------------------------------------------------------------
                                TABLE OF CONTENTS
--------------------------------------------------------------------------------

                                                                            PAGE
Index of Special Terms....................................................     1
Fees and Expenses.........................................................     2
Performance Information...................................................     8
      Accumulation Unit...................................................     8
      Net Investment Factor...............................................     8
      Condensed Financial Information.....................................     9
      Financial Statements................................................     9
      Performance Information.............................................     9
ReliaStar Life Insurance Company of New York..............................    10
The Trusts................................................................    10
ReliaStar of NY Separate Account NY-B.....................................    11
The Investment Portfolios.................................................    12
      Investment Objectives...............................................    12
      Investment Management Fees and Other Expenses.......................    17
The Fixed Interest Allocation.............................................    18
      Selecting a Guaranteed Interest Period..............................    18
      Guaranteed Interest Rates...........................................    18
      Transfers from a Fixed Interest Allocation..........................    19
      Withdrawals from a Fixed Interest Allocation........................    19
      Market Value Adjustment.............................................    20
The Annuity Contract......................................................    20
      Contract Date and Contract Year ....................................    21
      Annuity Start Date..................................................    21
      Contract Owner......................................................    21
      Annuitant...........................................................    21
      Beneficiary.........................................................    22
      Purchase and Availability of the Contract...........................    22
      Crediting of Premium Payments.......................................    22
      Administrative Procedures...........................................    23
      Contract Value......................................................    23
      Cash Surrender Value................................................    24
      Surrendering to Receive the Cash Surrender Value....................    24
      The Subaccounts.....................................................    24
      Addition, Deletion or Substitution of Subaccounts and Other Changes.    25
      The Fixed Account...................................................    25
      Other Important Provisions..........................................    25
Withdrawals...............................................................    25
      Regular Withdrawals.................................................    26
      Systematic Withdrawals..............................................    26
      IRA Withdrawals.....................................................    27
Transfers Among Your Investments..........................................    28
      Transfers by Third Parties..........................................    28
      Dollar Cost Averaging...............................................    28
      Automatic Rebalancing...............................................    29
Death Benefit Choices.....................................................    29
      Death Benefit During the Accumulation Phase.........................    29
          Standard Death Benefit..........................................    30
          Annual Ratchet Enhanced Death Benefit...........................    30
      Death Benefit During the Income Phase...............................    30


NYDVAP-121272                         i

--------------------------------------------------------------------------------
                          TABLE OF CONTENTS (CONTINUED)
--------------------------------------------------------------------------------

                                                                            PAGE
      Required Distributions upon Contract Owner's Death..................    30
Charges and Fees..........................................................    31
      Charge Deduction Subaccount.........................................    31
      Charges Deducted from the Contract Value............................    31
          Surrender Charge................................................    31
          Free Withdrawal Amount..........................................    32
          Surrender Charge for Excess Withdrawals.........................    32
          Premium Taxes...................................................    32
          Administrative Charge...........................................    32
          Transfer Charge.................................................    32
      Charges Deducted from the Subaccounts...............................    33
          Mortality and Expense Risk Charge...............................    33
          Asset-Based Administrative Charge...............................    33
      Trust Expenses......................................................    33
The Annuity Options.......................................................    33
      Annuitization of Your Contract......................................    33
      Selecting the Annuity Start Date....................................    34
      Frequency of Annuity Payments.......................................    34
      The Annuity Options.................................................    34
          Income for a Fixed Period.......................................    34
          Income for Life with a Period Certain...........................    35
          Joint Life Income...............................................    35
          Annuity Plan....................................................    35
      Payment When Named Person Dies......................................    35
Other Contract Provisions.................................................    35
      Reports to Contract Owners..........................................    35
      Suspension of Payments..............................................    35
      In Case of Errors in Your Application...............................    36
      Assigning the Contract as Collateral................................    36
      Contract Changes-Applicable Tax Law.................................    36
      Free Look...........................................................    36
      Group or Sponsored Arrangements.....................................    36
      Selling the Contract................................................    36
Other Information.........................................................    37
      Voting Rights.......................................................    37
      State Regulation....................................................    37
      Legal Proceedings...................................................    38
      Legal Matters.......................................................    38
      Experts.............................................................    38
Federal Tax Considerations................................................    38
More Information About ReliaStar Life Insurance Company of New York.......    44
Financial Statements of ReliaStar Life Insurance Company of New York......    56
Statement of Additional Information
      Table of Contents...................................................    76
Appendix A
      Condensed Financial Information.....................................    A1
Appendix B
      Market Value Adjustment Examples....................................    B1
Appendix C
      Surrender Charge for Excess Withdrawals Example.....................    C1


NYDVAP-121272                          ii

--------------------------------------------------------------------------------
                             INDEX OF SPECIAL TERMS
--------------------------------------------------------------------------------

The following special terms are used throughout this prospectus. Refer to the page(s) listed for an explanation of each term:

SPECIAL TERM                                          PAGE
Accumulation Unit                                       8
Annual Ratchet Enhanced Death Benefit                  30
Annuitant                                              21
Annuity Start Date                                     21
Cash Surrender Value                                   24
Contract Date                                          21
Contract Owner                                         21
Contract Value                                         23
Contract Year                                          21
Fixed Interest Allocation                              18
Free Withdrawal Amount                                 32
Market Value Adjustment                                20
Net Investment Factor                                   8
Standard Death Benefit                                 30

The following terms as used in this prospectus have the same or substituted meanings as the corresponding terms currently used in the Contract:

TERM USED IN THIS PROSPECTUS            CORRESPONDING TERM USED IN THE CONTRACT
Accumulation Unit Value                 Index of Investment Experience
Annuity Start Date                      Annuity Commencement Date
Contract Owner                          Owner or Certificate Owner
Contract Value                          Accumulation Value
Transfer Charge                         Excess Allocation Charge
Fixed Interest Allocation               Fixed Allocation
Free Look Period                        Right to Examine Period
Guaranteed Interest Period              Guarantee Period
Subaccount(s)                           Division(s)
Net Investment Factor                   Experience Factor
Regular Withdrawals                     Conventional Partial Withdrawals
Withdrawals                             Partial Withdrawals

--------------------------------------------------------------------------------

NYDVAP-121272                          1

--------------------------------------------------------------------------------
                                FEES AND EXPENSES
--------------------------------------------------------------------------------

CONTRACT OWNER TRANSACTION EXPENSES*
      Surrender Charge:

     COMPLETE YEARS ELAPSED          0     1     2    3    4    5    6    7+
         SINCE PREMIUM PAYMENT
     SURRENDER CHARGE                7%    6%    5%   4%   3%   2%   1%   0%


     Transfer Charge.............................................     None**
     * If you invested in a Fixed Interest Allocation, a Market Value Adjustment may apply to certain transactions. This may increase or decrease your contract value and/or your transfer or surrender amount.
     ** We may in the future charge $25 per transfer if you make more than 12 transfers in a contract year.

ANNUAL CONTRACT ADMINISTRATIVE CHARGE
      Administrative Charge......................................     $ 30
     (We waive this charge if the total of your premium payments is $100,000 or more, or if your contract value at the end of a contract year is $100,000 or more.)

SEPARATE ACCOUNT NY-B ANNUAL CHARGES***
                                             STANDARD     ENHANCED DEATH BENEFIT
                                           DEATH BENEFIT      ANNUAL RATCHET
     Mortality and Expense Risk Charge.....    1.10%                1.25%
     Asset-Based Administrative Charge.....    0.15%                0.15%
                                               -----                -----
     Total Separate Account Charges........    1.25%                1.40%

     *** As a percentage of average assets in each subaccount. The mortality and expense risk charge and the asset-based administrative charge are deducted daily.

NYDVAP-121272                           2

THE GCG TRUST ANNUAL EXPENSES (as a percentage of the average daily net assets of a portfolio):


--------------------------------------------------------------------------------
                                MANAGEMENT            OTHER             TOTAL
PORTFOLIO                         FEE(1)           EXPENSES(2)       EXPENSES(3)
--------------------------------------------------------------------------------
Liquid Asset                       0.54%              0.01%              0.55%
--------------------------------------------------------------------------------
Limited Maturity Bond              0.54%              0.01%              0.55%
--------------------------------------------------------------------------------
Core Bond                          1.00%              0.01%              1.01%
--------------------------------------------------------------------------------
Fully Managed                      0.94%              0.01%              0.95%
--------------------------------------------------------------------------------
Total Return                       0.88%              0.01%              0.89%
--------------------------------------------------------------------------------
Asset Allocation Growth            1.00%              0.01%              1.01%
--------------------------------------------------------------------------------
Equity Income                      0.94%              0.01%              0.95%
--------------------------------------------------------------------------------
All Cap                            1.00%              0.01%              1.01%
--------------------------------------------------------------------------------
Growth and Income                  1.10%              0.01%              1.11%
--------------------------------------------------------------------------------
Real Estate                        0.94%              0.01%              0.95%
--------------------------------------------------------------------------------
Value Equity                       0.94%              0.01%              0.95%
--------------------------------------------------------------------------------
Investors                          1.00%              0.01%              1.01%
--------------------------------------------------------------------------------
International Equity               1.25%              0.01%              1.26%
--------------------------------------------------------------------------------
Rising Dividends                   0.94%              0.01%              0.95%
--------------------------------------------------------------------------------
Managed Global                     1.25%              0.01%              1.26%
--------------------------------------------------------------------------------
Large Cap Value                    1.00%              0.01%              1.01%
--------------------------------------------------------------------------------
Hard Assets                        0.94%              0.01%              0.95%
--------------------------------------------------------------------------------
Diversified Mid-Cap                1.00%              0.01%              1.01%
--------------------------------------------------------------------------------
Research                           0.88%              0.01%              0.89%
--------------------------------------------------------------------------------
Capital Growth                     0.99%              0.01%              1.00%
--------------------------------------------------------------------------------
Capital Appreciation               0.94%              0.01%              0.95%
--------------------------------------------------------------------------------
Small Cap                          0.94%              0.01%              0.95%
--------------------------------------------------------------------------------
Mid-Cap Growth                     0.88%              0.01%              0.89%
--------------------------------------------------------------------------------
Strategic Equity                   0.94%              0.01%              0.95%
--------------------------------------------------------------------------------
Special Situations                 1.10%              0.01%              1.11%
--------------------------------------------------------------------------------
Growth                             0.99%              0.01%              1.00%
--------------------------------------------------------------------------------
Developing World                   1.75%              0.01%              1.76%
--------------------------------------------------------------------------------
Internet Tollkeeper                1.85%              0.01%              1.86%
--------------------------------------------------------------------------------

     (1) Fees decline as the total assets of certain combined portfolios increase. See the prospectus for The GCG Trust for more information.

     (2) Other expenses generally consist of independent trustees fees and certain expenses associated with investing in international markets. Other expenses are based on actual expenses for the year ended December 31, 2000, except for (i) portfolios that commenced operations in 2000 and (ii) newly formed portfolios where the charges have been estimated.

     (3) Total Expenses are based on actual expenses for the fiscal year ended December 31, 2000.

NYDVAP-121272                           3

THE PIMCO VARIABLE INSURANCE TRUST ANNUAL EXPENSES (as a percentage of the average daily net assets of a portfolio):

--------------------------------------------------------------------------------------------------------------------
                                                                              OTHER EXPENSES        TOTAL EXPENSES
                                 MANAGEMENT       SERVICE       OTHER          AFTER EXPENSE         AFTER EXPENSE
PORTFOLIO                            FEE            FEE      EXPENSES(1)     REIMBURSEMENT(2)       REIMBURSEMENT(2)
--------------------------------------------------------------------------------------------------------------------
PIMCO High Yield Bond               0.25%          0.15%        0.35%              0.35%                  0.75%

PIMCO StocksPLUS Growth and
   Income                           0.40%          0.15%        0.11%              0.10%                  0.65%
--------------------------------------------------------------------------------------------------------------------

     (1) "Other Expenses" reflects a 0.35% administrative fee for the High Yield Bond Portfolio and a 0.10% administrative fee and 0.01% representing organizational expenses and pro rata Trustees' fees for the StocksPLUS Growth and Income Portfolio.

     (2) PIMCO has contractually agreed to reduce total annual portfolio operating expenses to the extent they would exceed, due to the payment of organizational expenses and Trustees' fees, 0.75% and 0.65% of average daily net assets for the PIMCO High Yield Bond and StocksPLUS Growth and Income Portfolios, respectively. Without such reductions, Total Annual Expenses for the fiscal year ended December 31, 2000 would have been 0.75% and 0.66% for the PIMCO High Yield Bond and StocksPLUS Growth and Income Portfolios, respectively. Under the Expense Limitation Agreement, PIMCO may recoup these waivers and reimbursements in future periods, not exceeding three years, provided total expenses, including such recoupment, do not exceed the annual expense limit.

PILGRIM VARIABLE INSURANCE TRUST ANNUAL EXPENSES (as a percentage of the average daily net assets of the portfolio)(1):

------------------------------------------------------------------------------------------------------------------
                                   INVESTMENT                                 TOTAL                      TOTAL NET
                                   MANAGEMENT      12B-1        OTHER       PORTFOLIO     WAIVER BY      PORTFOLIO
PORTFOLIO                             FEE           FEE       EXPENSES      EXPENSES      ADVISER(2)      EXPENSES
------------------------------------------------------------------------------------------------------------------
Pilgrim Global Brand Names           1.00%         0.25%       1.72%         2.97%          1.74%          1.23%
------------------------------------------------------------------------------------------------------------------

     (1) The table shows the estimated operating expenses for the Portfolio as a ratio of expenses to average daily net assets. These estimates are based on the Portfolio's actual operating expenses for its most recent complete fiscal year and fee waivers to which the Adviser has agreed for the Portfolio.

     (2) ING Mutual Funds Management Co. LLC, the Portfolio's Investment Manager, has entered into a written expense limitation agreement with the Portfolio, under which it will limit expenses of the Portfolio, excluding interest, taxes, brokerage and extraordinary expenses, subject to possible reimbursement to ING Mutual Funds Management Co. LLC within three years. The amount of the Portfolio's expenses waived or reimbursed during the last fiscal year by ING Mutual Funds Management Co. LLC is shown under the heading "Waiver by Adviser." The expense limits will continue through at least December 31, 2001.

THE PRUDENTIAL SERIES FUND ANNUAL EXPENSES (as a percentage of the average daily net assets of the portfolio):

---------------------------------------------------------------------------------------------------------------
                                     MANAGEMENT                                   OTHER                TOTAL
PORTFOLIO                                FEE             12B-1 FEE(1)          EXPENSES(2)          EXPENSES(2)
---------------------------------------------------------------------------------------------------------------
Prudential Jennison                     0.60%                0.25%                0.19%                1.04%

SP Jennison International
  Growth                                0.85%                0.25%                0.54%                1.64%
---------------------------------------------------------------------------------------------------------------

     (1) The 12b-1 fees for the Prudential Jennison Portfolio and the SP Jennison International Growth Portfolio are imposed to enable the portfolios to recover certain sales expenses, including compensation to broker-dealers, the cost of printing prospectuses for delivery to prospective investors and advertising costs for the portfolio. Over a long period of time, the total amount of 12b-1 fees paid may exceed the amount of sales charges imposed by the product.

NYDVAP-121272                          4

     (2) Since the SP Jennison International Growth Portfolio had not commenced operations as of December 31, 1999, expenses as shown are based on estimates of the portfolio's operating expenses for the portfolio's first fiscal year.

PILGRIM VARIABLE PRODUCTS TRUST ANNUAL EXPENSES (as a percentage of the average daily net assets of the portfolio)(1):

------------------------------------------------------------------------------------------------------------------
                               INVESTMENT                                   TOTAL                        TOTAL NET
                               MANAGEMENT      SERVICE        OTHER       PORTFOLIO     WAIVER BY        PORTFOLIO
PORTFOLIO                         FEE            FEES      EXPENSES(2)     EXPENSES     ADVISER(3)       EXPENSES
------------------------------------------------------------------------------------------------------------------
Pilgrim VP MagnaCap              0.75%          0.25%         7.15%         8.15%         7.05%            1.10%
------------------------------------------------------------------------------------------------------------------
Pilgrim VP SmallCap
    Opportunities                0.75%          0.25%         0.23%         1.23%         0.13%            1.10%
------------------------------------------------------------------------------------------------------------------
Pilgrim VP Growth
    Opportunities                0.75%          0.25%         1.44%         2.44%         1.34%            1.10%
------------------------------------------------------------------------------------------------------------------

     (1) The table shows the estimated operating expenses for Class S shares of each Portfolio as a ratio of expenses to average daily net assets. These estimates are based on each Portfolio's actual operating expenses for Class R shares for the Trust's most recently completed fiscal year and fee waivers to which ING Pilgrim Investments, LLC, the Portfolios' Adviser, has agreed for each Portfolio.

     (2) Because Class S shares are new for each Portfolio, the Other Expenses for each Portfolio are based on Class R expenses of the Portfolio.

     (3) ING Pilgrim Investments, LLC has entered into written expense limitation agreements with each Portfolio which it advises under which it will limit expenses of the Portfolio, excluding interest, taxes, brokerage and extraordinary expenses, subject to possible reimbursement to ING Pilgrim Investments, LLC within three years. The expense limit for each such Portfolio is shown as "Total Net Portfolio Expenses." For each Portfolio, the expense limits will continue through at least December 31, 2001.

PROFUNDS ANNUAL EXPENSES (as a percentage of the average daily net assets of the portfolio):

---------------------------------------------------------------------------------------------------------------
                                     MANAGEMENT                                   OTHER                TOTAL
PORTFOLIO                                FEE               12B-1 FEE           EXPENSES(2)          EXPENSES(2)
---------------------------------------------------------------------------------------------------------------
ProFund VP Bull                         0.75%                0.25%                0.80%                1.80%
---------------------------------------------------------------------------------------------------------------
ProFund VP Small-Cap                    0.75%                0.25%                0.80%                1.80%
---------------------------------------------------------------------------------------------------------------
ProFund VP Europe 30(1)                 0.75%                0.25%                0.75%                1.75%
---------------------------------------------------------------------------------------------------------------

     (1) Management fees and expenses for the ProFund VP Europe 30 are for the 12-month period ending December 12, 2000.

     (2) Other expenses for the ProFund VP Bull and ProFund VP Small-Cap are estimates as these ProFund Portfolios had not commenced operations as of December 31, 2000.

The purpose of the foregoing tables is to help you understand the various costs and expenses that you will bear directly and indirectly. See the prospectuses of The GCG Trust, The PIMCO Variable Insurance Trust, the Pilgrim Variable Insurance Trust, the Prudential Series Fund, the Pilgrim Variable Products Trust, and the ProFunds for additional information on management or advisory fees and in some cases on other portfolio expenses.


Premium taxes (which currently range from 0% to 3.5% of premium payments) may apply, but are not reflected in the tables above or in the examples below.

NYDVAP-121272                          5

EXAMPLES:
In the following examples, surrender charges may apply if you choose to annuitize within the first 7 contract years. The examples also assume election of the Annual Ratchet Enhanced Death Benefit and are based on an assumed 5% annual return. If you surrender your Contract at the end of the applicable time period, you would pay the following expenses for each $1,000 invested:

--------------------------------------------------------------------------------
                                   1 YEAR      3 YEARS      5 YEARS     10 YEARS
--------------------------------------------------------------------------------
THE GCG TRUST

Liquid Asset                        $ 90         $112         $137         $232
--------------------------------------------------------------------------------
Limited Maturity Bond               $ 90         $112         $137         $232
--------------------------------------------------------------------------------
Core Bond                           $ 95         $126         $161         $279
--------------------------------------------------------------------------------
Fully Managed                       $ 94         $125         $158         $273
--------------------------------------------------------------------------------
Total Return                        $ 94         $123         $155         $267
--------------------------------------------------------------------------------
Asset Allocation Growth             $ 95         $126         $161         $279
--------------------------------------------------------------------------------
Equity Income                       $ 94         $125         $158         $273
--------------------------------------------------------------------------------
All Cap                             $ 95         $126         $161         $279
--------------------------------------------------------------------------------
Growth and Income                   $ 96         $129         $166         $289
--------------------------------------------------------------------------------
Real Estate                         $ 94         $125         $158         $273
--------------------------------------------------------------------------------
Value Equity                        $ 94         $125         $158         $273
--------------------------------------------------------------------------------
Investors                           $ 95         $126         $161         $279
--------------------------------------------------------------------------------
International Equity                $ 97         $134         $173         $303
--------------------------------------------------------------------------------
Rising Dividends                    $ 94         $125         $158         $273
--------------------------------------------------------------------------------
Managed Global                      $ 97         $134         $173         $303
--------------------------------------------------------------------------------
Large Cap Value                     $ 95         $126         $161         $279
--------------------------------------------------------------------------------
Hard Assets                         $ 94         $125         $158         $273
--------------------------------------------------------------------------------
Diversified Mid-Cap                 $ 95         $126         $161         $279
--------------------------------------------------------------------------------
Research                            $ 94         $123         $155         $267
--------------------------------------------------------------------------------
Capital Growth                      $ 95         $126         $160         $278
--------------------------------------------------------------------------------
Capital Appreciation                $ 94         $125         $158         $273
--------------------------------------------------------------------------------
Small Cap                           $ 94         $125         $158         $273
--------------------------------------------------------------------------------
Mid-Cap Growth                      $ 94         $123         $155         $267
--------------------------------------------------------------------------------
Strategic Equity                    $ 94         $125         $158         $273
--------------------------------------------------------------------------------
Special Situations                  $ 96         $129         $166         $289
--------------------------------------------------------------------------------
Growth                              $ 95         $126         $160         $278
--------------------------------------------------------------------------------
Developing World                    $102         $149         $197         $350
--------------------------------------------------------------------------------
Internet Tollkeeper                 $103         $152         $202         $359
--------------------------------------------------------------------------------

THE PIMCO VARIABLE
 INSURANCE TRUST
PIMCO High Yield Bond               $ 92         $119         $147         $252
--------------------------------------------------------------------------------
PIMCO StocksPLUS
  Growth and Income                 $ 91         $115         $142         $242
--------------------------------------------------------------------------------

PILGRIM VARIABLE INSURANCE
       TRUST
--------------------------------------------------------------------------------
Pilgrim Global Brand Names          $ 97         $133         $171         $300
--------------------------------------------------------------------------------

NYDVAP-121272                          6

--------------------------------------------------------------------------------
                                   1 YEAR      3 YEARS      5 YEARS     10 YEARS
--------------------------------------------------------------------------------
THE PRUDENTIAL SERIES FUND
Prudential Jennison                 $ 95         $127         $162         $282
--------------------------------------------------------------------------------
SP Jennison International
  Growth                            $101         $145         $192         $339
--------------------------------------------------------------------------------

PILGRIM VARIABLE PRODUCTS
   TRUST
Pilgrim VP MagnaCap                 $ 96         $129         $165         $288
--------------------------------------------------------------------------------
Pilgrim VP SmallCap Opportunities   $ 96         $129         $165         $288
--------------------------------------------------------------------------------
Pilgrim VP Growth Opportunities     $ 96         $129         $165         $288

PROFUNDS
--------------------------------------------------------------------------------
ProFund VP Bull                     $103         $150         $199         $354
--------------------------------------------------------------------------------
ProFund VP Small-Cap                $103         $150         $199         $354
--------------------------------------------------------------------------------
ProFund VP Europe 30                $102         $148         $197         $349
--------------------------------------------------------------------------------

     If you do not surrender your Contract or if you annuitize on the annuity start date, you would pay the following expenses for each $1,000 invested:

--------------------------------------------------------------------------------
                                   1 YEAR      3 YEARS      5 YEARS     10 YEARS
--------------------------------------------------------------------------------
THE GCG TRUST
--------------------------------------------------------------------------------
Liquid Asset                         $20         $ 62         $107         $232
--------------------------------------------------------------------------------
Limited Maturity Bond                $20         $ 62         $107         $232
--------------------------------------------------------------------------------
Core Bond                            $25         $ 76         $131         $279
--------------------------------------------------------------------------------
Fully Managed                        $24         $ 75         $128         $273
--------------------------------------------------------------------------------
Total Return                         $24         $ 73         $125         $267
--------------------------------------------------------------------------------
Asset Allocation Growth              $25         $ 76         $131         $279
--------------------------------------------------------------------------------
Equity Income                        $24         $ 75         $128         $273
--------------------------------------------------------------------------------
All Cap                              $25         $ 76         $131         $279
--------------------------------------------------------------------------------
Growth and Income                    $26         $ 79         $136         $289
--------------------------------------------------------------------------------
Real Estate                          $24         $ 75         $128         $273
--------------------------------------------------------------------------------
Value Equity                         $24         $ 75         $128         $273
--------------------------------------------------------------------------------
Investors                            $25         $ 76         $131         $279
--------------------------------------------------------------------------------
International Equity                 $27         $ 84         $143         $303
--------------------------------------------------------------------------------
Rising Dividends                     $24         $ 75         $128         $273
--------------------------------------------------------------------------------
Managed Global                       $27         $ 84         $143         $303
--------------------------------------------------------------------------------
Large Cap Value                      $25         $ 76         $131         $279
--------------------------------------------------------------------------------
Hard Assets                          $24         $ 75         $128         $273
--------------------------------------------------------------------------------
Diversified Mid-Cap                  $25         $ 76         $131         $279
--------------------------------------------------------------------------------
Research                             $24         $ 73         $125         $267
--------------------------------------------------------------------------------
Capital Growth                       $25         $ 76         $130         $278
--------------------------------------------------------------------------------
Capital Appreciation                 $24         $ 75         $128         $273
--------------------------------------------------------------------------------
Small Cap                            $24         $ 75         $128         $273
--------------------------------------------------------------------------------
Mid-Cap Growth                       $24         $ 73         $125         $267
--------------------------------------------------------------------------------
Strategic Equity                     $24         $ 75         $128         $273
--------------------------------------------------------------------------------
Special Situations                   $26         $ 79         $136         $289
--------------------------------------------------------------------------------
Growth                               $25         $ 76         $130         $278
--------------------------------------------------------------------------------
Developing World                     $32         $ 99         $167         $350
--------------------------------------------------------------------------------
Internet Tollkeeper                  $33         $102         $172         $359
--------------------------------------------------------------------------------

NYDVAP-121272                          7

--------------------------------------------------------------------------------
                                   1 YEAR      3 YEARS      5 YEARS     10 YEARS
--------------------------------------------------------------------------------
THE PIMCO VARIABLE
 INSURANCE TRUST
PIMCO High Yield Bond                $22         $ 69         $117         $252
--------------------------------------------------------------------------------
PIMCO StocksPLUS
  Growth and Income                  $21         $ 65         $112         $242
--------------------------------------------------------------------------------

PILGRIM VARIABLE INSURANCE
   TRUST
--------------------------------------------------------------------------------
Pilgrim Global Brand Names           $27         $ 83         $141         $300
--------------------------------------------------------------------------------

THE PRUDENTIAL SERIES FUND
Prudential Jennison                  $25         $ 77         $132         $282
--------------------------------------------------------------------------------
SP Jennison International
  Growth                             $31         $ 95         $162         $339
--------------------------------------------------------------------------------

PILGRIM VARIABLE PRODUCTS
   TRUST
Pilgrim VP MagnaCap                  $26         $ 79         $135         $288
--------------------------------------------------------------------------------
Pilgrim VP SmallCap Opportunities    $26         $ 79         $135         $288
--------------------------------------------------------------------------------
Pilgrim VP Growth Opportunities      $26         $ 79         $135         $288

PROFUNDS
--------------------------------------------------------------------------------
ProFund VP Bull                      $33         $100         $169         $354
--------------------------------------------------------------------------------
ProFund VP Small-Cap                 $33         $100         $169         $354
--------------------------------------------------------------------------------
ProFund VP Europe 30                 $32         $ 98         $167         $349
--------------------------------------------------------------------------------

The examples above reflect the annual administrative charge as an annual charge of 0.04% of assets (based on an average contract value of $79,000). If the Standard Death Benefit is elected instead of the Annual Ratchet Enhanced Death Benefit used in the examples, the actual expenses will be less than those represented in the examples.


THESE EXAMPLES SHOULD NOT BE CONSIDERED A REPRESENTATION OF PAST OR FUTURE EXPENSES. ACTUAL EXPENSES MAY BE MORE OR LESS THAN THOSE SHOWN SUBJECT TO THE TERMS OF YOUR CONTRACT.

--------------------------------------------------------------------------------
                             PERFORMANCE INFORMATION
--------------------------------------------------------------------------------

ACCUMULATION UNIT
We use accumulation units to calculate the value of a Contract. Each subaccount of Separate Account NY-B of ReliaStar of NY ("Separate Account NY-B") has its own accumulation unit value. The accumulation units are valued each business day that the New York Stock Exchange is open for trading. Their values may increase or decrease from day to day according to a Net Investment Factor, which is primarily based on the investment performance of the applicable investment portfolio. Shares in the investment portfolios are valued at their net asset value.

THE NET INVESTMENT FACTOR
The Net Investment Factor is an index number which reflects charges under the Contract and the investment performance of the subaccount. The Net Investment Factor is calculated for each subaccount as follows:

          (1) We take the net asset value of the subaccount at the end of each business day.


NYDVAP-121272                          8

     (2) We add to (1) the amount of any dividend or capital gains distribution declared for the subaccount and reinvested in such subaccount. We subtract from that amount a charge for our taxes, if any.

     (3) We divide (2) by the net asset value of the subaccount at the end of the preceding business day.

     (4) We then subtract the applicable daily mortality and expense risk charge and the daily asset-based administrative charge from the subaccount.

Calculations for the subaccounts are made on a per share basis.

CONDENSED FINANCIAL INFORMATION
Tables containing (i) the accumulation unit value history of each subaccount of Separate Account NY-B offered in this prospectus and (ii) the total investment value history of each such subaccount are presented in Appendix A - Condensed Financial Information.

FINANCIAL STATEMENTS
The audited financial statements of Separate Account NY-B for the year ended December 31, 2000 are included in the Statement of Additional Information. Because the Separate Account NY-B audited financial statements relate to periods prior to January 1, 2002 ("the merger date"), the financial statements and Report of Independent Auditors thereon refer to First Golden American Separate Account NY-B. As of the merger date, Separate Account NY-B will be named ReliaStar Life Insurance Company of
New York Separate Account NY-B. The audited financial statements of ReliaStar of NY for the years ended December 31, 2000, 1999 and 1998 and unaudited financial statements for the period ended September 30, 2001 are included in this prospectus.

PERFORMANCE INFORMATION
From time to time, we may advertise or include in reports to contract owners performance information for the subaccounts of Separate Account NY-B, including the average annual total return performance, yields and other nonstandard measures of performance. Such performance data will be computed, or accompanied by performance data computed, in accordance with standards defined by the SEC.

Except for the Liquid Asset subaccount, quotations of yield for the subaccounts will be based on all investment income per unit (contract value divided by the accumulation unit) earned during a given 30-day period, less expenses accrued during such period. Information on standard total average annual return performance will include average annual rates of total return for 1, 5 and 10 year periods, or lesser periods depending on how long the subaccount of Separate Account NY-B has been investing in the portfolio. We may show other total returns for periods of less than one year. Total return figures will be based on the actual historic performance of the subaccounts of Separate Account NY-B, assuming an investment at the beginning of the period when the subaccount first invested in the portfolio, withdrawal of the investment at the end of the period, adjusted to reflect the deduction of all applicable portfolio and contract charges. We may also show rates of total return on amounts invested at the beginning of the period with no withdrawal at the end of the period. Total return figures which assume no withdrawals at the end of the period will reflect all recurring charges, but will not reflect the surrender charge. In addition, we may present historic performance data for the investment portfolios since their inception reduced by some or all of the fees and charges under the Contract. Such adjusted historic performance includes data that precedes the inception dates of the subaccounts of Separate Account NY-B. This data is designed to show the performance that would have resulted if the Contract had been in existence before the subaccounts began investing in the portfolios.

Current yield for the Liquid Asset subaccount is based on income received by a hypothetical investment over a given 7-day period, less expenses accrued, and then "annualized" (i.e., assuming that the 7-day yield would be received for 52 weeks). We calculate "effective yield" for the Liquid Asset subaccount in a manner similar to that used to calculate yield, but when annualized, the income earned by the investment is assumed to be reinvested. The "effective yield" will thus be slightly higher than the "yield" because of the compounding effect of earnings. We calculate quotations of yield for the remaining subaccounts on all investment income per accumulation unit earned during a given 30-day period, after subtracting fees and expenses accrued during the period assuming no surrender.

We may compare performance information for a subaccount to: (i) the Standard & Poor's 500 Stock Index, Dow Jones Industrial Average, Donoghue Money Market Institutional Averages, or any other applicable market indices, (ii) other variable annuity separate accounts or other investment products tracked by Lipper

NYDVAP-121272                          9

Analytical Services (a widely used independent research firm which ranks mutual funds and other investment companies), or any other rating service, and (iii) the Consumer Price Index (a measure for inflation) to determine the real rate of return of an investment in the Contract. Our reports and promotional literature may also contain other information, including the ranking of any subaccount based on rankings of variable annuity separate accounts or other investment products tracked by Lipper Analytical Services or by similar rating services.

Performance information reflects only the performance of a hypothetical contract and should be considered in light of other factors, including the investment objective of the investment portfolio and market conditions. Please keep in mind that past performance is not a guarantee of future results.

--------------------------------------------------------------------------------
            RELIASTAR LIFE INSURANCE COMPANY OF NEW YORK
--------------------------------------------------------------------------------

ReliaStar of NY is a New York stock life insurance company originally incorporated on June 11, 1917 under the name The Morris Plan Insurance Society. ReliaStar of NY is authorized to transact business in all states, the District of Columbia and the Dominican Republic and is principally engaged in the business of providing individual life insurance and annuities, employee benefit products and services, retirement plans, and life and health reinsurance. ReliaStar of NY is a wholly-owned subsidiary of Security-Connecticut Life Insurance Company and is an indirect wholly-owned subsidiary of ING Groep, N.V. ("ING"), a global financial services holding company based in The Netherlands. ReliaStar of NY's financial statements appear in this prospectus.

ING also owns Directed Services, Inc., the investment manager of The GCG Trust and the distributor of the Contracts, and other interests and ING Pilgrim Investments, LLC, a portfolio manager of The GCG Trust, and the investment manager of the Pilgrim Variable Insurance Trust and the Pilgrim Variable Products Trust. ING also owns Baring International Investment Limited, another portfolio manager of The GCG Trust, and ING Investment Management Advisors B.V., a portfolio manager of the Pilgrim Variable Insurance Trust.

Our principal office is located at 1000 Woodbury Road, Suite 102, Woodbury, New York 11797.

--------------------------------------------------------------------------------
                                   THE TRUSTS
--------------------------------------------------------------------------------


In this prospectus, we refer to The GCG Trust, The PIMCO Variable Insurance Trust, the Pilgrim Variable Insurance Trust, the Prudential Series Fund, Inc., the Pilgrim Variable Products Trust, and the ProFunds collectively as the "Trusts" and individually as a "Trust."

The GCG Trust is a mutual fund whose shares are offered to separate accounts funding variable annuity and variable life insurance policies offered by ReliaStar of NY and other affiliated insurance companies. The GCG Trust may also sell its shares to separate accounts of insurance companies not affiliated with ReliaStar of NY. Pending SEC approval, shares of The GCG Trust may also be sold to certain qualified pension and retirement plans. The principal address of The GCG Trust is 1475 Dunwoody Drive, West Chester, PA 19380.

The PIMCO Variable Insurance Trust is a mutual fund whose shares are available to separate accounts of insurance companies, including ReliaStar of NY, for both variable annuity contracts and variable life insurance policies and to qualified pension and retirement plans. The principal address of The PIMCO Variable Insurance Trust is 840 Newport Center Drive, Suite 300, Newport Beach, CA 92660.

The Pilgrim Variable Insurance Trust (formerly the ING Variable Insurance Trust) is also a mutual fund whose shares are offered to separate accounts funding variable annuity contracts offered by ReliaStar of NY and other insurance companies, both affiliated and unaffiliated with ReliaStar of NY. The address of Pilgrim Variable Insurance Trust is 40 North Central Avenue, Suite 1200, Phoenix, AZ 85004.

NYDVAP-121272                          10

The Prudential Series Fund is also a mutual fund whose shares are available to separate accounts funding variable annuity and variable life insurance polices offered by The Prudential Insurance Company of America, its affiliated insurers and other life insurance companies not affiliated with Prudential, including ReliaStar of NY and Golden American. The address of the Prudential Series Fund is 751 Broad Street, Newark, NJ 07102.

The Pilgrim Variable Products Trust is also a mutual fund whose shares are offered to separate accounts funding variable annuity contracts offered by ReliaStar of NY and other insurance companies, both affiliated and unaffiliated with ReliaStar of NY. The address of Pilgrim Variable Products Trust is 40 North Central Avenue, Suite 1200, Phoenix, AZ 85004.

The ProFunds is also a mutual fund whose shares are offered to separate accounts funding variable annuity contracts offered by ReliaStar of NY and other insurance companies, both affiliated and unaffiliated with ReliaStar of NY.
The address of ProFunds is 3435 Stelzer Road, Suite 1000, PO Box 182100, Columbus, OH 43218-2000.

In the event that, due to differences in tax treatment or other considerations, the interests of contract owners of various contracts participating in the Trusts conflict, we, the Boards of Trustees of The GCG Trust, The PIMCO Variable Insurance Trust, the Pilgrim Variable Insurance Trust, Inc. the Pilgrim Variable Products Trust, ProFunds, the Board of Directors of the Prudential Series Fund, and the management of Directed Services, Inc., Pacific Investment Management Company, ING Mutual Funds Management Co. LLC, The Prudential Insurance Company of America, ING Pilgrim Investments, LLC, ProFunds Advisors LLC and any other insurance companies participating in the Trusts will monitor events to identify and resolve any material conflicts that may arise.

YOU WILL FIND MORE DETAILED INFORMATION ABOUT THE GCG TRUST, THE PIMCO VARIABLE INSURANCE TRUST, THE PILGRIM VARIABLE INSURANCE TRUST, THE PRUDENTIAL SERIES FUND, INC., THE PILGRIM VARIABLE PRODUCTS TRUST, AND THE PROFUNDS IN THE ACCOMPANYING PROSPECTUS FOR EACH TRUST. YOU SHOULD READ THEM CAREFULLY BEFORE INVESTING.


--------------------------------------------------------------------------------
                       RELIASTAR of NY SEPARATE ACCOUNT NY-B
--------------------------------------------------------------------------------

ReliaStar of NY Separate Account NY-B ("Separate Account NY-B") was established as a separate account of First Golden American Life Insurance Company of New York ("First Golden") on June 13, 1996. It became a separate account of ReliaStar of NY as a result of the merger of First Golden into ReliaStar of NY effective January 1, 2002. It is registered with the SEC as a unit investment trust under the Investment Company Act of 1940 ("1940 Act"). Separate Account NY-B is a separate investment account used for our variable annuity contracts. We own all the assets in Separate Account NY-B but such assets are kept separate from our other accounts.

Separate Account NY-B is divided in subaccounts. Each subaccount invests exclusively in shares of one investment portfolio of The GCG Trust, The PIMCO Variable Insurance Trust, ING Variable Insurance Trust, The Prudential Series Fund, Inc., the Pilgrim Variable Products Trust, or the ProFunds. Each investment portfolio has its own distinct investment objectives and policies. Income, gains and losses, realized or unrealized, of a portfolio are credited to or charged against the corresponding subaccount of Separate Account NY-B without regard to any other income, gains or losses of the Company. Assets equal to the reserves and other contract liabilities with respect to each are not chargeable with liabilities arising out of any other business of the Company. They may, however, be subject to liabilities arising from subaccounts whose assets we attribute to other variable annuity contracts supported by Separate Account NY-B. If the assets in Separate Account NY-B exceed the required reserves and other liabilities, we may transfer the excess to our general account. We are obligated to pay all benefits and make all payments provided under the Contracts.

NOTE: We currently offer other variable annuity contracts that invest in Separate Account NY-B but are not discussed in this prospectus. Separate Account NY-B may also invest in other investment portfolios which are not available under your Contract. Under certain circumstances, we may make certain changes to the

NYDVAP-121272                          11
subaccounts. For more information, see "The Annuity Contract -- Addition, Deletion, or Substitution of Subaccounts and Other Changes."


--------------------------------------------------------------------------------
                            THE INVESTMENT PORTFOLIOS
--------------------------------------------------------------------------------


During the accumulation phase, you may allocate your premium payments and contract value to any of the investment portfolios listed in the section below. YOU BEAR THE ENTIRE INVESTMENT RISK FOR AMOUNTS YOU ALLOCATE TO ANY INVESTMENT PORTFOLIO, AND YOU MAY LOSE YOUR PRINCIPAL.

INVESTMENT OBJECTIVES
The investment objective of each investment portfolio is set forth below. You should understand that there is no guarantee that any portfolio will meet its investment objective. Meeting objectives depends on various factors, including, in certain cases, how well the portfolio managers anticipate changing economic and market conditions. Separate Account NY-B also has other subaccounts investing in other portfolios which are not available to the Contract described in this prospectus. YOU CAN FIND MORE DETAILED INFORMATION ABOUT THE INVESTMENT PORTFOLIOS IN THE PROSPECTUSES FOR THE GCG TRUST, THE PIMCO VARIABLE INSURANCE TRUST, THE PILGRIM VARIABLE INSURANCE TRUST, THE PRUDENTIAL SERIES FUND, INC., THE PILGRIM VARIABLE PRODUCTS TRUST AND THE PROFUNDS. YOU SHOULD READ THESE PROSPECTUSES BEFORE INVESTING. TO OBTAIN FREE COPIES OF THESE PROSPECTUSES, PLEASE WRITE TO OUR CUSTOMER SERVICE CENTER AT P.O. BOX 2700, WEST CHESTER, PENNSYLVANIA 19380 OR CALL (800) 366-0066 OR ACCESS THE SEC'S WEBSITE (HTTP://WWW.SEC.GOV).

--------------------------------------------------------------------------------
INVESTMENT PORTFOLIO    INVESTMENT OBJECTIVE
--------------------------------------------------------------------------------
THE GCG TRUST
Liquid Asset            Seeks high level of current income consistent with the
                        preservation of capital and liquidity.

                        Invests primarily in obligations of the U.S. Government and its agencies and instrumentalities, bank obligations, commercial paper and short-term corporate debt securities. All securities will mature in less than one year.

                        --------------------------------------------------------
Limited Maturity Bond   Seeks highest current income consistent with low risk to
                        principal and liquidity. Also seeks to enhance its total return through capital appreciation when market factors, such as falling interest rates and rising bond prices, indicate that capital appreciation may be available without significant risk to principal.

                        Invests primarily in diversified limited maturity debt securities with average maturity dates of five years or shorter and in no cases more than seven years.

                        --------------------------------------------------------
Core Bond               Seeks maximum  total return,  consistent  with
  (formerly Global      preservation  of capital and prudent investment
  Fixed Income)         management.

                        Invests primarily in a diversified portfolio of fixed income instruments of varying maturities. The average portfolio duration of the Portfolio normally varies within a three-to six-year time frame.
                        --------------------------------------------------------

NYDVAP-121272                          12

--------------------------------------------------------------------------------
INVESTMENT PORTFOLIO    INVESTMENT OBJECTIVE
--------------------------------------------------------------------------------
Fully Managed           Seeks, over the long term, a high total investment
                        return consistent with the preservation of capital and with prudent investment risk.

                        Invests primarily in the common stocks of established
                        companies believed by the portfolio manager to have
                        above-average potential for capital growth.
                        --------------------------------------------------------
Total Return            Seeks above-average income (compared to a portfolio
                        entirely invested in equity securities) consistent with the prudent employment of capital. Growth of capital and income is a secondary goal.

                        Invests primarily in a combination of equity and fixed income securities.
                        --------------------------------------------------------
Asset Allocation Growth Seeks to maximize total return over the long- term by allocating assets among stocks, bonds, short-term instruments and other investments.

                        Allocates investments primarily in a neutral mix over
                        time of 70% of its assets in stocks, 25% of its assets
                        in bonds, and 5% of its assets in short-term and money
                        market investments.
                        --------------------------------------------------------
Equity Income           Seeks substantial dividend income as well as long-term
                        growth of capital.

                        Invests primarily in common stocks of well-established companies paying above-average dividends.
                        --------------------------------------------------------
All Cap Seeks capital appreciation through investment in securities which the portfolio manager believes have above-average capital appreciation potential.

                        Invests primarily in equity securities of U.S. companies
                        of any size.
                        --------------------------------------------------------
Growth and Income       Seeks long-term capital growth and current income.

                        Normally invests up to 75% of its assets in equity
                        securities selected primarily for their growth potential
                        and at least 25% of its assets in securities the
                        portfolio manager believes have income potential.
                        --------------------------------------------------------
Real Estate             Seeks capital appreciation. Current income is a
                        secondary objective.

                        Invests primarily in publicly traded real estate equity
                        securities.
                        --------------------------------------------------------
Value Equity            Seeks capital appreciation. Dividend income is a
                        secondary objective.

                        Invests primarily in common stocks of domestic and
                        foreign issuers which meet quantitative standards
                        relating to financial soundness and high intrinsic
                        value relative to price.
                        --------------------------------------------------------
Investors               Seeks long-term growth of capital. Current income is a
                        secondary objective.

                        Invests primarily in equity securities of U.S. companies
                        and to a lesser degree, debt securities.
                        --------------------------------------------------------
International Equity    Seeks long-term growth of capital.

                        Invests at least 65% of its net assets in equity securities of issuers located in countries outside of the United States. The Portfolio generally invests at least 75% of its total assets in common and preferred stocks, warrants and convertible securities.
                        --------------------------------------------------------

NYDVAP-121272                          13

--------------------------------------------------------------------------------
INVESTMENT PORTFOLIO    INVESTMENT OBJECTIVE
--------------------------------------------------------------------------------
Rising Dividends        Seeks capital appreciation.  A secondary objective is
                        dividend income.

                        Invests in equity securities that meet the following
                        quality criteria: regular dividend increases; 35% of
                        earnings reinvested annually; and a credit rating
                        of "A" to "AAA."
                        --------------------------------------------------------
Managed Global          Seeks capital appreciation. Current income is only an
                        incidental consideration.

                        Invests primarily in common stocks traded in securities
                        markets throughout the world.
                        --------------------------------------------------------
Large Cap Value         Seeks long-term growth of capital and income.

                        Invests primarily in equity and equity-related
                        securities of companies with market capitalization
                        greater than $1 billion.
                        --------------------------------------------------------
Hard Assets             Seeks long-term capital appreciation.

                        Invests primarily in hard asset securities. Hard asset
                        companies produce a commodity which the portfolio
                        manager is able to price on a daily or weekly basis.
                        --------------------------------------------------------
Diversified Mid-Cap     Seeks long-term capital growth.

                        Normally invests at least 65% of its total assets in
                        common stocks of companies with medium market
                        capitalizations.
                        --------------------------------------------------------
Research                Seeks long-term growth of capital and future income.

                        Invests primarily in common stocks or securities
                        convertible into common stocks of companies believed to
                        have better than average prospects for long-term growth.
                        --------------------------------------------------------
Capital Growth          Seeks long-term total return.

                        Invests primarily in common stocks of companies where
                        the potential for change (earnings acceleration) is
                        significant.
                        --------------------------------------------------------
Capital Appreciation    Seeks long-term capital growth.

                        Invests primarily in equity securities believed by the
                        portfolio manager to be undervalued.
                        --------------------------------------------------------
Small Cap               Seeks long-term capital appreciation.

                        Invests primarily in equity securities of companies that
                        have a total market capitalization within the range of
                        companies in the Russell 2000 Growth Index or the
                        Standard & Poor's Small-Cap 600 Index.
                        --------------------------------------------------------
Mid-Cap Growth          Seeks long-term growth of capital.

                        Invests primarily in equity securities of companies with
                        medium market capitalization which the portfolio manager
                        believes have above-average growth potential.
                        --------------------------------------------------------
Strategic Equity        Seeks capital appreciation.

                        Invests primarily in common stocks of medium- and small-sized companies.
                        --------------------------------------------------------

NYDVAP-121272                          14

--------------------------------------------------------------------------------
INVESTMENT PORTFOLIO    INVESTMENT OBJECTIVE
--------------------------------------------------------------------------------
Special Situations      Seeks capital appreciation.

                        Invests primarily in common stocks selected for their
                        capital appreciation potential. The Portfolio emphasizes
                        "special situation" companies that the portfolio manager
                        believes have been overlooked or undervalued by other
                        investors.
                        --------------------------------------------------------
Growth                  Seeks capital appreciation.

                        Invests primarily in common stocks of growth companies
                        that have favorable relationships between price/earnings
                        ratios and growth rates in sectors offering the
                        potential for above-average returns.
                        --------------------------------------------------------
Developing World        Seeks capital appreciation.

                        Invests primarily in equity securities of companies in
                        developing or emerging countries.
                        --------------------------------------------------------
Internet Tollkeeper     Seeks long-term growth of capital.

                        Invests primarily in equity securities of "Internet Tollkeeper" companies, which are companies in sectors which provide access, infrastructure, content and services to Internet companies and customers, and which have developed, or are seeking to develop predictable, sustainable or recurring revenue by increasing "traffic," or customers and sales, and raising "tolls," or prices in connection with the growth of the Internet.
                        --------------------------------------------------------

THE PIMCO VARIABLE INSURANCE TRUST

PIMCO High Yield Bond   Seeks to maximize total return, consistent with
                        preservation of capital and prudent investment management.

                        Invests at least 65% of its assets in a diversified
                        portfolio of junk bonds rated at least B by Moody's
                        Investor Services, Inc. or Standard & Poor's or, if
                        unrated, determined by the portfolio manager to be of
                        comparable quality.
                        --------------------------------------------------------
PIMCO StocksPLUS        Seeks to achieve a total return which exceeds the total
   Growth and Income    return performance of the S&P 500.

                        Invests primarily in common stocks, options, futures, options on futures and swaps.
                        --------------------------------------------------------
PILGRIM VARIABLE INSURANCE TRUST (formerly ING Variable Insurance Trust)

Pilgrim Global Brand    Seeks to provide investors with long-term capital
   Names Fund           appreciation.
   (formerly Global
   Brand NamesING       Invests at least 65% of its total assets in equity
   Fund)                securities of companies that have a well recognized
                        franchise, a global presence and derive most of their
                        revenues from sales of consumer goods.
                        --------------------------------------------------------

NYDVAP-121272                          15

--------------------------------------------------------------------------------
INVESTMENT PORTFOLIO    INVESTMENT OBJECTIVE
--------------------------------------------------------------------------------
THE PRUDENTIAL SERIES FUND

Prudential Jennison     Seeks long-term growth of capital.

                        Invests primarily in companies that have shown growth in
                        earnings and sales, high return on equity and assets or
                        other strong financial data and are also attractively
                        valued in the opinion of the manager. Dividend income
                        from investments will be incidental.
                        --------------------------------------------------------
SP Jennison             Seeks long-term growth of capital.
   International Growth
                        Invests primarily in equity-related securities of
                        issuers located in at least five different foreign
                        countries.
                        --------------------------------------------------------
PILGRIM VARIABLE PRODUCTS TRUST

Pilgrim VP MagnaCap     Seeks growth of capital, with dividend income as a
                        secondary consideration.

                        Invests primarily in equity securities of companies
                        meeting investment policy criteria of consistent and
                        substantially increasing dividends, reinvested earnings,
                        strong balance sheet and attractive price. Invests
                        primarily in companies included in the largest 500 U.S.
                        companies.
                        --------------------------------------------------------
Pilgrim VP SmallCap     Seeks long-term capital appreciation.
   Opportunities
                        Invests primarily in the common stock of smaller,
                        lesser-known U.S. companies that the portfolio manager
                        believes have above average prospects for growth.
                        --------------------------------------------------------
Pilgrim VP Growth       Seeks long-term growth of capital.
   Opportunities
                        Invests primarily in U.S. companies that the portfolio
                        manager believes have above average prospects for
                        growth.
                        --------------------------------------------------------
PROFUNDS

ProFund VP Bull         Seeks daily investment results that correspond to the
                        performance of the Standard & Poor's 500 Stock Index.

                        Invests in securities and other financial instruments,
                        such as futures and options on futures in pursuit of the
                        portfolio's objective regardless of market conditions,
                        trends or direction and seeks to provide correlation
                        with the benchmark on a daily basis.
                        --------------------------------------------------------
ProFund VP Small-Cap    Seeks daily investment results that correspond to the
                        performance of the Russell 2000 Index.

                        Invests in securities and other financial instruments,
                        such as futures and options on futures in pursuit of the
                        portfolio's objective regardless of market conditions,
                        trends or direction and seeks to provide correlation
                        with the benchmark on a daily basis.
                        --------------------------------------------------------
ProFund VP Europe 30    Seeks daily investment results that correspond to the
                        performance of the ProFunds Europe 30 Index.

                        Invests in securities and other financial instruments, such as futures and options on futures and American Depository Receipts in pursuit of the portfolio's objective regardless of market conditions, trends or direction and seeks to provide correlation with the benchmark on a daily basis.
                        --------------------------------------------------------


NYDVAP-121272                          16

INVESTMENT MANAGEMENT FEES AND OTHER EXPENSES
Directed Services, Inc. ("Directed Services") serves as the overall manager to each portfolio of The GCG Trust. The GCG Trust pays Directed Services a monthly fee for its investment advisory and management services. The monthly fee is based on the average daily net assets of an investment portfolio, and in some cases, the combined total assets of certain grouped portfolios. Directed Services provides or procures, at its own expense, the services necessary for the operation of the portfolio, including retaining portfolio managers to manage the assets of the various portfolios. Directed Services (and not The GCG Trust) pays each portfolio manager a monthly fee for managing the assets of a portfolio, based on the annual rates of the average daily net assets of a portfolio. For a list of the portfolio managers, see the front cover of this prospectus. Directed Services does not bear the expense of brokerage fees and other transactional expenses for securities, taxes (if any) paid by a portfolio, interest on borrowing, fees and expenses of the independent trustees, and extraordinary expenses, such as litigation or indemnification expenses.

Pacific Investment Management Company ("PIMCO") serves as investment advisor to each portfolio of The PIMCO Variable Insurance Trust. PIMCO provides the overall business management and administrative services necessary for each portfolio's operation. PIMCO provides or procures, at its own expense, the services and information necessary for the proper conduct of business and ordinary operation of each portfolio. The PIMCO Variable Insurance Trust pays PIMCO a monthly advisory fee and a separate monthly administrative fee per year, each fee based on the average daily net assets of each of the investment portfolios, for managing the assets of the portfolios and for administering The PIMCO Variable Insurance Trust. PIMCO does not bear the expense of brokerage fees and other transactional expenses for securities, taxes (if any) paid by a portfolio, interest on borrowing, fees and expense of the independent trustees, and extraordinary expenses, such as litigation or indemnification expenses.


ING Pilgrim Investments, LLC ("ING Pilgrim") serves as the overall manager of Pilgrim Variable Insurance Trust and Pilgrim Variable Products Trust. ING Pilgrim supervises all aspects of the Trusts' operations and provides investment advisory services to the portfolios of the Trusts, including engaging portfolio managers, as well as monitoring and evaluating the management of the assets of each portfolio by its portfolio manager. ING Pilgrim, as well as each portfolio manager it engages, is a wholly owned indirect subsidiary of ING Groep N.V. Except for agreements to reimburse certain expenses of the portfolio, ING Pilgrim does not bear any portfolio expenses.


The Prudential Insurance Company of America ("Prudential") and its subsidiary, Prudential Investments Fund Management LLC ("PIFM") serve as the overall investment advisers to the Prudential Series Fund. Prudential and PIFM are responsible for the management of the Prudential Series Fund and provide investment advice and related services. For the Prudential Jennison Portfolio and SP Jennison International Growth Portfolio, Prudential and PIFM engage Jennison Associates LLC to serve as sub-adviser and to provide day-to-day management. Prudential and PIFM pay the sub-adviser out of the fee they receive from the Prudential Series Fund. Each portfolio pays its own administrative costs.


ProFunds Advisors LLC serves as the investment advisor of the ProFunds. The ProFunds pay ProFunds Advisors LLC a monthly advisory fee based on the average daily net assets of each investment portfolio. Each portfolio pays its own administrative costs.

Each portfolio deducts portfolio management fees and charges from the amounts you have invested in the portfolios. In addition, five portfolios deduct a service fee, which is used to compensate service providers for administrative and contract holder services provided on behalf of the portfolios, and six portfolios deduct a distribution or 12b-1 fee, which is used to finance any activity that is primarily intended to result in the sale of shares of the applicable portfolio. Based on actual portfolio experience in 2000, together with estimated costs for new portfolios, total estimated portfolio fees and charges for 2001 range from 0.55% to 1.86%. See "Fees and Expenses" in this prospectus.


We may receive compensation from the investment advisors, administrators and distributors or directly from the portfolios in connection with administrative, distribution or other services and cost savings attributable to our services. It is anticipated that such compensation will be based on assets of the particular portfolios attributable to the Contract. The compensation paid by advisors, administrators or distributors may vary.

NYDVAP-121272                          17

YOU CAN FIND MORE DETAILED INFORMATION ABOUT EACH PORTFOLIO INCLUDING ITS MANAGEMENT FEES IN THE PROSPECTUS FOR EACH TRUST. YOU SHOULD READ THESE PROSPECTUSES BEFORE INVESTING.

--------------------------------------------------------------------------------
                          THE FIXED INTEREST ALLOCATION
--------------------------------------------------------------------------------

You may allocate premium payments and transfer your contract value to the guaranteed interest periods of our Fixed Account at any time during the accumulation period. Every time you allocate money to the Fixed Account, we set up a Fixed Interest Allocation for the guaranteed interest period you select. We currently offer guaranteed interest periods of 1, 3, 5, 7 and 10 years, although we may not offer all these periods in the future. You may select one or more guaranteed interest periods at any one time. We will credit your Fixed Interest Allocation with a guaranteed interest rate for the interest period you select, so long as you do not withdraw money from that Fixed Interest Allocation before the end of the guaranteed interest period. Each guaranteed interest period ends on its maturity date which is the last day of the month in which the interest period is scheduled to expire.

If you surrender, withdraw, transfer or annuitize your investment in a Fixed Interest Allocation more than 30 days before the end of the applicable guaranteed interest period, we will apply a Market Value Adjustment to the transaction. A Market Value Adjustment could increase or decrease the amount you surrender, withdraw, transfer or annuitize, depending on current interest rates at the time of the transaction. YOU BEAR THE RISK THAT YOU MAY RECEIVE LESS THAN YOUR PRINCIPAL IF WE APPLY A MARKET VALUE ADJUSTMENT.

Assets supporting amounts allocated to the Fixed Account are available to fund the claims of all classes of our customers, contract owners and other creditors. Interests under your Contract relating to the Fixed Account are registered under the Securities Act of 1933, but the Fixed Account is not registered under the 1940 Act.

SELECTING A GUARANTEED INTEREST PERIOD
You may select one or more Fixed Interest Allocations with specified guaranteed interest periods. A guaranteed interest period is the period that a rate of interest is guaranteed to be credited to your Fixed Interest Allocation. We may at any time decrease or increase the number of guaranteed interest periods offered.

Your contract value in the Fixed Account is the sum of your Fixed Interest Allocations and the interest credited as adjusted for any withdrawals (including any Market Value Adjustment applied to such withdrawal), transfers or other charges we may impose. Your Fixed Interest Allocation will be credited with the guaranteed interest rate in effect for the guaranteed interest period you selected when we receive and accept your premium or reallocation of contract value. We will credit interest daily at a rate, which yields the quoted guaranteed interest rate.

GUARANTEED INTEREST RATES
Each Fixed Interest Allocation will have an interest rate that is guaranteed as long as you do not take your money out until its maturity date. We do not have a specific formula for establishing the guaranteed interest rates for the different guaranteed interest periods. We determine guaranteed interest rates at our sole discretion. To find out the current guaranteed interest rate for a guaranteed interest period you are interested in, please contact our Customer Service Center or your registered representative. The determination may be influenced by the interest rates on fixed income investments in which we may invest with the amounts we receive under the Contracts. We will invest these amounts primarily in investment-grade fixed income securities (i.e., rated by Standard & Poor's rating system to be suitable for prudent investors) although we are not obligated to invest according to any particular strategy, except as may be required by applicable law. You will have no direct or indirect interest in these investments. We will also consider other factors in determining the guaranteed interest rates, including regulatory and tax requirements, sales commissions and administrative expenses borne by us, general economic trends and

NYDVAP-121272                           18
competitive factors. We cannot predict the level of future interest rates but no Fixed Interest Allocation will ever have a guaranteed interest rate of less than 3% per year.

We may from time to time at our discretion offer interest rate specials for new premiums that are higher than the current base interest rate then offered. Renewal rates for such rate specials will be based on the base interest rate and not on the special rates initially declared.

TRANSFERS FROM A FIXED INTEREST ALLOCATION
You may transfer your contract value in a Fixed Interest Allocation to one or more new Fixed Interest Allocations with new guaranteed interest periods, or to any of the subaccounts of Separate Account NY-B. Unless you tell us the Fixed Interest Allocations from which such transfers will be made, we will transfer amounts from your Fixed Interest Allocations starting with the guaranteed interest period nearest its maturity date, until we have honored your transfer request.

The minimum amount that you can transfer to or from any Fixed Interest Allocation is $250. If a transfer request would reduce the contract value remaining in a Fixed Interest Allocation to less than $100, we will treat such transfer request as a request to transfer the entire contract value in such Fixed Interest Allocation. Transfers from a Fixed Interest Allocation may be subject to a Market Value Adjustment. If you have a special Fixed Interest Allocation that was offered exclusively with our dollar cost averaging program, cancelling dollar cost averaging will cause a transfer of the entire contract value in such Fixed Interest Allocation to the Liquid Asset subaccount, and such a transfer is subject to a Market Value Adjustment.

On the maturity date of a guaranteed interest period, you may transfer amounts from the applicable Fixed Interest Allocation to the subaccount(s) and/or to new Fixed Interest Allocations with guaranteed interest periods of any length we are offering at that time. You may not, however, transfer amounts to any Fixed Interest Allocation with a guaranteed interest period that extends beyond the annuity start date.

At least 30 calendar days before a maturity date of any of your Fixed Interest Allocations, or earlier if required by state law, we will send you a notice of the guaranteed interest periods that are available. You must notify us which subaccounts or new guaranteed interest periods you have selected before the maturity date of your Fixed Interest Allocations. If we do not receive timely instructions from you, we will transfer the contract value in the maturing Fixed Interest Allocation to a new Fixed Interest Allocation with a guaranteed interest period that is the same as the expiring guaranteed interest period. If such guaranteed interest period is not available or would go beyond the annuity start date, we will transfer your contract value in the maturing Fixed Interest Allocation to the next shortest guaranteed interest period which does not go beyond the annuity start date. If no such guaranteed interest period is available, we will transfer the contract value to a subaccount specially designated by the Company for such purpose. Currently we use the Liquid Asset subaccount for such purpose.

WITHDRAWALS FROM A FIXED INTEREST ALLOCATION
During the accumulation phase, you may withdraw a portion of your contract value in any Fixed Interest Allocation. You may make systematic withdrawals of only the interest earned during the prior month, quarter or year, depending on the frequency chosen, from a Fixed Interest Allocation under our systematic withdrawal option. Systematic withdrawals from a Fixed Interest Allocation are not permitted if such Fixed Interest Allocation is currently participating in the dollar cost averaging program. A withdrawal from a Fixed Interest Allocation may be subject to a Market Value Adjustment and, in some cases, a surrender charge. Be aware that withdrawals may have federal income tax consequences, including a 10% penalty tax, as well as state income tax consequences.

If you tell us the Fixed Interest Allocation from which your withdrawal will be made, we will assess the withdrawal against that Fixed Interest Allocation. If you do not, we will assess your withdrawal against the subaccounts in which you invested, unless the withdrawal exceeds the contract value in the subaccounts. If there is no contract value in those subaccounts, we will deduct your withdrawal from your Fixed Interest Allocations starting with the guaranteed interest periods nearest their maturity dates until we have honored your request.

NYDVAP-121272                          19

MARKET VALUE ADJUSTMENT
A Market Value Adjustment may decrease, increase or have no effect on your contract value. We will apply a Market Value Adjustment (i) whenever you withdraw or transfer money from a Fixed Interest Allocation (unless made within 30 days before the maturity date of the applicable guaranteed interest period, or under the systematic withdrawal or dollar cost averaging program) and (ii) if on the annuity start date a guaranteed interest period for any Fixed Interest Allocation does not end on or within 30 days of the annuity start date.

We determine the Market Value Adjustment by multiplying the amount you withdraw, transfer or apply to an income plan by the following factor:

                                     N/365
                  ((1+I)/(1+J+.0025))      -1

Where,

     o "I" is the Index Rate for a Fixed Interest Allocation on the first day of the guaranteed interest period;

     o "J" is the Index Rate for a new Fixed Interest Allocation with a guaranteed interest period equal to the time remaining in the guaranteed interest period, at the time of calculation; and

     o "N" is the remaining number of days in the guaranteed interest period at the time of calculation.

The Index Rate is the average of the Ask Yields for U.S. Treasury Strips as quoted by a national quoting service for a period equal to the applicable guaranteed interest period. The average is currently based on the period starting from the 22nd day of the calendar month two months prior to the month of the Index Rate determination and ending the 21st day of the calendar month immediately before the month of determination. We currently calculate the Index Rate once each calendar month but have the right to calculate it more frequently. The Index Rate will always be based on a period of at least 28 days. If the Ask Yields are no longer available, we will determine the Index Rate by using a suitable and approved, if required, replacement method.

A Market Value Adjustment may be positive, negative or result in no change. In general, if interest rates are rising, you bear the risk that any Market Value Adjustment will likely be negative and reduce your contract value. On the other hand, if interest rates are falling, it is more likely that you will receive a positive Market Value Adjustment that increases your contract value. In the event of a full surrender, transfer or annuitization from a Fixed Interest Allocation, we will add or subtract any Market Value Adjustment from the amount surrendered, transferred or annuitized. In the event of a partial withdrawal, transfer or annuitization, we will add or subtract any Market Value Adjustment from the total amount withdrawn, transferred or annuitized in order to provide the amount requested. If a negative Market Value Adjustment exceeds your contract value in the Fixed Interest Allocation, we will consider your request to be a full surrender, transfer or annuitization of the Fixed Interest Allocation.

Several examples which illustrate how the Market Value Adjustment works are included in Appendix B.

--------------------------------------------------------------------------------
                              THE ANNUITY CONTRACT
--------------------------------------------------------------------------------

The Contract described in this prospectus is a deferred combination variable and fixed annuity contract. The Contract provides a means for you to invest in one or more of the available mutual fund portfolios of The GCG Trust, The PIMCO Variable Insurance Trust, the Pilgrim Variable Insurance Trust, the Prudential Series Fund, Inc., the Pilgrim Variable Products Trust, and the ProFunds, through Separate Account NY-B. It also provides a means for you to invest in a Fixed Interest Allocation through the Fixed Account.

NYDVAP-121272                          20

CONTRACT DATE AND CONTRACT YEAR
The date the Contract became effective is the contract date. Each 12-month period following the contract date is a contract year.

ANNUITY START DATE
The annuity start date is the date you start receiving annuity payments under your Contract. The Contract, like all deferred variable annuity contracts, has two phases: the accumulation phase and the income phase. The accumulation phase is the period between the contract date and the annuity start date. The income phase begins when you start receiving regular annuity payments from your Contract on the annuity start date.

CONTRACT OWNER
You are the contract owner. You are also the annuitant unless another annuitant is named in the application. You have the rights and options described in the Contract. One or more persons may own the Contract. If there are multiple owners named, the age of the oldest owner will determine the applicable death benefit if such death benefit is available for multiple owners.

The death benefit becomes payable when you die. In the case of a sole contract owner who dies before the income phase begins, we will pay the beneficiary the death benefit then due. The sole contract owner's estate will be the beneficiary if no beneficiary has been designated or the beneficiary has predeceased the contract owner. In the case of a joint owner of the Contract dying before the income phase begins, we will designate the surviving contract owner as the beneficiary. This will override any previous beneficiary designation.

If the contract owner is a trust and a beneficial owner of the trust has been designated, the beneficial owner will be treated as the contract owner for determining the death benefit. If a beneficial owner is changed or added after the contract date, this will be treated as a change of contract owner for determining the death benefit. If no beneficial owner of the trust has been designated, the availability of enhanced death benefits will be based on the age of the annuitant at the time you purchase the Contract.

     JOINT OWNER. For non-qualified Contracts only, joint owners may be named in a written request before the Contract is in effect. Joint owners may independently exercise transfers and other transactions allowed under the Contract. All other rights of ownership must be exercised by both owners. Joint owners own equal shares of any benefits accruing or payments made to them. All rights of a joint owner end at death of that owner if the other joint owner survives. The entire interest of the deceased joint owner in the Contract will pass to the surviving joint owner. The age of the older owner will determine the applicable death benefit if Enhanced Death Benefits are available for multiple owners.

ANNUITANT
The annuitant is the person designated by you to be the measuring life in determining annuity payments. The annuitant's age determines when the income phase must begin and the amount of the annuity payments to be paid. You are the annuitant unless you choose to name another person. The annuitant may not be changed after the Contract is in effect.

The contract owner will receive the annuity benefits of the Contract if the annuitant is living on the annuity start date. If the annuitant dies before the annuity start date, and a contingent annuitant has been named, the contingent annuitant becomes the annuitant (unless the contract owner is not an individual, in which case the death benefit becomes payable).

If there is no contingent annuitant when the annuitant dies before the annuity start date, the contract owner will become the annuitant. The contract owner may designate a new annuitant within 60 days of the death of the annuitant.
If there is no contingent annuitant when the annuitant dies before the annuity start date and the contract owner is not an individual, we will pay the designated beneficiary the death benefit then due. If a beneficiary has not been designated, or if there is no designated beneficiary living, the contract owner will be


NYDVAP-121272                          21
the beneficiary. If the annuitant was the sole contract owner and there is no beneficiary designation, the annuitant's estate will be the beneficiary.

Regardless of whether a death benefit is payable, if the annuitant dies and any contract owner is not an individual, distribution rules under federal tax law will apply. You should consult your tax adviser for more information if you are not an individual.

BENEFICIARY
The beneficiary is named by you in a written request. The beneficiary is the person who receives any death benefit proceeds and who becomes the successor contract owner if the contract owner (or the annuitant if the contract owner is other than an individual) dies before the annuity start date. We pay death benefits to the primary beneficiary (unless there are joint owners, in which case death proceeds are payable to the surviving owner(s)).

If the beneficiary dies before the annuitant or the contract owner, the death benefit proceeds are paid to the contingent beneficiary, if any. If there is no surviving beneficiary, we pay the death benefit proceeds to the contract owner's estate.

One or more persons may be a beneficiary or contingent beneficiary. In the case of more than one beneficiary, we will assume any death benefit proceeds are to be paid in equal shares to the surviving beneficiaries.

You have the right to change beneficiaries during the annuitant's lifetime unless you have designated an irrevocable beneficiary. When an irrevocable beneficiary has been designated, you and the irrevocable beneficiary may have to act together to exercise some of the rights and options under the Contract.

     CHANGE OF CONTRACT OWNER OR BENEFICIARY. During the annuitant's lifetime, you may transfer ownership of a non-qualified Contract. A change in ownership may affect the amount of the death benefit and the guaranteed death benefit. You may also change the beneficiary. All requests for changes must be in writing and submitted to our Customer Service Center in good order. The change will be effective as of the day you sign the request. The change will not affect any payment made or action taken by us before recording the change.

PURCHASE AND AVAILABILITY OF THE CONTRACT
We will issue a Contract only if both the annuitant and the contract owner are not older than age 85.

The initial premium payment must be $10,000 or more ($1,500 for qualified Contracts). You may make additional payments of $500 or more ($50 for qualified Contracts) at any time after the free look period before you turn age 85. Under certain circumstances, we may waive the minimum premium payment requirement. We may also change the minimum initial or additional premium requirements for certain group or sponsored arrangements. Any initial or additional premium payment that would cause the contract value of all annuities that you maintain with us to exceed $1,000,000 requires our prior approval.

IRAs and other qualified plans already have the tax-deferral feature found in this Contract. For an additional cost, the Contract provides other benefits including death benefits and the ability to receive a lifetime income. See "Fees and Expenses" in this prospectus.

CREDITING OF PREMIUM  PAYMENTS

We will process  your  initial  premium  within 2
business days after receipt, if the application and all information necessary for processing the Contract are complete. Subsequent premium payments will be processed within 1 business day if we receive all information necessary. In certain states we also accept initial and additional premium payments by wire order. Wire transmittals must be accompanied by sufficient electronically transmitted data. We may retain initial premium payment for up to 5 business days while attempting to complete an incomplete application. If the application cannot be completed within this period, we will inform you of the reasons for the delay. We will also return the premium payment immediately unless you direct us to hold the premium payment until the application is completed.
NYDVAP-121272                          22

We will allocate your initial payment according to the instructions you specified. If a subaccount is not available or requested in error, we will make inquiry about a replacement subaccount. If we are unable to reach you or your representative, we will consider the application incomplete. For initial premium payments, the payment will be credited at the accumulation unit value next determined after we receive your premium payment and the completed application. Once the completed application is received, we will allocate the payment to the subaccount(s) and/or Fixed Interest Allocations specified by you within 2 business days.


We will make inquiry to discover any missing information related to subsequent payments. We will allocate the subsequent payment(s) pro rata according to the current variable subaccount allocation unless you specify otherwise. Any fixed allocation(s) will not be considered in the pro rata calculations. If a subaccount is no longer available or requested in error, we will allocate the subsequent payment(s) proportionally among the other subaccount(s) in your current allocation or your allocation instructions. For any subsequent premium payments, the payment will be credited at the accumulation unit value next determined after receipt of your premium payment and instructions.


Once we allocate your premium payment to the subaccounts selected by you, we convert the premium payment into accumulation units. We divide the amount of the premium payment allocated to a particular subaccount by the value of an accumulation unit for the subaccount to determine the number of accumulation units of the subaccount to be held in Separate Account NY-B with respect to your Contract. The net investment results of each subaccount vary with its investment performance.


If your premium payment was transmitted by wire order from your broker-dealer, we will follow the following procedure after we receive and accept the wire order and investment instructions. The procedure we follow depends on the procedures of your broker-dealer: We reserve the right to rescind the Contract if we do not receive and accept a properly completed application or enrollment form within 5 days of the premium payment. If we do not receive the application or form within 5 days of the premium payment, we will refund the contract value plus any charges we deducted, and the Contract will be voided.


We may require that an initial premium designated for a subaccount of Separate Account NY-B or the Fixed Account be allocated to a subaccount specially designated by the Company (currently, the Liquid Asset subaccount) during the free look period. After the free look period, we will convert your contract value (your initial premium plus any earnings less any expenses) into accumulation units of the subaccounts you previously selected. The accumulation units will be allocated based on the accumulation unit value next computed for each subaccount. Initial premiums designated for Fixed Interest Allocations will be allocated to a Fixed Interest Allocation with the guaranteed interest period you have chosen; however, in the future we may allocate the premiums to the specially designated subaccount during the free look period.

ADMINISTRATIVE PROCEDURES
We may accept a request for Contract service in writing, by telephone, or other approved electronic means, subject to our administrative procedures, which vary depending on the type of service requested and may include proper completion of certain forms, providing appropriate identifying information, and/or other administrative requirements. We will process your request at the accumulation value next determined only after you have met all administrative requirements.

CONTRACT VALUE
We determine your contract value on a daily basis beginning on the contract date. Your contract value is the sum of (a) the contract value in the Fixed Interest Allocations, and (b) the contract value in each subaccount in which you are invested.

     CONTRACT VALUE IN FIXED INTEREST ALLOCATIONS. The contract value in your Fixed Interest Allocations is the sum of premium payments allocated to the Fixed Interest Allocations under the Contract, plus contract value transferred to the Fixed Interest Allocations, plus credited interest, minus any transfers and withdrawals from the Fixed Interest Allocation (including any Market Value Adjustment applied to such withdrawal), contract fees, and premium taxes.

NYDVAP-121272                          23

     CONTRACT VALUE IN THE SUBACCOUNTS. On the contract date, the contract value in the subaccount in which you are invested is equal to the initial premium paid and designated to be allocated to the subaccount. On the contract date, we allocate your contract value to each subaccount and/or a Fixed Interest Allocation specified by you, unless the Contract is issued in a state that requires the return of premium payments during the free look period, in which case, the portion of your initial premium not allocated to a Fixed Interest Allocation will be allocated to a subaccount specially designated by the Company during the free look period for this purpose (currently, the Liquid Asset subaccount).

On each business day after the contract date, we calculate the amount of contract value in each subaccount as follows:

     (1) We take the contract value in the subaccount at the end of the preceding business day.

     (2) We multiply (1) by the subaccount's Net Investment Factor since the preceding business day.

     (3)  We add (1) and (2).

     (4) We add to (3) any additional premium payments, and then add or subtract any transfers to or from that subaccount.

     (5) We subtract from (4) any withdrawals and any related charges, and then subtract any contract fees and premium taxes.

CASH SURRENDER VALUE

The cash surrender value is the amount you receive when you surrender the Contract. The cash surrender value will fluctuate daily based on the investment results of the subaccounts in which you are invested and interest credited to Fixed Interest Allocations and any Market Value Adjustment. We do not guarantee any minimum cash surrender value. On any date during the accumulation phase, we calculate the cash surrender value as follows: we start with your contract value, then we adjust for any Market Value Adjustment, then we deduct any surrender charge, any charge for premium taxes, the annual contract and administration fee (unless waived) and any other charges incurred but not yet deducted.


SURRENDERING TO RECEIVE THE CASH SURRENDER VALUE

You may surrender the Contract at any time while the annuitant is living and before the annuity start date. A surrender will be effective on the date your written request and the Contract are received at our Customer Service Center. We will determine and pay the cash surrender value at the price next determined after receipt of all paperwork required in order for us to process your surrender. Once paid, all benefits under the Contract will be terminated. For administrative purposes, we will transfer your money to a specially designated subaccount (currently the Liquid Asset subaccount) prior to processing the surrender. This transfer will have no effect on your cash surrender value. You may receive the cash surrender value in a single sum payment or apply it under one or more annuity options. We will usually pay the cash surrender value within 7 days.

Consult your tax adviser regarding the tax consequences associated with surrendering your Contract. A surrender made before you reach age 59 1/2 may result in a 10% tax penalty. See "Federal Tax Considerations" for more details.

THE SUBACCOUNTS

Each of the subaccounts of Separate Account NY-B offered under this prospectus invests in an investment portfolio with its own distinct investment objectives and policies. Each subaccount of Separate Account NY-B invests in a corresponding portfolio of The GCG Trust, The PIMCO Variable Insurance Trust, the Pilgrim Variable Insurance Trust, the Prudential Series Fund, Inc., the Pilgrim Variable Products Trust, or the ProFunds.

NYDVAP-121272                          24

ADDITION, DELETION OR SUBSTITUTION OF SUBACCOUNTS AND OTHER CHANGES
We may make additional subaccounts available to you under the Contract. These subaccounts will invest in investment portfolios we find suitable for your Contract.


We may amend the Contract to conform to applicable laws or governmental regulations. If we feel that investment in any of the investment portfolios has become inappropriate to the purposes of the Contract, we may, with approval of the SEC (and any other regulatory agency, if required) substitute another portfolio for existing and future investments. If you have elected the dollar cost averaging, systematic withdrawals, or automatic rebalancing programs or if you have other outstanding instructions, and we substitute or otherwise eliminate a portfolio which is subject to those instructions, we will execute your instructions using the substituted or proposed replacement portfolio, unless you request otherwise. The substitute or proposed replacement portfolio may have higher fees and charges than any portfolio it replaces.


We also reserve the right to: (i) deregister Separate Account NY-B under the 1940 Act; (ii) operate Separate Account NY-B as a management company under the 1940 Act if it is operating as a unit investment trust; (iii) operate Separate Account NY-B as a unit investment trust under the 1940 Act if it is operating as a managed separate account; (iv) restrict or eliminate any voting rights as to Separate Account NY-B; and (v) combine Separate Account NY-B with other accounts.

We will, of course, provide you with written notice before any of these changes are effected.

THE FIXED ACCOUNT
The Fixed Account is a segregated asset account which contains the assets that support a contract owner's Fixed Interest Allocations. See "The Fixed Interest Allocations" for more information.

OTHER CONTRACTS
We offer other variable annuity contracts that also invest in the same investment portfolios of the Trusts. These contracts have different charges that could effect their performance, and many offer different benefits more suitable to your needs. To obtain more information about these other contracts, contact our Customer Service Center or your registered representative.

OTHER IMPORTANT PROVISIONS
See "Withdrawals," "Transfers Among Your Investments," "Death Benefit Choices," "Charges and Fees," "The Annuity Options" and "Other Contract Provisions" in this prospectus for information on other important provisions in your Contract.

--------------------------------------------------------------------------------
                                   WITHDRAWALS
--------------------------------------------------------------------------------

Any time during the accumulation phase and before the death of the annuitant, you may withdraw all or part of your money. Keep in mind that if you request a withdrawal for more than 90% of the cash surrender value, we will treat it as a request to surrender the Contract. If any single withdrawal or the sum of withdrawals exceeds the Free Withdrawal Amount, you will incur a surrender charge. The Free Withdrawal Amount in any contract year is 15% of your contract value on the date of withdrawal less any withdrawals during that contract year.

You need to submit to us a written request specifying the Fixed Interest Allocations or subaccounts from which amounts are to be withdrawn, otherwise the withdrawal will be made on a pro rata basis from all of the subaccounts in which you are invested. If there is not enough contract value in the subaccounts, we will deduct the balance of the withdrawal from your Fixed Interest Allocations starting with the guaranteed interest periods nearest their maturity dates until we have honored your request. We will apply a Market Value Adjustment to any withdrawal from your Fixed Interest Allocation taken more than 30 days before its maturity date. We will determine the contract value as of the close of business on the day we receive your

NYDVAP-121272                          25
withdrawal request at our Customer Service Center. The contract value may be more or less than the premium payments made.

For administrative purposes, we will transfer your money to a specially designated subaccount (currently, the Liquid Asset subaccount) prior to processing the withdrawal. This transfer will not effect the withdrawal amount you receive.

We offer the following three withdrawal options:

REGULAR WITHDRAWALS
After the free look period, you may make regular withdrawals. Each withdrawal must be a minimum of $100. We will apply a Market Value Adjustment to any regular withdrawal from a Fixed Interest Allocation that is taken more than 30 days before its maturity date.

SYSTEMATIC WITHDRAWALS
You may elect to receive automatic systematic withdrawal payments (1) from the contract value in the subaccounts in which you are invested, or (2) from the interest earned in your Fixed Interest Allocations. Systematic withdrawals may be taken monthly, quarterly or annually. You decide when you would like systematic payments to start as long as it starts at least 28 days after your contract date. You also select the date on which the systematic withdrawals will be made, but this date cannot be later than the 28th day of the month. If you have elected to receive systematic withdrawals but have not chosen a date, we will make the withdrawals on the same calendar day of each month as your contract date. If your contract date is after the 28th, your systematic withdrawal will be made on the 28th day of each month.

Each systematic withdrawal amount must be a minimum of $100. The amount of your systematic withdrawal can either be (1) a fixed dollar amount, or (2) an amount based on a percentage of your contract value. Both forms of systematic withdrawals are subject to the following maximum, which is calculated on each withdrawal date:

                                               MAXIMUM PERCENTAGE
                  FREQUENCY                    OF CONTRACT VALUE
                  Monthly                             1.25%
                  Quarterly                           3.75%
                  Annually                           15.00%

If your systematic withdrawal is a fixed dollar amount and the amount to be systematically withdrawn would exceed the applicable maximum percentage of your contract value on any withdrawal date, we will automatically reduce the amount withdrawn so that it equals such percentage. Thus, your fixed dollar systematic withdrawals will never exceed the maximum percentage. If you want fixed dollar systematic withdrawals to exceed the maximum percentage and are willing to incur associated surrender charges, consider the Fixed Dollar Systematic Withdrawal Feature which you may add to your regular systematic withdrawal program.

If your systematic withdrawal is based on a percentage of your contract value and the amount to be systematically withdrawn based on that percentage would be less than $100, we will automatically increase the amount to $100 as long as it does not exceed the maximum percentage. If the systematic withdrawal would exceed the maximum percentage, we will send the amount, and then automatically cancel your systematic withdrawal option.

Systematic withdrawals from Fixed Interest Allocations are limited to interest earnings during the prior month, quarter, or year, depending on the frequency you chose. Systematic withdrawals are not subject to a Market Value Adjustment, unless you have added the Fixed Dollar Systematic Withdrawal Feature discussed below and the payments exceed interest earnings. Systematic withdrawals from Fixed Interest Allocations under the Fixed Dollar Systematic Withdrawal Feature are available only in connection with Section 72(q) or 72(t) distributions. A Fixed Interest Allocation may not participate in both the systematic withdrawal option and the dollar cost averaging program at the same time.



NYDVAP-121272                          26

You may change the amount or percentage of your systematic withdrawal once each contract year or cancel this option at any time by sending satisfactory notice to our Customer Service Center at least 7 days before the next scheduled withdrawal date. If you submit a subsequent premium payment after you have applied for systematic withdrawals, we will not adjust future withdrawals under the systematic withdrawal program unless you specifically request that we do so. The systematic withdrawal option may commence in a contract year where a regular withdrawal has been taken but you may not change the amount or percentage of your withdrawals in any contract year during which you have previously taken a regular withdrawal. You may not elect the systematic withdrawal option if you are taking IRA withdrawals.

     FIXED DOLLAR SYSTEMATIC WITHDRAWAL FEATURE. You may add the Fixed Dollar Systematic Withdrawal Feature to your regular fixed dollar systematic withdrawal program. This feature allows you to receive a systematic withdrawal in a fixed dollar amount regardless of any surrender charges or Market Value Adjustments. Systematic withdrawals from Fixed Interest Allocations under the Fixed Dollar Systematic Withdrawal Feature are available only in connection with Section 72(q) or 72(t) distributions. You choose the amount of the fixed systematic withdrawals, which may total up to an annual maximum of 15% of your contract value as determined on the day we receive your election of this feature. The maximum limit will not be recalculated when you make additional premium payments, unless you instruct us to do so. We will assess a surrender charge on the withdrawal date if the systematic withdrawal exceeds the maximum limit as calculated on the withdrawal date. We will assess a Market Value Adjustment on the withdrawal date if the systematic withdrawal from a Fixed Interest Allocation exceeds your interest earnings on the withdrawal date. We will apply the surrender charge and any Market Value Adjustment directly to your contract value (rather than to the systematic withdrawal) so that the amount of each systematic withdrawal remains fixed.

Flat dollar systematic withdrawals which are intended to satisfy the requirements of Section 72(q) or 72(t) of the Internal Revenue Code (the "Code") may exceed the maximum. Such withdrawals are subject to surrender charges and Market Value Adjustment when they exceed the applicable free withdrawal amount.

IRA WITHDRAWALS
If you have a non-Roth IRA Contract and will be at least age 70 1/2 during the current calendar year, you may elect to have distributions made to you to satisfy requirements imposed by federal tax law. IRA withdrawals provide payout of amounts required to be distributed by the Internal Revenue Service ("IRS") rules governing mandatory distributions under qualified plans. We will send you a notice before your distributions commence. You may elect to take IRA withdrawals at that time, or at a later date. You may not elect IRA withdrawals and participate in systematic withdrawals at the same time. If you do not elect to take IRA withdrawals, and distributions are required by federal tax law, distributions adequate to satisfy the requirements imposed by federal tax law may be made. Thus, if you are participating in systematic withdrawals, distributions under that option must be adequate to satisfy the mandatory distribution rules imposed by federal tax law.

You may choose to receive IRA withdrawals on a monthly, quarterly or annual basis. Under this option, you may elect payments to start as early as 28 days after the contract date. You select the day of the month when the withdrawals will be made, but it cannot be later than the 28th day of the month. If no date is selected, we will make the withdrawals on the same calendar day of the month as the contract date.

You may request that we calculate for you the amount that is required to be withdrawn from your Contract each year based on the information you give us and various choices you make. For information regarding the calculation and choices you have to make, see the Statement of Additional Information. The minimum dollar amount you can withdraw is $100. When we determine the required IRA withdrawal amount for a taxable year based on the frequency you select, if that amount is less than $100, we will pay $100. At any time where the IRA withdrawal amount is greater than the contract value, we will cancel the Contract and send you the amount of the cash surrender value.

You may change the payment frequency of your IRA withdrawals once each contract year or cancel this option at any time by sending us satisfactory notice to our Customer Service Center at least 7 days before the next scheduled withdrawal date.



NYDVAP-121272                          27

An IRA withdrawal in excess of the amount allowed under systematic withdrawals will be subject to a Market Value Adjustment.

CONSULT YOUR TAX ADVISER REGARDING THE TAX CONSEQUENCES ASSOCIATED WITH TAKING WITHDRAWALS. You are responsible for determining that withdrawals comply with applicable law. A withdrawal made before the taxpayer reaches age 59 1/2 may result in a 10% penalty tax. See "Federal Tax Considerations" for more details.

--------------------------------------------------------------------------------
                        TRANSFERS AMONG YOUR INVESTMENTS
--------------------------------------------------------------------------------

You may transfer your contract value among the subaccounts in which you are invested and your Fixed Interest Allocations at the end of the free look period until the annuity start date. We currently do not charge you for transfers made during a contract year, but reserve the right to charge $25 for each transfer after the twelfth transfer in a contract year. We also reserve the right to limit the number of transfers you may make and may otherwise modify or terminate transfer privileges if required by our business judgment or in accordance with applicable law. We will apply a Market Value Adjustment to transfers from a Fixed Interest Allocation taken more than 30 days before its maturity date unless the transfer is made under the dollar cost averaging program.

Transfers will be based on values at the end of the business day in which the transfer request is received at our Customer Service Center.

The minimum amount that you may transfer is $100 or, if less, your entire contract value held in a subaccount or a Fixed Interest Allocation.

To make a transfer, you must notify our Customer Service Center and all other administrative requirements must be met. Any transfer request received after 4:00 p.m. eastern time or the close of the New York Stock Exchange will be effected on the next business day. Separate Account NY-B and the Company will not be liable for following instructions communicated by telephone or other approved electronic means that we reasonably believe to be genuine. We require personal identifying information to process a request for transfer made over the telephone, over the internet or other approved electronic means.


TRANSFERS BY THIRD PARTIES
As a convenience to you, we currently allow you to give third parties the right to effect transfers on your behalf. However, when the third party makes transfers for many contract owners, the result can be simultaneous transfers involving large amounts of contract values. Such transfers can disrupt the orderly management of the investment portfolios available to the Contract, can result in higher costs to contract owners, and may not be compatible with the long term goals of contract owners. We require third parties making multiple, simultaneous or large volume transfers to execute a third party service agreement with us prior to executing such transfers. Therefore, we may at any time exercise our business judgment and limit or discontinue accepting transfers made by a third party. We will notify any third party whose transfers are limited or discontinued by telephone, facsimile or email according to our records, followed by a letter. These limits may be based on, among other criteria, the amount of the aggregate trade or the available investment options for which third parties may make trades on behalf of multiple contract owners.


We may establish additional procedures or change existing procedures at any time in the exercise of our business judgment.

DOLLAR COST AVERAGING
You may elect to participate in our dollar cost averaging program if you have at least $1,200 of contract value in the (i) Limited Maturity Bond subaccount or the Liquid Asset subaccount, or (ii) a Fixed Interest Allocation with a 1-year guaranteed interest period. These subaccounts or Fixed Interest Allocation serve as the source accounts from which we will, on a monthly basis, automatically transfer a set dollar amount of money to other subaccounts selected by you.



NYDVAP-121272                          28

The dollar cost averaging program is designed to lessen the impact of market fluctuation on your investment. Since we transfer the same dollar amount to other subaccounts each month, more units of a subaccount are purchased if the value of its unit is low and less units are purchased if the value of its unit is high. Therefore, a lower than average value per unit may be achieved over the long term. However, we cannot guarantee this. When you elect the dollar cost averaging program, you are continuously investing in securities regardless of fluctuating price levels. You should consider your tolerance for investing through periods of fluctuating price levels.

You elect the dollar amount you want transferred under this program. Each monthly transfer must be at least $100. If your source account is the Limited Maturity Bond subaccount, the Liquid Asset subaccount or a 1-year Fixed Interest Allocation, the maximum amount that can be transferred each month is your contract value in such source account divided by 12. You may change the transfer amount once each contract year.

Transfers from a Fixed Interest Allocation under the dollar cost averaging program are not subject to a Market Value Adjustment.

If you do not specify the subaccounts to which the dollar amount of the source account is to be transferred, we will transfer the money to the subaccounts in which you are invested on a proportional basis. The transfer date is the same day each month as your contract date. If, on any transfer date, your contract value in a source account is equal or less than the amount you have elected to have transferred, the entire amount will be transferred and the program will end. You may terminate the dollar cost averaging program at any time by sending satisfactory notice to our Customer Service Center at least 7 days before the next transfer date. A Fixed Interest Allocation may not participate in the dollar cost averaging program and in systematic withdrawals at the same time.

We may in the future offer additional subaccounts or withdraw any subaccount or Fixed Interest Allocation to or from the dollar cost averaging program, or otherwise modify, suspend or terminate this program. Of course, such change will not affect any dollar cost averaging programs in operation at the time.

AUTOMATIC REBALANCING
If you have at least $10,000 of contract value invested in the subaccounts of Separate Account NY-B, you may elect to have your investments in the subaccounts automatically rebalanced. We will transfer funds under your Contract on a quarterly, semi-annual, or annual calendar basis among the subaccounts to maintain the investment blend of your selected subaccounts. The minimum size of any allocation must be in full percentage points. Rebalancing does not affect any amounts that you have allocated to the Fixed Account. The program may be used in conjunction with the systematic withdrawal option only if withdrawals are taken pro rata. Automatic rebalancing is not available if you participate in dollar cost averaging. Automatic rebalancing will not take place during the free look period.

To participate in automatic rebalancing, send satisfactory notice to our Customer Service Center. We will begin the program on the last business day of the period in which we receive the notice. You may cancel the program at any time. The program will automatically terminate if you choose to reallocate your contract value among the subaccounts or if you make an additional premium payment or partial withdrawal on other than a pro rata basis. Additional premium payments and partial withdrawals effected on a pro rata basis will not cause the automatic rebalancing program to terminate.

--------------------------------------------------------------------------------
                              DEATH BENEFIT CHOICES
--------------------------------------------------------------------------------

DEATH BENEFIT DURING THE ACCUMULATION PHASE
During the accumulation phase, a death benefit is payable when either the annuitant (when a contract owner is not an individual), the contract owner or the first of joint owners dies. Assuming you are the contract owner, your beneficiary will receive a death benefit unless the beneficiary is your surviving spouse and elects to continue the Contract. The death benefit value is calculated at the close of the business day on which we receive written notice and due proof of death, as well as any required paper work, at our Customer


NYDVAP-121272                          29

Service Center. If your beneficiary elects to delay receipt of the death benefit until a date after the time of death, the amount of the benefit payable in the future may be affected. The proceeds may be received in a single sum or applied to any of the annuity options. If we do not receive a request to apply the death benefit proceeds to an annuity option, we will make a single sum distribution. We will generally pay death benefit proceeds within 7 days after our Customer Service Center has received sufficient information to make the payment. For more information on required distributions under federal income tax laws, you should see "Required Distributions upon Contract Owner's Death."

You may choose from the following 2 death benefit choices: (1) the Standard Death Benefit Option; and (2) the Annual Ratchet Enhanced Death Benefit Option. Once you choose a death benefit, it cannot be changed. We may in the future stop or suspend offering any of the enhanced death benefit options to new Contracts. A change in ownership of the Contract may affect the amount of the death benefit and the guaranteed death benefit.

     STANDARD DEATH BENEFIT. You will automatically receive the Standard Death Benefit unless you choose the Annual Ratchet Enhanced Death Benefit. The Standard Death Benefit under the Contract is the greatest of (i) your contract value; (ii) total premium payments less any withdrawals; and (iii) the cash surrender value.

     ANNUAL RATCHET ENHANCED DEATH BENEFIT. The Annual Ratchet Enhanced Death Benefit under the Contract is the greatest of (i) the contract value; (ii) total premium payments less any withdrawals; (iii) the cash surrender value; and (iv) the enhanced death benefit as calculated below.

     ----------------------------------------------------------------------
                HOW THE ENHANCED DEATH BENEFIT IS CALCULATED
               FOR THE ANNUAL RATCHET ENHANCED DEATH BENEFIT
     ----------------------------------------------------------------------

     On each contract anniversary that occurs on or before the contract owner turns age 80, we compare the prior enhanced death benefit to the contract value and select the larger amount as the new enhanced death benefit.

     On all other days, the enhanced death benefit is the amount determined below. We first take the enhanced death benefit from the preceding day (which would be the initial premium if the valuation date is the contract date) and then we add additional premiums paid since the preceding day, then we subtract any withdrawals (including any Market Value Adjustment applied to such withdrawals) since the preceding day, then we subtract any associated surrender charges. That amount becomes the new enhanced death benefit.
     ----------------------------------------------------------------------

The Annual Ratchet Enhanced Death Benefit is available only at the time you purchase your Contract and only if the contract owner or annuitant (when the contract owner is other than an individual) is less than 80 years old at the time of purchase. The Annual Ratchet Enhanced Death Benefit may not be available where a Contract is held by joint owners.

DEATH BENEFIT DURING THE INCOME PHASE
If any contract owner or the annuitant dies after the annuity start date, the Company will pay the beneficiary any certain benefit remaining under the annuity in effect at the time.

REQUIRED DISTRIBUTIONS UPON CONTRACT OWNER'S DEATH
We will not allow any payment of benefits provided under the Contract which do not satisfy the requirements of Section 72(s) of the Code.

If any contract owner of a non-qualified Contract dies before the annuity start date, the death benefit payable to the beneficiary will be distributed as follows: (a) the death benefit must be completely distributed within 5 years of the contract owner's date of death; or (b) the beneficiary may elect, within the 1-year period

NYDVAP-10649                           30
after the contract owner's date of death, to receive the death benefit in the form of an annuity from us, provided that (i) such annuity is distributed in substantially equal installments over the life of such beneficiary or over a period not extending beyond the life expectancy of such beneficiary; and (ii) such distributions begin not later than 1 year after the contract owner's date of death. Notwithstanding (a) and (b) above, if the sole contract owner's beneficiary is the deceased owner's surviving spouse, then such spouse may elect to continue the Contract under the same terms as before the contract owner's death. Upon receipt of such election from the spouse at our Customer Service
Center: (1) all rights of the spouse as contract owner's beneficiary under the Contract in effect prior to such election will cease; (2) the spouse will become the owner of the Contract and will also be treated as the contingent annuitant, if none has been named and only if the deceased owner was the annuitant; and (3) all rights and privileges granted by the Contract or allowed by ReliaStar of NY will belong to the spouse as contract owner of the Contract. This election will be deemed to have been made by the spouse if such spouse makes a premium payment to the Contract or fails to make a timely election as described in this paragraph. If the owner's beneficiary is a nonspouse, the distribution provisions described in subparagraphs (a) and (b) above, will apply even if the annuitant and/or contingent annuitant are alive at the time of the contract owner's death.

If we do not receive an election from a nonspouse owner's beneficiary within the 1-year period after the contract owner's date of death, then we will pay the death benefit to the owner's beneficiary in a cash payment within five years from date of death. We will determine the death benefit as of the date we receive proof of death. We will make payment of the proceeds on or before the end of the 5-year period starting on the owner's date of death. Such cash payment will be in full settlement of all our liability under the Contract.

If the contract owner dies after the annuity start date, we will continue to distribute any benefit payable at least as rapidly as under the annuity option then in effect. All of the contract owner's rights granted under the Contract or allowed by us will pass to the contract owner's beneficiary.

If the Contract has joint owners we will consider the date of death of the first joint owner as the death of the contract owner and the surviving joint owner will become the contract owner of the Contract.

--------------------------------------------------------------------------------
                                CHARGES AND FEES
--------------------------------------------------------------------------------

We deduct the Contract charges described below to cover our costs and expenses, services provided and risks assumed under the Contracts. We incur certain costs and expenses for distributing and administrating the Contracts, including compensation and expenses paid in connection with sales of the Contracts, for paying the benefits payable under the Contracts and for bearing various risks associated with the Contracts. The amount of a Contract charge will not always correspond to the actual costs associated with the charge. For example, the surrender charge collected may not fully cover all of the distribution expenses incurred by us with the service or benefits provided. In the event there are any profits from fees and charges deducted under the Contract, we may use such profits to finance the distribution of Contracts.

CHARGE DEDUCTION SUBACCOUNT
You may elect to have all charges against your contract value deducted directly from a single subaccount designated by the Company. Currently we use the Liquid Asset subaccount for this purpose. If you do not elect this option, or if the amount of the charges is greater than the amount in the designated subaccount, the charges will be deducted as discussed below. You may cancel this option at any time by sending satisfactory notice to our Customer Service Center.

CHARGES DEDUCTED FROM THE CONTRACT VALUE
We deduct the following charges from your contract value:

     SURRENDER CHARGE. We will deduct a contingent deferred sales charge (a "surrender charge") if you surrender your Contract or if you take a withdrawal in excess of the Free Withdrawal Amount during the 7-

NYDVAP-121272                          31
year period from the date we receive and accept a premium payment. The surrender charge is based on a percentage of each premium payment withdrawn. This charge is intended to cover sales expenses that we have incurred. We may in the future reduce or waive the surrender charge in certain situations and will never charge more than the maximum surrender charges. The percentage of premium payments deducted at the time of surrender or excess withdrawal depends on the number of complete years that have elapsed since that premium payment was made. We determine the surrender charge as a percentage of each premium payment withdrawn as follows:

     COMPLETE YEARS ELAPSED          0     1     2    3    4    5    6    7+
         SINCE PREMIUM PAYMENT
     SURRENDER CHARGE                7%    6%    5%   4%   3%   2%   1%   0%

     FREE WITHDRAWAL AMOUNT. The Free Withdrawal Amount in any contract year is 15% of your contract value on the date of withdrawal less any withdrawals during that contract year.

     SURRENDER CHARGE FOR EXCESS WITHDRAWALS. We will deduct a surrender charge for excess withdrawals. We consider a withdrawal to be an "excess withdrawal" when the amount you withdraw in any contract year exceeds the Free Withdrawal Amount. Where you are receiving systematic withdrawals, any combination of regular withdrawals taken and any systematic withdrawals expected to be received in a contract year will be included in determining the amount of the excess withdrawal. Such a withdrawal will be considered a partial surrender of the Contract and we will impose a surrender charge and any associated premium tax. We will deduct such charges from the contract value in proportion to the contract value in each subaccount or Fixed Interest Allocation from which the excess withdrawal was taken. In instances where the excess withdrawal equals the entire contract value in such subaccounts or Fixed Interest Allocations, we will deduct charges proportionately from all other subaccounts and Fixed Interest Allocations in which you are invested. ANY WITHDRAWAL FROM A FIXED INTEREST ALLOCATION MORE THAN 30 DAYS BEFORE ITS MATURITY DATE WILL TRIGGER A MARKET VALUE ADJUSTMENT.

For the purpose of calculating the surrender charge for an excess withdrawal: a) we treat premiums as being withdrawn on a first-in, first-out basis; and b) amounts withdrawn which are not considered an excess withdrawal are not considered a withdrawal of any premium payments. We have included an example of how this works in Appendix C. Although we treat premium payments as being withdrawn before earnings for purpose of calculating the surrender charge for excess withdrawals, the federal tax law treats earnings as withdrawn first.

     PREMIUM TAXES. We may make a charge for state and local premium taxes depending on your state of residence. The tax can range from 0% to 3.5% of the premium payment. We have the right to change this amount to conform with changes in the law or if you change your state of residence.

We deduct the premium tax from your contract value on the annuity start date. However, some jurisdictions impose a premium tax at the time the initial and additional premiums are paid, regardless of when the annuity payments begin. In those states we may defer collection of the premium taxes from your contract value and deduct it when you surrender the Contract, when you take an excess withdrawal or on the annuity start date.

     ADMINISTRATIVE CHARGE. We deduct the annual administrative charge on each Contract anniversary, or if you surrender your Contract prior to a Contract anniversary, at the time we determine the cash surrender value payable to you. The amount deducted is $30 per Contract. This charge is waived if your contract value is $100,000 or more at the end of a contract year or the total of your premium payments is $100,000 or more or under other conditions established by ReliaStar of NY. We deduct the charge proportionately from all subaccounts in which you are invested. If there is no contract value in those subaccounts, we will deduct the charge from your Fixed Interest Allocations starting with the guaranteed interest periods nearest their maturity dates until the charge has been paid.

     TRANSFER CHARGE. We currently do not deduct any charges for transfers made during a contract year. We have the right, however, to assess up to $25 for each transfer after the twelfth transfer in a contract year.

NYDVAP-121272                          32

If such a charge is assessed, we would deduct the charge from the subaccounts and the Fixed Interest Allocations from which each such transfer is made in proportion to the amount being transferred from each such subaccount and Fixed Interest Allocation unless you have chosen to have all charges deducted from a single subaccount. The charge will not apply to any transfers due to the election of dollar cost averaging, automatic rebalancing and transfers we make to and from any subaccount specially designated by the Company for such purpose.


CHARGES DEDUCTED FROM THE SUBACCOUNTS
     MORTALITY AND EXPENSE RISK CHARGE. The mortality and expense risk charge is deducted each business day. The amount of the mortality and expense charge depends on the death benefit you have elected. If you have elected the Standard Death Benefit, the charge, on an annual basis, is equal to 1.10% of the assets you have in each subaccount. The charge is deducted on each business day at the rate of .003030% for each day since the previous business day. If you have elected the Annual Ratchet Enhanced Death Benefit, the charge, on an annual basis, is equal to 1.25% of the assets you have in each subaccount. The charge is deducted each business day at the rate of .003446% for each day since the previous business day.

     ASSET-BASED ADMINISTRATIVE CHARGE. The amount of the asset-based administrative charge, on an annual basis, is equal to 0.15% of the assets you have in each subaccount. The charge is deducted on each business day at the rate of .000411% for each day since the previous business day. The charge is deducted daily from your assets in each subaccount in order to compensate ReliaStar of NY for a portion of the administrative expenses under the Contract.

TRUST EXPENSES
There are fees and charges deducted from each investment portfolio of the Trusts. Each portfolio deducts portfolio management fees and charges from the amounts you have invested in the portfolios. In addition, two portfolios deduct 12b-1 fees. For 2000, total portfolio fees and charges ranged from 0.55% to 1.86%. See "Fees and Expenses" in this Prospectus for details.

Additionally, we may receive compensation from the investment advisers, administrators, distributors of the portfolios in connection with administrative, distribution, or other services and cost savings experienced by the investment advisers, administrators or distributors. It is anticipated that such compensation will be based on assets of the particular portfolios attributable to the Contract. Some advisers, administrators or distributors may pay us more than others.

--------------------------------------------------------------------------------
                               THE ANNUITY OPTIONS
--------------------------------------------------------------------------------

ANNUITIZATION OF YOUR CONTRACT
If the annuitant and contract owner are living on the annuity start date, we will begin making payments to the contract owner under an income plan. We will make these payments under the annuity option you chose. You may change the annuity option by making a written request to us at least 30 days before the annuity start date. The amount of the payments will be determined by applying your contract value adjusted for any applicable Market Value Adjustment on the annuity start date in accordance with the annuity option you chose.

You may also elect an annuity option on surrender of the Contract for its cash surrender value or you may choose one or more annuity options for the payment of death benefit proceeds while it is in effect and before the annuity start date. If, at the time of the contract owner's death or the annuitant's death (if the contract owner is not an individual), no option has been chosen for paying death benefit proceeds, the beneficiary may choose an annuity option within 60 days. In all events, payments of death benefit proceeds must comply with the distribution requirements of applicable federal tax law.



NYDVAP-121272                          33

The minimum monthly annuity income payment that we will make is $20. We may require that a single sum payment be made if the contract value is less than $2,000 or if the calculated monthly annuity income payment is less than $20.

For each annuity option we will issue a separate written agreement putting the annuity option into effect. Before we pay any annuity benefits, we require the return of your Contract. If your Contract has been lost, we will require that you complete and return the applicable lost Contract form. Various factors will affect the level of annuity benefits, such as the annuity option chosen, the applicable payment rate used and the investment performance of the portfolios and interest credited to the Fixed Interest Allocations.

Our current annuity options provide only for fixed payments. Fixed annuity payments are regular payments, the amount of which is fixed and guaranteed by us. Some fixed annuity options provide fixed payments either for a specified period of time or for the life of the annuitant. The amount of life income payments will depend on the form and duration of payments you chose, the age of the annuitant or beneficiary (and gender, where appropriate), the total contract value applied to purchase a Fixed Interest Allocation, and the applicable payment rate.

Our approval is needed for any option where:

     (1) The person named to receive payment is other than the contract owner or beneficiary;

     (2)  The person named is not a natural person, such as a corporation; or

     (3) Any income payment would be less than the minimum annuity income payment allowed.

SELECTING THE ANNUITY START DATE
You select the annuity start date, which is the date on which the annuity payments commence. The annuity start date must be at least 5 years from the contract date but before the month immediately following the annuitant's 90th birthday. If, on the annuity start date, a surrender charge remains, the elected annuity option must include a period certain of at least 5 years.

If you do not select an annuity start date, it will automatically begin in the month following the annuitant's 90th birthday.

If the annuity start date occurs when the annuitant is at an advanced age, such as over age 85, it is possible that the Contract will not be considered an annuity for federal tax purposes. For more information, see "Federal Tax Considerations" and the SAI. For a Contract purchased in connection with a qualified plan, other than a Roth IRA, distributions must commence not later than April 1st of the calendar year following the calendar year in which you reach age 70 1/2 or, in some cases, retire. Distributions may be made through annuitization or withdrawals. You should consult a tax adviser for tax advice before investing.

FREQUENCY OF ANNUITY PAYMENTS
You choose the frequency of the annuity payments. They may be monthly, quarterly, semi-annually or annually. If we do not receive written notice from you, we will make the payments monthly. There may be certain restrictions on minimum payments that we will allow.

THE ANNUITY OPTIONS
We offer the 4 annuity options shown below. Payments under Options 1, 2 and 3 are fixed. Payments under Option 4 may be fixed or variable, although only fixed are currently available. For a fixed annuity option, the contract value in the subaccounts is transferred to the Company's general account.

     OPTION 1. INCOME FOR A FIXED PERIOD. Under this option, we make monthly payments in equal installments for a fixed number of years based on the contract value on the annuity start date. We guarantee that each monthly payment will be at least the amount stated in your Contract. If you prefer, you may request that payments be made in annual, semi-annual or quarterly installments. We will provide you with illustrations if you ask for them. If the cash surrender value or contract value is applied under this

NYDVAP-121272                          34
option, a 10% penalty tax may apply to the taxable portion of each income payment until the contract owner reaches age 59 1/2.

     OPTION 2. INCOME FOR LIFE WITH A PERIOD CERTAIN. Under this option, we make payments for the life of the annuitant in equal monthly installments and guarantee the income for at least a period certain such as 10 or 20 years. Other periods certain may be available to you on request. You may choose a refund period instead. Under this arrangement, income is guaranteed until payments equal the amount applied. If the person named lives beyond the guaranteed period, we will continue making payments until his or her death. We guarantee that each payment will be at least the amount specified in the Contract corresponding to the person's age on his or her last birthday before the annuity start date. Amounts for ages not shown in the Contract are available if you ask for them.

     OPTION 3. JOINT LIFE INCOME. This option is available when there are 2 persons named to determine annuity payments. At least one of the persons named must be either the contract owner or beneficiary of the Contract. We guarantee monthly payments will be made as long as at least one of the named persons is living. There is no minimum number of payments. Monthly payment amounts are available if you ask for them.

     OPTION 4. ANNUITY PLAN. Under this option, your contract value can be applied to any other annuitization plan that we choose to offer on the annuity start date. Annuity payments under Option 4 may be fixed or variable. If variable and subject to the 1940 Act, it will comply with the requirements of such Act.

PAYMENT WHEN NAMED PERSON DIES
When the person named to receive payment dies, we will pay any amounts still due as provided in the annuity agreement between you and ReliaStar of NY. The amounts we will pay are determined as follows:

     (1) For Option 1, or any remaining guaranteed payments under Option 2, we will continue payments. Under Options 1 and 2, the discounted values of the remaining guaranteed payments may be paid in a single sum. This means we deduct the amount of the interest each remaining guaranteed payment would have earned had it not been paid out early. The discount interest rate is never less than 3% for Option 1 and 3.50% for Option 2 per year. We will, however, base the discount interest rate on the interest rate used to calculate the payments for Options 1 and 2 if such payments were not based on the tables in the Contract.

     (2) For Option 3, no amounts are payable after both named persons have died.

     (3) For Option 4, the annuity option agreement will state the amount we will pay, if any.

--------------------------------------------------------------------------------
                            OTHER CONTRACT PROVISIONS
--------------------------------------------------------------------------------

REPORTS TO CONTRACT OWNERS
We will send you a quarterly report within 31 days after the end of each calendar quarter. The report will show the contract value, cash surrender value, and the death benefit as of the end of the calendar quarter. The report will also show the allocation of your contract value and reflects the amounts deducted from or added to the contract value since the last report. You have 30 days to notify our Customer Service Center of any errors or discrepancies in the report or in any confirmation notices. We will also send you copies of any shareholder reports of the investment portfolios in which Separate Account NY-B invests, as well as any other reports, notices or documents we are required by law to furnish to you.

SUSPENSION OF PAYMENTS
The Company reserves the right to suspend or postpone the date of any payment or determination of values on any business day (1) when the New York Stock Exchange is closed; (2) when trading on the New York Stock Exchange is restricted; (3) when an emergency exists as determined by the SEC so that the sale of securities held in Separate Account NY-B may not reasonably occur or so that the Company may not

NYDVAP-121272                          35
reasonably determine the value of Separate Account NY-B's net assets; or
(4) during any other period when the SEC so permits for the protection of security holders. We have the right to delay payment of amounts from a Fixed Interest Allocation for up to 6 months.

IN CASE OF ERRORS IN YOUR APPLICATION
If an age or gender given in the application or enrollment form is misstated, the amounts payable or benefits provided by the Contract shall be those that the premium payment would have bought at the correct age or gender.

ASSIGNING THE CONTRACT AS COLLATERAL
You may assign a non-qualified Contract as collateral security for a loan but you should understand that your rights and any beneficiary's rights may be subject to the terms of the assignment. An assignment may have federal tax consequences. You should consult a tax adviser for tax advice. You must give us satisfactory written notice at our Customer Service Center in order to make or release an assignment. We are not responsible for the validity of any assignment.

CONTRACT CHANGES -- APPLICABLE TAX LAW
We have the right to make changes in the Contract to continue to qualify the Contract as an annuity under applicable tax law. You will be given advance notice of such changes.

FREE LOOK
You may cancel your Contract within your 10-day free look period. We deem the free look period to expire 15 days after we mail the Contract to you. To cancel, you need to send your Contract to our Customer Service Center or to the agent from whom you purchased it. We will refund the contract value. For purposes of the refund during the free look period, we include a refund of any charges deducted from your contract value. Because of the market risks associated with investing in the portfolios, the contract value returned may be greater or less than the premium payment you paid. We may, in our discretion, require that premiums designated for investment in the subaccounts as well as premiums designated for a Fixed Interest Allocation be allocated to the specially designated subaccount during the free look period. Your Contract is void as of the day we receive your Contract and cancellation request in good order. We determine your contract value at the close of business on the day we void your contract. If you keep your Contract after the free look period and the investment is allocated to a subaccount specially designated by the Company, we will put your money in the subaccount(s) chosen by you, based on the accumulation unit value next computed for each subaccount, and/or in the Fixed Interest Allocation chosen by you.

GROUP OR SPONSORED ARRANGEMENTS
For certain group or sponsored arrangements, we may reduce any surrender, administration, and mortality and expense risk charges. We may also change the minimum initial and additional premium requirements, or offer an alternative or reduced death benefit.

SELLING THE CONTRACT
Directed Services, Inc. is the principal underwriter and distributor of the Contract as well as for other contracts issued through Separate Account NY-B. The principal address of Directed Services is 1475 Dunwoody Drive, West Chester, Pennsylvania 19380. Directed Services is a corporation organized under the laws of New York and is a wholly owned subsidiary of Equitable of Iowa Companies, ("Equitable of Iowa"). Equitable of Iowa is a wholly-owned subsidiary of ING. Directed Services is registered as a broker-dealer with the SEC under the Securities Exchange Act of 1934, as well as with securities commissions in the states in which it operates, and is a member of the National Association of Securities Dealers, Inc. ("NASD").

Directed Services has the authority to enter into selling agreements with other firms. Directed Services has entered into selling agreements with broker-dealers to sell the Contracts through registered representatives. Those representatives are registered with the NASD, and if applicable, also with the states in which they do business. They also are licensed as insurance agents in the states in which they do business.

NYDVAP-121272                          36

We pay sales commissions to Directed Services for the sale of the Contracts. Directed Services passes through the entire amount of the sales commission to the broker-dealer whose registered representative sold the Contract. The maximum sales commission payable will be approximately 7.5% of the initial and any additional premium payment. This commission may be returned if the Contract is not continued through the first Contract Year.


--------------------------------------------------------------------------------
                            UNDERWRITER COMPENSATION
--------------------------------------------------------------------------------
   NAME OF PRINCIPAL         AMOUNT OF COMMISSION TO             OTHER
      UNDERWRITER                   BE PAID                   COMPENSATION

Directed Services, Inc.          Maximum of 7.5%           Reimbursement of any
                                 of any initial             covered expenses
                                  or additional                  incurred
                                 premium payments.             by registered
                                                              representatives
                                                               in connection
                                                                  with the
                                                                distribution
                                                             of the Contracts.
--------------------------------------------------------------------------------

Certain sales agreements may provide for a combination of a certain percentage of commission at the time of sale and an annual trail commission (which when combined could exceed the above commission).


We may make additional cash payments to broker-dealers for marketing and educational expenses and for the reimbursement of certain expenses incurred by registered representatives in connection with the distribution of the Contracts.


--------------------------------------------------------------------------------
                                OTHER INFORMATION
--------------------------------------------------------------------------------

VOTING RIGHTS
We will vote the shares of a Trust owned by Separate Account NY-B according to your instructions. However, if the 1940 Act or any related regulations should change, or if interpretations of it or related regulations should change, and we decide that we are permitted to vote the shares of a Trust in our own right, we may decide to do so.

We determine the number of shares that you have in a subaccount by dividing the Contract's contract value in that subaccount by the net asset value of one share of the portfolio in which a subaccount invests. We count fractional votes. We will determine the number of shares you can instruct us to vote 180 days or less before a Trust shareholder meeting. We will ask you for voting instructions by mail at least 10 days before the meeting. If we do not receive your instructions in time, we will vote the shares in the same proportion as the instructions received from all contracts in that subaccount. We will also vote shares we hold in Separate Account NY-B which are not attributable to contract owners in the same proportion.

STATE REGULATION
We are regulated by the Insurance Department of the State of New York. We are also subject to the insurance laws and regulations of all jurisdictions where we do business. The variable Contract offered by this prospectus has been approved where required by those jurisdictions. We are required to submit annual statements of our operations, including financial statements, to the Insurance Departments of the various jurisdictions in which we do business to determine solvency and compliance with state insurance laws and regulations.


NYDVAP-121272                          37

LEGAL PROCEEDINGS
The Company and its parent, like other insurance companies, may be involved in lawsuits, including class action lawsuits. In some class action and other lawsuits involving insurers, substantial damages have been sought and/or material settlement payments have been made. We believe that currently there are no pending or threatened lawsuits that are reasonably likely to have a materially adverse impact on the Company or Separate Account NY-B.

LEGAL MATTERS
The legal validity of the Contracts was passed on by Linda E. Senker, Esquire, counsel to ReliaStar of NY. Sutherland Asbill & Brennan LLP of Washington,
D.C. has provided advice on certain matters relating to federal securities laws.

EXPERTS
The audited balance sheet of ReliaStar of NY as of December 31, 2000 and the related statements of income, shareholder's equity, and cash flows for the periods from September 1, 2000 to December 31, 2000 and January 1, 2000 to August 31, 2000, and the audited financial statements of Separate Account NY-B at December 31, 2000 and for the periods indicated therein, appearing in this prospectus or in the SAI and Registration Statement have been audited by Ernst & Young LLP, independent auditors, as set forth in their reports thereon appearing in this prospectus or in the SAI and in the Registration Statement, and are included or incorporated by reference in reliance upon such reports given upon the authority of such firm as experts in accounting and auditing.

--------------------------------------------------------------------------------
                           FEDERAL TAX CONSIDERATIONS
--------------------------------------------------------------------------------

The following summary provides a general description of the federal income tax considerations associated with this Contract and does not purport to be complete or to cover all tax situations. This discussion is not intended as tax advice. You should consult your counsel or other competent tax advisers for more complete information. This discussion is based upon our understanding of the present federal income tax laws. We do not make any representations as to the likelihood of continuation of the present federal income tax laws or as to how they may be interpreted by the IRS.

TYPES OF CONTRACTS: NON-QUALIFIED OR QUALIFIED
The Contract may be purchased on a non-tax-qualified basis or purchased on a tax-qualified basis. Qualified Contracts are designed for use by individuals whose premium payments are comprised solely of proceeds from and/or contributions under retirement plans that are intended to qualify as plans entitled to special income tax treatment under Sections 401(a), 403(b), 408, or 408A of the Code. The ultimate effect of federal income taxes on the amounts held under a Contract, or annuity payments, depends on the type of retirement plan, on the tax and employment status of the individual concerned, and on our tax status. In addition, certain requirements must be satisfied in purchasing a qualified Contract with proceeds from a tax-qualified plan and receiving distributions from a qualified Contract in order to continue receiving favorable tax treatment. Some retirement plans are subject to distribution and other requirements that are not incorporated into our Contract administration procedures. Contract owners, participants and beneficiaries are responsible for determining that contributions, distributions and other transactions with respect to the Contract comply with applicable law. Therefore, you should seek competent legal and tax advice regarding the suitability of a Contract for your particular situation. The following discussion assumes that qualified Contracts are purchased with proceeds from and/or contributions under retirement plans that qualify for the intended special federal income tax treatment.

TAX STATUS OF THE CONTRACTS
     DIVERSIFICATION REQUIREMENTS. The Code requires that the investments of a variable account be "adequately diversified" in order for non-qualified Contracts to be treated as annuity contracts for federal income tax purposes. It is intended that Separate Account NY-B, through the subaccounts, will satisfy these diversification requirements.


NYDVAP-10649                           38

INVESTOR CONTROL. In certain circumstances, owners of variable annuity contracts have been considered for federal income tax purposes to be the owners of the assets of the separate account supporting their contracts due to their ability to exercise investment control over those assets. When this is the case, the contract owners have been currently taxed on income and gains attributable to the separate account assets. There is little guidance in this area, and some features of the Contracts, such as the flexibility of a contract owner to allocate premium payments and transfer contract values, have not been explicitly addressed in published rulings. While we believe that the Contracts do not give contract owners investment control over Separate Account NY-B assets, we reserve the right to modify the Contracts as necessary to prevent a contract owner from being treated as the owner of the Separate Account NY-B assets supporting the Contract.

     REQUIRED DISTRIBUTIONS. In order to be treated as an annuity contract for federal income tax purposes, the Code requires any non-qualified Contract to contain certain provisions specifying how your interest in the Contract will be distributed in the event of your death. The non-qualified Contracts contain provisions that are intended to comply with these Code requirements, although no regulations interpreting these requirements have yet been issued. We intend to review such provisions and modify them if necessary to assure that they comply with the applicable requirements when such requirements are clarified by regulation or otherwise. See "Death Benefit Choices" for additional information on required distributions from non-qualified contracts.

Other rules may apply to Qualified Contracts.

The following discussion assumes that the Contracts will qualify as annuity contracts for federal income tax purposes.

TAX TREATMENT OF ANNUITIES
     IN GENERAL. We believe that if you are a natural person you will generally not be taxed on increases in the value of a Contract until a distribution occurs or until annuity payments begin. (For these purposes, the agreement to assign or pledge any portion of the contract value, and, in the case of a qualified Contract, any portion of an interest in the qualified plan, generally will be treated as a distribution.)

TAXATION OF NON-QUALIFIED CONTRACTS
     NON-NATURAL PERSON. The owner of any annuity contract who is not a natural person generally must include in income any increase in the excess of the contract value over the "investment in the contract" (generally, the premiums or other consideration you paid for the contract less any non-taxable withdrawals) during the taxable year. There are some exceptions to this rule and a prospective contract owner that is not a natural person may wish to discuss these with a tax adviser. The following discussion generally applies to Contracts owned by natural persons.

     WITHDRAWALS. When a withdrawal from a non-qualified Contract occurs, the amount received will be treated as ordinary income subject to tax up to an amount equal to the excess (if any) of the contract value (unreduced by the amount of any surrender charge) immediately before the distribution over the contract owner's investment in the Contract at that time. The tax treatment of market value adjustments is uncertain. You should consult a tax adviser if you are considering taking a withdrawal from your Contract in circumstances where a market value adjustment would apply.

In the case of a surrender under a non-qualified Contract, the amount received generally will be taxable only to the extent it exceeds the contract owner's investment in the Contract.

NYDVAP-121272                          39

SEPARATE ACCOUNT CHARGES. It is possible that the Internal Revenue Service may take a position that charges for certain optional benefits and riders are deemed to be taxable distributions to you. In particular, the Internal Revenue Service may treat the quarterly charges deducted for the earnings multiplier benefit rider as taxable withdrawals, which might also be subject to a tax penalty if the withdrawal occurs before you reach age 59 1/2. Although we do not believe that the charges we deduct for the earnings multiplier benefit rider or any other optional benefit or rider provided under the Contract should be treated as taxable withdrawals, you should consult your tax advisor prior to selecting any optional benefit or rider under the Contract.


     PENALTY TAX ON CERTAIN WITHDRAWALS. In the case of a distribution from a non-qualified Contract, there may be imposed a federal tax penalty equal to 10% of the amount treated as income. In general, however, there is no penalty on distributions:

     o    made on or after the taxpayer reaches age 59 1/2;

     o    made on or after the death of a contract owner;

     o    attributable to the taxpayer's becoming disabled; or

     o made as part of a series of substantially equal periodic payments for the life (or life expectancy) of the taxpayer.

Other exceptions may be applicable under certain circumstances and special rules may be applicable in connection with the exceptions enumerated above. A tax adviser should be consulted with regard to exceptions from the penalty tax.

     ANNUITY PAYMENTS. Although tax consequences may vary depending on the payment option elected under an annuity contract, a portion of each annuity payment is generally not taxed and the remainder is taxed as ordinary income. The non-taxable portion of an annuity payment is generally determined in a manner that is designed to allow you to recover your investment in the Contract ratably on a tax-free basis over the expected stream of annuity payments, as determined when annuity payments start. Once your investment in the Contract has been fully recovered, however, the full amount of each annuity payment is subject to tax as ordinary income.

     TAXATION OF DEATH BENEFIT PROCEEDS. Amounts may be distributed from a Contract because of your death or the death of the annuitant. Generally, such amounts are includible in the income of recipient as follows: (i) if distributed in a lump sum, they are taxed in the same manner as a surrender of the Contract, or (ii) if distributed under a payment option, they are taxed in the same way as annuity payments.


     TRANSFERS, ASSIGNMENTS, EXCHANGES AND ANNUITY DATES OF A CONTRACT. A transfer or assignment of ownership of a Contract, the designation of an annuitant or payee other than an owner, the selection of certain dates for commencement of the annuity phase, or the exchange of a Contract may result in certain tax consequences to you that are not discussed herein. A contract owner contemplating any such transfer, assignment, designation or exchange, should consult a tax adviser as to the tax consequences.


     WITHHOLDING. Annuity distributions are generally subject to withholding for the recipient's federal income tax liability. Recipients can generally elect, however, not to have tax withheld from distributions.

     MULTIPLE CONTRACTS. All non-qualified deferred annuity contracts that are issued by us (or our affiliates) to the same contract owner during any calendar year are treated as one non-qualified deferred annuity contract for purposes of determining the amount includible in such contract owner's income when a taxable distribution occurs.

TAXATION OF QUALIFIED CONTRACTS
The Contracts are designed for use with several types of qualified plans. The tax rules applicable to participants in these qualified plans vary according to the type of plan and the terms and conditions of the plan itself. Special favorable tax treatment may be available for certain types of contributions and distributions. Adverse tax consequences may result from: contributions in excess of specified limits;

NYDVAP-121272                          40
distributions before age 59 1/2 (subject to certain exceptions); distributions that do not conform to specified commencement and minimum distribution rules; and in other specified circumstances. Therefore, no attempt is made to provide more than general information about the use of the Contracts with the various types of qualified retirement plans. Contract owners, annuitants, and beneficiaries are cautioned that the rights of any person to any benefits under these qualified retirement plans may be subject to the terms and conditions of the plans themselves, regardless of the terms and conditions of the Contract, but we shall not be bound by the terms and conditions of such plans to the extent such terms contradict the Contract, unless the Company consents.

         DISTRIBUTIONS. Annuity payments are generally taxed in the same manner as under a non-qualified Contract. When a withdrawal from a qualified Contract occurs, a pro rata portion of the amount received is taxable, generally based on the ratio of the contract owner's investment in the Contract (generally, the premiums or other consideration paid for the Contract) to the participant's total accrued benefit balance under the retirement plan. For qualified Contracts, the investment in the Contract can be zero. For Roth IRAs, distributions are generally not taxed, except as described below. For qualified plans under Section 401(a) and 403(b), the Code requires that distributions generally must commence no later than the later of April 1 of the calendar year following the calendar year in which the contract owner (or plan participant)
(i) reaches age 70 1/2 or (ii) retires, and must be made in a specified form or manner. If the plan participant is a "5 percent owner" (as defined in the Code), distributions generally must begin no later than April 1 of the calendar year following the calendar year in which the contract owner (or plan participant) reaches age 70 1/2. For IRAs described in
Section 408, distributions generally must commence no later than the later of April 1 of the calendar year following the calendar year in which the contract owner (or plan participant) reaches age 70 1/2. Roth IRAs under Section 408A do not require distributions at any time before the contract owner's death.

     WITHHOLDING. Distributions from certain qualified plans generally are subject to withholding for the contract owner's federal income tax liability. The withholding rates vary according to the type of distribution and the contract owner's tax status. The contract owner may be provided the opportunity to elect not to have tax withheld from distributions. "Eligible rollover distributions" from section 401(a) plans and section 403(b) tax-sheltered annuities are subject to a mandatory federal income tax withholding of 20%. An eligible rollover distribution is the taxable portion of any distribution from such a plan, except certain distributions that are required by the Code, distributions in a specified annuity form or hardship distributions. The 20% withholding does not apply, however, if the contract owner chooses a "direct rollover" from the plan to another tax-qualified plan or IRA.

Brief descriptions of the various types of qualified retirement plans in connection with a Contract follow. We will endorse the Contract as necessary to conform it to the requirements of such plan.

CORPORATE AND SELF-EMPLOYED PENSION AND PROFIT SHARING PLANS
Section 401(a) of the Code permits corporate employers to establish various types of retirement plans for employees, and permits self-employed individuals to establish these plans for themselves and their employees. These retirement plans may permit the purchaser of the Contracts to accumulate retirement savings under the plans. Adverse tax or other legal consequences to the plan, to the participant, or to both may result if this Contract is assigned or transferred to any individual as a means to provide benefit payments, unless the plan complies with all legal requirements applicable to such benefits before transfer of the Contract. Employers intending to use the Contract with such plans should seek competent advice.

NYDVAP-121272                          41

INDIVIDUAL RETIREMENT ANNUITIES
Section 408 of the Code permits eligible individuals to contribute to an individual retirement program known as an "Individual Retirement Annuity" or "IRA." These IRAs are subject to limits on the amount that can be contributed, the deductible amount of the contribution, the persons who may be eligible, and the time when distributions commence. Also, distributions from certain other types of qualified retirement plans may be "rolled over" or transferred on a tax-deferred basis into an IRA. There are significant restrictions on rollover or transfer contributions from Savings Incentive Match Plans (SIMPLE), under which certain employers may provide contributions to IRAs on behalf of their employees, subject to special restrictions. Employers may establish Simplified Employee Pension (SEP) Plans to provide IRA contributions on behalf of their employees. Sales of the Contract for use with IRAs may be subject to special requirements of the IRS.

ROTH IRA
Section 408A of the Code permits certain eligible individuals to contribute to a Roth IRA. Contributions to a Roth IRA, which are subject to certain limits on the amount of the contribution and the persons who may be eligible to contribute, are not deductible, and must be made in cash or as a rollover or transfer from another Roth IRA or other IRA. A rollover from or conversion of an IRA to a Roth IRA may be subject to tax, and other special rules may apply. Distributions from a Roth IRA generally are not taxed, except that, once aggregate distributions exceed contributions to the Roth IRA, income tax and a 10% penalty tax may apply to distributions made (1) before age 59 1/2 (subject to certain exceptions) or (2) during the five taxable years starting with the year in which the first contribution is made to any Roth IRA. A 10% penalty may apply to amounts attributable to a conversion from an IRA to a Roth IRA if the amounts are distributed during the five taxable years beginning with the year in which the conversion was made.

TAX SHELTERED ANNUITIES
Section 403(b) of the Code allows employees of certain Section 501(c)(3) organizations and public schools to exclude from their gross income the premium payments made, within certain limits, on a Contract that will provide an annuity for the employee's retirement. These premium payments may be subject to FICA (Social Security) tax. Distributions of (1) salary reduction contributions made in years beginning after December 31, 1988; (2) earnings on those contributions; and (3) earnings on amounts held as of the last year beginning before January 1, 1989, are not allowed prior to age 59 1/2, separation from service, death or disability. Salary reduction contributions may also be distributed upon hardship, but would generally be subject to penalties.


TAX CONSEQUENCES OF ENHANCED DEATH BENEFIT
THE CONTRACT INCLUDES AN ENHANCED DEATH BENEFIT THAT IN SOME CASES MAY EXCEED THE GREATER OF THE PREMIUM PAYMENTS OR THE CONTRACT VALUE. THE IRS HAS NOT RULED WHETHER AN ENHANCED DEATH BENEFIT COULD BE CHARACTERIZED AS AN INCIDENTAL BENEFIT, THE AMOUNT OF WHICH IS LIMITED IN ANY CODE SECTION 401(A) PENSION OR PROFIT-SHARING PLAN OR CODE SECTION 403(B) TAX-SHELTERED ANNUITY. EMPLOYERS USING THE CONTRACT MAY WANT TO CONSULT THEIR TAX ADVISER REGARDING SUCH LIMITATION. FURTHER, THE IRS HAS NOT ADDRESSED IN A RULING OF GENERAL APPLICABILITY WHETHER A DEATH BENEFIT PROVISION SUCH AS THE ENHANCED DEATH BENEFIT PROVISION IN THE CONTRACT COMPORTS WITH IRA OR ROTH IRA QUALIFICATION REQUIREMENTS. A TAX ADVISER SHOULD BE CONSULTED.


OTHER TAX CONSEQUENCES
As noted above, the foregoing comments about the federal tax consequences under the Contracts are not exhaustive, and special rules are provided with respect to other tax situations not discussed in this prospectus. Further, the federal income tax consequences discussed herein reflect our understanding of current law, and the law may change. Federal estate and state and local estate, inheritance and other tax consequences of ownership or receipt of distributions under a Contract depend on the individual circumstances of each contract owner or recipient of the distribution. A competent tax adviser should be consulted for further information.

POSSIBLE CHANGES IN TAXATION
Although the likelihood of legislative change is uncertain, there is always the possibility that the tax treatment of the Contracts could change by legislation or other means. It is also possible that any change could be retroactive
(that is, effective before the date of the change). You should consult a tax adviser with respect to legislative developments and their effect on the Contract.

NYDVAP-121272                          43

--------------------------------------------------------------------------------
       MORE INFORMATION ABOUT RELIASTAR LIFE INSURANCE COMPANY OF NEW YORK
--------------------------------------------------------------------------------

SELECTED FINANCIAL DATA

The following selected financial data prepared in accordance with generally accepted accounting principles ("GAAP") for ReliaStar Life Insurance Company of New York ("the Company") should be read in conjunction with the financial statements, and notes thereto included in this filing.

All outstanding shares of the Company are owned by Security-Connecticut Life Insurance Company (Security-Connecticut), a Minnesota domiciled insurance company. Security-Connecticut is a wholly owned subsidiary of ReliaStar Life Insurance Company (ReliaStar Life); a Minnesota domiciled insurance company. ReliaStar Life is a wholly owned subsidiary of ReliaStar Financial Corp. (ReliaStar Financial), a holding and management company domiciled in Delaware. ReliaStar's ultimate parent is ING Groep, N.V. (ING), a global financial services company based in Amsterdam, Netherlands. ING acquired ReliaStar Financial on September 1, 2000. The GAAP financial data presented below for the period after August 31, 2000, is presented on the Post-Merger new basis of accounting, while the financial statements for August 31, 2000 and prior periods are presented on the Pre-Merger historical cost basis of accounting.

                       SELECTED GAAP BASIS FINANCIAL DATA

(in millions)

                                                     POST-MERGER                                  PRE-MERGER
                                      ---------------------- --------------------- ---------------------- ----------------------
                                                               For the Period
                                                             September 1, 2000      For the Period           For the Year
                                                                  Through                Ended                  Ended
                                      For the Period Ended   December 31, 2000      August 31, 2000       December 31, 1999
                                       September 30, 2001
------------------------------------- ---------------------- --------------------- ---------------------- ----------------------
Premiums.......................           $         37.8         $         19.8        $         28.1          $        42.8
Net Income before Federal Income Tax
                                          $         23.7         $         12.5        $         34.8          $        61.8
Net Income ....................           $          9.7         $          5.8        $         22.8          $        39.8
Total Assets ..................                     N/A          $      3,516.0                  N/A           $     2,932.0
Total Liabilities .............                     N/A          $      2,306.4                  N/A           $     2,490.4
Total Stockholder's Equity ....                     N/A          $      1,206.6                  N/A           $       441.6


The following selected financial data was prepared on the basis of statutory accounting practices ("SAP"), which have been prescribed by the Department of Insurance of the State of New York and the National Association of Insurance Commissioners. These practices differ in certain respects from GAAP. The selected financial data should be read in conjunction with the financial statements and notes thereto included in this Filing, which describe the differences between SAP and GAAP.

                                                           SELECTED STATUTORY FINANCIAL DATA
                                                                     (IN MILLIONS)
                                                                For the Year
                                        For the Period Ended        Ended            For the Year
                                         September 30, 2001    December 31, 2000          Ended
                                                                                    December 31, 1999
--------------------------------------------------------------------------------------------------------
Premiums and Annuity Considerations
Net Income (Loss) before Federal Income   $     155              $     190            $    199
   Tax
Net Income (Loss)                         $      33              $      31            $     50
Total Assets                              $      31              $       6            $     31
Total Liabilities                               N/A              $   2,499            $  2,678
Total Capital and Surplus                       N/A              $   2,277            $  2,456
                                                N/A              $     222            $    222


BUSINESS ENVIRONMENT

The current business and regulatory environment presents many challenges to the insurance industry. The competitive environment remains intense. Increasing competition from traditional insurance carriers as well as banks and mutual fund companies offers consumers many choices. Overall demand for insurance products remains somewhat strong for several reasons. An aging U. S. population that is increasingly concerned about retirement, estate planning, and maintaining their standard of living in retirement; and potential reductions in government and employer-provided benefits at retirement, as well as lower public confidence in the adequacy of those benefits. The effects of the stock market decline in 2000 & 2001, a low interest rate environment, increasing unemployment, and the effects of September 11, 2001 have tempered the overall demand. Through September 30, 2001, sales of the Companies products, with the exception of retirement plans are higher when compared with September 30, 2000.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF RESULTS OF OPERATIONS

The purpose of this section is to discuss and analyze the Company's results of operations. In addition, some analysis and information regarding the Company's financial condition and liquidity and capital resources is provided. This analysis should be read jointly with the financial statements, related notes, and the Cautionary Statement Regarding Forward-Looking Statements, which appear elsewhere in this report.

                              RESULTS OF OPERATIONS

PREMIUMS. The Company reported premiums of $37.8 million for the nine months ended September 30, 2001 and $47.9 million for the year ended December 31, 2000 and $42.8 million for the year ended December 31, 1999. For the Company's contracts, approximately 68% of the premiums collected are not reported as revenues, but as deposits to insurance liabilities. The remaining contracts are traditional life, group and annuity premiums. Life insurance premiums and immediate annuity premiums are recognized as premium revenue when due. Group insurance premiums are recognized as premium revenue over the period to which the premiums relate.

REVENUES. The three largest components of revenue are premiums (discussed above), net investment income, and policy and contract charges. Net investment income was $112.3 million for the nine months ended September 30, 2001, $146.0 million for the year ended December 31, 2000, and $149.7 million as of December 31, 1999. Product charges totaled $75.3 million for the period ended September 30, 2001, $95.1 million in 2000 and $100.7 million in 1999. EXPENSES. The Company reported total insurance benefits and expenses of $183.3 million for the nine months ended September 30, 2001, $215.8 million for the year ended December 31, 2000 and $203.9 million for the year ended December 31, 1999. Insurance benefits and expenses consist of benefits to policyholders, reinsurance recoveries, increase in liabilities for future policy and contract benefits, net transfers to separate accounts, sales and operating expenses, and amortization of goodwill.

Commissions, general expenses, and insurance taxes, state licenses, and fees were $56.6 million for the nine months ended September 30, 2001, $56.5 million for the year ended December 31, 2000, and $47.7 for the year ended December 31, 1999. The Company's deferred policy acquisition costs ("DPAC") were $26.2 million for the nine months ended September 30, 2001, $8.8 million and $141.7 million for the years ended December 31, 2000 and 1999, respectively. An asset of $118.9 million represents the value of future profits ("PVFP") that was established for policies in force at the merger date of September 1, 2000. The Company deferred expenses of $26.1 million for the nine months ended September 30, 2001, $42.1 million and $29.2 million for the years ended December 31, 2000 and 1999 respectively. These expenses were associated with the costs of acquiring new contracts.

The net amortization of PVFP was $24.7 million for the nine months ended September 30, 2001 and $21.8 million and $10.2 million for the years ended December 31, 2000 and 1999 respectively. Based on current conditions and assumptions as to the impact of future events on acquired policies in force, the expected approximate net amortization relating to PVFP as of December 31, 2000 is $2.2 million, in 2001 $2.0 million, in 2002 $1.8 million, in 2003 $1.6 million, in 2004 $1.4 million, and $1.3 million in 2005. Actual amortization may vary based upon changes in assumptions and experience. INCOME. Net income for the nine months ended September 30, 2001 was $9.7 million. For the year ended December 31, 2000 was $28.6 million, and $39.8 million for the year ended December 31, 1999.

The Company recognized realized gains from the sale of bonds in the amount of $4.7 million for the nine months ended September 30, 2001, $1.8 million during 2000 compared to realized losses of $.3 million during 1999. The company recorded estimates of $6.6 million (after reinsurance and before tax) for its potential exposure to claims resulting from the September 11, 2001 terrorist attacks.

                               FINANCIAL CONDITION

RATINGS. Currently, the Company's ratings are A+ by A.M. Best Company, AA+ by Fitch, Inc., and AA+ by Standard & Poor's Rating Services ("Standard & Poor's"). INVESTMENTS. The Company's assets are invested in accordance with applicable laws. These laws govern the nature and the quality of investments that may be made by life insurance companies and the percentage of their assets that may be committed to any particular type of investment. In general, these laws permit investments, within specified limits subject to certain qualifications, in federal, state, and municipal obligations, corporate bonds, preferred or common stocks, real estate mortgages, real estate, and certain other investments.

The Company purchases investments in accordance with investment guidelines that take into account investment quality, liquidity, and diversification and invests primarily in investment grade securities. All of The Company's assets except for variable separate account assets are available to meet its obligations under the contracts. All of the Company's investments are carried at fair value in the Company's financial statements. The decrease in the carrying value of the Company's investment portfolio was due to changes in unrealized depreciation of fixed maturities. The Company manages the growth of insurance operations in order to maintain adequate capital ratios. Fixed Maturities: At September 30, 2001, the Company had fixed maturities with an amortized cost of $1,474.6billion and an estimated fair value of $1,549.1 billion. The Company classifies 100% of its securities as available for sale. Net unrealized appreciation on fixed maturities of $74.5 million was comprised of gross appreciation of $86.3 million and gross depreciation $11.8 million.

The individual securities in the Company's fixed maturities portfolio (at amortized cost) include investment grade securities, which include securities issued by the U. S. government, its agencies, and corporations that are rated at least A- by Standard & Poor's ($751.7 millions or 51.0%), that are rated BBB+ to BBB- by Standard & Poor's ($319.9 million or 21.7%), and below investment grade securities which are securities issued by corporations that are rated BB+ to BB-by Standard & Poor's ($61.9 million or 4.2%). Securities not rated by Standard & Poor's had a National Association of Insurance Commissioners ("NAIC") rating of 1 ($157.8 million or 10.7%). The remaining classes of bonds were $182.9 million or 12.4% of the total bond portfolio.

Fixed maturities rated BBB+ to BBB- may have speculative characteristics and changes in economic conditions or other circumstances are more likely to lead to a weakened capacity of the issuer to make principal and interest payments than is the case with higher rated fixed maturities.

The Company estimates the fair value of its below investment grade portfolio was $130.3 million, or 101% of the amortized cost value, at September 30, 2001. The Company intends to purchase additional below investment grade securities, but it does not expect the percentage of its portfolio invested in such securities to exceed 10% of its investment portfolio. At September 30, 2001, the yield at amortized cost on the Company's below investment grade portfolio was 9.1% compared to 7.5% for the Company's investment grade corporate bond portfolio.

Below investment grade securities have different characteristics than investment grade corporate debt securities. Risk of loss upon default by the borrower is significantly greater with respect to below investment grade securities than with other corporate debt securities. Below investment grade securities are generally unsecured and are often subordinated to other creditors of the issuer. Also, issuers of below investment grade securities usually have higher levels of debt and are more sensitive to adverse economic conditions, such as a recession or increasing interest rates, than are issuers of investment grade securities. The Company attempts to reduce the overall risk in its below investment grade portfolio, as in all of its investments, through careful credit analysis, strict investment policy guidelines, and diversification by company and by industry.

The Company analyzes its investment portfolio, including below investment grade securities, at least quarterly in order to determine if the Company's ability to realize the carrying value on any investment has been impaired. For debt securities, if impairment in value is determined to be other than temporary (i.e., if it is probable the Company will be unable to collect all amounts due according to the contractual terms of the security), the cost basis of the impaired security is written down to fair value, which becomes the new cost basis. The amount of the write-down is included in earnings as a realized loss. Future events may occur, or additional or updated information may be received, which may necessitate future write-downs of securities in the Company's portfolio. Significant write-downs in the carrying value of investments could materially adversely affect the Company's net income in future periods.

At September 30, 2001, the amortized cost basis of the Company's fixed maturities portfolio was reduced by $957.0 million as a result of sales, maturities, and scheduled principal repayments. In total, net pre-tax losses from sales, calls, and scheduled principal repayments of fixed maturities amounted to $7.3 million.

At September 30, 2001, the fixed maturities portfolio was deemed to have impairments in value other than temporary. The impairments had amortized cost of $7.6 million and a market value of $7.9 million. The Company's fixed maturities portfolio had a combined yield at amortized cost of 7.5% at September 30, 2001.

OTHER ASSETS. Accrued investment was $23.8 million for the nine months ended September 30, 2001, $26.4 million at December 30, 2000 and $26.8 million at December 31, 1999. Goodwill represents the excess of the acquisition cost over the fair market value of net assets. For the nine months ended September 30, 2001 goodwill totaled $845.2 million dollars and accumulated amortization of goodwill was $23.5 million. For the years ended December 31, 2000 and 1999, goodwill totaled $868.2 million and $33.7 million and accumulated amortization of totaled $7.3 million and $3.6 million respectively.

At September 30, 2001, the Company had total assets of $3.6 billion, $3.5 billion at December 30, 2000, and $2.9 billion as of December 31, 1999. LIABILITIES. Future policy benefits for the nine months ended September 30, 2001 were $1.6 billion, $1.5 billion at December 30, 2000, and $1.6 billion at December 30, 1999. Policy reserves represent the premiums received plus accumulated interest less administration charges. During 2001, there has been an increase to the reserves because of change in market conditions, which affects products such as variable life.

For the nine months ended September 30, 2001, the Company had $491.6 million of separate account liabilities. This compares with $607.2 million as of December 30, 2000 and $685.0 million as of December 30, 1999. Separate account liabilities have decreased because the market value of the investments has decreased as a result of losses in the stock market.

The Company's total liabilities were $2.3 billion for the nine months ended September 30, 2001, $2.3 billion at December 31, 2000 and $2.5 billion as of December 31, 1999.

                         LIQUIDITY AND CAPITAL RESOURCES

Liquidity is the ability of the Company to generate sufficient cash flows to meet the cash requirements of its operating, investing, and financing activities. The Company's principal sources of cash are premiums and product charges, investment income, and maturing investments. Primary uses of these funds are payments of commissions and operating expenses, investment purchases, as well as withdrawals and surrenders.

Net cash provided by operating activities was $43.0 million at September 30, 2001 compared to net cash provided by operations of $34.7 million at December 31, 2000. The increase in operating cash flow results primarily from a decrease in surrender benefits.

Net cash used in investing activities was $(33.5) million at September 30, 2001 as compared to $53.7 million net cash provided by investing activities at December 31, 2000. This change is primarily due to the purchase of additional commercial mortgage loans.

Net cash provided by financing activities was $24.9 million during at September 30, 2001 as compared to net cash used in financing activities of $(91.3) million at December 31, 2000. As of September 30, 2001, net cash used in financing activities was impacted by a decrease in withdrawals from insurance contracts.

The Company's liquidity position is managed by maintaining adequate levels of liquid assets, such as cash or cash equivalents and short-term investments. Additional sources of liquidity include borrowing facilities to meet short-term cash requirements. The Company has a $30 million revolving note facility with SunTrust Bank, Atlanta, which expires on May 31, 2002. Management believes these sources of liquidity are adequate to meet the Company's short-term cash obligations.

The Company is required to maintain a minimum capital and surplus of not less than $6 million under the provisions of the insurance laws of the State of New York.

Under the provisions of the insurance laws of the State of New York, The Company cannot distribute any dividends to its stockholder, Security-Connecticut Life Insurance Company unless a notice of its intent to declare a dividend and the amount of the dividend has been filed with the New York Insurance Department at least thirty days in advance of the proposed declaration. If the Superintendent of the New York Insurance Department finds the financial condition of The Company does not warrant the distribution, the Superintendent may disapprove the distribution by giving written notice to the Company within thirty days after the filing. The management of The Company pays a quarterly dividend. As of September 30, 2001 the Company has paid dividends in to Security-Connecticut Life Insurance Company in the amount of $12 million.

The NAIC's risk-based capital requirements require insurance companies to calculate and report information under a risk-based capital formula. These requirements are intended to allow insurance regulators to monitor the capitalization of insurance companies based upon the type and mixture of risks inherent in a company's operations. The formula includes components for asset risk, liability risk, interest rate exposure, and other factors. The Company has complied with the NAIC's risk-based capital reporting requirements. Amounts reported indicate the Company has total adjusted capital well above all required capital levels.

Vulnerability from Concentrations: As of September 30, 2001 88% of the Company's sales are generated by 3 areas; Life Insurance (29%), 401(k) Retirement Plans (38%), and Payroll Deduction Plans (21%). Premiums from the State of New York provide 56% of the company's total premiums. The Company is not dependent upon any single customer or business segment.

Reinsurance: The Company is a member of reinsurance associations established for the purpose of ceding the excess of life insurance over retention limits.

Reinsurance contracts do not relieve the Company from its obligations to policyholders. Failure of reinsurers to honor their obligations could result in losses to the Company; consequently, allowances are established for amounts deemed uncollectible. The Company has never had to write off uncollectible amounts from reinsurer; therefore, there is no allowance for uncollectible amounts. The Company evaluates the financial condition of its reinsurers and monitors concentrations of credit risk to minimize its exposure to significant losses from reinsurer insolvencies.

The Company's retention limit is $300,000 per insurable life for individual coverage. For group coverage and reinsurance assumed, the retention is $300,000 per life with per occurrence limitations, subject to certain maximums.

As of September 30, 2001, $10.6 billion of life insurance in force was ceded to other companies of which 56% (based on inforce) was ceded to an unaffiliated reinsurer and 44% (based on inforce) was ceded to affiliates. In addition, the Company had assumed $3.0 billion of life insurance in force as of September 30, 2001.

                         MARKET RISK AND RISK MANAGEMENT

Asset/liability management is integrated into many aspects of the Company's operations, including investment decisions, product development, and crediting rates determination. As part of its risk management process, different economic scenarios are modeled, including cash flow testing required for insurance regulatory purposes, to determine that existing assets are adequate to meet projected liability cash flows.

On the basis of these analyses, management believes there is no material solvency risk to the Company.

            CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Any forward-looking statements contained herein or in any other oral or written statement by the Company or any of its officers, directors, or employees is qualified by the fact that actual results of the Company may differ materially from such statement, among other risks and uncertainties inherent in the Company's business, due to the following important factors:

     1. Prevailing interest rate levels and stock market performance, which may affect the ability of the Company to sell its products, the market value and liquidity of the Company's investments, fee revenue, and the lapse rate of the Company's policies, notwithstanding product design features intended to enhance persistency of the Company's products.

     2. Changes in the federal income tax laws and regulations, which may affect the tax status of the Company's products.

     3. Changes in the regulation of financial services, including bank sales and underwriting of insurance products, which may affect the competitive environment for the Company's products.

     4.   Increasing competition in the sale of the Company's products.

     5. Other factors that could affect the performance of the Company, including, but not limited to, market conduct claims, litigation, insurance industry insolvencies, availability of competitive reinsurance on new business, investment performance of the underlying portfolios of the variable products, variable product design, and sales volume by significant sellers of the Company's variable products.

OTHER INFORMATION

CERTAIN AGREEMENTS. The Company and its affiliates have entered into agreements whereby affiliates and the Company provide certain management, administrative, legal, and other services for each other. The net amounts billed to the Company were $20.8, $25.3 and $20.5 million in 2000, 1999 and 1998 respectively. The net costs allocated to the Company under these agreements may not be indicative of costs the Company might incur if these services were not provided by the Company's affiliates. During 2000, the Company paid cash dividends of $12.0 million to Security-Connecticut.

ReliaStar Life and Security-Connecticut reinsure certain life policies written by the Company. Premiums ceded under these agreements were$16.1, $14.4 million and $15.6 million for the years ended December 31, 2000, 1999 and 1998, respectively.

DISTRIBUTION AGREEMENT. First Golden Life Insurance Company of New York ("First Golden"), ReliaStar's predecessor had entered into agreements with DSI to perform services related to the distribution of its products. DSI had acted as the principal underwriter (as defined in the Securities Act of 1933 and the Investment Company Act of 1940, as amended) of the insurance products issued by First Golden. For the years ended December 31, 2000, 1999 and 1998, commissions paid by First Golden to DSI were $1,115,000, $697,000 and $1,754,000, respectively. DSI will continue to distribute those insurance products now owned by ReliaStar under the distribution agreement with First Golden.

EMPLOYEES. ReliaStar and its affiliates continue to receive and give support services to each other pursuant to agreements as described above under "Certain Agreements." The cost of these services are allocated to ReliaStar.

Certain officers of ReliaStar are also officers of ING, Golden American and DSI, and certain officers of ReliaStar are also officers of EIC, and/or Equitable Life Insurance Company of Iowa. See "Directors and Executive Officers." PROPERTIES. ReliaStar's principal office is located at 1000 Woodbury Road, Woodbury, New York 11797, where certain of the Company's records are maintained. The office space is leased.

DIRECTORS AND EXECUTIVE OFFICERS

NAME (AGE)                                  POSITION(S) WITH THE COMPANY
--------------------------------            --------------------------------
William D. Bonneville (54)                  Executive Vice President & Chief
                                               Administrative Officer
Paula Cludray-Engelke (44)                  Secretary
James G. Cochran (50)                       Executive Vice President
R. Michael Conley (58)                      Director
Richard R. Crowl (54)                       Senior Vice President and
                                               General Counsel
James R. Gelder (52 )                       Chief Executive Officer
Ambassador Ulric Haynes, Jr. (70)           Director
Wayne R. Huneke (50)                        Director, Vice President &
                                               Chief Financial Officer
David S. Pendergrass (41)                   Vice President & Treasurer
Fiorvante G. Perotta (70)                   Director
Roger D. Roenfeldt (63)                     Executive Vice President &
                                               Chief Operating Officer
Robert C. Salipante (45)                    Director & Vice Chairman
John G. Turner (62)                         Director & Chairman
Charles B. Updaike(62)                      Director
Ross M. Weale(63)                           Director

Each director is elected to serve for one year or until the next annual meeting of shareholders or until his or her successor is elected. Some directors and/or officers are directors and/or officers of First Golden's insurance company affiliates. The principal positions of First Golden's directors and senior executive officers for the past five years are listed below:

         DIRECTORS AND OFFICERS  PRINCIPAL OCCUPATION AND BUSINESS EXPERIENCE

         William D. Bonneville/3/
                         Executive Vice President and Chief
                         Administrative Officer of ReliaStar Life Insurance Company of New York since 2000; Senior Vice President and Chief Administrative Officer of ReliaStar Life Insurance Company of New York from 1998 to 2000; Vice President of ReliaStar Life Insurance Company of New York (formerly known as ReliaStar Bankers Security Life Insurance Company) from 1996 to 1998; Vice President of North Atlantic Life Insurance Company from 1992 to 1995 until its merger into ReliaStar Life Insurance Company of New York.

         Paula Cludray-Engelke/3/
                         Secretary of Ameribest Life
                         Insurance Company, Equitable Life Insurance Company of Iowa, First Columbine Life Insurance Company, Golden American Life Insurance Company, Life Insurance Company of Georgia, Midwestern United Life Insurance Company, Security Life of Denver Insurance Company, Southland Life Insurance Company, United Life and Annuity Insurance Company and Washington Square Securities, Inc. since 2001; Secretary of Northern Life Insurance Company, ReliaStar Life Insurance Company, ReliaStar Life Insurance Company of New York and Security-Connecticut Life Insurance Company since 2000; Secretary of Aetna Insurance Company of America and Aetna Life Insurance and Annuity Company since 2001; Assistant Secretary of Aetna Insurance Company of America and Aetna Life Insurance and Annuity Company since 2000.

         James G. Cochran/3/
                         Executive Vice President of ReliaStar
                         Life Insurance Company of New York since 1997; Vice President of ReliaStar Life Insurance Company since 1999; Senior Vice President of ReliaStar United Services Life Insurance Company from 1990 to 1996 until its merger into ReliaStar Life Insurance Company.

         R.   Michael Conley/1/
                         Retired 1998; Senior Vice President
                         of ReliaStar Financial Corp. from 1991 to 1998; Senior Vice President, ReliaStar Employee Benefits of ReliaStar Life Insurance Company from 1988 to 1998; President of NWNL Benefits Corporation from 1988 to 1998; Executive Vice President of ReliaStar Life Insurance Company of New York from 1996 to 1998; Director of ReliaStar Life Insurance Company of New York since 1998.

         Richard R. Crowl/2/
                         Senior Vice President of ReliaStar
                         Financial Corp. since 2001; Senior Vice President, General Counsel and Secretary of ReliaStar Financial Corp. from 1996 to 2001; Vice President of Security-Connecticut Life Insurance Company since 2001; Senior Vice President and General Counsel of Security-Connecticut Life Insurance Company from 1997 to 2001; Senior Vice President of ReliaStar Life Insurance Company and ReliaStar Life Insurance Company of New York since 2001; Senior Vice President and General Counsel of ReliaStar Life Insurance Company, Northern Life Insurance Company, and ReliaStar Life Insurance Company of New York from 1996 to 2001; Senior Vice President and General Counsel of ReliaStar United Services Life Insurance Company from 1996 to 1998 at which time this company merged into ReliaStar Life Insurance Company; Senior Vice President and General Counsel of ReliaStar Investment Research, Inc. (formerly known as Washington Square Advisers, Inc.) since 1986; Vice President and Associate General Counsel of ReliaStar Financial Corp. from 1989 to 1996; Vice President and Associate General Counsel of ReliaStar Life Insurance Company from 1985 to 1996; Director of various subsidiaries of ING America Insurance Holdings, Inc.

         James R. Gelder2
                         Chief Executive Officer, U.S. Life Group of
                         ReliaStar Life Insurance Company, Security Life of Denver Insurance Company, Equitable Life Insurance Company of Iowa, Midwestern United Life Insurance Company and Southland Life Insurance Company since 2001; Senior Vice President, ReliaStar Financial Corp. since 2000; President and Chief Executive Officer of ReliaStar Life Insurance Company of New York since 1999; Senior Vice President of ReliaStar Life Insurance Company from 1999 to 2001; Executive Vice President of ReliaStar Life Insurance Company of New York from 1998 to 1999; President of Security-Connecticut Life Insurance Company since 1998; Chief Executive Officer of Security-Connecticut Life Insurance from 1998 to 2001; Executive Vice President and Chief Operating Officer of Security-Connecticut Life Insurance Company from 1997 to 1998; Vice President of ReliaStar Life Insurance Company from 1994 to 1999; Director and Officer of various subsidiaries of ReliaStar Financial Corp.

         Ambassador      Dean of the School of Business and
         Ulric           Executive Dean for University International Relations
         Haynes, Jr./1/  Haynes, Jr. 1 of Hofstra University since 1991;
                         Director of DYNAX Solutions, Inc. from 2000 to present;
                         Director of INNCOM International Inc. from 1999 to present; Director of Pall Corporation from 1994 to present; Director of HSBC USA Inc. (formerly Marine
                         Midland Bank) from 1969 to present.

         Wayne R.        Chief Financial Officer, Aetna Insurance
         Huneke/2/       Company of America, Aetna Life Insurance and Annuity
                         Company, Ameribest Life Insurance Company, Equitable
                         Life Insurance Company of Iowa, First Columbine Life
                         Insurance Company, Golden American Life Insurance
                         Company, Life Insurance Company of Georgia, Midwestern
                         United Life Insurance Company, Security Life of Denver
                         Insurance Company, Southland Life Insurance Company and
                         USG Annuity & Life Company since 2001; Vice President and Chief Financial Officer of ReliaStar Life Insurance
                         Company of New York since 2000; Director of Ameribest
                         Life Insurance Company, Equitable Life Insurance
                         Company of Iowa, First Columbine Life Insurance
                         Company, Golden American Life Insurance Company, Life
                         Insurance Company of Georgia, Midwestern United Life
                         Insurance Company, Security Life of Denver Insurance
                         Company, Southland Life Insurance Company, USG Annuity
                         & Life Company and United Life and Annuity Insurance since 2001; Chief Financial Officer, ING North America
                         Insurance Corporation since 2000; Chief Financial
                         Officer, ING America Insurance Holdings, Inc. since
                         2000; Director of Aetna Insurance Company of America,
                         Aetna Life Insurance and Annuity Company, Aetna
                         Retirement Holdings, Inc. and Aetna Retirement
                         Services, Inc. since 2000; Senior Executive Vice
                         President of ReliaStar Financial Corp. since 1999; and
                         Senior Executive Vice President and Chief Financial
                         Officer of ReliaStar Life Insurance Company since 2000;
                         Senior Executive Vice President of ReliaStar Financial
                         Life Insurance Company from 1999 to 2000; Senior Vice
                         President of ReliaStar Financial Corp. and ReliaStar
                         Life Insurance Company from 1994 to 1999; Director of
                         ReliaStar Life Insurance Company and ReliaStar Life
                         Insurance Company of New York since 1995; Chief
                         Financial Officer and Treasurer of ReliaStar Financial
                         Corp. and ReliaStar Life Insurance Company from 1994 to
                         1997.


         P.Randall Lowery/1/
                         Director of Ameribest Life Insurance
                         Company, Equitable Life Insurance Company of Iowa, First Columbine Life Insurance Company, Golden American Life Insurance Company, Life Insurance Company of Georgia, Midwestern United Life Insurance Company, Northern Life Insurance Company, ReliaStar Life Insurance Company, ReliaStar Life Insurance Company of New York, Security Life of Denver Insurance Company, Southland Life Insurance Company, USG Annuity & Life Company and United Life and Annuity Insurance since 2001; Director of Aetna Insurance Company of America, Aetna Life Insurance and Annuity Company and Aetna Retirement Services, Inc. since 2000.

         David S. Pendergrass/3
                         Vice President and Treasurer, ING
                         North America Insurance Corp. since 1995; Vice President and Treasurer, Life Insurance Company of Georgia, Southland Life Insurance Company since 1997; Vice President and Treasurer, ING America Insurance Holdings, Inc., Ameribest Life Insurance Company, Golden American Life Insurance Company and United Life and Annuity Company since 1999; Treasurer, ING America Life Corporation since 1999; Vice President and Treasurer, Security Life of Denver Insurance Company, Midwestern United Life Insurance Company, First ING Life Insurance Company of new York since 1996; Vice President and Treasurer, Equitable of Iowa Companies, Inc., Equitable Life Insurance Company of Iowa, USG Annuity & Life Company since 1998; Second Vice President, Security Life of Denver International since 1998; Vice President and Treasurer, First Columbine Life Insurance Company, ReliaStar Life Insurance Company, ReliaStar Life Insurance Company of New York, Northern Life Insurance Company, Security-Connecticut Life Insurance Company, Aetna Life Insurance & Annuity Company, Aetna Retirement Holdings, Inc., Aetna Retirement Services, Inc., Lion Custom Investments, LLC, Lion II Custom Investments LLC, Lion Connecticut Holdings, Orange Investment Enterprises, Inc., and MIA Office Americas, Inc. since 2000; Vice President and Treasurer, Equitable American Life Insurance Company from 1998-2000.

         Fioravante G. Perrotta/1/
                         Retired 1996; Formerly Senior Partner of
                         Rogers & Wells (New York law firm) since 1970.

         Roger D. Roenfeldt/3/
                         Executive Vice President and Chief
                         Marketing Officer since 2001; Executive Vice President and Chief Operating Officer of ReliaStar Life Insurance Company of New York from 1997 to 2001; Executive Vice President and Chief Operating Officer of Lincoln Security Life Insurance Company from 1996 to 1997 until its merger into ReliaStar Life Insurance Company of New York; President and Chief Executive Officer of The R.E. Lee Group/US, Inc. from 1991 to 1996.

         Robert C. Salipante/2/
                         Chief Operating Officer, ReliaStar
                         Life Insurance Company since 2001; Chief Executive Officer of Ameribest Life Insurance Company, Equitable Life Insurance Company of Iowa, Golden American Life Insurance Company, Midwestern United Life Insurance Company, Security Life of Denver Insurance Company, Security-Connecticut Life Insurance Company, Southland Life Insurance Company, United Life and Annuity Insurance Company and USG Annuity & Life Company since 2001; Director of Ameribest Life Insurance Company, Equitable Life Insurance Company of Iowa, First Columbine Life Insurance Company, Golden American Life Insurance Company, Life Insurance Company of Georgia, Midwestern United Life Insurance Company, Northern Life Insurance Company, ReliaStar Life Insurance Company, Security Life of Denver Insurance Company, Security-Connecticut Life Insurance Company, Southland Life Insurance Company, USG Annuity & Life Company and United Life and Annuity Insurance since 2001; Chief Executive Officer, ING North America Insurance Corporation since 2000; Director of Aetna Insurance Company of America, Aetna Life Insurance and Annuity Company, Aetna Retirement Holdings, Inc., and Aetna Retirement Services, Inc., since 2000; Chairman of Security-Connecticut Life Insurance Company since 2000; President and Chief Operating Officer of ReliaStar Financial Corp. since 1999; President and Chief Operating Officer of ReliaStar Life Insurance Company from 1999 to 2001; Senior Vice President of ReliaStar Financial Corp. and ReliaStar Life Insurance Company from 1996 to 1999; Vice Chairman of ReliaStar Life Insurance Company of New York since 1999; President and Chief Executive Officer of ReliaStar Life Insurance Company of New York from 1998 to 1999; Senior Vice President of ReliaStar Financial Corp. from 1994 to 1996; Senior Vice President and Chief Financial Officer of ReliaStar Financial Corp. from 1992 to 1994; Director and Officer of various subsidiaries of ReliaStar Financial Corp.

         Mark A. Tullis/1/
                         Director of ReliaStar Life Insurance Company and ReliaStar Life Insurance Company of New York since 2001; Director of Midwestern United Life Insurance Company since 2000; Director of Ameribest Life Insurance Company, Equitable American Life Insurance Company, Equitable Life Insurance Company of Iowa, First Columbine Life Insurance Company, First Golden American Life Insurance Company, Golden American Life Insurance Company, Life Insurance Company of Georgia, Security Life of Denver Insurance Company, Southland Life Insurance Company, USG Annuity & Life Company and United Life and Annuity Insurance Company since 1999.

         John G. Turner/2/
                         Director and Vice Chairman, ING America
                         Insurance Holdings, Inc. since 2000; Chairman and Chief Executive Officer of ReliaStar Financial Corp. and ReliaStar Life Insurance Company since 1993; Chairman of ReliaStar United Services Life Insurance Company from 1995 until its merger with ReliaStar Life Insurance Company in 1998; Chairman of ReliaStar Life Insurance Company of New York since 1995; Chairman of Northern Life Insurance Company since 1992; Director and Officer of various subsidiaries of ReliaStar Financial Corp.

     Charles B. Updike/1/
                         Partner of Schoeman, Marsh & Updike (New York law firm) since 1976.

     Ross M. Weale/1/
                         President of Waccabuc Enterprise, Inc. (New
                         York management consulting firm) since 1996; President and Chief Executive Officer of Country Bank (financial institution) from 1986 to 1996.

       1 Director of ReliaStar Life Insurance Company of New York
       2 Director and Officer of ReliaStar Life Insurance Company of New York 3 Officer of ReliaStar Life Insurance Company of New York

The Executive Committee of our Board of Directors consists of Directors Turner, Salipante, Huneke, Updike, and Weale. The Compliance Committee of our Board of Directors consists of Directors Weale, Conley, Haynes, Perrotta and Updike.

Each director is elected to serve for one year or until the next annual meeting of shareholders or until his or her successor is elected. Some directors and/or officers are directors and/or officers of ReliaStar's insurance company affiliates. The principal positions of ReliaStar's directors and senior executive officers for the past five years are listed below:

COMPENSATION TABLE AND OTHER INFORMATION

The following sets forth information with respect to the Chief Executive Officer of the Company as well as the annual salary and bonus for the next five highly compensated executive officers for the fiscal years ended December 31, 2000.

EXECUTIVE COMPENSATION TABLE

The following table sets forth information with respect to the annual salary and bonus for ReliaStar's Chief Executive Officer, the four other most highly compensated executive officers.

                                                                                  LONG-TERM
                                            ANNUAL COMPENSATION                 COMPENSATION
                                                                         RESTRICTED    SECURITIES
NAME AND                                                                STOCK AWARDS   UNDERLYING    ALL OTHER
PRINCIPAL POSITION                  YEAR      SALARY        BONUS/1/       OPTIONS       OPTIONS    COMPENSATION/2/
------------------                  ----      ------        --------    ------------   ----------   --------------
James Gelder                        2000     $307,635   $      404,011        N/A          N/A        $ 2,279,357
   CEO & President                  1999     $258,725   $      187,493                                $    42,683
John Turner                         2000     $774,615   $    3,947,569                                $16,339,756
   Chairman of the Board            1999     $728,154   $    1,386,427                                $ 2,102,348
Robert Salipante                    2000     $498,462   $    2,003,068                                $ 6,364,344
   Vice Chairman of the Board       1999     $367,154   $      501,988                                $   499,313
Wayne Huneke                        2000     $400,096   $    1,907,476                                $ 2,935,228
   VP & CFO                         1999     $346,596   $      397,360                                $   169,426
Richard Crowl                       2000     $290,192   $      498,823                                $ 2,510,293
   Sr. VP & General Counsel         1999     $259,231   $      334,316                                $   254,108


--------------------

1   The amount shown relates to bonuses paid in 2000, 1999 and 1998.
2 Other compensation for 2000 and 1999 includes a business allowance for each named executive which is required to be applied to specific business expenses of the named executive.

OPTION GRANTS IN LAST FISCAL YEAR

                                                                                   POTENTIAL
                                     % OF TOTAL                               REALIZABLE VALUE AT
                      NUMBER OF        OPTIONS                                  ASSUMED ANNUAL
                     SECURITIES      GRANTED TO                                 RATES OF STOCK
                     UNDERLYING       EMPLOYEES    EXERCISE                   PRICE APPRECIATION
                       OPTIONS        IN FISCAL     OR BASE    EXPIRATION       FOR OPTION TERM
NAME                   GRANTED          YEAR         PRICE        DATE        5%               10%
----                 ----------      ----------    --------    ----------     ---              ---
James Gelder             N/A             N/A          N/A          N/A        N/A              N/A
John Turner              N/A             N/A          N/A          N/A        N/A              N/A
Robert Salipante         N/A             N/A          N/A          N/A        N/A              N/A
Wayne Huneke             N/A             N/A          N/A          N/A        N/A              N/A
Richard Crowl            N/A             N/A          N/A          N/A        N/A              N/A



-------------------------------------------------------------------------------
UNAUDITED FINANCIAL STATEMENTS OF RELIASTAR LIFE INSURANCE COMPANY OF NEW YORK
-------------------------------------------------------------------------------

For the Nine Months Ended September 30, 2001

                  RELIASTAR LIFE INSURANCE COMPANY OF NEW YORK
             CONDENSED CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
                              (Dollars in millions)

                                                     For the Nine Months     For the One Month    For the Eight Months
                                                     Ended September 30,    Ended September 30,     Ended August 31,
                                                             2001                   2000                  2000
                                                         (Unaudited)            (Unaudited)
(in millions)                                      ---------------------- --------------------- ----------------------

REVENUES
Premiums                                           $          37.8        $           5.0       $          28.1
Net Investment Income                                        112.3                   12.1                  97.7
Realized Investment Gains (Losses), Net                        4.7                    0.1                   1.3
Policy and Contract Charges                                   75.3                    8.0                  63.3
Other Income                                                   6.4                    0.3                   5.9
                                                   ---------------------- --------------------- ----------------------
TOTAL                                                        236.5                   25.5                 196.3

BENEFITS AND EXPENSES
Benefits to Policyholders                                    126.7                   14.7                 100.4
Sales and Operating Expenses                                  56.6                    4.7                  38.2
Amortization of Deferred Policy Acquisition
  Costs and Present Value of  Future Profits                  27.9                    3.1                  21.5
Dividends and Experience Refunds to
   Policyholders                                               1.6                     .4                   1.4
                                                   ---------------------- --------------------- --------------------------
TOTAL                                                        212.8                   22.9                 161.5
Income Before Income Taxes                                    23.7                    2.6                  34.8
Income Tax Expense                                            14.0                    1.5                  12.0
NET INCOME                                         $           9.7        $           1.1       $          22.8



The accompanying notes are an integral part of the financial statements.

                  RELIASTAR LIFE INSURANCE COMPANY OF NEW YORK
                CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)
                              (Dollars in millions)

                                                                September 30,     December 31,
                                                                    2001              2000
                                                                (Unaudited)
(in millions)                                               ------------------- ------------------

ASSETS
Fixed Maturity Securities (Amortized Cost: 2001,
   $1,474.6; 2000, $1,430.5)                                   $1,549.1              $1,459.4
Equity Securities (Cost: 2001, $4.8; 2000, $4.5)                    4.6                   4.5
Mortgage Loans on Real Estate                                     275.4                 246.2
Real Estate                                                          .3                   0.4
Policy Loans                                                       85.3                  84.4
Other Invested Assets                                               7.0                   6.6
Short-Term Investments                                               --                  18.4
----------------------------------------------------------------------------------------------------
TOTAL INVESTMENTS                                               1,921.7               1,819.9
Cash (Overdraft)                                                   32.4                  (2.1)
Accounts and Notes Receivable                                      27.1                   2.8
Reinsurance Receivable                                             61.6                  48.7
Deferred Policy Acquisition Costs                                  19.8                   8.8
Present Value of Future Profits
  (Accumulated Amortization:  2001, $24.7, 2000 $21.8)             79.3                  98.6
Accrued Investment Income                                          23.8                  26.4
Goodwill (Accumulated Amortization: 2001, $23.5;
  2000, $7.3)                                                     845.2                 868.2
Income Taxes                                                       27.2                  32.9
Other Assets                                                        1.4                    --
Assets Held in Separate Accounts                                  494.1                 609.7
----------------------------------------------------------------------------------------------------
TOTAL ASSETS                                                   $3,533.6              $3,513.9
====================================================================================================

LIABILITIES

Future Policy and Contract Benefits                            $1,533.3              $1,547.4
Pending Policy Claims                                              35.3                  32.9
Other Policyholder Funds                                           33.9                  34.5
Payables to Related Parties                                        20.0                  11.3
Borrowed Money                                                     61.0                    --
Other Liabilities                                                 141.9                  74.0
Liabilities Related to Separate Accounts                          491.6                 607.2
----------------------------------------------------------------------------------------------------
TOTAL LIABILITIES                                              $2,317.0               2,307.3
----------------------------------------------------------------------------------------------------

SHAREHOLDER'S EQUITY

Common Stock (Shares Issued: 1.4)                                   2.8                   2.8
Additional Paid-In Capital                                      1,194.6               1,194.6
Retained Earnings (Deficit)                                        (2.5)                 (0.2)
Accumulated Other Comprehensive Income (Loss)                      21.7                   9.4
----------------------------------------------------------------------------------------------------
TOTAL SHAREHOLDER'S EQUITY                                      1,216.6               1,206.6
----------------------------------------------------------------------------------------------------
TOTAL LIABILITIES AND SHAREHOLDER'S EQUITY                     $3,533.6              $3,513.9
====================================================================================================

The accompanying notes are an integral part of the financial statements.

                  RELIASTAR LIFE INSURANCE COMPANY OF NEW YORK
           CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
                              (Dollars in millions)

                                                                 January 1, 2001     September 1,       January 1,
                                                                        to               2000              2000
                                                                    September             To                to
                                                                     30, 2001         September           August
                                                                                       30, 2000          31, 2000
(in millions)                                                     (Unaudited)         (Unaudited)
---------------------------------------------------------------- ----------------- ----------------- ------------------
Net Cash Provided  by (Used in) Operating Activities               $     23.5        $     (3.6)       $     32.3
INVESTING ACTIVITIES
Proceeds from Sales of Fixed Maturity Securities                        962.8              18.7             113.7
Proceeds  from   Maturities  or  Repayment  of  Fixed  Maturity
Securities                                                                 --                38.6              69.4
Cost of Fixed Maturity Securities Acquired                             (984.3)            (62.9)           (169.4)
Purchases (Sales) of Equity Securities, Net                              (0.1)             13.0                --
Proceeds of Mortgage Loans Sold, Matured or Repaid                      281.3              (0.4)             19.2
(Cost) Proceeds of Mortgage Loans Acquired                             (310.5)               .1                --
Proceeds of Real Estate Sales                                              .1                --                --
Policy Loans Issued, Net                                                 (0.9)             (0.2)               --
Purchases (Sales) of Other Invested Assets, Net                          (0.3)              1.0              (1.4)
Sales (Purchases) of  Short-Term Investments, Net                        18.4              (3.3)     (1.4)
                                                                                                              3.8
---------------------------------------------------------------- ----------------- ----------------- ------------------
Net Cash (Used in) Provided by Investing Activities                     (33.5)              4.6              35.3
---------------------------------------------------------------- ----------------- ----------------- ------------------

FINANCING ACTIVITIES
Deposits to Insurance Contracts                                          98.3              12.3              88.8
Maturities and Withdrawals from Insurance Contracts                    (102.8)            (13.2)           (156.5)
Increase in Borrowed Money                                               61.0                --                --
Dividends to Shareholder                                                (12.0)             (3.0)             (6.0)
---------------------------------------------------------------- ----------------- ----------------- ------------------
Net Cash Provided by (Used in) Financing Activities                      44.5              (3.9)            (73.7)
---------------------------------------------------------------- ----------------- ----------------- ------------------
Increase (Decrease) in Cash (Overdraft)                                  34.5              (2.9)             (6.1)
Cash (Overdraft) at Beginning of Period                                  (2.1)             (5.2)               .9
---------------------------------------------------------------- ----------------- ----------------- ------------------
Cash (Overdraft) at End of Period                                  $     32.4        $ (8.1)           $     (5.2)
---------------------------------------------------------------- ----------------- ----------------- ------------------


The accompanying notes are an integral part of the financial statements.

                  RELIASTAR LIFE INSURANCE COMPANY OF NEW YORK
        NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
                               September 30, 2001


NOTE 1.  BASIS OF PRESENTATION

The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with generally accepted accounting principles in the United States for interim financial information and Article 10 of Regulation S-X. Accordingly, the financial statements do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments considered necessary for a fair presentation have been included. All adjustments were of a normal recurring nature, unless otherwise noted in the Other Information section and Notes to Financial Statements. Operating results for the nine months ended September 30, 2001 are not necessarily indicative of the results that may be expected for the year ending December 31, 2001.

ORGANIZATION

All outstanding shares of the Company are owned by Security-Connecticut Life Insurance Company (Security-Connecticut), a Minnesota domiciled insurance company. Security-Connecticut is a wholly owned subsidiary of ReliaStar Life Insurance Company (ReliaStar Life); a Minnesota domiciled insurance company. ReliaStar Life is a wholly owned subsidiary of ReliaStar Financial Corp. (ReliaStar), a holding and management company domiciled in Delaware. ING America Insurance Holdings Inc. (ING AIH) wholly owns ReliaStar. ReliaStar's ultimate parent is ING Groep, N.V. (ING), a global financial services company based in Amsterdam, Netherlands. ING acquired ReliaStar on September 1, 2000.

SIGNIFICANT ACCOUNTING POLICIES

NEW ACCOUNTING STANDARDS: AS of January 1, 2001, the Company adopted FAS No. 133, Accounting for Derivative Instruments and Hedging Activities, as amended and interpreted by FAS No. 137, Accounting for Derivative Instruments and Hedging Activities - Deferral of the Effective Date of FASB Statement No. 133, FAS No. 138, Accounting for Certain Derivative Instruments and Certain Hedging Activities - an Amendment of FASB Statement No. 133, and certain FAS No. 133 implementation issues. This standard, as amended, requires companies to record all derivatives on the balance sheet as either assets or liabilities and measure those instruments at fair value. The manner in which companies are to record gains or losses resulting from changes in the fair values of those derivatives depends on the use of the derivative and whether it qualifies for hedge accounting.

Adoption of FAS No. 133 did not have a material effect on the Company's financial position or results of operations given the Company's limited derivative and embedded derivative holdings.

Recognition of Interest Income and Impairment on Purchased and Beneficial Interests in Securitized Financial Assets

Effective April 2001, the Company adopted Emerging Issues Task Force Issue "EITF" 99-20, Recognition of Interest Income and Impairment on Purchased and Retained Beneficial Interests in Securitized Financial Assets. EITF 99-20 states that interest income earned on retained or purchased beneficial interests in securitized financial assets should be recognized over the life of the investment based on an anticipated yield determined by periodically estimating cash flows. Interest income should be revised prospectively for changes in cash flows. Additionally, impairment should be recognized if the fair value of the beneficial interest has declined below its carrying amount and the decline is other than temporary. The impact of adoption was not significant to the Company's financial position or results of operations.

PENDING ACCOUNTING STANDARDS

In June 2001, the FASB issued FAS No. 141, "Business Combinations", and No. 142, "Goodwill and Other Intangible Assets" (collectively, the Statements). FAS No. 141, which supersedes APB Opinion No. 16, "Business Combinations", eliminates the pooling-of-interests method of accounting for business combinations except for qualifying business combinations that were initiated prior to July 1, 2001. FAS No. 141 also changes the criteria to recognize intangible assets apart from goodwill. The requirements of FAS No. 141 are effective for all business combinations completed after June 30, 2001.

FAS No. 142, which supersedes APB Opinion No. 17, "Intangible Assets", goodwill and indefinite lived intangible assets are no longer amortized but are reviewed annually, or more frequently if impairment indicators arise, for impairment. The amortization provisions of FAS No. 142 apply to goodwill and intangible assets acquired after June 30, 2001. With respect to goodwill and intangible assets acquired prior to July 1, 2001, the amortization provisions of FAS No. 142 are effective upon adoption of FAS No. 142. Because of the different transition dates for goodwill and intangible assets acquired on or before June 30, 2001 and those acquired after that date, pre-existing goodwill and intangibles will be amortized during this transition period until adoption, whereas new goodwill and indefinite lived intangible assets acquired after June 30, 2001 will not. FAS No. 142 is required to be adopted in fiscal years beginning after December 15, 2001.

The effect of implementing these statements on the Company's financial statements has not yet been determined.

RECLASSIFICATIONS

Certain prior period amounts have been reclassified to conform to current period presentation.

NOTE 2.  COMPREHENSIVE INCOME

Comprehensive income includes all changes in stockholder's equity during a period except those resulting from investments by and distributions to the stockholder. For the nine months ended 2001 and 2000, total comprehensive income for the Company amounted to $22.0 million and $22.9 million , respectively. Other comprehensive income excludes net investment gains (losses) included in net income which merely represent transfers from unrealized to realized gains and losses. These amounts totaled $4.7 million, $.1 million post acquisition and $1.3 million pre-acquisition for the nine months ended September 30, 2001 and one month ended September 30, 2000 and eight months ended August 31, 2000, respectively.

NOTE 3.  COMMITMENTS AND CONTINGENCIES

LITIGATION: The Company, like other insurance companies, may be named or otherwise involved in lawsuits, including class action lawsuits and arbitration. In some class action and other actions involving insurers, substantial damages have been sought and/or material settlement or award payments have been made. The Company currently believes no pending or threatened lawsuits or actions exist that are reasonably likely to have a material adverse impact on the Company.

REVOLVING NOTE PAYABLE: TO enhance short-term liquidity, the Company established a revolving note payable with SunTrust Bank, Atlanta (the "Bank"). The revolving note payable was issued April 2001 and has an expiration date of May 31, 2002. The Company may have $30,000,000 outstanding. The notes accrue interest at an annual rate equal to (1) the cost of funds for the Bank for the period applicable for the advance plus 0.225% or (2) a rate quoted by the Bank to the Companies for the advance. The terms of the agreement require the Company to maintain the minimum level of Company Action Level Risk Based Capital as established by applicable state law or regulation. The Company had $1.3 million outstanding at August 31, 2001.

NOTE 4.  MERGERS AND ACQUISITIONS

On September 10, 2001, the Board of Directors ("Board") of the Company principally approved a plan to merge with First Golden Life Insurance Company of New York ("First Golden"). The merger is subject to the approval of the Insurance Department of the State of New York, which has the discretion, as deemed necessary, to hold a public hearing with regard to the merger. Once approved by the State of New York, the Company's Board will give final approval to the merger. The merger is anticipated to be effective on January 1, 2002.


--------------------------------------------------------------------------------
      FINANCIAL STATEMENTS OF RELIASTAR LIFE INSURANCE COMPANY OF NEW YORK
--------------------------------------------------------------------------------

REPORT OF INDEPENDENT AUDITORS

The Board of Directors and Stockholder
ReliaStar Life Insurance Company of New York








                                                              Deloitte & Touche

Atlanta, Georgia

[______ __, 200_]

                  RELIASTAR LIFE INSURANCE COMPANY OF NEW YORK
                                 BALANCE SHEETS
                  (Dollars in millions, except per share data)



                                                                                  December 31, 2000    December 31, 1999
                                                                                  -----------------    -----------------

ASSETS
Investments:

   Fixed maturity securities (amortized cost: 2000, $1,430.5;
     1999, $1,489.6; 1998, $1,503.9)...............................................     $1,459.4             $1,473.0
   Equity securities (cost: 2000, $4.5; 1999, $5.3; 1998,$5.5).....................          4.5                  5.5
   Mortgage loans on real estate...................................................        246.2                318.2
   Real estate.....................................................................          0.4                  0.6
   Policy loans....................................................................         84.4                 83.8
   Other invested assets...........................................................          6.6                  5.3
   Short-term investments..........................................................         18.4                 14.4
TOTAL INVESTMENTS..................................................................      1,819.9              1,900.8

Cash (overdraft)...................................................................         (2.1)                 0.9
Accounts and notes receivable......................................................          2.8                 10.1
Reinsurance receivable.............................................................         48.7                 50.1
Deferred policy acquisition costs..................................................          8.8                141.7
Present value of future profits (accumulated
   amortization: 2000, $21.8; 1999, $10.2).........................................         98.6                 79.4
Other assets.......................................................................          --                   1.1
Accrued investment income..........................................................         26.4                 26.7
Goodwill (accumulated amortization: 2000, $7.3; 1999, $4.6)........................        868.2                 33.7
Income taxes.......................................................................         32.9                  --
Assets held in separate accounts...................................................        609.7                687.5
TOTAL ASSETS.......................................................................     $3,513.9              2,932.0

LIABILITIES

Future policy and contract benefits................................................     $1,547.4             $1,672.8
Pending policy claims..............................................................         32.9                 26.4
Other policyholder funds...........................................................         34.5                 36.0
Income taxes.......................................................................        (32.9)                10.8
Payable to related parties.........................................................         11.3                  2.7
Other liabilities..................................................................         74.0                 56.7
Liabilities related to separate accounts...........................................        607.2                685.0
TOTAL LIABILITIES..................................................................      2,307.3             $2,490.4

SHAREHOLDER'S EQUITY

   Common stock (shares issued: 1.4)...............................................          2.8                  2.8
   Additional paid-in capital......................................................      1,194.6                235.2
   Retained earnings...............................................................         (0.2)               213.0
   Accumulated other comprehensive income (loss)...................................          9.4                 (9.4)
TOTAL SHAREHOLDER'S EQUITY.........................................................      1,206.6                441.6
TOTAL LIABILITIES AND SHAREHOLDER'S EQUITY.........................................     $3,513.9             $2,932.0


The accompanying notes are an integral part of the financial statements.

                  RELIASTAR LIFE INSURANCE COMPANY OF NEW YORK

                              STATEMENTS OF INCOME

                              (Dollars in millions)

                                                                 POST ACQUISITION                        PRE ACQUISITION
                                                        September 1, 2000   January 1, 2000
                                                               to               to
                                                        December 31, 2000   August 31, 2000    December 31, 1999   December 31, 1998
                                                        -----------------   ---------------    -----------------   -----------------

REVENUES

Premiums.............................................        $   19.8        $   28.1          $  42.8             $   41.7
Net investment income................................            48.3            97.7            149.7                 157.0
Realized investment gains (losses), net..............             0.5             1.3              (.3)                  4.9
Policy and contract charges..........................            31.8            63.3            100.7                  95.5
Other income.........................................             1.7             5.9              3.8                   3.5
TOTAL ...............................................        102.1           196.3             296.7                   302.6

BENEFITS AND EXPENSES

Benefits to policyholders............................            58.9           100.4            156.2                 166.9
Sales and operating expenses.........................            18.3            38.2             47.7                  54.5
Amortization of deferred policy acquisition
   costs and present value of future profits.........            11.9            21.5             30.1                  37.7
Dividends and experience refunds to
   policyholders.....................................             0.5             1.4               .9                   2.4
TOTAL ...............................................        89.6            161.5             234.9                   261.5
Income before income taxes...........................            12.5            34.8             61.8                  41.1
Income tax expense...................................             6.7            12.0             22.0                  14.7
NET INCOME...........................................        $    5.8        $   22.8          $  39.8              $   26.4




The accompanying notes are an integral part of the financial statements.

                  RELIASTAR LIFE INSURANCE COMPANY OF NEW YORK
           STATEMENTS OF SHAREHOLDER'S EQUITY AND COMPREHENSIVE INCOME
                              (Dollars in millions)

                                                                                              Accumulated
                                                                    Additional                   Other             Total
                                                         Common       Paid-in    Retained    Comprehensive     Stockholder's
                                                          Stock       Capital    Earnings    Income (Loss)        Equity
                                                         ------     ----------   --------    -------------     -------------
Balance at January 1, 1998............................    $   4.8    $  233.2    $ 154.8        $    40.1       $   432.9
Purchase accounting adjustment........................       (2.0)        2.0       --               --               --
Comprehensive income:
Net income............................................       --          --         26.4             --              26.4
Change in net unrealized investment gains
(losses), net of income taxes of  $1.9................       --          --         --                3.6             3.6
Effect on DPAC and PVFP of unrealized gains
   on fixed maturities, net of income taxes
   of $(.8)...........................................       --          --         --               (1.6)           (1.6)
Total comprehensive income............................                                                               28.4
Balance at December 31, 1998..........................    $   2.8    $  235.2    $ 181.2        $    42.1       $   461.3
   Dividends to shareholders..........................        --          --         8.0              --              8.0
   Comprehensive income:
   Net income.........................................        --          --        39.8              --             39.8
   Change in net unrealized investment gains
     (losses), net of income taxes of $(34.0).........        --         --           --            (63.3)          (63.3)

   Effect on DPAC and PVFP of  unrealized gains
     on fixed maturities, net of income  taxes
     of $7.0..........................................        --          --         --              13.1            13.1
   Other, net of income taxes of  $ (.7)    ..........        --          --         --              (1.3)           (1.3)
Total comprehensive loss..............................        --          --         --               --            (11.7)
Balance at December 31, 1999..........................        2.8       235.2      213.0             (9.4)          441.6
   Dividends to shareholders..........................        --          --        (6.0)             --             (6.0)
   Comprehensive income:
   Net income.........................................        --          --        22.8              --             22.8
   Change in net unrealized investment gains
     (losses), net of income taxes of $(1.3)..........        --          --         --              (2.4)           (2.4)
   Effect on DPAC and PVFP of unrealized gains
     on fixed maturities, net of income taxes
     of $.7...........................................        --          --         --               1.4             1.4
Total comprehensive income............................        --          --         --               --             21.8
Balance at August 31, 2000............................        2.8       235.2      229.8            (10.4)          457.4
   Purchase Accounting Adjustment.....................        --        959.4     (229.8)            10.4           740.0
   Dividends to shareholders..........................        --          --        (6.0)             --             (6.0)
   Comprehensive income:
   Net income.........................................        --          --         5.8              --              5.8
   Change in net unrealized investment gains
     (losses), net of income taxes of  $(10.1)  ......        --          --         --              18.9            18.9
   Effect on DPAC and PVFP of unrealized gains
     on fixed maturities, net of income taxes
     of $5.1..........................................        --          --         --              (9.5)           (9.5)
Total comprehensive income............................        --          --         --               --             15.2
Balance at December 31, 2000..........................    $   2.8    $1,194.6   $   (0.2)        $    9.4        $1,206.6

The accompanying notes are an integral part of the financial statements.

                  RELIASTAR LIFE INSURANCE COMPANY OF NEW YORK
                            STATEMENTS OF CASH FLOWS
                              (Dollars in millions)

                                                          POST-ACQUISITION                       PRE ACQUISITION
                                                       September 1, 2000  January 1, 2000
                                                              to                to             Year ended         Year ended
                                                       December 31, 2000  August 31, 2000   December 31, 1999  December 31, 1998
                                                       -----------------  ---------------   -----------------  -----------------
OPERATING ACTIVITIES
Net income............................................      $    5.8        $    22.8         $   39.8         $    26.4
Adjustments to reconcile net income to net
   cash provided by operating activities:
     Interest credited to insurance contracts.........          21.1             44.5             70.0              74.1
     Future policy benefits...........................         (35.9)           (81.5)          (117.8)           (115.7)
     Capitalization of policy acquisition costs and
       present value of future profits................         (14.7)           (18.5)           (29.2)            (29.0)
     Amortization of deferred policy acquisition
       costs and present value of future profits......          11.9             21.5             30.1              37.7
     Income taxes.....................................           6.7             (0.1)             3.4              (2.3)
     Net change in receivables and payables...........           3.9             24.1             12.2              25.6
     Other assets.....................................          --               15.1              8.5              (1.1)
     Realized investment (gains) losses, net..........           (0.5)            (1.3)             .3              (4.9)
     Amounts due to related parties...................          (4.0)            12.7              2.0               6.6
     Other............................................           7.8              7.0             (4.4)            (11.9)
   Net cash provided by operating activities..........           2.1             32.3             14.9               5.5

INVESTING ACTIVITIES

Proceeds from sales of fixed maturity securities......          74.7            113.7            137.8              71.9
Proceeds from maturities or repayment of fixed
   maturity securities................................         154.5             69.4            188.7             173.0
Cost of fixed maturity securities acquired............        (251.6)          (169.4)          (311.0)           (182.5)
Sales (purchases) of equity securities, net...........           --               --              --                (3.0)
Proceeds of mortgage loans sold, matured or
   repaid.............................................          52.0             19.2             43.2              64.3
Cost of mortgage loans acquired.......................          (1.4)             --             (72.6)            (62.8)
Sales (purchases) of real estate, net.................           0.2              --               2.8              (1.4)
Policy loans issued, net..............................          (0.6)             --              (2.2)              (.9)
Sales (purchases) of other invested assets, net.......           3.8             (1.4)             2.7               2.4
Sales (purchases) of short-term investments,
   net................................................      (13.0)          3.8               21.5             (30.7)
Net cash provided by investing activities.............          18.6             35.3             10.9              30.3

FINANCING ACTIVITIES

Deposits to insurance contracts.......................          49.2             88.8            146.9             144.0
Maturities and withdrawals from insurance
   contracts..........................................         (60.8)          (156.5)          (163.8)           (182.3)
Dividends to shareholder..............................          (6.0)            (6.0)            (8.0)             --
   Net cash used in financing activities..............         (17.6)           (73.7)           (24.9)            (38.3)
Increase (decrease) in cash...........................           3.2             (6.1)              .9              (2.5)
Cash (overdraft) at beginning of year.................          (5.3)              .9              --                2.5
Cash (overdraft) at end of year.......................      $   (2.1)       $    (5.3)        $     .9         $     --

The accompanying notes are an integral part of the financial statements.

                  RELIASTAR LIFE INSURANCE COMPANY OF NEW YORK
                          NOTES TO FINANCIAL STATEMENTS
                                December 31, 2000

1.    NATURE OF OPERATIONS AND SIGNIFICANT ACCOUNTING POLICIES

NATURE OF OPERATIONS

ReliaStar Life Insurance Company of New York (the Company) is principally engaged in the business of providing life insurance and related financial services products. The Company provides and distributes individual life insurance and annuities; employee benefit products and services; retirement plans and life and health reinsurance. The Company operates primarily in the United States and is authorized to conduct business in all 50 states.

BASIS OF PRESENTATION

The accompanying financial statements have been prepared on the basis of accounting principals generally accepted in the United States. At December 31, 2000, all outstanding shares of the Company are owned by Security-Connecticut Life Insurance Company (Security-Connecticut), a Minnesota domiciled insurance company. Security-Connecticut is a wholly owned subsidiary of ReliaStar Life Insurance Company (ReliaStar Life), a Minnesota domiciled insurance company. ReliaStar Life is a wholly owned subsidiary of ReliaStar Financial Corp. (ReliaStar), a holding and management company domiciled in Delaware. ING America Insurance Holdings Inc. (ING AIH) wholly owns ReliaStar. ReliaStar's ultimate parent is ING Groep, N.V. (ING), a global financial services company based in Amsterdam, Netherlands. ING acquired ReliaStar on September 1, 2000. Prior to September 1, 2000,ReliaStar was a publicly held company.

Unaudited pro forma income from continuing operations and net income of the Company for the period from January 1, 2000 to August 31, 2000 and for the years ended December 31, 1999 and 1998, assuming that the acquisition of the Company occurred at the beginning of each period, would have been approximately $8.2 million, $18.8 million and $5.4 million, respectively. The pro forma adjustments, which do not affect revenues, reflect primarily goodwill amortization.

INVESTMENTS

Fixed maturity securities (bonds) are classified as available-for-sale and are carried at fair value. Equity securities (common stocks) are carried at fair value. Mortgage loans on real estate are carried at amortized cost less an impairment allowance for estimated uncollectible amounts.

Real Estate acquired through foreclosure is carried at the lower of fair value less estimated costs to sell or cost. Policy loans are reported at unpaid principal balances. Other invested assets accounted for by the equity method primarily include investments in, and advances to, various joint ventures and partnerships in which the Company has less than a controlling interest. Short-term investments are carried at amortized cost, which approximates fair value.

Unrealized investment gains and losses on equity securities and fixed maturity securities, net of related deferred policy acquisition costs (DAC), present value of in force (PVFP) and tax effects, are accounted for as a direct increase or decrease to the accumulated other comprehensive income (loss) component of shareholder's equity. Realized investment gains and losses enter into the determination of net income. Realized investment gains and losses on sales of securities are determined on the specific identification method. Write-offs of investments that decline in value below cost on other than a temporary basis and the change in the allowance

                  RELIASTAR LIFE INSURANCE COMPANY OF NEW YORK
                          NOTES TO FINANCIAL STATEMENTS
                                December 31, 2000

1.    NATURE OF OPERATIONS AND SIGNIFICANT ACCOUNTING POLICIES (continued)

for mortgage loans and wholly owned real estate are included with realized investment gains and losses in the Statements of Income. The Company records write-offs or allowances for its investments based upon an evaluation of specific problem investments. The Company periodically reviews all invested assets (including marketable bonds, private placements, mortgage loans and real estate investments) to identify investments where the Company has credit concerns. Investments with credit concerns include those the Company has identified as problem investments, which are issues delinquent in a required payment of principal or interest, issues in bankruptcy or foreclosure and restructured or foreclosed assets. The Company also identifies investments as potential problem investments, which are investments where the Company has serious doubts as to the ability of the borrowers to comply with the present loan repayment terms.

INTEREST RATE SWAP AGREEMENTS

Interest rate swap agreements are used as hedges for asset/liability management of adjustable rate and short-term invested assets. The Company does not enter into any interest rate swap agreements for trading purposes. The interest rate swap transactions involve the exchange of fixed and floating rate interest payments without the exchange of underlying principal amounts and do not contain other optional provisions. The Company utilizes the settlement method of accounting for its interest rate swap agreements whereby the difference between amounts paid and amounts received or accrued on interest rate swap agreements is reflected in net investment income.

The characteristics (notional amount, maturity and payment dates) of the interest rate swap agreements are similar to the characteristics of the designated hedged assets. Interest rate swaps are carried at fair value, and changes in fair value are recorded as a direct increase or decrease in the accumulated other comprehensive income component of shareholder's equity. In the event an interest rate swap agreement would cease to qualify for hedge accounting, changes in fair value of the affected swap would be recorded as income or expense. There were no terminations of interest rate swap agreements during 2000, 1999 and 1998.

DEFERRED POLICY ACQUISITION COSTS

Those costs of acquiring new business, which vary with and are primarily related to the production of new business, have been deferred to the extent that such costs are deemed recoverable. Such costs include commissions, certain costs of policy issuance and underwriting and certain variable agency expenses.

Costs deferred related to traditional life insurance products are amortized over the premium paying period of the related policies, in proportion to the ratio of annual premium revenues to total anticipated premium revenues. Such anticipated premium revenues are estimated using the same assumptions used for computing liabilities for future policy benefits.

Costs deferred related to universal life-type policies and investment contracts are amortized over the lives of the policies, in relation to the present value of estimated gross profits from mortality, investment, surrender and expense margins.

This amortization is adjusted retrospectively when estimates of current or future gross profits to be realized from a group of products are revised. Deferred policy acquisition costs ("DAC") are adjusted to reflect changes that would have been necessary if unrealized investment gains and losses related to available-for-sale securities had been realized. The Company has reflected those adjustments in the asset balance with the offset as a direct adjustment to other comprehensive income in shareholder's equity.

Periodically, modifications may be made to deferred annuity contract features, such as shortening the surrender charge period or waiving the surrender charge, changing the mortality and expense fees, etc. Unamortized deferred policy acquisition costs associated with these modified contracts are not written off, but rather, continue to be associated with the original block of business to which these costs were previously recorded. Such new costs are amortized based on revised estimates of expected gross profits based upon the contract after the modification.

PRESENT VALUE OF FUTURE PROFITS (PVFP)

The present value of future profits reflects the estimated fair value of acquired insurance business in force and represents the portion of the acquisition cost that was allocated to the value of future cash flows from insurance contracts existing at the date of acquisition. Such value is the present value of the actuarially determined projected net cash flows from the acquired insurance contracts. PVFP is amortized over the lives of the acquired insurance business in force in a manner consistent with amortization of deferred policy acquisition costs. This amortization is adjusted retrospectively when estimates of current or future profits to be realized from a group of products are revised. PVFP is adjusted to reflect changes that would have been necessary if unrealized investment gains and losses related to available-for-sale securities had been realized.

An analysis of the PVFP asset account is presented below:

                                                     December 31, 2000  August 31, 2000  December 31, 1999  December 31, 1998
                                                                                    (in millions)
Balance, beginning of year.....................           $ 74.5          $ 79.4          $  68.2           $ 79.1
Purchase Accounting adjustment.................                             45.9
Net Amortization...............................             (8.5)           (6.4)           (12.3)           (20.5)
Imputed interest...............................                                               5.3              5.9
Impact of net unrealized investment
   losses......................................           (13.3)             1.5             18.2              3.7
BALANCE, END OF PERIOD.........................           $ 98.6          $ 74.5          $  79.4           $ 68.2

Based on current conditions and assumptions as to future events on acquired policies in force, the Company expects that the net amortization of the December 31, 2000 PVFP balance will be between 10% and 11% in each of the years 2001 through 2005. The interest rates used to determine the amount of imputed interest on the unamortized PVFP balance ranged from 5% to 8% prior to September 1, 2000 and 5.5% after September 1, 2000.

GOODWILL

Goodwill is the excess of the amount paid to acquire a company over the fair value of the net assets acquired and is amortized on a straight-line basis over 40 years. The carrying value of goodwill is monitored for indicators of impairment of value. No events or circumstances were identified which warrant consideration of impairment or a revised estimate of useful lives.

An analysis of Goodwill is presented below:

                                       2000            1999           1998
                                                   (in millions)
Balance, beginning of year.......     $  33.7         $ 34.6         $  35.5
Purchase Accounting Adjustment...       842.4             --             --
Amortization, pre-acquisition....        (0.6)          (0.9)            --
Amortization, post acquisition...        (7.3)            --            (0.9)
BALANCE, END OF YEAR.............     $ 868.2         $ 33.7         $  34.6


PREMIUM REVENUE AND BENEFITS TO POLICYHOLDERS

Recognition of Traditional Life, Group and Annuity Premium Revenue and Benefits to Policyholders: Traditional life insurance products include those products with fixed and guaranteed premiums and benefits and consist principally of term and whole life insurance policies and certain annuities with life contingencies (immediate annuities). Life insurance premiums and immediate annuity premiums are recognized as premium revenue when due. Group insurance premiums are recognized as premium revenue over the time period to which the premiums relate. Benefits and expenses are associated with earned premiums so as to result in recognition of profits over the life of the contracts. This association is accomplished by means of the provision for liabilities for future policy benefits and the amortization of DAC and PVFP.

Recognition of Universal Life-Type Contract Revenue and Benefits to
Policyholders: Universal life-type policies are insurance contracts with terms that are not fixed and guaranteed. The terms that may be changed could include one or more of the amounts assessed the policyholder, premiums paid by the policyholder or interest accrued to policyholder balances. Amounts received as deposits to such contracts are not reported as premium revenues.

Revenues for universal life-type policies consist of charges assessed against policy account values for deferred policy loading and the cost of insurance and policy administration. Policy benefits and claims that are charged to expense include interest credited to contracts and benefit claims incurred in the period in excess of related policy account balances.

Recognition of Investment Contract Revenue and Benefits to Policyholders:
Contracts that do not subject the Company to risks arising from policyholder mortality or morbidity are referred to as investment contracts. Retirement plan contracts and certain deferred annuities are considered investment contracts. Amounts received as deposits for such contracts are not reported as premium revenues.

Revenues for investment products consist of investment income and charges assessed against contract account values for policy administration. Contract benefits that are charged to expense include benefit claims incurred in the period in excess of related contract balances, and interest credited to contract balances.

FUTURE POLICY AND CONTRACT BENEFITS

Liabilities for future policy and contract benefits for traditional life contracts are calculated using the net level premium method and assumptions as to investment yields, mortality, withdrawals and dividends. The assumptions are based on projections of past experience and include provisions for possible unfavorable deviation. These assumptions are made at the time the contract is issued or, for purchased contracts, at the date of acquisition.

Liabilities for future policy and contract benefits on universal life-type and investment contracts are based on the policy account balance.

The liabilities for future policy and contract benefits for group disabled life reserves and long-term disability reserves are based upon interest rate assumptions and morbidity and termination rates from published tables, modified for Company experience.

PENDING POLICY CLAIMS

The liabilities for policy and contract claims include estimates of amounts due on reported claims and claims that have been incurred but were not reported as of December 31. Such estimates are based on actuarial projections applied to historical claim payment data. Such liabilities are reasonable and adequate to discharge the Company obligations for claims incurred but unpaid as of December 31.

SEPARATE ACCOUNTS

The Company operates separate accounts. The assets and liabilities of the separate accounts are primarily related to variable annuity, variable life and 401(k) contracts and represent policyholder-directed funds that are separately administered. The assets (primarily investments) and liabilities (primarily to contractholders) of each account are clearly identifiable and distinguishable from other assets and liabilities of the Company. Assets are carried at fair value. Revenues such as investment income, net realized and unrealized capital gains and losses and expenses on the separate account assets and liabilities are excluded from the amounts in the accompanying income statement except for charges for mortality risk and expenses, cost of insurance, contract administration and surrender charges. Revenue for these products is recognized when due.

GUARANTY FUND ASSESSMENTS

Insurance companies are assessed the costs of funding the insolvencies of other insurance companies by the various state guaranty associations, generally based on the amount of premiums collected in that state. The Company accrues the cost of future guaranty fund assessments based on estimates of insurance company insolvencies provided by the National Organization of Life and Health Insurance Guaranty Associations (NOLHGA) and the amount of premiums written in each state. The Company reduces the accrual by credits allowed in some states to reduce future premium taxes by a portion of assessments in that state. The guaranty fund assessment liability at December 31, 2000 and 1999 was $1.1 million and $1.5 million, respectively.

The assessments are expected to be paid over the next five or more years. The related premium tax credit offsets are $.1 million and $.2 million at December 31, 2000 and 1999, respectively. The premium tax credit offsets are expected to be realized over the next five years.

INCOME TAXES

The provision for income taxes includes amounts currently payable and deferred income taxes resulting from the cumulative temporary differences in the assets and liabilities determined on a tax return and financial statement basis.

The Company is included in the consolidated federal income tax return of Security-Connecticut Life Insurance Company through September 1, 2000. Subsequent to September 1, 2000, as a result of the acquisition, the Company will be filing a consolidated return with ReliaStar Life. The Company allocates to each member, an amount approximating the tax the member would have incurred were it not a member of the consolidated group, and credits the member for use of its tax saving attributes in the consolidated federal income tax return.

NEW ACCOUNTING STANDARDS

Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities: In September 2000, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards ("FAS") No. 140, "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities", which replaces FAS No. 125, "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities". This standard revises the accounting for securitizations, other financial asset transfers and collateral associated with securities lending transactions and requires certain additional disclosures. The Company does not expect the adoption of those provisions effective after March 31, 2001 to have a material effect on its financial position or results of operations (Refer to Note 4).

FUTURE APPLICATION OF ACCOUNTING  STANDARDS

Accounting for Derivative Instruments and Hedging Activities: In June 1998, the FASB issued FAS No. 133, "Accounting for Derivative Instruments and Hedging Activities". In June 2000, the FASB provided further guidance related to accounting for derivative instruments and hedging activities when it issued FAS No. 138, "Accounting for Certain Derivative Instruments and Certain Hedging Activities - An Amendment of FASB Statement No. 133". This standard, as amended, requires that all derivative instruments, including certain derivative instruments embedded in other contracts, be recorded on the balance sheet, as either an asset or liability measured at its fair value.

The change in a derivative's fair value is generally to be recognized in current period earnings. However, if certain conditions are met, a derivative may be specifically designated as a hedge of an exposure to changes in fair value, variability of cash flow, or certain foreign currency exposures. When designated as a hedge, the fair value should be recognized currently in earnings or other comprehensive income, depending on whether such designation is considered a fair value or as a cash flow hedge.

With respect to fair value hedges, the fair value of the derivative, as well as changes in the fair value of the hedged item, are reported in earnings. For cash flow hedges, changes in the derivative's fair value are reported in other comprehensive income and subsequently reclassified into earnings when the hedged item affects earnings. The ineffective portion of a derivative's change in fair value will be immediately recognized in earnings. As amended by FAS No. 137, "Accounting for Derivative Instruments and Hedging Activities - Deferral of the Effective Date of FASB Statement No. 133", this standard is effective for the Company's financial statements beginning January 1, 2001. Adoption of this standard did not have a significant effect on the financial results of the Company.

Recognition of Interest Income and Impairment on Purchased and Beneficial Interests in Securitized Financial Assets: Effective April 2001, the Company adopted Emerging Issues Task Force Issue "EITF" 99-20, Recognition of Interest Income and Impairment on Purchased and Retained Beneficial Interests in Securitized Financial Assets. EITF 99-20 states that interest income earned on retained or purchased beneficial interests in securitized financial assets should be recognized over the life of the investment based on an anticipated yield determined by periodically estimating cash flows. Interest income should be revised prospectively for changes in cash flows. Additionally, impairment should be recognized if the fair value of the beneficial interest has declined below its carrying amount and the decline is other than temporary. The impact of adoption was not significant to the Company's financial position or results of operations.

Business Combinations and Goodwill and Other Intangible Assets: In June 2001, the FASB issued FAS No. 141, "Business Combinations", and No. 142, "Goodwill and Other Intangible Assets" (collectively, the Statements). FAS No. 141, which supersedes APB Opinion No. 16, "Business Combinations", eliminates the pooling-of-interests method of accounting for business combinations except for qualifying business combinations that were initiated prior to July 1, 2001. FAS No. 141 also changes the criteria to recognize intangible assets apart from goodwill. The requirements of FAS No. 141 are effective for all business combinations completed after June 30, 2001.

FAS No. 142, which supersedes APB Opinion No. 17, "Intangible Assets", goodwill and indefinite lived intangible assets are no longer amortized but are reviewed annually, or more frequently if impairment indicators arise, for impairment. The amortization provisions of FAS No. 142 apply to goodwill and intangible assets acquired after June 30, 2001. With respect to goodwill and intangible assets acquired prior to July 1, 2001, the amortization provisions of FAS No. 142 are effective upon adoption of FAS No. 142. Because of the different transition dates for goodwill and intangible assets acquired on or before June 30, 2001 and those acquired after that date, pre-existing goodwill and intangibles will be amortized during this transition period until adoption, whereas new goodwill and indefinite lived intangible assets acquired after June 30, 2001 will not. FAS No. 142 is required to be adopted in fiscal years beginning after December 15, 2001.

The effect of implementing these statements on the Company's financial statements has not yet been determined.

USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

RECLASSIFICATIONS

Certain prior year amounts have been reclassified to conform to current year presentation.

2.    MERGERS AND ACQUISITIONS

On September 1, 2000, ING America Insurance Holdings, Inc., an indirect wholly owned subsidiary of ING, acquired ReliaStar, of which the Company is part for approximately $6 billion. The purchase price was comprised of approximately $5.1 billion in cash and the assumption of $917 million of outstanding debt and other net liabilities.

For accounting purposes, the acquisition was accounted for using the purchase method. The application of the purchase method, included the recognition of goodwill, is being pushed down and reflected on the financial statements of ReliaStar's subsidiaries, including the Company. The Balance Sheet changes related to accounting for this acquisition were non-cash in nature and accordingly have been excluded from the pre-acquisition statement of cash flows.

The purchase price was allocated to assets and liabilities based on their respective fair values. This revaluation resulted in a net decrease to assets before allocation of goodwill. The net decrease to assets reflects the write off of deferred acquisition costs of $166.1 million, which was the balance as of August 31, 2000, the establishment of value of business acquired (PVFP) of $119.0 million and a net increase of other

                  RELIASTAR LIFE INSURANCE COMPANY OF NEW YORK
                          NOTES TO FINANCIAL STATEMENTS
                                December 31, 2000

2.    MERGERS AND ACQUISITIONS (continued)

assets of $19.1 million. Goodwill was established for the excess of the purchase price over the fair value of the net assets. Goodwill resulting from the transaction attributable to the Company was approximately $875.5 million and is being amortized over 40 years. PVFP resulting from the transaction was $120.4 million, which is being amortized over the years that it is anticipated such profits will be received.

3.    STATUTORY FINANCIAL INFORMATION AND ACCOUNTING PRACTICES

The Company prepares its statutory-basis financial statements in accordance with accounting practices prescribed or permitted by the Insurance Department of the State of New York. Currently, "prescribed" statutory accounting practices are interspersed throughout state insurance laws and regulations, the NAIC's Accounting Practices and Procedures Manual and a variety of other NAIC publications. "Permitted" statutory accounting practices encompass all accounting practices that are not prescribed; such practices may differ from state to state, may differ from company to company within a state, and may change in the future.

The Company doesn't apply any other permitted statutory practices.

The NAIC prescribes Risk-Based Capital requirements for life/health and property/casualty insurance companies. At December 31, 2000, the Company met RBC requirements. The underlying statutory capital and surplus of the Company was $221.1 million and $221.8 at December 31, 2000 and 1999, respectively. Statutory net income was $6.1 million, $30.9 million and $19.6 million for the years ended December 31, 2000, 1999 and 1998, respectively.

The Company's ability to pay cash dividends to its parent is restricted by law or subject to approval of the insurance regulatory authorities of the State of New York. These authorities recognize only statutory accounting practices for determining the ability of an insurer to pay dividends to its shareholders.

The NAIC has revised the Accounting Practices and Procedures Manual in a process referred to as Codification. The revised manual will be effective January 1, 2001. The State of New York has adopted with modification, at least in part, the provisions of the revised manual. The revised manual has changed, to some extent, prescribed statutory accounting practices and will result in changes to the accounting practices that the Company uses to prepare its statutory-basis financial statements. The cumulative effect of changes in accounting principles adopted to conform to the revised Accounting Practices and Procedures Manual will be reported as an increase to surplus as of January 1, 2001 of approximately $3,754,000.

4.    FAIR VALUE OF FINANCIAL INSTRUMENTS

The following disclosures are made in accordance with the requirements of SFAS No. 107, "Disclosures about Fair Value of Financial Instruments." SFAS No. 107 requires disclosure of fair value information about financial instruments, whether or not recognized in the balance sheet, for which it is practicable to estimate that value. In cases where quoted market prices are not available, fair values are based on estimates using present value or other valuation techniques. Those techniques are significantly affected by the assumptions used, including the discount rate and estimates of future cash flows. In that regard, the derived fair value estimates, in many cases, could not be realized in immediate settlement of the instrument.

SFAS No. 107 excludes certain financial instruments and all nonfinancial instruments from its disclosure requirements. Accordingly, the aggregate fair value amounts presented do not represent the underlying value of the Company.

                  RELIASTAR LIFE INSURANCE COMPANY OF NEW YORK
                          NOTES TO FINANCIAL STATEMENTS
                                December 31, 2000

4.    FAIR VALUE OF FINANCIAL INSTRUMENTS (continued)

The fair value estimates presented herein are based on pertinent information available to Management as of December 31, 2000 and 1999, respectively. Although Management is not aware of any factors that would significantly affect the estimated fair value amounts, such amounts have not been comprehensively revalued for purposes of these financial statements since those dates; therefore, current estimates of fair value may differ significantly from the amounts presented herein.

The following methods and assumptions were used by the Company in estimating its fair value disclosures for financial instruments: Fixed Maturity Securities: The fair values for the actively traded marketable bonds are determined based upon the quoted market prices. The fair values for marketable bonds without an active market are obtained through several commercial pricing services which provide the estimated fair values. Fair values of privately placed bonds which are not considered problems are determined using a matrix-based pricing model. The model considers the current level of risk-free interest rates, current corporate spreads, the credit quality of the issuer and cash flow characteristics of the security. Using this data, the model generates estimated market values which the Company considers reflective of the fair value of each privately placed bond. Fair values for privately placed bonds which are considered problems are determined through consideration of factors such as the net worth of the borrower, the value of collateral, the capital structure of the borrower, the presence of guarantees and the Company's evaluation of the borrower's ability to compete in their relevant market.

Equity Securities: Fair value of these securities are based upon quoted market value. Mortgage Loans on Real Estate: The fair values for mortgage loans on real estate are estimated using discounted cash flow analyses and rates currently being offered in the marketplace for similar loans to borrowers with similar credit ratings. Loans with similar characteristics are aggregated for purposes of the calculations.

Cash, Short-term Investments and Policy Loans: The carrying amounts for these assets approximate the assets' fair values. Interest Rate Swap Agreements: Are carried at fair value and changes in fair value are recorded as a direct increase or decrease in the accumulated other comprehensive income component of shareholder's equity. Other Financial Instruments Reported as Assets: The carrying amounts for these financial instruments (primarily premiums and other accounts receivable and accrued investment income) approximate those assets' fair values. Investment Contract Liabilities: The fair value for deferred annuities was estimated to be the amount payable on demand at the reporting date, as those investment contracts have no defined maturity and are similar to a deposit liability. The amount payable at the reporting date was calculated as the account balance less applicable surrender charges. The fair values for supplementary contracts without life contingencies and immediate annuities were estimated using discounted cash flow analyses. The discount rate was based upon treasury rates plus a pricing margin. The carrying amounts reported for other investment contracts, which includes retirement plan deposits, approximate those liabilities' fair value.

Claim and Other Deposit Funds: The carrying amounts for claim and other deposit funds approximate the liabilities' fair value. Other Financial Instruments Reported as Liabilities: The carrying amounts for other financial instruments (primarily normal payables of a short-term nature) approximate those liabilities' fair values.

The carrying amounts and estimated fair value of the Company's financial instruments were as follows:

                                                                 December 31, 2000                 December 31, 1999

                                                           Carrying            Fair          Carrying            Fair
                                                            Amount             Value          Amount             Value

                                                                                  (in millions)
FINANCIAL INSTRUMENTS RECORDED AS ASSETS
   Fixed maturity securities.........................        $1,459.4        $1,459.4         $1,489.6          $1,473.0
   Equity securities.................................             4.5             4.5              5.5               5.5
   Mortgage loans on real estate
     Commercial......................................           246.2           251.8            266.8             265.2
     Residential and other...........................            --               --              51.4              51.2
   Policy loans......................................            84.4            84.4             83.8              83.8
   Cash and short-term investments...................            16.3            16.3             15.3              15.3
   Other financial instruments recorded
      as assets......................................            --              --                 .3                .3

FINANCIAL INSTRUMENTS RECORDED AS LIABILITIES

   Investment contracts

     Deferred annuities..............................       $  (500.5)      $  (518.5)        $ (654.0)        $  (635.8)
     Supplementary contracts and immediate
       annuities.....................................           (28.0)          (28.6)           (31.4)            (31.6)
     Other investment contracts......................            (8.1)           (8.1)           (11.8)            (11.8)
   Claim and other deposit funds.....................            (6.6)           (6.6)            (9.3)             (9.3)
   Other financial instruments recorded
     as liabilities..................................           (60.3)          (60.3)           (39.1)            (39.1)


Fair value estimates are made at a specific point in time, based on relevant market information and information about the financial instrument. These estimates do not reflect any premium or discount that could result from offering for sale at one time the Company's holdings of a particular financial instrument. Because no market exists for a significant portion of the Company's financial instruments, fair value estimates are based on judgments regarding future expected loss experience, current economic conditions, risk characteristics of various financial instruments and other factors. These estimates are subjective in nature and involve uncertainties and matters of significant judgment and, therefore, cannot be determined with precision. Changes in assumptions could significantly affect the estimates.

Fair value estimates are based on existing on and off-balance sheet financial instruments without attempting to estimate the value of anticipated future business and the value of assets and liabilities that are not considered financial instruments. In addition, the tax ramifications related to the realization of the unrealized gains and losses can have a significant effect on fair value estimates and have not been considered in the estimates.

5.    UNPAID ACCIDENT AND HEALTH CLAIMS

The change in the liability for unpaid accident and health claims and claim adjustment expenses is summarized as follows:

                                                                                  2000           1999              1998
                                                                                              (in millions)
Balance at January 1...................................................          $15.8            $13.6            $9.3
Less reinsurance recoverables..........................................           10.9              9.1             3.1
Net balance at January 1...............................................            4.9              4.5             6.2

Incurred Related to:
   Current year........................................................            1.0               .5              .9
   Prior years.........................................................            (.8)              .7              .8
Total incurred.........................................................             .2              1.2             1.7

Paid related to:
   Current year........................................................             .4               .3              .4
   Prior years.........................................................            1.7               .5             3.0
Total paid.............................................................            2.1               .8             3.4

Net balance at December 31.............................................            3.0              4.9             4.5
Plus reinsurance recoverables..........................................           11.1             10.9             9.1
BALANCE AT DECEMBER 31.................................................          $14.1            $15.8           $13.6

The liability for unpaid accident and health claims and claim adjustment expenses is included in Future Policy and Contract Benefits on the Balance Sheets.

6.    SHAREHOLDER'S EQUITY

SHARE DATA

The authorized capital stock of the Company consists of 1,377,863 common shares with a par value of $2.00 per share, all of which are issued and outstanding.

DIVIDEND RESTRICTIONS

The Company's ability to pay cash dividends to its parent is restricted by law or subject to approval of the insurance regulatory authorities of the State of New York. These authorities recognize only statutory accounting practices for determining the ability of an insurer to pay dividends to its shareholders.

                  RELIASTAR LIFE INSURANCE COMPANY OF NEW YORK
                          NOTES TO FINANCIAL STATEMENTS
                                December 31, 2000

6.    SHAREHOLDER'S EQUITY (continued)

Under New York insurance law regulating the payment of dividends by the Company, any such payment must be paid solely from the earned surplus of the Company and advance notice thereof must be provided to the Superintendent of the New York Department of Insurance (the Superintendent). Earned surplus means the earned surplus as determined in accordance with statutory accounting practices (unassigned funds), less the amount of such earned surplus which is attributable to unrealized capital gains. Further, without approval of the Superintendent, the Company may not pay in any calendar year any dividend which, when combined with other dividends paid within the preceding 12 months, exceeds the lesser of
(i) 10% of the Company's statutory surplus at the prior year end or (ii) 100% of the Company's statutory net investment income for the prior calendar year.

7.    INVESTMENTS

FIXED MATURITY SECURITIES

The amortized cost and fair value of investments in fixed maturity securities by type of investment were as follows:

                                                           Amortized           Gross Unrealized             Fair
December 31, 2000                                            Cost             Gains        (Losses)         Value
                                                                                 (in millions)
United states government and government
     agencies and authorities........................      $    15.9        $    .5         $   --        $     16.4
States, municipalities and political
     subdivisions....................................            3.1             .1             --               3.2
Foreign governments..................................            4.7             .2             --               4.9
Public utilities.....................................          106.1            2.3           (0.6)            107.8
Corporate securities.................................          898.4           20.1           (5.8)            912.7
Mortgage-backed/structured finance...................          401.7           14.4           (2.1)            414.0
Redeemable preferred stock ..........................            0.6            --            (0.2)               .4
TOTAL................................................      $ 1,430.5        $  37.6         $ (8.7)         $1,459.4


                                                           Amortized           Gross Unrealized             Fair
December 31, 1999                                            Cost             Gains        (Losses)         Value

                                                                                 (in millions)
United states government and government
     agencies and authorities........................      $    13.1        $    .4         $   --        $     13.5
States, municipalities and political
     subdivisions....................................            1.9             .1            (.5)              1.5
Foreign governments..................................            8.3             .1            (.1)              8.3
Public utilities.....................................           97.9            2.7           (1.0)             99.6
Corporate securities.................................          984.8           12.6          (23.7)            973.7
Mortgage-backed/structured finance...................          382.4            4.2          (11.0)            375.6
Redeemable preferred stock ..........................            1.2             --            (.4)               .8
TOTAL................................................      $ 1,489.6        $  20.1         $(36.7)       $  1,473.0


                  RELIASTAR LIFE INSURANCE COMPANY OF NEW YORK
                          NOTES TO FINANCIAL STATEMENTS
                                December 31, 2000

7.    INVESTMENTS (continued)

The amortized cost and fair value of fixed maturity securities by contractual maturity are shown below. Expected maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

                                                           December 31, 2000
                                                        Amortized         Fair
                                                          Cost            Value

                                                              (in millions)
Maturing In:
     One year or less...........................      $    97.2      $    97.4
     One to five years..........................          447.3          455.5
     Five to ten years..........................          349.3          356.3
     Ten years or later.........................          135.0          136.2
Mortgage-backed/structured finance..............          401.7          414.0
TOTAL...........................................       $1,430.5       $1,459.4


At December 31, 2000 24% of the total portfolio was invested in private placement and 76% in marketable bonds. At December 31, 2000 the largest concentration in the private placement portfolio was corporate debt securities, where 78% of the portfolio was invested, and the largest concentration in the marketable bond portfolio was corporate debt securities where 58% of the portfolio was invested.

EQUITY SECURITIES

The cost and fair value of investments in equity securities were as follows:

Year Ended December 31                                2000                 1999

                                                            (in millions)

Cost ................................................ $4.5                $5.3
Gross unrealized gains...............................  --                   .3
Gross unrealized losses..............................  --                  (.1)
FAIR VALUE........................................... $4.5                $5.5

                  RELIASTAR LIFE INSURANCE COMPANY OF NEW YORK
                          NOTES TO FINANCIAL STATEMENTS
                                December 31, 2000

7.    INVESTMENTS (continued)

MORTGAGE LOANS ON REAL ESTATE

Investments in mortgage loans on real estate were as follows:

Year ended December 31                                                                  1999                 1998

                                                                                               (in millions)
Mortgage loans, non-impaired.....................................................       $ 246.2             $  316.8
Mortgage loans, impaired.........................................................            --                  2.6
     ............................................................................         246.2                319.4
Allowance for credit losses, beginning of year...................................          (1.2)                (1.2)
   Increases.....................................................................            --                 --
   Decreases.....................................................................          (1.2)                --
Allowances for credit losses, end of year........................................            --                 (1.2)
TOTAL............................................................................       $ 246.2             $  318.2
Average investment in impaired mortgage loans
   on real estate................................................................       $   1.3             $    1.3


The Company does not accrue interest income on impaired mortgage loans when the likelihood of collection is doubtful, rather income is recognized for these loans as payments are received. Interest income recognized on impaired mortgage loans during the years ended December 31, 2000, 1999 and 1998, were $0, $.2 million and $.2 million, respectively.

INVESTMENT INCOME

Investment income summarized by type of investment was as follows:

                                              September 30, 2000    January 1, 2000
                                                      to                  to              Year Ended          Year Ended
                                               December 31, 2000    August 30, 2000    December 31, 1999   December 31, 1998

                                                                              (in millions)
Fixed maturity securities....................          $36.2              $78.6              $119.4             $126.7
Equity securities............................            --                 --                   .3                 .1
Mortgage loans on real estate................            7.5               16.3                24.9               23.7
Real Estate..................................            --                 --                   .4                 .3
Policy loans.................................            2.0                3.8                 5.7                6.1
Other invested assets........................             .7                 .3                 --                  .9
Short-term investments.......................            1.5                 .1                 1.9                2.1
   Gross investment income ..................           47.9               99.5               152.6              159.9
Investment expenses..........................             .4               (1.8)               (2.9)              (2.9)
NET INVESTMENT INCOME........................          $48.3              $97.7              $149.7             $157.0



REALIZED INVESTMENT GAINS AND LOSSES

Net pretax realized investment gains (losses) were as follows:

                                              September 30, 2000    January 1, 2000
                                                      to                  to              Year Ended          Year Ended
                                               December 31, 2000    August 30, 2000    December 31, 1999   December 31, 1998

                                                                              (in millions)
Net gains (losses) on sales
   Fixed maturity securities
     Gross gains.............................        $2.6                 $1.1                $3.5               $3.9
     Gross losses............................        (1.3)                 (.6)               (1.4)              (1.1)
   Other.....................................           --                  --                 2.8                2.7
     ........................................         1.3                   .5                 4.9                5.5
Provisions for losses

   Fixed maturity securities.................           --                  --                (3.5)               (.4)
   Real estate...............................           --                  --                (1.7)               (.2)
NET LOSSES...................................           --                  --                 5.2                (.6)
PRETAX REALIZED INVESTMENT GAINS

   (LOSSES)..................................        $1.3             $   .5                $(.3)                $4.9


OTHER INVESTMENT INFORMATION

Invested assets which were nonincome producing (no income received for the 12 months preceding the balance sheet date) were as follows:

Year Ended December 31             2000                 1999

                                          (in millions)

Fixed maturity securities......      $--             $  .7
Real Estate....................       0.4                1.6
TOTAL..........................      $0.4               $2.3



Allowances for losses on investments are reflected on the Balance Sheets as a reduction of the related assets and were as follows:

Year Ended December 31             2000                 1999
                                          (in millions)
Mortgage Loans................        $--               $1.2
Real Estate...................         --                 .5

                  RELIASTAR LIFE INSURANCE COMPANY OF NEW YORK
                          NOTES TO FINANCIAL STATEMENTS
                                December 31, 2000

8.    COMPREHENSIVE INCOME

The components of net unrealized investment gains (losses) included in the accumulated other comprehensive income (loss) component of shareholder's equity are shown below:

                                              Year ended       Period ended      Year ended        Year ended
                                           December 31, 2000  August 31, 2000 December 31, 1999 December 31, 1998

                                                                        (in millions)
Unrealized investment gains (losses)......       $ 29.0           $(18.5)           $(14.8)          $ 84.5
DAC/PVFP adjustment.......................        (14.6)             2.5               0.4            (19.7)
Deferred income taxes.....................         (5.0)             5.6               5.0            (22.7)
TOTAL.....................................      $   9.4           $(10.4)          $  (9.4)          $ 42.1


9.    CONCENTRATIONS OF CREDIT RISK

At December 31, 2000, the Company held below investment-grade bonds classified as available-for-sale with amortized cost of $97,733,000 and market values of $98,455,000. These holdings amounted to 6.7% of the Company's investments in bonds and 2.8% of total assets. The holdings of below investment-grade bonds are widely diversified and of satisfactory quality based on the Company's investment policies and credit standards.

At December 31, 2000, the largest geographic concentration of commercial mortgage loans was in the Midwest region of the United States, where approximately 36.1% of the commercial mortgage loan portfolio was invested.

10.   RELATED PARTY TRANSACTIONS

The Company and its affiliates have entered into agreements whereby affiliates and the Company provide certain management, administrative, legal, and other services for each other. The net amounts billed to the Company were $20.8 million, $25.3 million and $20.5 million in 2000, 1999 and 1998, respectively. The net costs allocated to the Company under these agreements may not be indicative of costs the Company might incur if these services were not provided by the Company's affiliates. During 2000, the Company paid cash dividends of $12.0 million to Security-Connecticut. ReliaStar Life, Security-Connecticut and Security Life reinsure certain life policies written by the Company. Premiums ceded under these agreements were $16.1 million, $14.4 million and $15.6 million for the years ended December 31, 2000, 1999 and 1998, respectively; and the net amount recoverable by the company under these agreements were $14.6 million and $14.1 million as of December 31, 2000 and 1999, respectively.

11.   FINANCING ARRANGEMENTS

The Company is the beneficiary of one letter of credit totaling $125,000 that was established in accordance with the terms of a reinsurance agreement. The letter of credit was unused during 2000 and 1999. In 2000, the company participated in a reciprocal lending program with ING AIH. This program is structured to allow the company to make short term loans (7 days) to and from ING AIH. Interest on all loans made in 2000 was based on the cost of funds incurred by the lender plus .15%. In 2000, the maximum amount that the Company could have loaned or borrowed from ING AIH at any one time without getting prior approval from the New York Commissioner of Insurance was $9.4 million. There were no borrowings outstanding under this agreement at December 31, 2000.

                  RELIASTAR LIFE INSURANCE COMPANY OF NEW YORK
                          NOTES TO FINANCIAL STATEMENTS
                                December 31, 2000

12.   REINSURANCE

The Company is a member of reinsurance associations established for the purpose of ceding the excess of life insurance over retention limits Reinsurance contracts do not relieve the Company from its obligations to policyholders. Failure of reinsurers to honor their obligations could result in losses to the Company; consequently, allowances are established for amounts deemed uncollectible. The amount of the allowance for uncollectible reinsurance receivables was immaterial at December 31, 2000 and 1999. The Company evaluates the financial condition of its reinsurers and monitors concentrations of credit risk to minimize its exposure to significant losses from reinsurer insolvencies.

The Company's retention limit is $300,000 per insurable life for individual coverage. For group coverage and reinsurance assumed, the retention is $300,000 per life with per occurrence limitations, subject to certain maximums. Reinsurance premiums, commissions, and expense reimbursements related to reinsured business are accounted for on bases consistent with those used in accounting for the original policies issued and the terms of the reinsurance contracts. Reserves are based on the terms of the reinsurance contracts and are consistent with the risk assumed.

As of December 31, 2000, there were $33.1 billion of gross insurance in force, $9.1 billion of life insurance in force was ceded to other companies of which 29% (based on in force) was ceded to an unaffiliated reinsurer and 50% (based on in force) was ceded to affiliates. Net life insurance in force was $27.0 billion as of December 31, 2000. In addition, the Company had assumed $3.0 billion of life insurance in force as of December 31, 2000 which represents 11% of the net in force.

The effect of reinsurance on premiums and recoveries was as follows:

                                September 1, 2000  January 1, 2000
                                       to                to            Year ended        Year ended
                                December 31, 2000  August 31, 2000  December 31, 1999   December 31, 1998
                                                             (in millions)
Direct premiums................       $ 30.9           $ 54.5            $ 71.5           $ 76.7
Reinsurance assumed............          1.3              1.6               2.4              2.5
Reinsurance ceded..............        (12.4)           (28.0)            (31.1)           (37.5)

NET PREMIUMS...................       $ 19.8           $ 29.1            $ 42.8           $ 41.7

REINSURANCE RECOVERIES.........      $   3.0           $ 15.4            $ 18.0           $ 18.6

                  RELIASTAR LIFE INSURANCE COMPANY OF NEW YORK
                          NOTES TO FINANCIAL STATEMENTS
                                December 31, 2000

13.   INCOME TAXES

The income tax asset (liability) reported on the Balance Sheets consisted of the following:

Year Ended December 31            2000                 1999
                                         (in millions)
Current Income Taxes......       $   4.0              $  5.6
Deferred Income Taxes.....         (36.9)                5.2
TOTAL.....................        $(32.9)              $10.8


The tax effects of temporary differences that give rise to deferred tax assets and deferred tax liabilities at December 31 are presented below:

Year Ended December 31                       2000                 1999
                                                    (in millions)
Future policy and contract benefits.......    $25.1              $(33.3)
Net unrealized investment losses..........       --                (5.0)
Investment write-offs and allowances......     12.7                (8.2)
Deferred policy acquisition costs.........     21.5                  --
Other.....................................     18.7                (4.3)
   Gross deferred tax asset...............     78.0               (50.8)
Deferred policy acquisition costs.........       --                26.2
Present value of future profits...........     34.5                27.8
Net unrealized investment gains...........      5.1                  --
Other.....................................      1.5                 2.0
   Gross deferred tax liability...........     41.1                56.0
NET DEFERRED TAX (LIABILITY)..............    $36.9             $   5.2

                  RELIASTAR LIFE INSURANCE COMPANY OF NEW YORK
                          NOTES TO FINANCIAL STATEMENTS
                                December 31, 2000

13.   INCOME TAXES (continued)

The provision for income taxes reported on the Statements of Income consisted of the following:

                                             September 30, 2000    January 1, 2000       Year Ended           Year Ended
December 31                                   December 31, 2000  September 30, 2000   December 31, 1999    December 31, 1998
                                                                          (Dollars in millions)
Currently payable.........................          $(5.4)              $14.4               $18.6                $17.0
Deferred..................................           12.1                (2.4)                3.4                 (2.3)
TOTAL.....................................          $ 6.7               $12.0               $22.0                $14.7


The difference between the U.S. federal income tax rate and the consolidated tax provision rate is summarized as follows:



                            September 1, 2000  January 1, 2000
                                   to                to           Year ended        Year ended
                            December 31, 2000  August 31, 2000 December 31, 1999 December 31, 1998
                                                         (in millions)
Statutory tax rate.........         35.0%            35.0%             35.0%            35.0%
Goodwill...................         20.5               .6              --               --
Other......................         (1.9)            (1.1)               .6               .8
EFFECTIVE TAX RATE.........         53.6%            34.5%             35.6%            35.8%


Net unrealized capital gains and losses are presented in shareholder's equity net of deferred taxes. As of December 31, 2000 and 1999, no valuation allowance was required for unrealized capital gains and losses. The "Policyholders' Surplus Account," which arose under prior tax law, is generally that portion of a life insurance company's statutory income that has not been subject to taxation. As of December 31, 1983, no further additions could be made to the Policyholders' Surplus Account for tax return purposes under the Deficit Reduction Act of 1984. The balance in such account was approximately $11.3 million at December 31, 2000. This amount would be taxed only under certain conditions. No income taxes have been provided on this amount since management believes under current tax law the conditions under which such taxes would become payable are remote.

The Internal Revenue Service (the "Service") has completed examinations of the consolidated federal income tax returns of Security-Connecticut through 1995. Discussions are being held with the Service with respect to proposed adjustments. Management believes there are adequate defenses against, or sufficient reserves to provide for, any such adjustments. The Service has commenced its examinations for the years 1996 through 1999.

Cash paid for federal income taxes was $10.3 million (pre-acquisition), $16.9 million and $12.8 million for the years ended December 31, 2000, 1999 and 1998, respectively.

                  RELIASTAR LIFE INSURANCE COMPANY OF NEW YORK
                          NOTES TO FINANCIAL STATEMENTS
                                December 31, 2000

14.   EMPLOYEE BENEFIT PLANS

SUCCESS SHARING PLAN AND ESOP

The Success Sharing Plan and ESOP (Success Sharing Plan) was designed to increase employee ownership and reward employees when certain ReliaStar performance objectives are met. Essentially all employees are eligible to participate in the Success Sharing Plan. The Success Sharing Plan has both qualified and nonqualified components. The nonqualified component is equal to 25% of the annual award and is paid in cash to employees. The qualified component is equal to 75% of the annual award which is contributed to the ESOP portion of the Success Sharing Plan. In addition, the Success Sharing Plan has a 401(k) feature whereby participants may elect to contribute a percentage of their eligible earnings to the plan. The Company matches participants' 401(k) contributions up to 6% of eligible earnings. Costs charged to expense for the Success Sharing Plan for the period January 1, 2000 to August 31, 2000 and the years ended December 31, 2000, 1999 and 1998 were $.6 million, $.2 million, $.5 million and $.5 million respectively.

PENSION AND OTHER POSTRETIREMENT BENEFITS

Pension Plans: The Company participates in a funded noncontributory defined benefit retirement plan sponsored by an affiliate which provides benefits to employees upon retirement (Pension Plan). Effective December 31, 1998, the qualified defined benefit retirement plan was amended to suspend the accrual of additional benefits for future services. Eligible employees retain all of their accrued benefits as of December 31, 1998, which will be paid monthly at retirement according to the provisions of the plan. Employees meeting certain age and service requirements will receive certain transition benefits until retirement.

At January 1, 2001, the date of the most recent actuarial valuation, the plan accumulated benefit obligation/present value of accrued benefits and the amount of vested benefits for the Pension Plan was $209.4 million and $209.4 million, respectively, based on an assumed 7.75% interest rate. The fair value of plan assets was $327.5 million as of January 1, 2001.

A pension credit totaling $.2 million, $.1 million, $.3 million and $.3 million for the period January 1, 2000 to August 31, 2000 and years ended December 31, 2000, 1999 and 1998, respectively, was allocated to the Company for its portion of the cost of the Pension Plan.

The Company and ReliaStar also have unfunded noncontributory defined benefit plans providing for benefits to employees in excess of limits for qualified retirement plans. Postretirement Benefits: Through a plan sponsored by an affiliate, the Company provides certain health care and life insurance benefits to retired employees and their eligible dependents (Postretirement Plan). The postretirement health care plan is contributory, with retiree contribution levels adjusted annually; the life insurance plan provides a flat amount of noncontributory coverage and optional contributory coverage.

The amount of accumulated benefits obligation for retirees and vested employees covered under the Postretirement Plan as of December 31, 2000 and 1999, was $14.2 million and $11.1 million, respectively, and the amount of accumulated benefits obligation for non-vested employees as of December 31, 2000 and 1999, was $3.1 million and $2.5 million respectively. The discount rate used in determining the postretirement benefit obligation as of December 31, 2000 was 7.75% and health care cost trend rate used was 8.5% trending to 5.5% in 2007 and thereafter. A one-percentage point increase in the assumed health care cost trend rate would not have a significant impact on the postretirement benefit obligation or the service and interest cost components of annual expense.

A credit totaling $21,000, $11,000, $.3 million and $.3 million were allocated to the Company for its portion of the cost of the Postretirement Plan for the years ended December 31, 2000, 1999, and 1998, respectively.

                  RELIASTAR LIFE INSURANCE COMPANY OF NEW YORK
                          NOTES TO FINANCIAL STATEMENTS
                                December 31, 2000

15.   LEASES

STOCK INCENTIVE PLAN

Prior to the acquisition, officers and key employees of the Company participated in the stock incentive plans of ReliaStar. ReliaStar applies Accounting Principles Board Opinion No. 25 and related interpretations in accounting for its plans. Accordingly, no compensation expense for stock-based compensation plans has been allocated to the Company.

15.   LEASES

The Company has operating leases for office space and certain computer processing and other equipment. Rental expense for these items was $.6 million, $1.8 million and $1.8 million for 2000, 1999 and 1998, respectively. Future minimum aggregate rental commitments at December 31, 2000 for operating leases were as follows:

         (in millions)
         -------------
         2001-- $.6                     2004-- $.7
         2002-- $.7                     2005-- $.6
         2003-- $.7                     2006 and thereafter--   $ --



16.   COMMITMENTS AND CONTINGENCIES

LITIGATION

The Company is a defendant in various lawsuits in connection with the normal conduct of its insurance operations. In the opinion of management, the ultimate resolution of such litigation will not result in any material adverse impact to the financial position of the Company as of December 31, 2000.

FINANCIAL INSTRUMENTS

The Company is a party to financial instruments with on and off-balance-sheet risk in the normal course of business to reduce its exposure to fluctuations in interest rates. These financial instruments include commitments to extend credit and interest rate swaps. Those instruments involve, to varying degrees, elements of credit, interest rate or liquidity risk in excess of the amount recognized in the Balance Sheets.

The Company's exposure to credit loss in the event of nonperformance by the other party to the financial instrument for commitments to extend credit is represented by the contractual amount of those instruments. The Company uses the same credit policies in making commitments and conditional obligations as it does for on-balance-sheet instruments. For interest rate swap transactions, the contract or notional amounts do not represent exposure to credit loss. For swaps, the Company's exposure to credit loss is limited to those swaps where the Company has an unrealized gain. Unless otherwise noted, the Company does not require collateral or other security to support financial instruments with credit risk.

                  RELIASTAR LIFE INSURANCE COMPANY OF NEW YORK
                          NOTES TO FINANCIAL STATEMENTS
                                December 31, 2000

16.   COMMITMENTS AND CONTINGENCIES (continued)


December 31                                              2000            1999
                                                      (in millions)
CONTRACT OR NOTIONAL AMOUNT
Financial instruments whose contract
   amounts represent credit risk
     Commitments to extend credit...................      $  --         $  5.9
Financial instruments whose notional or contract
   amounts exceed the amount of credit risk
     Interest rate swap agreements..................       20.0           50.0

Commitments to Extend Credit: Commitments to extend credit are legally binding agreements to lend to a customer. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. They generally may be terminated by the Company in the event of deterioration in the financial condition of the borrower. Since some of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future liquidity requirements. The Company evaluates each customer's creditworthiness on a case-by-case basis.

Interest Rate Swap Agreements: The Company enters into interest rate swap agreements to manage interest rate exposure. The primary reason for the interest rate swap agreements is to extend the duration of adjustable rate investments. Interest rate swap transactions generally involve the exchange of fixed and floating rate interest payment obligations without the exchange of the underlying principal amounts. Changes in market interest rates impact income from adjustable rate investments and have an opposite (and approximately offsetting) effect on the reported income from the swap portfolio. The risks under interest rate swap agreements are generally similar to those of futures contracts. Notional principal amounts are often used to express the volume of these transactions but do not represent the much smaller amounts potentially subject to credit risk. The amount subject to credit risk is approximately equal to the unrealized gain on the agreements. At December 31, 2000, the unrealized gains were immaterial.

17.   SUBSEQUENT EVENTS

The Company estimates it's potential exposure to claims resulting from the September 11, 2001 terrorist attacks in the United States to be approximately $6.6 million, after reinsurance coverage and before tax.

On September 10, 2001, the Board of Directors ("Board") of the Company principally approved a plan to merge with First Golden Life Insurance Company of New York ("First Golden"). The merger is subject to the approval of the Insurance Department of the State of New York, which has the discretion, as deemed necessary, to hold a public hearing with regard to the merger. Once approved by the State of New York, the Company's Board will give final approve to the merger. The merger is anticipated to be effective on January 1, 2002.

--------------------------------------------------------------------------------
                       STATEMENT OF ADDITIONAL INFORMATION
--------------------------------------------------------------------------------

TABLE OF CONTENTS

     ITEM                                                                   PAGE
     Introduction..........................................................    1
     Description of ReliaStar Life Insurance Company of New York...........    1
     Safekeeping of Assets.................................................    1
     The Administrator.....................................................    1
     Independent Auditors..................................................    1
     Distribution of Contracts.............................................    1
     Performance Information...............................................    2
     IRA Partial Withdrawal Option.........................................    7
     Other Information.....................................................    8
     Financial Statements of Separate Account NY-B ........................    8

--------------------------------------------------------------------------------

PLEASE TEAR OFF, COMPLETE AND RETURN THE FORM BELOW TO ORDER A FREE STATEMENT OF ADDITIONAL INFORMATION FOR THE CONTRACTS OFFERED UNDER THE PROSPECTUS. SEND THE FORM TO OUR CUSTOMER SERVICE CENTER AT THE ADDRESS SHOWN ON THE PROSPECTUS COVER.
- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -

PLEASE SEND ME A FREE COPY OF THE STATEMENT OF ADDITIONAL INFORMATION FOR SEPARATE ACCOUNT NY-B.

Please Print or Type:

                           --------------------------------------------------
                           NAME

                           --------------------------------------------------
                           SOCIAL SECURITY NUMBER

                           --------------------------------------------------
                           STREET ADDRESS

                           --------------------------------------------------
                           CITY, STATE, ZIP

121272   NY 1DVA PLUS   01/02/2002

- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -

NYDVAP-121272                            77

                       This page intentionally left blank.

                                   APPENDIX A

                         CONDENSED FINANCIAL INFORMATION


The following tables give (1) the accumulation unit value ("AUV"), (2) the total number of accumulation units, and (3) the total accumulation unit value, for each subaccount of ReliaStar of NY Separate Account NY-B available under the Contract for the indicated periods. The accumulation unit values shown for years prior to January 1, 2002 reflect values under Separate Account NY-B of First Golden American Life Insurance Company which was transferred intact to ReliaStar of NY as a result of the merger of the two companies. No information is provided for the Internet Tollkeeper, Pilgrim VIP MagnaCap, Pilgrim VIP SmallCap Opportunities, Pilgrim VIP Growth Opportunities, ProFund VP Bull, ProFund VP Small-Cap and ProFund VP Europe 30 subaccounts because these subaccounts did not have any assets attributable to the Contract as of December 31, 2000. The date on which the subaccount became available to investors and the starting accumulation unit value are indicated on the last row of each table.


LIQUID ASSET

----------------------------------------------------------------------------------------------------------------------
                               STANDARD DEATH BENEFIT                           ANNUAL RATCHET DEATH BENEFIT
----------------------------------------------------------------------------------------------------------------------
                                    TOTAL # OF                                          TOTAL # OF
                                   ACCUMULATION                                        ACCUMULATION
                    AUV AT          UNITS AT           TOTAL            AUV AT           UNITS AT           TOTAL
                 YEAR END (AND     YEAR END (AND       AUV AT        YEAR END (AND     YEAR END (AND        AUV AT
                AT BEGINNING OF   AT BEGINNING OF     YEAR END      AT BEGINNING OF   AT BEGINNING OF      YEAR END
                FOLLOWING YEAR)   FOLLOWING YEAR)  (IN THOUSANDS)   FOLLOWING YEAR)   FOLLOWING YEAR)   (IN THOUSANDS)
----------------------------------------------------------------------------------------------------------------------
  2000             $ 15.75            17,132          $   270          $ 15.47            51,312           $   794
  1999               15.04            11,408              172            14.79            22,393               331
  1998               14.54             2,755               40            14.33             5,974                86
  1997               14.02                --               --            13.83                --                --
  5/6/97             13.67                --               --            13.51                --                --


LIMITED MATURITY BOND

----------------------------------------------------------------------------------------------------------------------
                               STANDARD DEATH BENEFIT                           ANNUAL RATCHET DEATH BENEFIT
----------------------------------------------------------------------------------------------------------------------
                                    TOTAL # OF                                          TOTAL # OF
                                   ACCUMULATION                                        ACCUMULATION
                    AUV AT          UNITS AT           TOTAL            AUV AT           UNITS AT           TOTAL
                 YEAR END (AND     YEAR END (AND       AUV AT        YEAR END (AND     YEAR END (AND        AUV AT
                AT BEGINNING OF   AT BEGINNING OF     YEAR END      AT BEGINNING OF   AT BEGINNING OF      YEAR END
                FOLLOWING YEAR)   FOLLOWING YEAR)  (IN THOUSANDS)   FOLLOWING YEAR)   FOLLOWING YEAR)   (IN THOUSANDS)
----------------------------------------------------------------------------------------------------------------------
  2000             $ 18.08            13,728          $   248          $ 17.76            24,619           $   437
  1999               17.00             6,379              108            16.72             7,746               130
  1998               17.02                --               --            16.77             1,506                25
  1997               16.13                --               --            15.91               632                10
  5/6/97             15.43                --               --            15.24                --                --


CORE BOND (FORMERLY GLOBAL FIXED INCOME)

----------------------------------------------------------------------------------------------------------------------
                               STANDARD DEATH BENEFIT                           ANNUAL RATCHET DEATH BENEFIT
----------------------------------------------------------------------------------------------------------------------
                                    TOTAL # OF                                          TOTAL # OF
                                   ACCUMULATION                                        ACCUMULATION
                    AUV AT          UNITS AT           TOTAL            AUV AT           UNITS AT           TOTAL
                 YEAR END (AND     YEAR END (AND       AUV AT        YEAR END (AND     YEAR END (AND        AUV AT
                AT BEGINNING OF   AT BEGINNING OF     YEAR END      AT BEGINNING OF   AT BEGINNING OF      YEAR END
                FOLLOWING YEAR)   FOLLOWING YEAR)  (IN THOUSANDS)   FOLLOWING YEAR)   FOLLOWING YEAR)   (IN THOUSANDS)
----------------------------------------------------------------------------------------------------------------------
  2000             $ 11.85             1,186          $    14          $ 11.74             9,288           $   109
  1999               11.88               822               10            11.79             2,216                26
  1998               13.17                --               --            13.09                --                --
  5/1/98             12.17                --               --            12.11                --                --

NYDVAP-121272                          A1

FULLY MANAGED

----------------------------------------------------------------------------------------------------------------------
                               STANDARD DEATH BENEFIT                           ANNUAL RATCHET DEATH BENEFIT
----------------------------------------------------------------------------------------------------------------------
                                    TOTAL # OF                                          TOTAL # OF
                                   ACCUMULATION                                        ACCUMULATION
                    AUV AT          UNITS AT           TOTAL            AUV AT           UNITS AT           TOTAL
                 YEAR END (AND     YEAR END (AND       AUV AT        YEAR END (AND     YEAR END (AND        AUV AT
                AT BEGINNING OF   AT BEGINNING OF     YEAR END      AT BEGINNING OF   AT BEGINNING OF      YEAR END
                FOLLOWING YEAR)   FOLLOWING YEAR)  (IN THOUSANDS)   FOLLOWING YEAR)   FOLLOWING YEAR)   (IN THOUSANDS)
----------------------------------------------------------------------------------------------------------------------
  2000             $ 26.51            16,196          $   429          $ 26.04            20,597           $   536
  1999               22.01            13,633              300            21.65            11,023               239
  1998               20.84             2,619               55            20.53             4,512                93
  1997               19.93                --               --            19.66             1,701                33
  5/6/97             17.95                --               --            17.73                --                --


TOTAL RETURN

----------------------------------------------------------------------------------------------------------------------
                               STANDARD DEATH BENEFIT                           ANNUAL RATCHET DEATH BENEFIT
----------------------------------------------------------------------------------------------------------------------
                                    TOTAL # OF                                          TOTAL # OF
                                   ACCUMULATION                                        ACCUMULATION
                    AUV AT          UNITS AT           TOTAL            AUV AT           UNITS AT           TOTAL
                 YEAR END (AND     YEAR END (AND       AUV AT        YEAR END (AND     YEAR END (AND        AUV AT
                AT BEGINNING OF   AT BEGINNING OF     YEAR END      AT BEGINNING OF   AT BEGINNING OF      YEAR END
                FOLLOWING YEAR)   FOLLOWING YEAR)  (IN THOUSANDS)   FOLLOWING YEAR)   FOLLOWING YEAR)   (IN THOUSANDS)
----------------------------------------------------------------------------------------------------------------------
  2000             $ 20.94            29,586          $   619          $ 20.75            82,761           $ 1,717
  1999               18.20            32,717              595            18.06           123,053             2,222
  1998               17.83            15,411              275            17.72            81,617             1,446
  1997               16.18             2,430               39            16.10            13,026               209
  5/6/97             14.36                --               --            14.31                --                --


ASSET ALLOCATION GROWTH

----------------------------------------------------------------------------------------------------------------------
                               STANDARD DEATH BENEFIT                           ANNUAL RATCHET DEATH BENEFIT
----------------------------------------------------------------------------------------------------------------------
                                    TOTAL # OF                                          TOTAL # OF
                                   ACCUMULATION                                        ACCUMULATION
                    AUV AT          UNITS AT           TOTAL            AUV AT           UNITS AT           TOTAL
                 YEAR END (AND     YEAR END (AND       AUV AT        YEAR END (AND     YEAR END (AND        AUV AT
                AT BEGINNING OF   AT BEGINNING OF     YEAR END      AT BEGINNING OF   AT BEGINNING OF      YEAR END
                FOLLOWING YEAR)   FOLLOWING YEAR)  (IN THOUSANDS)   FOLLOWING YEAR)   FOLLOWING YEAR)   (IN THOUSANDS)
----------------------------------------------------------------------------------------------------------------------
  2000             $  9.38                --               --          $  9.38             3,577           $    34
  10/2/00            10.00                --               --            10.00                --                --


EQUITY INCOME

----------------------------------------------------------------------------------------------------------------------
                               STANDARD DEATH BENEFIT                           ANNUAL RATCHET DEATH BENEFIT
----------------------------------------------------------------------------------------------------------------------
                                    TOTAL # OF                                          TOTAL # OF
                                   ACCUMULATION                                        ACCUMULATION
                    AUV AT          UNITS AT           TOTAL            AUV AT           UNITS AT           TOTAL
                 YEAR END (AND     YEAR END (AND       AUV AT        YEAR END (AND     YEAR END (AND        AUV AT
                AT BEGINNING OF   AT BEGINNING OF     YEAR END      AT BEGINNING OF   AT BEGINNING OF      YEAR END
                FOLLOWING YEAR)   FOLLOWING YEAR)  (IN THOUSANDS)   FOLLOWING YEAR)   FOLLOWING YEAR)   (IN THOUSANDS)
----------------------------------------------------------------------------------------------------------------------
  2000             $ 24.35            12,602          $   307          $ 23.91            18,608           $   445
  1999               21.83            12,749              278            21.47            15,934               342
  1998               22.27             9,623              214            21.94             6,014               132
  1997               20.83                --               --            20.55             1,243                26
  5/6/97             18.54                --               --            18.32                --                --

NYDVAP-121272                          A2

ALL CAP

----------------------------------------------------------------------------------------------------------------------
                               STANDARD DEATH BENEFIT                           ANNUAL RATCHET DEATH BENEFIT
----------------------------------------------------------------------------------------------------------------------
                                    TOTAL # OF                                          TOTAL # OF
                                   ACCUMULATION                                        ACCUMULATION
                    AUV AT          UNITS AT           TOTAL            AUV AT           UNITS AT           TOTAL
                 YEAR END (AND     YEAR END (AND       AUV AT        YEAR END (AND     YEAR END (AND        AUV AT
                AT BEGINNING OF   AT BEGINNING OF     YEAR END      AT BEGINNING OF   AT BEGINNING OF      YEAR END
                FOLLOWING YEAR)   FOLLOWING YEAR)  (IN THOUSANDS)   FOLLOWING YEAR)   FOLLOWING YEAR)   (IN THOUSANDS)
----------------------------------------------------------------------------------------------------------------------
  2000             $ 11.61             4,315          $    50          $ 11.59            47,643           $   552
  5/1/00             11.27                --               --            11.27                --                --


GROWTH AND INCOME

----------------------------------------------------------------------------------------------------------------------
                               STANDARD DEATH BENEFIT                           ANNUAL RATCHET DEATH BENEFIT
----------------------------------------------------------------------------------------------------------------------
                                    TOTAL # OF                                          TOTAL # OF
                                   ACCUMULATION                                        ACCUMULATION
                    AUV AT          UNITS AT           TOTAL            AUV AT           UNITS AT           TOTAL
                 YEAR END (AND     YEAR END (AND       AUV AT        YEAR END (AND     YEAR END (AND        AUV AT
                AT BEGINNING OF   AT BEGINNING OF     YEAR END      AT BEGINNING OF   AT BEGINNING OF      YEAR END
                FOLLOWING YEAR)   FOLLOWING YEAR)  (IN THOUSANDS)   FOLLOWING YEAR)   FOLLOWING YEAR)   (IN THOUSANDS)
----------------------------------------------------------------------------------------------------------------------
  2000             $  9.95                --          $    --             9.94               400           $     4
  10/2/00            10.00                --               --            10.00                --                --


REAL ESTATE

----------------------------------------------------------------------------------------------------------------------
                               STANDARD DEATH BENEFIT                           ANNUAL RATCHET DEATH BENEFIT
----------------------------------------------------------------------------------------------------------------------
                                    TOTAL # OF                                          TOTAL # OF
                                   ACCUMULATION                                        ACCUMULATION
                    AUV AT          UNITS AT           TOTAL            AUV AT           UNITS AT           TOTAL
                 YEAR END (AND     YEAR END (AND       AUV AT        YEAR END (AND     YEAR END (AND        AUV AT
                AT BEGINNING OF   AT BEGINNING OF     YEAR END      AT BEGINNING OF   AT BEGINNING OF      YEAR END
                FOLLOWING YEAR)   FOLLOWING YEAR)  (IN THOUSANDS)   FOLLOWING YEAR)   FOLLOWING YEAR)   (IN THOUSANDS)
----------------------------------------------------------------------------------------------------------------------
  2000             $ 27.12               668          $    18          $ 26.64             8,382           $   223
  1999               20.96               356                7            20.62             1,581                33
  1998               22.07               356                8            21.74             1,474                32
  1997               25.82                --               --            25.48               478                12
  5/6/97             21.31                --               --            21.05                --                --


VALUE EQUITY

----------------------------------------------------------------------------------------------------------------------
                               STANDARD DEATH BENEFIT                           ANNUAL RATCHET DEATH BENEFIT
----------------------------------------------------------------------------------------------------------------------
                                    TOTAL # OF                                          TOTAL # OF
                                   ACCUMULATION                                        ACCUMULATION
                    AUV AT          UNITS AT           TOTAL            AUV AT           UNITS AT           TOTAL
                 YEAR END (AND     YEAR END (AND       AUV AT        YEAR END (AND     YEAR END (AND        AUV AT
                AT BEGINNING OF   AT BEGINNING OF     YEAR END      AT BEGINNING OF   AT BEGINNING OF      YEAR END
                FOLLOWING YEAR)   FOLLOWING YEAR)  (IN THOUSANDS)   FOLLOWING YEAR)   FOLLOWING YEAR)   (IN THOUSANDS)
----------------------------------------------------------------------------------------------------------------------
  2000             $ 19.63             7,908          $   155          $ 19.46             8,289           $   161
  1999               18.28             5,400               99            18.14            15,606               283
  1998               18.41             1,678               31            18.31             4,464                82
  1997               18.36             1,048               19            18.28             1,056                19
  5/6/97             15.72                --               --            15.66                --                --

NYDVAP-121272                          A3

INVESTORS

----------------------------------------------------------------------------------------------------------------------
                               STANDARD DEATH BENEFIT                           ANNUAL RATCHET DEATH BENEFIT
----------------------------------------------------------------------------------------------------------------------
                                    TOTAL # OF                                          TOTAL # OF
                                   ACCUMULATION                                        ACCUMULATION
                    AUV AT          UNITS AT           TOTAL            AUV AT           UNITS AT           TOTAL
                 YEAR END (AND     YEAR END (AND       AUV AT        YEAR END (AND     YEAR END (AND        AUV AT
                AT BEGINNING OF   AT BEGINNING OF     YEAR END      AT BEGINNING OF   AT BEGINNING OF      YEAR END
                FOLLOWING YEAR)   FOLLOWING YEAR)  (IN THOUSANDS)   FOLLOWING YEAR)   FOLLOWING YEAR)   (IN THOUSANDS)
----------------------------------------------------------------------------------------------------------------------
  2000             $ 11.28                --               --          $ 11.26             7,327           $    83
  5/1/00             10.42                --               --            10.41                --                --


RISING DIVIDENDS

----------------------------------------------------------------------------------------------------------------------
                               STANDARD DEATH BENEFIT                           ANNUAL RATCHET DEATH BENEFIT
----------------------------------------------------------------------------------------------------------------------
                                    TOTAL # OF                                          TOTAL # OF
                                   ACCUMULATION                                        ACCUMULATION
                    AUV AT          UNITS AT           TOTAL            AUV AT           UNITS AT           TOTAL
                 YEAR END (AND     YEAR END (AND       AUV AT        YEAR END (AND     YEAR END (AND        AUV AT
                AT BEGINNING OF   AT BEGINNING OF     YEAR END      AT BEGINNING OF   AT BEGINNING OF      YEAR END
                FOLLOWING YEAR)   FOLLOWING YEAR)  (IN THOUSANDS)   FOLLOWING YEAR)   FOLLOWING YEAR)   (IN THOUSANDS)
----------------------------------------------------------------------------------------------------------------------
  2000             $ 25.21            16,266          $   410          $ 24.94           104,355           $ 2,602
  1999               26.07            13,823              360            25.83            79,175             2,045
  1998               22.79             1,734               40            22.61            34,310               776
  1997               20.22                90                2            20.09             8,223               165
  5/6/97             17.27                --               --            17.18                --                --


MANAGED GLOBAL

----------------------------------------------------------------------------------------------------------------------
                               STANDARD DEATH BENEFIT                           ANNUAL RATCHET DEATH BENEFIT
----------------------------------------------------------------------------------------------------------------------
                                    TOTAL # OF                                          TOTAL # OF
                                   ACCUMULATION                                        ACCUMULATION
                    AUV AT          UNITS AT           TOTAL            AUV AT           UNITS AT           TOTAL
                 YEAR END (AND     YEAR END (AND       AUV AT        YEAR END (AND     YEAR END (AND        AUV AT
                AT BEGINNING OF   AT BEGINNING OF     YEAR END      AT BEGINNING OF   AT BEGINNING OF      YEAR END
                FOLLOWING YEAR)   FOLLOWING YEAR)  (IN THOUSANDS)   FOLLOWING YEAR)   FOLLOWING YEAR)   (IN THOUSANDS)
----------------------------------------------------------------------------------------------------------------------
  2000             $ 20.44            14,146          $   289          $ 20.19            58,994           $ 1,191
  1999               24.23             9,519              231            23.97            31,419               753
  1998               15.02             2,440               37            14.88             9,572               142
  1997               11.76                --               --            11.67             2,969                35
  5/6/97             11.24                --               --            11.16                --                --


LARGE CAP VALUE

----------------------------------------------------------------------------------------------------------------------
                               STANDARD DEATH BENEFIT                           ANNUAL RATCHET DEATH BENEFIT
----------------------------------------------------------------------------------------------------------------------
                                    TOTAL # OF                                          TOTAL # OF
                                   ACCUMULATION                                        ACCUMULATION
                    AUV AT          UNITS AT           TOTAL            AUV AT           UNITS AT           TOTAL
                 YEAR END (AND     YEAR END (AND       AUV AT        YEAR END (AND     YEAR END (AND        AUV AT
                AT BEGINNING OF   AT BEGINNING OF     YEAR END      AT BEGINNING OF   AT BEGINNING OF      YEAR END
                FOLLOWING YEAR)   FOLLOWING YEAR)  (IN THOUSANDS)   FOLLOWING YEAR)   FOLLOWING YEAR)   (IN THOUSANDS)
----------------------------------------------------------------------------------------------------------------------
  2000             $ 10.56               353          $     4          $ 10.55            10,983           $   116
  5/1/00             10.87                --               --            10.86                --                --

 NYDVAP-121272                         A4

HARD ASSETS

----------------------------------------------------------------------------------------------------------------------
                               STANDARD DEATH BENEFIT                           ANNUAL RATCHET DEATH BENEFIT
----------------------------------------------------------------------------------------------------------------------
                                    TOTAL # OF                                          TOTAL # OF
                                   ACCUMULATION                                        ACCUMULATION
                    AUV AT          UNITS AT           TOTAL            AUV AT           UNITS AT           TOTAL
                 YEAR END (AND     YEAR END (AND       AUV AT        YEAR END (AND     YEAR END (AND        AUV AT
                AT BEGINNING OF   AT BEGINNING OF     YEAR END      AT BEGINNING OF   AT BEGINNING OF      YEAR END
                FOLLOWING YEAR)   FOLLOWING YEAR)  (IN THOUSANDS)   FOLLOWING YEAR)   FOLLOWING YEAR)   (IN THOUSANDS)
----------------------------------------------------------------------------------------------------------------------
  2000             $ 16.62                33          $     1          $ 16.32             1,073           $    18
  1999               17.66                --               --            17.37               525                 9
  1998               14.50                --               --            14.28             1,007                14
  1997               20.85                --               --            20.57               238                 5
  5/6/97             19.34                --               --            19.11                --                --


DIVERSIFIED MID-CAP

----------------------------------------------------------------------------------------------------------------------
                               STANDARD DEATH BENEFIT                           ANNUAL RATCHET DEATH BENEFIT
----------------------------------------------------------------------------------------------------------------------
                                    TOTAL # OF                                          TOTAL # OF
                                   ACCUMULATION                                        ACCUMULATION
                    AUV AT          UNITS AT           TOTAL            AUV AT           UNITS AT           TOTAL
                 YEAR END (AND     YEAR END (AND       AUV AT        YEAR END (AND     YEAR END (AND        AUV AT
                AT BEGINNING OF   AT BEGINNING OF     YEAR END      AT BEGINNING OF   AT BEGINNING OF      YEAR END
                FOLLOWING YEAR)   FOLLOWING YEAR)  (IN THOUSANDS)   FOLLOWING YEAR)   FOLLOWING YEAR)   (IN THOUSANDS)
----------------------------------------------------------------------------------------------------------------------
  2000             $  9.88                --               --          $  9.88               260           $     3
  10/2/00            10.00                --               --            10.00                --                --


RESEARCH

----------------------------------------------------------------------------------------------------------------------
                               STANDARD DEATH BENEFIT                           ANNUAL RATCHET DEATH BENEFIT
----------------------------------------------------------------------------------------------------------------------
                                    TOTAL # OF                                          TOTAL # OF
                                   ACCUMULATION                                        ACCUMULATION
                    AUV AT          UNITS AT           TOTAL            AUV AT           UNITS AT           TOTAL
                 YEAR END (AND     YEAR END (AND       AUV AT        YEAR END (AND     YEAR END (AND        AUV AT
                AT BEGINNING OF   AT BEGINNING OF     YEAR END      AT BEGINNING OF   AT BEGINNING OF      YEAR END
                FOLLOWING YEAR)   FOLLOWING YEAR)  (IN THOUSANDS)   FOLLOWING YEAR)   FOLLOWING YEAR)   (IN THOUSANDS)
----------------------------------------------------------------------------------------------------------------------
  2000             $ 26.63             9,718          $   259          $ 26.39            70,552           $ 1,862
  1999               28.25            32,639              921            28.04           122,839             3,444
  1998               23.03            26,762              616            22.89            20,466             1,865
  1997               18.95             4,095               78            18.87             9,642               182
  5/6/97             16.72                --               --            16.66                --                --


CAPITAL GROWTH

----------------------------------------------------------------------------------------------------------------------
                               STANDARD DEATH BENEFIT                           ANNUAL RATCHET DEATH BENEFIT
----------------------------------------------------------------------------------------------------------------------
                                    TOTAL # OF                                          TOTAL # OF
                                   ACCUMULATION                                        ACCUMULATION
                    AUV AT          UNITS AT           TOTAL            AUV AT           UNITS AT           TOTAL
                 YEAR END (AND     YEAR END (AND       AUV AT        YEAR END (AND     YEAR END (AND        AUV AT
                AT BEGINNING OF   AT BEGINNING OF     YEAR END      AT BEGINNING OF   AT BEGINNING OF      YEAR END
                FOLLOWING YEAR)   FOLLOWING YEAR)  (IN THOUSANDS)   FOLLOWING YEAR)   FOLLOWING YEAR)   (IN THOUSANDS)
----------------------------------------------------------------------------------------------------------------------
  2000             $ 17.33            11,899          $   206          $ 17.21            63,024           $ 1,085
  1999               21.18             9,819              208            21.06            53,276             1,122
  1998               17.08             6,031              103            17.01            20,311               346
  1997               15.45                --               --            15.41               334                 5
  5/6/97             12.46                --               --            12.44                --                --

NYDVAP-121272                           A5

CAPITAL APPRECIATION

----------------------------------------------------------------------------------------------------------------------
                               STANDARD DEATH BENEFIT                           ANNUAL RATCHET DEATH BENEFIT
----------------------------------------------------------------------------------------------------------------------
                                    TOTAL # OF                                          TOTAL # OF
                                   ACCUMULATION                                        ACCUMULATION
                    AUV AT          UNITS AT           TOTAL            AUV AT           UNITS AT           TOTAL
                 YEAR END (AND     YEAR END (AND       AUV AT        YEAR END (AND     YEAR END (AND        AUV AT
                AT BEGINNING OF   AT BEGINNING OF     YEAR END      AT BEGINNING OF   AT BEGINNING OF      YEAR END
                FOLLOWING YEAR)   FOLLOWING YEAR)  (IN THOUSANDS)   FOLLOWING YEAR)   FOLLOWING YEAR)   (IN THOUSANDS)
----------------------------------------------------------------------------------------------------------------------
  2000             $ 25.50            12,782          $   326          $ 25.17            55,812           $ 1,405
  1999               30.46            11,524              351            30.11            15,289               460
  1998               24.75               578               14            24.50             4,904               120
  1997               22.24                --               --            22.05               734                16
  5/6/97             18.45                --               --            18.31                --                --


SMALL CAP

----------------------------------------------------------------------------------------------------------------------
                               STANDARD DEATH BENEFIT                           ANNUAL RATCHET DEATH BENEFIT
----------------------------------------------------------------------------------------------------------------------
                                    TOTAL # OF                                          TOTAL # OF
                                   ACCUMULATION                                        ACCUMULATION
                    AUV AT          UNITS AT           TOTAL            AUV AT           UNITS AT           TOTAL
                 YEAR END (AND     YEAR END (AND       AUV AT        YEAR END (AND     YEAR END (AND        AUV AT
                AT BEGINNING OF   AT BEGINNING OF     YEAR END      AT BEGINNING OF   AT BEGINNING OF      YEAR END
                FOLLOWING YEAR)   FOLLOWING YEAR)  (IN THOUSANDS)   FOLLOWING YEAR)   FOLLOWING YEAR)   (IN THOUSANDS)
----------------------------------------------------------------------------------------------------------------------
  2000             $ 18.54             8,312          $   154          $ 18.40           105,737           $ 1,945
  1999               22.96             2,466               57            22.82            51,013             1,164
  1998               15.44             3,612               56            15.37             9,918               152
  1997               12.92                --               --            12.88             3,434                44
  5/6/97             10.72                --               --            10.70                --                --


MID-CAP GROWTH

----------------------------------------------------------------------------------------------------------------------
                               STANDARD DEATH BENEFIT                           ANNUAL RATCHET DEATH BENEFIT
----------------------------------------------------------------------------------------------------------------------
                                    TOTAL # OF                                          TOTAL # OF
                                   ACCUMULATION                                        ACCUMULATION
                    AUV AT          UNITS AT           TOTAL            AUV AT           UNITS AT           TOTAL
                 YEAR END (AND     YEAR END (AND       AUV AT        YEAR END (AND     YEAR END (AND        AUV AT
                AT BEGINNING OF   AT BEGINNING OF     YEAR END      AT BEGINNING OF   AT BEGINNING OF      YEAR END
                FOLLOWING YEAR)   FOLLOWING YEAR)  (IN THOUSANDS)   FOLLOWING YEAR)   FOLLOWING YEAR)   (IN THOUSANDS)
----------------------------------------------------------------------------------------------------------------------
  2000             $ 42.70             8,242          $   352          $ 42.23            72,702           $ 3,070
  1999               39.97            11,889              475            39.59            47,634             1,896
  1998               22.60             7,677              173            22.43            27,872               625
  1997               18.64             1,402               26            18.52             2,866                53
  5/6/97             15.76                --               --            15.68                --                --


STRATEGIC EQUITY

----------------------------------------------------------------------------------------------------------------------
                               STANDARD DEATH BENEFIT                           ANNUAL RATCHET DEATH BENEFIT
----------------------------------------------------------------------------------------------------------------------
                                    TOTAL # OF                                          TOTAL # OF
                                   ACCUMULATION                                        ACCUMULATION
                    AUV AT          UNITS AT           TOTAL            AUV AT           UNITS AT           TOTAL
                 YEAR END (AND     YEAR END (AND       AUV AT        YEAR END (AND     YEAR END (AND        AUV AT
                AT BEGINNING OF   AT BEGINNING OF     YEAR END      AT BEGINNING OF   AT BEGINNING OF      YEAR END
                FOLLOWING YEAR)   FOLLOWING YEAR)  (IN THOUSANDS)   FOLLOWING YEAR)   FOLLOWING YEAR)   (IN THOUSANDS)
----------------------------------------------------------------------------------------------------------------------
  2000             $ 19.07             6,748          $   129          $ 18.92            35,293           $   668
  1999               22.06             6,034              133            21.92            11,085               243
  1998               14.30             2,037               29            14.23             1,867                27
  1997               14.36                --               --            14.31             1,265                18
  5/6/97             11.96                --               --            11.93                --                --

NYDVAP-121272                          A6

SPECIAL SITUATIONS

----------------------------------------------------------------------------------------------------------------------
                               STANDARD DEATH BENEFIT                           ANNUAL RATCHET DEATH BENEFIT
----------------------------------------------------------------------------------------------------------------------
                                    TOTAL # OF                                          TOTAL # OF
                                   ACCUMULATION                                        ACCUMULATION
                    AUV AT          UNITS AT           TOTAL            AUV AT           UNITS AT           TOTAL
                 YEAR END (AND     YEAR END (AND       AUV AT        YEAR END (AND     YEAR END (AND        AUV AT
                AT BEGINNING OF   AT BEGINNING OF     YEAR END      AT BEGINNING OF   AT BEGINNING OF      YEAR END
                FOLLOWING YEAR)   FOLLOWING YEAR)  (IN THOUSANDS)   FOLLOWING YEAR)   FOLLOWING YEAR)   (IN THOUSANDS)
----------------------------------------------------------------------------------------------------------------------
  2000             $  8.89                --               --          $  8.89                --                --
  10/2/00            10.00                --               --            10.00                --                --


GROWTH

----------------------------------------------------------------------------------------------------------------------
                               STANDARD DEATH BENEFIT                           ANNUAL RATCHET DEATH BENEFIT
----------------------------------------------------------------------------------------------------------------------
                                    TOTAL # OF                                          TOTAL # OF
                                   ACCUMULATION                                        ACCUMULATION
                    AUV AT          UNITS AT           TOTAL            AUV AT           UNITS AT           TOTAL
                 YEAR END (AND     YEAR END (AND       AUV AT        YEAR END (AND     YEAR END (AND        AUV AT
                AT BEGINNING OF   AT BEGINNING OF     YEAR END      AT BEGINNING OF   AT BEGINNING OF      YEAR END
                FOLLOWING YEAR)   FOLLOWING YEAR)  (IN THOUSANDS)   FOLLOWING YEAR)   FOLLOWING YEAR)   (IN THOUSANDS)
----------------------------------------------------------------------------------------------------------------------
  2000             $ 22.17            39,568          $   877          $ 22.02           343,018           $ 7,552
  1999               28.78            27,730              798            28.62           197,439             5,651
  1998               16.36             8,286              136            16.29            17,549               286
  1997               13.06                --               --            13.03             3,093                40
  5/6/97             12.47                --               --            12.45                --                --


DEVELOPING WORLD

----------------------------------------------------------------------------------------------------------------------
                               STANDARD DEATH BENEFIT                           ANNUAL RATCHET DEATH BENEFIT
----------------------------------------------------------------------------------------------------------------------
                                    TOTAL # OF                                          TOTAL # OF
                                   ACCUMULATION                                        ACCUMULATION
                    AUV AT          UNITS AT           TOTAL            AUV AT           UNITS AT           TOTAL
                 YEAR END (AND     YEAR END (AND       AUV AT        YEAR END (AND     YEAR END (AND        AUV AT
                AT BEGINNING OF   AT BEGINNING OF     YEAR END      AT BEGINNING OF   AT BEGINNING OF      YEAR END
                FOLLOWING YEAR)   FOLLOWING YEAR)  (IN THOUSANDS)   FOLLOWING YEAR)   FOLLOWING YEAR)   (IN THOUSANDS)
----------------------------------------------------------------------------------------------------------------------
  2000             $  7.61             1,732          $    13          $  7.58            18,742           $   142
  1999               11.64                --               --            11.61            13,214               153
  1998                7.29                --               --             7.28                --                --
  2/19/98            10.00                --               --            10.00                --                --


PIMCO HIGH YIELD BOND

----------------------------------------------------------------------------------------------------------------------
                               STANDARD DEATH BENEFIT                           ANNUAL RATCHET DEATH BENEFIT
----------------------------------------------------------------------------------------------------------------------
                                    TOTAL # OF                                          TOTAL # OF
                                   ACCUMULATION                                        ACCUMULATION
                    AUV AT          UNITS AT           TOTAL            AUV AT           UNITS AT           TOTAL
                 YEAR END (AND     YEAR END (AND       AUV AT        YEAR END (AND     YEAR END (AND        AUV AT
                AT BEGINNING OF   AT BEGINNING OF     YEAR END      AT BEGINNING OF   AT BEGINNING OF      YEAR END
                FOLLOWING YEAR)   FOLLOWING YEAR)  (IN THOUSANDS)   FOLLOWING YEAR)   FOLLOWING YEAR)   (IN THOUSANDS)
----------------------------------------------------------------------------------------------------------------------
  2000             $ 10.05               281          $     3          $ 10.01            10,232           $   102
  1999               10.27             1,835               19            10.24             2,126                22
  1998               10.09                --               --            10.08                --                --
  5/1/98             10.00                --               --            10.00                --                --

NYDVAP-121272                          A7

PIMCO STOCKSPLUS GROWTH AND INCOME

----------------------------------------------------------------------------------------------------------------------
                               STANDARD DEATH BENEFIT                           ANNUAL RATCHET DEATH BENEFIT
----------------------------------------------------------------------------------------------------------------------
                                    TOTAL # OF                                          TOTAL # OF
                                   ACCUMULATION                                        ACCUMULATION
                    AUV AT          UNITS AT           TOTAL            AUV AT           UNITS AT           TOTAL
                 YEAR END (AND     YEAR END (AND       AUV AT        YEAR END (AND     YEAR END (AND        AUV AT
                AT BEGINNING OF   AT BEGINNING OF     YEAR END      AT BEGINNING OF   AT BEGINNING OF      YEAR END
                FOLLOWING YEAR)   FOLLOWING YEAR)  (IN THOUSANDS)   FOLLOWING YEAR)   FOLLOWING YEAR)   (IN THOUSANDS)
----------------------------------------------------------------------------------------------------------------------
  2000             $ 11.77             4,111          $    48          $ 11.72            18,364           $   215
  1999               13.16             1,205               16            13.13            23,566               309
  1998               11.12                --               --            11.11                --                --
  5/1/98             10.00                --               --            10.00                --                --


PILGRIM GLOBAL BRAND NAMES

----------------------------------------------------------------------------------------------------------------------
                               STANDARD DEATH BENEFIT                           ANNUAL RATCHET DEATH BENEFIT
----------------------------------------------------------------------------------------------------------------------
                                    TOTAL # OF                                          TOTAL # OF
                                   ACCUMULATION                                        ACCUMULATION
                    AUV AT          UNITS AT           TOTAL            AUV AT           UNITS AT           TOTAL
                 YEAR END (AND     YEAR END (AND       AUV AT        YEAR END (AND     YEAR END (AND        AUV AT
                AT BEGINNING OF   AT BEGINNING OF     YEAR END      AT BEGINNING OF   AT BEGINNING OF      YEAR END
                FOLLOWING YEAR)   FOLLOWING YEAR)  (IN THOUSANDS)   FOLLOWING YEAR)   FOLLOWING YEAR)   (IN THOUSANDS)
----------------------------------------------------------------------------------------------------------------------
  2000             $  8.76             1,368          $    12          $  8.75               840           $     7
  5/1/00             10.00                --               --            10.00                --                --


PRUDENTIAL JENNISON

----------------------------------------------------------------------------------------------------------------------
                               STANDARD DEATH BENEFIT                           ANNUAL RATCHET DEATH BENEFIT
----------------------------------------------------------------------------------------------------------------------
                                    TOTAL # OF                                          TOTAL # OF
                                   ACCUMULATION                                        ACCUMULATION
                    AUV AT          UNITS AT           TOTAL            AUV AT           UNITS AT           TOTAL
                 YEAR END (AND     YEAR END (AND       AUV AT        YEAR END (AND     YEAR END (AND        AUV AT
                AT BEGINNING OF   AT BEGINNING OF     YEAR END      AT BEGINNING OF   AT BEGINNING OF      YEAR END
                FOLLOWING YEAR)   FOLLOWING YEAR)  (IN THOUSANDS)   FOLLOWING YEAR)   FOLLOWING YEAR)   (IN THOUSANDS)
----------------------------------------------------------------------------------------------------------------------
  2000             $  7.85             1,467          $    12          $  7.85               502           $     4
  5/1/00             10.00                --               --            10.00                --                --


SP JENNISON INTERNATIONAL GROWTH

----------------------------------------------------------------------------------------------------------------------
                               STANDARD DEATH BENEFIT                           ANNUAL RATCHET DEATH BENEFIT
----------------------------------------------------------------------------------------------------------------------
                                    TOTAL # OF                                          TOTAL # OF
                                   ACCUMULATION                                        ACCUMULATION
                    AUV AT          UNITS AT           TOTAL            AUV AT           UNITS AT           TOTAL
                 YEAR END (AND     YEAR END (AND       AUV AT        YEAR END (AND     YEAR END (AND        AUV AT
                AT BEGINNING OF   AT BEGINNING OF     YEAR END      AT BEGINNING OF   AT BEGINNING OF      YEAR END
                FOLLOWING YEAR)   FOLLOWING YEAR)  (IN THOUSANDS)   FOLLOWING YEAR)   FOLLOWING YEAR)   (IN THOUSANDS)
----------------------------------------------------------------------------------------------------------------------
  2000             $  8.57                --          $    --          $  8.56               848           $     7
  10/2/00            10.00                --               --            10.00                --                --


NYDVAP-121272                          A8

                                   APPENDIX B
                        MARKET VAKUE ADJUSTMENT EXAMPLES

EXAMPLE #1: FULL SURRENDER - EXAMPLE OF A NEGATIVE MARKET VALUE ADJUSTMENT

  Assume $100,000 was allocated to a Fixed Interest Allocation with a guaranteed interest period of 10 years, a guaranteed interest rate of 7.5%, an initial Index Rate ("I") of 7%; that a full surrender is requested 3 years into the guaranteed interest period; that the then Index Rate for a 7 year guaranteeed interest period ("J") is 8%; and that no prior transfers or withdrawals affecting this Fixed Interest Allocation have been made.

CALCULATE THE MARKET VALUE ADJUSTMENT

     1.   The contract value of the Fixed Interest Allocation on the date of
          surrender is                        3
                    $124,230 ($100,000 x 1.075  )

     2.   N = 2,555 ( 365 x 7 )

     3.   Market Value Adjustment =
                                          2,555/365
               $124,230 x [( 1.07/1.0825 )          -1 ] = $9,700

     Therefore, the amount paid to you on full surrender is $114,530 ($124,230 - $9,700 ).

EXAMPLE #2: FULL SURRENDER -- EXAMPLE OF A POSITIVE MARKET VALUE ADJUSTMENT

     Assume $100,000 was allocated to a Fixed Interest Allocation with a guaranteed interest period of 10 years, a guaranteed interest rate of 7.5%, an initial Index Rate ("I") of 7%; that a full surrender is requested 3 years into the guaranteed interest period; that the then Index Rate for a 7 year guaranteed interest period ("J") is 6%; and that no prior transfers or withdrawals affecting this Fixed Interest Allocation have been made.

CALCULATE THE MARKET VALUE ADJUSTMENT

     1.   The contract value of the Fixed Interest Allocation on the date of
          surrender is                        3
                    $124,230 ($100,000 x 1.075  )

     2.   N = 2,555 ( 365 x 7 )

     3.   Market Value Adjustment =
                                          2,555/365
               $124,230 x [( 1.07/1.0625 )          -1 ] = $6,270

     Therefore, the amount paid to you on full surrender is $130,500 ($124,230 + $6,270 ).

EXAMPLE #3: WITHDRAWAL -- EXAMPLE OF A NEGATIVE MARKET VALUE ADJUSTMENT

     Assume $200,000 was allocated to a Fixed Interest Allocation with a guaranteed interest period of 10 years, a guaranteed interest rate of 7.5%, an initial Index Rate ("I") of 7%; that a withdrawal of $114,530 is requested 3 years into the guaranteed interest period; that the then Index Rate ("J") for a 7 year guaranteed interest period is 8%; and that no prior transfers or withdrawals affecting this Fixed Interest Allocation have been made.

NYDVAP-121272                          B1

     First calculate the amount that must be withdrawn from the Fixed Interest Allocation to provide the amount requested.

     1.   The contract value of the Fixed Interest Allocation on the date of
          withdrawal is                   3
               $248,459 ( $200,000 x 1.075  )

     2.   N = 2,555 ( 365 x 7 )

     3.   Amount that must be withdrawn =
                                           2,555/365
               [($114,530 / ( 1.07/1.0825 )         )] = $124,230

     Then calculate the Market Value Adjustment on that amount.

     4.   Market Value Adjustment =
                                          2,555/365
               $124,230 x [( 1.07/1.0825 )           -1 ] = $9,700

     Therefore, the amount of the withdrawal paid to you is $114,530, as requested. The Fixed Interest Allocation will be reduced by the amount of the withdrawal, $114,530, and also reduced by the Market Value Adjustment of $9,700, for a total reduction in the Fixed Interest Allocation of $124,230.

EXAMPLE #4: WITHDRAWAL -- EXAMPLE OF A POSITIVE MARKET VALUE ADJUSTMENT

     Assume $200,000 was allocated to a Fixed Interest Allocation with a guaranteed interest period of 10 years, a guaranteed interest rate of 7.5%, an initial Index Rate of 7%; that a withdrawal of $130,500 requested 3 years into the guaranteed interest period; that the then Index Rate ("J") for a 7 year guaranteed interest period is 6%; and that no prior transfers or withdrawals affecting this Fixed Interest Allocation have been made.

     First calculate the amount that must be withdrawn from the Fixed Interest Allocation to provide the amount requested.

     1.   The contract value of the Fixed Interest Allocation on the date of
          withdrawal is                   3
               $248,459 ( $200,000 x 1.075  )

     2.   N = 2,555 ( 365 x 7 )

     3.   Amount that must be withdrawn =
                                           2,555/365
               [ $130,500 / ( 1.07/1.0625 )          ] = $124,230

     Then calculate the Market Value Adjustment on that amount.

     4.   Market Value Adjustment =
                                          2,555/365
               $124,230 x [( 1.07/1.0625 )           -1 ] = $6,270

     Therefore, the amount of the withdrawal paid to you is $130,500, as requested. The Fixed Interest Allocation will be reduced by the amount of the withdrawal, $130,500, but increased by the Market Value Adjustment of $6,270, for a total reduction in the Fixed Interest Allocation of $124,230.

NYDVAP-121272                          B2

                                   APPENDIX C

                 SURRENDER CHARGE FOR EXCESS WITHDRAWALS EXAMPLE

The following assumes you made an initial premium payment of $10,000 and additional premium payments of $10,000 in each of the second and third contract years, for total premium payments under the Contract of $30,000. It also assumes a withdrawal at the beginning of the fourth contract year of 20% of the contract value of $35,000.

In this example, $5,250 ($35,000 x .15) is the maximum free withdrawal amount that you may withdraw during the contract year without a surrender charge. The total withdrawal would be $7,000 ($35,000 x .20). Therefore, $1,750 ($7,000 -
$5,250) is considered an excess withdrawal of a part of the initial premium payment of $10,000 and would be subject to a 4% surrender charge of $70 ($1,750 x .04). This example does not take into account any Market Value Adjustment or deduction of any premium taxes.

NYDVAP-121272                          C1

                             ING VARIABLE ANNUITIES

                 RELIASTAR LIFE INSURANCE COMPANY OF NEW YORK
        ReliaStar Life Insurance Company of New York is a stock company domiciled in New York, New York
--------------------------------------------------------------------------------

121272   NY DVA PLUS   01/02/2002

ING VARIABLE ANNUITIES

RELIASTAR LIFE INSURANCE COMPANY OF NEW YORK
SEPARATE ACCOUNT NY-B OF RELIASTAR LIFE INSURANCE COMPANY
OF NEW YORK

--------------------------------------------------------------------------------

                                   PROFILE OF

                                EMPIRE PRIMELITE

            DEFERRED COMBINATION VARIABLE AND FIXED ANNUITY CONTRACT

                                   JANUARY 2, 2002

     ----------------------------------------------------------------------
     This Profile is a summary of some of the more important points that you should know and consider before purchasing the Contract. The Contract is more fully described in the full prospectus which accompanies this Profile. Please read the prospectus carefully.
     ----------------------------------------------------------------------

--------------------------------------------------------------------------------

1.   THE ANNUITY CONTRACT
The Contract offered in this prospectus is a deferred combination variable and fixed annuity contract between you and ReliaStar Life Insurance Company of New York ("ReliaStar of NY"). The Contract provides a means for you to invest on a tax-deferred basis in (i) one or more of the mutual fund investment portfolios through our Separate Account NY-B and/or (ii) in a fixed account of ReliaStar of NY with guaranteed interest periods. The 11 mutual fund portfolios are listed on page 3 below. We currently offer guaranteed interest periods of 1, 3, 5, 7 and 10 years in the fixed account. We set the interest rates in the fixed account (which will never be less than 3%) periodically. We may credit a different interest rate for each interest period. The interest you earn in the fixed account as well as your principal is guaranteed by ReliaStar of NY as long as you do not take your money out before the maturity date for the applicable interest period. If you withdraw your money from the fixed account more than 30 days before the applicable maturity date, we will apply a market value adjustment. A market value adjustment could increase or decrease your contract value and/or the amount you take out. Generally the investment portfolios are designed to offer a better return than the fixed account. However, this is NOT guaranteed. You may not make any money, and you can even lose the money you invest.

The Contract, like all deferred variable annuity contracts, has two phases: the accumulation phase and the income phase. The accumulation phase is the period between the contract date and the date on which you start receiving the annuity payments under your Contract. The amounts you accumulate during the accumulation phase will determine the amount of annuity payments you will receive. The income phase begins on the annuity start date, which is the date you start receiving regular annuity payments from your Contract.

EMPIRE PRIMELITE PROFILE                                 PROSPECTUS BEGINS AFTER
121274                                                   PAGE 8 OF THIS PROFILE

     You determine (1) the amount and frequency of premium payments, (2) the investments, (3) transfers between investments, (4) the type of annuity to be paid after the accumulation phase, (5) the beneficiary who will receive the death benefits, (6) the type of death benefit, and (7) the amount and frequency of withdrawals.

2.   YOUR ANNUITY PAYMENTS (THE INCOME PHASE)
Annuity payments are the periodic payments you will begin receiving on the annuity start date. You may choose one of the following annuity payment options:

     ---------------------------------------------------------------------------------------------
                                         ANNUITY OPTIONS
     ---------------------------------------------------------------------------------------------
     Option 1        Income for a        Payments  are made for a  specified  number of years to
                     fixed period        you or your beneficiary.
     ---------------------------------------------------------------------------------------------
     Option 2        Income for life     Payments are made for the rest of your life or longer
                     with a period       for a specified period such as 10 or 20 years or until
                     certain             the total amount used to buy this option has been repaid.
                                         This option comes with an added guarantee that payments
                                         will continue to your beneficiary for the remainder of
                                         such period if you should die during the period.
     ---------------------------------------------------------------------------------------------
     Option 3        Joint life income   Payments are made for your life and the life of another
                                         person (usually your spouse).
     ---------------------------------------------------------------------------------------------
     Option 4        Annuity plan        Any other annuitization plan that we choose to offer on
                                         the annuity start date.
     ---------------------------------------------------------------------------------------------

Annuity payments under Options 1, 2 and 3 are fixed. Annuity payments under Option 4 may be fixed or variable. If variable and subject to the Investment Company Act of 1940, it will comply with the requirements of such Act. Once you elect an annuity option and begin to receive payments, it cannot be changed.


3.   PURCHASE (BEGINNING OF THE ACCUMULATION PHASE)
You may purchase the Contract with an initial payment of $10,000 or more ($1,500 for a qualified Contract) up to and including age 85. You may make additional payments of $500 or more ($50 for a qualified Contract) at any time before you turn 85 during the accumulation phase. Under certain circumstances, we may waive the minimum initial and additional premium payment requirement. Any initial or additional premium payment that would cause the contract value of all annuities that you maintain with us to exceed $1,000,000 requires our prior approval.


Who may purchase this Contract? The Contract may be purchased by individuals as part of a personal retirement plan (a "non-qualified Contract"), or as a Contract that qualifies for special tax treatment when purchased as either an Individual Retirement Annuity (IRA) or in connection with a qualified retirement plan (each a "qualified Contract").

IRAs and other qualified plans already have the tax-deferral feature found in this Contract. For an additional cost, the Contract provides other benefits including death benefits and the ability to receive a lifetime income. See "Expenses" in this profile.

The Contract is designed for people seeking long-term tax-deferred accumulation of assets, generally for retirement or other long-term purposes. The tax-deferred feature is more attractive to people in high federal

121274                                                 EMPIRE PRIMELITE PROFILE
and state tax brackets. You should not buy this Contract: (1) if you are looking for a short-term investment; (2) if you cannot risk getting back less money than you put in; or (3) your assets are in a plan which provides for tax-deferral and you see no other reason to purchase this Contract.


4.   THE INVESTMENT PORTFOLIOS
You can direct your money into: (1) the fixed account with guaranteed interest periods of 1, 3, 5, 7 and 10 years, and/or (2) into any one or more of the following mutual fund investment portfolios through our Separate Account
NY-B. The investment portfolios are described in the prospectuses for The GCG Trust, the Travelers Series Fund Inc., the Greenwich Street Series Fund, and the Smith Barney Allocation Series Inc. Keep in mind that while an investment in the fixed account earns a fixed interest rate, an investment in any investment portfolio, depending on market conditions, may cause you to make or lose money. The investment portfolios available under your Contract are:


     THE GCG TRUST
        Total Return Series
        Research Series
        Mid-Cap Growth Series

     TRAVELERS SERIES FUND INC.
        Smith Barney High Income Portfolio
        Smith Barney International All Cap Growth Portfolio
          (formerly Smith Barney International Equity Portfolio)
        Smith Barney Large Cap Value Portfolio
        Smith Barney Money Market Portfolio

     THE GREENWICH STREET SERIES FUND
        Appreciation Portfolio

     THE SMITH BARNEY ALLOCATION SERIES INC.
      (formerly Smith Barney Concert Allocation Series Inc.)
        Smith Barney Select Balanced Portfolio
        Smith Barney Select Growth Portfolio
        Smith Barney Select High Growth Portfolio

5.   EXPENSES
The Contract has insurance features and investment features, and there are charges related to each. For the insurance features, the Company deducts an annual contract administrative charge of $30, and if you invest in an investment portfolio, a mortality and expense risk charge and an asset-based administrative charge. The mortality and expense risk charge and the asset-based administrative charge are deducted daily directly from your contract value in the investment portfolios. The mortality and expense risk charge (depending on the death benefit you choose) and the asset-based administrative charge, on an annual basis, are as follows:

                                           STANDARD      ANNUAL RATCHET ENHANCED
                                         DEATH BENEFIT        DEATH BENEFIT
     Mortality & Expense Risk Charge         1.10%                1.25%
     Asset-Based Administrative Charge       0.15%                0.15%
                                             -----                -----
        Total                                1.25%                1.40%

Each investment portfolio has charges for investment management fees and other expenses. These charges, which vary by investment portfolio, currently range from 0.53% to 1.18% annually (see following table) of the portfolio's average daily net asset balance.

If you withdraw money from your Contract, or if you begin receiving annuity payments, we may deduct a premium tax of 0%-3.5% to pay to your state.

We deduct a surrender charge if you surrender your Contract or withdraw an amount exceeding the free withdrawal amount. The free withdrawal amount in any year is 15% of your contract value on the date of

121274                                                 EMPIRE PRIMELITE PROFILE
the withdrawal less any prior withdrawals during that contract year. The following table shows the schedule of the surrender charge that will apply. The surrender charge is a percent of each premium payment.

     COMPLETE YEARS ELAPSED        0    1    2    3    4    5    6    7+
       SINCE PREMIUM PAYMENT
     SURRENDER CHARGE              7%   6%   5%   4%   3%   2%   1%   0%


The following table is designed to help you understand the Contract charges. The "Total Annual Insurance Charges" column includes the maximum mortality and expense risk charge, the asset-based administrative charge, and reflects the annual contract administrative charge as 0.07% (based on an average contract value of $44,000). The "Total Annual Investment Portfolio Charges" column reflects the portfolio charges for each portfolio and are based on actual expenses as of December 31, 2000, for the GCG Trust and the Greenwich Street Series Fund; as of January 31, 2001 for the Smith Barney Allocation Series Inc., and as of October 31, 2000 for the Travelers Series Fund Inc. The column "Total Annual Charges" reflects the sum of the previous two columns. The columns under the heading "Examples" show you how much you would pay under the Contract for a 1-year period and for a 10-year period.

As required by the Securities and Exchange Commission, the examples assume that you invested $1,000 in a Contract that earns 5% annually and that you withdraw your money at the end of Year 1 or at the end of Year 10. The 1-Year examples above include a 7% surrender charge. For Years 1 and 10, the examples show the total annual charges assessed during that time and assume that you have elected the Annual Ratchet Enhanced Death Benefit. For these examples, the premium tax is assumed to be 0%.

                                                                               EXAMPLES:
                                           TOTAL ANNUAL                        ---------
                           TOTAL ANNUAL     INVESTMENT       TOTAL     TOTAL CHARGES AT THE END OF:
                            INSURANCE       PORTFOLIO       ANNUAL
INVESTMENT PORTFOLIO         CHARGES         CHARGES        CHARGES       1 YEAR       10 YEARS
---------------------------------------------------------------------------------------------------

THE GCG TRUST
Total Return                  1.47%           0.89%          2.36%          $94           $270
Research                      1.47%           0.89%          2.36%          $94           $270
Mid-Cap Growth                1.47%           0.89%          2.36%          $94           $270

TRAVELERS SERIES FUND INC.
---------------------------------------------------------------------------------------------------
Smith Barney High Income      1.47%           0.66%          2.13%          $92           $246
---------------------------------------------------------------------------------------------------
Smith Barney International
  All Cap Growth              1.47%           0.98%          2.45%          $95           $279
---------------------------------------------------------------------------------------------------
Smith Barney Large Cap Value  1.47%           0.66%          2.13%          $92           $246
---------------------------------------------------------------------------------------------------
Smith Barney Money Market     1.47%           0.53%          2.00%          $90           $233

GREENWICH STREET SERIES FUND
---------------------------------------------------------------------------------------------------
Appreciation                  1.47%           0.78%          2.25%          $93           $258
---------------------------------------------------------------------------------------------------

SMITH BARNEY ALLOCATION SERIES INC.
---------------------------------------------------------------------------------------------------
Smith Barney Select Balanced  1.47%           1.05%          2.52%          $96           $286
---------------------------------------------------------------------------------------------------
Smith Barney Select High
  Growth                      1.47%           1.18%          2.65%          $97           $298
---------------------------------------------------------------------------------------------------
Smith Barney Select Growth    1.47%           1.11%          2.58%          $96           $291
---------------------------------------------------------------------------------------------------



121274                                                 EMPIRE PRIMELITE PROFILE

The "Total Annual Investment Portfolio Charges" column above reflects current expense reimbursements for applicable investment portfolios. The 1-Year examples above include a 7% surrender charge. For more detailed information, see "Fees and Expenses" in the prospectus for the Contract.

6.  TAXES
Under a qualified Contract, your premiums are generally pre-tax contributions and accumulate on a tax-deferred basis. Premiums and earnings are generally taxed as income when you make a withdrawal or begin receiving annuity payments, presumably when you are in a lower tax bracket.

Under a non-qualified Contract, premiums are paid with after-tax dollars, and any earnings will accumulate tax-deferred. You will generally be taxed on these earnings, but not on premiums, when you make a withdrawal or begin receiving annuity payments.

For owners of most qualified Contracts, when you reach age 70 1/2 (or, in some cases, retire), you will be required by federal tax laws to begin receiving payments from your annuity or risk paying a penalty tax. In those cases, we can calculate and pay you the minimum required distribution amounts at your request. If you are younger than 59 1/2 when you take money out, in most cases, you will be charged a 10% federal penalty tax on the taxable amount withdrawn.

7.   WITHDRAWALS
You can withdraw your money at any time during the accumulation phase. You may elect in advance to take systematic withdrawals which are described on page 7. Withdrawals above the free withdrawal amount may be subject to a surrender charge. We will apply a market value adjustment if you withdraw your money from the fixed account more than 30 days before the applicable maturity date. Income taxes and a penalty tax may apply to amounts withdrawn.

8.   PERFORMANCE
The value of your Contract will fluctuate depending on the investment performance of the portfolio(s) you choose. The following chart shows average annual total return for each portfolio that was in operation for at least the entire calendar year of 2000. These numbers reflect the deduction of the mortality and expense risk charge (based on the Annual Ratchet Enhanced Death Benefit), the asset-based administrative charge and the annual contract fee, but do not reflect deductions for surrender charges, if any. If surrender charges were reflected, they would have the effect of reducing performance. Please keep in mind that past performance is not a guarantee of future results.

121274                                                 EMPIRE PRIMELITE PROFILE

     ---------------------------------------------------------------------------
                                                         FISCAL YEAR
     INVESTMENT PORTFOLIO                     2000          1999           1998
     ---------------------------------------------------------------------------
     Managed by Massachusetts Financial Services Company*
       Mid-Cap Growth                         6.60%        76.48%         21.00%
       Research                              -5.94%        22.42%         21.24%
       Total Return                          14.81%         1.86%          9.94%

     ---------------------------------------------------------------------------
     Managed by SSB Citi Management LLC**
       Appreciation                          -1.87%        11.44%         17.40%
       Smith Barney High Income              -9.39%         1.06%         -1.06%
       Smith Barney International All Cap   -24.93%        65.32%          4.93%
        Growth
       Smith Barney Large Cap Value          11.46%        -1.45%          8.20%
       Smith Barney Money Market              4.48%         3.21%          3.51%

     ---------------------------------------------------------------------------
     Managed by Travelers Investment Adviser, Inc.***
       Smith Barney Select Balanced           3.23%         5.95%          7.91%
       Smith Barney Select Growth            -6.30%        14.42%         12.28%
       Smith Barney Select High Growth       -8.71%        25.00%         13.68%

     ---------------------------------
     *    Year Ended December 31, 2000
     ** Year Ended October 31, 2000 for all portfolios except the Appreciation Portfolio, whose average annual total return is based on a December 31, 2000 fiscal year end.
     *** Year Ended January 31, 2001


9.   DEATH BENEFIT
You may choose (i) the Standard Death Benefit, or (ii) the Annual Ratchet Enhanced Death Benefit. The Annual Ratchet Enhanced Death Benefit is available only if the contract owner or the annuitant (if the contract owner is not an individual) is less than 80 years old at the time of purchase. The Annual Ratchet Enhanced Death Benefit may not be available where a Contract is held by joint owners.

The death benefit is payable when the first of the following persons dies: the contract owner, joint owner, or annuitant (if a contract owner is not an individual). Assuming you are the contract owner, if you die during the accumulation phase, your beneficiary will receive a death benefit unless the beneficiary is your surviving spouse and elects to continue the Contract. The death benefit paid depends on the death benefit you have chosen. The death benefit value is calculated at the close of the business day on which we receive written notice and due proof of death, as well as required claim forms, at our Customer Service Center. If your beneficiary elects to delay receipt of the death benefit until a date after the time of your death, the amount of the benefit payable in the future may be affected. If you die after the annuity start date and you are the annuitant, your beneficiary will receive the death benefit you chose under the annuity option then in effect.

The death benefit may be subject to certain mandatory distribution rules required by federal tax law.

Under the STANDARD DEATH BENEFIT, if you die before the annuity start date, your beneficiary will receive the greatest of:

     1)   the contract value;

     2) the total premium payments made under the Contract after subtracting any withdrawals; or

     3)   the cash surrender value.

Under the ANNUAL RATCHET ENHANCED DEATH BENEFIT, if you die before the annuity start date, your beneficiary will receive the greatest of:

     1)   the contract value;

     2) the total premium payments made under the Contract after subtracting any withdrawals;

     3)   the cash surrender value; or

121274                                                 EMPIRE PRIMELITE PROFILE

     4) the enhanced death benefit, which is determined as follows: On each contract anniversary that occurs on or before the contract owner turns age 80, we compare the prior enhanced death benefit to the contract value and select the larger amount as the new enhanced death benefit. On all other days, the enhanced death benefit is the following amount:
          On a daily basis we first take the enhanced death benefit from the preceding day (which would be the initial premium if the preceding day is the contract date), then we add additional premiums paid since the preceding day, and then we subtract any withdrawals made since the preceding day (including any market value adjustment applied to such withdrawal), and then we subtract for any associated surrender charges. That amount becomes the new enhanced death benefit.

Note: In all cases described above, the amount of the death benefit could be reduced by premium taxes owed and withdrawals not previously deducted.

10.  OTHER INFORMATION
     FREE LOOK. If you cancel the Contract within 10 days after you receive it, you will receive a full refund of your contract value. We determine your contract value at the close of business on the day we receive your written refund request. For purposes of the refund during the free look period, we will include a refund of any charges deducted from your contract value. Because of the market risks associated with investing in the portfolios, the contract value returned may be greater or less than the premium you paid.

     TRANSFERS AMONG INVESTMENT PORTFOLIOS AND THE FIXED ACCOUNT. You can make transfers among your investment portfolios and your investment in the fixed account as frequently as you wish without any current tax implications. The minimum amount for a transfer is $100. There is currently no charge for transfers, and we do not limit the number of transfers allowed. The Company may, in the future, charge a $25 fee for any transfer after the twelfth transfer in a contract year or limit the number of transfers allowed. Keep in mind that if you transfer or otherwise withdraw your money from the fixed account more than 30 days before the applicable maturity date, we will apply a market value adjustment. A market value adjustment could increase or decrease your contract value and/or the amount you transfer or withdraw.

     NO PROBATE. In most cases, when you die, the person you choose as your beneficiary will receive the death benefit without going through probate. See "Federal Tax Considerations -- Taxation of Death Benefit Proceeds" in the prospectus.

     ADDITIONAL FEATURES. This Contract has other features that may interest you. These include:

          Dollar Cost Averaging. This is a program that allows you to invest a fixed amount of money in the investment portfolios each month, which may give you a lower average cost per unit over time than a single one-time purchase. Dollar cost averaging requires regular investments regardless of fluctuating price levels, and does not guarantee profits or prevent losses in a declining market. This option is currently available only if you have $1,200 or more in the Limited Maturity Bond or the Liquid Asset investment portfolios or in the fixed account with a 1-year guaranteed interest period. Transfers from the fixed account under this program will not be subject to a market value adjustment.

          Systematic Withdrawals. During the accumulation phase, you can arrange to have money sent to you at regular intervals throughout the year. Within limits these withdrawals will not result in any surrender charge. Withdrawals from your money in the fixed account under this program are not subject to a market value adjustment. Of course, any applicable income and penalty taxes will apply on amounts withdrawn.

          Automatic Rebalancing. If your contract value is $10,000 or more, you may elect to have the Company automatically readjust the money between your investment portfolios periodically to keep the blend you select. Investments in the fixed account are not eligible for automatic rebalancing.

11.  INQUIRIES
If you need more information after reading this profile and the prospectus, please contact us at:

121274                                                 EMPIRE PRIMELITE PROFILE

     CUSTOMER SERVICE CENTER
     1000 WOODBURY ROAD, SUITE 102
     WOODBURY, NEW YORK  11797
     (800) 963-9539

or your registered representative.

121274                                                 EMPIRE PRIMELITE PROFILE

                       This page intentionally left blank.

--------------------------------------------------------------------------------
RELIASTAR LIFE INSURANCE COMPANY OF NEW YORK
SEPARATE ACCOUNT NY-B OF RELIASTAR LIFE INSURANCE COMPANY
OF NEW YORK

           DEFERRED COMBINATION VARIABLE AND FIXED ANNUITY PROSPECTUS

                                EMPIRE PRIMELITE

--------------------------------------------------------------------------------


                                                               JANUARY 2, 2002


     This prospectus describes Empire PrimElite, an individual deferred variable annuity contract (the "Contract") offered by ReliaStar Life
Insurance Company of New York ("ReliaStar of NY," the "Company," "we" or "our"). The Contract is available in connection with certain retirement plans that qualify for special federal income tax treatment ("qualified Contracts") as well as those that do not qualify for such treatment ("non-qualified Contracts").

     The Contract provides a means for you to invest your premium payments in one or more of the mutual fund investment portfolios. You may also allocate premium payments to our Fixed Account with guaranteed interest periods. Your contract value will vary daily to reflect the investment performance of the investment portfolio(s) you select and any interest credited to your allocations in the Fixed Account. The investment portfolios available under your Contract and the portfolio managers are listed on the back of this cover.

     We will credit your Fixed Interest Allocation(s) with a fixed rate of interest. We set the interest rates periodically. We will not set the interest rate to be less than a minimum annual rate of 3%. You may choose guaranteed interest periods of 1, 3, 5, 7 and 10 years. The interest earned on your money as well as your principal is guaranteed as long as you hold them until the maturity date. If you take your money out from a Fixed Interest Allocation more than 30 days before the applicable maturity date, we will apply a market value adjustment ("Market Value Adjustment"). A Market Value Adjustment could increase or decrease your contract value and/or the amount you take out. You bear the risk that you may receive less than your principal if we take a Market Value Adjustment. You have a right to return a Contract within 10 days after you receive it for a full refund of the contract value (which may be more or less than the premium payments you paid).

     This prospectus provides information that you should know before investing and should be kept for future reference. A Statement of Additional Information ("SAI"), dated January 2, 2002, has been filed with the Securities and Exchange Commission ("SEC"). It is available without charge upon request. To obtain a copy of this document, write to our Customer Service Center at 1000 Woodbury Road, Suite 102, Woodbury, New York 11797 or call (800) 963-9539, or access the SEC's website (http://www.sec.gov). The table of contents of the SAI is on the last page of this prospectus and the SAI is made part of this prospectus by reference.

THE SECURITIES AND EXCHANGE COMMISSION HAS NOT APPROVED OR DISAPPROVED THESE SECURITIES OR PASSED UPON THE ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

AN INVESTMENT IN THE GCG TRUST, TRAVELERS SERIES FUND INC., GREENWICH STREET SERIES FUND AND SMITH BARNEY ALLOCATION SERIES INC. IS NOT A BANK DEPOSIT AND IS NOT INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY.

THIS PROSPECTUS MUST BE ACCOMPANIED BY A CURRENT PROSPECTUS FOR THE GCG TRUST, TRAVELERS SERIES FUND INC., GREENWICH STREET SERIES FUND AND SMITH BARNEY ALLOCATION SERIES INC.

--------------------------------------------------------------------------------
THE INVESTMENT PORTFOLIOS AND THE MANAGERS ARE LISTED ON THE BACK OF THIS COVER.
--------------------------------------------------------------------------------

EPE-121274

     The investment portfolios available under your Contract and the portfolio managers are:

     MASSACHUSETTS FINANCIAL SERVICES COMPANY
        Mid-Cap Growth Series
        Research Series
        Total Return Series

     SSB CITI FUND MANAGEMENT LLC
        Smith Barney High Income Portfolio
        Smith Barney International All Cap Growth Portfolio
          (formerly Smith Barney International Equity Portfolio)
        Smith Barney Large Cap Value Portfolio
        Smith Barney Money Market Portfolio

     SMITH BARNEY FUND MANAGEMENT LLC
        Appreciation Portfolio

     TRAVELERS INVESTMENT ADVISER, INC.
        Smith Barney Select Balanced Portfolio
        Smith Barney Select High Growth Portfolio
        Smith Barney Select Growth Portfolio


The above mutual fund investment portfolios are purchased and held by corresponding divisions of our Separate Account NY-B. We refer to the divisions as "subaccounts" and the money you place in the Fixed Account's guaranteed interest periods as "Fixed Interest Allocations" in this prospectus.

EPE-121274

--------------------------------------------------------------------------------
                                TABLE OF CONTENTS
--------------------------------------------------------------------------------

                                                                            PAGE
Index of Special Terms....................................................     1
Fees and Expenses.........................................................     2
Performance Information...................................................     5
    Accumulation Unit.....................................................     5
    Net Investment Factor.................................................     5
    Condensed Financial Information.......................................     5
    Financial Statements..................................................     5
    Performance Information...............................................     5
ReliaStar Life Insurance Company of New York..............................     6
The Trusts................................................................     7
ReliaStar of NY Separate Account NY-B.....................................     7
The Investment Portfolios.................................................     8
    Investment Objectives.................................................     8
    Investment Management Fees and Other Expenses.........................     9
The Fixed Interest Allocation.............................................    10
    Selecting a Guaranteed Interest Period................................    11
    Guaranteed Interest Rates.............................................    11
    Transfers from a Fixed Interest Allocation............................    11
    Withdrawals from a Fixed Interest Allocation..........................    12
    Market Value Adjustment...............................................    12
The Annuity Contract......................................................    13
    Contract Date and Contract Year ......................................    13
    Annuity Start Date....................................................    13
    Contract Owner........................................................    13
    Annuitant.............................................................    14
    Beneficiary...........................................................    14
    Purchase and Availability of the Contract.............................    15
    Crediting of Premium Payments.........................................    15
    Administrative Procedures.............................................    16
    Contract Value........................................................    16
    Cash Surrender Value..................................................    16
    Surrendering to Receive the Cash Surrender Value......................    17
    The Subaccounts.......................................................    17
    Addition, Deletion or Substitution of Subaccounts and Other Changes...    17
    The Fixed Account.....................................................    17
    Other Contracts.......................................................    17
    Other Important Provisions............................................    18
Withdrawals...............................................................    18
    Regular Withdrawals...................................................    18
    Systematic Withdrawals................................................    18
    IRA Withdrawals.......................................................    20
Transfers Among Your Investments..........................................    20
    Transfers by Third Parties............................................    21
    Dollar Cost Averaging.................................................    21
    Automatic Rebalancing.................................................    22
Death Benefit Choices.....................................................    22
    Death Benefit During the Accumulation Phase...........................    22
        Standard Death Benefit............................................    22
        Annual Ratchet Enhanced Death Benefit.............................    22
Death Benefit During the Income Phase.....................................    23

--------------------------------------------------------------------------------

EPE-121274                           i

--------------------------------------------------------------------------------
                            TABLE OF CONTENTS (CONTINUED)
--------------------------------------------------------------------------------

                                                                            PAGE
    Required Distributions upon Contract Owner's Death....................    23
Charges and Fees..........................................................    24
    Charge Deduction Subaccount...........................................    24
    Charges Deducted from the Contract Value..............................    24
        Surrender Charge..................................................    24
        Free Withdrawal Amount............................................    24
        Surrender Charge for Excess Withdrawals...........................    24
        Premium Taxes.....................................................    25
        Administrative Charge.............................................    25
        Transfer Charge...................................................    25
    Charges Deducted from the Subaccounts.................................    25
        Mortality and Expense Risk Charge.................................    25
        Asset-Based Administrative Charge.................................    25
    Trust Expenses........................................................    26
The Annuity Options.......................................................    26
    Annuitization of Your Contract........................................    26
    Selecting the Annuity Start Date......................................    27
    Frequency of Annuity Payments.........................................    27
    The Annuity Options...................................................    27
        Income for a Fixed Period.........................................    27
        Income for Life with a Period Certain.............................    27
        Joint Life Income.................................................    27
        Annuity Plan......................................................    27
    Payment When Named Person Dies........................................    27
Other Contract Provisions.................................................    28
    Reports to Contract Owners............................................    28
    Suspension of Payments................................................    28
    In Case of Errors in Your Application.................................    28
    Assigning the Contract as Collateral..................................    28
    Contract Changes-Applicable Tax Law...................................    28
    Free Look.............................................................    28
    Group or Sponsored Arrangements.......................................    29
    Selling the Contract..................................................    29
Other Information.........................................................    30
    Voting Rights.........................................................    30
    State Regulation......................................................    30
    Legal Proceedings.....................................................    30
    Legal Matters.........................................................    30
    Experts...............................................................    30
Federal Tax Considerations................................................    31
More Information About ReliaStar Life Insurance Company of New York.......    36
Financial Statements of ReliaStar Life Insurance Company of New York......    48
Statement of Additional Information
    Table of Contents.....................................................    70
Appendix A
    Condensed Financial Information.......................................    A1
Appendix B
    Market Value Adjustment Examples......................................    B1
Appendix C
    Surrender Charge for Excess Withdrawals Example.......................    C1

EPE-121274                           ii

--------------------------------------------------------------------------------
                             INDEX OF SPECIAL TERMS
--------------------------------------------------------------------------------

The following special terms are used throughout this prospectus. Refer to the page(s) listed for an explanation of each term:

SPECIAL TERM                                             PAGE
Accumulation Unit                                           5
Annual Ratchet Enhanced Death Benefit                      22
Annuitant                                                  14
Annuity Start Date                                         13
Cash Surrender Value                                       16
Contract Date                                              13
Contract Owner                                             13
Contract Value                                             16
Contract Year                                              13
Fixed Interest Allocation                                  10
Free Withdrawal Amount                                     24
Market Value Adjustment                                    12
Net Investment Factor                                       5
Standard Death Benefit                                     22

The following terms as used in this prospectus have the same or substituted meanings as the corresponding terms currently used in the Contract:

TERM USED IN THIS PROSPECTUS            CORRESPONDING TERM USED IN THE CONTRACT
Accumulation Unit Value                 Index of Investment Experience
Annuity Start Date                      Annuity Commencement Date
Contract Owner                          Owner or Certificate Owner
Contract Value                          Accumulation Value
Transfer Charge                         Excess Allocation Charge
Fixed Interest Allocation               Fixed Allocation
Free Look Period                        Right to Examine Period
Guaranteed Interest Period              Guarantee Period
Subaccount(s)                           Division(s)
Net Investment Factor                   Experience Factor
Regular Withdrawals                     Conventional Partial Withdrawals
Withdrawals                             Partial Withdrawals

--------------------------------------------------------------------------------

EPE-121274                            1

--------------------------------------------------------------------------------
                                FEES AND EXPENSES
--------------------------------------------------------------------------------

CONTRACT OWNER TRANSACTION EXPENSES*
     Surrender Charge:

     COMPLETE YEARS ELAPSED        0    1    2    3    4    5    6    7+
       SINCE PREMIUM PAYMENT
     SURRENDER CHARGE              7%   6%   5%   4%   3%   2%   1%   0%

     Transfer Charge..............................................    None**

     * If you invested in a Fixed Interest Allocation, a Market Value Adjustment may apply to certain transactions. This may increase or decrease your contract value and/or your transfer or surrender amount.

     ** We may in the future charge $25 per transfer if you make more than 12 transfers in a contract year.

ANNUAL CONTRACT ADMINISTRATIVE CHARGE
     Administrative Charge........................................    $30
     (We waive this charge if the total of your premium payments is $100,000 or more, or if your contract value at the end of a contract year is $100,000 or more.)

SEPARATE ACCOUNT NY-B ANNUAL CHARGES***

                                                       STANDARD       ENHANCED DEATH BENEFIT
                                                     DEATH BENEFIT        ANNUAL RATCHET
     Mortality and Expense Risk Charge.............      1.10%                  1.25%
     Asset-Based Administrative Charge.............      0.15%                  0.15%
                                                         -----                  -----
     Total Separate Account Charges................      1.25%                  1.40%

     *** As a percentage of average assets in each subaccount. The mortality and expense risk charge and the asset-based administrative charge are deducted daily.

THE GCG TRUST ANNUAL EXPENSES (as a percentage of the average daily net assets of a portfolio):

--------------------------------------------------------------------------------
                                 MANAGEMENT           OTHER             TOTAL
PORTFOLIO                          FEE(1)          EXPENSES(2)       EXPENSES(3)
--------------------------------------------------------------------------------
Total Return                        0.88%              0.01%             0.89%
Research                            0.88%              0.01%             0.89%
Mid-Cap Growth                      0.88%              0.01%             0.89%
--------------------------------------------------------------------------------

     (1) Fees decline as the total assets of certain combined portfolios increase. See the prospectus for The GCG Trust for more information.

     (2) Other expenses generally consist of independent trustees fees and certain expenses associated with investing in international markets. Other expenses are based on actual expenses for the year ended December 31, 2000, except for (i) portfolios that commenced operations in 2000 and (ii) newly formed portfolios where the charges have been estimated.

     (3) Total Expenses are based on actual expenses for the fiscal year ended December 31, 2000.

EPE-121274                            2

TRAVELERS SERIES FUND ANNUAL EXPENSES (as a percentage of the average daily net assets of the portfolio):

--------------------------------------------------------------------------------
                                       MANAGEMENT         OTHER          TOTAL
PORTFOLIO                                 FEE           EXPENSES(1)     EXPENSES
--------------------------------------------------------------------------------
Smith Barney High Income                  0.60%            0.06%          0.66%
Smith Barney International All Cap        0.90%            0.08%          0.98%
 Growth
Smith Barney Large Cap Value              0.65%            0.01%          0.66%
Smith Barney Money Market                 0.50%            0.03%          0.53%
--------------------------------------------------------------------------------

     (1) Other expenses are based on actual expenses for the fiscal year ended October 31, 2000.

GREENWICH STREET SERIES FUND ANNUAL EXPENSES (as a percentage of the average daily net assets of the portfolio):

--------------------------------------------------------------------------------
                                       MANAGEMENT         OTHER          TOTAL
PORTFOLIO                                 FEE           EXPENSES(1)     EXPENSES
--------------------------------------------------------------------------------
Appreciation                             0.55%             0.23%          0.78%
--------------------------------------------------------------------------------

     (1) Other expenses are based on actual expenses for the year ended December 31, 2000.

SMITH BARNEY ALLOCATION SERIES INC. ANNUAL EXPENSES (as a percentage of the average daily net assets of the portfolio):

--------------------------------------------------------------------------------
                                       MANAGEMENT         OTHER          TOTAL
PORTFOLIO                                 FEE           EXPENSES(1)     EXPENSES
--------------------------------------------------------------------------------
Smith Barney Select Balanced             0.35%             0.70%          1.05%
Smith Barney Select Growth               0.35%             0.76%          1.11%
Smith Barney Select High Growth          0.35%             0.83%          1.18%
--------------------------------------------------------------------------------

     (1) Other expenses are based on a weighted average of the expense ratios of the underlying funds in which a particular portfolio was invested on January 31, 2000. The expense ratios for the underlying funds are based on actual expense for each fund's Class Y shares as of the end of such fund's most recent fiscal year.

The purpose of the foregoing tables is to help you understand the various costs and expenses that you will bear directly and indirectly. See the prospectuses of The GCG Trust, the Travelers Series Fund, Inc., the Greenwich Street Series Fund and the Smith Barney Allocation, Inc. for additional information on management or advisory fees and in some cases on other portfolio expenses.

Premium taxes (which currently range from 0% to 3.5% of premium payments) may apply, but are not reflected in the tables above or in the examples below.

EPE-121274                            3

EXAMPLES:
In the following examples, surrender charges may apply if you choose to annuitize within the first 7 contract years. The examples also assume election of the Annual Ratchet Enhanced Death Benefit and are based on an assumed 5% annual return.
If you surrender your Contract at the end of the applicable time period, you would pay the following expenses for each $1,000 invested:

--------------------------------------------------------------------------------
                                    1 YEAR     3 YEARS     5 YEARS      10 YEARS
--------------------------------------------------------------------------------

THE GCG TRUST
Total Return                          $94        $124        $156         $270
Research                              $94        $124        $156         $270
Mid-Cap Growth                        $94        $124        $156         $270

TRAVELERS SERIES FUND
--------------------------------------------------------------------------------
Smith Barney High Income              $92        $117        $144         $246
--------------------------------------------------------------------------------
Smith Barney International All Cap    $95        $126        $161         $279
 Growth
--------------------------------------------------------------------------------
Smith Barney Large Cap Value          $92        $117        $144         $246
--------------------------------------------------------------------------------
Smith Barney Money Market             $90        $113        $138         $233

GREENWICH STREET SERIES FUND INC.
Appreciation                          $93        $120        $150         $258

SMITH BARNEY ALLOCATION SERIES INC.
Smith Barney Select Balanced          $96        $128        $164         $286
--------------------------------------------------------------------------------
Smith Barney Select Growth            $96        $130        $167         $291
--------------------------------------------------------------------------------
Smith Barney Select High Growth       $97        $132        $171         $298
--------------------------------------------------------------------------------

If you do not surrender your Contract or if you annuitize on the annuity start date, you would pay the following expenses for each $1,000 invested:

--------------------------------------------------------------------------------
                                    1 YEAR      3 YEARS    5 YEARS      10 YEARS
--------------------------------------------------------------------------------

THE GCG TRUST
Total Return                          $24         $74        $126         $270
Research                              $24         $74        $126         $270
Mid-Cap Growth                        $24         $74        $126         $270

TRAVELERS SERIES FUND
Smith Barney High Income              $22         $67        $114         $246
--------------------------------------------------------------------------------
Smith Barney International All Cap    $25         $76        $131         $279
 Growth
--------------------------------------------------------------------------------
Smith Barney Large Cap Value          $22         $67        $114         $246
--------------------------------------------------------------------------------
Smith Barney Money Market             $20         $63        $108         $233
--------------------------------------------------------------------------------

GREENWICH STREET SERIES FUND INC.
Appreciation                          $23         $70        $120         $258

SMITH BARNEY ALLOCATION SERIES INC.
Smith Barney Select Balanced          $26         $78        $164         $286
--------------------------------------------------------------------------------
Smith Barney Select Growth            $26         $80        $137         $291
--------------------------------------------------------------------------------
Smith Barney Select High Growth       $27         $82        $141         $298
--------------------------------------------------------------------------------


EPE-121274                            4

The examples above reflect the annual administrative charge as an annual charge of 0.07% of assets (based on an average contract value of $44,000). If the Standard Death Benefit is elected instead of the Annual Ratchet Enhanced Death Benefit used in the examples, the actual expenses will be less than those represented in the examples.

THESE EXAMPLES SHOULD NOT BE CONSIDERED A REPRESENTATION OF PAST OR FUTURE EXPENSES. ACTUAL EXPENSES MAY BE MORE OR LESS THAN THOSE SHOWN SUBJECT TO THE TERMS OF YOUR CONTRACT.

--------------------------------------------------------------------------------
                             PERFORMANCE INFORMATION
--------------------------------------------------------------------------------

ACCUMULATION UNIT
We use accumulation units to calculate the value of a Contract. Each subaccount of Separate Account NY-B of ReliaStar of NY ("Separate Account NY-B") has its own accumulation unit value. The accumulation units are valued each business day that the New York Stock Exchange is open for trading. Their values may increase or decrease from day to day according to a Net Investment Factor, which is primarily based on the investment performance of the applicable investment portfolio. Shares in the investment portfolios are valued at their net asset value.

THE NET INVESTMENT FACTOR
The Net Investment Factor is an index number which reflects charges under the Contract and the investment performance of the subaccount. The Net Investment Factor is calculated for each subaccount as follows:

     (1) We take the net asset value of the subaccount at the end of each business day.

     (2) We add to (1) the amount of any dividend or capital gains distribution declared for the subaccount and reinvested in such subaccount. We subtract from that amount a charge for our taxes, if any.

     (3) We divide (2) by the net asset value of the subaccount at the end of the preceding business day.

     (4) We then subtract the applicable daily mortality and expense risk charge and the daily asset-based administrative charge from the subaccount.

Calculations for the subaccounts are made on a per share basis.

CONDENSED FINANCIAL INFORMATION
Tables containing (i) the accumulation unit value history of each subaccount of Separate Account NY-B offered in this prospectus and (ii) the total investment value history of each such subaccount are presented in Appendix A - Condensed Financial Information.

FINANCIAL STATEMENTS
The audited financial statements of Separate Account NY-B for the year ended December 31, 2000 are included in the Statement of Additional Information. Because the Separate Account NY-B audited financial statements relate to periods prior to January 1, 2002 ("the merger date"), the financial statements and Report of Independent Auditors thereon refer to First Golden American Separate Account NY-B. As of the merger date, Separate Account NY-B will be named ReliaStar Life Insurance Company of
New York Separate Account NY-B. The audited financial statements of ReliaStar of NY for the years ended December 31, 2000, 1999 and 1998 and unaudited financial statements for the period ended September 30, 2001 are included in this prospectus.

PERFORMANCE INFORMATION
From time to time, we may advertise or include in reports to contract owners performance information for the subaccounts of Separate Account NY-B, including the average annual total return performance, yields and other nonstandard measures of performance. Such performance data will be computed, or accompanied by performance data computed, in accordance with standards defined by the SEC.

Except for the Smith Barney Money Market subaccount, quotations of yield for the subaccounts will be based on all investment income per unit (contract value divided by the accumulation unit) earned during a given 30-day period, less expenses accrued during such period. Information on standard total average annual

EPE-121274                            5
return performance will include average annual rates of total return for 1, 5 and 10 year periods, or lesser periods depending on how long the subaccount of Separate Account NY-B has been investing in the portfolio. We may show other total returns for periods of less than one year. Total return figures will be based on the actual historic performance of the subaccounts of Separate Account NY-B, assuming an investment at the beginning of the period when the subaccount first invested in the portfolio, withdrawal of the investment at the end of the period, adjusted to reflect the deduction of all applicable portfolio and contract charges. We may also show rates of total return on amounts invested at the beginning of the period with no withdrawal at the end of the period. Total return figures which assume no withdrawals at the end of the period will reflect all recurring charges, but will not reflect the surrender charge. In addition, we may present historic performance data for the investment portfolios since their inception reduced by some or all of the fees and charges under the Contract. Such adjusted historic performance includes data that precedes the inception dates of the subaccounts of Separate Account NY-B. This data is designed to show the performance that would have resulted if the Contract had been in existence before the subaccounts began investing in the portfolios.

Current yield for the Smith Barney Money Market subaccount is based on income received by a hypothetical investment over a given 7-day period, less expenses accrued, and then "annualized" (i.e., assuming that the 7-day yield would be received for 52 weeks). We calculate "effective yield" for the Liquid Asset subaccount in a manner similar to that used to calculate yield, but when annualized, the income earned by the investment is assumed to be reinvested. The "effective yield" will thus be slightly higher than the "yield" because of the compounding effect of earnings. We calculate quotations of yield for the remaining subaccounts on all investment income per accumulation unit earned during a given 30-day period, after subtracting fees and expenses accrued during the period assuming no surrender.

We may compare performance information for a subaccount to: (i) the Standard & Poor's 500 Stock Index, Dow Jones Industrial Average, Donoghue Money Market Institutional Averages, or any other applicable market indices, (ii) other variable annuity separate accounts or other investment products tracked by Lipper Analytical Services (a widely used independent research firm which ranks mutual funds and other investment companies), or any other rating service, and
(iii) the Consumer Price Index (a measure for inflation) to determine the real rate of return of an investment in the Contract. Our reports and promotional literature may also contain other information, including the ranking of any subaccount based on rankings of variable annuity separate accounts or other investment products tracked by Lipper Analytical Services or by similar rating services.

Performance information reflects only the performance of a hypothetical contract and should be considered in light of other factors, including the investment objective of the investment portfolio and market conditions. Please keep in mind that past performance is not a guarantee of future results.

--------------------------------------------------------------------------------
                ReliaStar LIFE INSURANCE COMPANY OF NEW YORK
--------------------------------------------------------------------------------

ReliaStar of NY is a New York stock life insurance company originally incorporated on June 11, 1917 under the name The Morris Plan Insurance Society. ReliaStar of NY is authorized to transact business in all states, the District of Columbia and the Dominican Republic and is principally engaged in the business of providing individual life insurance and annuities, employee benefit products and services, retirement plans, and life and health reinsurance. ReliaStar of NY is a wholly-owned subsidiary of Security-Connecticut Life Insurance Company and is an indirect wholly-owned subsidiary of ING Groep, N.V. ("ING"), a global financial services holding company based in The Netherlands. ReliaStar of NY's financial statements appear in this prospectus.

ING also owns Directed Services, Inc., the investment manager of The GCG Trust and the distributor of the Contracts, and other interests and ING Pilgrim Investments, LLC, a portfolio manager of The GCG Trust, and the investment manager of the Pilgrim Variable Insurance Trust and the Pilgrim Variable Products Trust. ING also owns Baring International Investment Limited, another portfolio manager of The GCG Trust, and ING Investment Management Advisors B.V., a portfolio manager of the Pilgrim Variable Insurance Trust.

Our principal office is located at 1000 Woodbury Road, Suite 102, Woodbury, New York 11797.

--------------------------------------------------------------------------------
                                   THE TRUSTS
--------------------------------------------------------------------------------

In this prospectus, we refer to the GCG Trust, Travelers Series Fund Inc., Greenwich Street Series Fund and Smith Barney Concert Allocation Series collectively as the "Trusts" and individually as a "Trust."

The GCG Trust is a mutual fund whose shares are available to separate accounts funding variable annuity and variable life insurance policies offered by ReliaStar of NY and other affiliated insurance companies. The GCG Trust may also sell its shares to separate accounts of insurance companies not affiliated with ReliaStar of NY. Pending SEC approval, shares of The GCG Trust may also be sold to certain qualified pension and retirement plans. The principal address of The GCG Trust is 1475 Dunwoody Drive, West Chester, PA 19380.

The Travelers Series Fund Inc., Greenwich Street Series Fund and Smith Barney Allocation Series Inc. are also mutual funds whose shares are available to Account NY-B which funds variable insurance products offered by ReliaStar of NY. The Travelers Series Fund Inc., Greenwich Street Series Fund and Smith Barney Allocation Series Inc. may also sell their shares to separate accounts of other insurance companies, both affiliated and not affiliated with ReliaStar of NY. The principal address of Travelers Series Fund Inc., Greenwich Street Series Fund and Smith Barney Allocation Series is 388 Greenwich Street, New York, New York 10013.

In the event that, due to differences in tax treatment or other considerations, the interests of contract owners of various contracts participating in the Trusts conflict, we, the Boards of Trustees of the GCG Trust, and Greenwich Street Series Fund, the Boards of Directors of Travelers Series Fund Inc. and Smith Barney Allocation Series Inc., and the management of Directed Services, Inc., and any other insurance companies participating in the Trusts will monitor events to identify and resolve any material conflicts that may arise.

YOU WILL FIND MORE DETAILED INFORMATION ABOUT THE GCG TRUST, TRAVELERS SERIES FUND INC., GREENWICH STREET SERIES FUND AND SMITH BARNEY ALLOCATION SERIES IN THE ACCOMPANYING PROSPECTUS FOR EACH TRUST. YOU SHOULD READ THEM CAREFULLY BEFORE INVESTING.

--------------------------------------------------------------------------------
                       ReliaStar of NY SEPARATE ACCOUNT NY-B
--------------------------------------------------------------------------------

ReliaStar of NY Separate Account NY-B ("Separate Account NY-B") was established as a separate account of First Golden American Life Insurance Company of New York ("First Golden") on June 13, 1996. It became a separate account of ReliaStar of NY as a result of the merger of First Golden into ReliaStar of NY effective January 1, 2002. It is registered with the SEC as a unit investment trust under the Investment Company Act of 1940 ("1940 Act"). Separate Account NY-B is a separate investment account used for our variable annuity contracts. We own all the assets in Separate Account NY-B but such assets are kept separate from our other accounts.

Separate Account NY-B is divided in subaccounts. Each subaccount invests exclusively in shares of one mutual fund investment portfolio of The GCG Trust, Travelers Series Fund Inc., Greenwich Street Series Fund and Smith Barney Allocation Series Inc. Each investment portfolio has its own distinct investment objectives and policies. Income, gains and losses, realized or unrealized, of a portfolio are credited to or charged against the corresponding subaccount of Separate Account NY-B without regard to any other income, gains or losses of the Company. Assets equal to the reserves and other contract liabilities with respect to each are not chargeable with liabilities arising out of any other business of the Company. They may, however, be subject to liabilities arising from subaccounts whose assets we attribute to other variable annuity contracts supported by Separate Account NY-B. If the assets in Separate Account NY-B exceed the required reserves and other liabilities, we may transfer the excess to our general account. We are obligated to pay all benefits and make all payments provided under the Contracts.

EPE-121274                            7

NOTE: We currently offer other variable annuity contracts that invest in Separate Account NY-B but are not discussed in this prospectus. Separate Account NY-B may also invest in other investment portfolios which are not available under your Contract. Under certain circumstances, we may make certain changes to the subaccounts. For more information, see "The Annuity Contract -- Addition, Deletion, or Substitution of Subaccounts and Other Changes."

--------------------------------------------------------------------------------
                            THE INVESTMENT PORTFOLIOS
--------------------------------------------------------------------------------

During the accumulation phase, you may allocate your premium payments and contract value to any of the investment portfolios listed in the section below. YOU BEAR THE ENTIRE INVESTMENT RISK FOR AMOUNTS YOU ALLOCATE TO ANY INVESTMENT PORTFOLIO, AND YOU MAY LOSE YOUR PRINCIPAL.


INVESTMENT OBJECTIVES
The investment objective of each investment portfolio is set forth below. You should understand that there is no guarantee that any portfolio will meet its investment objective. Meeting objectives depends on various factors, including, in certain cases, how well the portfolio managers anticipate changing economic and market conditions. Separate Account NY-B also has other subaccounts investing in other portfolios which are not available to the Contract described in this prospectus. YOU CAN FIND MORE DETAILED INFORMATION ABOUT THE INVESTMENT PORTFOLIOS CAN BE FOUND IN THE PROSPECTUSES FOR THE GCG TRUST, TRAVELERS SERIES FUND INC., GREENWICH STREET SERIES FUND AND SMITH BARNEY ALLOCATION SERIES. YOU SHOULD READ THESE PROSPECTUSES BEFORE INVESTING. TO OBTAIN FREE COPIES OF THESE PROSPECTUSES, PLEASE WRITE TO OUR CUSTOMER SERVICE CENTER AT P.O. BOX 2700, WEST CHESTER, PENNSYLVANIA 19380 OR CALL (800) 366-0066 OR ACCESS THE SEC'S WEBSITE (HTTP://WWW.SEC.GOV).


--------------------------------------------------------------------------------
INVESTMENT PORTFOLIO    INVESTMENT OBJECTIVE
--------------------------------------------------------------------------------
THE GCG TRUST
Total Return            Seeks above-average income (compared to a portfolio
                        entirely invested in equity securities) consistent with the prudent employment of capital. Growth of capital and income is a secondary goal.

                        Invests primarily in a combination of equity and fixed
                        income securities.
                        --------------------------------------------------------
Research                Seeks long-term growth of capital and future income.

                        Invests primarily in common stocks or securities convertible into common stocks of companies believed to have better than average prospects for long-term growth.
                        --------------------------------------------------------

Mid-Cap Growth          Seeks long-term growth of capital.

                        Invests primarily in equity securities of companies
                        with medium market capitalization which the portfolio manager believes have above-average growth potential.
                        --------------------------------------------------------

TRAVELERS SERIES FUND, INC.
Smith Barney High
   Income Seeks high current income. Secondary objective: capital appreciation.

                        Invests in high-yielding corporate debt obligations and preferred stock of foreign issuers. In addition, the portfolio may invest up to 20% of its assets in the securities of foreign issuers that are denominated in currencies other than U.S. dollars.
                        --------------------------------------------------------

Smith Barney
  International All
   Cap Growth           Seeks total return on its assets from growth of capital
                        and income.

                        Invests primarily in a diversified portfolio of equity securities of established non-U.S. issuers.
                        --------------------------------------------------------

EPE-121274                            8

--------------------------------------------------------------------------------
INVESTMENT PORTFOLIO    INVESTMENT OBJECTIVE
--------------------------------------------------------------------------------

Smith Barney Large
   Cap Value            Seeks current income and long-term growth of income and
                        capital.

                        Invests primarily in common stocks of U.S. companies having market capitalization of at least $5 billion at the time of investment.
                        --------------------------------------------------------


Smith Barney Money
   Market Seeks maximum current income and preservation of capital.

                        Invests in bank obligations and high quality commercial paper, corporate obligations and municipal obligations in addition to U.S. government securities and related repurchase agreements.
                        --------------------------------------------------------

GREENWICH STREET SERIES FUND
Appreciation            Seeks long-term appreciation of capital.

                        The fund invests primarily in equity securities of U.S. companies. The fund typically invests in medium and large capitalization companies but may also invest in small capitalization companies. Equity securities include exchange traded and over-the-counter common stocks and preferred stocks, debt convertible into equity securities, and warrants and rights relating to equity securities.
                        --------------------------------------------------------

SMITH BARNEY ALLOCATION SERIES INC.

Smith Barney            Seeks long-term growth of capital and income, placing
Select Balanced         equal emphasis on current income and capital
                        appreciation.

                        The portfolio divides its assets roughly between equity and fixed-income mutual funds. The equity funds are primarily large-capitalization, dividend-paying stock funds. The fixed-income portion of the portfolio is mainly invested in funds that invest in U.S. government and agency securities, as well as mortgage-backed securities.
                        --------------------------------------------------------

Smith Barney            Seeks long-term growth of capital.
Select Growth
                        Invests primarily in mutual funds that focus on
                        large-capitalization equity securities, to provide
                        growth. The portfolio also invests in small- and
                        middle-capitalization equity securities and
                        international securities. In addition, a significant
                        portion of the portfolio is also allocated to funds that
                        invest in fixed income securities to help reduce
                        volatility.
                        --------------------------------------------------------

Smith Barney            Seeks capital appreciation.
Select High Growth
                        Invests a large portion of its assets in aggressive
                        equity mutual funds that focus on smaller, more
                        speculative companies as well as mid-sized (or larger)
                        companies with the potential for rapid growth. A
                        significant portion of the portfolio may be invested in
                        international or emerging markets funds in order to
                        achieve a greater level of diversification.
                        --------------------------------------------------------

INVESTMENT MANAGEMENT FEES AND OTHER EXPENSES
Directed Services, Inc. ("Directed Services") serves as the overall manager to each portfolio of The GCG Trust. The GCG Trust pays Directed Services a monthly fee for its investment advisory and management services. The monthly fee is based on the average daily net assets of an investment portfolio, and in some cases, the combined total assets of certain grouped portfolios. Directed Services has retained portfolio managers to manage the assets of each portfolio of The GCG Trust. Directed Services (and not The GCG Trust) pays each portfolio manager a monthly fee for managing the assets of a portfolio, based on the average daily net assets of a portfolio. For a list of the portfolio managers, see the front cover of this prospectus.

EPE-121274                            9

SSB Citi Fund Management LLC ("SSB Citi") serves as the investment advisor for the Travelers Series Fund Inc. The Travelers Series Fund Inc. pays SSB Citi a monthly advisory fee for its investment advisory services based on the average daily net assets of the respective investment portfolios.

Smith Barney Fund Management LLC ("Smith Barney") serves as the investment advisor for the Greenwich Street Series Fund. The Greenwich Street Series Fund pays Smith Barney a monthly advisory fee for its investment advisory services based on the average daily net assets of the respective investment portfolios.

Travelers Investment Advisers, Inc. ("Travelers") serves as the investment advisor for the Smith Barney Allocation Series Inc. Smith Barney Allocation Series Inc. pays a monthly advisory fee to Travelers based on the average daily net assets of the investment portfolios.

Directed Services, SSB Citi, Smith Barney and Travelers provide or procure, at their own expense, the services necessary for the operation of the portfolios, including the retention of portfolio managers to manage the assets of the certain portfolios. Directed Services, SSB Citi, Smith Barney and Travelers do not bear the expense of brokerage fees and other transactional expenses for securities, taxes (if any) paid by a portfolio, interest on borrowing, fees and expenses of the independent trustees, and extraordinary expenses, such as

Each portfolio deducts portfolio management fees and charges from the amounts you have invested in the portfolios. For 2000, total portfolio fees and charges ranged from 0.53% to 1.18%. See "Fees and Expenses" in this prospectus.


Each portfolio deducts portfolio management fees and charges from the amounts you have invested in the portfolios. Based on actual portfolio experience in 2000, together with estimated costs for new portfolios, total estimated portfolio fees and charges for 2001 range from 0.55% to 1.86%. See "Fees and Expenses" in this prospectus.

We may receive compensation from the investment advisors, administrators and distributors or directly from the portfolios in connection with administrative, distribution or other services and cost savings attributable to our services. It is anticipated that such compensation will be based on assets of the particular portfolios attributable to the Contract. The compensation paid by advisors, administrators or distributors may vary.

YOU CAN FIND MORE DETAILED INFORMATION ABOUT EACH PORTFOLIO INCLUDING ITS MANAGEMENT FEES IN THE PROSPECTUS FOR EACH TRUST. YOU SHOULD READ THESE PROSPECTUSES BEFORE INVESTING.

--------------------------------------------------------------------------------
                          THE FIXED INTEREST ALLOCATION
--------------------------------------------------------------------------------

You may allocate premium payments and transfer your contract value to the guaranteed interest periods of our Fixed Account at any time during the accumulation period. Every time you allocate money to the Fixed Account, we set up a Fixed Interest Allocation for the guaranteed interest period you select. We currently offer guaranteed interest periods of 1, 3, 5, 7 and 10 years, although we may not offer all these periods in the future. You may select one or more guaranteed interest periods at any one time. We will credit your Fixed Interest Allocation with a guaranteed interest rate for the interest period you select, so long as you do not withdraw money from that Fixed Interest Allocation before the end of the guaranteed interest period. Each guaranteed interest period ends on its maturity date which is the last day of the month in which the interest period is scheduled to expire.

If you surrender, withdraw, transfer or annuitize your investment in a Fixed Interest Allocation more than 30 days before the end of the applicable guaranteed interest period, we will apply a Market Value Adjustment to the transaction. A Market Value Adjustment could increase or decrease the amount you surrender, withdraw, transfer or annuitize, depending on current interest rates at the time of the transaction. YOU BEAR THE RISK THAT YOU MAY RECEIVE LESS THAN YOUR PRINCIPAL IF WE APPLY A MARKET VALUE ADJUSTMENT.

Assets supporting amounts allocated to the Fixed Account are available to fund the claims of all classes of our customers, contract owners and other creditors. Interests under your Contract relating to the Fixed

EPE-121274                           10

Account are registered under the Securities Act of 1933, but the Fixed Account is not registered under the 1940 Act.

SELECTING A GUARANTEED INTEREST PERIOD
You may select one or more Fixed Interest Allocations with specified guaranteed interest periods. A guaranteed interest period is the period that a rate of interest is guaranteed to be credited to your Fixed Interest Allocation. We may at any time decrease or increase the number of guaranteed interest periods offered.

Your contract value in the Fixed Account is the sum of your Fixed Interest Allocations and the interest credited as adjusted for any withdrawals (including any Market Value Adjustment applied to such withdrawal), transfers or other charges we may impose. Your Fixed Interest Allocation will be credited with the guaranteed interest rate in effect for the guaranteed interest period you selected when we receive and accept your premium or reallocation of contract value. We will credit interest daily at a rate, which yields the quoted guaranteed interest rate.

GUARANTEED INTEREST RATES
Each Fixed Interest Allocation will have an interest rate that is guaranteed as long as you do not take your money out until its maturity date. We do not have a specific formula for establishing the guaranteed interest rates for the different guaranteed interest periods. We determine guaranteed interest rates at our sole discretion. To find out the current guaranteed interest rate for a guaranteed interest period you are interested in, please contact our Customer Service Center or your registered representative. The determination may be influenced by the interest rates on fixed income investments in which we may invest with the amounts we receive under the Contracts. We will invest these amounts primarily in investment-grade fixed income securities (i.e., rated by Standard & Poor's rating system to be suitable for prudent investors) although we are not obligated to invest according to any particular strategy, except as may be required by applicable law. You will have no direct or indirect interest in these investments. We will also consider other factors in determining the guaranteed interest rates, including regulatory and tax requirements, sales commissions and administrative expenses borne by us, general economic trends and competitive factors. We cannot predict the level of future interest rates but no Fixed Interest Allocation will ever have a guaranteed interest rate of less than 3% per year.

We may from time to time at our discretion offer interest rate specials for new premiums that are higher than the current base interest rate then offered. Renewal rates for such rate specials will be based on the base interest rate and not on the special rates initially declared.

TRANSFERS FROM A FIXED INTEREST ALLOCATION
You may transfer your contract value in a Fixed Interest Allocation to one or more new Fixed Interest Allocations with new guaranteed interest periods, or to any of the subaccounts of Separate Account NY-B. Unless you tell us the Fixed Interest Allocations from which such transfers will be made, we will transfer amounts from your Fixed Interest Allocations starting with the guaranteed interest period nearest its maturity date, until we have honored your transfer request.

The minimum amount that you can transfer to or from any Fixed Interest Allocation is $250. If a transfer request would reduce the contract value remaining in a Fixed Interest Allocation to less than $100, we will treat such transfer request as a request to transfer the entire contract value in such Fixed Interest Allocation. Transfers from a Fixed Interest Allocation may be subject to a Market Value Adjustment. If you have a special Fixed Interest Allocation that was offered exclusively with our dollar cost averaging program, cancelling dollar cost averaging will cause a transfer of the entire contract value in such Fixed Interest Allocation to the Liquid Asset subaccount, and such a transfer is subject to a Market Value Adjustment.

On the maturity date of a guaranteed interest period, you may transfer amounts from the applicable Fixed Interest Allocation to the subaccount(s) and/or to new Fixed Interest Allocations with guaranteed interest periods of any length we are offering at that time. You may not, however, transfer amounts to any Fixed Interest Allocation with a guaranteed interest period that extends beyond the annuity start date.

EPE-121274                            11

At least 30 calendar days before a maturity date of any of your Fixed Interest Allocations, or earlier if required by state law, we will send you a notice of the guaranteed interest periods that are available. You must notify us which subaccounts or new guaranteed interest periods you have selected before the maturity date of your Fixed Interest Allocations. If we do not receive timely instructions from you, we will transfer the contract value in the maturing Fixed Interest Allocation to a new Fixed Interest Allocation with a guaranteed interest period that is the same as the expiring guaranteed interest period. If such guaranteed interest period is not available or would go beyond the annuity start date, we will transfer your contract value in the maturing Fixed Interest Allocation to the next shortest guaranteed interest period which does not go beyond the annuity start date. If no such guaranteed interest period is available, we will transfer the contract value to a subaccount specially designated by the Company for such purpose. Currently we use the Liquid Asset subaccount for such purpose.

WITHDRAWALS FROM A FIXED INTEREST ALLOCATION
During the accumulation phase, you may withdraw a portion of your contract value in any Fixed Interest Allocation. You may make systematic withdrawals of only the interest earned during the prior month, quarter or year, depending on the frequency chosen, from a Fixed Interest Allocation under our systematic withdrawal option. Systematic withdrawals from a Fixed Interest Allocation are not permitted if such Fixed Interest Allocation is currently participating in the dollar cost averaging program. A withdrawal from a Fixed Interest Allocation may be subject to a Market Value Adjustment and, in some cases, a surrender charge. Be aware that withdrawals may have federal income tax consequences, including a 10% penalty tax, as well as state income tax consequences.

If you tell us the Fixed Interest Allocation from which your withdrawal will be made, we will assess the withdrawal against that Fixed Interest Allocation. If you do not, we will assess your withdrawal against the subaccounts in which you invested, unless the withdrawal exceeds the contract value in the subaccounts. If there is no contract value in those subaccounts, we will deduct your withdrawal from your Fixed Interest Allocations starting with the guaranteed interest periods nearest their maturity dates until we have honored your request.

MARKET VALUE ADJUSTMENT
A Market Value Adjustment may decrease, increase or have no effect on your contract value. We will apply a Market Value Adjustment (i) whenever you withdraw or transfer money from a Fixed Interest Allocation (unless made within 30 days before the maturity date of the applicable guaranteed interest period, or under the systematic withdrawal or dollar cost averaging program) and (ii) if on the annuity start date a guaranteed interest period for any Fixed Interest Allocation does not end on or within 30 days of the annuity start date.

We determine the Market Value Adjustment by multiplying the amount you withdraw, transfer or apply to an income plan by the following factor:

                                     N/365
                  ((1+I)/(1+J+.0025))      -1

Where,

     o "I" is the Index Rate for a Fixed Interest Allocation on the first day of the guaranteed interest period;

     o "J" is the Index Rate for a new Fixed Interest Allocation with a guaranteed interest period equal to the time remaining in the guaranteed interest period, at the time of calculation; and

     o "N" is the remaining number of days in the guaranteed interest period at the time of calculation.

The Index Rate is the average of the Ask Yields for U.S. Treasury Strips as quoted by a national quoting service for a period equal to the applicable guaranteed interest period. The average is currently based on the

EPE-121274                            12
period starting from the 22nd day of the calendar month two months prior to the month of the Index Rate determination and ending the 21st day of the calendar month immediately before the month of determination. We currently calculate the Index Rate once each calendar month but have the right to calculate it more frequently. The Index Rate will always be based on a period of at least 28 days. If the Ask Yields are no longer available, we will determine the Index Rate by using a suitable and approved, if required, replacement method.

A Market Value Adjustment may be positive, negative or result in no change. In general, if interest rates are rising, you bear the risk that any Market Value Adjustment will likely be negative and reduce your contract value. On the other hand, if interest rates are falling, it is more likely that you will receive a positive Market Value Adjustment that increases your contract value. In the event of a full surrender, transfer or annuitization from a Fixed Interest Allocation, we will add or subtract any Market Value Adjustment from the amount surrendered, transferred or annuitized. In the event of a partial withdrawal, transfer or annuitization, we will add or subtract any Market Value Adjustment from the total amount withdrawn, transferred or annuitized in order to provide the amount requested. If a negative Market Value Adjustment exceeds your contract value in the Fixed Interest Allocation, we will consider your request to be a full surrender, transfer or annuitization of the Fixed Interest Allocation.

Several examples which illustrate how the Market Value Adjustment works are included in Appendix B.

--------------------------------------------------------------------------------
                              THE ANNUITY CONTRACT
--------------------------------------------------------------------------------

The Contract described in this prospectus is a deferred combination variable and fixed annuity contract. The Contract provides a means for you to invest in one or more of the available mutual fund portfolios of The GCG Trust, Travelers Series Fund Inc., Greenwich Street Series Fund and Smith Barney Allocation Series Inc. through Separate Account NY-B. It also provides a means for you to invest in a Fixed Interest Allocation through the Fixed Account.

CONTRACT DATE AND CONTRACT YEAR
The date the Contract became effective is the contract date. Each 12-month period following the contract date is a contract year.

ANNUITY START DATE
The annuity start date is the date you start receiving annuity payments under your Contract. The Contract, like all deferred variable annuity contracts, has two phases: the accumulation phase and the income phase. The accumulation phase is the period between the contract date and the annuity start date. The income phase begins when you start receiving regular annuity payments from your Contract on the annuity start date.

CONTRACT OWNER
You are the contract owner. You are also the annuitant unless another annuitant is named in the application. You have the rights and options described in the Contract. One or more persons may own the Contract. If there are multiple owners named, the age of the oldest owner will determine the applicable death benefit if such death benefit is available for multiple owners.

The death benefit becomes payable when you die. In the case of a sole contract owner who dies before the income phase begins, we will pay the beneficiary the death benefit then due. The sole contract owner's estate will be the beneficiary if no beneficiary has been designated or the beneficiary has predeceased the contract owner. In the case of a joint owner of the Contract dying before the income phase begins, we will designate the surviving contract owner as the beneficiary. This will override any previous beneficiary designation.


EPE-121274                            13

If the contract owner is a trust and a beneficial owner of the trust has been designated, the beneficial owner will be treated as the contract owner for determining the death benefit. If a beneficial owner is changed or added after the contract date, this will be treated as a change of contract owner for determining the death benefit. If no beneficial owner of the trust has been designated, the availability of enhanced death benefits will be based on the age of the annuitant at the time you purchase the Contract.

     JOINT OWNER. For non-qualified Contracts only, joint owners may be named in a written request before the Contract is in effect. Joint owners may independently exercise transfers and other transactions allowed under the Contract. All other rights of ownership must be exercised by both owners. Joint owners own equal shares of any benefits accruing or payments made to them. All rights of a joint owner end at death of that owner if the other joint owner survives. The entire interest of the deceased joint owner in the Contract will pass to the surviving joint owner. The age of the older owner will determine the applicable death benefit if Enhanced Death Benefits are available for multiple owners.

ANNUITANT
The annuitant is the person designated by you to be the measuring life in determining annuity payments. The annuitant's age determines when the income phase must begin and the amount of the annuity payments to be paid. You are the annuitant unless you choose to name another person. The annuitant may not be changed after the Contract is in effect.

The contract owner will receive the annuity benefits of the Contract if the annuitant is living on the annuity start date. If the annuitant dies before the annuity start date, and a contingent annuitant has been named, the contingent annuitant becomes the annuitant (unless the contract owner is not an individual, in which case the death benefit becomes payable).

If there is no contingent annuitant when the annuitant dies before the annuity start date, the contract owner will become the annuitant. The contract owner may designate a new annuitant within 60 days of the death of the annuitant.

If there is no contingent annuitant when the annuitant dies before the annuity start date and the contract owner is not an individual, we will pay the designated beneficiary the death benefit then due. If a beneficiary has not been designated, or if there is no designated beneficiary living, the contract owner will be the beneficiary. If the annuitant was the sole contract owner and there is no beneficiary designation, the annuitant's estate will be the beneficiary.

Regardless of whether a death benefit is payable, if the annuitant dies and any contract owner is not an individual, distribution rules under federal tax law will apply. You should consult your tax adviser for more information if you are not an individual.

BENEFICIARY
The beneficiary is named by you in a written request. The beneficiary is the person who receives any death benefit proceeds and who becomes the successor contract owner if the contract owner (or the annuitant if the contract owner is other than an individual) dies before the annuity start date. We pay death benefits to the primary beneficiary (unless there are joint owners, in which case death proceeds are payable to the surviving owner(s)).

If the beneficiary dies before the annuitant or the contract owner, the death benefit proceeds are paid to the contingent beneficiary, if any. If there is no surviving beneficiary, we pay the death benefit proceeds to the contract owner's estate.

One or more persons may be a beneficiary or contingent beneficiary. In the case of more than one beneficiary, we will assume any death benefit proceeds are to be paid in equal shares to the surviving beneficiaries.

You have the right to change beneficiaries during the annuitant's lifetime unless you have designated an irrevocable beneficiary. When an irrevocable beneficiary has been designated, you and the irrevocable beneficiary may have to act together to exercise some of the rights and options under the Contract.

                                       14
EPE-121274

CHANGE OF CONTRACT OWNER OR BENEFICIARY. During the annuitant's lifetime, you may transfer ownership of a non-qualified Contract. A change in ownership may affect the amount of the death benefit and the guaranteed death benefit. You may also change the beneficiary. All requests for changes must be in writing and submitted to our Customer Service Center in good order. The change will be effective as of the day you sign the request. The change will not affect any payment made or action taken by us before recording the change.

PURCHASE AND AVAILABILITY OF THE CONTRACT
We will issue a Contract only if both the annuitant and the contract owner are not older than age 85.

The initial premium payment must be $10,000 or more ($1,500 for qualified Contracts). You may make additional payments of $500 or more ($50 for qualified Contracts) at any time after the free look period before you turn age 85. Under certain circumstances, we may waive the minimum premium payment requirement. We may also change the minimum initial or additional premium requirements for certain group or sponsored arrangements. Any initial or additional premium payment that would cause the contract value of all annuities that you maintain with us to exceed $1,000,000 requires our prior approval.

IRAs and other qualified plans already have the tax-deferral feature found in this Contract. For an additional cost, the Contract provides other benefits including death benefits and the ability to receive a lifetime income. See "Fees and Expenses" in this prospectus.

CREDITING OF PREMIUM PAYMENTS
We will process your initial premium within 2 business days after receipt, if the application and all information necessary for processing the Contract are complete. Subsequent premium payments will be processed within 1 business day if we receive all information necessary. In certain states we also accept initial and additional premium payments by wire order. Wire transmittals must be accompanied by sufficient electronically transmitted data. We may retain initial premium payment for up to 5 business days while attempting to complete an incomplete application. If the application cannot be completed within this period, we will inform you of the reasons for the delay. We will also return the premium payment immediately unless you direct us to hold the premium payment until the application is completed.

We will allocate your initial payment according to the instructions you specified. If a subaccount is not available or requested in error, we will make inquiry about a replacement subaccount. If we are unable to reach you or your representative, we will consider the application incomplete. For initial premium payments, the payment will be credited at the accumulation unit value next determined after we receive your premium payment and the completed application. Once the completed application is received, we will allocate the payment to the subaccount(s) and/or Fixed Interest Allocations specified by you within 2 business days.

We will make inquiry to discover any missing information related to subsequent payments. We will allocate the subsequent payment(s) pro rata according to the current variable subaccount allocation unless you specify otherwise. Any fixed allocation(s) will not be considered in the pro rata calculations. If a subaccount is no longer available or requested in error, we will allocate the subsequent payment(s) proportionally among the other subaccount(s) in your current allocation or your allocation instructions. For any subsequent premium payments, the payment will be credited at the accumulation unit value next determined after receipt of your premium payment and instructions.

Once we allocate your premium payment to the subaccounts selected by you, we convert the premium payment into accumulation units. We divide the amount of the premium payment allocated to a particular subaccount by the value of an accumulation unit for the subaccount to determine the number of accumulation units of the subaccount to be held in Separate Account NY-B with respect to your Contract. The net investment results of each subaccount vary with its investment performance.

If your premium payment was transmitted by wire order from your broker-dealer, we will follow the following procedure after we receive and accept the wire order and investment instructions. The procedure we follow depends on the procedures of your broker-dealer: We reserve the right to rescind the Contract if

EPE-121274                            15
we do not receive and accept a properly completed application or enrollment form within 5 days of the premium payment. If we do not receive the application or form within 5 days of thepremium payment, we will refund the contract value plus any charges we deducted, and the Contract will be voided.


We may require that an initial premium designated for a subaccount of Separate Account NY-B or the Fixed Account be allocated to a subaccount specially designated by the Company (currently, the Liquid Asset subaccount) during the free look period. After the free look period, we will convert your contract value (your initial premium plus any earnings less any expenses) into accumulation units of the subaccounts you previously selected. The accumulation units will be allocated based on the accumulation unit value next computed for each subaccount. Initial premiums designated for Fixed Interest Allocations will be allocated to a Fixed Interest Allocation with the guaranteed interest period you have chosen; however, in the future we may allocate the premiums to the specially designated subaccount during the free look period.

ADMINISTRATIVE PROCEDURES
We may accept a request for Contract service in writing, by telephone, or other approved electronic means, subject to our administrative procedures, which vary depending on the type of service requested and may include proper completion of certain forms, providing appropriate identifying information, and/or other administrative requirements. We will process your request at the accumulation value next determined only after you have met all administrative requirements.

CONTRACT VALUE
We determine your contract value on a daily basis beginning on the contract date. Your contract value is the sum of (a) the contract value in the Fixed Interest Allocations, and (b) the contract value in each subaccount in which you are invested.

     CONTRACT VALUE IN FIXED INTEREST ALLOCATIONS. The contract value in your Fixed Interest Allocations is the sum of premium payments allocated to the Fixed Interest Allocations under the Contract, plus contract value transferred to the Fixed Interest Allocations, plus credited interest, minus any transfers and withdrawals from the Fixed Interest Allocation (including any Market Value Adjustment applied to such withdrawal), contract fees, and premium taxes.

     CONTRACT VALUE IN THE SUBACCOUNTS. On the contract date, the contract value in the subaccount in which you are invested is equal to the initial premium paid and designated to be allocated to the subaccount. On the contract date, we allocate your contract value to each subaccount and/or a Fixed Interest Allocation specified by you, unless the Contract is issued in a state that requires the return of premium payments during the free look period, in which case, the portion of your initial premium not allocated to a Fixed Interest Allocation will be allocated to a subaccount specially designated by the Company during the free look period for this purpose (currently, the Liquid Asset subaccount).

On each business day after the contract date, we calculate the amount of contract value in each subaccount as follows:

     (1) We take the contract value in the subaccount at the end of the preceding business day.

     (2) We multiply (1) by the subaccount's Net Investment Factor since the preceding business day.

     (3)  We add (1) and (2).

     (4) We add to (3) any additional premium payments, and then add or subtract any transfers to or from that subaccount.

     (5) We subtract from (4) any withdrawals and any related charges, and then subtract any contract fees and premium taxes.

CASH SURRENDER VALUE
The cash surrender value is the amount you receive when you surrender the Contract. The cash surrender value will fluctuate daily based on the investment results of the subaccounts in which you are invested


EPE-121274                            16
and interest credited to Fixed Interest Allocations and any Market Value Adjustment. We do not guarantee any minimum cash surrender value. On any date during the accumulation phase, we calculate the cash surrender value as follows: we start with your contract value, then we adjust for any Market Value Adjustment, then we deduct any surrender charge, any charge for premium taxes, the annual contract and administration fee (unless waived) and any other charges incurred but not yet deducted.

SURRENDERING TO RECEIVE THE CASH SURRENDER VALUE
You may surrender the Contract at any time while the annuitant is living and before the annuity start date. A surrender will be effective on the date your written request and the Contract are received at our Customer Service Center. We will determine and pay the cash surrender value at the price next determined after receipt of all paperwork required in order for us to process your surrender. Once paid, all benefits under the Contract will be terminated. For administrative purposes, we will transfer your money to a specially designated subaccount (currently the Liquid Asset subaccount) prior to processing the surrender. This transfer will have no effect on your cash surrender value. You may receive the cash surrender value in a single sum payment or apply it under one or more annuity options. We will usually pay the cash surrender value within 7 days.

Consult your tax adviser regarding the tax consequences associated with surrendering your Contract. A surrender made before you reach age 59 1/2 may result in a 10% tax penalty. See "Federal Tax Considerations" for more details.

THE SUBACCOUNTS
Each of the subaccounts of Separate Account NY-B offered under this prospectus invests in an investment portfolio with its own distinct investment objectives and policies. Each subaccount of Separate Account NY-B invests in a corresponding portfolio of The GCG Trust, the Travelers Series Fund, Inc., the Greenwich Street Series Fund, or the Smith Barney Allocation Series Inc.

ADDITION, DELETION OR SUBSTITUTION OF SUBACCOUNTS AND OTHER CHANGES
We may make additional subaccounts available to you under the Contract. These subaccounts will invest in investment portfolios we find suitable for your Contract.


We may amend the Contract to conform to applicable laws or governmental regulations. If we feel that investment in any of the investment portfolios has become inappropriate to the purposes of the Contract, we may, with approval of the SEC (and any other regulatory agency, if required) substitute another portfolio for existing and future investments. If you have elected the dollar cost averaging, systematic withdrawals, or automatic rebalancing programs or if you have other outstanding instructions, and we substitute or otherwise eliminate a portfolio which is subject to those instructions, we will execute your instructions using the substituted or proposed replacement portfolio, unless you request otherwise. The substitute or proposed replacement portfolio may have higher fees and charges than any portfolio it replaces.


We also reserve the right to: (i) deregister Separate Account NY-B under the 1940 Act; (ii) operate Separate Account NY-B as a management company under the 1940 Act if it is operating as a unit investment trust; (iii) operate Separate Account NY-B as a unit investment trust under the 1940 Act if it is operating as a managed separate account; (iv) restrict or eliminate any voting rights as to Separate Account NY-B; and (v) combine Separate Account NY-B with other accounts.

We will, of course, provide you with written notice before any of these changes are effected.

THE FIXED ACCOUNT
The Fixed Account is a segregated asset account which contains the assets that support a contract owner's Fixed Interest Allocations. See "The Fixed Interest Allocations" for more information.

OTHER CONTRACTS
We offer other variable annuity contracts that also invest in the same investment portfolios of the Trusts. These contracts have different charges that could effect their performance, and many offer different benefits

EPE-121274                            17
more suitable to your needs. To obtain more information about these other contracts, contact our Customer Service Center or your registered representative.


OTHER IMPORTANT PROVISIONS
See "Withdrawals," "Transfers Among Your Investments," "Death Benefit Choices," "Charges and Fees," "The Annuity Options" and "Other Contract Provisions" in this prospectus for information on other important provisions in your Contract.

--------------------------------------------------------------------------------
                                   WITHDRAWALS
--------------------------------------------------------------------------------

Any time during the accumulation phase and before the death of the annuitant, you may withdraw all or part of your money. Keep in mind that if you request a withdrawal for more than 90% of the cash surrender value, we will treat it as a request to surrender the Contract. If any single withdrawal or the sum of withdrawals exceeds the Free Withdrawal Amount, you will incur a surrender charge. The Free Withdrawal Amount in any contract year is 15% of your contract value on the date of withdrawal less any withdrawals during that contract year.

You need to submit to us a written request specifying the Fixed Interest Allocations or subaccounts from which amounts are to be withdrawn, otherwise the withdrawal will be made on a pro rata basis from all of the subaccounts in which you are invested. If there is not enough contract value in the subaccounts, we will deduct the balance of the withdrawal from your Fixed Interest Allocations starting with the guaranteed interest periods nearest their maturity dates until we have honored your request. We will apply a Market Value Adjustment to any withdrawal from your Fixed Interest Allocation taken more than 30 days before its maturity date. We will determine the contract value as of the close of business on the day we receive your withdrawal request at our Customer Service Center. The contract value may be more or less than the premium payments made.

For administrative purposes, we will transfer your money to a specially designated subaccount (currently, the Liquid Asset subaccount) prior to processing the withdrawal. This transfer will not effect the withdrawal amount you receive.

We offer the following three withdrawal options:

REGULAR WITHDRAWALS
After the free look period, you may make regular withdrawals. Each withdrawal must be a minimum of $100. We will apply a Market Value Adjustment to any regular withdrawal from a Fixed Interest Allocation that is taken more than 30 days before its maturity date.

SYSTEMATIC WITHDRAWALS
You may elect to receive automatic systematic withdrawal payments (1) from the contract value in the subaccounts in which you are invested, or (2) from the interest earned in your Fixed Interest Allocations. Systematic withdrawals may be taken monthly, quarterly or annually. You decide when you would like systematic payments to start as long as it starts at least 28 days after your contract date. You also select the date on which the systematic withdrawals will be made, but this date cannot be later than the 28th day of the month. If you have elected to receive systematic withdrawals but have not chosen a date, we will make the withdrawals on the same calendar day of each month as your contract date. If your contract date is after the 28th, your systematic withdrawal will be made on the 28th day of each month.

Each systematic withdrawal amount must be a minimum of $100. The amount of your systematic withdrawal can either be (1) a fixed dollar amount, or (2) an amount based on a percentage of your contract value. Both forms of systematic withdrawals are subject to the following maximum, which is calculated on each withdrawal date:

EPE-121274                                18

                                         MAXIMUM PERCENTAGE
                   FREQUENCY             OF CONTRACT VALUE
                   Monthly                      1.25%
                   Quarterly                    3.75%
                   Annually                    15.00%

If your systematic withdrawal is a fixed dollar amount and the amount to be systematically withdrawn would exceed the applicable maximum percentage of your contract value on any withdrawal date, we will automatically reduce the amount withdrawn so that it equals such percentage. Thus, your fixed dollar systematic withdrawals will never exceed the maximum percentage. If you want fixed dollar systematic withdrawals to exceed the maximum percentage and are willing to incur associated surrender charges, consider the Fixed Dollar Systematic Withdrawal Feature which you may add to your regular systematic withdrawal program.

If your systematic withdrawal is based on a percentage of your contract value and the amount to be systematically withdrawn based on that percentage would be less than $100, we will automatically increase the amount to $100 as long as it does not exceed the maximum percentage. If the systematic withdrawal would exceed the maximum percentage, we will send the amount, and then automatically cancel your systematic withdrawal option.

Systematic withdrawals from Fixed Interest Allocations are limited to interest earnings during the prior month, quarter, or year, depending on the frequency you chose. Systematic withdrawals are not subject to a Market Value Adjustment, unless you have added the Fixed Dollar Systematic Withdrawal Feature discussed below and the payments exceed interest earnings. Systematic withdrawals from Fixed Interest Allocations under the Fixed Dollar Systematic Withdrawal Feature are available only in connection with Section 72(q) or 72(t) distributions. A Fixed Interest Allocation may not participate in both the systematic withdrawal option and the dollar cost averaging program at the same time.

You may change the amount or percentage of your systematic withdrawal once each contract year or cancel this option at any time by sending satisfactory notice to our Customer Service Center at least 7 days before the next scheduled withdrawal date. If you submit a subsequent premium payment after you have applied for systematic withdrawals, we will not adjust future withdrawals under the systematic withdrawal program unless you specifically request that we do so. The systematic withdrawal option may commence in a contract year where a regular withdrawal has been taken but you may not change the amount or percentage of your withdrawals in any contract year during which you have previously taken a regular withdrawal. You may not elect the systematic withdrawal option if you are taking IRA withdrawals.

     FIXED DOLLAR SYSTEMATIC WITHDRAWAL FEATURE. You may add the Fixed Dollar Systematic Withdrawal Feature to your regular fixed dollar systematic withdrawal program. This feature allows you to receive a systematic withdrawal in a fixed dollar amount regardless of any surrender charges or Market Value Adjustments. Systematic withdrawals from Fixed Interest Allocations under the Fixed Dollar Systematic Withdrawal Feature are available only in connection with Section 72(q) or 72(t) distributions. You choose the amount of the fixed systematic withdrawals, which may total up to an annual maximum of 15% of your contract value as determined on the day we receive your election of this feature. The maximum limit will not be recalculated when you make additional premium payments, unless you instruct us to do so. We will assess a surrender charge on the withdrawal date if the systematic withdrawal exceeds the maximum limit as calculated on the withdrawal date. We will assess a Market Value Adjustment on the withdrawal date if the systematic withdrawal from a Fixed Interest Allocation exceeds your interest earnings on the withdrawal date. We will apply the surrender charge and any Market Value Adjustment directly to your contract value (rather than to the systematic withdrawal) so that the amount of each systematic withdrawal remains fixed.

Flat dollar systematic withdrawals which are intended to satisfy the requirements of Section 72(q) or 72(t) of the Internal Revenue Code (the "Code") may exceed the maximum. Such withdrawals are subject to surrender charges and Market Value Adjustment when they exceed the applicable free withdrawal amount.

EPE-121274                            19

IRA WITHDRAWALS
If you have a non-Roth IRA Contract and will be at least age 70 1/2 during the current calendar year, you may elect to have distributions made to you to satisfy requirements imposed by federal tax law. IRA withdrawals provide payout of amounts required to be distributed by the Internal Revenue Service ("IRS") rules governing mandatory distributions under qualified plans. We will send you a notice before your distributions commence. You may elect to take IRA withdrawals at that time, or at a later date. You may not elect IRA withdrawals and participate in systematic withdrawals at the same time. If you do not elect to take IRA withdrawals, and distributions are required by federal tax law, distributions adequate to satisfy the requirements imposed by federal tax law may be made. Thus, if you are participating in systematic withdrawals, distributions under that option must be adequate to satisfy the mandatory distribution rules imposed by federal tax law.

You may choose to receive IRA withdrawals on a monthly, quarterly or annual basis. Under this option, you may elect payments to start as early as 28 days after the contract date. You select the day of the month when the withdrawals will be made, but it cannot be later than the 28th day of the month. If no date is selected, we will make the withdrawals on the same calendar day of the month as the contract date.

You may request that we calculate for you the amount that is required to be withdrawn from your Contract each year based on the information you give us and various choices you make. For information regarding the calculation and choices you have to make, see the Statement of Additional Information. The minimum dollar amount you can withdraw is $100. When we determine the required IRA withdrawal amount for a taxable year based on the frequency you select, if that amount is less than $100, we will pay $100. At any time where the IRA withdrawal amount is greater than the contract value, we will cancel the Contract and send you the amount of the cash surrender value.

You may change the payment frequency of your IRA withdrawals once each contract year or cancel this option at any time by sending us satisfactory notice to our Customer Service Center at least 7 days before the next scheduled withdrawal date.

An IRA withdrawal in excess of the amount allowed under systematic withdrawals will be subject to a Market Value Adjustment.

CONSULT YOUR TAX ADVISER REGARDING THE TAX CONSEQUENCES ASSOCIATED WITH TAKING WITHDRAWALS. You are responsible for determining that withdrawals comply with applicable law. A withdrawal made before the taxpayer reaches age 59 1/2 may result in a 10% penalty tax. See "Federal Tax Considerations" for more details.

--------------------------------------------------------------------------------
                        TRANSFERS AMONG YOUR INVESTMENTS
--------------------------------------------------------------------------------

You may transfer your contract value among the subaccounts in which you are invested and your Fixed Interest Allocations at the end of the free look period until the annuity start date. We currently do not charge you for transfers made during a contract year, but reserve the right to charge $25 for each transfer after the twelfth transfer in a contract year. We also reserve the right to limit the number of transfers you may make and may otherwise modify or terminate transfer privileges if required by our business judgment or in accordance with applicable law. We will apply a Market Value Adjustment to transfers from a Fixed Interest Allocation taken more than 30 days before its maturity date unless the transfer is made under the dollar cost averaging program.

Transfers will be based on values at the end of the business day in which the transfer request is received at our Customer Service Center.

The minimum amount that you may transfer is $100 or, if less, your entire contract value held in a subaccount or a Fixed Interest Allocation.


EPE-121274                            20

To make a transfer, you must notify our Customer Service Center and all other administrative requirements must be met. Any transfer request received after 4:00 p.m. eastern time or the close of the New York Stock
Exchange will be effected on the next business day. Separate Account NY-B and the Company will not be liable for following instructions communicated by telephone or other approved electronic means that we reasonably believe to be genuine. We require personal identifying information to process a request for transfer made over the telephone, over the internet or other approved electronic means.

TRANSFERS BY THIRD PARTIES
As a convenience to you, we currently allow you to give third parties the right to effect transfers on your behalf. However, when the third party makes transfers for many contract owners, the result can be simultaneous transfers involving large amounts of contract values. Such transfers can disrupt the orderly management of the investment portfolios available to the Contract, can result in higher costs to contract owners, and may not be compatible with the long term goals of contract owners. We require third parties making multiple, simultaneous or large volume transfers to execute a third party service agreement with us prior to executing such transfers. Therefore, we may at any time exercise our business judgment and limit or discontinue accepting transfers made by a third party. We will notify any third party whose transfers are limited or discontinued by telephone, facsimile or email according to our records, followed by a letter. These limits may be based on, among other criteria, the amount of the aggregate trade or the available investment options for which third parties may make trades on behalf of multiple contract owners.


We may establish additional procedures or change existing procedures at any time in the exercise of our business judgment.

DOLLAR COST AVERAGING
You may elect to participate in our dollar cost averaging program if you have at least $1,200 of contract value in the (i) Limited Maturity Bond subaccount or the Liquid Asset subaccount, or (ii) a Fixed Interest Allocation with a 1-year guaranteed interest period. These subaccounts or Fixed Interest Allocation serve as the source accounts from which we will, on a monthly basis, automatically transfer a set dollar amount of money to other subaccounts selected by you.

The dollar cost averaging program is designed to lessen the impact of market fluctuation on your investment. Since we transfer the same dollar amount to other subaccounts each month, more units of a subaccount are purchased if the value of its unit is low and less units are purchased if the value of its unit is high. Therefore, a lower than average value per unit may be achieved over the long term. However, we cannot guarantee this. When you elect the dollar cost averaging program, you are continuously investing in securities regardless of fluctuating price levels. You should consider your tolerance for investing through periods of fluctuating price levels.

You elect the dollar amount you want transferred under this program. Each monthly transfer must be at least $100. If your source account is the Limited Maturity Bond subaccount, the Liquid Asset subaccount or a 1-year Fixed Interest Allocation, the maximum amount that can be transferred each month is your contract value in such source account divided by 12. You may change the transfer amount once each contract year.

Transfers from a Fixed Interest Allocation under the dollar cost averaging program are not subject to a Market Value Adjustment.

If you do not specify the subaccounts to which the dollar amount of the source account is to be transferred, we will transfer the money to the subaccounts in which you are invested on a proportional basis. The transfer date is the same day each month as your contract date. If, on any transfer date, your contract value in a source account is equal or less than the amount you have elected to have transferred, the entire amount will be transferred and the program will end. You may terminate the dollar cost averaging program at any time by sending satisfactory notice to our Customer Service Center at least 7 days before the next transfer date. A Fixed Interest Allocation may not participate in the dollar cost averaging program and in systematic withdrawals at the same time.

We may in the future offer additional subaccounts or withdraw any subaccount or Fixed Interest Allocation to or from the dollar cost averaging program, or otherwise modify, suspend or terminate this program. Of course, such change will not affect any dollar cost averaging programs in operation at the time.

EPE-121274                            21

AUTOMATIC REBALANCING
If you have at least $10,000 of contract value invested in the subaccounts of Separate Account NY-B, you may elect to have your investments in the subaccounts automatically rebalanced. We will transfer funds under your Contract on a quarterly, semi-annual, or annual calendar basis among the subaccounts to maintain the investment blend of your selected subaccounts. The minimum size of any allocation must be in full percentage points. Rebalancing does not affect any amounts that you have allocated to the Fixed Account. The program may be used in conjunction with the systematic withdrawal option only if withdrawals are taken pro rata. Automatic rebalancing is not available if you participate in dollar cost averaging. Automatic rebalancing will not take place during the free look period.

To participate in automatic rebalancing, send satisfactory notice to our Customer Service Center. We will begin the program on the last business day of the period in which we receive the notice. You may cancel the program at any time. The program will automatically terminate if you choose to reallocate your contract value among the subaccounts or if you make an additional premium payment or partial withdrawal on other than a pro rata basis. Additional premium payments and partial withdrawals effected on a pro rata basis will not cause the automatic rebalancing program to terminate.

--------------------------------------------------------------------------------
                              DEATH BENEFIT CHOICES
--------------------------------------------------------------------------------

DEATH BENEFIT DURING THE ACCUMULATION PHASE
During the accumulation phase, a death benefit is payable when either the annuitant (when a contract owner is not an individual), the contract owner or the first of joint owners dies. Assuming you are the contract owner, your beneficiary will receive a death benefit unless the beneficiary is your surviving spouse and elects to continue the Contract. The death benefit value is calculated at the close of the business day on which we receive written notice and due proof of death, as well as any required paper work, at our Customer Service Center. If your beneficiary elects to delay receipt of the death benefit until a date after the time of death, the amount of the benefit payable in the future may be affected. The proceeds may be received in a single sum or applied to any of the annuity options. If we do not receive a request to apply the death benefit proceeds to an annuity option, we will make a single sum distribution. We will generally pay death benefit proceeds within 7 days after our Customer Service Center has received sufficient information to make the payment. For more information on required distributions under federal income tax laws, you should see "Required Distributions upon Contract Owner's Death."

You may choose from the following 2 death benefit choices: (1) the Standard Death Benefit Option; and (2) the Annual Ratchet Enhanced Death Benefit Option. Once you choose a death benefit, it cannot be changed. We may in the future stop or suspend offering any of the enhanced death benefit options to new Contracts. A change in ownership of the Contract may affect the amount of the death benefit and the guaranteed death benefit.

     STANDARD DEATH BENEFIT. You will automatically receive the Standard Death Benefit unless you choose the Annual Ratchet Enhanced Death Benefit. The Standard Death Benefit under the Contract is the greatest of (i) your contract value; (ii) total premium payments less any withdrawals; and (iii) the cash surrender value.

     ANNUAL RATCHET ENHANCED DEATH BENEFIT. The Annual Ratchet Enhanced Death Benefit under the Contract is the greatest of (i) the contract value; (ii) total premium payments less any withdrawals; (iii) the cash surrender value; and (iv) the enhanced death benefit as calculated below.

EPE-121274                            22

     ----------------------------------------------------------------------
                  HOW THE ENHANCED DEATH BENEFIT IS CALCULATED
                  FOR THE ANNUAL RATCHET ENHANCED DEATH BENEFIT
     ----------------------------------------------------------------------

     On each contract anniversary that occurs on or before the contract owner turns age 80, we compare the prior enhanced death benefit to the contract value and select the larger amount as the new enhanced death benefit.

     On all other days, the enhanced death benefit is the amount determined below. We first take the enhanced death benefit from the preceding day (which would be the initial premium if the valuation date is the contract date) and then we add additional premiums paid since the preceding day, then we subtract any withdrawals (including any Market Value Adjustment applied to such withdrawals) since the preceding day, then we subtract any associated surrender charges. That amount becomes the new enhanced death benefit.
     ----------------------------------------------------------------------

The Annual Ratchet Enhanced Death Benefit is available only at the time you purchase your Contract and only if the contract owner or annuitant (when the contract owner is other than an individual) is less than 80 years old at the time of purchase. The Annual Ratchet Enhanced Death Benefit may not be available where a Contract is held by joint owners.

DEATH BENEFIT DURING THE INCOME PHASE
If any contract owner or the annuitant dies after the annuity start date, the Company will pay the beneficiary any certain benefit remaining under the annuity in effect at the time.

REQUIRED DISTRIBUTIONS UPON CONTRACT OWNER'S DEATH
We will not allow any payment of benefits provided under the Contract which do not satisfy the requirements of Section 72(s) of the Code.

If any contract owner of a non-qualified Contract dies before the annuity start date, the death benefit payable to the beneficiary will be distributed as follows: (a) the death benefit must be completely distributed within 5 years of the contract owner's date of death; or (b) the beneficiary may elect, within the 1-year period after the contract owner's date of death, to receive the death benefit in the form of an annuity from us, provided that (i) such annuity is distributed in substantially equal installments over the life of such beneficiary or over a period not extending beyond the life expectancy of such beneficiary; and (ii) such distributions begin not later than 1 year after the contract owner's date of death.

Notwithstanding (a) and (b) above, if the sole contract owner's beneficiary is the deceased owner's surviving spouse, then such spouse may elect to continue the Contract under the same terms as before the contract owner's death. Upon receipt of such election from the spouse at our Customer Service Center: (1) all rights of the spouse as contract owner's beneficiary under the Contract in effect prior to such election will cease; (2) the spouse will become the owner of the Contract and will also be treated as the contingent annuitant, if none has been named and only if the deceased owner was the annuitant; and (3) all rights and privileges granted by the Contract or allowed by ReliaStar of NY will belong to the spouse as contract owner of the Contract. This election will be deemed to have been made by the spouse if such spouse makes a premium payment to the Contract or fails to make a timely election as described in this paragraph. If the owner's beneficiary is a nonspouse, the distribution provisions described in subparagraphs (a) and (b) above, will apply even if the annuitant and/or contingent annuitant are alive at the time of the contract owner's death.

If we do not receive an election from a nonspouse owner's beneficiary within the 1-year period after the contract owner's date of death, then we will pay the death benefit to the owner's beneficiary in a cash payment within five years from date of death. We will determine the death benefit as of the date we receive proof of death. We will make payment of the proceeds on or before the end of the 5-year period starting on the owner's date of death. Such cash payment will be in full settlement of all our liability under the Contract.

EPE-121274                            23

If the contract owner dies after the annuity start date, we will continue to distribute any benefit payable at least as rapidly as under the annuity option then in effect. All of the contract owner's rights granted under the Contract or allowed by us will pass to the contract owner's beneficiary.

If the Contract has joint owners we will consider the date of death of the first joint owner as the death of the contract owner and the surviving joint owner will become the contract owner of the Contract.

--------------------------------------------------------------------------------
                                CHARGES AND FEES
--------------------------------------------------------------------------------

We deduct the Contract charges described below to cover our costs and expenses, services provided and risks assumed under the Contracts. We incur certain costs and expenses for distributing and administrating the Contracts, including compensation and expenses paid in connection with sales of the Contracts, for paying the benefits payable under the Contracts and for bearing various risks associated with the Contracts. The amount of a Contract charge will not always correspond to the actual costs associated with the charge. For example, the surrender charge collected may not fully cover all of the distribution expenses incurred by us with the service or benefits provided. In the event there are any profits from fees and charges deducted under the Contract, we may use such profits to finance the distribution of Contracts.

CHARGE DEDUCTION SUBACCOUNT
You may elect to have all charges against your contract value deducted directly from a single subaccount designated by the Company. Currently we use the Liquid Asset subaccount for this purpose. If you do not elect this option, or if the amount of the charges is greater than the amount in the designated subaccount, the charges will be deducted as discussed below. You may cancel this option at any time by sending satisfactory notice to our Customer Service Center.

CHARGES DEDUCTED FROM THE CONTRACT VALUE We deduct the following charges from your contract value:

     SURRENDER CHARGE. We will deduct a contingent deferred sales charge (a "surrender charge") if you surrender your Contract or if you take a withdrawal in excess of the Free Withdrawal Amount during the 7-year period from the date we receive and accept a premium payment. The surrender charge is based on a percentage of each premium payment withdrawn. This charge is intended to cover sales expenses that we have incurred. We may in the future reduce or waive the surrender charge in certain situations and will never charge more than the maximum surrender charges. The percentage of premium payments deducted at the time of surrender or excess withdrawal depends on the number of complete years that have elapsed since that premium payment was made. We determine the surrender charge as a percentage of each premium payment withdrawn as follows:

     COMPLETE YEARS ELAPSED        0    1    2    3    4    5    6    7+
       SINCE PREMIUM PAYMENT
     SURRENDER CHARGE              7%   6%   5%   4%   3%   2%   1%   0%

     FREE WITHDRAWAL AMOUNT. The Free Withdrawal Amount in any contract year is 15% of your contract value on the date of withdrawal less any withdrawals during that contract year.

     SURRENDER CHARGE FOR EXCESS WITHDRAWALS. We will deduct a surrender charge for excess withdrawals. We consider a withdrawal to be an "excess withdrawal" when the amount you withdraw in any contract year exceeds the Free Withdrawal Amount. Where you are receiving systematic withdrawals, any combination of regular withdrawals taken and any systematic withdrawals expected to be received in a contract year will be included in determining the amount of the excess withdrawal. Such a withdrawal will be considered a partial surrender of the Contract and we will impose a surrender charge and any associated premium tax. We will deduct such charges from the contract value in proportion to the contract value in each subaccount or Fixed Interest Allocation from which the excess withdrawal was taken. In instances

EPE-121274                            24
where the excess withdrawal equals the entire contract value in such subaccounts or Fixed Interest Allocations, we will deduct charges proportionately from all other subaccounts and Fixed Interest Allocations in which you are invested. ANY WITHDRAWAL FROM A FIXED INTEREST ALLOCATION MORE THAN 30 DAYS BEFORE ITS MATURITY DATE WILL TRIGGER A MARKET VALUE ADJUSTMENT.

For the purpose of calculating the surrender charge for an excess withdrawal: a) we treat premiums as being withdrawn on a first-in, first-out basis; and b) amounts withdrawn which are not considered an excess withdrawal are not considered a withdrawal of any premium payments. We have included an example of how this works in Appendix C. Although we treat premium payments as being withdrawn before earnings for purpose of calculating the surrender charge for excess withdrawals, the federal tax law treats earnings as withdrawn first.

     PREMIUM TAXES. We may make a charge for state and local premium taxes depending on your state of residence. The tax can range from 0% to 3.5% of the premium payment. We have the right to change this amount to conform with changes in the law or if you change your state of residence. We deduct the premium tax from your contract value on the annuity start date. However, some jurisdictions impose a premium tax at the time the initial and additional premiums are paid, regardless of when the annuity payments begin. In those states we may defer collection of the premium taxes from your contract value and deduct it when you surrender the Contract, when you take an excess withdrawal or on the annuity start date.

     ADMINISTRATIVE CHARGE. We deduct the annual administrative charge on each Contract anniversary, or if you surrender your Contract prior to a Contract anniversary, at the time we determine the cash surrender value payable to you. The amount deducted is $30 per Contract. This charge is waived if your contract value is $100,000 or more at the end of a contract year or the total of your premium payments is $100,000 or more or under other conditions established by ReliaStar of NY. We deduct the charge proportionately from all subaccounts in which you are invested. If there is no contract value in those subaccounts, we will deduct the charge from your Fixed Interest Allocations starting with the guaranteed interest periods nearest their maturity dates until the charge has been paid.

     TRANSFER CHARGE. We currently do not deduct any charges for transfers made during a contract year. We have the right, however, to assess up to $25 for each transfer after the twelfth transfer in a contract year. If such a charge is assessed, we would deduct the charge from the subaccounts and the Fixed Interest Allocations from which each such transfer is made in proportion to the amount being transferred from each such subaccount and Fixed Interest Allocation unless you have chosen to have all charges deducted from a single subaccount. The charge will not apply to any transfers due to the election of dollar cost averaging, automatic rebalancing and transfers we make to and from any subaccount specially designated by the Company for such purpose.

CHARGES DEDUCTED FROM THE SUBACCOUNTS
     MORTALITY AND EXPENSE RISK CHARGE. The mortality and expense risk charge is deducted each business day. The amount of the mortality and expense charge depends on the death benefit you have elected. If you have elected the Standard Death Benefit, the charge, on an annual basis, is equal to 1.10% of the assets you have in each subaccount. The charge is deducted on each business day at the rate of .003030% for each day since the previous business day. If you have elected the Annual Ratchet Enhanced Death Benefit, the charge, on an annual basis, is equal to 1.25% of the assets you have in each subaccount. The charge is deducted each business day at the rate of .003446% for each day since the previous business day.

     ASSET-BASED ADMINISTRATIVE CHARGE. The amount of the asset-based administrative charge, on an annual basis, is equal to 0.15% of the assets you have in each subaccount. The charge is deducted on each business day at the rate of .000411% for each day since the previous business day. The charge is deducted daily from your assets in each subaccount in order to compensate ReliaStar of NY for a portion of the administrative expenses under the Contract.

EPE-121274                            25

TRUST EXPENSES
There are fees and charges deducted from each investment portfolio of the Trusts. Each portfolio deducts portfolio management fees and charges from the amounts you have invested in the portfolios. In addition, two portfolios deduct 12b-1 fees. For 2000, total portfolio fees and charges ranged from 0.53% to 1.18%. See "Fees and Expenses" in this Prospectus for details.

Additionally, we may receive compensation from the investment advisers, administrators, distributors of the portfolios in connection with administrative, distribution, or other services and cost savings experienced by the investment advisers, administrators or distributors. It is anticipated that such compensation will be based on assets of the particular portfolios attributable to the Contract. Some advisers, administrators or distributors may pay us more than others.

--------------------------------------------------------------------------------
                               THE ANNUITY OPTIONS
--------------------------------------------------------------------------------

ANNUITIZATION OF YOUR CONTRACT
If the annuitant and contract owner are living on the annuity start date, we will begin making payments to the contract owner under an income plan. We will make these payments under the annuity option you chose. You may change the annuity option by making a written request to us at least 30 days before the annuity start date. The amount of the payments will be determined by applying your contract value adjusted for any applicable Market Value Adjustment on the annuity start date in accordance with the annuity option you chose.

You may also elect an annuity option on surrender of the Contract for its cash surrender value or you may choose one or more annuity options for the payment of death benefit proceeds while it is in effect and before the annuity start date. If, at the time of the contract owner's death or the annuitant's death (if the contract owner is not an individual), no option has been chosen for paying death benefit proceeds, the beneficiary may choose an annuity option within 60 days. In all events, payments of death benefit proceeds must comply with the distribution requirements of applicable federal tax law.

The minimum monthly annuity income payment that we will make is $20. We may require that a single sum payment be made if the contract value is less than $2,000 or if the calculated monthly annuity income payment is less than $20.

For each annuity option we will issue a separate written agreement putting the annuity option into effect. Before we pay any annuity benefits, we require the return of your Contract. If your Contract has been lost, we will require that you complete and return the applicable lost Contract form. Various factors will affect the level of annuity benefits, such as the annuity option chosen, the applicable payment rate used and the investment performance of the portfolios and interest credited to the Fixed Interest Allocations.

Our current annuity options provide only for fixed payments. Fixed annuity payments are regular payments, the amount of which is fixed and guaranteed by us. Some fixed annuity options provide fixed payments either for a specified period of time or for the life of the annuitant. The amount of life income payments will depend on the form and duration of payments you chose, the age of the annuitant or beneficiary (and gender, where appropriate), the total contract value applied to purchase a Fixed Interest Allocation, and the applicable payment rate.

Our approval is needed for any option where:

     (1) The person named to receive payment is other than the contract owner or beneficiary;

     (2)  The person named is not a natural person, such as a corporation; or

     (3) Any income payment would be less than the minimum annuity income payment allowed.

EPE-121274                            26

SELECTING THE ANNUITY START DATE
You select the annuity start date, which is the date on which the annuity payments commence. The annuity start date must be at least 5 years from the contract date but before the month immediately following the annuitant's 90th birthday. If, on the annuity start date, a surrender charge remains, the elected annuity option must include a period certain of at least 5 years.

If you do not select an annuity start date, it will automatically begin in the month following the annuitant's 90th birthday.

If the annuity start date occurs when the annuitant is at an advanced age, such as over age 85, it is possible that the Contract will not be considered an annuity for federal tax purposes. For more information, see "Federal Tax Considerations" and the SAI. For a Contract purchased in connection with a qualified plan, other than a Roth IRA, distributions must commence not later than April 1st of the calendar year following the calendar year in which you reach age 70 1/2 or, in some cases, retire. Distributions may be made through annuitization or withdrawals. You should consult a tax adviser for tax advice before investing.

FREQUENCY OF ANNUITY PAYMENTS
You choose the frequency of the annuity payments. They may be monthly, quarterly, semi-annually or annually. If we do not receive written notice from you, we will make the payments monthly. There may be certain restrictions on minimum payments that we will allow.


ANNUITY OPTIONS
We offer the 4 annuity options shown below. Payments under Options 1, 2 and 3 are fixed. Payments under Option 4 may be fixed or variable, although only fixed are currently available. For a fixed annuity option, the contract value in the subaccounts is transferred to the Company's general account.

     OPTION 1. INCOME FOR A FIXED PERIOD. Under this option, we make monthly payments in equal installments for a fixed number of years based on the contract value on the annuity start date. We guarantee that each monthly payment will be at least the amount stated in your Contract. If you prefer, you may request that payments be made in annual, semi-annual or quarterly installments. We will provide you with illustrations if you ask for them. If the cash surrender value or contract value is applied under this option, a 10% penalty tax may apply to the taxable portion of each income payment until the contract owner reaches age 59 1/2.

     OPTION 2. INCOME FOR LIFE WITH A PERIOD CERTAIN. Under this option, we make payments for the life of the annuitant in equal monthly installments and guarantee the income for at least a period certain such as 10 or 20 years. Other periods certain may be available to you on request. You may choose a refund period instead. Under this arrangement, income is guaranteed until payments equal the amount applied. If the person named lives beyond the guaranteed period, we will continue making payments until his or her death. We guarantee that each payment will be at least the amount specified in the Contract corresponding to the person's age on his or her last birthday before the annuity start date. Amounts for ages not shown in the Contract are available if you ask for them.

     OPTION 3. JOINT LIFE INCOME. This option is available when there are 2 persons named to determine annuity payments. At least one of the persons named must be either the contract owner or beneficiary of the Contract. We guarantee monthly payments will be made as long as at least one of the named persons is living. There is no minimum number of payments. Monthly payment amounts are available if you ask for them.

     OPTION 4. ANNUITY PLAN. Under this option, your contract value can be applied to any other annuitization plan that we choose to offer on the annuity start date. Annuity payments under Option 4 may be fixed or variable. If variable and subject to the 1940 Act, it will comply with the requirements of such Act.

PAYMENT WHEN NAMED PERSON DIES
When the person named to receive payment dies, we will pay any amounts still due as provided in the annuity agreement between you and ReliaStar of NY. The amounts we will pay are determined as follows:

EPE-121274                            27

     (1) For Option 1, or any remaining guaranteed payments under Option 2, we will continue payments. Under Options 1 and 2, the discounted values of the remaining guaranteed payments may be paid in a single sum. This means we deduct the amount of the interest each remaining guaranteed payment would have earned had it not been paid out early. The discount interest rate is never less than 3% for Option 1 and 3.50% for Option 2 per year. We will, however, base the discount interest rate on the interest rate used to calculate the payments for Options 1 and 2 if such payments were not based on the tables in the Contract.

     (2) For Option 3, no amounts are payable after both named persons have died.

     (3) For Option 4, the annuity option agreement will state the amount we will pay, if any.

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                            OTHER CONTRACT PROVISIONS
--------------------------------------------------------------------------------

REPORTS TO CONTRACT OWNERS
We will send you a quarterly report within 31 days after the end of each calendar quarter. The report will show the contract value, cash surrender value, and the death benefit as of the end of the calendar quarter. The report will also show the allocation of your contract value and reflects the amounts deducted from or added to the contract value since the last report. You have 30 days to notify our Customer Service Center of any errors or discrepancies in the report or in any confirmation notices. We will also send you copies of any shareholder reports of the investment portfolios in which Separate Account NY-B invests, as well as any other reports, notices or documents we are required by law to furnish to you.

SUSPENSION OF PAYMENTS
The Company reserves the right to suspend or postpone the date of any payment or determination of values on any business day (1) when the New York Stock Exchange is closed; (2) when trading on the New York Stock Exchange is restricted; (3) when an emergency exists as determined by the SEC so that the sale of securities held in Separate Account NY-B may not reasonably occur or so that the Company may not reasonably determine the value of Separate Account NY-B's net assets; or
(4) during any other period when the SEC so permits for the protection of security holders. We have the right to delay payment of amounts from a Fixed Interest Allocation for up to 6 months.

IN CASE OF ERRORS IN YOUR APPLICATION
If an age or gender given in the application or enrollment form is misstated, the amounts payable or benefits provided by the Contract shall be those that the premium payment would have bought at the correct age or gender.

ASSIGNING THE CONTRACT AS COLLATERAL
You may assign a non-qualified Contract as collateral security for a loan but you should understand that your rights and any beneficiary's rights may be subject to the terms of the assignment. An assignment may have federal tax consequences. You should consult a tax adviser for tax advice. You must give us satisfactory written notice at our Customer Service Center in order to make or release an assignment. We are not responsible for the validity of any assignment.

CONTRACT CHANGES -- APPLICABLE TAX LAW
We have the right to make changes in the Contract to continue to qualify the Contract as an annuity under applicable tax law. You will be given advance notice of such changes.

FREE LOOK
You may cancel your Contract within your 10-day free look period. We deem the free look period to expire 15 days after we mail the Contract to you. To cancel, you need to send your Contract to our Customer Service Center or to the agent from whom you purchased it. We will refund the contract value. For purposes of the

EPE-121274                            28
refund during the free look period, we include a refund of any charges deducted from your contract value. Because of the market risks associated with investing in the portfolios, the contract value returned may be greater or less than the premium payment you paid. We may, in our discretion, require that premiums designated for investment in the subaccounts as well as premiums designated for a Fixed Interest Allocation be allocated to the specially designated subaccount during the free look period. Your Contract is void as of the day we receive your Contract and cancellation request in good order. We determine your contract value at the close of business on the day we void your contract. If you keep your Contract after the free look period and the investment is allocated to a subaccount specially designated by the Company, we will put your money in the subaccount(s) chosen by you, based on the accumulation unit value next computed for each subaccount, and/or in the Fixed Interest Allocation chosen by you.

GROUP OR SPONSORED ARRANGEMENTS
For certain group or sponsored arrangements, we may reduce any surrender, administration, and mortality and expense risk charges. We may also change the minimum initial and additional premium requirements, or offer an alternative or reduced death benefit.


SELLING THE CONTRACT
Directed Services, Inc. is the principal underwriter and distributor of the Contract as well as for other contracts issued through Separate Account NY-B. The principal address of Directed Services is 1475 Dunwoody Drive, West Chester, Pennsylvania 19380. Directed Services is a corporation organized under the laws of New York and is a wholly owned subsidiary of Equitable of Iowa Companies, Inc. ("Equitable of Iowa"). Equitable of Iowa is a wholly-owned subsidiary of ING. Directed Services is registered as a broker-dealer with the SEC under the Securities Exchange Act of 1934, as well as with securities commissions in the states in which it operates, and is a member of the National Association of Securities Dealers, Inc. ("NASD").

Directed Services has the authority to enter into selling agreements with other firms. Directed Services has entered into selling agreements with broker-dealers to sell the Contracts through registered representatives. Those representatives are registered with the NASD, and if applicable, also with the states in which they do business. They also are licensed as insurance agents in the states in which they do business.

We pay sales commissions to Directed Services for the sale of the Contracts. Directed Services passes through the entire amount of the sales commission to the broker-dealer whose registered representative sold the Contract. The maximum sales commission payable will be approximately 6.5% of the initial and any additional premium payment. This commission may be returned if the Contract is not continued through the first Contract Year.


--------------------------------------------------------------------------------
                            UNDERWRITER COMPENSATION
--------------------------------------------------------------------------------
   NAME OF PRINCIPAL         AMOUNT OF COMMISSION TO              OTHER
      UNDERWRITER                    BE PAID                   COMPENSATION
Directed Services, Inc.          Maximum of 6.5%           Reimbursement of any
                                 of any initial              covered expenses
                                  or additional                  incurred
                                premium payments.             by registered
                                                             representatives
                                                              in connection
                                                                 with the
                                                               distribution
                                                             of the Contracts.
--------------------------------------------------------------------------------

Certain sales agreements may provide for a combination of a certain percentage of commission at the time of sale and an annual trail commission (which when combined could exceed the above commission).

EPE-121274                            29

We may make additional cash payments to broker-dealers for marketing and educational expenses and for the reimbursement of certain expenses incurred by registered representatives in connection with the distribution of the Contracts.


--------------------------------------------------------------------------------
                                OTHER INFORMATION
--------------------------------------------------------------------------------

VOTING RIGHTS
We will vote the shares of a Trust owned by Separate Account NY-B according to your instructions. However, if the 1940 Act or any related regulations should change, or if interpretations of it or related regulations should change, and we decide that we are permitted to vote the shares of a Trust in our own right, we may decide to do so.

We determine the number of shares that you have in a subaccount by dividing the Contract's contract value in that subaccount by the net asset value of one share of the portfolio in which a subaccount invests. We count fractional votes. We will determine the number of shares you can instruct us to vote 180 days or less before a Trust shareholder meeting. We will ask you for voting instructions by mail at least 10 days before the meeting. If we do not receive your instructions in time, we will vote the shares in the same proportion as the instructions received from all contracts in that subaccount. We will also vote shares we hold in Separate Account NY-B which are not attributable to contract owners in the same proportion.

STATE REGULATION
We are regulated by the Insurance Department of the State of New York. We are also subject to the insurance laws and regulations of all jurisdictions where we do business. The variable Contract offered by this prospectus has been approved where required by those jurisdictions. We are required to submit annual statements of our operations, including financial statements, to the Insurance Departments of the various jurisdictions in which we do business to determine solvency and compliance with state insurance laws and regulations.

LEGAL PROCEEDINGS
The Company and its parent, like other insurance companies, may be involved in lawsuits, including class action lawsuits. In some class action and other lawsuits involving insurers, substantial damages have been sought and/or material settlement payments have been made. We believe that currently there are no pending or threatened lawsuits that are reasonably likely to have a materially adverse impact on the Company or Separate Account NY-B.

LEGAL MATTERS
The legal validity of the Contracts was passed on by Linda E. Senker, Esquire, counsel to ReliaStar of NY. Sutherland Asbill & Brennan LLP of Washington, D.C. has provided advice on certain matters relating to federal securities laws.

EXPERTS
The audited balance sheet of ReliaStar of NY as of December 31, 2000 and the related statements of income, shareholder's equity, and cash flows for the periods from September 1, 2000 to December 31, 2000 and January 1, 2000 to August 31, 2000, and the audited financial statements of Separate Account NY-B at December 31, 2000 and for the periods indicated therein, appearing in this prospectus or in the SAI and Registration Statement have been audited by Ernst & Young LLP, independent auditors, as set forth in their reports thereon appearing in this prospectus or in the SAI and in the Registration Statement, and are included or incorporated by reference in reliance upon such reports given upon the authority of such firm as experts in accounting and auditing.

EPE-121274                            30

--------------------------------------------------------------------------------
                           FEDERAL TAX CONSIDERATIONS
--------------------------------------------------------------------------------

The following summary provides a general description of the federal income tax considerations associated with this Contract and does not purport to be complete or to cover all tax situations. This discussion is not intended as tax advice. You should consult your counsel or other competent tax advisers for more complete information. This discussion is based upon our understanding of the present federal income tax laws. We do not make any representations as to the likelihood of continuation of the present federal income tax laws or as to how they may be interpreted by the IRS.

TYPES OF CONTRACTS: NON-QUALIFIED OR QUALIFIED
The Contract may be purchased on a non-tax-qualified basis or purchased on a tax-qualified basis. Qualified Contracts are designed for use by individuals whose premium payments are comprised solely of proceeds from and/or contributions under retirement plans that are intended to qualify as plans entitled to special income tax treatment under Sections 401(a), 403(b), 408, or 408A of the Code. The ultimate effect of federal income taxes on the amounts held under a Contract, or annuity payments, depends on the type of retirement plan, on the tax and employment status of the individual concerned, and on our tax status. In addition, certain requirements must be satisfied in purchasing a qualified Contract with proceeds from a tax-qualified plan and receiving distributions from a qualified Contract in order to continue receiving favorable tax treatment. Some retirement plans are subject to distribution and other requirements that are not incorporated into our Contract administration procedures. Contract owners, participants and beneficiaries are responsible for determining that contributions, distributions and other transactions with respect to the Contract comply with applicable law. Therefore, you should seek competent legal and tax advice regarding the suitability of a Contract for your particular situation. The following discussion assumes that qualified Contracts are purchased with proceeds from and/or contributions under retirement plans that qualify for the intended special federal income tax treatment.

TAX STATUS OF THE CONTRACTS
     DIVERSIFICATION REQUIREMENTS. The Code requires that the investments of a variable account be "adequately diversified" in order for non-qualified Contracts to be treated as annuity contracts for federal income tax purposes. It is intended that Separate Account NY-B, through the subaccounts, will satisfy these diversification requirements.

     INVESTOR CONTROL. In certain circumstances, owners of variable annuity contracts have been considered for federal income tax purposes to be the owners of the assets of the separate account supporting their contracts due to their ability to exercise investment control over those assets. When this is the case, the contract owners have been currently taxed on income and gains attributable to the separate account assets. There is little guidance in this area, and some features of the Contracts, such as the flexibility of a contract owner to allocate premium payments and transfer contract values, have not been explicitly addressed in published rulings. While we believe that the Contracts do not give contract owners investment control over Separate Account NY-B assets, we reserve the right to modify the Contracts as necessary to prevent a contract owner from being treated as the owner of the Separate Account NY-B assets supporting the Contract.

     REQUIRED DISTRIBUTIONS. In order to be treated as an annuity contract for federal income tax purposes, the Code requires any non-qualified Contract to contain certain provisions specifying how your interest in the Contract will be distributed in the event of your death. The non-qualified Contracts contain provisions that are intended to comply with these Code requirements, although no regulations interpreting these requirements have yet been issued. We intend to review such provisions and modify them if necessary to assure that they comply with the applicable requirements when such requirements are clarified by regulation or otherwise. See "Death Benefit Choices" for additional information on required distributions from non-qualified contracts.

Other rules may apply to Qualified Contracts.

EPE-121274                            31

The following discussion assumes that the Contracts will qualify as annuity contracts for federal income tax purposes.

TAX TREATMENT OF ANNUITIES
     IN GENERAL. We believe that if you are a natural person you will generally not be taxed on increases in the value of a Contract until a distribution occurs or until annuity payments begin. (For these purposes, the agreement to assign or pledge any portion of the contract value, and, in the case of a qualified Contract, any portion of an interest in the qualified plan, generally will be treated as a distribution.)

TAXATION OF NON-QUALIFIED CONTRACTS
     NON-NATURAL PERSON. The owner of any annuity contract who is not a natural person generally must include in income any increase in the excess of the contract value over the "investment in the contract" (generally, the premiums or other consideration you paid for the contract less any non-taxable withdrawals) during the taxable year. There are some exceptions to this rule and a prospective contract owner that is not a natural person may wish to discuss these with a tax adviser. The following discussion generally applies to Contracts owned by natural persons.

     WITHDRAWALS. When a withdrawal from a non-qualified Contract occurs, the amount received will be treated as ordinary income subject to tax up to an amount equal to the excess (if any) of the contract value (unreduced by the amount of any surrender charge) immediately before the distribution over the contract owner's investment in the Contract at that time. The tax treatment of market value adjustments is uncertain. You should consult a tax adviser if you are considering taking a withdrawal from your Contract in circumstances where a market value adjustment would apply. In the case of a surrender under a non-qualified Contract, the amount received generally will be taxable only to the extent it exceeds the contract owner's investment in the Contract.


SEPARATE ACCOUNT CHARGES. It is possible that the Internal Revenue Service may take a position that charges for certain optional benefits and riders are deemed to be taxable distributions to you. In particular, the Internal Revenue Service may treat the quarterly charges deducted for the earnings multiplier benefit rider as taxable withdrawals, which might also be subject to a tax penalty if the withdrawal occurs before you reach age 59 1/2. Although we do not believe that the charges we deduct for the earnings multiplier benefit rider or any other optional benefit or rider provided under the Contract should be treated as taxable withdrawals, you should consult your tax advisor prior to selecting any optional benefit or rider under the Contract.


     PENALTY TAX ON CERTAIN WITHDRAWALS. In the case of a distribution from a non-qualified Contract, there may be imposed a federal tax penalty equal to 10% of the amount treated as income. In general, however, there is no penalty on distributions:

     o    made on or after the taxpayer reaches age 59 1/2;

     o    made on or after the death of a contract owner;

     o    attributable to the taxpayer's becoming disabled; or

     o made as part of a series of substantially equal periodic payments for the life (or life expectancy) of the taxpayer.

Other exceptions may be applicable under certain circumstances and special rules may be applicable in connection with the exceptions enumerated above. A tax adviser should be consulted with regard to exceptions from the penalty tax.

     ANNUITY PAYMENTS. Although tax consequences may vary depending on the payment option elected under an annuity contract, a portion of each annuity payment is generally not taxed and the remainder is taxed as ordinary income. The non-taxable portion of an annuity payment is generally determined in a manner that is designed to allow you to recover your investment in the Contract ratably on a tax-free basis

EPE-121274                            32
 over the expected stream of annuity payments, as determined when annuity payments start. Once your investment in the Contract has been fully recovered, however, the full amount of each annuity payment is subject to tax as ordinary income.

     TAXATION OF DEATH BENEFIT PROCEEDS. Amounts may be distributed from a Contract because of your death or the death of the annuitant. Generally, such amounts are includible in the income of recipient as follows: (i) if distributed in a lump sum, they are taxed in the same manner as a surrender of the Contract, or (ii) if distributed under a payment option, they are taxed in the same way as annuity payments.

     TRANSFERS, ASSIGNMENTS, EXCHANGES AND ANNUITY DATES OF A CONTRACT. A transfer or assignment of ownership of a Contract, the designation of an annuitant, the selection of certain dates for commencement of the annuity phase, or the exchange of a Contract may result in certain tax consequences to you that are not discussed herein. A contract owner contemplating any such transfer, assignment, designation or exchange, should consult a tax adviser as to the tax consequences.

     WITHHOLDING. Annuity distributions are generally subject to withholding for the recipient's federal income tax liability. Recipients can generally elect, however, not to have tax withheld from distributions.

     MULTIPLE CONTRACTS. All non-qualified deferred annuity contracts that are issued by us (or our affiliates) to the same contract owner during any calendar year are treated as one non-qualified deferred annuity contract for purposes of determining the amount includible in such contract owner's income when a taxable distribution occurs.

TAXATION OF QUALIFIED CONTRACTS
The Contracts are designed for use with several types of qualified plans. The tax rules applicable to participants in these qualified plans vary according to the type of plan and the terms and conditions of the plan itself. Special favorable tax treatment may be available for certain types of contributions and distributions. Adverse tax consequences may result from: contributions in excess of specified limits; distributions before age 59 1/2 (subject to certain exceptions); distributions that do not conform to specified commencement and minimum distribution rules; and in other specified circumstances. Therefore, no attempt is made to provide more than general information about the use of the Contracts with the various types of qualified retirement plans. Contract owners, annuitants, and beneficiaries are cautioned that the rights of any person to any benefits under these qualified retirement plans may be subject to the terms and conditions of the plans themselves, regardless of the terms and conditions of the Contract, but we shall not be bound by the terms and conditions of such plans to the extent such terms contradict the Contract, unless the Company consents.

     DISTRIBUTIONS. Annuity payments are generally taxed in the same manner as under a non-qualified Contract. When a withdrawal from a qualified Contract occurs, a pro rata portion of the amount received is taxable, generally based on the ratio of the contract owner's investment in the Contract (generally, the premiums or other consideration paid for the Contract) to the participant's total accrued benefit balance under the retirement plan. For qualified Contracts, the investment in the Contract can be zero. For Roth IRAs, distributions are generally not taxed, except as described below.

For qualified plans under Section 401(a) and 403(b), the Code requires that distributions generally must commence no later than the later of April 1 of the calendar year following the calendar year in which the contract owner (or plan participant) (i) reaches age 70 1/2 or (ii) retires, and must be made in a specified form or manner. If the plan participant is a "5 percent owner" (as defined in the Code), distributions generally must begin no later than April 1 of the calendar year following the calendar year in which the contract owner (or plan participant) reaches age 70 1/2. For IRAs described in Section 408, distributions generally must commence no later than the later of April 1 of the calendar year following the calendar year in which the contract owner (or plan participant) reaches age 70 1/2. Roth IRAs under Section 408A do not require distributions at any time before the contract owner's death.

     WITHHOLDING. Distributions from certain qualified plans generally are subject to withholding for the contract owner's federal income tax liability. The withholding rates vary according to the type of distribution

EPE-121274                            33
 and the
contract owner's tax status. The contract owner may be provided the opportunity to elect not to have tax withheld from distributions. "Eligible rollover distributions" from section 401(a) plans and section 403(b) tax-sheltered annuities are subject to a mandatory federal income tax withholding of 20%. An eligible rollover distribution is the taxable portion of any distribution from such a plan, except certain distributions that are required by the Code, distributions in a specified annuity form or hardship distributions. The 20% withholding does not apply, however, if the contract owner chooses a "direct rollover" from the plan to another tax-qualified plan or IRA.

Brief descriptions of the various types of qualified retirement plans in connection with a Contract follow. We will endorse the Contract as necessary to conform it to the requirements of such plan.

CORPORATE AND SELF-EMPLOYED PENSION AND PROFIT SHARING PLANS
Section 401(a) of the Code permits corporate employers to establish various types of retirement plans for employees, and permits self-employed individuals to establish these plans for themselves and their employees. These retirement plans may permit the purchaser of the Contracts to accumulate retirement savings under the plans. Adverse tax or other legal consequences to the plan, to the participant, or to both may result if this Contract is assigned or transferred to any individual as a means to provide benefit payments, unless the plan complies with all legal requirements applicable to such benefits before transfer of the Contract. Employers intending to use the Contract with such plans should seek competent advice.

INDIVIDUAL RETIREMENT ANNUITIES
Section 408 of the Code permits eligible individuals to contribute to an individual retirement program known as an "Individual Retirement Annuity" or "IRA." These IRAs are subject to limits on the amount that can be contributed, the deductible amount of the contribution, the persons who may be eligible, and the time when distributions commence. Also, distributions from certain other types of qualified retirement plans may be "rolled over" or transferred on a tax-deferred basis into an IRA. There are significant restrictions on rollover or transfer contributions from Savings Incentive Match Plans (SIMPLE), under which certain employers may provide contributions to IRAs on behalf of their employees, subject to special restrictions. Employers may establish Simplified Employee Pension (SEP) Plans to provide IRA contributions on behalf of their employees. Sales of the Contract for use with IRAs may be subject to special requirements of the IRS.

ROTH IRA
Section 408A of the Code permits certain eligible individuals to contribute to a Roth IRA. Contributions to a Roth IRA, which are subject to certain limits on the amount of the contribution and the persons who may be eligible to contribute, are not deductible, and must be made in cash or as a rollover or transfer from another Roth IRA or other IRA. A rollover from or conversion of an IRA to a Roth IRA may be subject to tax, and other special rules may apply. Distributions from a Roth IRA generally are not taxed, except that, once aggregate distributions exceed contributions to the Roth IRA, income tax and a 10% penalty tax may apply to distributions made (1) before age 59 1/2 (subject to certain exceptions) or (2) during the five taxable years starting with the year in which the first contribution is made to any Roth IRA. A 10% penalty may apply to amounts attributable to a conversion from an IRA to a Roth IRA if the amounts are distributed during the five taxable years beginning with the year in which the conversion was made.

TAX SHELTERED ANNUITIES
Section 403(b) of the Code allows employees of certain Section 501(c)(3) organizations and public schools to exclude from their gross income the premium payments made, within certain limits, on a Contract that will provide an annuity for the employee's retirement. These premium payments may be subject to FICA (Social Security) tax. Distributions of (1) salary reduction contributions made in years beginning after December 31, 1988; (2) earnings on those contributions; and (3) earnings on amounts held as of the last year beginning before January 1, 1989, are not allowed prior to age 59 1/2, separation from service, death or disability. Salary reduction contributions may also be distributed upon hardship, but would generally be subject to penalties.


TAX CONSEQUENCES OF ENHANCED DEATH BENEFIT
THE CONTRACT INCLUDES AN ENHANCED DEATH BENEFIT THAT IN SOME CASES MAY EXCEED THE GREATER OF THE PREMIUM PAYMENTS OR THE CONTRACT VALUE. THE IRS HAS NOT RULED WHETHER AN ENHANCED

EPE-121274                         34

 DEATH BENEFIT COULD BE CHARACTERIZED AS AN INCIDENTAL
BENEFIT, THE AMOUNT OF WHICH IS LIMITED IN ANY CODE SECTION 401(A) PENSION OR PROFIT-SHARING PLAN OR CODE SECTION 403(B) TAX-SHELTERED ANNUITY. EMPLOYERS USING THE CONTRACT MAY WANT TO CONSULT THEIR TAX ADVISER REGARDING SUCH LIMITATION. FURTHER, THE IRS HAS NOT ADDRESSED IN A RULING OF GENERAL APPLICABILITY WHETHER A DEATH BENEFIT PROVISION SUCH AS THE ENHANCED DEATH BENEFIT PROVISION IN THE CONTRACT COMPORTS WITH IRA OR ROTH IRA QUALIFICATION REQUIREMENTS. A TAX ADVISER SHOULD BE CONSULTED.


OTHER TAX CONSEQUENCES
As noted above, the foregoing comments about the federal tax consequences under the Contracts are not exhaustive, and special rules are provided with respect to other tax situations not discussed in this prospectus. Further, the federal income tax consequences discussed herein reflect our understanding of current law, and the law may change. Federal estate and state and local estate, inheritance and other tax consequences of ownership or receipt of distributions under a Contract depend on the individual circumstances of each contract owner or recipient of the distribution. A competent tax adviser should be consulted for further information.

POSSIBLE CHANGES IN TAXATION
Although the likelihood of legislative change is uncertain, there is always the possibility that the tax treatment of the Contracts could change by legislation or other means. It is also possible that any change could be retroactive (that is, effective before the date of the change). You should consult a tax adviser with respect to legislative developments and their effect on the Contract.

EPE-121274                            35

--------------------------------------------------------------------------------
       MORE INFORMATION ABOUT RELIASTAR LIFE INSURANCE COMPANY OF NEW YORK
--------------------------------------------------------------------------------

SELECTED FINANCIAL DATA

The following selected financial data prepared in accordance with generally accepted accounting principles ("GAAP") for ReliaStar Life Insurance Company of New York ("the Company") should be read in conjunction with the financial statements, and notes thereto included in this filing.

All outstanding shares of the Company are owned by Security-Connecticut Life Insurance Company (Security-Connecticut), a Minnesota domiciled insurance company. Security-Connecticut is a wholly owned subsidiary of ReliaStar Life Insurance Company (ReliaStar Life); a Minnesota domiciled insurance company. ReliaStar Life is a wholly owned subsidiary of ReliaStar Financial Corp. (ReliaStar Financial), a holding and management company domiciled in Delaware. ReliaStar's ultimate parent is ING Groep, N.V. (ING), a global financial services company based in Amsterdam, Netherlands. ING acquired ReliaStar Financial on September 1, 2000. The GAAP financial data presented below for the period after August 31, 2000, is presented on the Post-Merger new basis of accounting, while the financial statements for August 31, 2000 and prior periods are presented on the Pre-Merger historical cost basis of accounting.

                       SELECTED GAAP BASIS FINANCIAL DATA

(in millions)

                                                     POST-MERGER                                  PRE-MERGER
                                      ---------------------- --------------------- ---------------------- ----------------------
                                                               For the Period
                                                             September 1, 2000      For the Period           For the Year
                                                                  Through                Ended                  Ended
                                      For the Period Ended   December 31, 2000      August 31, 2000       December 31, 1999
                                       September 30, 2001
------------------------------------- ---------------------- --------------------- ---------------------- ----------------------
Premiums.......................           $         37.8         $         19.8        $         28.1          $        42.8
Net Income before Federal Income Tax
                                          $         23.7         $         12.5        $         34.8          $        61.8
Net Income ....................           $          9.7         $          5.8        $         22.8          $        39.8
Total Assets ..................                     N/A          $      3,516.0                  N/A           $     2,932.0
Total Liabilities .............                     N/A          $      2,306.4                  N/A           $     2,490.4
Total Stockholder's Equity ....                     N/A          $      1,206.6                  N/A           $       441.6


The following selected financial data was prepared on the basis of statutory accounting practices ("SAP"), which have been prescribed by the Department of Insurance of the State of New York and the National Association of Insurance Commissioners. These practices differ in certain respects from GAAP. The selected financial data should be read in conjunction with the financial statements and notes thereto included in this Filing, which describe the differences between SAP and GAAP.

                                                           SELECTED STATUTORY FINANCIAL DATA
                                                                     (IN MILLIONS)
                                                                For the Year
                                        For the Period Ended        Ended            For the Year
                                         September 30, 2001    December 31, 2000          Ended
                                                                                    December 31, 1999
--------------------------------------------------------------------------------------------------------
Premiums and Annuity Considerations
Net Income (Loss) before Federal Income   $     155              $     190            $    199
   Tax
Net Income (Loss)                         $      33              $      31            $     50
Total Assets                              $      31              $       6            $     31
Total Liabilities                               N/A              $   2,499            $  2,678
Total Capital and Surplus                       N/A              $   2,277            $  2,456
                                                N/A              $     222            $    222


BUSINESS ENVIRONMENT

The current business and regulatory environment presents many challenges to the insurance industry. The competitive environment remains intense. Increasing competition from traditional insurance carriers as well as banks and mutual fund companies offers consumers many choices. Overall demand for insurance products remains somewhat strong for several reasons. An aging U. S. population that is increasingly concerned about retirement, estate planning, and maintaining their standard of living in retirement; and potential reductions in government and employer-provided benefits at retirement, as well as lower public confidence in the adequacy of those benefits. The effects of the stock market decline in 2000 & 2001, a low interest rate environment, increasing unemployment, and the effects of September 11, 2001 have tempered the overall demand. Through September 30, 2001, sales of the Companies products, with the exception of retirement plans are higher when compared with September 30, 2000.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF RESULTS OF OPERATIONS

The purpose of this section is to discuss and analyze the Company's results of operations. In addition, some analysis and information regarding the Company's financial condition and liquidity and capital resources is provided. This analysis should be read jointly with the financial statements, related notes, and the Cautionary Statement Regarding Forward-Looking Statements, which appear elsewhere in this report.

                              RESULTS OF OPERATIONS

PREMIUMS. The Company reported premiums of $37.8 million for the nine months ended September 30, 2001 and $47.9 million for the year ended December 31, 2000 and $42.8 million for the year ended December 31, 1999. For the Company's contracts, approximately 68% of the premiums collected are not reported as revenues, but as deposits to insurance liabilities. The remaining contracts are traditional life, group and annuity premiums. Life insurance premiums and immediate annuity premiums are recognized as premium revenue when due. Group insurance premiums are recognized as premium revenue over the period to which the premiums relate.

REVENUES. The three largest components of revenue are premiums (discussed above), net investment income, and policy and contract charges. Net investment income was $112.3 million for the nine months ended September 30, 2001, $146.0 million for the year ended December 31, 2000, and $149.7 million as of December 31, 1999. Product charges totaled $75.3 million for the period ended September 30, 2001, $95.1 million in 2000 and $100.7 million in 1999. EXPENSES. The Company reported total insurance benefits and expenses of $183.3 million for the nine months ended September 30, 2001, $215.8 million for the year ended December 31, 2000 and $203.9 million for the year ended December 31, 1999. Insurance benefits and expenses consist of benefits to policyholders, reinsurance recoveries, increase in liabilities for future policy and contract benefits, net transfers to separate accounts, sales and operating expenses, and amortization of goodwill.

Commissions, general expenses, and insurance taxes, state licenses, and fees were $56.6 million for the nine months ended September 30, 2001, $56.5 million for the year ended December 31, 2000, and $47.7 for the year ended December 31, 1999. The Company's deferred policy acquisition costs ("DPAC") were $26.2 million for the nine months ended September 30, 2001, $8.8 million and $141.7 million for the years ended December 31, 2000 and 1999, respectively. An asset of $118.9 million represents the value of future profits ("PVFP") that was established for policies in force at the merger date of September 1, 2000. The Company deferred expenses of $26.1 million for the nine months ended September 30, 2001, $42.1 million and $29.2 million for the years ended December 31, 2000 and 1999 respectively. These expenses were associated with the costs of acquiring new contracts.

The net amortization of PVFP was $24.7 million for the nine months ended September 30, 2001 and $21.8 million and $10.2 million for the years ended December 31, 2000 and 1999 respectively. Based on current conditions and assumptions as to the impact of future events on acquired policies in force, the expected approximate net amortization relating to PVFP as of December 31, 2000 is $2.2 million, in 2001 $2.0 million, in 2002 $1.8 million, in 2003 $1.6 million, in 2004 $1.4 million, and $1.3 million in 2005. Actual amortization may vary based upon changes in assumptions and experience. INCOME. Net income for the nine months ended September 30, 2001 was $9.7 million. For the year ended December 31, 2000 was $28.6 million, and $39.8 million for the year ended December 31, 1999.

The Company recognized realized gains from the sale of bonds in the amount of $4.7 million for the nine months ended September 30, 2001, $1.8 million during 2000 compared to realized losses of $.3 million during 1999. The company recorded estimates of $6.6 million (after reinsurance and before tax) for its potential exposure to claims resulting from the September 11, 2001 terrorist attacks.

                               FINANCIAL CONDITION

RATINGS. Currently, the Company's ratings are A+ by A.M. Best Company, AA+ by Fitch, Inc., and AA+ by Standard & Poor's Rating Services ("Standard & Poor's"). INVESTMENTS. The Company's assets are invested in accordance with applicable laws. These laws govern the nature and the quality of investments that may be made by life insurance companies and the percentage of their assets that may be committed to any particular type of investment. In general, these laws permit investments, within specified limits subject to certain qualifications, in federal, state, and municipal obligations, corporate bonds, preferred or common stocks, real estate mortgages, real estate, and certain other investments.

The Company purchases investments in accordance with investment guidelines that take into account investment quality, liquidity, and diversification and invests primarily in investment grade securities. All of The Company's assets except for variable separate account assets are available to meet its obligations under the contracts. All of the Company's investments are carried at fair value in the Company's financial statements. The decrease in the carrying value of the Company's investment portfolio was due to changes in unrealized depreciation of fixed maturities. The Company manages the growth of insurance operations in order to maintain adequate capital ratios. Fixed Maturities: At September 30, 2001, the Company had fixed maturities with an amortized cost of $1,474.6billion and an estimated fair value of $1,549.1 billion. The Company classifies 100% of its securities as available for sale. Net unrealized appreciation on fixed maturities of $74.5 million was comprised of gross appreciation of $86.3 million and gross depreciation $11.8 million.

The individual securities in the Company's fixed maturities portfolio (at amortized cost) include investment grade securities, which include securities issued by the U. S. government, its agencies, and corporations that are rated at least A- by Standard & Poor's ($751.7 millions or 51.0%), that are rated BBB+ to BBB- by Standard & Poor's ($319.9 million or 21.7%), and below investment grade securities which are securities issued by corporations that are rated BB+ to BB-by Standard & Poor's ($61.9 million or 4.2%). Securities not rated by Standard & Poor's had a National Association of Insurance Commissioners ("NAIC") rating of 1 ($157.8 million or 10.7%). The remaining classes of bonds were $182.9 million or 12.4% of the total bond portfolio.

Fixed maturities rated BBB+ to BBB- may have speculative characteristics and changes in economic conditions or other circumstances are more likely to lead to a weakened capacity of the issuer to make principal and interest payments than is the case with higher rated fixed maturities.

The Company estimates the fair value of its below investment grade portfolio was $130.3 million, or 101% of the amortized cost value, at September 30, 2001. The Company intends to purchase additional below investment grade securities, but it does not expect the percentage of its portfolio invested in such securities to exceed 10% of its investment portfolio. At September 30, 2001, the yield at amortized cost on the Company's below investment grade portfolio was 9.1% compared to 7.5% for the Company's investment grade corporate bond portfolio.

Below investment grade securities have different characteristics than investment grade corporate debt securities. Risk of loss upon default by the borrower is significantly greater with respect to below investment grade securities than with other corporate debt securities. Below investment grade securities are generally unsecured and are often subordinated to other creditors of the issuer. Also, issuers of below investment grade securities usually have higher levels of debt and are more sensitive to adverse economic conditions, such as a recession or increasing interest rates, than are issuers of investment grade securities. The Company attempts to reduce the overall risk in its below investment grade portfolio, as in all of its investments, through careful credit analysis, strict investment policy guidelines, and diversification by company and by industry.

The Company analyzes its investment portfolio, including below investment grade securities, at least quarterly in order to determine if the Company's ability to realize the carrying value on any investment has been impaired. For debt securities, if impairment in value is determined to be other than temporary (i.e., if it is probable the Company will be unable to collect all amounts due according to the contractual terms of the security), the cost basis of the impaired security is written down to fair value, which becomes the new cost basis. The amount of the write-down is included in earnings as a realized loss. Future events may occur, or additional or updated information may be received, which may necessitate future write-downs of securities in the Company's portfolio. Significant write-downs in the carrying value of investments could materially adversely affect the Company's net income in future periods.

At September 30, 2001, the amortized cost basis of the Company's fixed maturities portfolio was reduced by $957.0 million as a result of sales, maturities, and scheduled principal repayments. In total, net pre-tax losses from sales, calls, and scheduled principal repayments of fixed maturities amounted to $7.3 million.

At September 30, 2001, the fixed maturities portfolio was deemed to have impairments in value other than temporary. The impairments had amortized cost of $7.6 million and a market value of $7.9 million. The Company's fixed maturities portfolio had a combined yield at amortized cost of 7.5% at September 30, 2001.

OTHER ASSETS. Accrued investment was $23.8 million for the nine months ended September 30, 2001, $26.4 million at December 30, 2000 and $26.8 million at December 31, 1999. Goodwill represents the excess of the acquisition cost over the fair market value of net assets. For the nine months ended September 30, 2001 goodwill totaled $845.2 million dollars and accumulated amortization of goodwill was $23.5 million. For the years ended December 31, 2000 and 1999, goodwill totaled $868.2 million and $33.7 million and accumulated amortization of totaled $7.3 million and $3.6 million respectively.

At September 30, 2001, the Company had total assets of $3.6 billion, $3.5 billion at December 30, 2000, and $2.9 billion as of December 31, 1999. LIABILITIES. Future policy benefits for the nine months ended September 30, 2001 were $1.6 billion, $1.5 billion at December 30, 2000, and $1.6 billion at December 30, 1999. Policy reserves represent the premiums received plus accumulated interest less administration charges. During 2001, there has been an increase to the reserves because of change in market conditions, which affects products such as variable life.

For the nine months ended September 30, 2001, the Company had $491.6 million of separate account liabilities. This compares with $607.2 million as of December 30, 2000 and $685.0 million as of December 30, 1999. Separate account liabilities have decreased because the market value of the investments has decreased as a result of losses in the stock market.

The Company's total liabilities were $2.3 billion for the nine months ended September 30, 2001, $2.3 billion at December 31, 2000 and $2.5 billion as of December 31, 1999.

                         LIQUIDITY AND CAPITAL RESOURCES

Liquidity is the ability of the Company to generate sufficient cash flows to meet the cash requirements of its operating, investing, and financing activities. The Company's principal sources of cash are premiums and product charges, investment income, and maturing investments. Primary uses of these funds are payments of commissions and operating expenses, investment purchases, as well as withdrawals and surrenders.

Net cash provided by operating activities was $43.0 million at September 30, 2001 compared to net cash provided by operations of $34.7 million at December 31, 2000. The increase in operating cash flow results primarily from a decrease in surrender benefits.

Net cash used in investing activities was $(33.5) million at September 30, 2001 as compared to $53.7 million net cash provided by investing activities at December 31, 2000. This change is primarily due to the purchase of additional commercial mortgage loans.

Net cash provided by financing activities was $24.9 million during at September 30, 2001 as compared to net cash used in financing activities of $(91.3) million at December 31, 2000. As of September 30, 2001, net cash used in financing activities was impacted by a decrease in withdrawals from insurance contracts.

The Company's liquidity position is managed by maintaining adequate levels of liquid assets, such as cash or cash equivalents and short-term investments. Additional sources of liquidity include borrowing facilities to meet short-term cash requirements. The Company has a $30 million revolving note facility with SunTrust Bank, Atlanta, which expires on May 31, 2002. Management believes these sources of liquidity are adequate to meet the Company's short-term cash obligations.

The Company is required to maintain a minimum capital and surplus of not less than $6 million under the provisions of the insurance laws of the State of New York.

Under the provisions of the insurance laws of the State of New York, The Company cannot distribute any dividends to its stockholder, Security-Connecticut Life Insurance Company unless a notice of its intent to declare a dividend and the amount of the dividend has been filed with the New York Insurance Department at least thirty days in advance of the proposed declaration. If the Superintendent of the New York Insurance Department finds the financial condition of The Company does not warrant the distribution, the Superintendent may disapprove the distribution by giving written notice to the Company within thirty days after the filing. The management of The Company pays a quarterly dividend. As of September 30, 2001 the Company has paid dividends in to Security-Connecticut Life Insurance Company in the amount of $12 million.

The NAIC's risk-based capital requirements require insurance companies to calculate and report information under a risk-based capital formula. These requirements are intended to allow insurance regulators to monitor the capitalization of insurance companies based upon the type and mixture of risks inherent in a company's operations. The formula includes components for asset risk, liability risk, interest rate exposure, and other factors. The Company has complied with the NAIC's risk-based capital reporting requirements. Amounts reported indicate the Company has total adjusted capital well above all required capital levels.

Vulnerability from Concentrations: As of September 30, 2001 88% of the Company's sales are generated by 3 areas; Life Insurance (29%), 401(k) Retirement Plans (38%), and Payroll Deduction Plans (21%). Premiums from the State of New York provide 56% of the company's total premiums. The Company is not dependent upon any single customer or business segment.

Reinsurance: The Company is a member of reinsurance associations established for the purpose of ceding the excess of life insurance over retention limits.

Reinsurance contracts do not relieve the Company from its obligations to policyholders. Failure of reinsurers to honor their obligations could result in losses to the Company; consequently, allowances are established for amounts deemed uncollectible. The Company has never had to write off uncollectible amounts from reinsurer; therefore, there is no allowance for uncollectible amounts. The Company evaluates the financial condition of its reinsurers and monitors concentrations of credit risk to minimize its exposure to significant losses from reinsurer insolvencies.

The Company's retention limit is $300,000 per insurable life for individual coverage. For group coverage and reinsurance assumed, the retention is $300,000 per life with per occurrence limitations, subject to certain maximums.

As of September 30, 2001, $10.6 billion of life insurance in force was ceded to other companies of which 56% (based on inforce) was ceded to an unaffiliated reinsurer and 44% (based on inforce) was ceded to affiliates. In addition, the Company had assumed $3.0 billion of life insurance in force as of September 30, 2001.

                         MARKET RISK AND RISK MANAGEMENT

Asset/liability management is integrated into many aspects of the Company's operations, including investment decisions, product development, and crediting rates determination. As part of its risk management process, different economic scenarios are modeled, including cash flow testing required for insurance regulatory purposes, to determine that existing assets are adequate to meet projected liability cash flows.

On the basis of these analyses, management believes there is no material solvency risk to the Company.

            CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Any forward-looking statements contained herein or in any other oral or written statement by the Company or any of its officers, directors, or employees is qualified by the fact that actual results of the Company may differ materially from such statement, among other risks and uncertainties inherent in the Company's business, due to the following important factors:

     1. Prevailing interest rate levels and stock market performance, which may affect the ability of the Company to sell its products, the market value and liquidity of the Company's investments, fee revenue, and the lapse rate of the Company's policies, notwithstanding product design features intended to enhance persistency of the Company's products.

     2. Changes in the federal income tax laws and regulations, which may affect the tax status of the Company's products.

     3. Changes in the regulation of financial services, including bank sales and underwriting of insurance products, which may affect the competitive environment for the Company's products.

     4.   Increasing competition in the sale of the Company's products.

     5. Other factors that could affect the performance of the Company, including, but not limited to, market conduct claims, litigation, insurance industry insolvencies, availability of competitive reinsurance on new business, investment performance of the underlying portfolios of the variable products, variable product design, and sales volume by significant sellers of the Company's variable products.

OTHER INFORMATION

CERTAIN AGREEMENTS. The Company and its affiliates have entered into agreements whereby affiliates and the Company provide certain management, administrative, legal, and other services for each other. The net amounts billed to the Company were $20.8, $25.3 and $20.5 million in 2000, 1999 and 1998 respectively. The net costs allocated to the Company under these agreements may not be indicative of costs the Company might incur if these services were not provided by the Company's affiliates. During 2000, the Company paid cash dividends of $12.0 million to Security-Connecticut.

ReliaStar Life and Security-Connecticut reinsure certain life policies written by the Company. Premiums ceded under these agreements were$16.1, $14.4 million and $15.6 million for the years ended December 31, 2000, 1999 and 1998, respectively.

DISTRIBUTION AGREEMENT. First Golden Life Insurance Company of New York ("First Golden"), ReliaStar's predecessor had entered into agreements with DSI to perform services related to the distribution of its products. DSI had acted as the principal underwriter (as defined in the Securities Act of 1933 and the Investment Company Act of 1940, as amended) of the insurance products issued by First Golden. For the years ended December 31, 2000, 1999 and 1998, commissions paid by First Golden to DSI were $1,115,000, $697,000 and $1,754,000, respectively. DSI will continue to distribute those insurance products now owned by ReliaStar under the distribution agreement with First Golden.

EMPLOYEES. ReliaStar and its affiliates continue to receive and give support services to each other pursuant to agreements as described above under "Certain Agreements." The cost of these services are allocated to ReliaStar.

Certain officers of ReliaStar are also officers of ING, Golden American and DSI, and certain officers of ReliaStar are also officers of EIC, and/or Equitable Life Insurance Company of Iowa. See "Directors and Executive Officers." PROPERTIES. ReliaStar's principal office is located at 1000 Woodbury Road, Woodbury, New York 11797, where certain of the Company's records are maintained. The office space is leased.

DIRECTORS AND EXECUTIVE OFFICERS

NAME (AGE)                                  POSITION(S) WITH THE COMPANY
--------------------------------            --------------------------------
William D. Bonneville (54)                  Executive Vice President & Chief
                                               Administrative Officer
Paula Cludray-Engelke (44)                  Secretary
James G. Cochran (50)                       Executive Vice President
R. Michael Conley (58)                      Director
Richard R. Crowl (54)                       Senior Vice President and
                                               General Counsel
James R. Gelder (52 )                       Chief Executive Officer
Ambassador Ulric Haynes, Jr. (70)           Director
Wayne R. Huneke (50)                        Director, Vice President &
                                               Chief Financial Officer
David S. Pendergrass (41)                   Vice President & Treasurer
Fiorvante G. Perotta (70)                   Director
Roger D. Roenfeldt (63)                     Executive Vice President &
                                               Chief Operating Officer
Robert C. Salipante (45)                    Director & Vice Chairman
John G. Turner (62)                         Director & Chairman
Charles B. Updaike(62)                      Director
Ross M. Weale(63)                           Director

Each director is elected to serve for one year or until the next annual meeting of shareholders or until his or her successor is elected. Some directors and/or officers are directors and/or officers of First Golden's insurance company affiliates. The principal positions of First Golden's directors and senior executive officers for the past five years are listed below:

         DIRECTORS AND OFFICERS  PRINCIPAL OCCUPATION AND BUSINESS EXPERIENCE

         William D. Bonneville/3/
                         Executive Vice President and Chief
                         Administrative Officer of ReliaStar Life Insurance Company of New York since 2000; Senior Vice President and Chief Administrative Officer of ReliaStar Life Insurance Company of New York from 1998 to 2000; Vice President of ReliaStar Life Insurance Company of New York (formerly known as ReliaStar Bankers Security Life Insurance Company) from 1996 to 1998; Vice President of North Atlantic Life Insurance Company from 1992 to 1995 until its merger into ReliaStar Life Insurance Company of New York.

         Paula Cludray-Engelke/3/
                         Secretary of Ameribest Life
                         Insurance Company, Equitable Life Insurance Company of Iowa, First Columbine Life Insurance Company, Golden American Life Insurance Company, Life Insurance Company of Georgia, Midwestern United Life Insurance Company, Security Life of Denver Insurance Company, Southland Life Insurance Company, United Life and Annuity Insurance Company and Washington Square Securities, Inc. since 2001; Secretary of Northern Life Insurance Company, ReliaStar Life Insurance Company, ReliaStar Life Insurance Company of New York and Security-Connecticut Life Insurance Company since 2000; Secretary of Aetna Insurance Company of America and Aetna Life Insurance and Annuity Company since 2001; Assistant Secretary of Aetna Insurance Company of America and Aetna Life Insurance and Annuity Company since 2000.

         James G. Cochran/3/
                         Executive Vice President of ReliaStar
                         Life Insurance Company of New York since 1997; Vice President of ReliaStar Life Insurance Company since 1999; Senior Vice President of ReliaStar United Services Life Insurance Company from 1990 to 1996 until its merger into ReliaStar Life Insurance Company.

         R.   Michael Conley/1/
                         Retired 1998; Senior Vice President
                         of ReliaStar Financial Corp. from 1991 to 1998; Senior Vice President, ReliaStar Employee Benefits of ReliaStar Life Insurance Company from 1988 to 1998; President of NWNL Benefits Corporation from 1988 to 1998; Executive Vice President of ReliaStar Life Insurance Company of New York from 1996 to 1998; Director of ReliaStar Life Insurance Company of New York since 1998.

         Richard R. Crowl/2/
                         Senior Vice President of ReliaStar
                         Financial Corp. since 2001; Senior Vice President, General Counsel and Secretary of ReliaStar Financial Corp. from 1996 to 2001; Vice President of Security-Connecticut Life Insurance Company since 2001; Senior Vice President and General Counsel of Security-Connecticut Life Insurance Company from 1997 to 2001; Senior Vice President of ReliaStar Life Insurance Company and ReliaStar Life Insurance Company of New York since 2001; Senior Vice President and General Counsel of ReliaStar Life Insurance Company, Northern Life Insurance Company, and ReliaStar Life Insurance Company of New York from 1996 to 2001; Senior Vice President and General Counsel of ReliaStar United Services Life Insurance Company from 1996 to 1998 at which time this company merged into ReliaStar Life Insurance Company; Senior Vice President and General Counsel of ReliaStar Investment Research, Inc. (formerly known as Washington Square Advisers, Inc.) since 1986; Vice President and Associate General Counsel of ReliaStar Financial Corp. from 1989 to 1996; Vice President and Associate General Counsel of ReliaStar Life Insurance Company from 1985 to 1996; Director of various subsidiaries of ING America Insurance Holdings, Inc.

         James R. Gelder2
                         Chief Executive Officer, U.S. Life Group of
                         ReliaStar Life Insurance Company, Security Life of Denver Insurance Company, Equitable Life Insurance Company of Iowa, Midwestern United Life Insurance Company and Southland Life Insurance Company since 2001; Senior Vice President, ReliaStar Financial Corp. since 2000; President and Chief Executive Officer of ReliaStar Life Insurance Company of New York since 1999; Senior Vice President of ReliaStar Life Insurance Company from 1999 to 2001; Executive Vice President of ReliaStar Life Insurance Company of New York from 1998 to 1999; President of Security-Connecticut Life Insurance Company since 1998; Chief Executive Officer of Security-Connecticut Life Insurance from 1998 to 2001; Executive Vice President and Chief Operating Officer of Security-Connecticut Life Insurance Company from 1997 to 1998; Vice President of ReliaStar Life Insurance Company from 1994 to 1999; Director and Officer of various subsidiaries of ReliaStar Financial Corp.

         Ambassador      Dean of the School of Business and
         Ulric           Executive Dean for University International Relations
         Haynes, Jr./1/  Haynes, Jr. 1 of Hofstra University since 1991;
                         Director of DYNAX Solutions, Inc. from 2000 to present;
                         Director of INNCOM International Inc. from 1999 to present; Director of Pall Corporation from 1994 to present; Director of HSBC USA Inc. (formerly Marine
                         Midland Bank) from 1969 to present.

         Wayne R.        Chief Financial Officer, Aetna Insurance
         Huneke/2/       Company of America, Aetna Life Insurance and Annuity
                         Company, Ameribest Life Insurance Company, Equitable
                         Life Insurance Company of Iowa, First Columbine Life
                         Insurance Company, Golden American Life Insurance
                         Company, Life Insurance Company of Georgia, Midwestern
                         United Life Insurance Company, Security Life of Denver
                         Insurance Company, Southland Life Insurance Company and
                         USG Annuity & Life Company since 2001; Vice President and Chief Financial Officer of ReliaStar Life Insurance
                         Company of New York since 2000; Director of Ameribest
                         Life Insurance Company, Equitable Life Insurance
                         Company of Iowa, First Columbine Life Insurance
                         Company, Golden American Life Insurance Company, Life
                         Insurance Company of Georgia, Midwestern United Life
                         Insurance Company, Security Life of Denver Insurance
                         Company, Southland Life Insurance Company, USG Annuity
                         & Life Company and United Life and Annuity Insurance since 2001; Chief Financial Officer, ING North America
                         Insurance Corporation since 2000; Chief Financial
                         Officer, ING America Insurance Holdings, Inc. since
                         2000; Director of Aetna Insurance Company of America,
                         Aetna Life Insurance and Annuity Company, Aetna
                         Retirement Holdings, Inc. and Aetna Retirement
                         Services, Inc. since 2000; Senior Executive Vice
                         President of ReliaStar Financial Corp. since 1999; and
                         Senior Executive Vice President and Chief Financial
                         Officer of ReliaStar Life Insurance Company since 2000;
                         Senior Executive Vice President of ReliaStar Financial
                         Life Insurance Company from 1999 to 2000; Senior Vice
                         President of ReliaStar Financial Corp. and ReliaStar
                         Life Insurance Company from 1994 to 1999; Director of
                         ReliaStar Life Insurance Company and ReliaStar Life
                         Insurance Company of New York since 1995; Chief
                         Financial Officer and Treasurer of ReliaStar Financial
                         Corp. and ReliaStar Life Insurance Company from 1994 to
                         1997.


         P.Randall Lowery/1/
                         Director of Ameribest Life Insurance
                         Company, Equitable Life Insurance Company of Iowa, First Columbine Life Insurance Company, Golden American Life Insurance Company, Life Insurance Company of Georgia, Midwestern United Life Insurance Company, Northern Life Insurance Company, ReliaStar Life Insurance Company, ReliaStar Life Insurance Company of New York, Security Life of Denver Insurance Company, Southland Life Insurance Company, USG Annuity & Life Company and United Life and Annuity Insurance since 2001; Director of Aetna Insurance Company of America, Aetna Life Insurance and Annuity Company and Aetna Retirement Services, Inc. since 2000.

         David S. Pendergrass/3
                         Vice President and Treasurer, ING
                         North America Insurance Corp. since 1995; Vice President and Treasurer, Life Insurance Company of Georgia, Southland Life Insurance Company since 1997; Vice President and Treasurer, ING America Insurance Holdings, Inc., Ameribest Life Insurance Company, Golden American Life Insurance Company and United Life and Annuity Company since 1999; Treasurer, ING America Life Corporation since 1999; Vice President and Treasurer, Security Life of Denver Insurance Company, Midwestern United Life Insurance Company, First ING Life Insurance Company of new York since 1996; Vice President and Treasurer, Equitable of Iowa Companies, Inc., Equitable Life Insurance Company of Iowa, USG Annuity & Life Company since 1998; Second Vice President, Security Life of Denver International since 1998; Vice President and Treasurer, First Columbine Life Insurance Company, ReliaStar Life Insurance Company, ReliaStar Life Insurance Company of New York, Northern Life Insurance Company, Security-Connecticut Life Insurance Company, Aetna Life Insurance & Annuity Company, Aetna Retirement Holdings, Inc., Aetna Retirement Services, Inc., Lion Custom Investments, LLC, Lion II Custom Investments LLC, Lion Connecticut Holdings, Orange Investment Enterprises, Inc., and MIA Office Americas, Inc. since 2000; Vice President and Treasurer, Equitable American Life Insurance Company from 1998-2000.

         Fioravante G. Perrotta/1/
                         Retired 1996; Formerly Senior Partner of
                         Rogers & Wells (New York law firm) since 1970.

         Roger D. Roenfeldt/3/
                         Executive Vice President and Chief
                         Marketing Officer since 2001; Executive Vice President and Chief Operating Officer of ReliaStar Life Insurance Company of New York from 1997 to 2001; Executive Vice President and Chief Operating Officer of Lincoln Security Life Insurance Company from 1996 to 1997 until its merger into ReliaStar Life Insurance Company of New York; President and Chief Executive Officer of The R.E. Lee Group/US, Inc. from 1991 to 1996.

         Robert C. Salipante/2/
                         Chief Operating Officer, ReliaStar
                         Life Insurance Company since 2001; Chief Executive Officer of Ameribest Life Insurance Company, Equitable Life Insurance Company of Iowa, Golden American Life Insurance Company, Midwestern United Life Insurance Company, Security Life of Denver Insurance Company, Security-Connecticut Life Insurance Company, Southland Life Insurance Company, United Life and Annuity Insurance Company and USG Annuity & Life Company since 2001; Director of Ameribest Life Insurance Company, Equitable Life Insurance Company of Iowa, First Columbine Life Insurance Company, Golden American Life Insurance Company, Life Insurance Company of Georgia, Midwestern United Life Insurance Company, Northern Life Insurance Company, ReliaStar Life Insurance Company, Security Life of Denver Insurance Company, Security-Connecticut Life Insurance Company, Southland Life Insurance Company, USG Annuity & Life Company and United Life and Annuity Insurance since 2001; Chief Executive Officer, ING North America Insurance Corporation since 2000; Director of Aetna Insurance Company of America, Aetna Life Insurance and Annuity Company, Aetna Retirement Holdings, Inc., and Aetna Retirement Services, Inc., since 2000; Chairman of Security-Connecticut Life Insurance Company since 2000; President and Chief Operating Officer of ReliaStar Financial Corp. since 1999; President and Chief Operating Officer of ReliaStar Life Insurance Company from 1999 to 2001; Senior Vice President of ReliaStar Financial Corp. and ReliaStar Life Insurance Company from 1996 to 1999; Vice Chairman of ReliaStar Life Insurance Company of New York since 1999; President and Chief Executive Officer of ReliaStar Life Insurance Company of New York from 1998 to 1999; Senior Vice President of ReliaStar Financial Corp. from 1994 to 1996; Senior Vice President and Chief Financial Officer of ReliaStar Financial Corp. from 1992 to 1994; Director and Officer of various subsidiaries of ReliaStar Financial Corp.

         Mark A. Tullis/1/
                         Director of ReliaStar Life Insurance Company and ReliaStar Life Insurance Company of New York since 2001; Director of Midwestern United Life Insurance Company since 2000; Director of Ameribest Life Insurance Company, Equitable American Life Insurance Company, Equitable Life Insurance Company of Iowa, First Columbine Life Insurance Company, First Golden American Life Insurance Company, Golden American Life Insurance Company, Life Insurance Company of Georgia, Security Life of Denver Insurance Company, Southland Life Insurance Company, USG Annuity & Life Company and United Life and Annuity Insurance Company since 1999.

         John G. Turner/2/
                         Director and Vice Chairman, ING America
                         Insurance Holdings, Inc. since 2000; Chairman and Chief Executive Officer of ReliaStar Financial Corp. and ReliaStar Life Insurance Company since 1993; Chairman of ReliaStar United Services Life Insurance Company from 1995 until its merger with ReliaStar Life Insurance Company in 1998; Chairman of ReliaStar Life Insurance Company of New York since 1995; Chairman of Northern Life Insurance Company since 1992; Director and Officer of various subsidiaries of ReliaStar Financial Corp.

     Charles B. Updike/1/
                         Partner of Schoeman, Marsh & Updike (New York law firm) since 1976.

     Ross M. Weale/1/
                         President of Waccabuc Enterprise, Inc. (New
                         York management consulting firm) since 1996; President and Chief Executive Officer of Country Bank (financial institution) from 1986 to 1996.

       1 Director of ReliaStar Life Insurance Company of New York
       2 Director and Officer of ReliaStar Life Insurance Company of New York 3 Officer of ReliaStar Life Insurance Company of New York

The Executive Committee of our Board of Directors consists of Directors Turner, Salipante, Huneke, Updike, and Weale. The Compliance Committee of our Board of Directors consists of Directors Weale, Conley, Haynes, Perrotta and Updike.

Each director is elected to serve for one year or until the next annual meeting of shareholders or until his or her successor is elected. Some directors and/or officers are directors and/or officers of ReliaStar's insurance company affiliates. The principal positions of ReliaStar's directors and senior executive officers for the past five years are listed below:

COMPENSATION TABLE AND OTHER INFORMATION

The following sets forth information with respect to the Chief Executive Officer of the Company as well as the annual salary and bonus for the next five highly compensated executive officers for the fiscal years ended December 31, 2000.

EXECUTIVE COMPENSATION TABLE

The following table sets forth information with respect to the annual salary and bonus for ReliaStar's Chief Executive Officer, the four other most highly compensated executive officers.

                                                                                  LONG-TERM
                                            ANNUAL COMPENSATION                 COMPENSATION
                                                                         RESTRICTED    SECURITIES
NAME AND                                                                STOCK AWARDS   UNDERLYING    ALL OTHER
PRINCIPAL POSITION                  YEAR      SALARY        BONUS/1/       OPTIONS       OPTIONS    COMPENSATION/2/
------------------                  ----      ------        --------    ------------   ----------   --------------
James Gelder                        2000     $307,635   $      404,011        N/A          N/A        $ 2,279,357
   CEO & President                  1999     $258,725   $      187,493                                $    42,683
John Turner                         2000     $774,615   $    3,947,569                                $16,339,756
   Chairman of the Board            1999     $728,154   $    1,386,427                                $ 2,102,348
Robert Salipante                    2000     $498,462   $    2,003,068                                $ 6,364,344
   Vice Chairman of the Board       1999     $367,154   $      501,988                                $   499,313
Wayne Huneke                        2000     $400,096   $    1,907,476                                $ 2,935,228
   VP & CFO                         1999     $346,596   $      397,360                                $   169,426
Richard Crowl                       2000     $290,192   $      498,823                                $ 2,510,293
   Sr. VP & General Counsel         1999     $259,231   $      334,316                                $   254,108


--------------------

1   The amount shown relates to bonuses paid in 2000, 1999 and 1998.
2 Other compensation for 2000 and 1999 includes a business allowance for each named executive which is required to be applied to specific business expenses of the named executive.

OPTION GRANTS IN LAST FISCAL YEAR

                                                                                   POTENTIAL
                                     % OF TOTAL                               REALIZABLE VALUE AT
                      NUMBER OF        OPTIONS                                  ASSUMED ANNUAL
                     SECURITIES      GRANTED TO                                 RATES OF STOCK
                     UNDERLYING       EMPLOYEES    EXERCISE                   PRICE APPRECIATION
                       OPTIONS        IN FISCAL     OR BASE    EXPIRATION       FOR OPTION TERM
NAME                   GRANTED          YEAR         PRICE        DATE        5%               10%
----                 ----------      ----------    --------    ----------     ---              ---
James Gelder             N/A             N/A          N/A          N/A        N/A              N/A
John Turner              N/A             N/A          N/A          N/A        N/A              N/A
Robert Salipante         N/A             N/A          N/A          N/A        N/A              N/A
Wayne Huneke             N/A             N/A          N/A          N/A        N/A              N/A
Richard Crowl            N/A             N/A          N/A          N/A        N/A              N/A



-------------------------------------------------------------------------------
UNAUDITED FINANCIAL STATEMENTS OF RELIASTAR LIFE INSURANCE COMPANY OF NEW YORK
-------------------------------------------------------------------------------

For the Nine Months Ended September 30, 2001

                  RELIASTAR LIFE INSURANCE COMPANY OF NEW YORK
             CONDENSED CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
                              (Dollars in millions)

                                                     For the Nine Months     For the One Month    For the Eight Months
                                                     Ended September 30,    Ended September 30,     Ended August 31,
                                                             2001                   2000                  2000
                                                         (Unaudited)            (Unaudited)
(in millions)                                      ---------------------- --------------------- ----------------------

REVENUES
Premiums                                           $          37.8        $           5.0       $          28.1
Net Investment Income                                        112.3                   12.1                  97.7
Realized Investment Gains (Losses), Net                        4.7                    0.1                   1.3
Policy and Contract Charges                                   75.3                    8.0                  63.3
Other Income                                                   6.4                    0.3                   5.9
                                                   ---------------------- --------------------- ----------------------
TOTAL                                                        236.5                   25.5                 196.3

BENEFITS AND EXPENSES
Benefits to Policyholders                                    126.7                   14.7                 100.4
Sales and Operating Expenses                                  56.6                    4.7                  38.2
Amortization of Deferred Policy Acquisition
  Costs and Present Value of  Future Profits                  27.9                    3.1                  21.5
Dividends and Experience Refunds to
   Policyholders                                               1.6                     .4                   1.4
                                                   ---------------------- --------------------- --------------------------
TOTAL                                                        212.8                   22.9                 161.5
Income Before Income Taxes                                    23.7                    2.6                  34.8
Income Tax Expense                                            14.0                    1.5                  12.0
NET INCOME                                         $           9.7        $           1.1       $          22.8



The accompanying notes are an integral part of the financial statements.

                  RELIASTAR LIFE INSURANCE COMPANY OF NEW YORK
                CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)
                              (Dollars in millions)

                                                                September 30,     December 31,
                                                                    2001              2000
                                                                (Unaudited)
(in millions)                                               ------------------- ------------------

ASSETS
Fixed Maturity Securities (Amortized Cost: 2001,
   $1,474.6; 2000, $1,430.5)                                   $1,549.1              $1,459.4
Equity Securities (Cost: 2001, $4.8; 2000, $4.5)                    4.6                   4.5
Mortgage Loans on Real Estate                                     275.4                 246.2
Real Estate                                                          .3                   0.4
Policy Loans                                                       85.3                  84.4
Other Invested Assets                                               7.0                   6.6
Short-Term Investments                                               --                  18.4
----------------------------------------------------------------------------------------------------
TOTAL INVESTMENTS                                               1,921.7               1,819.9
Cash (Overdraft)                                                   32.4                  (2.1)
Accounts and Notes Receivable                                      27.1                   2.8
Reinsurance Receivable                                             61.6                  48.7
Deferred Policy Acquisition Costs                                  19.8                   8.8
Present Value of Future Profits
  (Accumulated Amortization:  2001, $24.7, 2000 $21.8)             79.3                  98.6
Accrued Investment Income                                          23.8                  26.4
Goodwill (Accumulated Amortization: 2001, $23.5;
  2000, $7.3)                                                     845.2                 868.2
Income Taxes                                                       27.2                  32.9
Other Assets                                                        1.4                    --
Assets Held in Separate Accounts                                  494.1                 609.7
----------------------------------------------------------------------------------------------------
TOTAL ASSETS                                                   $3,533.6              $3,513.9
====================================================================================================

LIABILITIES

Future Policy and Contract Benefits                            $1,533.3              $1,547.4
Pending Policy Claims                                              35.3                  32.9
Other Policyholder Funds                                           33.9                  34.5
Payables to Related Parties                                        20.0                  11.3
Borrowed Money                                                     61.0                    --
Other Liabilities                                                 141.9                  74.0
Liabilities Related to Separate Accounts                          491.6                 607.2
----------------------------------------------------------------------------------------------------
TOTAL LIABILITIES                                              $2,317.0               2,307.3
----------------------------------------------------------------------------------------------------

SHAREHOLDER'S EQUITY

Common Stock (Shares Issued: 1.4)                                   2.8                   2.8
Additional Paid-In Capital                                      1,194.6               1,194.6
Retained Earnings (Deficit)                                        (2.5)                 (0.2)
Accumulated Other Comprehensive Income (Loss)                      21.7                   9.4
----------------------------------------------------------------------------------------------------
TOTAL SHAREHOLDER'S EQUITY                                      1,216.6               1,206.6
----------------------------------------------------------------------------------------------------
TOTAL LIABILITIES AND SHAREHOLDER'S EQUITY                     $3,533.6              $3,513.9
====================================================================================================

The accompanying notes are an integral part of the financial statements.

                  RELIASTAR LIFE INSURANCE COMPANY OF NEW YORK
           CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
                              (Dollars in millions)

                                                                 January 1, 2001     September 1,       January 1,
                                                                        to               2000              2000
                                                                    September             To                to
                                                                     30, 2001         September           August
                                                                                       30, 2000          31, 2000
(in millions)                                                     (Unaudited)         (Unaudited)
---------------------------------------------------------------- ----------------- ----------------- ------------------
Net Cash Provided  by (Used in) Operating Activities               $     23.5        $     (3.6)       $     32.3
INVESTING ACTIVITIES
Proceeds from Sales of Fixed Maturity Securities                        962.8              18.7             113.7
Proceeds  from   Maturities  or  Repayment  of  Fixed  Maturity
Securities                                                                 --                38.6              69.4
Cost of Fixed Maturity Securities Acquired                             (984.3)            (62.9)           (169.4)
Purchases (Sales) of Equity Securities, Net                              (0.1)             13.0                --
Proceeds of Mortgage Loans Sold, Matured or Repaid                      281.3              (0.4)             19.2
(Cost) Proceeds of Mortgage Loans Acquired                             (310.5)               .1                --
Proceeds of Real Estate Sales                                              .1                --                --
Policy Loans Issued, Net                                                 (0.9)             (0.2)               --
Purchases (Sales) of Other Invested Assets, Net                          (0.3)              1.0              (1.4)
Sales (Purchases) of  Short-Term Investments, Net                        18.4              (3.3)     (1.4)
                                                                                                              3.8
---------------------------------------------------------------- ----------------- ----------------- ------------------
Net Cash (Used in) Provided by Investing Activities                     (33.5)              4.6              35.3
---------------------------------------------------------------- ----------------- ----------------- ------------------

FINANCING ACTIVITIES
Deposits to Insurance Contracts                                          98.3              12.3              88.8
Maturities and Withdrawals from Insurance Contracts                    (102.8)            (13.2)           (156.5)
Increase in Borrowed Money                                               61.0                --                --
Dividends to Shareholder                                                (12.0)             (3.0)             (6.0)
---------------------------------------------------------------- ----------------- ----------------- ------------------
Net Cash Provided by (Used in) Financing Activities                      44.5              (3.9)            (73.7)
---------------------------------------------------------------- ----------------- ----------------- ------------------
Increase (Decrease) in Cash (Overdraft)                                  34.5              (2.9)             (6.1)
Cash (Overdraft) at Beginning of Period                                  (2.1)             (5.2)               .9
---------------------------------------------------------------- ----------------- ----------------- ------------------
Cash (Overdraft) at End of Period                                  $     32.4        $ (8.1)           $     (5.2)
---------------------------------------------------------------- ----------------- ----------------- ------------------


The accompanying notes are an integral part of the financial statements.

                  RELIASTAR LIFE INSURANCE COMPANY OF NEW YORK
        NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
                               September 30, 2001


NOTE 1.  BASIS OF PRESENTATION

The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with generally accepted accounting principles in the United States for interim financial information and Article 10 of Regulation S-X. Accordingly, the financial statements do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments considered necessary for a fair presentation have been included. All adjustments were of a normal recurring nature, unless otherwise noted in the Other Information section and Notes to Financial Statements. Operating results for the nine months ended September 30, 2001 are not necessarily indicative of the results that may be expected for the year ending December 31, 2001.

ORGANIZATION

All outstanding shares of the Company are owned by Security-Connecticut Life Insurance Company (Security-Connecticut), a Minnesota domiciled insurance company. Security-Connecticut is a wholly owned subsidiary of ReliaStar Life Insurance Company (ReliaStar Life); a Minnesota domiciled insurance company. ReliaStar Life is a wholly owned subsidiary of ReliaStar Financial Corp. (ReliaStar), a holding and management company domiciled in Delaware. ING America Insurance Holdings Inc. (ING AIH) wholly owns ReliaStar. ReliaStar's ultimate parent is ING Groep, N.V. (ING), a global financial services company based in Amsterdam, Netherlands. ING acquired ReliaStar on September 1, 2000.

SIGNIFICANT ACCOUNTING POLICIES

NEW ACCOUNTING STANDARDS: AS of January 1, 2001, the Company adopted FAS No. 133, Accounting for Derivative Instruments and Hedging Activities, as amended and interpreted by FAS No. 137, Accounting for Derivative Instruments and Hedging Activities - Deferral of the Effective Date of FASB Statement No. 133, FAS No. 138, Accounting for Certain Derivative Instruments and Certain Hedging Activities - an Amendment of FASB Statement No. 133, and certain FAS No. 133 implementation issues. This standard, as amended, requires companies to record all derivatives on the balance sheet as either assets or liabilities and measure those instruments at fair value. The manner in which companies are to record gains or losses resulting from changes in the fair values of those derivatives depends on the use of the derivative and whether it qualifies for hedge accounting.

Adoption of FAS No. 133 did not have a material effect on the Company's financial position or results of operations given the Company's limited derivative and embedded derivative holdings.

Recognition of Interest Income and Impairment on Purchased and Beneficial Interests in Securitized Financial Assets

Effective April 2001, the Company adopted Emerging Issues Task Force Issue "EITF" 99-20, Recognition of Interest Income and Impairment on Purchased and Retained Beneficial Interests in Securitized Financial Assets. EITF 99-20 states that interest income earned on retained or purchased beneficial interests in securitized financial assets should be recognized over the life of the investment based on an anticipated yield determined by periodically estimating cash flows. Interest income should be revised prospectively for changes in cash flows. Additionally, impairment should be recognized if the fair value of the beneficial interest has declined below its carrying amount and the decline is other than temporary. The impact of adoption was not significant to the Company's financial position or results of operations.

PENDING ACCOUNTING STANDARDS

In June 2001, the FASB issued FAS No. 141, "Business Combinations", and No. 142, "Goodwill and Other Intangible Assets" (collectively, the Statements). FAS No. 141, which supersedes APB Opinion No. 16, "Business Combinations", eliminates the pooling-of-interests method of accounting for business combinations except for qualifying business combinations that were initiated prior to July 1, 2001. FAS No. 141 also changes the criteria to recognize intangible assets apart from goodwill. The requirements of FAS No. 141 are effective for all business combinations completed after June 30, 2001.

FAS No. 142, which supersedes APB Opinion No. 17, "Intangible Assets", goodwill and indefinite lived intangible assets are no longer amortized but are reviewed annually, or more frequently if impairment indicators arise, for impairment. The amortization provisions of FAS No. 142 apply to goodwill and intangible assets acquired after June 30, 2001. With respect to goodwill and intangible assets acquired prior to July 1, 2001, the amortization provisions of FAS No. 142 are effective upon adoption of FAS No. 142. Because of the different transition dates for goodwill and intangible assets acquired on or before June 30, 2001 and those acquired after that date, pre-existing goodwill and intangibles will be amortized during this transition period until adoption, whereas new goodwill and indefinite lived intangible assets acquired after June 30, 2001 will not. FAS No. 142 is required to be adopted in fiscal years beginning after December 15, 2001.

The effect of implementing these statements on the Company's financial statements has not yet been determined.

RECLASSIFICATIONS

Certain prior period amounts have been reclassified to conform to current period presentation.

NOTE 2.  COMPREHENSIVE INCOME

Comprehensive income includes all changes in stockholder's equity during a period except those resulting from investments by and distributions to the stockholder. For the nine months ended 2001 and 2000, total comprehensive income for the Company amounted to $22.0 million and $22.9 million , respectively. Other comprehensive income excludes net investment gains (losses) included in net income which merely represent transfers from unrealized to realized gains and losses. These amounts totaled $4.7 million, $.1 million post acquisition and $1.3 million pre-acquisition for the nine months ended September 30, 2001 and one month ended September 30, 2000 and eight months ended August 31, 2000, respectively.

NOTE 3.  COMMITMENTS AND CONTINGENCIES

LITIGATION: The Company, like other insurance companies, may be named or otherwise involved in lawsuits, including class action lawsuits and arbitration. In some class action and other actions involving insurers, substantial damages have been sought and/or material settlement or award payments have been made. The Company currently believes no pending or threatened lawsuits or actions exist that are reasonably likely to have a material adverse impact on the Company.

REVOLVING NOTE PAYABLE: TO enhance short-term liquidity, the Company established a revolving note payable with SunTrust Bank, Atlanta (the "Bank"). The revolving note payable was issued April 2001 and has an expiration date of May 31, 2002. The Company may have $30,000,000 outstanding. The notes accrue interest at an annual rate equal to (1) the cost of funds for the Bank for the period applicable for the advance plus 0.225% or (2) a rate quoted by the Bank to the Companies for the advance. The terms of the agreement require the Company to maintain the minimum level of Company Action Level Risk Based Capital as established by applicable state law or regulation. The Company had $1.3 million outstanding at August 31, 2001.

NOTE 4.  MERGERS AND ACQUISITIONS

On September 10, 2001, the Board of Directors ("Board") of the Company principally approved a plan to merge with First Golden Life Insurance Company of New York ("First Golden"). The merger is subject to the approval of the Insurance Department of the State of New York, which has the discretion, as deemed necessary, to hold a public hearing with regard to the merger. Once approved by the State of New York, the Company's Board will give final approval to the merger. The merger is anticipated to be effective on January 1, 2002.


--------------------------------------------------------------------------------
      FINANCIAL STATEMENTS OF RELIASTAR LIFE INSURANCE COMPANY OF NEW YORK
--------------------------------------------------------------------------------

REPORT OF INDEPENDENT AUDITORS

The Board of Directors and Stockholder
ReliaStar Life Insurance Company of New York








                                                              Deloitte & Touche

Atlanta, Georgia

[______ __, 200_]

                  RELIASTAR LIFE INSURANCE COMPANY OF NEW YORK
                                 BALANCE SHEETS
                  (Dollars in millions, except per share data)



                                                                                  December 31, 2000    December 31, 1999
                                                                                  -----------------    -----------------

ASSETS
Investments:

   Fixed maturity securities (amortized cost: 2000, $1,430.5;
     1999, $1,489.6; 1998, $1,503.9)...............................................     $1,459.4             $1,473.0
   Equity securities (cost: 2000, $4.5; 1999, $5.3; 1998,$5.5).....................          4.5                  5.5
   Mortgage loans on real estate...................................................        246.2                318.2
   Real estate.....................................................................          0.4                  0.6
   Policy loans....................................................................         84.4                 83.8
   Other invested assets...........................................................          6.6                  5.3
   Short-term investments..........................................................         18.4                 14.4
TOTAL INVESTMENTS..................................................................      1,819.9              1,900.8

Cash (overdraft)...................................................................         (2.1)                 0.9
Accounts and notes receivable......................................................          2.8                 10.1
Reinsurance receivable.............................................................         48.7                 50.1
Deferred policy acquisition costs..................................................          8.8                141.7
Present value of future profits (accumulated
   amortization: 2000, $21.8; 1999, $10.2).........................................         98.6                 79.4
Other assets.......................................................................          --                   1.1
Accrued investment income..........................................................         26.4                 26.7
Goodwill (accumulated amortization: 2000, $7.3; 1999, $4.6)........................        868.2                 33.7
Income taxes.......................................................................         32.9                  --
Assets held in separate accounts...................................................        609.7                687.5
TOTAL ASSETS.......................................................................     $3,513.9              2,932.0

LIABILITIES

Future policy and contract benefits................................................     $1,547.4             $1,672.8
Pending policy claims..............................................................         32.9                 26.4
Other policyholder funds...........................................................         34.5                 36.0
Income taxes.......................................................................        (32.9)                10.8
Payable to related parties.........................................................         11.3                  2.7
Other liabilities..................................................................         74.0                 56.7
Liabilities related to separate accounts...........................................        607.2                685.0
TOTAL LIABILITIES..................................................................      2,307.3             $2,490.4

SHAREHOLDER'S EQUITY

   Common stock (shares issued: 1.4)...............................................          2.8                  2.8
   Additional paid-in capital......................................................      1,194.6                235.2
   Retained earnings...............................................................         (0.2)               213.0
   Accumulated other comprehensive income (loss)...................................          9.4                 (9.4)
TOTAL SHAREHOLDER'S EQUITY.........................................................      1,206.6                441.6
TOTAL LIABILITIES AND SHAREHOLDER'S EQUITY.........................................     $3,513.9             $2,932.0


The accompanying notes are an integral part of the financial statements.

                  RELIASTAR LIFE INSURANCE COMPANY OF NEW YORK

                              STATEMENTS OF INCOME

                              (Dollars in millions)

                                                                 POST ACQUISITION                        PRE ACQUISITION
                                                        September 1, 2000   January 1, 2000
                                                               to               to
                                                        December 31, 2000   August 31, 2000    December 31, 1999   December 31, 1998
                                                        -----------------   ---------------    -----------------   -----------------

REVENUES

Premiums.............................................        $   19.8        $   28.1          $  42.8             $   41.7
Net investment income................................            48.3            97.7            149.7                 157.0
Realized investment gains (losses), net..............             0.5             1.3              (.3)                  4.9
Policy and contract charges..........................            31.8            63.3            100.7                  95.5
Other income.........................................             1.7             5.9              3.8                   3.5
TOTAL ...............................................        102.1           196.3             296.7                   302.6

BENEFITS AND EXPENSES

Benefits to policyholders............................            58.9           100.4            156.2                 166.9
Sales and operating expenses.........................            18.3            38.2             47.7                  54.5
Amortization of deferred policy acquisition
   costs and present value of future profits.........            11.9            21.5             30.1                  37.7
Dividends and experience refunds to
   policyholders.....................................             0.5             1.4               .9                   2.4
TOTAL ...............................................        89.6            161.5             234.9                   261.5
Income before income taxes...........................            12.5            34.8             61.8                  41.1
Income tax expense...................................             6.7            12.0             22.0                  14.7
NET INCOME...........................................        $    5.8        $   22.8          $  39.8              $   26.4




The accompanying notes are an integral part of the financial statements.

                  RELIASTAR LIFE INSURANCE COMPANY OF NEW YORK
           STATEMENTS OF SHAREHOLDER'S EQUITY AND COMPREHENSIVE INCOME
                              (Dollars in millions)

                                                                                              Accumulated
                                                                    Additional                   Other             Total
                                                         Common       Paid-in    Retained    Comprehensive     Stockholder's
                                                          Stock       Capital    Earnings    Income (Loss)        Equity
                                                         ------     ----------   --------    -------------     -------------
Balance at January 1, 1998............................    $   4.8    $  233.2    $ 154.8        $    40.1       $   432.9
Purchase accounting adjustment........................       (2.0)        2.0       --               --               --
Comprehensive income:
Net income............................................       --          --         26.4             --              26.4
Change in net unrealized investment gains
(losses), net of income taxes of  $1.9................       --          --         --                3.6             3.6
Effect on DPAC and PVFP of unrealized gains
   on fixed maturities, net of income taxes
   of $(.8)...........................................       --          --         --               (1.6)           (1.6)
Total comprehensive income............................                                                               28.4
Balance at December 31, 1998..........................    $   2.8    $  235.2    $ 181.2        $    42.1       $   461.3
   Dividends to shareholders..........................        --          --         8.0              --              8.0
   Comprehensive income:
   Net income.........................................        --          --        39.8              --             39.8
   Change in net unrealized investment gains
     (losses), net of income taxes of $(34.0).........        --         --           --            (63.3)          (63.3)

   Effect on DPAC and PVFP of  unrealized gains
     on fixed maturities, net of income  taxes
     of $7.0..........................................        --          --         --              13.1            13.1
   Other, net of income taxes of  $ (.7)    ..........        --          --         --              (1.3)           (1.3)
Total comprehensive loss..............................        --          --         --               --            (11.7)
Balance at December 31, 1999..........................        2.8       235.2      213.0             (9.4)          441.6
   Dividends to shareholders..........................        --          --        (6.0)             --             (6.0)
   Comprehensive income:
   Net income.........................................        --          --        22.8              --             22.8
   Change in net unrealized investment gains
     (losses), net of income taxes of $(1.3)..........        --          --         --              (2.4)           (2.4)
   Effect on DPAC and PVFP of unrealized gains
     on fixed maturities, net of income taxes
     of $.7...........................................        --          --         --               1.4             1.4
Total comprehensive income............................        --          --         --               --             21.8
Balance at August 31, 2000............................        2.8       235.2      229.8            (10.4)          457.4
   Purchase Accounting Adjustment.....................        --        959.4     (229.8)            10.4           740.0
   Dividends to shareholders..........................        --          --        (6.0)             --             (6.0)
   Comprehensive income:
   Net income.........................................        --          --         5.8              --              5.8
   Change in net unrealized investment gains
     (losses), net of income taxes of  $(10.1)  ......        --          --         --              18.9            18.9
   Effect on DPAC and PVFP of unrealized gains
     on fixed maturities, net of income taxes
     of $5.1..........................................        --          --         --              (9.5)           (9.5)
Total comprehensive income............................        --          --         --               --             15.2
Balance at December 31, 2000..........................    $   2.8    $1,194.6   $   (0.2)        $    9.4        $1,206.6

The accompanying notes are an integral part of the financial statements.

                  RELIASTAR LIFE INSURANCE COMPANY OF NEW YORK
                            STATEMENTS OF CASH FLOWS
                              (Dollars in millions)

                                                          POST-ACQUISITION                       PRE ACQUISITION
                                                       September 1, 2000  January 1, 2000
                                                              to                to             Year ended         Year ended
                                                       December 31, 2000  August 31, 2000   December 31, 1999  December 31, 1998
                                                       -----------------  ---------------   -----------------  -----------------
OPERATING ACTIVITIES
Net income............................................      $    5.8        $    22.8         $   39.8         $    26.4
Adjustments to reconcile net income to net
   cash provided by operating activities:
     Interest credited to insurance contracts.........          21.1             44.5             70.0              74.1
     Future policy benefits...........................         (35.9)           (81.5)          (117.8)           (115.7)
     Capitalization of policy acquisition costs and
       present value of future profits................         (14.7)           (18.5)           (29.2)            (29.0)
     Amortization of deferred policy acquisition
       costs and present value of future profits......          11.9             21.5             30.1              37.7
     Income taxes.....................................           6.7             (0.1)             3.4              (2.3)
     Net change in receivables and payables...........           3.9             24.1             12.2              25.6
     Other assets.....................................          --               15.1              8.5              (1.1)
     Realized investment (gains) losses, net..........           (0.5)            (1.3)             .3              (4.9)
     Amounts due to related parties...................          (4.0)            12.7              2.0               6.6
     Other............................................           7.8              7.0             (4.4)            (11.9)
   Net cash provided by operating activities..........           2.1             32.3             14.9               5.5

INVESTING ACTIVITIES

Proceeds from sales of fixed maturity securities......          74.7            113.7            137.8              71.9
Proceeds from maturities or repayment of fixed
   maturity securities................................         154.5             69.4            188.7             173.0
Cost of fixed maturity securities acquired............        (251.6)          (169.4)          (311.0)           (182.5)
Sales (purchases) of equity securities, net...........           --               --              --                (3.0)
Proceeds of mortgage loans sold, matured or
   repaid.............................................          52.0             19.2             43.2              64.3
Cost of mortgage loans acquired.......................          (1.4)             --             (72.6)            (62.8)
Sales (purchases) of real estate, net.................           0.2              --               2.8              (1.4)
Policy loans issued, net..............................          (0.6)             --              (2.2)              (.9)
Sales (purchases) of other invested assets, net.......           3.8             (1.4)             2.7               2.4
Sales (purchases) of short-term investments,
   net................................................      (13.0)          3.8               21.5             (30.7)
Net cash provided by investing activities.............          18.6             35.3             10.9              30.3

FINANCING ACTIVITIES

Deposits to insurance contracts.......................          49.2             88.8            146.9             144.0
Maturities and withdrawals from insurance
   contracts..........................................         (60.8)          (156.5)          (163.8)           (182.3)
Dividends to shareholder..............................          (6.0)            (6.0)            (8.0)             --
   Net cash used in financing activities..............         (17.6)           (73.7)           (24.9)            (38.3)
Increase (decrease) in cash...........................           3.2             (6.1)              .9              (2.5)
Cash (overdraft) at beginning of year.................          (5.3)              .9              --                2.5
Cash (overdraft) at end of year.......................      $   (2.1)       $    (5.3)        $     .9         $     --

The accompanying notes are an integral part of the financial statements.

                  RELIASTAR LIFE INSURANCE COMPANY OF NEW YORK
                          NOTES TO FINANCIAL STATEMENTS
                                December 31, 2000

1.    NATURE OF OPERATIONS AND SIGNIFICANT ACCOUNTING POLICIES

NATURE OF OPERATIONS

ReliaStar Life Insurance Company of New York (the Company) is principally engaged in the business of providing life insurance and related financial services products. The Company provides and distributes individual life insurance and annuities; employee benefit products and services; retirement plans and life and health reinsurance. The Company operates primarily in the United States and is authorized to conduct business in all 50 states.

BASIS OF PRESENTATION

The accompanying financial statements have been prepared on the basis of accounting principals generally accepted in the United States. At December 31, 2000, all outstanding shares of the Company are owned by Security-Connecticut Life Insurance Company (Security-Connecticut), a Minnesota domiciled insurance company. Security-Connecticut is a wholly owned subsidiary of ReliaStar Life Insurance Company (ReliaStar Life), a Minnesota domiciled insurance company. ReliaStar Life is a wholly owned subsidiary of ReliaStar Financial Corp. (ReliaStar), a holding and management company domiciled in Delaware. ING America Insurance Holdings Inc. (ING AIH) wholly owns ReliaStar. ReliaStar's ultimate parent is ING Groep, N.V. (ING), a global financial services company based in Amsterdam, Netherlands. ING acquired ReliaStar on September 1, 2000. Prior to September 1, 2000,ReliaStar was a publicly held company.

Unaudited pro forma income from continuing operations and net income of the Company for the period from January 1, 2000 to August 31, 2000 and for the years ended December 31, 1999 and 1998, assuming that the acquisition of the Company occurred at the beginning of each period, would have been approximately $8.2 million, $18.8 million and $5.4 million, respectively. The pro forma adjustments, which do not affect revenues, reflect primarily goodwill amortization.

INVESTMENTS

Fixed maturity securities (bonds) are classified as available-for-sale and are carried at fair value. Equity securities (common stocks) are carried at fair value. Mortgage loans on real estate are carried at amortized cost less an impairment allowance for estimated uncollectible amounts.

Real Estate acquired through foreclosure is carried at the lower of fair value less estimated costs to sell or cost. Policy loans are reported at unpaid principal balances. Other invested assets accounted for by the equity method primarily include investments in, and advances to, various joint ventures and partnerships in which the Company has less than a controlling interest. Short-term investments are carried at amortized cost, which approximates fair value.

Unrealized investment gains and losses on equity securities and fixed maturity securities, net of related deferred policy acquisition costs (DAC), present value of in force (PVFP) and tax effects, are accounted for as a direct increase or decrease to the accumulated other comprehensive income (loss) component of shareholder's equity. Realized investment gains and losses enter into the determination of net income. Realized investment gains and losses on sales of securities are determined on the specific identification method. Write-offs of investments that decline in value below cost on other than a temporary basis and the change in the allowance

                  RELIASTAR LIFE INSURANCE COMPANY OF NEW YORK
                          NOTES TO FINANCIAL STATEMENTS
                                December 31, 2000

1.    NATURE OF OPERATIONS AND SIGNIFICANT ACCOUNTING POLICIES (continued)

for mortgage loans and wholly owned real estate are included with realized investment gains and losses in the Statements of Income. The Company records write-offs or allowances for its investments based upon an evaluation of specific problem investments. The Company periodically reviews all invested assets (including marketable bonds, private placements, mortgage loans and real estate investments) to identify investments where the Company has credit concerns. Investments with credit concerns include those the Company has identified as problem investments, which are issues delinquent in a required payment of principal or interest, issues in bankruptcy or foreclosure and restructured or foreclosed assets. The Company also identifies investments as potential problem investments, which are investments where the Company has serious doubts as to the ability of the borrowers to comply with the present loan repayment terms.

INTEREST RATE SWAP AGREEMENTS

Interest rate swap agreements are used as hedges for asset/liability management of adjustable rate and short-term invested assets. The Company does not enter into any interest rate swap agreements for trading purposes. The interest rate swap transactions involve the exchange of fixed and floating rate interest payments without the exchange of underlying principal amounts and do not contain other optional provisions. The Company utilizes the settlement method of accounting for its interest rate swap agreements whereby the difference between amounts paid and amounts received or accrued on interest rate swap agreements is reflected in net investment income.

The characteristics (notional amount, maturity and payment dates) of the interest rate swap agreements are similar to the characteristics of the designated hedged assets. Interest rate swaps are carried at fair value, and changes in fair value are recorded as a direct increase or decrease in the accumulated other comprehensive income component of shareholder's equity. In the event an interest rate swap agreement would cease to qualify for hedge accounting, changes in fair value of the affected swap would be recorded as income or expense. There were no terminations of interest rate swap agreements during 2000, 1999 and 1998.

DEFERRED POLICY ACQUISITION COSTS

Those costs of acquiring new business, which vary with and are primarily related to the production of new business, have been deferred to the extent that such costs are deemed recoverable. Such costs include commissions, certain costs of policy issuance and underwriting and certain variable agency expenses.

Costs deferred related to traditional life insurance products are amortized over the premium paying period of the related policies, in proportion to the ratio of annual premium revenues to total anticipated premium revenues. Such anticipated premium revenues are estimated using the same assumptions used for computing liabilities for future policy benefits.

Costs deferred related to universal life-type policies and investment contracts are amortized over the lives of the policies, in relation to the present value of estimated gross profits from mortality, investment, surrender and expense margins.

This amortization is adjusted retrospectively when estimates of current or future gross profits to be realized from a group of products are revised. Deferred policy acquisition costs ("DAC") are adjusted to reflect changes that would have been necessary if unrealized investment gains and losses related to available-for-sale securities had been realized. The Company has reflected those adjustments in the asset balance with the offset as a direct adjustment to other comprehensive income in shareholder's equity.

Periodically, modifications may be made to deferred annuity contract features, such as shortening the surrender charge period or waiving the surrender charge, changing the mortality and expense fees, etc. Unamortized deferred policy acquisition costs associated with these modified contracts are not written off, but rather, continue to be associated with the original block of business to which these costs were previously recorded. Such new costs are amortized based on revised estimates of expected gross profits based upon the contract after the modification.

PRESENT VALUE OF FUTURE PROFITS (PVFP)

The present value of future profits reflects the estimated fair value of acquired insurance business in force and represents the portion of the acquisition cost that was allocated to the value of future cash flows from insurance contracts existing at the date of acquisition. Such value is the present value of the actuarially determined projected net cash flows from the acquired insurance contracts. PVFP is amortized over the lives of the acquired insurance business in force in a manner consistent with amortization of deferred policy acquisition costs. This amortization is adjusted retrospectively when estimates of current or future profits to be realized from a group of products are revised. PVFP is adjusted to reflect changes that would have been necessary if unrealized investment gains and losses related to available-for-sale securities had been realized.

An analysis of the PVFP asset account is presented below:

                                                     December 31, 2000  August 31, 2000  December 31, 1999  December 31, 1998
                                                                                    (in millions)
Balance, beginning of year.....................           $ 74.5          $ 79.4          $  68.2           $ 79.1
Purchase Accounting adjustment.................                             45.9
Net Amortization...............................             (8.5)           (6.4)           (12.3)           (20.5)
Imputed interest...............................                                               5.3              5.9
Impact of net unrealized investment
   losses......................................           (13.3)             1.5             18.2              3.7
BALANCE, END OF PERIOD.........................           $ 98.6          $ 74.5          $  79.4           $ 68.2

Based on current conditions and assumptions as to future events on acquired policies in force, the Company expects that the net amortization of the December 31, 2000 PVFP balance will be between 10% and 11% in each of the years 2001 through 2005. The interest rates used to determine the amount of imputed interest on the unamortized PVFP balance ranged from 5% to 8% prior to September 1, 2000 and 5.5% after September 1, 2000.

GOODWILL

Goodwill is the excess of the amount paid to acquire a company over the fair value of the net assets acquired and is amortized on a straight-line basis over 40 years. The carrying value of goodwill is monitored for indicators of impairment of value. No events or circumstances were identified which warrant consideration of impairment or a revised estimate of useful lives.

An analysis of Goodwill is presented below:

                                       2000            1999           1998
                                                   (in millions)
Balance, beginning of year.......     $  33.7         $ 34.6         $  35.5
Purchase Accounting Adjustment...       842.4             --             --
Amortization, pre-acquisition....        (0.6)          (0.9)            --
Amortization, post acquisition...        (7.3)            --            (0.9)
BALANCE, END OF YEAR.............     $ 868.2         $ 33.7         $  34.6


PREMIUM REVENUE AND BENEFITS TO POLICYHOLDERS

Recognition of Traditional Life, Group and Annuity Premium Revenue and Benefits to Policyholders: Traditional life insurance products include those products with fixed and guaranteed premiums and benefits and consist principally of term and whole life insurance policies and certain annuities with life contingencies (immediate annuities). Life insurance premiums and immediate annuity premiums are recognized as premium revenue when due. Group insurance premiums are recognized as premium revenue over the time period to which the premiums relate. Benefits and expenses are associated with earned premiums so as to result in recognition of profits over the life of the contracts. This association is accomplished by means of the provision for liabilities for future policy benefits and the amortization of DAC and PVFP.

Recognition of Universal Life-Type Contract Revenue and Benefits to
Policyholders: Universal life-type policies are insurance contracts with terms that are not fixed and guaranteed. The terms that may be changed could include one or more of the amounts assessed the policyholder, premiums paid by the policyholder or interest accrued to policyholder balances. Amounts received as deposits to such contracts are not reported as premium revenues.

Revenues for universal life-type policies consist of charges assessed against policy account values for deferred policy loading and the cost of insurance and policy administration. Policy benefits and claims that are charged to expense include interest credited to contracts and benefit claims incurred in the period in excess of related policy account balances.

Recognition of Investment Contract Revenue and Benefits to Policyholders:
Contracts that do not subject the Company to risks arising from policyholder mortality or morbidity are referred to as investment contracts. Retirement plan contracts and certain deferred annuities are considered investment contracts. Amounts received as deposits for such contracts are not reported as premium revenues.

Revenues for investment products consist of investment income and charges assessed against contract account values for policy administration. Contract benefits that are charged to expense include benefit claims incurred in the period in excess of related contract balances, and interest credited to contract balances.

FUTURE POLICY AND CONTRACT BENEFITS

Liabilities for future policy and contract benefits for traditional life contracts are calculated using the net level premium method and assumptions as to investment yields, mortality, withdrawals and dividends. The assumptions are based on projections of past experience and include provisions for possible unfavorable deviation. These assumptions are made at the time the contract is issued or, for purchased contracts, at the date of acquisition.

Liabilities for future policy and contract benefits on universal life-type and investment contracts are based on the policy account balance.

The liabilities for future policy and contract benefits for group disabled life reserves and long-term disability reserves are based upon interest rate assumptions and morbidity and termination rates from published tables, modified for Company experience.

PENDING POLICY CLAIMS

The liabilities for policy and contract claims include estimates of amounts due on reported claims and claims that have been incurred but were not reported as of December 31. Such estimates are based on actuarial projections applied to historical claim payment data. Such liabilities are reasonable and adequate to discharge the Company obligations for claims incurred but unpaid as of December 31.

SEPARATE ACCOUNTS

The Company operates separate accounts. The assets and liabilities of the separate accounts are primarily related to variable annuity, variable life and 401(k) contracts and represent policyholder-directed funds that are separately administered. The assets (primarily investments) and liabilities (primarily to contractholders) of each account are clearly identifiable and distinguishable from other assets and liabilities of the Company. Assets are carried at fair value. Revenues such as investment income, net realized and unrealized capital gains and losses and expenses on the separate account assets and liabilities are excluded from the amounts in the accompanying income statement except for charges for mortality risk and expenses, cost of insurance, contract administration and surrender charges. Revenue for these products is recognized when due.

GUARANTY FUND ASSESSMENTS

Insurance companies are assessed the costs of funding the insolvencies of other insurance companies by the various state guaranty associations, generally based on the amount of premiums collected in that state. The Company accrues the cost of future guaranty fund assessments based on estimates of insurance company insolvencies provided by the National Organization of Life and Health Insurance Guaranty Associations (NOLHGA) and the amount of premiums written in each state. The Company reduces the accrual by credits allowed in some states to reduce future premium taxes by a portion of assessments in that state. The guaranty fund assessment liability at December 31, 2000 and 1999 was $1.1 million and $1.5 million, respectively.

The assessments are expected to be paid over the next five or more years. The related premium tax credit offsets are $.1 million and $.2 million at December 31, 2000 and 1999, respectively. The premium tax credit offsets are expected to be realized over the next five years.

INCOME TAXES

The provision for income taxes includes amounts currently payable and deferred income taxes resulting from the cumulative temporary differences in the assets and liabilities determined on a tax return and financial statement basis.

The Company is included in the consolidated federal income tax return of Security-Connecticut Life Insurance Company through September 1, 2000. Subsequent to September 1, 2000, as a result of the acquisition, the Company will be filing a consolidated return with ReliaStar Life. The Company allocates to each member, an amount approximating the tax the member would have incurred were it not a member of the consolidated group, and credits the member for use of its tax saving attributes in the consolidated federal income tax return.

NEW ACCOUNTING STANDARDS

Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities: In September 2000, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards ("FAS") No. 140, "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities", which replaces FAS No. 125, "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities". This standard revises the accounting for securitizations, other financial asset transfers and collateral associated with securities lending transactions and requires certain additional disclosures. The Company does not expect the adoption of those provisions effective after March 31, 2001 to have a material effect on its financial position or results of operations (Refer to Note 4).

FUTURE APPLICATION OF ACCOUNTING  STANDARDS

Accounting for Derivative Instruments and Hedging Activities: In June 1998, the FASB issued FAS No. 133, "Accounting for Derivative Instruments and Hedging Activities". In June 2000, the FASB provided further guidance related to accounting for derivative instruments and hedging activities when it issued FAS No. 138, "Accounting for Certain Derivative Instruments and Certain Hedging Activities - An Amendment of FASB Statement No. 133". This standard, as amended, requires that all derivative instruments, including certain derivative instruments embedded in other contracts, be recorded on the balance sheet, as either an asset or liability measured at its fair value.

The change in a derivative's fair value is generally to be recognized in current period earnings. However, if certain conditions are met, a derivative may be specifically designated as a hedge of an exposure to changes in fair value, variability of cash flow, or certain foreign currency exposures. When designated as a hedge, the fair value should be recognized currently in earnings or other comprehensive income, depending on whether such designation is considered a fair value or as a cash flow hedge.

With respect to fair value hedges, the fair value of the derivative, as well as changes in the fair value of the hedged item, are reported in earnings. For cash flow hedges, changes in the derivative's fair value are reported in other comprehensive income and subsequently reclassified into earnings when the hedged item affects earnings. The ineffective portion of a derivative's change in fair value will be immediately recognized in earnings. As amended by FAS No. 137, "Accounting for Derivative Instruments and Hedging Activities - Deferral of the Effective Date of FASB Statement No. 133", this standard is effective for the Company's financial statements beginning January 1, 2001. Adoption of this standard did not have a significant effect on the financial results of the Company.

Recognition of Interest Income and Impairment on Purchased and Beneficial Interests in Securitized Financial Assets: Effective April 2001, the Company adopted Emerging Issues Task Force Issue "EITF" 99-20, Recognition of Interest Income and Impairment on Purchased and Retained Beneficial Interests in Securitized Financial Assets. EITF 99-20 states that interest income earned on retained or purchased beneficial interests in securitized financial assets should be recognized over the life of the investment based on an anticipated yield determined by periodically estimating cash flows. Interest income should be revised prospectively for changes in cash flows. Additionally, impairment should be recognized if the fair value of the beneficial interest has declined below its carrying amount and the decline is other than temporary. The impact of adoption was not significant to the Company's financial position or results of operations.

Business Combinations and Goodwill and Other Intangible Assets: In June 2001, the FASB issued FAS No. 141, "Business Combinations", and No. 142, "Goodwill and Other Intangible Assets" (collectively, the Statements). FAS No. 141, which supersedes APB Opinion No. 16, "Business Combinations", eliminates the pooling-of-interests method of accounting for business combinations except for qualifying business combinations that were initiated prior to July 1, 2001. FAS No. 141 also changes the criteria to recognize intangible assets apart from goodwill. The requirements of FAS No. 141 are effective for all business combinations completed after June 30, 2001.

FAS No. 142, which supersedes APB Opinion No. 17, "Intangible Assets", goodwill and indefinite lived intangible assets are no longer amortized but are reviewed annually, or more frequently if impairment indicators arise, for impairment. The amortization provisions of FAS No. 142 apply to goodwill and intangible assets acquired after June 30, 2001. With respect to goodwill and intangible assets acquired prior to July 1, 2001, the amortization provisions of FAS No. 142 are effective upon adoption of FAS No. 142. Because of the different transition dates for goodwill and intangible assets acquired on or before June 30, 2001 and those acquired after that date, pre-existing goodwill and intangibles will be amortized during this transition period until adoption, whereas new goodwill and indefinite lived intangible assets acquired after June 30, 2001 will not. FAS No. 142 is required to be adopted in fiscal years beginning after December 15, 2001.

The effect of implementing these statements on the Company's financial statements has not yet been determined.

USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

RECLASSIFICATIONS

Certain prior year amounts have been reclassified to conform to current year presentation.

2.    MERGERS AND ACQUISITIONS

On September 1, 2000, ING America Insurance Holdings, Inc., an indirect wholly owned subsidiary of ING, acquired ReliaStar, of which the Company is part for approximately $6 billion. The purchase price was comprised of approximately $5.1 billion in cash and the assumption of $917 million of outstanding debt and other net liabilities.

For accounting purposes, the acquisition was accounted for using the purchase method. The application of the purchase method, included the recognition of goodwill, is being pushed down and reflected on the financial statements of ReliaStar's subsidiaries, including the Company. The Balance Sheet changes related to accounting for this acquisition were non-cash in nature and accordingly have been excluded from the pre-acquisition statement of cash flows.

The purchase price was allocated to assets and liabilities based on their respective fair values. This revaluation resulted in a net decrease to assets before allocation of goodwill. The net decrease to assets reflects the write off of deferred acquisition costs of $166.1 million, which was the balance as of August 31, 2000, the establishment of value of business acquired (PVFP) of $119.0 million and a net increase of other

                  RELIASTAR LIFE INSURANCE COMPANY OF NEW YORK
                          NOTES TO FINANCIAL STATEMENTS
                                December 31, 2000

2.    MERGERS AND ACQUISITIONS (continued)

assets of $19.1 million. Goodwill was established for the excess of the purchase price over the fair value of the net assets. Goodwill resulting from the transaction attributable to the Company was approximately $875.5 million and is being amortized over 40 years. PVFP resulting from the transaction was $120.4 million, which is being amortized over the years that it is anticipated such profits will be received.

3.    STATUTORY FINANCIAL INFORMATION AND ACCOUNTING PRACTICES

The Company prepares its statutory-basis financial statements in accordance with accounting practices prescribed or permitted by the Insurance Department of the State of New York. Currently, "prescribed" statutory accounting practices are interspersed throughout state insurance laws and regulations, the NAIC's Accounting Practices and Procedures Manual and a variety of other NAIC publications. "Permitted" statutory accounting practices encompass all accounting practices that are not prescribed; such practices may differ from state to state, may differ from company to company within a state, and may change in the future.

The Company doesn't apply any other permitted statutory practices.

The NAIC prescribes Risk-Based Capital requirements for life/health and property/casualty insurance companies. At December 31, 2000, the Company met RBC requirements. The underlying statutory capital and surplus of the Company was $221.1 million and $221.8 at December 31, 2000 and 1999, respectively. Statutory net income was $6.1 million, $30.9 million and $19.6 million for the years ended December 31, 2000, 1999 and 1998, respectively.

The Company's ability to pay cash dividends to its parent is restricted by law or subject to approval of the insurance regulatory authorities of the State of New York. These authorities recognize only statutory accounting practices for determining the ability of an insurer to pay dividends to its shareholders.

The NAIC has revised the Accounting Practices and Procedures Manual in a process referred to as Codification. The revised manual will be effective January 1, 2001. The State of New York has adopted with modification, at least in part, the provisions of the revised manual. The revised manual has changed, to some extent, prescribed statutory accounting practices and will result in changes to the accounting practices that the Company uses to prepare its statutory-basis financial statements. The cumulative effect of changes in accounting principles adopted to conform to the revised Accounting Practices and Procedures Manual will be reported as an increase to surplus as of January 1, 2001 of approximately $3,754,000.

4.    FAIR VALUE OF FINANCIAL INSTRUMENTS

The following disclosures are made in accordance with the requirements of SFAS No. 107, "Disclosures about Fair Value of Financial Instruments." SFAS No. 107 requires disclosure of fair value information about financial instruments, whether or not recognized in the balance sheet, for which it is practicable to estimate that value. In cases where quoted market prices are not available, fair values are based on estimates using present value or other valuation techniques. Those techniques are significantly affected by the assumptions used, including the discount rate and estimates of future cash flows. In that regard, the derived fair value estimates, in many cases, could not be realized in immediate settlement of the instrument.

SFAS No. 107 excludes certain financial instruments and all nonfinancial instruments from its disclosure requirements. Accordingly, the aggregate fair value amounts presented do not represent the underlying value of the Company.

                  RELIASTAR LIFE INSURANCE COMPANY OF NEW YORK
                          NOTES TO FINANCIAL STATEMENTS
                                December 31, 2000

4.    FAIR VALUE OF FINANCIAL INSTRUMENTS (continued)

The fair value estimates presented herein are based on pertinent information available to Management as of December 31, 2000 and 1999, respectively. Although Management is not aware of any factors that would significantly affect the estimated fair value amounts, such amounts have not been comprehensively revalued for purposes of these financial statements since those dates; therefore, current estimates of fair value may differ significantly from the amounts presented herein.

The following methods and assumptions were used by the Company in estimating its fair value disclosures for financial instruments: Fixed Maturity Securities: The fair values for the actively traded marketable bonds are determined based upon the quoted market prices. The fair values for marketable bonds without an active market are obtained through several commercial pricing services which provide the estimated fair values. Fair values of privately placed bonds which are not considered problems are determined using a matrix-based pricing model. The model considers the current level of risk-free interest rates, current corporate spreads, the credit quality of the issuer and cash flow characteristics of the security. Using this data, the model generates estimated market values which the Company considers reflective of the fair value of each privately placed bond. Fair values for privately placed bonds which are considered problems are determined through consideration of factors such as the net worth of the borrower, the value of collateral, the capital structure of the borrower, the presence of guarantees and the Company's evaluation of the borrower's ability to compete in their relevant market.

Equity Securities: Fair value of these securities are based upon quoted market value. Mortgage Loans on Real Estate: The fair values for mortgage loans on real estate are estimated using discounted cash flow analyses and rates currently being offered in the marketplace for similar loans to borrowers with similar credit ratings. Loans with similar characteristics are aggregated for purposes of the calculations.

Cash, Short-term Investments and Policy Loans: The carrying amounts for these assets approximate the assets' fair values. Interest Rate Swap Agreements: Are carried at fair value and changes in fair value are recorded as a direct increase or decrease in the accumulated other comprehensive income component of shareholder's equity. Other Financial Instruments Reported as Assets: The carrying amounts for these financial instruments (primarily premiums and other accounts receivable and accrued investment income) approximate those assets' fair values. Investment Contract Liabilities: The fair value for deferred annuities was estimated to be the amount payable on demand at the reporting date, as those investment contracts have no defined maturity and are similar to a deposit liability. The amount payable at the reporting date was calculated as the account balance less applicable surrender charges. The fair values for supplementary contracts without life contingencies and immediate annuities were estimated using discounted cash flow analyses. The discount rate was based upon treasury rates plus a pricing margin. The carrying amounts reported for other investment contracts, which includes retirement plan deposits, approximate those liabilities' fair value.

Claim and Other Deposit Funds: The carrying amounts for claim and other deposit funds approximate the liabilities' fair value. Other Financial Instruments Reported as Liabilities: The carrying amounts for other financial instruments (primarily normal payables of a short-term nature) approximate those liabilities' fair values.

The carrying amounts and estimated fair value of the Company's financial instruments were as follows:

                                                                 December 31, 2000                 December 31, 1999

                                                           Carrying            Fair          Carrying            Fair
                                                            Amount             Value          Amount             Value

                                                                                  (in millions)
FINANCIAL INSTRUMENTS RECORDED AS ASSETS
   Fixed maturity securities.........................        $1,459.4        $1,459.4         $1,489.6          $1,473.0
   Equity securities.................................             4.5             4.5              5.5               5.5
   Mortgage loans on real estate
     Commercial......................................           246.2           251.8            266.8             265.2
     Residential and other...........................            --               --              51.4              51.2
   Policy loans......................................            84.4            84.4             83.8              83.8
   Cash and short-term investments...................            16.3            16.3             15.3              15.3
   Other financial instruments recorded
      as assets......................................            --              --                 .3                .3

FINANCIAL INSTRUMENTS RECORDED AS LIABILITIES

   Investment contracts

     Deferred annuities..............................       $  (500.5)      $  (518.5)        $ (654.0)        $  (635.8)
     Supplementary contracts and immediate
       annuities.....................................           (28.0)          (28.6)           (31.4)            (31.6)
     Other investment contracts......................            (8.1)           (8.1)           (11.8)            (11.8)
   Claim and other deposit funds.....................            (6.6)           (6.6)            (9.3)             (9.3)
   Other financial instruments recorded
     as liabilities..................................           (60.3)          (60.3)           (39.1)            (39.1)


Fair value estimates are made at a specific point in time, based on relevant market information and information about the financial instrument. These estimates do not reflect any premium or discount that could result from offering for sale at one time the Company's holdings of a particular financial instrument. Because no market exists for a significant portion of the Company's financial instruments, fair value estimates are based on judgments regarding future expected loss experience, current economic conditions, risk characteristics of various financial instruments and other factors. These estimates are subjective in nature and involve uncertainties and matters of significant judgment and, therefore, cannot be determined with precision. Changes in assumptions could significantly affect the estimates.

Fair value estimates are based on existing on and off-balance sheet financial instruments without attempting to estimate the value of anticipated future business and the value of assets and liabilities that are not considered financial instruments. In addition, the tax ramifications related to the realization of the unrealized gains and losses can have a significant effect on fair value estimates and have not been considered in the estimates.

5.    UNPAID ACCIDENT AND HEALTH CLAIMS

The change in the liability for unpaid accident and health claims and claim adjustment expenses is summarized as follows:

                                                                                  2000           1999              1998
                                                                                              (in millions)
Balance at January 1...................................................          $15.8            $13.6            $9.3
Less reinsurance recoverables..........................................           10.9              9.1             3.1
Net balance at January 1...............................................            4.9              4.5             6.2

Incurred Related to:
   Current year........................................................            1.0               .5              .9
   Prior years.........................................................            (.8)              .7              .8
Total incurred.........................................................             .2              1.2             1.7

Paid related to:
   Current year........................................................             .4               .3              .4
   Prior years.........................................................            1.7               .5             3.0
Total paid.............................................................            2.1               .8             3.4

Net balance at December 31.............................................            3.0              4.9             4.5
Plus reinsurance recoverables..........................................           11.1             10.9             9.1
BALANCE AT DECEMBER 31.................................................          $14.1            $15.8           $13.6

The liability for unpaid accident and health claims and claim adjustment expenses is included in Future Policy and Contract Benefits on the Balance Sheets.

6.    SHAREHOLDER'S EQUITY

SHARE DATA

The authorized capital stock of the Company consists of 1,377,863 common shares with a par value of $2.00 per share, all of which are issued and outstanding.

DIVIDEND RESTRICTIONS

The Company's ability to pay cash dividends to its parent is restricted by law or subject to approval of the insurance regulatory authorities of the State of New York. These authorities recognize only statutory accounting practices for determining the ability of an insurer to pay dividends to its shareholders.

                  RELIASTAR LIFE INSURANCE COMPANY OF NEW YORK
                          NOTES TO FINANCIAL STATEMENTS
                                December 31, 2000

6.    SHAREHOLDER'S EQUITY (continued)

Under New York insurance law regulating the payment of dividends by the Company, any such payment must be paid solely from the earned surplus of the Company and advance notice thereof must be provided to the Superintendent of the New York Department of Insurance (the Superintendent). Earned surplus means the earned surplus as determined in accordance with statutory accounting practices (unassigned funds), less the amount of such earned surplus which is attributable to unrealized capital gains. Further, without approval of the Superintendent, the Company may not pay in any calendar year any dividend which, when combined with other dividends paid within the preceding 12 months, exceeds the lesser of
(i) 10% of the Company's statutory surplus at the prior year end or (ii) 100% of the Company's statutory net investment income for the prior calendar year.

7.    INVESTMENTS

FIXED MATURITY SECURITIES

The amortized cost and fair value of investments in fixed maturity securities by type of investment were as follows:

                                                           Amortized           Gross Unrealized             Fair
December 31, 2000                                            Cost             Gains        (Losses)         Value
                                                                                 (in millions)
United states government and government
     agencies and authorities........................      $    15.9        $    .5         $   --        $     16.4
States, municipalities and political
     subdivisions....................................            3.1             .1             --               3.2
Foreign governments..................................            4.7             .2             --               4.9
Public utilities.....................................          106.1            2.3           (0.6)            107.8
Corporate securities.................................          898.4           20.1           (5.8)            912.7
Mortgage-backed/structured finance...................          401.7           14.4           (2.1)            414.0
Redeemable preferred stock ..........................            0.6            --            (0.2)               .4
TOTAL................................................      $ 1,430.5        $  37.6         $ (8.7)         $1,459.4


                                                           Amortized           Gross Unrealized             Fair
December 31, 1999                                            Cost             Gains        (Losses)         Value

                                                                                 (in millions)
United states government and government
     agencies and authorities........................      $    13.1        $    .4         $   --        $     13.5
States, municipalities and political
     subdivisions....................................            1.9             .1            (.5)              1.5
Foreign governments..................................            8.3             .1            (.1)              8.3
Public utilities.....................................           97.9            2.7           (1.0)             99.6
Corporate securities.................................          984.8           12.6          (23.7)            973.7
Mortgage-backed/structured finance...................          382.4            4.2          (11.0)            375.6
Redeemable preferred stock ..........................            1.2             --            (.4)               .8
TOTAL................................................      $ 1,489.6        $  20.1         $(36.7)       $  1,473.0


                  RELIASTAR LIFE INSURANCE COMPANY OF NEW YORK
                          NOTES TO FINANCIAL STATEMENTS
                                December 31, 2000

7.    INVESTMENTS (continued)

The amortized cost and fair value of fixed maturity securities by contractual maturity are shown below. Expected maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

                                                           December 31, 2000
                                                        Amortized         Fair
                                                          Cost            Value

                                                              (in millions)
Maturing In:
     One year or less...........................      $    97.2      $    97.4
     One to five years..........................          447.3          455.5
     Five to ten years..........................          349.3          356.3
     Ten years or later.........................          135.0          136.2
Mortgage-backed/structured finance..............          401.7          414.0
TOTAL...........................................       $1,430.5       $1,459.4


At December 31, 2000 24% of the total portfolio was invested in private placement and 76% in marketable bonds. At December 31, 2000 the largest concentration in the private placement portfolio was corporate debt securities, where 78% of the portfolio was invested, and the largest concentration in the marketable bond portfolio was corporate debt securities where 58% of the portfolio was invested.

EQUITY SECURITIES

The cost and fair value of investments in equity securities were as follows:

Year Ended December 31                                2000                 1999

                                                            (in millions)

Cost ................................................ $4.5                $5.3
Gross unrealized gains...............................  --                   .3
Gross unrealized losses..............................  --                  (.1)
FAIR VALUE........................................... $4.5                $5.5

                  RELIASTAR LIFE INSURANCE COMPANY OF NEW YORK
                          NOTES TO FINANCIAL STATEMENTS
                                December 31, 2000

7.    INVESTMENTS (continued)

MORTGAGE LOANS ON REAL ESTATE

Investments in mortgage loans on real estate were as follows:

Year ended December 31                                                                  1999                 1998

                                                                                               (in millions)
Mortgage loans, non-impaired.....................................................       $ 246.2             $  316.8
Mortgage loans, impaired.........................................................            --                  2.6
     ............................................................................         246.2                319.4
Allowance for credit losses, beginning of year...................................          (1.2)                (1.2)
   Increases.....................................................................            --                 --
   Decreases.....................................................................          (1.2)                --
Allowances for credit losses, end of year........................................            --                 (1.2)
TOTAL............................................................................       $ 246.2             $  318.2
Average investment in impaired mortgage loans
   on real estate................................................................       $   1.3             $    1.3


The Company does not accrue interest income on impaired mortgage loans when the likelihood of collection is doubtful, rather income is recognized for these loans as payments are received. Interest income recognized on impaired mortgage loans during the years ended December 31, 2000, 1999 and 1998, were $0, $.2 million and $.2 million, respectively.

INVESTMENT INCOME

Investment income summarized by type of investment was as follows:

                                              September 30, 2000    January 1, 2000
                                                      to                  to              Year Ended          Year Ended
                                               December 31, 2000    August 30, 2000    December 31, 1999   December 31, 1998

                                                                              (in millions)
Fixed maturity securities....................          $36.2              $78.6              $119.4             $126.7
Equity securities............................            --                 --                   .3                 .1
Mortgage loans on real estate................            7.5               16.3                24.9               23.7
Real Estate..................................            --                 --                   .4                 .3
Policy loans.................................            2.0                3.8                 5.7                6.1
Other invested assets........................             .7                 .3                 --                  .9
Short-term investments.......................            1.5                 .1                 1.9                2.1
   Gross investment income ..................           47.9               99.5               152.6              159.9
Investment expenses..........................             .4               (1.8)               (2.9)              (2.9)
NET INVESTMENT INCOME........................          $48.3              $97.7              $149.7             $157.0



REALIZED INVESTMENT GAINS AND LOSSES

Net pretax realized investment gains (losses) were as follows:

                                              September 30, 2000    January 1, 2000
                                                      to                  to              Year Ended          Year Ended
                                               December 31, 2000    August 30, 2000    December 31, 1999   December 31, 1998

                                                                              (in millions)
Net gains (losses) on sales
   Fixed maturity securities
     Gross gains.............................        $2.6                 $1.1                $3.5               $3.9
     Gross losses............................        (1.3)                 (.6)               (1.4)              (1.1)
   Other.....................................           --                  --                 2.8                2.7
     ........................................         1.3                   .5                 4.9                5.5
Provisions for losses

   Fixed maturity securities.................           --                  --                (3.5)               (.4)
   Real estate...............................           --                  --                (1.7)               (.2)
NET LOSSES...................................           --                  --                 5.2                (.6)
PRETAX REALIZED INVESTMENT GAINS

   (LOSSES)..................................        $1.3             $   .5                $(.3)                $4.9


OTHER INVESTMENT INFORMATION

Invested assets which were nonincome producing (no income received for the 12 months preceding the balance sheet date) were as follows:

Year Ended December 31             2000                 1999

                                          (in millions)

Fixed maturity securities......      $--             $  .7
Real Estate....................       0.4                1.6
TOTAL..........................      $0.4               $2.3



Allowances for losses on investments are reflected on the Balance Sheets as a reduction of the related assets and were as follows:

Year Ended December 31             2000                 1999
                                          (in millions)
Mortgage Loans................        $--               $1.2
Real Estate...................         --                 .5

                  RELIASTAR LIFE INSURANCE COMPANY OF NEW YORK
                          NOTES TO FINANCIAL STATEMENTS
                                December 31, 2000

8.    COMPREHENSIVE INCOME

The components of net unrealized investment gains (losses) included in the accumulated other comprehensive income (loss) component of shareholder's equity are shown below:

                                              Year ended       Period ended      Year ended        Year ended
                                           December 31, 2000  August 31, 2000 December 31, 1999 December 31, 1998

                                                                        (in millions)
Unrealized investment gains (losses)......       $ 29.0           $(18.5)           $(14.8)          $ 84.5
DAC/PVFP adjustment.......................        (14.6)             2.5               0.4            (19.7)
Deferred income taxes.....................         (5.0)             5.6               5.0            (22.7)
TOTAL.....................................      $   9.4           $(10.4)          $  (9.4)          $ 42.1


9.    CONCENTRATIONS OF CREDIT RISK

At December 31, 2000, the Company held below investment-grade bonds classified as available-for-sale with amortized cost of $97,733,000 and market values of $98,455,000. These holdings amounted to 6.7% of the Company's investments in bonds and 2.8% of total assets. The holdings of below investment-grade bonds are widely diversified and of satisfactory quality based on the Company's investment policies and credit standards.

At December 31, 2000, the largest geographic concentration of commercial mortgage loans was in the Midwest region of the United States, where approximately 36.1% of the commercial mortgage loan portfolio was invested.

10.   RELATED PARTY TRANSACTIONS

The Company and its affiliates have entered into agreements whereby affiliates and the Company provide certain management, administrative, legal, and other services for each other. The net amounts billed to the Company were $20.8 million, $25.3 million and $20.5 million in 2000, 1999 and 1998, respectively. The net costs allocated to the Company under these agreements may not be indicative of costs the Company might incur if these services were not provided by the Company's affiliates. During 2000, the Company paid cash dividends of $12.0 million to Security-Connecticut. ReliaStar Life, Security-Connecticut and Security Life reinsure certain life policies written by the Company. Premiums ceded under these agreements were $16.1 million, $14.4 million and $15.6 million for the years ended December 31, 2000, 1999 and 1998, respectively; and the net amount recoverable by the company under these agreements were $14.6 million and $14.1 million as of December 31, 2000 and 1999, respectively.

11.   FINANCING ARRANGEMENTS

The Company is the beneficiary of one letter of credit totaling $125,000 that was established in accordance with the terms of a reinsurance agreement. The letter of credit was unused during 2000 and 1999. In 2000, the company participated in a reciprocal lending program with ING AIH. This program is structured to allow the company to make short term loans (7 days) to and from ING AIH. Interest on all loans made in 2000 was based on the cost of funds incurred by the lender plus .15%. In 2000, the maximum amount that the Company could have loaned or borrowed from ING AIH at any one time without getting prior approval from the New York Commissioner of Insurance was $9.4 million. There were no borrowings outstanding under this agreement at December 31, 2000.

                  RELIASTAR LIFE INSURANCE COMPANY OF NEW YORK
                          NOTES TO FINANCIAL STATEMENTS
                                December 31, 2000

12.   REINSURANCE

The Company is a member of reinsurance associations established for the purpose of ceding the excess of life insurance over retention limits Reinsurance contracts do not relieve the Company from its obligations to policyholders. Failure of reinsurers to honor their obligations could result in losses to the Company; consequently, allowances are established for amounts deemed uncollectible. The amount of the allowance for uncollectible reinsurance receivables was immaterial at December 31, 2000 and 1999. The Company evaluates the financial condition of its reinsurers and monitors concentrations of credit risk to minimize its exposure to significant losses from reinsurer insolvencies.

The Company's retention limit is $300,000 per insurable life for individual coverage. For group coverage and reinsurance assumed, the retention is $300,000 per life with per occurrence limitations, subject to certain maximums. Reinsurance premiums, commissions, and expense reimbursements related to reinsured business are accounted for on bases consistent with those used in accounting for the original policies issued and the terms of the reinsurance contracts. Reserves are based on the terms of the reinsurance contracts and are consistent with the risk assumed.

As of December 31, 2000, there were $33.1 billion of gross insurance in force, $9.1 billion of life insurance in force was ceded to other companies of which 29% (based on in force) was ceded to an unaffiliated reinsurer and 50% (based on in force) was ceded to affiliates. Net life insurance in force was $27.0 billion as of December 31, 2000. In addition, the Company had assumed $3.0 billion of life insurance in force as of December 31, 2000 which represents 11% of the net in force.

The effect of reinsurance on premiums and recoveries was as follows:

                                September 1, 2000  January 1, 2000
                                       to                to            Year ended        Year ended
                                December 31, 2000  August 31, 2000  December 31, 1999   December 31, 1998
                                                             (in millions)
Direct premiums................       $ 30.9           $ 54.5            $ 71.5           $ 76.7
Reinsurance assumed............          1.3              1.6               2.4              2.5
Reinsurance ceded..............        (12.4)           (28.0)            (31.1)           (37.5)

NET PREMIUMS...................       $ 19.8           $ 29.1            $ 42.8           $ 41.7

REINSURANCE RECOVERIES.........      $   3.0           $ 15.4            $ 18.0           $ 18.6

                  RELIASTAR LIFE INSURANCE COMPANY OF NEW YORK
                          NOTES TO FINANCIAL STATEMENTS
                                December 31, 2000

13.   INCOME TAXES

The income tax asset (liability) reported on the Balance Sheets consisted of the following:

Year Ended December 31            2000                 1999
                                         (in millions)
Current Income Taxes......       $   4.0              $  5.6
Deferred Income Taxes.....         (36.9)                5.2
TOTAL.....................        $(32.9)              $10.8


The tax effects of temporary differences that give rise to deferred tax assets and deferred tax liabilities at December 31 are presented below:

Year Ended December 31                       2000                 1999
                                                    (in millions)
Future policy and contract benefits.......    $25.1              $(33.3)
Net unrealized investment losses..........       --                (5.0)
Investment write-offs and allowances......     12.7                (8.2)
Deferred policy acquisition costs.........     21.5                  --
Other.....................................     18.7                (4.3)
   Gross deferred tax asset...............     78.0               (50.8)
Deferred policy acquisition costs.........       --                26.2
Present value of future profits...........     34.5                27.8
Net unrealized investment gains...........      5.1                  --
Other.....................................      1.5                 2.0
   Gross deferred tax liability...........     41.1                56.0
NET DEFERRED TAX (LIABILITY)..............    $36.9             $   5.2

                  RELIASTAR LIFE INSURANCE COMPANY OF NEW YORK
                          NOTES TO FINANCIAL STATEMENTS
                                December 31, 2000

13.   INCOME TAXES (continued)

The provision for income taxes reported on the Statements of Income consisted of the following:

                                             September 30, 2000    January 1, 2000       Year Ended           Year Ended
December 31                                   December 31, 2000  September 30, 2000   December 31, 1999    December 31, 1998
                                                                          (Dollars in millions)
Currently payable.........................          $(5.4)              $14.4               $18.6                $17.0
Deferred..................................           12.1                (2.4)                3.4                 (2.3)
TOTAL.....................................          $ 6.7               $12.0               $22.0                $14.7


The difference between the U.S. federal income tax rate and the consolidated tax provision rate is summarized as follows:



                            September 1, 2000  January 1, 2000
                                   to                to           Year ended        Year ended
                            December 31, 2000  August 31, 2000 December 31, 1999 December 31, 1998
                                                         (in millions)
Statutory tax rate.........         35.0%            35.0%             35.0%            35.0%
Goodwill...................         20.5               .6              --               --
Other......................         (1.9)            (1.1)               .6               .8
EFFECTIVE TAX RATE.........         53.6%            34.5%             35.6%            35.8%


Net unrealized capital gains and losses are presented in shareholder's equity net of deferred taxes. As of December 31, 2000 and 1999, no valuation allowance was required for unrealized capital gains and losses. The "Policyholders' Surplus Account," which arose under prior tax law, is generally that portion of a life insurance company's statutory income that has not been subject to taxation. As of December 31, 1983, no further additions could be made to the Policyholders' Surplus Account for tax return purposes under the Deficit Reduction Act of 1984. The balance in such account was approximately $11.3 million at December 31, 2000. This amount would be taxed only under certain conditions. No income taxes have been provided on this amount since management believes under current tax law the conditions under which such taxes would become payable are remote.

The Internal Revenue Service (the "Service") has completed examinations of the consolidated federal income tax returns of Security-Connecticut through 1995. Discussions are being held with the Service with respect to proposed adjustments. Management believes there are adequate defenses against, or sufficient reserves to provide for, any such adjustments. The Service has commenced its examinations for the years 1996 through 1999.

Cash paid for federal income taxes was $10.3 million (pre-acquisition), $16.9 million and $12.8 million for the years ended December 31, 2000, 1999 and 1998, respectively.

                  RELIASTAR LIFE INSURANCE COMPANY OF NEW YORK
                          NOTES TO FINANCIAL STATEMENTS
                                December 31, 2000

14.   EMPLOYEE BENEFIT PLANS

SUCCESS SHARING PLAN AND ESOP

The Success Sharing Plan and ESOP (Success Sharing Plan) was designed to increase employee ownership and reward employees when certain ReliaStar performance objectives are met. Essentially all employees are eligible to participate in the Success Sharing Plan. The Success Sharing Plan has both qualified and nonqualified components. The nonqualified component is equal to 25% of the annual award and is paid in cash to employees. The qualified component is equal to 75% of the annual award which is contributed to the ESOP portion of the Success Sharing Plan. In addition, the Success Sharing Plan has a 401(k) feature whereby participants may elect to contribute a percentage of their eligible earnings to the plan. The Company matches participants' 401(k) contributions up to 6% of eligible earnings. Costs charged to expense for the Success Sharing Plan for the period January 1, 2000 to August 31, 2000 and the years ended December 31, 2000, 1999 and 1998 were $.6 million, $.2 million, $.5 million and $.5 million respectively.

PENSION AND OTHER POSTRETIREMENT BENEFITS

Pension Plans: The Company participates in a funded noncontributory defined benefit retirement plan sponsored by an affiliate which provides benefits to employees upon retirement (Pension Plan). Effective December 31, 1998, the qualified defined benefit retirement plan was amended to suspend the accrual of additional benefits for future services. Eligible employees retain all of their accrued benefits as of December 31, 1998, which will be paid monthly at retirement according to the provisions of the plan. Employees meeting certain age and service requirements will receive certain transition benefits until retirement.

At January 1, 2001, the date of the most recent actuarial valuation, the plan accumulated benefit obligation/present value of accrued benefits and the amount of vested benefits for the Pension Plan was $209.4 million and $209.4 million, respectively, based on an assumed 7.75% interest rate. The fair value of plan assets was $327.5 million as of January 1, 2001.

A pension credit totaling $.2 million, $.1 million, $.3 million and $.3 million for the period January 1, 2000 to August 31, 2000 and years ended December 31, 2000, 1999 and 1998, respectively, was allocated to the Company for its portion of the cost of the Pension Plan.

The Company and ReliaStar also have unfunded noncontributory defined benefit plans providing for benefits to employees in excess of limits for qualified retirement plans. Postretirement Benefits: Through a plan sponsored by an affiliate, the Company provides certain health care and life insurance benefits to retired employees and their eligible dependents (Postretirement Plan). The postretirement health care plan is contributory, with retiree contribution levels adjusted annually; the life insurance plan provides a flat amount of noncontributory coverage and optional contributory coverage.

The amount of accumulated benefits obligation for retirees and vested employees covered under the Postretirement Plan as of December 31, 2000 and 1999, was $14.2 million and $11.1 million, respectively, and the amount of accumulated benefits obligation for non-vested employees as of December 31, 2000 and 1999, was $3.1 million and $2.5 million respectively. The discount rate used in determining the postretirement benefit obligation as of December 31, 2000 was 7.75% and health care cost trend rate used was 8.5% trending to 5.5% in 2007 and thereafter. A one-percentage point increase in the assumed health care cost trend rate would not have a significant impact on the postretirement benefit obligation or the service and interest cost components of annual expense.

A credit totaling $21,000, $11,000, $.3 million and $.3 million were allocated to the Company for its portion of the cost of the Postretirement Plan for the years ended December 31, 2000, 1999, and 1998, respectively.

                  RELIASTAR LIFE INSURANCE COMPANY OF NEW YORK
                          NOTES TO FINANCIAL STATEMENTS
                                December 31, 2000

15.   LEASES

STOCK INCENTIVE PLAN

Prior to the acquisition, officers and key employees of the Company participated in the stock incentive plans of ReliaStar. ReliaStar applies Accounting Principles Board Opinion No. 25 and related interpretations in accounting for its plans. Accordingly, no compensation expense for stock-based compensation plans has been allocated to the Company.

15.   LEASES

The Company has operating leases for office space and certain computer processing and other equipment. Rental expense for these items was $.6 million, $1.8 million and $1.8 million for 2000, 1999 and 1998, respectively. Future minimum aggregate rental commitments at December 31, 2000 for operating leases were as follows:

         (in millions)
         -------------
         2001-- $.6                     2004-- $.7
         2002-- $.7                     2005-- $.6
         2003-- $.7                     2006 and thereafter--   $ --



16.   COMMITMENTS AND CONTINGENCIES

LITIGATION

The Company is a defendant in various lawsuits in connection with the normal conduct of its insurance operations. In the opinion of management, the ultimate resolution of such litigation will not result in any material adverse impact to the financial position of the Company as of December 31, 2000.

FINANCIAL INSTRUMENTS

The Company is a party to financial instruments with on and off-balance-sheet risk in the normal course of business to reduce its exposure to fluctuations in interest rates. These financial instruments include commitments to extend credit and interest rate swaps. Those instruments involve, to varying degrees, elements of credit, interest rate or liquidity risk in excess of the amount recognized in the Balance Sheets.

The Company's exposure to credit loss in the event of nonperformance by the other party to the financial instrument for commitments to extend credit is represented by the contractual amount of those instruments. The Company uses the same credit policies in making commitments and conditional obligations as it does for on-balance-sheet instruments. For interest rate swap transactions, the contract or notional amounts do not represent exposure to credit loss. For swaps, the Company's exposure to credit loss is limited to those swaps where the Company has an unrealized gain. Unless otherwise noted, the Company does not require collateral or other security to support financial instruments with credit risk.

                  RELIASTAR LIFE INSURANCE COMPANY OF NEW YORK
                          NOTES TO FINANCIAL STATEMENTS
                                December 31, 2000

16.   COMMITMENTS AND CONTINGENCIES (continued)


December 31                                              2000            1999
                                                      (in millions)
CONTRACT OR NOTIONAL AMOUNT
Financial instruments whose contract
   amounts represent credit risk
     Commitments to extend credit...................      $  --         $  5.9
Financial instruments whose notional or contract
   amounts exceed the amount of credit risk
     Interest rate swap agreements..................       20.0           50.0

Commitments to Extend Credit: Commitments to extend credit are legally binding agreements to lend to a customer. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. They generally may be terminated by the Company in the event of deterioration in the financial condition of the borrower. Since some of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future liquidity requirements. The Company evaluates each customer's creditworthiness on a case-by-case basis.

Interest Rate Swap Agreements: The Company enters into interest rate swap agreements to manage interest rate exposure. The primary reason for the interest rate swap agreements is to extend the duration of adjustable rate investments. Interest rate swap transactions generally involve the exchange of fixed and floating rate interest payment obligations without the exchange of the underlying principal amounts. Changes in market interest rates impact income from adjustable rate investments and have an opposite (and approximately offsetting) effect on the reported income from the swap portfolio. The risks under interest rate swap agreements are generally similar to those of futures contracts. Notional principal amounts are often used to express the volume of these transactions but do not represent the much smaller amounts potentially subject to credit risk. The amount subject to credit risk is approximately equal to the unrealized gain on the agreements. At December 31, 2000, the unrealized gains were immaterial.

17.   SUBSEQUENT EVENTS

The Company estimates it's potential exposure to claims resulting from the September 11, 2001 terrorist attacks in the United States to be approximately $6.6 million, after reinsurance coverage and before tax.

On September 10, 2001, the Board of Directors ("Board") of the Company principally approved a plan to merge with First Golden Life Insurance Company of New York ("First Golden"). The merger is subject to the approval of the Insurance Department of the State of New York, which has the discretion, as deemed necessary, to hold a public hearing with regard to the merger. Once approved by the State of New York, the Company's Board will give final approve to the merger. The merger is anticipated to be effective on January 1, 2002.


--------------------------------------------------------------------------------
                       STATEMENT OF ADDITIONAL INFORMATION
--------------------------------------------------------------------------------


TABLE OF CONTENTS

     ITEM                                                                   PAGE
     Introduction........................................................      1
     Description of ReliaStar Life Insurance Company of New York.........      1
     Safekeeping of Assets...............................................      1
     The Administrator...................................................      1
     Independent Auditors................................................      1
     Distribution of Contracts...........................................      2
     Performance Information.............................................      2
     IRA Partial Withdrawal Option.......................................      6
     Other Information...................................................      7
     Financial Statements of Separate Account NY-B ......................      7

--------------------------------------------------------------------------------

PLEASE TEAR OFF, COMPLETE AND RETURN THE FORM BELOW TO ORDER A FREE STATEMENT OF ADDITIONAL INFORMATION FOR THE CONTRACTS OFFERED UNDER THE PROSPECTUS. SEND THE FORM TO OUR CUSTOMER SERVICE CENTER AT THE ADDRESS SHOWN ON THE PROSPECTUS COVER.
- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -

PLEASE SEND ME A FREE COPY OF THE STATEMENT OF ADDITIONAL INFORMATION FOR SEPARATE ACCOUNT NY-B.

Please Print or Type:

                      --------------------------------------------------
                      NAME

                      --------------------------------------------------
                      SOCIAL SECURITY NUMBER

                      --------------------------------------------------
                      STREET ADDRESS

                      --------------------------------------------------
                      CITY, STATE, ZIP

121274EMPIRE PRIMELITE   01/02/2002

- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -

                       This page intentionally left blank.

                                   APPENDIX A

                         CONDENSED FINANCIAL INFORMATION

The following tables give (1) the accumulation unit value ("AUV"), (2) the total number of accumulation units, and (3) the total accumulation unit value, for each subaccount of ReliaStar of NY Separate Account NY-B available under the Contract for the indicated periods. The accumulation unit values shown for years prior to January 1, 2002 reflect values under Separate Account NY-B of First Golden American Life Insurance Company which was transferred intact to ReliaStar of NY as a result of the merger of the two companies. The date on which the subaccount became available to investors and the starting accumulation unit value are indicated on the last row of each table.

TOTAL RETURN

----------------------------------------------------------------------------------------------------------------------
                               STANDARD DEATH BENEFIT                           ANNUAL RATCHET DEATH BENEFIT
----------------------------------------------------------------------------------------------------------------------
                                    TOTAL # OF                                          TOTAL # OF
                                   ACCUMULATION                                        ACCUMULATION
                    AUV AT          UNITS AT           TOTAL            AUV AT           UNITS AT           TOTAL
                 YEAR END (AND     YEAR END (AND       AUV AT        YEAR END (AND     YEAR END (AND        AUV AT
                AT BEGINNING OF   AT BEGINNING OF     YEAR END      AT BEGINNING OF   AT BEGINNING OF      YEAR END
                FOLLOWING YEAR)   FOLLOWING YEAR)  (IN THOUSANDS)   FOLLOWING YEAR)   FOLLOWING YEAR)   (IN THOUSANDS)
----------------------------------------------------------------------------------------------------------------------
  2000             $ 20.94            10,070          $   211          $ 20.75            58,870           $ 1,221
  1999               18.20            32,717              595            18.06           123,053             2,222
  1998               17.83            15,411              275            17.72            81,617             1,446
  1997               16.18             2,430               39            16.10            13,026               209
  5/6/97             14.36                --               --            14.31                --                --


RESEARCH

----------------------------------------------------------------------------------------------------------------------
                               STANDARD DEATH BENEFIT                           ANNUAL RATCHET DEATH BENEFIT
----------------------------------------------------------------------------------------------------------------------
                                    TOTAL # OF                                          TOTAL # OF
                                   ACCUMULATION                                        ACCUMULATION
                    AUV AT          UNITS AT           TOTAL            AUV AT           UNITS AT           TOTAL
                 YEAR END (AND     YEAR END (AND       AUV AT        YEAR END (AND     YEAR END (AND        AUV AT
                AT BEGINNING OF   AT BEGINNING OF     YEAR END      AT BEGINNING OF   AT BEGINNING OF      YEAR END
                FOLLOWING YEAR)   FOLLOWING YEAR)  (IN THOUSANDS)   FOLLOWING YEAR)   FOLLOWING YEAR)   (IN THOUSANDS)
----------------------------------------------------------------------------------------------------------------------
  2000             $ 26.63            29,936          $   797          $ 26.39            83,712           $ 2,209
  1999               28.25            32,639              921            28.04           122,839             3,444
  1998               23.03            26,762              616            22.89            20,466             1,865
  1997               18.95             4,095               78            18.87             9,642               182
  5/6/97             16.72                --               --            16.66                --                --


MID-CAP GROWTH

----------------------------------------------------------------------------------------------------------------------
                               STANDARD DEATH BENEFIT                           ANNUAL RATCHET DEATH BENEFIT
----------------------------------------------------------------------------------------------------------------------
                                    TOTAL # OF                                          TOTAL # OF
                                   ACCUMULATION                                        ACCUMULATION
                    AUV AT          UNITS AT           TOTAL            AUV AT           UNITS AT           TOTAL
                 YEAR END (AND     YEAR END (AND       AUV AT        YEAR END (AND     YEAR END (AND        AUV AT
                AT BEGINNING OF   AT BEGINNING OF     YEAR END      AT BEGINNING OF   AT BEGINNING OF      YEAR END
                FOLLOWING YEAR)   FOLLOWING YEAR)  (IN THOUSANDS)   FOLLOWING YEAR)   FOLLOWING YEAR)   (IN THOUSANDS)
----------------------------------------------------------------------------------------------------------------------
  2000             $ 42.70             7,659          $   327          $ 42.23            39,269           $ 1,658
  1999               39.97            11,889              475            39.59            47,634             1,896
  1998               22.60             7,677              173            22.43            27,872               625
  1997               18.64             1,402               26            18.52             2,866                53
  5/6/97             15.76                --               --            15.68                --                --


                                       A1

SMITH BARNEY HIGH INCOME

----------------------------------------------------------------------------------------------------------------------
                               STANDARD DEATH BENEFIT                           ANNUAL RATCHET DEATH BENEFIT
----------------------------------------------------------------------------------------------------------------------
                                    TOTAL # OF                                          TOTAL # OF
                                   ACCUMULATION                                        ACCUMULATION
                    AUV AT          UNITS AT           TOTAL            AUV AT           UNITS AT           TOTAL
                 YEAR END (AND     YEAR END (AND       AUV AT        YEAR END (AND     YEAR END (AND        AUV AT
                AT BEGINNING OF   AT BEGINNING OF     YEAR END      AT BEGINNING OF   AT BEGINNING OF      YEAR END
                FOLLOWING YEAR)   FOLLOWING YEAR)  (IN THOUSANDS)   FOLLOWING YEAR)   FOLLOWING YEAR)   (IN THOUSANDS)
----------------------------------------------------------------------------------------------------------------------
  2000             $ 12.56             8,769          $   110          $ 12.46            15,808           $   197
  1999               13.84            10,584              146          $ 13.74            17,055               234
  1998               13.66             9,401              128            13.58            15,845               215
  1997               13.77             1,880               26            13.72             2,031                28
  5/6/97             12.53                --               --            12.49                --                --


SMITH BARNEY INTERNATIONAL ALL CAP GROWTH
   (FORMERLY SMITH BARNEY INTERNATIONAL EQUITY)

----------------------------------------------------------------------------------------------------------------------
                               STANDARD DEATH BENEFIT                           ANNUAL RATCHET DEATH BENEFIT
----------------------------------------------------------------------------------------------------------------------
                                    TOTAL # OF                                          TOTAL # OF
                                   ACCUMULATION                                        ACCUMULATION
                    AUV AT          UNITS AT           TOTAL            AUV AT           UNITS AT           TOTAL
                 YEAR END (AND     YEAR END (AND       AUV AT        YEAR END (AND     YEAR END (AND        AUV AT
                AT BEGINNING OF   AT BEGINNING OF     YEAR END      AT BEGINNING OF   AT BEGINNING OF      YEAR END
                FOLLOWING YEAR)   FOLLOWING YEAR)  (IN THOUSANDS)   FOLLOWING YEAR)   FOLLOWING YEAR)   (IN THOUSANDS)
----------------------------------------------------------------------------------------------------------------------
  2000             $ 17.89             7,550          $   135          $ 17.74            29,369           $   521
  1999               23.78             6,006              143            23.61            23,956               566
  1998               14.35             8,768              126            14.28            23,498               335
  1997               13.65             1,021               14            13.59             4,996                68
  5/6/97             13.79                --               --            13.75                --                --


SMITH BARNEY LARGE CAP VALUE

----------------------------------------------------------------------------------------------------------------------
                               STANDARD DEATH BENEFIT                           ANNUAL RATCHET DEATH BENEFIT
----------------------------------------------------------------------------------------------------------------------
                                    TOTAL # OF                                          TOTAL # OF
                                   ACCUMULATION                                        ACCUMULATION
                    AUV AT          UNITS AT           TOTAL            AUV AT           UNITS AT           TOTAL
                 YEAR END (AND     YEAR END (AND       AUV AT        YEAR END (AND     YEAR END (AND        AUV AT
                AT BEGINNING OF   AT BEGINNING OF     YEAR END      AT BEGINNING OF   AT BEGINNING OF      YEAR END
                FOLLOWING YEAR)   FOLLOWING YEAR)  (IN THOUSANDS)   FOLLOWING YEAR)   FOLLOWING YEAR)   (IN THOUSANDS)
----------------------------------------------------------------------------------------------------------------------
  2000             $ 21.34            38,046          $   812          $ 21.16            78,700           $ 1,666
  1999               19.11            39,627              757            18.98            86,551             1,642
  1998               19.35            36,973              715            19.24            76,929             1,480
  1997               17.84             4,356               78            17.77            14,386               256
  5/6/97             15.64                --               --            15.60                --                --


SMITH BARNEY MONEY MARKET

----------------------------------------------------------------------------------------------------------------------
                               STANDARD DEATH BENEFIT                           ANNUAL RATCHET DEATH BENEFIT
----------------------------------------------------------------------------------------------------------------------
                                    TOTAL # OF                                          TOTAL # OF
                                   ACCUMULATION                                        ACCUMULATION
                    AUV AT          UNITS AT           TOTAL            AUV AT           UNITS AT           TOTAL
                 YEAR END (AND     YEAR END (AND       AUV AT        YEAR END (AND     YEAR END (AND        AUV AT
                AT BEGINNING OF   AT BEGINNING OF     YEAR END      AT BEGINNING OF   AT BEGINNING OF      YEAR END
                FOLLOWING YEAR)   FOLLOWING YEAR)  (IN THOUSANDS)   FOLLOWING YEAR)   FOLLOWING YEAR)   (IN THOUSANDS)
----------------------------------------------------------------------------------------------------------------------
  2000             $ 12.38             9,456          $   117          $ 12.27            27,376           $   336
  1999               11.82            12,604              149            11.74            42,839               503
  1998               11.43            35,357              404            11.37           165,659             1,883
  1997               11.02            16,207              179            10.97            36,677               402
  5/6/97             10.75                --               --            10.71                --                --


                                       A2

APPRECIATION

----------------------------------------------------------------------------------------------------------------------
                               STANDARD DEATH BENEFIT                           ANNUAL RATCHET DEATH BENEFIT
----------------------------------------------------------------------------------------------------------------------
                                    TOTAL # OF                                          TOTAL # OF
                                   ACCUMULATION                                        ACCUMULATION
                    AUV AT          UNITS AT           TOTAL            AUV AT           UNITS AT           TOTAL
                 YEAR END (AND     YEAR END (AND       AUV AT        YEAR END (AND     YEAR END (AND        AUV AT
                AT BEGINNING OF   AT BEGINNING OF     YEAR END      AT BEGINNING OF   AT BEGINNING OF      YEAR END
                FOLLOWING YEAR)   FOLLOWING YEAR)  (IN THOUSANDS)   FOLLOWING YEAR)   FOLLOWING YEAR)   (IN THOUSANDS)
----------------------------------------------------------------------------------------------------------------------
  2000             $ 18.16            76,535          $ 1,390          $ 18.03           198,484           $ 3,579
  1999               18.47            76,186            1,407            18.36           213,407             3,918
  1998               16.53            73,470            1,215            16.47           151,948             2,502
  1997               14.05             9,350              131            14.01            16,089               225
  5/6/97             12.35                --               --            12.33                --                --


SMITH BARNEY SELECT BALANCED

----------------------------------------------------------------------------------------------------------------------
                               STANDARD DEATH BENEFIT                           ANNUAL RATCHET DEATH BENEFIT
----------------------------------------------------------------------------------------------------------------------
                                    TOTAL # OF                                          TOTAL # OF
                                   ACCUMULATION                                        ACCUMULATION
                    AUV AT          UNITS AT           TOTAL            AUV AT           UNITS AT           TOTAL
                 YEAR END (AND     YEAR END (AND       AUV AT        YEAR END (AND     YEAR END (AND        AUV AT
                AT BEGINNING OF   AT BEGINNING OF     YEAR END      AT BEGINNING OF   AT BEGINNING OF      YEAR END
                FOLLOWING YEAR)   FOLLOWING YEAR)  (IN THOUSANDS)   FOLLOWING YEAR)   FOLLOWING YEAR)   (IN THOUSANDS)
----------------------------------------------------------------------------------------------------------------------
  2000             $ 13.16            56,211          $   740          $ 13.08           242,308           $ 3,169
  1999               12.72            77,274              983            12.66           246,738             3,124
  1998               11.83            73,693              872            11.79           236,475             2,789
  1997               11.07            27,709              307            11.06            48,240               533
  5/6/97             10.21                --               --            10.20                --                --


SMITH BARNEY SELECT GROWTH

----------------------------------------------------------------------------------------------------------------------
                               STANDARD DEATH BENEFIT                           ANNUAL RATCHET DEATH BENEFIT
----------------------------------------------------------------------------------------------------------------------
                                    TOTAL # OF                                          TOTAL # OF
                                   ACCUMULATION                                        ACCUMULATION
                    AUV AT          UNITS AT           TOTAL            AUV AT           UNITS AT           TOTAL
                 YEAR END (AND     YEAR END (AND       AUV AT        YEAR END (AND     YEAR END (AND        AUV AT
                AT BEGINNING OF   AT BEGINNING OF     YEAR END      AT BEGINNING OF   AT BEGINNING OF      YEAR END
                FOLLOWING YEAR)   FOLLOWING YEAR)  (IN THOUSANDS)   FOLLOWING YEAR)   FOLLOWING YEAR)   (IN THOUSANDS)
----------------------------------------------------------------------------------------------------------------------
  2000             $ 13.41            40,189          $   539          $ 13.33           153,289           $ 2,043
  1999               14.28            40,969              585            14.21           182,316             2,591
  1998               12.32            30,896              381            12.29           177,617             2,183
  1997               11.06               367                4            11.05            63,115               697
  5/6/97             10.04                --               --            10.03                --                --


SMITH BARNEY SELECT HIGH GROWTH

----------------------------------------------------------------------------------------------------------------------
                               STANDARD DEATH BENEFIT                           ANNUAL RATCHET DEATH BENEFIT
----------------------------------------------------------------------------------------------------------------------
                                    TOTAL # OF                                          TOTAL # OF
                                   ACCUMULATION                                        ACCUMULATION
                    AUV AT          UNITS AT           TOTAL            AUV AT           UNITS AT           TOTAL
                 YEAR END (AND     YEAR END (AND       AUV AT        YEAR END (AND     YEAR END (AND        AUV AT
                AT BEGINNING OF   AT BEGINNING OF     YEAR END      AT BEGINNING OF   AT BEGINNING OF      YEAR END
                FOLLOWING YEAR)   FOLLOWING YEAR)  (IN THOUSANDS)   FOLLOWING YEAR)   FOLLOWING YEAR)   (IN THOUSANDS)
----------------------------------------------------------------------------------------------------------------------
  2000             $ 14.22            22,502          $   320          $ 14.13            93,830           $ 1,326
  1999               15.54            23,981              373            15.47            98,054             1,517
  1998               12.36            29,056              359            12.33           101,228             1,248
  1997               10.89                --               --            10.87            19,321               210
  5/6/97              9.96                --               --             9.95                --                --


                                       A3

SELECT CONSERVATIVE

----------------------------------------------------------------------------------------------------------------------
                               STANDARD DEATH BENEFIT                           ANNUAL RATCHET DEATH BENEFIT
----------------------------------------------------------------------------------------------------------------------
                                    TOTAL # OF                                          TOTAL # OF
                                   ACCUMULATION                                        ACCUMULATION
                    AUV AT          UNITS AT           TOTAL            AUV AT           UNITS AT           TOTAL
                 YEAR END (AND     YEAR END (AND       AUV AT        YEAR END (AND     YEAR END (AND        AUV AT
                AT BEGINNING OF   AT BEGINNING OF     YEAR END      AT BEGINNING OF   AT BEGINNING OF      YEAR END
                FOLLOWING YEAR)   FOLLOWING YEAR)  (IN THOUSANDS)   FOLLOWING YEAR)   FOLLOWING YEAR)   (IN THOUSANDS)
----------------------------------------------------------------------------------------------------------------------
  2000             $ 12.32            48,468          $   597          $ 12.25            68,450           $   838
  1999               11.95            49,301              589            11.89           113,214             1,346
  1998               11.55            48,704              563            11.52            85,695               987
  1997               11.08            32,783              363            11.07            26,551               294
  5/6/97             10.19                --               --            10.18                --                --


SELECT INCOME

----------------------------------------------------------------------------------------------------------------------
                               STANDARD DEATH BENEFIT                           ANNUAL RATCHET DEATH BENEFIT
----------------------------------------------------------------------------------------------------------------------
                                    TOTAL # OF                                          TOTAL # OF
                                   ACCUMULATION                                        ACCUMULATION
                    AUV AT          UNITS AT           TOTAL            AUV AT           UNITS AT           TOTAL
                 YEAR END (AND     YEAR END (AND       AUV AT        YEAR END (AND     YEAR END (AND        AUV AT
                AT BEGINNING OF   AT BEGINNING OF     YEAR END      AT BEGINNING OF   AT BEGINNING OF      YEAR END
                FOLLOWING YEAR)   FOLLOWING YEAR)  (IN THOUSANDS)   FOLLOWING YEAR)   FOLLOWING YEAR)   (IN THOUSANDS)
----------------------------------------------------------------------------------------------------------------------
  2000             $ 11.73            19,675          $   231          $ 11.66            12,088           $   141
  1999               11.44            22,717              260            11.39            12,184               138
  1998               11.49             2,546               29            11.45            11,168               128
  1997               11.04                --               --            11.03                --                --
  5/6/97             10.19                --               --            10.18                --                --


                                       A4

                                   APPENDIX B

                        MARKET VALUE ADJUSTMENT EXAMPLES

EXAMPLE #1: FULL SURRENDER -- EXAMPLE OF A NEGATIVE MARKET VALUE ADJUSTMENT

     Assume $100,000 was allocated to a Fixed Interest Allocation with a guaranteed interest period of 10 years, a guaranteed interest rate of 7.5%, an initial Index Rate ("I") of 7%; that a full surrender is requested 3 years into the guaranteed interest period; that the then Index Rate for a 7 year guaranteed interest period ("J") is 8%; and that no prior transfers or withdrawals affecting this Fixed Interest Allocation have been made.

CALCULATE THE MARKET VALUE ADJUSTMENT

1.   The contract value of the Fixed Interest Allocation on the date of surrender is
                                                    3
                          $124,230 ($100,000 x 1.075 )

2.   N = 2,555 ( 365 x 7 )

                                                         2,555/365
3.   Market Value Adjustment = $124,230 x  [(1.07/1.0825)         -1] = $9,700

     Therefore, the amount paid to you on full surrender ignoring any surrender charge is $114,530 ($124,230 - $9,700).

EXAMPLE #2: FULL SURRENDER -- EXAMPLE OF A POSITIVE MARKET VALUE ADJUSTMENT

     Assume $100,000 was allocated to a Fixed Interest Allocation with a guaranteed interest period of 10 years, a guaranteed interest rate of 7.5%, an initial Index Rate ("I") of 7%; that a full surrender is requested 3 years into the guaranteed interest period; that the then Index Rate for a 7 year guaranteed interest period ("J") is 6%; and that no prior transfers or withdrawals affecting this Fixed Interest Allocation have been made.

CALCULATE THE MARKET VALUE ADJUSTMENT

1.   The contract value of the Fixed Interest Allocation on the date of surrender is
                                                    3
                          $124,230 ($100,000 x 1.075 )

2.   N = 2,555 ( 365 x 7 )

                                                        2,555/365
3.   Market Value Adjustment = $124,230 x [(1.07/1.0825)         -1] = $6,270

     Therefore, the amount paid to you on full surrender ignoring any surrender charge is $130,500 ($124,230 + $6,270 ).

EXAMPLE #3: WITHDRAWAL -- EXAMPLE OF A NEGATIVE MARKET VALUE ADJUSTMENT

     Assume $200,000 was allocated to a Fixed Interest Allocation with a guaranteed interest period of 10 years, a guaranteed interest rate of 7.5%, an initial Index Rate ("I") of 7%; that a withdrawal of $114,530 is requested 3 years into the guaranteed interest period; that the then Index Rate ("J") for a 7 year guaranteed interest period is 8%; and that no prior transfers or withdrawals affecting this Fixed Interest Allocation have been made.

                                       B1

     First calculate the amount that must be withdrawn from the Fixed Interest Allocation to provide the amount requested.

1. The contract value of the Fixed Interest Allocation on the date of withdrawal is
                                                    3
                         $248,459 ( $200,000 x 1.075  )

2.   N = 2,555 ( 365 x 7 )

3.   Amount that must be withdrawn =
                                          2,555/365
                [ $114,530 / (1.07/1.0825)         ] = $124,230

     Then calculate the Market Value Adjustment on that amount.

                                                         2,555/365
4.   Market Value Adjustment = $124,230 x  [(1.07/1.0825)         -1]  = $9,700

     Therefore, the amount of the withdrawal paid to you ignoring any surrender charge is $114,530, as requested. The Fixed Interest Allocation will be reduced by the amount of the withdrawal, $114,530, and also reduced by the Market Value Adjustment of $9,700, for a total reduction in the Fixed Interest Allocation of $124,230.

EXAMPLE #4: WITHDRAWAL -- EXAMPLE OF A POSITIVE MARKET VALUE ADJUSTMENT

     Assume $200,000 was allocated to a Fixed Interest Allocation with a guaranteed interest period of 10 years, a guaranteed interest rate of 7.5%, an initial Index Rate of 7%; that a withdrawal of $130,500 requested 3 years into the guaranteed interest period; that the then Index Rate ("J") for a 7 year guaranteed interest period is 6%; and that no prior transfers or withdrawals affecting this Fixed Interest Allocation have been made.

     First calculate the amount that must be withdrawn from the Fixed Interest Allocation to provide the amount requested.

1.   The contract value of Fixed Interest Allocation on the date of surrender is

                                                     3
                          $248,459 ( $200,000 x 1.075 )

2.   N = 2,555 ( 365 x 7 )

3.   Amount that must be withdrawn =
                                          2,555/365
                [ $130,500 / (1.07/1.0625)         ] = $124,230

     Then calculate the Market Value Adjustment on that amount.

                                                         2,555/365
4.   Market Value Adjustment = $124,230 x  [(1.07/1.0625)         -1]  = $6,270

     Therefore, the amount of the withdrawal paid to you ignoring any surrender charge is $130,500, as requested. The Fixed Interest Allocation will be reduced by the amount of the withdrawal, $130,500, but increased by the Market Value Adjustment of $6,270, for a total reduction in the Fixed Interest Allocation of $124,230.

                                       B2

                                   APPENDIX C

                 SURRENDER CHARGE FOR EXCESS WITHDRAWALS EXAMPLE

The following assumes you made an initial premium payment of $10,000 and additional premium payments of $10,000 in each of the second and third contract years, for total premium payments under the Contract of $30,000. It also assumes a withdrawal at the beginning of the fourth contract year of 20% of the contract value of $35,000.

In this example, $5,250 ($35,000 x .15) is the maximum free withdrawal amount that you may withdraw during the contract year without a surrender charge. The total withdrawal would be $7,000 ($35,000 x .20). Therefore, $1,750 ($7,000 -
$5,250) is considered an excess withdrawal of a part of the initial premium payment of $10,000 and would be subject to a 4% surrender charge of $70 ($1,750 x .04). This example does not take into account any Market Value Adjustment or deduction of any premium taxes.

                                       C1

                             ING VARIABLE ANNUITIES

            RELIASTAR LIFE INSURANCE COMPANY OF NEW YORK

        ReliaStar Life Insurance Company of New York is a stock company domiciled in New York, New York
--------------------------------------------------------------------------------

121274EMPIRE PRIMELITE   01/2002

ING VARIABLE ANNUITIES

RELIASTAR LIFE INSURANCE COMPANY OF NEW YORK
SEPARATE ACCOUNT NY-B OF RELIASTAR LIFE INSURANCE COMPANY
OF NEW YORK

--------------------------------------------------------------------------------

                                   PROFILE OF

                            GOLDENSELECT DVA PLUS(R)
                          FEATURING THE GALAXY VIP FUND

            DEFERRED COMBINATION VARIABLE AND FIXED ANNUITY CONTRACT

                                   JANUARY 2, 2002


     -------------------------------------------------------------------
     This Profile is a summary of some of the more important points that you should know and consider before purchasing the Contract. The Contract is more fully described in the full prospectus which accompanies this Profile. Please read the prospectus carefully.
     -------------------------------------------------------------------

--------------------------------------------------------------------------------

1.   THE ANNUITY CONTRACT
The Contract offered in this prospectus is a deferred combination variable and fixed annuity contract between you and ReliaStar Life Insurance Company of New York ("ReliaStar of NY"). It is offered exclusively to customers of Fleet Financial Group, Inc. and its affiliates. The Contract provides a means for you to invest on a tax-deferred basis in (i) one or more of the mutual fund investment portfolios through our Separate Account NY-B and/or (ii) in a fixed account of ReliaStar of NY with guaranteed interest periods. The mutual fund portfolios are listed on page 3 below. We currently offer guaranteed interest periods of 1, 3, 5, 7 and 10 years in the fixed account. We set the interest rates in the fixed account (which will never be less than 3%) periodically. We may credit a different interest rate for each interest period. The interest you earn in the fixed account as well as your principal is guaranteed by ReliaStar of NY as long as you do not take your money out before the maturity date for the applicable interest period. If you withdraw your money from the fixed account more than 30 days before the applicable maturity date, we will apply a market value adjustment. A market value adjustment could increase or decrease your contract value and/or the amount you take out. Generally the investment portfolios are designed to offer a better return than the fixed account. However, this is NOT guaranteed. You may not make any money, and you can even lose the money you invest.

The Contract, like all deferred variable annuity contracts, has two phases: the accumulation phase and the income phase. The accumulation phase is the period between the contract date and the date on which you start receiving the annuity payments under your Contract. The amounts you accumulate during the accumulation phase will determine the amount of annuity payments you will receive. The income phase begins on the annuity start date, which is the date you start receiving regular annuity payments from your Contract.

DVA PLUS PROFILE                                         PROSPECTUS BEGINS AFTER
121273                                                   PAGE 9 OF THIS PROFILE

You determine (1) the amount and frequency of premium payments, (2) the investments, (3) transfers between investments, (4) the type of annuity to be paid after the accumulation phase, (5) the beneficiary who will receive the death benefits, (6) the type of death benefit, and (7) the amount and frequency of withdrawals.

2.   YOUR ANNUITY PAYMENTS (THE INCOME PHASE)
Annuity payments are the periodic payments you will begin receiving on the annuity start date. You may choose one of the following annuity payment options:

     ----------------------------------------------------------------------------------------------
                                 ANNUITY OPTIONS
     ----------------------------------------------------------------------------------------------
     Option 1    Income for a          Payments are made for a specified number of years to you
                 fixed period          or your beneficiary.
     ----------------------------------------------------------------------------------------------
     Option 2    Income for            Payments are made for the rest of your life or longer
                 life with a           for a specified period such as 10 or 20 years or until the
                 period certain        total amount used to buy this option has been repaid. This option comes with an added guarantee that payments will
                                       continue to your beneficiary for the remainder of such
                                       period if you should die during the period.
     ----------------------------------------------------------------------------------------------
     Option 3    Joint life income     Payments are made for your life and the life of another
                                       person (usually your spouse).
     ----------------------------------------------------------------------------------------------
     Option 4    Annuity plan          Any other annuitization plan that we choose to offer on the annuity start date.
     ----------------------------------------------------------------------------------------------

Annuity payments under Options 1, 2 and 3 are fixed. Annuity payments under Option 4 may be fixed or variable. If variable and subject to the Investment Company Act of 1940, it will comply with the requirements of such Act. Once you elect an annuity option and begin to receive payments, it cannot be changed.


3.   PURCHASE (BEGINNING OF THE ACCUMULATION PHASE)
You may purchase the Contract with an initial payment of $10,000 or more ($1,500 for a qualified Contract) up to and including age 85. You may make additional payments of $500 or more ($50 for a qualified Contract) at any time before you turn 85 during the accumulation phase. Under certain circumstances, we may waive the minimum initial and additional premium payment requirement. Any initial or additional premium payment that would cause the contract value of all annuities that you maintain with us to exceed $1,000,000 requires our prior approval.


Who may purchase this Contract? Contracts offered by the prospectus accompanying this Profile are available only to customers of Fleet Boston Financial Corporation and its affiliates. The Contract may be purchased by individuals as part of a personal retirement plan (a "non-qualified Contract"), or as a Contract that qualifies for special tax treatment when purchased as either an Individual Retirement Annuity (IRA) or in connection with a qualified retirement plan (each a "qualified Contract").

IRAs and other qualified plans already have the tax-deferral feature found in this Contract. For an additional cost, the Contract provides other benefits including death benefits and the ability to receive a lifetime income. See "Expenses" in this profile.

121273                                2                        DVA PLUS PROFILE

The Contract is designed for people seeking long-term tax-deferred accumulation of assets, generally for retirement or other long-term purposes. The tax-deferred feature is more attractive to people in high federal and state tax brackets. You should not buy this Contract: (1) if you are looking for a short-term investment; (2) if you cannot risk getting back less money than you put in; or (3) your assets are in a plan which provides for tax-deferral and you see no other reason to purchase this Contract.


4.   THE INVESTMENT PORTFOLIOS
You can direct your money into: (1) the fixed account with guaranteed interest periods of 1, 3, 5, 7 and 10 years, and/or (2) into any one or more of the following mutual fund investment portfolios through our Separate Account
NY-B. The investment portfolios are described in the prospectuses for The GCG Trust, the Galaxy VIP Fund, The PIMCO Variable Insurance Trust, the Pilgrim Variable Insurance Trust, The Prudential Series Fund, Inc., the Pilgrim Variable Products Trust, and the ProFunds. Keep in mind that while an investment in the fixed account earns a fixed interest rate, an investment in any investment portfolio, depending on market conditions, may cause you to make or lose money. The investment portfolios available under your Contract are:

     THE GCG TRUST
          Liquid Asset Series             Real Estate Series             Capital Growth Series
          Limited Maturity Bond Series    Value Equity Series            Capital Appreciation Series
          Core Bond Series (formerly      Investors Series               Small Cap Series
            Global Fixed Income Series)   International Equity Series    Mid-Cap Growth Series
          Fully Managed Series            Rising Dividends Series        Strategic Equity Series
          Total Return Series             Managed Global Series          Special Situations
          Asset Allocation Growth Series  Large Cap Value Series         Growth Series
          Equity Income Series            Hard Assets Series             Developing World Series
          All Cap Series                  Diversified Mid-Cap Series     Internet TollkeeperSM Series
          Growth and Income Series        Research Series

     THE GALAXY VIP FUND                                PILGRIM VARIABLE PRODUCTS TRUST
          High Quality Bond Fund                             Pilgrim VP MagnaCap Portfolio
          Asset Allocation Fund                              Pilgrim VP SmallCap Opportunities Portfolio
          Growth and Income Fund                             Pilgrim VP Growth Opportunities Portfolio
          Small Company Growth Fund
          Equity Fund

     THE PIMCO VARIABLE INSURANCE TRUST                 THE PRUDENTIAL SERIES FUND
          PIMCO High Yield Bond Portfolio                    Prudential Jennison Portfolio
          PIMCO StocksPLUS Growth                            SP Jennison International Growth Portfolio
               and Income Portfolio

     PILGRIM VARIABLE INSURANCE TRUST                   PROFUNDS
          (FORMERLY ING VARIABLE INSURANCE TRUST)            ProFund VP Bull
          Pilgrim Global Brand Names Fund (formerly          ProFund VP Small-Cap
               ING Global Brand Names Fund)                  ProFund VP Europe 30

Internet TollkeeperSM is a service mark of Goldman, Sachs & Co.


121273                                3                        DVA PLUS PROFILE

5.   EXPENSES
The Contract has insurance features and investment features, and there are charges related to each. For the insurance features, the Company deducts an annual contract administrative charge of $30, and if you invest in an investment portfolio, a mortality and expense risk charge and an asset-based administrative charge. The mortality and expense risk charge and the asset-based administrative charge are deducted daily directly from your contract value in the investment portfolios. The mortality and expense risk charge (depending on the death benefit you choose) and the asset-based administrative charge, on an annual basis, are as follows:

                                           STANDARD      ANNUAL RATCHET ENHANCED
                                         DEATH BENEFIT        DEATH BENEFIT
                                         -------------        -------------

     Mortality & Expense Risk Charge         1.10%                1.25%
     Asset-Based Administrative Charge       0.15%                0.15%
                                             -----                -----
          Total                              1.25%                1.40%


Each investment portfolio has charges for investment management fees and other expenses. These charges, which vary by investment portfolio, currently range from 0.55% to 1.86% annually (see following table) of the portfolio's average daily net asset balance.

If you withdraw money from your Contract, or if you begin receiving annuity payments, we may deduct a premium tax of 0%-3.5% to pay to your state.

We deduct a surrender charge if you surrender your Contract or withdraw an amount exceeding the free withdrawal amount. The free withdrawal amount in any year is 15% of your contract value on the date of the withdrawal less any prior withdrawals during that contract year. The following table shows the schedule of the surrender charge that will apply. The surrender charge is a percent of each premium payment.

     COMPLETE YEARS ELAPSED               0   1   2   3   4   5   6   7+
          SINCE PREMIUM PAYMENT
     SURRENDER CHARGE                     7%  6%  5%  4%  3%  2%  1%  0%

The following table is designed to help you understand the Contract charges. The "Total Annual Insurance Charges" column includes the maximum mortality and expense risk charge, the asset-based administrative charge, and reflects the annual contract administrative charge as 0.04% (based on an average contract value of $79,000). The "Total Annual Investment Portfolio Charges" column reflects the portfolio charges for each portfolio and is based on actual expenses as of December 31, 2000, except for: (i) portfolios that commenced operations during 2000 or 2001 where the charges have been estimated, and (ii) newly formed portfolios where the charges have been estimated. The column "Total Annual Charges" reflects the sum of the previous two columns. The columns under the heading "Examples" show you how much you would pay under the Contract for a 1-year period and for a 10-year period.

As required by the Securities and Exchange Commission, the examples assume that you invested $1,000 in a Contract that earns 5% annually and that you withdraw your money at the end of Year 1 or at the end of Year 10. The 1-Year examples above include a 7% surrender charge. For Years 1 and 10, the examples show the total annual charges assessed during that time and assume that you have elected the Annual Ratchet Enhanced Death Benefit. For these examples, the premium tax is assumed to be 0%.

121273                                4                        DVA PLUS PROFILE

-------------------------------------------------------------------------------------------------------
                                                                               EXAMPLES:
                                                    TOTAL ANNUAL               ---------
                                      TOTAL ANNUAL   INVESTMENT     TOTAL  TOTAL CHARGES AT THE END OF:
                                        INSURANCE    PORTFOLIO     ANNUAL
INVESTMENT PORTFOLIO                     CHARGES      CHARGES      CHARGES      1 YEAR     10 YEARS
-------------------------------------------------------------------------------------------------------
THE GCG TRUST
Liquid Asset                              1.44%        0.55%        1.99%        $ 90        $232
-------------------------------------------------------------------------------------------------------
Limited Maturity Bond                     1.44%        0.55%        1.99%        $ 90        $232
-------------------------------------------------------------------------------------------------------
Core Bond                                 1.44%        1.01%        2.45%        $ 95        $279
-------------------------------------------------------------------------------------------------------
Fully Managed                             1.44%        0.95%        2.39%        $ 94        $273
-------------------------------------------------------------------------------------------------------
Total Return                              1.44%        0.89%        2.33%        $ 94        $267
-------------------------------------------------------------------------------------------------------
Asset Allocation Growth                   1.44%        1.01%        2.45%        $ 95        $279
-------------------------------------------------------------------------------------------------------
Equity Income                             1.44%        0.95%        2.39%        $ 94        $273
-------------------------------------------------------------------------------------------------------
All Cap                                   1.44%        1.01%        2.45%        $ 95        $279
-------------------------------------------------------------------------------------------------------
Growth and Income                         1.44%        1.11%        2.55%        $ 96        $289
-------------------------------------------------------------------------------------------------------
Real Estate                               1.44%        0.95%        2.39%        $ 94        $273
-------------------------------------------------------------------------------------------------------
Value Equity                              1.44%        0.95%        2.39%        $ 94        $273
-------------------------------------------------------------------------------------------------------
Investors                                 1.44%        1.01%        2.45%        $ 95        $279
-------------------------------------------------------------------------------------------------------
International Equity                      1.44%        1.26%        2.70%        $ 97        $303
-------------------------------------------------------------------------------------------------------
Rising Dividends                          1.44%        0.95%        2.39%        $ 94        $273
-------------------------------------------------------------------------------------------------------
Managed Global                            1.44%        1.26%        2.70%        $ 97        $303
-------------------------------------------------------------------------------------------------------
Large Cap Value                           1.44%        1.01%        2.45%        $ 95        $279
-------------------------------------------------------------------------------------------------------
Hard Assets                               1.44%        0.95%        2.39%        $ 94        $273
-------------------------------------------------------------------------------------------------------
Diversified Mid-Cap                       1.44%        1.01%        2.45%        $ 95        $279
-------------------------------------------------------------------------------------------------------
Research                                  1.44%        0.89%        2.33%        $ 94        $267
-------------------------------------------------------------------------------------------------------
Capital Growth                            1.44%        1.00%        2.44%        $ 95        $278
-------------------------------------------------------------------------------------------------------
Capital Appreciation                      1.44%        0.95%        2.39%        $ 94        $273
-------------------------------------------------------------------------------------------------------
Small Cap                                 1.44%        0.95%        2.39%        $ 94        $273
-------------------------------------------------------------------------------------------------------
Mid-Cap Growth                            1.44%        0.89%        2.33%        $ 94        $267
-------------------------------------------------------------------------------------------------------
Strategic Equity                          1.44%        0.95%        2.39%        $ 94        $273
-------------------------------------------------------------------------------------------------------
Special Situations                        1.44%        1.11%        2.55%        $ 96        $289
-------------------------------------------------------------------------------------------------------
Growth                                    1.44%        1.00%        2.44%        $ 95        $278
-------------------------------------------------------------------------------------------------------
Developing World                          1.44%        1.76%        3.20%        $102        $350
-------------------------------------------------------------------------------------------------------
Internet Tollkeeper                       1.44%        1.86%        3.30%        $103        $359
-------------------------------------------------------------------------------------------------------

THE GALAXY VIP FUND
-------------------------------------------------------------------------------------------------------
     High Quality Bond                    1.44%        0.86%        2.30%        $ 93        $264
-------------------------------------------------------------------------------------------------------
     Asset Allocation                     1.44%        1.01%        2.45%        $ 95        $279
-------------------------------------------------------------------------------------------------------
     Growth and Income                    1.44%        1.38%        2.82%        $ 99        $315
-------------------------------------------------------------------------------------------------------
     Small Company Growth                 1.44%        1.60%        3.04%        $101        $336
-------------------------------------------------------------------------------------------------------
     Equity                               1.44%        0.98%        2.42%        $ 95        $276
-------------------------------------------------------------------------------------------------------

THE PIMCO VARIABLE INSURANCE TRUST
     PIMCO High Yield Bond                1.44%        0.75%        2.19%        $ 92        $252
-------------------------------------------------------------------------------------------------------
     PIMCO StocksPLUS
          Growth and Income               1.44%        0.65%        2.09%        $ 91        $242
-------------------------------------------------------------------------------------------------------

PILGRIM VARIABLE INSURANCE TRUST
-------------------------------------------------------------------------------------------------------
     Pilgrim Global
          Brand Names                     1.44%        1.23%        2.67%        $ 97        $300
-------------------------------------------------------------------------------------------------------

THE PRUDENTIAL SERIES FUND
     Prudential Jennison                  1.44%        1.04%        2.48%        $ 95        $282
-------------------------------------------------------------------------------------------------------
     SP Jennison
          International Growth            1.44%        1.64%        3.08%        $101        $339
-------------------------------------------------------------------------------------------------------

121273                                5                        DVA PLUS PROFILE

-------------------------------------------------------------------------------------------------------
                                                                               EXAMPLES:
                                                    TOTAL ANNUAL               ---------
                                      TOTAL ANNUAL   INVESTMENT     TOTAL  TOTAL CHARGES AT THE END OF:
                                        INSURANCE    PORTFOLIO     ANNUAL
INVESTMENT PORTFOLIO                     CHARGES      CHARGES      CHARGES      1 YEAR     10 YEARS
-------------------------------------------------------------------------------------------------------
PILGRIM VARIABLE PRODUCTS TRUST
     Pilgrim VP MagnaCap                  1.44%        1.10%        2.54%        $ 96        $288
-------------------------------------------------------------------------------------------------------
     Pilgrim VP SmallCap
          Opportunities                   1.44%        1.10%        2.54%        $ 96        $288
-------------------------------------------------------------------------------------------------------
     Pilgrim VP Growth
          Opportunities                   1.44%        1.10%        2.54%        $ 96        $288

PROFUNDS
-------------------------------------------------------------------------------------------------------
     ProFund VP Bull                      1.44%        1.80%        3.24%        $103        $354
-------------------------------------------------------------------------------------------------------
     ProFund VP Small-Cap                 1.44%        1.80%        3.24%        $103        $354
-------------------------------------------------------------------------------------------------------
     ProFund VP Europe 30                 1.44%        1.75%        3.19%        $102        $349
-------------------------------------------------------------------------------------------------------

The "Total Annual Investment Portfolio Charges" column above reflects current expense reimbursements for applicable investment portfolios. The 1 Year examples above include a 7% surrender charge. For more detailed information, see "Fees and Expenses" in the prospectus for the Contract.


6.   TAXES
Under a qualified Contract, your premiums are generally pre-tax contributions and accumulate on a tax-deferred basis. Premiums and earnings are generally taxed as income when you make a withdrawal or begin receiving annuity payments, presumably when you are in a lower tax bracket.

Under a non-qualified Contract, premiums are paid with after-tax dollars, and any earnings will accumulate tax-deferred. You will generally be taxed on these earnings, but not on premiums, when you make a withdrawal or begin receiving annuity payments.

For owners of most qualified Contracts, when you reach age 70 1/2 (or, in some cases, retire), you will be required by federal tax laws to begin receiving payments from your annuity or risk paying a penalty tax. In those cases, we can calculate and pay you the minimum required distribution amounts at your request. If you are younger than 59 1/2 when you take money out, in most cases, you will be charged a 10% federal penalty tax on the taxable amount withdrawn.

7.   WITHDRAWALS
You can withdraw your money at any time during the accumulation phase. You may elect in advance to take systematic withdrawals which are described on page 9. Withdrawals above the free withdrawal amount may be subject to a surrender charge. We will apply a market value adjustment if you withdraw your money from the fixed account more than 30 days before the applicable maturity date. Income taxes and a penalty tax may apply to amounts withdrawn.

8.   PERFORMANCE

The value of your Contract will fluctuate depending on the investment performance of the portfolio(s) you choose. The following chart shows average annual total return for each portfolio that was in operation for at least the entire calendar year of 2000. These numbers reflect the deduction of the mortality and expense risk charge (based on the Annual Ratchet Enhanced Death Benefit), the asset-based administrative charge and the annual contract fee, but do not reflect deductions for surrender charges, if any. If surrender charges were reflected, they would have the effect of reducing performance. Please keep in mind that past performance is not a guarantee of future results.

121273                                6                        DVA PLUS PROFILE

                                                                            CALENDAR YEAR
INVESTMENT PORTFOLIO                                                2000         1999          1998

Managed by A I M  Capital Management, Inc.
     Capital Appreciation(1)                                       -16.44%       22.86%       11.06%
     Strategic Equity(2)                                           -13.71%       54.02%       -0.61%
----------------------------------------------------------------------------------------------------
Managed by Alliance Capital Management L.P.
     Capital Growth(2)                                             -18.31%       23.76%       10.37%
----------------------------------------------------------------------------------------------------
Managed by Baring International Investment Limited
     Developing World(2)                                           -34.76%       59.36%          --
     Hard Assets(2)                                                 -6.10%       21.62%      -30.61%
----------------------------------------------------------------------------------------------------
Managed by Capital Guardian Trust Company
     Managed Global(3)                                             -15.79%       60.98%       27.47%
     Small Cap(3)                                                  -19.43%       48.46%       19.25%
----------------------------------------------------------------------------------------------------
Managed by Eagle Asset Management, Inc.
     Value Equity                                                    7.22%       -0.93%        0.09%
----------------------------------------------------------------------------------------------------
Managed by ING Investment Management, LLC
     Limited Maturity Bond                                           6.19%       -0.32%        5.33%
     Liquid Asset                                                    4.53%        3.23%        3.54%
----------------------------------------------------------------------------------------------------
Managed by Janus Capital Corporation
     Growth(2)                                                     -23.11%       75.61%       25.01%
----------------------------------------------------------------------------------------------------
Managed by Kayne Anderson Rudnick Investment Management, LLC
     Rising Dividends                                               -3.51%       14.22%       12.50%
----------------------------------------------------------------------------------------------------
Managed by Massachusetts Financial Services Company
     Mid-Cap Growth                                                  6.63%       76.52%       21.06%
     Research                                                       -5.91%       22.45%       21.29%
     Total Return                                                   14.84%        1.89%        9.99%
----------------------------------------------------------------------------------------------------
Managed By Pacific Investment Management Company
     Core Bond(5)                                                   -0.49%       -9.94%       10.25%
----------------------------------------------------------------------------------------------------
Managed by The Prudential Investment Corporation
     Real Estate(4)                                                 29.13%       -5.19%      -14.70%
----------------------------------------------------------------------------------------------------
Managed by T. Rowe Price Associates, Inc.
     Equity Income(2)                                               11.32%       -2.15%        6.71%
     Fully Managed                                                  20.23%        5.39%        4.37%
----------------------------------------------------------------------------------------------------
Managed by Fleet Investment Advisors Inc.
     Equity Fund                                                    -3.26%          --           --
     Growth and Income Fund                                          4.06%          --           --
     Small Company Growth Fund                                     -10.28%          --           --
     Asset Allocation Fund                                           0.69%          --           --
     High Quality Bond Fund                                         11.26%          --           --
----------------------------------------------------------------------------------------------------
Managed By Pacific Investment Management Company
     PIMCO High Yield Bond                                          -2.28%        1.54%          --
     PIMCO StocksPLUS Growth and Income                            -10.79%       18.14%          --
----------------------------------------------------------------------------------------------------
Managed by Jennison Associates LLC
     Prudential Jennison                                               --           --           --

-----------------------------
     (1)  Prior to April 1, 1999, a different firm managed the Portfolio.
     (2)  Prior to March 1, 1999, a different firm managed the Portfolio.
     (3)  Prior to February 1, 2000, a different firm managed the Portfolio.
     (4)  Prior to May 1, 2000, a different firm managed the Portfolio.
     (5) Prior to May 1, 2001, a different firm managed the Portfolio using a different investment style.


9.   DEATH BENEFIT
You may choose (i) the Standard Death Benefit, or (ii) the Annual Ratchet Enhanced Death Benefit. The Annual Ratchet Enhanced Death Benefit is available only if the contract owner or the annuitant (if the

121273                                7                        DVA PLUS PROFILE
contract owner is not an individual) is less than 80 years old at the time of purchase. The Annual Ratchet Enhanced Death Benefit may not be available where a Contract is held by joint owners.

The death benefit is payable when the first of the following persons dies: the contract owner, joint owner, or annuitant (if a contract owner is not an individual). Assuming you are the contract owner, if you die during the accumulation phase, your beneficiary will receive a death benefit unless the beneficiary is your surviving spouse and elects to continue the Contract. The death benefit paid depends on the death benefit you have chosen. The death benefit value is calculated at the close of the business day on which we receive written notice and due proof of death, as well as required claim forms, at our Customer Service Center. If your beneficiary elects to delay receipt of the death benefit until a date after the time of your death, the amount of the benefit payable in the future may be affected. If you die after the annuity start date and you are the annuitant, your beneficiary will receive the death benefit you chose under the annuity option then in effect.

The death benefit may be subject to certain mandatory distribution rules required by federal tax law.

Under the STANDARD DEATH BENEFIT, if you die before the annuity start date, your beneficiary will receive the greatest of:

     1)   the contract value;

     2) the total premium payments made under the Contract after subtracting any withdrawals; or

     3)   the cash surrender value.

Under the ANNUAL RATCHET ENHANCED DEATH BENEFIT, if you die before the annuity start date, your beneficiary will receive the greatest of:

     1)   the contract value;

     2) the total premium payments made under the Contract after subtracting any withdrawals;

     3)   the cash surrender value; or

     4) the enhanced death benefit, which is determined as follows: On each contract anniversary that occurs on or before the contract owner turns age 80, we compare the prior enhanced death benefit to the contract value and select the larger amount as the new enhanced death benefit. On all other days, the enhanced death benefit is the following amount:
          On a daily basis we first take the enhanced death benefit from the preceding day (which would be the initial premium if the preceding day is the contract date), then we add additional premiums paid since the preceding day, and then we subtract any withdrawals made since the preceding day (including any market value adjustment applied to such withdrawal), and then we subtract for any associated surrender charges. That amount becomes the new enhanced death benefit.

Note: In all cases described above, the amount of the death benefit could be reduced by premium taxes owed and withdrawals not previously deducted.

10.  OTHER INFORMATION
     FREE LOOK. If you cancel the Contract within 10 days after you receive it, you will receive a full refund of your contract value. We determine your contract value at the close of business on the day we receive your written refund request. For purposes of the refund during the free look period, we will include a refund of any charges deducted from your contract value. Because of the market risks associated with investing in the portfolios, the contract value returned may be greater or less than the premium you paid.

121273                                8                        DVA PLUS PROFILE

     TRANSFERS AMONG INVESTMENT PORTFOLIOS AND THE FIXED ACCOUNT. You can make transfers among your investment portfolios and your investment in the fixed account as frequently as you wish without any current tax implications. The minimum amount for a transfer is $100. There is currently no charge for transfers, and we do not limit the number of transfers allowed. The Company may, in the future, charge a $25 fee for any transfer after the twelfth transfer in a contract year or limit the number of transfers allowed. Keep in mind that if you transfer or otherwise withdraw your money from the fixed account more than 30 days before the applicable maturity date, we will apply a market value adjustment. A market value adjustment could increase or decrease your contract value and/or the amount you transfer or withdraw.

     NO PROBATE. In most cases, when you die, the person you choose as your beneficiary will receive the death benefit without going through probate. See "Federal Tax Considerations -- Taxation of Death Benefit Proceeds" in the prospectus.

     ADDITIONAL FEATURES. This Contract has other features that may interest you. These include:

          Dollar Cost Averaging. This is a program that allows you to invest a fixed amount of money in the investment portfolios each month, which may give you a lower average cost per unit over time than a single one-time purchase. Dollar cost averaging requires regular investments regardless of fluctuating price levels, and does not guarantee profits or prevent losses in a declining market. This option is currently available only if you have $1,200 or more in the Limited Maturity Bond or the Liquid Asset investment portfolios or in the fixed account with a 1-year guaranteed interest period. Transfers from the fixed account under this program will not be subject to a market value adjustment.

          Systematic Withdrawals. During the accumulation phase, you can arrange to have money sent to you at regular intervals throughout the year. Within limits these withdrawals will not result in any surrender charge. Withdrawals from your money in the fixed account under this program are not subject to a market value adjustment. Of course, any applicable income and penalty taxes will apply on amounts withdrawn.

          Automatic Rebalancing. If your contract value is $10,000 or more, you may elect to have the Company automatically readjust the money between your investment portfolios periodically to keep the blend you select. Investments in the fixed account are not eligible for automatic rebalancing.

11.  INQUIRIES
If you need more information after reading this profile and the prospectus, please contact us at:

     CUSTOMER SERVICE CENTER
     1000 WOODBURY ROAD, SUITE 102
     WOODBURY, NEW YORK 11797

or your registered representative.

121273                                9                        DVA PLUS PROFILE

                       This page intentionally left blank.

--------------------------------------------------------------------------------
RELIASTAR LIFE INSURANCE COMPANY OF NEW YORK
SEPARATE ACCOUNT NY-B OF RELIASTAR LIFE INSURANCE
COMPANY OF NEW YORK

           DEFERRED COMBINATION VARIABLE AND FIXED ANNUITY PROSPECTUS

                              GOLDENSELECT DVA PLUS
                          FEATURING THE GALAXY VIP FUND
--------------------------------------------------------------------------------


                                                               JANUARY 2, 2002


     This prospectus describes GOLDENSELECT DVA PLUS, an individual deferred variable annuity contract (the "Contract") offered by ReliaStar Life
Insurance Company of New York ("ReliaStar of NY," the "Company," "we" or "our"). The Contract is available in connection with certain retirement plans that qualify for special federal income tax treatment ("qualified Contracts") as well as those that do not qualify for such treatment ("non-qualified Contracts").


     The Contract provides a means for you to invest your premium payments in one or more of the mutual fund investment portfolios. You may also allocate premium payments to our Fixed Account with guaranteed interest periods. Your contract value will vary daily to reflect the investment performance of the investment portfolio(s) you select and any interest credited to your allocations in the Fixed Account. The investment portfolios available under your Contract and the portfolio managers are listed on the back of this cover.


     We will credit your Fixed Interest Allocation(s) with a fixed rate of interest. We set the interest rates periodically. We will not set the interest rate to be less than a minimum annual rate of 3%. You may choose guaranteed interest periods of 1, 3, 5, 7 and 10 years. The interest earned on your money as well as your principal is guaranteed as long as you hold them until the maturity date. If you take your money out from a Fixed Interest Allocation more than 30 days before the applicable maturity date, we will apply a market value adjustment ("Market Value Adjustment"). A Market Value Adjustment could increase or decrease your contract value and/or the amount you take out. You bear the risk that you may receive less than your principal if we take a Market Value Adjustment. You have a right to return a Contract within 10 days after you receive it for a full refund of the contract value (which may be more or less than the premium payments you paid).


     This prospectus provides information that you should know before investing and should be kept for future reference. A Statement of Additional Information ("SAI"), dated January 2, 2002, has been filed with the Securities and Exchange Commission ("SEC"). It is available without charge upon request. To obtain a copy of this document, write to our Customer Service Center at 1000 Woodbury Road, Suite 102, Woodbury, New York 11797 or call (800) 963-9539, or access the SEC's website (http://www.sec.gov). The table of contents of the SAI is on the last page of this prospectus and the SAI is made part of this prospectus by reference.


THE SECURITIES AND EXCHANGE COMMISSION HAS NOT APPROVED OR DISAPPROVED THESE SECURITIES OR PASSED UPON THE ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


AN INVESTMENT IN ANY SUBACCOUNT THROUGH THE GCG TRUST, THE GALAXY VIP FUND, THE PIMCO VARIABLE INSURANCE TRUST, THE PILGRIM VARIABLE INSURANCE TRUST, THE PRUDENTIAL SERIES FUND, INC., THE PILGRIM VARIABLE PRODUCTS TRUST, OR THE PROFUNDS IS NOT A BANK DEPOSIT AND IS NOT INSURED OR GUARANTEED BY A BANK OR BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY.

THIS PROSPECTUS MUST BE ACCOMPANIED BY A CURRENT PROSPECTUS FOR THE GCG TRUST, THE GALAXY VIP FUND, THE PIMCO VARIABLE INSURANCE TRUST, THE PILGRIM VARIABLE INSURANCE TRUST, THE PRUDENTIAL SERIES FUND, INC., THE PILGRIM VARIABLE PRODUCTS TRUST, AND THE PROFUNDS


--------------------------------------------------------------------------------
THE INVESTMENT PORTFOLIOS AND THE MANAGERS ARE LISTED ON THE BACK OF THIS COVER.
--------------------------------------------------------------------------------
GDVAP-121273

     The investment portfolios available under your Contract and the portfolio managers are:


A I M CAPITAL MANAGEMENT, INC.
     Capital Appreciation Series
     Strategic Equity Series

ALLIANCE CAPITAL MANAGEMENT L. P.
     Capital Growth Series

BARING INTERNATIONAL INVESTMENT LIMITED
   (AN AFFILIATE)
     Developing World Series
     Hard Assets Series

CAPITAL GUARDIAN TRUST COMPANY
     Large Cap Value Series
     Managed Global Series
     Small Cap Series

EAGLE ASSET MANAGEMENT, INC
     Value Equity Series

FIDELITY MANAGEMENT & RESEARCH COMPANY
     Asset Allocation Growth Series
     Diversified Mid-Cap Series

GOLDMAN SACHS ASSET MANAGEMENT
     Internet TollkeeperSM Series

ING INVESTMENT MANAGEMENT, LLC
   (AN AFFILIATE)
     Limited Maturity Bond Series
     Liquid Asset Series

ING PILGRIM INVESTMENTS, LLC (AN AFFILIATE)
     International Equity Series*

JANUS CAPITAL CORPORATION
     Growth Series
     Growth and Income Series
     Special Situations Series

KAYNE ANDERSON RUDNICK INVESTMENT
   MANAGEMENT, LLC
     Rising Dividends Series

MASSACHUSETTS FINANCIAL SERVICES COMPANY
     Mid-Cap Growth Series
     Research Series
     Total Return Series

PACIFIC INVESTMENT MANAGEMENT COMPANY
     Core Bond Series (formerly Global Fixed
          Income Series)

PRUDENTIAL INVESTMENT CORPORATION
     Real Estate Series

SALOMON BROTHERS ASSET MANAGEMENT, INC
     All Cap Series
     Investors Series

T. ROWE PRICE ASSOCIATES, INC.
     Equity Income Series
     Fully Managed Series

FLEET INVESTMENT ADVISORS INC.
     Asset Allocation Fund
     Equity Fund
     Growth and Income Fund
     High Quality Bond Fund
     Small Company Growth Fund

PACIFIC INVESTMENT MANAGEMENT COMPANY
     PIMCO High Yield Bond Portfolio
     PIMCO StocksPLUS Growth and Income Portfolio

ING INVESTMENT MANAGEMENT ADVISORS B.V.
   (AN AFFILIATE)
     Pilgrim Global Brand Names Fund (formerly
        ING Global Band Names Fund)

JENNISON ASSOCIATES LLC
     Prudential Jennison Portfolio
     SP Jennison International Growth Portfolio

ING PILGRIM INVESTMENTS, LLC (AN AFFILIATE)
     Pilgrim VP Growth Opportunities Portfolio
     Pilgrim VP MagnaCap Portfolio
     Pilgrim VP SmallCap Opportunities Portfolio

PROFUND ADVISORS LLC
     ProFund VP Bull
     ProFund VP Europe 30
     ProFund VP Small-Cap

Internet TollkeeperSM Series is a service mark of Goldman, Sachs & Co.


The above mutual fund investment portfolios are purchased and held by corresponding divisions of our Separate Account NY-B. We refer to the divisions as "subaccounts" and the money you place in the Fixed Account's guaranteed interest periods as "Fixed Interest Allocations" in this prospectus.

GDVAP-121273

--------------------------------------------------------------------------------
                                TABLE OF CONTENTS
--------------------------------------------------------------------------------

                                                                            PAGE

     Index of Special Terms .................................................  1
     Fees and Expenses ......................................................  2
     Performance Information ................................................  9
          Accumulation Unit .................................................  9
          Net Investment Factor ............................................. 10
          Condensed Financial Information ................................... 10
          Financial Statements .............................................. 10
          Performance Information ........................................... 10
     ReliaStar Life Insurance Company of New York ........................... 11
     The Trusts ............................................................. 11
     ReliaStar of NY Separate Account NY-B .................................. 12
     The Investment Portfolios .............................................. 13
          Investment Objectives ............................................. 13
          Investment Management Fees and Other Expenses ..................... 19
     The Fixed Interest Allocation .......................................... 20
          Selecting a Guaranteed Interest Period ............................ 20
          Guaranteed Interest Rates ......................................... 21
          Transfers from a Fixed Interest Allocation ........................ 21
          Withdrawals from a Fixed Interest Allocation ...................... 22
          Market Value Adjustment ........................................... 22
     The Annuity Contract ................................................... 23
          Contract Date and Contract Year ................................... 23
          Annuity Start Date ................................................ 23
          Contract Owner .................................................... 23
          Annuitant ......................................................... 24
          Beneficiary ....................................................... 24
          Purchase and Availability of the Contract ......................... 24
          Crediting of Premium Payments ..................................... 25
          Administrative Procedures ......................................... 26
          Contract Value .................................................... 26
          Cash Surrender Value .............................................. 26
          Surrendering to Receive the Cash Surrender Value .................. 27
          The Subaccounts ................................................... 27
          Addition, Deletion or Substitution of Subaccounts and Other
             Changes......................................................... 27
          The Fixed Account ................................................. 27
          Other Contracts  .................................................. 27
          Other Important Provisions ........................................ 28
     Withdrawals ............................................................ 28
          Regular Withdrawals ............................................... 28
          Systematic Withdrawals ............................................ 28
          IRA Withdrawals ................................................... 30
     Transfers Among Your Investments ....................................... 30
          Transfers by Third Parties ........................................ 31
          Dollar Cost Averaging ............................................. 31
          Automatic Rebalancing ............................................. 32
     Death Benefit Choices .................................................. 32
          Death Benefit During the Accumulation Phase ....................... 32
               Standard Death Benefit ....................................... 32
               Annual Ratchet Enhanced Death Benefit ........................ 32
          Death Benefit During the Income Phase ............................. 33


--------------------------------------------------------------------------------

GDVAP-121273                          i

--------------------------------------------------------------------------------
                          TABLE OF CONTENTS (CONTINUED)
--------------------------------------------------------------------------------

                                                                            PAGE

          Required Distributions upon Contract Owner's Death ................ 33
     Charges and Fees ....................................................... 34
          Charge Deduction Subaccount ....................................... 34
          Charges Deducted from the Contract Value .......................... 34
               Surrender Charge ............................................. 34
               Free Withdrawal Amount ....................................... 34
               Surrender Charge for Excess Withdrawals ...................... 34
               Premium Taxes ................................................ 35
               Administrative Charge ........................................ 35
               Transfer Charge .............................................. 35
          Charges Deducted from the Subaccounts ............................. 35
               Mortality and Expense Risk Charge ............................ 35
               Asset-Based Administrative Charge ............................ 35
          Trust Expenses .................................................... 36
     The Annuity Options .................................................... 36
          Annuitization of Your Contract .................................... 36
          Selecting the Annuity Start Date .................................. 37
          Frequency of Annuity Payments ..................................... 37
          The Annuity Options ............................................... 37
               Income for a Fixed Period .................................... 37
               Income for Life with a Period Certain ........................ 37
               Joint Life Income ............................................ 37
               Annuity Plan ................................................. 37
          Payment When Named Person Dies .................................... 37
     Other Contract Provisions .............................................. 38
          Reports to Contract Owners ........................................ 38
          Suspension of Payments ............................................ 38
          In Case of Errors in Your Application ............................. 38
          Assigning the Contract as Collateral .............................. 38
          Contract Changes-Applicable Tax Law ............................... 38
          Free Look ......................................................... 38
          Group or Sponsored Arrangements ................................... 39
          Selling the Contract .............................................. 39
     Other Information ...................................................... 40
          Voting Rights ..................................................... 40
          State Regulation .................................................. 40
          Legal Proceedings ................................................. 40
          Legal Matters ..................................................... 40
          Experts ........................................................... 40
     Federal Tax Considerations ............................................. 40
     More Information About ReliaStar Life Insurance Company of New York..... 46
     Financial Statements of ReliaStar Life Insurance Company of New York ... 58 Statement of Additional Information
          Table of Contents ................................................. 77
     Appendix A
          Condensed Financial Information ................................... A1
     Appendix B
          Market Value Adjustment Examples .................................. B1
     Appendix C
          Surrender Charge for Excess Withdrawals Example ................... C1

GDVAP-121273                          ii

--------------------------------------------------------------------------------
                             INDEX OF SPECIAL TERMS
--------------------------------------------------------------------------------

The following special terms are used throughout this prospectus. Refer to the page(s) listed for an explanation of each term:

SPECIAL TERM                                      PAGE

Accumulation Unit                                    9
Annual Ratchet Enhanced Death Benefit               28
Annuitant                                           24
Annuity Start Date                                  23
Cash Surrender Value                                26
Contract Date                                       23
Contract Owner                                      23
Contract Value                                      26
Contract Year                                       23
Fixed Interest Allocation                           20
Free Withdrawal Amount                              34
Market Value Adjustment                             22
Net Investment Factor                               10
Standard Death Benefit                              27

The following terms as used in this prospectus have the same or substituted meanings as the corresponding terms currently used in the Contract:

TERM USED IN THIS PROSPECTUS            CORRESPONDING TERM USED IN THE CONTRACT

Accumulation Unit Value                 Index of Investment Experience
Annuity Start Date                      Annuity Commencement Date
Contract Owner                          Owner or Certificate Owner
Contract Value                          Accumulation Value
Transfer Charge                         Excess Allocation Charge
Fixed Interest Allocation               Fixed Allocation
Free Look Period                        Right to Examine Period
Guaranteed Interest Period              Guarantee Period
Subaccount(s)                           Division(s)
Net Investment Factor                   Experience Factor
Regular Withdrawals                     Conventional Partial Withdrawals
Withdrawals                             Partial Withdrawals

GDVAP-121273                          1

--------------------------------------------------------------------------------
                                FEES AND EXPENSES
--------------------------------------------------------------------------------

CONTRACT OWNER TRANSACTION EXPENSES*

     Surrender Charge:

     COMPLETE YEARS ELAPSED               0   1   2   3   4   5   6   7+
          SINCE PREMIUM PAYMENT
     SURRENDER CHARGE                     7%  6%  5%  4%  3%  2%  1%  0%

     Transfer Charge...................................................   None**

     * If you invested in a Fixed Interest Allocation, a Market Value Adjustment may apply to certain transactions. This may increase or decrease your contract value and/or your transfer or surrender amount.

    ** We may in the future charge $25 per transfer if you make more than 12 transfers in a contract year.

ANNUAL CONTRACT ADMINISTRATIVE CHARGE
     Administrative Charge ............................................     $ 30
     (We waive this charge if the total of your premium payments is $100,000 or more, or if your contract value at the end of a contract year is $100,000 or more.)

SEPARATE ACCOUNT NY-B ANNUAL CHARGES***

                                                                    STANDARD        ENHANCED DEATH BENEFITS
                                                                  DEATH BENEFIT         ANNUAL RATCHET
                                                                  -------------         --------------
     Mortality and Expense Risk Charge.......................         1.10%                  1.25%
     Asset-Based Administrative Charge.......................         0.15%                  0.15%
                                                                      -----                  -----
     Total Separate Account Charges..........................         1.25%                  1.40%

     *** As a percentage of average assets in each subaccount. The mortality and expense risk charge and the asset-based administrative charge are deducted daily.

GDVAP-121273                          2

THE GCG TRUST ANNUAL EXPENSES (as a percentage of the average daily net assets of a portfolio):


--------------------------------------------------------------------------------
                                 MANAGEMENT         OTHER           TOTAL
      PORTFOLIO                    FEE(1)        EXPENSES(2)     EXPENSES(3)
--------------------------------------------------------------------------------
     Liquid Asset                  0.54%           0.01%            0.55%
--------------------------------------------------------------------------------
     Limited Maturity Bond         0.54%           0.01%            0.55%
--------------------------------------------------------------------------------
     Core Bond                     1.00%           0.01%            1.01%
--------------------------------------------------------------------------------
     Fully Managed                 0.94%           0.01%            0.95%
--------------------------------------------------------------------------------
     Total Return                  0.88%           0.01%            0.89%
--------------------------------------------------------------------------------
     Asset Allocation Growth       1.00%           0.01%            1.01%
--------------------------------------------------------------------------------
     Equity Income                 0.94%           0.01%            0.95%
--------------------------------------------------------------------------------
     All Cap                       1.00%           0.01%            1.01%
--------------------------------------------------------------------------------
     Growth and Income             1.10%           0.01%            1.11%
--------------------------------------------------------------------------------
     Real Estate                   0.94%           0.01%            0.95%
--------------------------------------------------------------------------------
     Value Equity                  0.94%           0.01%            0.95%
--------------------------------------------------------------------------------
     Investors                     1.00%           0.01%            1.01%
--------------------------------------------------------------------------------
     International Equity          1.25%           0.01%            1.26%
--------------------------------------------------------------------------------
     Rising Dividends              0.94%           0.01%            0.95%
--------------------------------------------------------------------------------
     Managed Global                1.25%           0.01%            1.26%
--------------------------------------------------------------------------------
     Large Cap Value               1.00%           0.01%            1.01%
--------------------------------------------------------------------------------
     Hard Assets                   0.94%           0.01%            0.95%
--------------------------------------------------------------------------------
     Diversified Mid-Cap           1.00%           0.01%            1.01%
--------------------------------------------------------------------------------
     Research                      0.88%           0.01%            0.89%
--------------------------------------------------------------------------------
     Capital Growth                0.99%           0.01%            1.00%
--------------------------------------------------------------------------------
     Capital Appreciation          0.94%           0.01%            0.95%
--------------------------------------------------------------------------------
     Small Cap                     0.94%           0.01%            0.95%
--------------------------------------------------------------------------------
     Mid-Cap Growth                0.88%           0.01%            0.89%
--------------------------------------------------------------------------------
     Strategic Equity              0.94%           0.01%            0.95%
--------------------------------------------------------------------------------
     Special Situations            1.10%           0.01%            1.11%
--------------------------------------------------------------------------------
     Growth                        0.99%           0.01%            1.00%
--------------------------------------------------------------------------------
     Developing World              1.75%           0.01%            1.76%
--------------------------------------------------------------------------------
     Internet Tollkeeper           1.85%           0.01%            1.86%
--------------------------------------------------------------------------------

     (1) Fees decline as the total assets of certain combined portfolios increase. See the prospectus for The GCG Trust for more information.

     (2) Other expenses generally consist of independent trustees fees and certain expenses associated with investing in international markets. Other expenses are based on actual expenses for the year ended December 31, 2000, except for (i) portfolios that commenced operations in 2000 and (ii) newly formed portfolios where the charges have been estimated.

     (3) Total Expenses are based on actual expenses for the fiscal year ended December 31, 2000.

GDVAP-121273                          3

THE GALAXY VIP FUND ANNUAL EXPENSES (as a percentage of the average daily net assets of the portfolio):

-----------------------------------------------------------------------------------------------
                                                            OTHER               TOTAL EXPENSES
                                    MANAGEMENT             EXPENSES            AFTER FEE WAIVER
                                    FEE AFTER           AFTER EXPENSE            AND EXPENSE
PORTFOLIO                         FEE WAIVER(1)        REIMBURSEMENT(1)        REIMBURSEMENT(1)
-----------------------------------------------------------------------------------------------
High Quality Bond                     0.55%                 0.31%                   0.86%
-----------------------------------------------------------------------------------------------
Asset Allocation                      0.75%                 0.26%                   1.01%
-----------------------------------------------------------------------------------------------
Growth and Income                     0.75%                 0.63%                   1.38%
-----------------------------------------------------------------------------------------------
Small Company Growth                  0.75%                 0.85%                   1.60%
-----------------------------------------------------------------------------------------------
Equity                                0.75%                 0.23%                   0.98%
-----------------------------------------------------------------------------------------------

     (1) Total Expenses are based on actual expenses for the fiscal year ended December 31, 2000. Fleet Investment Advisors Inc. and/or the administrator have agreed to waive certain fees and/or reimburse fund expenses of 0.13% and 1.54% for the High Quality Bond Fund and Small Company Growth Fund , respectively, through December 31, 2000. Without this agreement, and based on actual waivers and reimbursements for the fiscal year ended December 31, 2000, total expenses would have been 0.99%, 1.01%, 1.38%, 3.14% and 0.98% for the High Quality Bond Fund,
          Asset Allocation Fund, Growth and Income Fund, Small Company Growth Fund, and Equity Fund respectively.

THE PIMCO VARIABLE INSURANCE TRUST ANNUAL EXPENSES (as a percentage of the average daily net assets of a portfolio):

---------------------------------------------------------------------------------------------------------------
                                                                            OTHER EXPENSES      TOTAL EXPENSES
                                    MANAGEMENT    SERVICE       OTHER       AFTER EXPENSE       AFTER EXPENSE
PORTFOLIO                              FEE          FEE      EXPENSES(1)   REIMBURSEMENT(2)    REIMBURSEMENT(2)
---------------------------------------------------------------------------------------------------------------
PIMCO High Yield Bond                 0.25%        0.15%        0.35%           0.35%               0.75%

PIMCO StocksPLUS Growth and
     Income                           0.40%        0.15%        0.11%           0.10%               0.65%
---------------------------------------------------------------------------------------------------------------

     (1) "Other Expenses" reflects a 0.35% administrative fee for the High Yield Bond Portfolio and a 0.10% administrative fee and 0.01% representing organizational expenses and pro rata Trustees' fees for the StocksPLUS Growth and Income Portfolio.

     (2) PIMCO has contractually agreed to reduce total annual portfolio operating expenses to the extent they would exceed, due to the payment of organizational expenses and Trustees' fees, 0.75% and 0.65% of average daily net assets for the PIMCO High Yield Bond and StocksPLUS Growth and Income Portfolios, respectively. Without such reductions, Total Annual Expenses for the fiscal year ended December 31, 2000 would have been 0.75% and 0.66% for the PIMCO High Yield Bond and StocksPLUS Growth and Income Portfolios, respectively. Under the Expense Limitation Agreement, PIMCO may recoup these waivers and reimbursements in future periods, not exceeding three years, provided total expenses, including such recoupment, do not exceed the annual expense limit.

PILGRIM VARIABLE INSURANCE TRUST ANNUAL EXPENSES (as a percentage of the average daily net assets of the portfolio)(1):

---------------------------------------------------------------------------------------------------------
                               INVESTMENT                               TOTAL                   TOTAL NET
                               MANAGEMENT     12B-1        OTHER      PORTFOLIO    WAIVER BY    PORTFOLIO
PORTFOLIO                         FEE          FEE        EXPENSES     EXPENSES    ADVISER(2)   EXPENSES
---------------------------------------------------------------------------------------------------------
Pilgrim Global Brand Names       1.00%        0.25%        1.72%        2.97%        1.74%        1.23%
---------------------------------------------------------------------------------------------------------

     (1) The table shows the estimated operating expenses for the Portfolio as a ratio of expenses to average daily net assets. These estimates are based on the Portfolio's actual operating expenses for its most recent complete fiscal year and fee waivers to which the Adviser has agreed for the Portfolio.

     (2) ING Mutual Funds Management Co. LLC, the Portfolio's Investment Manager, has entered into a written expense limitation agreement with the Portfolio, under which it will limit expenses of the

GDVAP-121273                          4

          Portfolio, excluding interest, taxes, brokerage and extraordinary expenses, subject to possible reimbursement to ING Mutual Funds Management Co. LLC within three years. The amount of the Portfolio's expenses waived or reimbursed during the last fiscal year by ING Mutual Funds Management Co. LLC is shown under the heading "Waiver by Adviser." The expense limits will continue through at least December 31, 2001.

THE PRUDENTIAL SERIES FUND ANNUAL EXPENSES (as a percentage of the average daily net assets of the portfolio):

--------------------------------------------------------------------------------
                                 MANAGEMENT    12B-1       OTHER       TOTAL
PORTFOLIO                           FEE        FEE(1)   EXPENSES(2) EXPENSES(2)
--------------------------------------------------------------------------------
Prudential Jennison                 0.60%      0.25%       0.19%       1.04%

SP Jennison International
     Growth                         0.85%      0.25%       0.54%       1.64%
--------------------------------------------------------------------------------

     (1) The 12b-1 fees for the Prudential Jennison Portfolio and the SP Jennison International Growth Portfolio are imposed to enable the portfolios to recover certain sales expenses, including compensation to broker-dealers, the cost of printing prospectuses for delivery to prospective investors and advertising costs for the portfolio. Over a long period of time, the total amount of 12b-1 fees paid may exceed the amount of sales charges imposed by the product.

     (2) Since the SP Jennison International Growth Portfolio had not commenced operations as of December 31, 1999, expenses as shown are based on estimates of the portfolio's operating expenses for the portfolio's first fiscal year.

PILGRIM VARIABLE PRODUCTS TRUST ANNUAL EXPENSES (as a percentage of the average daily net assets of the portfolio)(1):

---------------------------------------------------------------------------------------------------------
                               INVESTMENT                               TOTAL                   TOTAL NET
                               MANAGEMENT    SERVICE       OTHER      PORTFOLIO    WAIVER BY    PORTFOLIO
PORTFOLIO                         FEE          FEE      EXPENSES(2)   EXPENSES    ADVISER(2)   EXPENSES
---------------------------------------------------------------------------------------------------------
Pilgrim VP MagnaCap              0.75%        0.25%        7.15%        8.15%        7.05%        1.10%
---------------------------------------------------------------------------------------------------------
Pilgrim VP SmallCap
     Opportunities               0.75%        0.25%        0.23%        1.23%        0.13%        1.10%
---------------------------------------------------------------------------------------------------------
Pilgrim VP Growth
     Opportunities               0.75%        0.25%        1.44%        2.44%        1.34%        1.10%
---------------------------------------------------------------------------------------------------------

     (1) The table shows the estimated operating expenses for Class S shares of each Portfolio as a ratio of expenses to average daily net assets. These estimates are based on each Portfolio's actual operating expenses for Class R shares for the Trust's most recently completed fiscal year and fee waivers to which ING Pilgrim Investments, LLC, the Portfolios' Adviser, has agreed for each Portfolio.

     (2) Because Class S shares are new for each Portfolio, the Other Expenses for each Portfolio are based on Class R expenses of the Portfolio.

     (3) ING Pilgrim Investments, LLC has entered into written expense limitation agreements with each Portfolio which it advises under which it will limit expenses of the Portfolio, excluding interest, taxes, brokerage and extraordinary expenses, subject to possible reimbursement to ING Pilgrim Investments, LLC within three years. The expense limit for each such Portfolio is shown as "Total Net Portfolio Expenses." For each Portfolio, the expense limits will continue through at least December 31, 2001.

GDVAP-121273                          5

PROFUNDS ANNUAL EXPENSES (as a percentage of the average daily net assets of the portfolio):

--------------------------------------------------------------------------------
                                 MANAGEMENT    12B-1       OTHER       TOTAL
PORTFOLIO                           FEE         FEE     EXPENSES(2) EXPENSES(2)
--------------------------------------------------------------------------------
ProFund VP Bull                     0.75%      0.25%       0.80%       1.80%
--------------------------------------------------------------------------------
ProFund VP Small-Cap                0.75%      0.25%       0.80%       1.80%
--------------------------------------------------------------------------------
ProFund VP Europe 30(1)             0.75%      0.25%       0.75%       1.75%
--------------------------------------------------------------------------------

     (1) Management fees and expenses for the ProFund VP Europe 30 are for the 12-month period ending December 12, 2000.

     (2) Other expenses for the ProFund VP Bull and ProFund VP Small-Cap are estimates as these ProFund Portfolios had not commenced operations as of December 31, 2000.

The purpose of the foregoing tables is to help you understand the various costs and expenses that you will bear directly and indirectly. See the prospectuses of The GCG Trust, The PIMCO Variable Insurance Trust, the Pilgrim Variable Insurance Trust, the Prudential Series Fund, the Pilgrim Variable Products Trust, and the ProFunds for additional information on management or advisory fees and in some cases on other portfolio expenses.


Premium taxes (which currently range from 0% to 3.5% of premium payments) may apply, but are not reflected in the tables above or in the examples below.

GDVAP-121273                          6

EXAMPLES:
In the following examples, surrender charges may apply if you choose to annuitize within the first 7 contract years. The examples also assume election of the Annual Ratchet Enhanced Death Benefit and are based on an assumed 5% annual return.

If you surrender your Contract at the end of the applicable time period, you would pay the following expenses for each $1,000 invested:

--------------------------------------------------------------------------------
                                           1 YEAR   3 YEARS   5 YEARS   10 YEARS
--------------------------------------------------------------------------------

     THE GCG TRUST
     Liquid Asset                          $ 90     $112      $137      $232
--------------------------------------------------------------------------------
     Limited Maturity Bond                 $ 90     $112      $137      $232
--------------------------------------------------------------------------------
     Core Bond                             $ 95     $126      $161      $279
--------------------------------------------------------------------------------
     Fully Managed                         $ 94     $125      $158      $273
--------------------------------------------------------------------------------
     Total Return                          $ 94     $123      $155      $267
--------------------------------------------------------------------------------
     Asset Allocation Growth               $ 95     $126      $161      $279
--------------------------------------------------------------------------------
     Equity Income                         $ 94     $125      $158      $273
--------------------------------------------------------------------------------
     All Cap                               $ 95     $126      $161      $279
--------------------------------------------------------------------------------
     Growth and Income                     $ 96     $129      $166      $289
--------------------------------------------------------------------------------
     Real Estate                           $ 94     $125      $158      $273
--------------------------------------------------------------------------------
     Value Equity                          $ 94     $125      $158      $273
--------------------------------------------------------------------------------
     Investors                             $ 95     $126      $161      $279
--------------------------------------------------------------------------------
     International Equity                  $ 97     $134      $173      $303
--------------------------------------------------------------------------------
     Rising Dividends                      $ 94     $125      $158      $273
--------------------------------------------------------------------------------
     Managed Global                        $ 97     $134      $173      $303
--------------------------------------------------------------------------------
     Large Cap Value                       $ 95     $126      $161      $279
--------------------------------------------------------------------------------
     Hard Assets                           $ 94     $125      $158      $273
--------------------------------------------------------------------------------
     Diversified Mid-Cap                   $ 95     $126      $161      $279
--------------------------------------------------------------------------------
     Research                              $ 94     $123      $155      $267
--------------------------------------------------------------------------------
     Capital Growth                        $ 95     $126      $160      $278
--------------------------------------------------------------------------------
     Capital Appreciation                  $ 94     $125      $158      $273
--------------------------------------------------------------------------------
     Small Cap                             $ 94     $125      $158      $273
--------------------------------------------------------------------------------
     Mid-Cap Growth                        $ 94     $123      $155      $267
--------------------------------------------------------------------------------
     Strategic Equity                      $ 94     $125      $158      $273
--------------------------------------------------------------------------------
     Special Situations                    $ 96     $129      $166      $289
--------------------------------------------------------------------------------
     Growth                                $ 95     $126      $160      $278
--------------------------------------------------------------------------------
     Developing World                      $102     $149      $197      $350
--------------------------------------------------------------------------------
     Internet Tollkeeper                   $103     $152      $202      $359
--------------------------------------------------------------------------------

     THE GALAXY VIP FUND
--------------------------------------------------------------------------------
     High Quality Bond                     $ 93     $122      $153      $264
--------------------------------------------------------------------------------
     Asset Allocation                      $ 95     $126      $161      $279
--------------------------------------------------------------------------------
     Growth and Income                     $ 99     $137      $179      $315
--------------------------------------------------------------------------------
     Small Company Growth                  $101     $144      $190      $336
--------------------------------------------------------------------------------
     Equity                                $ 95     $125      $159      $276
--------------------------------------------------------------------------------

     THE PIMCO VARIABLE
      INSURANCE TRUST
     PIMCO High Yield Bond                 $ 92     $119      $147      $252
--------------------------------------------------------------------------------
     PIMCO StocksPLUS
          Growth and Income                $ 91     $115      $142      $242
--------------------------------------------------------------------------------

     PILGRIM VARIABLE INSURANCE
     TRUST
--------------------------------------------------------------------------------
     Pilgrim Global Brand Names            $ 97     $133      $171      $300
--------------------------------------------------------------------------------

GDVAP-121273                          7

--------------------------------------------------------------------------------
                                           1 YEAR   3 YEARS   5 YEARS   10 YEARS
--------------------------------------------------------------------------------

     THE PRUDENTIAL SERIES FUND
     Prudential Jennison                   $ 95     $127      $162      $282
--------------------------------------------------------------------------------
     SP Jennison International
          Growth                           $101     $145      $192      $339
--------------------------------------------------------------------------------

     PILGRIM VARIABLE PRODUCTS
     TRUST
     Pilgrim VP MagnaCap                   $ 96     $129      $165      $288
--------------------------------------------------------------------------------
     Pilgrim VP SmallCap Opportunities     $ 96     $129      $165      $288
--------------------------------------------------------------------------------
     Pilgrim VP Growth Opportunities       $ 96     $129      $165      $288

     PROFUNDS
--------------------------------------------------------------------------------
     ProFund VP Bull                       $103     $150      $199      $354
--------------------------------------------------------------------------------
     ProFund VP Small-Cap                  $103     $150      $199      $354
--------------------------------------------------------------------------------
     ProFund VP Europe 30                  $102     $148      $197      $349
--------------------------------------------------------------------------------

     If you do not surrender your Contract or if you annuitize on the annuity start date, you would pay the following expenses for each $1,000 invested:

--------------------------------------------------------------------------------
                                           1 YEAR   3 YEARS   5 YEARS   10 YEARS
--------------------------------------------------------------------------------

     THE GCG TRUST
     Liquid Asset                          $ 20     $ 62      $107      $232
--------------------------------------------------------------------------------
     Limited Maturity Bond                 $ 20     $ 62      $107      $232
--------------------------------------------------------------------------------
     Core Bond                             $ 25     $ 76      $131      $279
--------------------------------------------------------------------------------
     Fully Managed                         $ 24     $ 75      $128      $273
--------------------------------------------------------------------------------
     Total Return                          $ 24     $ 73      $125      $267
--------------------------------------------------------------------------------
     Asset Allocation Growth               $ 25     $ 76      $131      $279
--------------------------------------------------------------------------------
     Equity Income                         $ 24     $ 75      $128      $273
--------------------------------------------------------------------------------
     All Cap                               $ 25     $ 76      $131      $279
--------------------------------------------------------------------------------
     Growth and Income                     $ 26     $ 79      $136      $289
--------------------------------------------------------------------------------
     Real Estate                           $ 24     $ 75      $128      $273
--------------------------------------------------------------------------------
     Value Equity                          $ 24     $ 75      $128      $273
--------------------------------------------------------------------------------
     Investors                             $ 25     $ 76      $131      $279
--------------------------------------------------------------------------------
     International Equity                  $ 27     $ 84      $143      $303
--------------------------------------------------------------------------------
     Rising Dividends                      $ 24     $ 75      $128      $273
--------------------------------------------------------------------------------
     Managed Global                        $ 27     $ 84      $143      $303
--------------------------------------------------------------------------------
     Large Cap Value                       $ 25     $ 76      $131      $279
--------------------------------------------------------------------------------
     Hard Assets                           $ 24     $ 75      $128      $273
--------------------------------------------------------------------------------
     Diversified Mid-Cap                   $ 25     $ 76      $131      $279
--------------------------------------------------------------------------------
     Research                              $ 24     $ 73      $125      $267
--------------------------------------------------------------------------------
     Capital Growth                        $ 25     $ 76      $130      $278
--------------------------------------------------------------------------------
     Capital Appreciation                  $ 24     $ 75      $128      $273
--------------------------------------------------------------------------------
     Small Cap                             $ 24     $ 75      $128      $273
--------------------------------------------------------------------------------
     Mid-Cap Growth                        $ 24     $ 73      $125      $267
--------------------------------------------------------------------------------
     Strategic Equity                      $ 24     $ 75      $128      $273
--------------------------------------------------------------------------------
     Special Situations                    $ 26     $ 79      $136      $289
--------------------------------------------------------------------------------
     Growth                                $ 25     $ 76      $130      $278
--------------------------------------------------------------------------------
     Developing World                      $ 32     $ 99      $167      $350
--------------------------------------------------------------------------------
     Internet Tollkeeper                   $ 33     $102      $172      $359
--------------------------------------------------------------------------------

GDVAP-121273                          8

--------------------------------------------------------------------------------
                                           1 YEAR   3 YEARS   5 YEARS   10 YEARS
--------------------------------------------------------------------------------

     THE GALAXY VIP FUND
--------------------------------------------------------------------------------
     High Quality Bond                     $ 23     $ 72      $123      $264
--------------------------------------------------------------------------------
     Asset Allocation                      $ 25     $ 76      $131      $279
--------------------------------------------------------------------------------
     Growth and Income                     $ 29     $ 87      $149      $315
--------------------------------------------------------------------------------
     Small Company Growth                  $ 31     $ 94      $160      $336
--------------------------------------------------------------------------------
     Equity                                $ 25     $ 75      $129      $276
--------------------------------------------------------------------------------

     THE PIMCO VARIABLE
      INSURANCE TRUST
     PIMCO High Yield Bond                 $ 22     $ 69      $117      $252
--------------------------------------------------------------------------------
     PIMCO StocksPLUS
          Growth and Income                $ 21     $ 65      $112      $242
--------------------------------------------------------------------------------

     PILGRIM VARIABLE INSURANCE
     TRUST
--------------------------------------------------------------------------------
     Pilgrim Global Brand Names            $ 27     $ 83      $141      $300
--------------------------------------------------------------------------------

     THE PRUDENTIAL SERIES FUND
     Prudential Jennison                   $ 25     $ 77      $132      $282
--------------------------------------------------------------------------------
     SP Jennison International
          Growth                           $ 31     $ 95      $162      $339
--------------------------------------------------------------------------------

     PILGRIM VARIABLE PRODUCTS
     TRUST
     Pilgrim VP MagnaCap                   $ 26     $ 79      $135      $288
--------------------------------------------------------------------------------
     Pilgrim VP SmallCap Opportunities     $ 26     $ 79      $135      $288
--------------------------------------------------------------------------------
     Pilgrim VP Growth Opportunities       $ 26     $ 79      $135      $288

     PROFUNDS
--------------------------------------------------------------------------------
     ProFund VP Bull                       $ 33     $100      $169      $354
--------------------------------------------------------------------------------
     ProFund VP Small-Cap                  $ 33     $100      $169      $354
--------------------------------------------------------------------------------
     ProFund VP Europe 30                  $ 32     $ 98      $167      $349
--------------------------------------------------------------------------------

The examples above reflect the annual administrative charge as an annual charge of 0.04% of assets (based on an average contract value of $79,000). If the Standard Death Benefit is elected instead of the Annual Ratchet Enhanced Death Benefit used in the examples, the actual expenses will be less than those represented in the examples.


THESE EXAMPLES SHOULD NOT BE CONSIDERED A REPRESENTATION OF PAST OR FUTURE EXPENSES. ACTUAL EXPENSES MAY BE MORE OR LESS THAN THOSE SHOWN SUBJECT TO THE TERMS OF YOUR CONTRACT.

--------------------------------------------------------------------------------
                             PERFORMANCE INFORMATION
--------------------------------------------------------------------------------

ACCUMULATION UNIT
We use accumulation units to calculate the value of a Contract. Each subaccount of Separate Account NY-B of ReliaStar of NY ("Separate Account NY-B") has its own accumulation unit value. The accumulation units are valued each business day that the New York Stock Exchange is open for trading. Their values may increase or decrease from day to day according to a Net Investment Factor, which is primarily based on the investment performance of the applicable investment portfolio. Shares in the investment portfolios are valued at their net asset value.

GDVAP-121273                          9

THE NET INVESTMENT FACTOR
The Net Investment Factor is an index number which reflects charges under the Contract and the investment performance of the subaccount. The Net Investment Factor is calculated for each subaccount as follows:

     (1) We take the net asset value of the subaccount at the end of each business day.

     (2) We add to (1) the amount of any dividend or capital gains distribution declared for the subaccount and reinvested in such subaccount. We subtract from that amount a charge for our taxes, if any.

     (3) We divide (2) by the net asset value of the subaccount at the end of the preceding business day.

     (4) We then subtract the applicable daily mortality and expense risk charge and the daily asset-based administrative charge from the subaccount.

Calculations for the subaccounts are made on a per share basis.

CONDENSED FINANCIAL INFORMATION
Tables containing (i) the accumulation unit value history of each subaccount of Separate Account NY-B offered in this prospectus and (ii) the total investment value history of each such subaccount are presented in Appendix A -- Condensed Financial Information.

FINANCIAL STATEMENTS
The audited financial statements of Separate Account NY-B for the year ended December 31, 2000 are included in the Statement of Additional Information. Because the Separate Account NY-B audited financial statements relate to periods prior to January 1, 2002 ("the merger date"), the financial statements and Report of Independent Auditors thereon refer to First Golden American Separate Account NY-B. As of the merger date, Separate Account NY-B will be named ReliaStar Life Insurance Company of
New York Separate Account NY-B. The audited financial statements of ReliaStar of NY for the years ended December 31, 2000, 1999 and 1998 and unaudited financial statements for the period ended September 30, 2001 are included in this prospectus.


PERFORMANCE INFORMATION
From time to time, we may advertise or include in reports to contract owners performance information for the subaccounts of Separate Account NY-B, including the average annual total return performance, yields and other nonstandard measures of performance. Such performance data will be computed, or accompanied by performance data computed, in accordance with standards defined by the SEC.

Except for the Liquid Asset subaccount, quotations of yield for the subaccounts will be based on all investment income per unit (contract value divided by the accumulation unit) earned during a given 30-day period, less expenses accrued during such period. Information on standard total average annual return performance will include average annual rates of total return for 1, 5 and 10 year periods, or lesser periods depending on how long the subaccount of Separate Account NY-B has been investing in the portfolio. We may show other total returns for periods of less than one year. Total return figures will be based on the actual historic performance of the subaccounts of Separate Account NY-B, assuming an investment at the beginning of the period when the subaccount first invested in the portfolio, withdrawal of the investment at the end of the period, adjusted to reflect the deduction of all applicable portfolio and contract charges. We may also show rates of total return on amounts invested at the beginning of the period with no withdrawal at the end of the period. Total return figures which assume no withdrawals at the end of the period will reflect all recurring charges, but will not reflect the surrender charge. In addition, we may present historic performance data for the investment portfolios since their inception reduced by some or all of the fees and charges under the Contract. Such adjusted historic performance includes data that precedes the inception dates of the subaccounts of Separate Account NY-B. This data is designed to show the performance that would have resulted if the Contract had been in existence before the subaccounts began investing in the portfolios.

Current yield for the Liquid Asset subaccount is based on income received by a hypothetical investment over a given 7-day period, less expenses accrued, and then "annualized" (i.e., assuming that the 7-day yield would be received for 52 weeks). We calculate "effective yield" for the Liquid Asset subaccount in a manner similar to that used to calculate yield, but when annualized, the income earned by the investment is assumed to be reinvested. The "effective yield" will thus be slightly higher than the "yield" because of the compounding

GDVAP-121273                          10
effect of earnings. We calculate quotations of yield for the remaining subaccounts on all investment income per accumulation unit earned during a given 30-day period, after subtracting fees and expenses accrued during the period assuming no surrender.

We may compare performance information for a subaccount to: (i) the Standard & Poor's 500 Stock Index, Dow Jones Industrial Average, Donoghue Money Market Institutional Averages, or any other applicable market indices, (ii) other variable annuity separate accounts or other investment products tracked by Lipper Analytical Services (a widely used independent research firm which ranks mutual funds and other investment companies), or any other rating service, and
(iii) the Consumer Price Index (a measure for inflation) to determine the real rate of return of an investment in the Contract. Our reports and promotional literature may also contain other information, including the ranking of any subaccount based on rankings of variable annuity separate accounts or other investment products tracked by Lipper Analytical Services or by similar rating services.

Performance information reflects only the performance of a hypothetical contract and should be considered in light of other factors, including the investment objective of the investment portfolio and market conditions. Please keep in mind that past performance is not a guarantee of future results.

--------------------------------------------------------------------------------
            RELIASTAR LIFE INSURANCE COMPANY OF NEW YORK
--------------------------------------------------------------------------------

ReliaStar of NY is a New York stock life insurance company originally incorporated on June 11, 1917 under the name The Morris Plan Insurance Society. ReliaStar of NY is authorized to transact business in all states, the District of Columbia and the Dominican Republic and is principally engaged in the business of providing individual life insurance and annuities, employee benefit products and services, retirement plans, and life and health reinsurance. ReliaStar of NY is a wholly-owned subsidiary of Security-Connecticut Life Insurance Company and is an indirect wholly-owned subsidiary of ING Groep, N.V. ("ING"), a global financial services holding company based in The Netherlands. ReliaStar of NY's financial statements appear in this prospectus.

ING also owns Directed Services, Inc., the investment manager of The GCG Trust and the distributor of the Contracts, and other interests and ING Pilgrim Investments, LLC, a portfolio manager of The GCG Trust, and the investment manager of the Pilgrim Variable Insurance Trust and the Pilgrim Variable Products Trust. ING also owns Baring International Investment Limited, another portfolio manager of The GCG Trust, and ING Investment Management Advisors B.V., a portfolio manager of the Pilgrim Variable Insurance Trust.

Our principal office is located at 1000 Woodbury Road, Suite 102,
Woodbury, New York 11797.

--------------------------------------------------------------------------------
                                   THE TRUSTS
--------------------------------------------------------------------------------


In this prospectus, we refer to The GCG Trust, The Galaxy VIP Fund, The PIMCO Variable Insurance Trust, the Pilgrim Variable Insurance Trust, the Prudential Series Fund, Inc., the Pilgrim Variable Products Trust, and the ProFunds collectively as the "Trusts" and individually as a "Trust."

The GCG Trust is a mutual fund whose shares are offered to separate accounts funding variable annuity and variable life insurance policies offered by ReliaStar of NY and other affiliated insurance companies. The GCG Trust may also sell its shares to separate accounts of insurance companies not affiliated with ReliaStar of NY. Pending SEC approval, shares of The GCG Trust may also be sold to certain qualified pension and retirement plans. The principal address of The GCG Trust is 1475 Dunwoody Drive, West Chester, PA 19380.

The Galaxy VIP Fund is a mutual fund whose shares are offered to separate accounts of various life insurance companies for variable annuity contracts, including certain variable contracts of ReliaStar of NY and

GDVAP-121273                          11
its affiliates. The principal office of The Galaxy VIP Fund is 4400 Computer Drive, Westborough, MA 01581.

The PIMCO Variable Insurance Trust is a mutual fund whose shares are available to separate accounts of insurance companies, including ReliaStar of NY, for both variable annuity contracts and variable life insurance policies and to qualified pension and retirement plans. The principal address of The PIMCO Variable Insurance Trust is 840 Newport Center Drive, Suite 300, Newport Beach, CA 92660.

The Pilgrim Variable Insurance Trust (formerly the ING Variable Insurance Trust) is also a mutual fund whose shares are offered to separate accounts funding variable annuity contracts offered by ReliaStar of NY and other insurance companies, both affiliated and unaffiliated with ReliaStar of NY. The address of Pilgrim Variable Insurance Trust is 40 North Central Avenue, Suite 1200, Phoenix, AZ 85004.

The Prudential Series Fund is also a mutual fund whose shares are available to separate accounts funding variable annuity and variable life insurance polices offered by The Prudential Insurance Company of America, its affiliated insurers and other life insurance companies not affiliated with Prudential, including ReliaStar of NY and Golden American. The address of the Prudential Series Fund is 751 Broad Street, Newark, NJ 07102.

The Pilgrim Variable Products Trust is also a mutual fund whose shares are offered to separate accounts funding variable annuity contracts offered by ReliaStar of NY and other insurance companies, both affiliated and unaffiliated with ReliaStar of NY. The address of Pilgrim Variable Products Trust is 40 North Central Avenue, Suite 1200, Phoenix, AZ 85004.

The ProFunds is also a mutual fund whose shares are offered to separate accounts funding variable annuity contracts offered by ReliaStar of NY and other insurance companies, both affiliated and unaffiliated with ReliaStar of NY. The address of ProFunds is 3435 Stelzer Road, Suite 1000, PO Box 182100, Columbus, OH 43218-2000.

In the event that, due to differences in tax treatment or other considerations, the interests of contract owners of various contracts participating in the Trusts conflict, we, the Boards of Trustees of The GCG Trust, The Galaxy VIP Fund, The PIMCO Variable Insurance Trust, the Pilgrim Variable Insurance Trust, the Pilgrim Variable Products Trust, ProFunds, the Board of Directors of The Prudential Series Fund, Inc. and the management of Directed Services, Inc., Fleet Investment Advisors, Inc., Pacific Investment Management Company, ING Mutual Funds Management Co. LLC, The Prudential Insurance Company of America, ING Pilgrim Investments, LLC, ProFunds Advisors LLC and any other insurance companies participating in the Trusts will monitor events to identify and resolve any material conflicts that may arise.

YOU WILL FIND MORE DETAILED INFORMATION ABOUT THE GCG TRUST, THE GALAXY VIP FUND, THE PIMCO VARIABLE INSURANCE TRUST, THE PILGRIM VARIABLE INSURANCE TRUST, THE PRUDENTIAL SERIES FUND, INC., THE PILGRIM VARIABLE PRODUCTS TRUST, AND THE PROFUNDS IN THE ACCOMPANYING PROSPECTUS FOR EACH TRUST. YOU SHOULD READ THEM CAREFULLY BEFORE INVESTING.


--------------------------------------------------------------------------------
                       RELIASTAR OF NY SEPARATE ACCOUNT NY-B
--------------------------------------------------------------------------------

ReliaStar of NY Separate Account NY-B ("Separate Account NY-B") was established as a separate account of First Golden American Life Insurance Company of New York ("First Golden") on June 13, 1996. It became a separate account of RelaStar of NY as a result of the merger of First Golden into RelaStar of NY effective January 1, 2002. It is registered with the SEC as a unit investment trust under the Investment Company Act of 1940 ("1940 Act"). Separate Account NY-B is a separate investment account used for our variable annuity contracts. We own all the assets in Separate Account NY-B but such assets are kept separate from our other accounts.

Separate Account NY-B is divided in subaccounts. Each subaccount invests exclusively in shares of one investment portfolio of The GCG Trust, The Galaxy VIP Fund, The PIMCO Variable Insurance Trust, ING Variable Insurance Trust, The Prudential Series Fund, Inc., the Pilgrim Variable Products Trust, or the ProFunds Each investment portfolio has its own distinct investment objectives and policies. Income, gains and losses, realized or unrealized, of a portfolio are credited to or charged against the corresponding subaccount of Separate Account NY-B without regard to any other income, gains

GDVAP-121273                          12
or losses of the Company. Assets equal to the reserves and other contract liabilities with respect to each are not chargeable with liabilities arising out of any other business of the Company. They may, however, be subject to liabilities arising from subaccounts whose assets we attribute to other variable annuity contracts supported by Separate Account NY-B. If the assets in Separate Account NY-B exceed the required reserves and other liabilities, we may transfer the excess to our general account. We are obligated to pay all benefits and make all payments provided under the Contracts.

NOTE: We currently offer other variable annuity contracts that invest in Separate Account NY-B but are not discussed in this prospectus. Separate Account NY-B may also invest in other investment portfolios which are not available under your Contract. Under certain circumstances, we may make certain changes to the subaccounts. For more information, see "The Annuity Contract -- Addition, Deletion, or Substitution of Subaccounts and Other Changes."


--------------------------------------------------------------------------------
                            THE INVESTMENT PORTFOLIOS
--------------------------------------------------------------------------------


During the accumulation phase, you may allocate your premium payments and contract value to any of the investment portfolios listed in the section below. YOU BEAR THE ENTIRE INVESTMENT RISK FOR AMOUNTS YOU ALLOCATE TO ANY INVESTMENT PORTFOLIO, AND YOU MAY LOSE YOUR PRINCIPAL.

INVESTMENT OBJECTIVES
The investment objective of each investment portfolio is set forth below. You should understand that there is no guarantee that any portfolio will meet its investment objective. Meeting objectives depends on various factors, including, in certain cases, how well the portfolio managers anticipate changing economic and market conditions. Separate Account NY-B also has other subaccounts investing in other portfolios which are not available to the Contract described in this prospectus. YOU CAN FIND MORE DETAILED INFORMATION ABOUT THE INVESTMENT PORTFOLIOS IN THE PROSPECTUSES FOR THE GCG TRUST, THE GALAXY VIP FUND, THE PIMCO VARIABLE INSURANCE TRUST, THE PILGRIM VARIABLE INSURANCE TRUST, THE PRUDENTIAL SERIES FUND, INC., THE PILGRIM VARIABLE PRODUCTS TRUST AND THE PROFUNDS. YOU SHOULD READ THESE PROSPECTUSES BEFORE INVESTING. TO OBTAIN FREE COPIES OF THESE PROSPECTUSES, PLEASE WRITE TO OUR CUSTOMER SERVICE CENTER AT P.O. BOX 2700, WEST CHESTER, PENNSYLVANIA 19380 OR CALL (800) 366-0066 OR ACCESS THE SEC'S WEBSITE (HTTP://WWW.SEC.GOV).

--------------------------------------------------------------------------------------
INVESTMENT PORTFOLIO      INVESTMENT OBJECTIVE
--------------------------------------------------------------------------------------
THE GCG TRUST
Liquid Asset              Seeks high level of current income consistent with the
                          preservation of capital and liquidity.

                          Invests primarily in obligations of the U.S. Government and its agencies and instrumentalities, bank obligations,
                          commercial paper and short-term corporate debt securities.
                          All securities will mature in less than one year.
                          ------------------------------------------------------------



GDVAP-121273                          13

--------------------------------------------------------------------------------------
INVESTMENT PORTFOLIO      INVESTMENT OBJECTIVE
--------------------------------------------------------------------------------------

Limited Maturity Bond     Seeks highest current income consistent with low risk to
                          principal and liquidity. Also seeks to enhance its total
                          return through capital appreciation when market factors,
                          such as falling interest rates and rising bond prices,
                          indicate that capital appreciation may be available without significant risk to principal.

                          Invests primarily in diversified limited maturity debt
                          securities with average maturity dates of five years or
                          shorter and in no cases more than seven years.
                          ------------------------------------------------------------

CoreBond (formerly        Seeks maximum total return, consistent with preservation of
     Global Fixed Income) capital and  prudent investment management.

                          Invests primarily in a diversified portfolio of fixed income instruments of varying maturities. The average portfolio
                          duration of the Portfolio normally varies within a three- to six-year time frame.
                          ------------------------------------------------------------

Fully Managed             Seeks, over the long term, a high total investment return
                          consistent with the preservation of capital and with prudent investment risk.

                          Invests primarily in the common stocks of established
                          companies believed by the portfolio manager to have
                          above-average potential for capital growth.
                          ------------------------------------------------------------

Total Return              Seeks above-average income (compared to a portfolio entirely invested in equity securities) consistent with the prudent employment of capital. Growth of capital and income is a
                          secondary goal.

                          Invests primarily in a combination of equity and fixed
                          income securities.
                          ------------------------------------------------------------

Asset Allocation Growth   Seeks to maximize total return over the long-term by
                          allocating assets among stocks, bonds, short-term instruments and other investments.

                          Allocates investments primarily in a neutral mix over time of 70% of its assets in stocks, 25% of its assets in bonds, and 5% of its assets in short-term and money market
                          investments.
                          ------------------------------------------------------------

Equity Income             Seeks substantial dividend income as well as long-term
                          growth of capital.

                          Invests primarily in common stocks of well established
                          companies paying above-average dividends.
                          ------------------------------------------------------------

All Cap                   Seeks capital appreciation through investment in securities which the portfolio manager believes have above-average
                          capital appreciation potential.

                          Invests primarily in equity securities of U.S. companies of any size.
                          ------------------------------------------------------------

Growth and Income         Seeks long-term capital growth and current income.

                          Normally invests up to 75% of its assets in equity securities selected primarily for their growth potential and at least
                          25% of its assets in securities the portfolio manager
                          believes have income potential.
                          ------------------------------------------------------------

Real Estate               Seeks capital appreciation. Current income is a secondary
                          objective.

                          Invests primarily in publicly traded real estate equity
                          securities.
                          ------------------------------------------------------------

Value Equity              Seeks capital appreciation. Dividend income is a secondary objective.

                          Invests primarily in common stocks of domestic and foreign issuers which meet quantitative standards relating to
                          financial soundness and high intrinsic value relative to
                          price.
                          ------------------------------------------------------------


GDVAP-121273                          14

--------------------------------------------------------------------------------------
INVESTMENT PORTFOLIO      INVESTMENT OBJECTIVE
--------------------------------------------------------------------------------------
Investors                 Seeks long-term growth of capital. Current income is a
                          secondary objective.

                          Invests primarily in equity securities of U.S. companies and to a lesser degree, debt securities.
                          ------------------------------------------------------------

International Equity      Seeks long-term growth of capital.

                          Invests at least 65% of its net assets in equity securities of issuers located in countries outside of the United States.
                          The Portfolio generally invests at least 75% of its total
                          assets in common and preferred stocks, warrants and
                          convertible securities.
                          ------------------------------------------------------------
Rising Dividends          Seeks capital appreciation. A secondary objective is
                          dividend income.

                          Invests in equity securities that meet the following quality criteria: regular dividend increases; 35% of earnings
                          reinvested annually; and a credit rating of "A" to "AAA."
                          ------------------------------------------------------------

Managed Global            Seeks capital appreciation. Current income is only an
                          incidental consideration.

                          Invests primarily in common stocks traded in securities
                          markets throughout the world.
                          ------------------------------------------------------------

Large Cap Value           Seeks long-term growth of capital and income.

                          Invests primarily in equity and equity-related securities of companies with market capitalization greater than $1 billion.
                          ------------------------------------------------------------

Hard Assets               Seeks long-term capital appreciation.

                          Invests primarily in hard asset securities. Hard asset
                          companies produce a commodity which the portfolio manager is able to price on a daily or weekly basis.
                          ------------------------------------------------------------

Diversified Mid-Cap       Seeks long-term capital growth.

                          Normally invests at least 65% of its total assets in common stocks of companies with medium market capitalizations.
                          ------------------------------------------------------------

Research                  Seeks long-term growth of capital and future income.

                          Invests primarily in common stocks or securities convertible into common stocks of companies believed to have better than average prospects for long-term growth.
                          ------------------------------------------------------------

Capital Growth            Seeks long-term total return.

                          Invests primarily in common stocks of companies where the
                          potential for change (earnings acceleration) is significant.
                          ------------------------------------------------------------

Capital Appreciation      Seeks long-term capital growth.

                          Invests primarily in equity securities believed by the
                          portfolio manager to be undervalued.
                          ------------------------------------------------------------


GDVAP-121273                          15

--------------------------------------------------------------------------------------
INVESTMENT PORTFOLIO      INVESTMENT OBJECTIVE
--------------------------------------------------------------------------------------

Small Cap                 Seeks long-term capital appreciation.

                          Invests primarily in equity securities of companies that
                          have a total market capitalization within the range of
                          companies in the Russell 2000 Growth Index or the Standard &
                          Poor's Small-Cap 600 Index.
                          ------------------------------------------------------------

Mid-Cap Growth            Seeks long-term growth of capital.

                          Invests primarily in equity securities of companies with
                          medium market capitalization which the portfolio manager
                          believes have above-average growth potential.
                          ------------------------------------------------------------

Strategic Equity          Seeks capital appreciation.

                          Invests primarily in common stocks of medium- and
                          small-sized companies.
                          ------------------------------------------------------------

Special Situations        Seeks capital appreciation.

                          Invests primarily in common stocks selected for their
                          capital appreciation potential. The Portfolio emphasizes
                          "special situation" companies that the portfolio manager
                          believes have been overlooked or undervalued by other
                          investors.
                          ------------------------------------------------------------

Growth                    Seeks capital appreciation.

                          Invests primarily in common stocks of growth companies that have favorable relationships between price/earnings ratios and growth rates in sectors offering the potential for
                          above-average returns.
                          ------------------------------------------------------------

Developing World          Seeks capital appreciation.

                          Invests primarily in equity securities of companies in
                          developing or emerging countries.
                          ------------------------------------------------------------

Internet Tollkeeper       Seeks long-term growth of capital.

                          Invests primarily in equity securities of "Internet
                          Tollkeeper" companies, which are companies in sectors which provide access, infrastructure, content and services to
                          Internet companies and customers, and which have developed, or are seeking to develop predictable, sustainable or
                          recurring revenue by increasing "traffic," or customers and sales, and raising "tolls," or prices in connection with the growth of the Internet.
                          ------------------------------------------------------------


GDVAP-121273                          16

--------------------------------------------------------------------------------------
INVESTMENT PORTFOLIO      INVESTMENT OBJECTIVE
--------------------------------------------------------------------------------------

THE GALAXY VIP FUND

High Quality Bond         Seeks a high level of current income consistent with prudent risk of capital.

                          Invests primarily in obligations issued or guaranteed by the
                          U.S. Government, its agencies and instrumentalities, as well as in corporate debt obligations such as notes and bonds.
                          The portfolio also invests in asset-backed and mortgage-
                          backed securities and in money market instruments, such as commercial paper and bank obligations. Normally, at least
                          65% of the portfolio's total assets will be invested in high quality debt obligations that have one of the top two ratings assigned by Standard & Poor's Ratings Group or Moody's
                          Investors Services, Inc. or are unrated securities determined by the portfolio manager to be of comparable quality.
                          ------------------------------------------------------------

Asset Allocation          Seeks a high total return by providing both a current level of income that is greater than that provided by the popular stock market averages, as well as long-term growth in the
                          value of the portfolio's assets.

                          Invests in a mix of stocks and bonds that the portfolio
                          manager believes will produce both income and long-term
                          capital growth. This mix will change from time to time as a result of economic and market conditions. However, the
                          portfolio keeps at least 25% of its total assets in fixed
                          income investments, including debt securities and preferred stocks, at all times.
                          ------------------------------------------------------------

Growth and Income         Seeks to provide a relatively high total return through
                          long-term capital appreciation and current income.

                          Invests normally at least 65% of its total assets in the
                          common stocks of U.S. companies with large market
                          capitalizations (generally over $2 billion) that have
                          prospects for above-average growth and dividends.
                          ------------------------------------------------------------

Small Company Growth      Seeks capital appreciation.

                          Invests normally at least 65% of its total assets in the
                          equity securities, primarily common stocks, of small
                          companies that have market capitalizations of $1.5 billion or less. The portfolio invests primarily in the common stock of U.S. companies, but may invest up to 20% of its total
                          assets in foreign equity securities.
                          ------------------------------------------------------------

Equity                    Seeks long-term growth by investing in companies that the
                          portfolio manager believes have above-average earnings
                          potential.

                          Invests normally at least 75% of its total assets in common stocks and securities convertible into common stocks issued by U.S. companies.
                          ------------------------------------------------------------

THE PIMCO VARIABLE INSURANCE TRUST

PIMCO High Yield Bond     Seeks to maximize total return, consistent with preservation of capital and prudent investment management.

                          Invests at least 65% of its assets in a diversified portfolio of junk bonds rated at least B by Moody's Investor Services,
                          Inc. or Standard & Poor's or, if unrated, determined by the portfolio manager to be of comparable quality.
                          ------------------------------------------------------------

PIMCO StocksPLUS          Seeks to achieve a total return which exceeds the total
     Growth and Income    return performance of the Standard & Poor's 500 Stock Index.

                          Invests primarily in common stocks, options, futures, options on futures and swaps.
                          ------------------------------------------------------------


GDVAP-121273                          17

--------------------------------------------------------------------------------------
INVESTMENT PORTFOLIO      INVESTMENT OBJECTIVE
--------------------------------------------------------------------------------------

PILGRIM VARIABLE INSURANCE TRUST (formerly ING Variable Insurance Trust)

Pilgrim Global Brand      Seeks to provide investors with long-term capital
     Names Fund           appreciation.
     (formerly ING Global
     Brand Names Fund)    Invests at least 65% of its total assets in equity
                          securities of companies that have a well recognized
                          franchise, a global presence and derive most of their
                          revenues from sales of consumer goods.
                          ------------------------------------------------------------

THE PRUDENTIAL SERIES FUND

Prudential Jennison       Seeks long-term growth of capital.

                          Invests primarily in companies that have shown growth in
                          earnings and sales, high return on equity and assets or
                          other strong financial data and are also attractively valued in the opinion of the manager. Dividend income from
                          investments will be incidental.
                          ------------------------------------------------------------

SP Jennison               Seeks long-term growth of capital.
     International Growth
                          Invests primarily in equity-related securities of issuers
                          located in at least five different foreign countries.
                          ------------------------------------------------------------

PILGRIM VARIABLE PRODUCTS TRUST

Pilgrim VP MagnaCap       Seeks growth of capital, with dividend income as a secondary consideration.

                          Invests primarily in equity securities of companies meeting investment policy criteria of consistent and substantially increasing dividends, reinvested earnings, strong balance
                          sheet and attractive price. Invests primarily in companies included in the largest 500 U.S. companies.
                          ------------------------------------------------------------


Pilgrim VP SmallCap       Seeks long-term capital appreciation.
     Opportunities
                          Invests primarily in the common stock of smaller,
                          lesser-known U.S. companies that the portfolio manager
                          believes have above average prospects for growth.
                          ------------------------------------------------------------

Pilgrim VP Growth         Seeks long-term growth of capital.
     Opportunities
                          Invests primarily in U.S. companies that the portfolio
                          manager believes have above average prospects for growth.
                          ------------------------------------------------------------

PROFUNDS

ProFund VP Bull           Seeks daily investment results that correspond to the
                          performance of the Standard & Poor's 500 Stock Index.

                          Invests in securities and other financial instruments, such as futures and options on futures in pursuit of the
                          portfolio's objective regardless of market conditions,
                          trends or direction and seeks to provide correlation with
                          the benchmark on a daily basis.
                          ------------------------------------------------------------

ProFund VP Small-Cap      Seeks daily investment results that correspond to the
                          performance of the Russell 2000 Index.

                          Invests in securities and other financial instruments, such as futures and options on futures in pursuit of the
                          portfolio's objective regardless of market conditions, trends or direction and seeks to provide correlation with the
                          benchmark on a daily basis.
                          ------------------------------------------------------------


GDVAP-121273                          18

ProFund VP Europe 30      Seeks daily investment results that correspond to the
                          performance of the ProFunds Europe 30 Index.

                          Invests in securities and other financial instruments, such as futures and options on futures and American Depository
                          Receipts in pursuit of the portfolio's objective regardless of market conditions, trends or direction and seeks to
                          provide correlation with the benchmark on a daily basis.
                          ------------------------------------------------------------


INVESTMENT MANAGEMENT FEES AND OTHER EXPENSES
Directed Services, Inc. ("Directed Services") serves as the overall manager to each portfolio of The GCG Trust. The GCG Trust pays Directed Services a monthly fee for its investment advisory and management services. The monthly fee is based on the average daily net assets of an investment portfolio, and in some cases, the combined total assets of certain grouped portfolios. Directed Services provides or procures, at its own expense, the services necessary for the operation of the portfolio, including retaining portfolio managers to manage the assets of the various portfolios. Directed Services (and not The GCG Trust) pays each portfolio manager a monthly fee for managing the assets of a portfolio, based on the annual rates of the average daily net assets of a portfolio. For a list of the portfolio managers, see the front cover of this prospectus. Directed Services does not bear the expense of brokerage fees and other transactional expenses for securities, taxes (if any) paid by a portfolio, interest on borrowing, fees and expenses of the independent trustees, and extraordinary expenses, such as litigation or indemnification expenses.

Fleet Investment Advisors Inc. ("Fleet") serves as the investment advisor of The Galaxy VIP Fund. The Galaxy VIP Fund pays Fleet Investment Advisors a monthly advisory fee based on the average daily net assets of each investment portfolio. Each portfolio pays its own administrative costs. Except for agreements to reimburse certain expenses of some portfolios, Fleet Investment Advisors does not bear any portfolio expenses.


Pacific Investment Management Company ("PIMCO") serves as investment advisor to each portfolio of The PIMCO Variable Insurance Trust. PIMCO provides the overall business management and administrative services necessary for each portfolio's operation. PIMCO provides or procures, at its own expense, the services and information necessary for the proper conduct of business and ordinary operation of each portfolio. The PIMCO Variable Insurance Trust pays PIMCO a monthly advisory fee and a separate monthly administrative fee per year, each fee based on the average daily net assets of each of the investment portfolios, for managing the assets of the portfolios and for administering The PIMCO Variable Insurance Trust. PIMCO does not bear the expense of brokerage fees and other transactional expenses for securities, taxes (if any) paid by a portfolio, interest on borrowing, fees and expense of the independent trustees, and extraordinary expenses, such as litigation or indemnification expenses.


ING Pilgrim Investments, LLC ("ING Pilgrim") serves as the overall manager of Pilgrim Variable Insurance Trust and Pilgrim Variable Products Trust. ING Pilgrim supervises all aspects of the Trusts' operations and provides investment advisory services to the portfolios of the Trusts, including engaging portfolio managers, as well as monitoring and evaluating the management of the assets of each portfolio by its portfolio manager. ING Pilgrim, as well as each portfolio manager it engages, is a wholly owned indirect subsidiary of ING Groep N.V. Except for agreements to reimburse certain expenses of the portfolio, ING Pilgrim does not bear any portfolio expenses.


The Prudential Insurance Company of America ("Prudential") and its subsidiary, Prudential Investments Fund Management LLC ("PIFM") serve as the overall investment advisers to the Prudential Series Fund. Prudential and PIFM are responsible for the management of the Prudential Series Fund and provide investment advice and related services. For the Prudential Jennison Portfolio and SP Jennison International Growth Portfolio, Prudential and PIFM engage Jennison Associates LLC to serve as sub-

GDVAP-121273                          19

--------------------------------------------------------------------------------
                          THE FIXED INTEREST ALLOCATION
--------------------------------------------------------------------------------

adviser and to provide day-to-day
management. Prudential and PIFM pay the sub-adviser out of the fee they receive from the Prudential Series Fund. Each portfolio pays its own administrative costs.


ProFunds Advisors LLC serves as the investment advisor of the ProFunds. The ProFunds pay ProFunds Advisors LLC a monthly advisory fee based on the average daily net assets of each investment portfolio. Each portfolio pays its own administrative costs.


Each portfolio deducts portfolio management fees and charges from the amounts you have invested in the portfolios. In addition, five portfolios deduct a service fee, which is used to compensate service providers for administrative and contract holder services provided on behalf of the portfolios, and six portfolios deduct a distribution or 12b-1 fee, which is used to finance any activity that is primarily intended to result in the sale of shares of the applicable portfolio. Based on actual portfolio experience in 2000, together with estimated costs for new portfolios, total estimated portfolio fees and charges for 2001 range from 0.55% to 1.86%. See "Fees and Expenses" in this prospectus.

We may receive compensation from the investment advisors, administrators and distributors or directly from the portfolios in connection with administrative, distribution or other services and cost savings attributable to our services. It is anticipated that such compensation will be based on assets of the particular portfolios attributable to the Contract. The compensation paid by advisors, administrators or distributors may vary.

YOU CAN FIND MORE DETAILED INFORMATION ABOUT EACH PORTFOLIO INCLUDING ITS MANAGEMENT FEES IN THE PROSPECTUS FOR EACH TRUST. YOU SHOULD READ THESE PROSPECTUSES BEFORE INVESTING.

You may allocate premium payments and transfer your contract value to the guaranteed interest periods of our Fixed Account at any time during the accumulation period. Every time you allocate money to the Fixed Account, we set up a Fixed Interest Allocation for the guaranteed interest period you select. We currently offer guaranteed interest periods of 1, 3, 5, 7 and 10 years, although we may not offer all these periods in the future. You may select one or more guaranteed interest periods at any one time. We will credit your Fixed Interest Allocation with a guaranteed interest rate for the interest period you select, so long as you do not withdraw money from that Fixed Interest Allocation before the end of the guaranteed interest period. Each guaranteed interest period ends on its maturity date which is the last day of the month in which the interest period is scheduled to expire.

If you surrender, withdraw, transfer or annuitize your investment in a Fixed Interest Allocation more than 30 days before the end of the applicable guaranteed interest period, we will apply a Market Value Adjustment to the transaction. A Market Value Adjustment could increase or decrease the amount you surrender, withdraw, transfer or annuitize, depending on current interest rates at the time of the transaction. YOU BEAR THE RISK THAT YOU MAY RECEIVE LESS THAN YOUR PRINCIPAL IF WE APPLY A MARKET VALUE ADJUSTMENT.

Assets supporting amounts allocated to the Fixed Account are available to fund the claims of all classes of our customers, contract owners and other creditors. Interests under your Contract relating to the Fixed Account are registered under the Securities Act of 1933, but the Fixed Account is not registered under the 1940 Act.

SELECTING A GUARANTEED INTEREST PERIOD
You may select one or more Fixed Interest Allocations with specified guaranteed interest periods. A guaranteed interest period is the period that a rate of interest is guaranteed to be credited to your Fixed Interest Allocation. We may at any time decrease or increase the number of guaranteed interest periods offered.

Your contract value in the Fixed Account is the sum of your Fixed Interest Allocations and the interest credited as adjusted for any withdrawals (including any Market Value Adjustment applied to such

GDVAP-121273                          20
withdrawal), transfers or other
charges we may impose. Your Fixed Interest Allocation will be credited with the guaranteed interest rate in effect for the guaranteed interest period you selected when we receive and accept your premium or reallocation of contract value. We will credit interest daily at a rate, which yields the quoted guaranteed interest rate.

GUARANTEED INTEREST RATES
Each Fixed Interest Allocation will have an interest rate that is guaranteed as long as you do not take your money out until its maturity date. We do not have a specific formula for establishing the guaranteed interest rates for the different guaranteed interest periods. We determine guaranteed interest rates at our sole discretion. To find out the current guaranteed interest rate for a guaranteed interest period you are interested in, please contact our Customer Service Center or your registered representative. The determination may be influenced by the interest rates on fixed income investments in which we may invest with the amounts we receive under the Contracts. We will invest these amounts primarily in investment-grade fixed income securities (i.e., rated by Standard & Poor's rating system to be suitable for prudent investors) although we are not obligated to invest according to any particular strategy, except as may be required by applicable law. You will have no direct or indirect interest in these investments. We will also consider other factors in determining the guaranteed interest rates, including regulatory and tax requirements, sales commissions and administrative expenses borne by us, general economic trends and competitive factors. We cannot predict the level of future interest rates but no Fixed Interest Allocation will ever have a guaranteed interest rate of less than 3% per year.

We may from time to time at our discretion offer interest rate specials for new premiums that are higher than the current base interest rate then offered. Renewal rates for such rate specials will be based on the base interest rate and not on the special rates initially declared.

TRANSFERS FROM A FIXED INTEREST ALLOCATION
You may transfer your contract value in a Fixed Interest Allocation to one or more new Fixed Interest Allocations with new guaranteed interest periods, or to any of the subaccounts of Separate Account NY-B. Unless you tell us the Fixed Interest Allocations from which such transfers will be made, we will transfer amounts from your Fixed Interest Allocations starting with the guaranteed interest period nearest its maturity date, until we have honored your transfer request.

The minimum amount that you can transfer to or from any Fixed Interest Allocation is $250. If a transfer request would reduce the contract value remaining in a Fixed Interest Allocation to less than $100, we will treat such transfer request as a request to transfer the entire contract value in such Fixed Interest Allocation. Transfers from a Fixed Interest Allocation may be subject to a Market Value Adjustment. If you have a special Fixed Interest Allocation that was offered exclusively with our dollar cost averaging program, cancelling dollar cost averaging will cause a transfer of the entire contract value in such Fixed Interest Allocation to the Liquid Asset subaccount, and such a transfer is subject to a Market Value Adjustment.

On the maturity date of a guaranteed interest period, you may transfer amounts from the applicable Fixed Interest Allocation to the subaccount(s) and/or to new Fixed Interest Allocations with guaranteed interest periods of any length we are offering at that time. You may not, however, transfer amounts to any Fixed Interest Allocation with a guaranteed interest period that extends beyond the annuity start date.

At least 30 calendar days before a maturity date of any of your Fixed Interest Allocations, or earlier if required by state law, we will send you a notice of the guaranteed interest periods that are available. You must notify us which subaccounts or new guaranteed interest periods you have selected before the maturity date of your Fixed Interest Allocations. If we do not receive timely instructions from you, we will transfer the contract value in the maturing Fixed Interest Allocation to a new Fixed Interest Allocation with a guaranteed interest period that is the same as the expiring guaranteed interest period. If such guaranteed interest period is not available or would go beyond the annuity start date, we will transfer your contract value in the maturing Fixed Interest Allocation to the next shortest guaranteed interest period which does not go beyond the annuity start date. If no such guaranteed interest period is available, we will transfer the

GDVAP-121273                          21
contract value to a subaccount specially designated by the Company for such purpose. Currently we use the Liquid Asset subaccount for such purpose.

WITHDRAWALS FROM A FIXED INTEREST ALLOCATION
During the accumulation phase, you may withdraw a portion of your contract value in any Fixed Interest Allocation. You may make systematic withdrawals of only the interest earned during the prior month, quarter or year, depending on the frequency chosen, from a Fixed Interest Allocation under our systematic withdrawal option. Systematic withdrawals from a Fixed Interest Allocation are not permitted if such Fixed Interest Allocation is currently participating in the dollar cost averaging program. A withdrawal from a Fixed Interest Allocation may be subject to a Market Value Adjustment and, in some cases, a surrender charge. Be aware that withdrawals may have federal income tax consequences, including a 10% penalty tax, as well as state income tax consequences.

If you tell us the Fixed Interest Allocation from which your withdrawal will be made, we will assess the withdrawal against that Fixed Interest Allocation. If you do not, we will assess your withdrawal against the subaccounts in which you invested, unless the withdrawal exceeds the contract value in the subaccounts. If there is no contract value in those subaccounts, we will deduct your withdrawal from your Fixed Interest Allocations starting with the guaranteed interest periods nearest their maturity dates until we have honored your request.

MARKET VALUE ADJUSTMENT
A Market Value Adjustment may decrease, increase or have no effect on your contract value. We will apply a Market Value Adjustment (i) whenever you withdraw or transfer money from a Fixed Interest Allocation (unless made within 30 days before the maturity date of the applicable guaranteed interest period, or under the systematic withdrawal or dollar cost averaging program) and (ii) if on the annuity start date a guaranteed interest period for any Fixed Interest Allocation does not end on or within 30 days of the annuity start date.


We determine the Market Value Adjustment by multiplying the amount you withdraw, transfer or apply to an income plan by the following factor:

                                     N/365
                  ((1+I)/(1+J+.0025))      -1

Where,

     o "I" is the Index Rate for a Fixed Interest Allocation on the first day of the guaranteed interest period;

     o "J" is the Index Rate for a new Fixed Interest Allocation with a guaranteed interest period equal to the time remaining in the guaranteed interest period, at the time of calculation; and

     o "N" is the remaining number of days in the guaranteed interest period at the time of calculation.

The Index Rate is the average of the Ask Yields for U.S. Treasury Strips as quoted by a national quoting service for a period equal to the applicable guaranteed interest period. The average is currently based on the period starting from the 22nd day of the calendar month two months prior to the month of the Index Rate determination and ending the 21st day of the calendar month immediately before the month of determination. We currently calculate the Index Rate once each calendar month but have the right to calculate it more frequently. The Index Rate will always be based on a period of at least 28 days. If the Ask Yields are no longer available, we will determine the Index Rate by using a suitable and approved, if required, replacement method.

A Market Value Adjustment may be positive, negative or result in no change. In general, if interest rates are rising, you bear the risk that any Market Value Adjustment will likely be negative and reduce your contract value. On the other hand, if interest rates are falling, it is more likely that you will receive a

GDVAP-121273                          22
positive Market Value Adjustment that increases your contract value. In the event of a full surrender, transfer or annuitization from a Fixed Interest Allocation, we will add or subtract any Market Value Adjustment from the amount surrendered, transferred or annuitized. In the event of a partial withdrawal, transfer or annuitization, we will add or subtract any Market Value Adjustment from the total amount withdrawn, transferred or annuitized in order to provide the amount requested. If a negative Market Value Adjustment exceeds your contract value in the Fixed Interest Allocation, we will consider your request to be a full surrender, transfer or annuitization of the Fixed Interest Allocation.

Several examples which illustrate how the Market Value Adjustment works are included in Appendix B.

--------------------------------------------------------------------------------
                              THE ANNUITY CONTRACT
--------------------------------------------------------------------------------

The Contract described in this prospectus is a deferred combination variable and fixed annuity contract. The Contract provides a means for you to invest in one or more of the available mutual fund portfolios of The GCG Trust, The Galaxy VIP Fund, The PIMCO Variable Insurance Trust, the Pilgrim Variable Insurance Trust, the Prudential Series Fund, Inc., the Pilgrim Variable Products Trust, and the ProFunds, through Separate Account NY-B. It also provides a means for you to invest in a Fixed Interest Allocation through the Fixed Account.

CONTRACT DATE AND CONTRACT YEAR
The date the Contract became effective is the contract date. Each 12-month period following the contract date is a contract year.

ANNUITY START DATE
The annuity start date is the date you start receiving annuity payments under your Contract. The Contract, like all deferred variable annuity contracts, has two phases: the accumulation phase and the income phase.

The accumulation phase is the period between the contract date and the annuity start date. The income phase begins when you start receiving regular annuity payments from your Contract on the annuity start date.

CONTRACT OWNER
You are the contract owner. You are also the annuitant unless another annuitant is named in the application. You have the rights and options described in the Contract. One or more persons may own the Contract. If there are multiple owners named, the age of the oldest owner will determine the applicable death benefit if such death benefit is available for multiple owners.

The death benefit becomes payable when you die. In the case of a sole contract owner who dies before the income phase begins, we will pay the beneficiary the death benefit then due. The sole contract owner's estate will be the beneficiary if no beneficiary has been designated or the beneficiary has predeceased the contract owner. In the case of a joint owner of the Contract dying before the income phase begins, we will designate the surviving contract owner as the beneficiary. This will override any previous beneficiary designation.

If the contract owner is a trust and a beneficial owner of the trust has been designated, the beneficial owner will be treated as the contract owner for determining the death benefit. If a beneficial owner is changed or added after the contract date, this will be treated as a change of contract owner for determining the death benefit. If no beneficial owner of the trust has been designated, the availability of enhanced death benefits will be based on the age of the annuitant at the time you purchase the Contract.

     JOINT OWNER. For non-qualified Contracts only, joint owners may be named in a written request before the Contract is in effect. Joint owners may independently exercise transfers and other transactions allowed under the Contract. All other rights of ownership must be exercised by both owners. Joint owners own equal shares of any benefits accruing or payments made to them. All rights of a joint owner end at death of that

GDVAP-121273                          23
owner if the other joint owner survives. The entire interest of the deceased joint owner in the Contract will pass to the surviving joint owner. The age of the older owner will determine the applicable death benefit if Enhanced Death Benefits are available for multiple owners.

ANNUITANT
The annuitant is the person designated by you to be the measuring life in determining annuity payments. The annuitant's age determines when the income phase must begin and the amount of the annuity payments to be paid. You are the annuitant unless you choose to name another person. The annuitant may not be changed after the Contract is in effect.

The contract owner will receive the annuity benefits of the Contract if the annuitant is living on the annuity start date. If the annuitant dies before the annuity start date, and a contingent annuitant has been named, the contingent annuitant becomes the annuitant (unless the contract owner is not an individual, in which case the death benefit becomes payable).

If there is no contingent annuitant when the annuitant dies before the annuity start date, the contract owner will become the annuitant. The contract owner may designate a new annuitant within 60 days of the death of the annuitant.

If there is no contingent annuitant when the annuitant dies before the annuity start date and the contract owner is not an individual, we will pay the designated beneficiary the death benefit then due. If a beneficiary has not been designated, or if there is no designated beneficiary living, the contract owner will be the beneficiary. If the annuitant was the sole contract owner and there is no beneficiary designation, the annuitant's estate will be the beneficiary.

Regardless of whether a death benefit is payable, if the annuitant dies and any contract owner is not an individual, distribution rules under federal tax law will apply. You should consult your tax adviser for more information if you are not an individual.

BENEFICIARY
The beneficiary is named by you in a written request. The beneficiary is the person who receives any death benefit proceeds and who becomes the successor contract owner if the contract owner (or the annuitant if the contract owner is other than an individual) dies before the annuity start date. We pay death benefits to the primary beneficiary (unless there are joint owners, in which case death proceeds are payable to the surviving owner(s)).

If the beneficiary dies before the annuitant or the contract owner, the death benefit proceeds are paid to the contingent beneficiary, if any. If there is no surviving beneficiary, we pay the death benefit proceeds to the contract owner's estate.

One or more persons may be a beneficiary or contingent beneficiary. In the case of more than one beneficiary, we will assume any death benefit proceeds are to be paid in equal shares to the surviving beneficiaries.

You have the right to change beneficiaries during the annuitant's lifetime unless you have designated an irrevocable beneficiary. When an irrevocable beneficiary has been designated, you and the irrevocable beneficiary may have to act together to exercise some of the rights and options under the Contract.

     CHANGE OF CONTRACT OWNER OR BENEFICIARY. During the annuitant's lifetime, you may transfer ownership of a non-qualified Contract. A change in ownership may affect the amount of the death benefit and the guaranteed death benefit. You may also change the beneficiary. All requests for changes must be in writing and submitted to our Customer Service Center in good order. The change will be effective as of the day you sign the request. The change will not affect any payment made or action taken by us before recording the change.

PURCHASE AND AVAILABILITY OF THE CONTRACT
We will issue a Contract only if both the annuitant and the contract owner are not older than age 85.



GDVAP-121273                          24

The initial premium payment must be $10,000 or more ($1,500 for qualified Contracts). You may make additional payments of $500 or more ($50 for qualified Contracts) at any time after the free look period before you turn age 85. Under certain circumstances, we may waive the minimum premium payment requirement. We may also change the minimum initial or additional premium requirements for certain group or sponsored arrangements. Any initial or additional premium payment that would cause the contract value of all annuities that you maintain with us to exceed $1,000,000 requires our prior approval.

IRAs and other qualified plans already have the tax-deferral feature found in this Contract. For an additional cost, the Contract provides other benefits including death benefits and the ability to receive a lifetime income. See "Fees and Expenses" in this prospectus.

The Contracts offered by this prospectus are available only to customers of Fleet Financial Group, Inc. and its affiliates.

CREDITING OF PREMIUM PAYMENTS

We will process your initial premium within 2 business days after receipt, if the application and all information necessary for processing the Contract are complete. Subsequent premium payments will be processed within 1 business day if we receive all information necessary. In certain states we also accept initial and additional premium payments by wire order. Wire transmittals must be accompanied by sufficient electronically transmitted data. We may retain initial premium payment for up to 5 business days while attempting to complete an incomplete application. If the application cannot be completed within this period, we will inform you of the reasons for the delay. We will also return the premium payment immediately unless you direct us to hold the premium payment until the application is completed.


We will allocate your initial payment according to the instructions you specified. If a subaccount is not available or requested in error, we will make inquiry about a replacement subaccount. If we are unable to reach you or your representative, we will consider the application incomplete. For initial premium payments, the payment will be credited at the accumulation unit value next determined after we receive your premium payment and the completed application. Once the completed application is received, we will allocate the payment to the subaccount(s) and/or Fixed Interest Allocations specified by you within 2 business days.


We will make inquiry to discover any missing information related to subsequent payments. We will allocate the subsequent payment(s) pro rata according to the current variable subaccount allocation unless you specify otherwise. Any fixed allocation(s) will not be considered in the pro rata calculations. If a subaccount is no longer available or requested in error, we will allocate the subsequent payment(s) proportionally among the other subaccount(s) in your current allocation or your allocation instructions. For any subsequent premium payments, the payment will be credited at the accumulation unit value next determined after receipt of your premium payment and instructions.


Once we allocate your premium payment to the subaccounts selected by you, we convert the premium payment into accumulation units. We divide the amount of the premium payment allocated to a particular subaccount by the value of an accumulation unit for the subaccount to determine the number of accumulation units of the subaccount to be held in Separate Account NY-B with respect to your Contract. The net investment results of each subaccount vary with its investment performance.


If your premium payment was transmitted by wire order from your broker-dealer, we will follow the following procedure after we receive and accept the wire order and investment instructions. The procedure we follow depends on the procedures of your broker-dealer: We reserve the right to rescind the Contract if we do not receive and accept a properly completed application or enrollment form within 5 days of the premium payment. If we do not receive the application or form within 5 days of the premium payment, we will refund the contract value plus any charges we deducted, and the Contract will be voided.


We may require that an initial premium designated for a subaccount of Separate Account NY-B or the Fixed Account be allocated to a subaccount specially designated by the Company (currently, the Liquid Asset subaccount) during the free look period. After the free look period, we will convert your contract value (your initial premium plus any earnings less any expenses) into accumulation units of the subaccounts you

GDVAP-121273                          25
previously selected. The accumulation units will be allocated based on the accumulation unit value next computed for each subaccount. Initial premiums designated for Fixed Interest Allocations will be allocated to a Fixed Interest Allocation with the guaranteed interest period you have chosen; however, in the future we may allocate the premiums to the specially designated subaccount during the free look period.

ADMINISTRATIVE PROCEDURES
We may accept a request for Contract service in writing, by telephone, or other approved electronic means, subject to our administrative procedures, which vary depending on the type of service requested and may include proper completion of certain forms, providing appropriate identifying information, and/or other administrative requirements. We will process your request at the accumulation value next determined only after you have met all administrative requirements.

CONTRACT VALUE
We determine your contract value on a daily basis beginning on the contract date. Your contract value is the sum of (a) the contract value in the Fixed Interest Allocations, and (b) the contract value in each subaccount in which you are invested.

     CONTRACT VALUE IN FIXED INTEREST ALLOCATIONS. The contract value in your Fixed Interest Allocations is the sum of premium payments allocated to the Fixed Interest Allocations under the Contract, plus contract value transferred to the Fixed Interest Allocations, plus credited interest, minus any transfers and withdrawals from the Fixed Interest Allocation (including any Market Value Adjustment applied to such withdrawal), contract fees, and premium taxes.

     CONTRACT VALUE IN THE SUBACCOUNTS. On the contract date, the contract value in the subaccount in which you are invested is equal to the initial premium paid and designated to be allocated to the subaccount. On the contract date, we allocate your contract value to each subaccount and/or a Fixed Interest Allocation specified by you, unless the Contract is issued in a state that requires the return of premium payments during the free look period, in which case, the portion of your initial premium not allocated to a Fixed
Interest Allocation will be allocated to a subaccount specially designated by the Company during the free look period for this purpose (currently, the Liquid Asset subaccount).

On each business day after the contract date, we calculate the amount of contract value in each subaccount as follows:

     (1) We take the contract value in the subaccount at the end of the preceding business day.

     (2) We multiply (1) by the subaccount's Net Investment Factor since the preceding business day.

     (3)  We add (1) and (2).

     (4) We add to (3) any additional premium payments, and then add or subtract any transfers to or from that subaccount.

     (5) We subtract from (4) any withdrawals and any related charges, and then subtract any contract fees and premium taxes.

CASH SURRENDER VALUE

The cash surrender value is the amount you receive when you surrender the Contract. The cash surrender value will fluctuate daily based on the investment results of the subaccounts in which you are invested and interest credited to Fixed Interest Allocations and any Market Value Adjustment. We do not guarantee any minimum cash surrender value. On any date during the accumulation phase, we calculate the cash surrender value as follows: we start with your contract value, then we adjust for any Market Value Adjustment, then we deduct any surrender charge, any charge for premium taxes, the annual contract and administration fee (unless waived) and any other charges incurred but not yet deducted.



GDVAP-121273                          26

SURRENDERING TO RECEIVE THE CASH SURRENDER VALUE
You may surrender the Contract at any time while the annuitant is living and before the annuity start date. A surrender will be effective on the date your written request and the Contract are received at our Customer Service Center. We will determine and pay the cash surrender value at the price next determined after receipt of all paperwork required in order for us to process your surrender. Once paid, all benefits under the Contract will be terminated. For administrative purposes, we will transfer your money to a specially designated subaccount (currently the Liquid Asset subaccount) prior to processing the surrender. This transfer will have no effect on your cash surrender value. You may receive the cash surrender value in a single sum payment or apply it under one or more annuity options. We will usually pay the cash surrender value within 7 days.

Consult your tax adviser regarding the tax consequences associated with surrendering your Contract. A surrender made before you reach age 59 1/2 may result in a 10% tax penalty. See "Federal Tax Considerations" for more details.

THE SUBACCOUNTS

Each of the subaccounts of Separate Account NY-B offered under this prospectus invests in an investment portfolio with its own distinct investment objectives and policies. Each subaccount of Separate Account NY-B invests in a corresponding portfolio of The GCG Trust, The Galaxy VIP Fund, The PIMCO Variable Insurance Trust, the Pilgrim Variable Insurance Trust, the Prudential Series Fund, Inc., the Pilgrim Variable Products Trust, or the ProFunds.


ADDITION, DELETION OR SUBSTITUTION OF SUBACCOUNTS AND OTHER CHANGES
We may make additional subaccounts available to you under the Contract. These subaccounts will invest in investment portfolios we find suitable for your Contract.


We may amend the Contract to conform to applicable laws or governmental regulations. If we feel that investment in any of the investment portfolios has become inappropriate to the purposes of the Contract, we may, with approval of the SEC (and any other regulatory agency, if required) substitute another portfolio for existing and future investments. If you have elected the dollar cost averaging, systematic withdrawals, or automatic rebalancing programs or if you have other outstanding instructions, and we substitute or otherwise eliminate a portfolio which is subject to those instructions, we will execute your instructions using the substituted or proposed replacement portfolio, unless you request otherwise. The substitute or proposed replacement portfolio may have higher fees and charges than any portfolio it replaces.


We also reserve the right to: (i) deregister Separate Account NY-B under the 1940 Act; (ii) operate Separate Account NY-B as a management company under the 1940 Act if it is operating as a unit investment trust; (iii) operate Separate Account NY-B as a unit investment trust under the 1940 Act if it is operating as a managed separate account; (iv) restrict or eliminate any voting rights as to Separate Account NY-B; and (v) combine Separate Account NY-B with other accounts.

We will, of course, provide you with written notice before any of these changes are effected.

THE FIXED ACCOUNT
The Fixed Account is a segregated asset account which contains the assets that support a contract owner's Fixed Interest Allocations. See "The Fixed Interest Allocations" for more information.

OTHER CONTRACTS
We offer other variable annuity contracts that also invest in the same investment portfolios of the Trusts. These contracts have different charges that could effect their performance, and many offer different benefits more suitable to your needs. To obtain more information about these other contracts, contact our Customer Service Center or your registered representative.

GDVAP-121273                          27

OTHER IMPORTANT PROVISIONS
See "Withdrawals," "Transfers Among Your Investments," "Death Benefit Choices," "Charges and Fees," "The Annuity Options" and "Other Contract Provisions" in this prospectus for information on other important provisions in your Contract.

--------------------------------------------------------------------------------
                                   WITHDRAWALS
--------------------------------------------------------------------------------

Any time during the accumulation phase and before the death of the annuitant, you may withdraw all or part of your money. Keep in mind that if you request a withdrawal for more than 90% of the cash surrender value, we will treat it as a request to surrender the Contract. If any single withdrawal or the sum of withdrawals exceeds the Free Withdrawal Amount, you will incur a surrender charge. The Free Withdrawal Amount in any contract year is 15% of your contract value on the date of withdrawal less any withdrawals during that contract year.

You need to submit to us a written request specifying the Fixed Interest Allocations or subaccounts from which amounts are to be withdrawn, otherwise the withdrawal will be made on a pro rata basis from all of the subaccounts in which you are invested. If there is not enough contract value in the subaccounts, we will deduct the balance of the withdrawal from your Fixed Interest Allocations starting with the guaranteed interest periods nearest their maturity dates until we have honored your request. We will apply a Market Value Adjustment to any withdrawal from your Fixed Interest Allocation taken more than 30 days before its maturity date. We will determine the contract value as of the close of business on the day we receive your withdrawal request at our Customer Service Center. The contract value may be more or less than the premium payments made.

For administrative purposes, we will transfer your money to a specially designated subaccount (currently, the Liquid Asset subaccount) prior to processing the withdrawal. This transfer will not effect the withdrawal amount you receive.

We offer the following three withdrawal options:

REGULAR WITHDRAWALS
After the free look period, you may make regular withdrawals. Each withdrawal must be a minimum of $100. We will apply a Market Value Adjustment to any regular withdrawal from a Fixed Interest Allocation that is taken more than 30 days before its maturity date.

SYSTEMATIC WITHDRAWALS
You may elect to receive automatic systematic withdrawal payments (1) from the contract value in the subaccounts in which you are invested, or (2) from the interest earned in your Fixed Interest Allocations. Systematic withdrawals may be taken monthly, quarterly or annually. You decide when you would like systematic payments to start as long as it starts at least 28 days after your contract date. You also select the date on which the systematic withdrawals will be made, but this date cannot be later than the 28th day of the month. If you have elected to receive systematic withdrawals but have not chosen a date, we will make the withdrawals on the same calendar day of each month as your contract date. If your contract date is after the 28th, your systematic withdrawal will be made on the 28th day of each month.

Each systematic withdrawal amount must be a minimum of $100. The amount of your systematic withdrawal can either be (1) a fixed dollar amount, or (2) an amount based on a percentage of your contract value. Both forms of systematic withdrawals are subject to the following maximum, which is calculated on each withdrawal date:

GDVAP-121273                          28

                                               MAXIMUM PERCENTAGE
                    FREQUENCY                  OF CONTRACT VALUE
                    Monthly                           1.25%
                    Quarterly                         3.75%
                    Annually                         15.00%

If your systematic withdrawal is a fixed dollar amount and the amount to be systematically withdrawn would exceed the applicable maximum percentage of your contract value on any withdrawal date, we will automatically reduce the amount withdrawn so that it equals such percentage. Thus, your fixed dollar systematic withdrawals will never exceed the maximum percentage. If you want fixed dollar systematic withdrawals to exceed the maximum percentage and are willing to incur associated surrender charges, consider the Fixed Dollar Systematic Withdrawal Feature which you may add to your regular systematic withdrawal program.

If your systematic withdrawal is based on a percentage of your contract value and the amount to be systematically withdrawn based on that percentage would be less than $100, we will automatically increase the amount to $100 as long as it does not exceed the maximum percentage. If the systematic withdrawal would exceed the maximum percentage, we will send the amount, and then automatically cancel your systematic withdrawal option.

Systematic withdrawals from Fixed Interest Allocations are limited to interest earnings during the prior month, quarter, or year, depending on the frequency you chose. Systematic withdrawals are not subject to a Market Value Adjustment, unless you have added the Fixed Dollar Systematic Withdrawal Feature discussed below and the payments exceed interest earnings. Systematic withdrawals from Fixed Interest Allocations under the Fixed Dollar Systematic Withdrawal Feature are available only in connection with Section 72(q) or 72(t) distributions. A Fixed Interest Allocation may not participate in both the systematic withdrawal option and the dollar cost averaging program at the same time.

You may change the amount or percentage of your systematic withdrawal once each contract year or cancel this option at any time by sending satisfactory notice to our Customer Service Center at least 7 days before the next scheduled withdrawal date. If you submit a subsequent premium payment after you have applied for systematic withdrawals, we will not adjust future withdrawals under the systematic withdrawal program unless you specifically request that we do so. The systematic withdrawal option may commence in a contract year where a regular withdrawal has been taken but you may not change the amount or percentage of your withdrawals in any contract year during which you have previously taken a regular withdrawal. You may not elect the systematic withdrawal option if you are taking IRA withdrawals.

     FIXED DOLLAR SYSTEMATIC WITHDRAWAL FEATURE. You may add the Fixed Dollar Systematic Withdrawal Feature to your regular fixed dollar systematic withdrawal program. This feature allows you to receive a systematic withdrawal in a fixed dollar amount regardless of any surrender charges or Market Value Adjustments. Systematic withdrawals from Fixed Interest Allocations under the Fixed Dollar Systematic Withdrawal Feature are available only in connection with Section 72(q) or 72(t) distributions. You choose the amount of the fixed systematic withdrawals, which may total up to an annual maximum of 15% of your contract value as determined on the day we receive your election of this feature. The maximum limit will not be recalculated when you make additional premium payments, unless you instruct us to do so. We will assess a surrender charge on the withdrawal date if the systematic withdrawal exceeds the maximum limit as calculated on the withdrawal date. We will assess a Market Value Adjustment on the withdrawal date if the systematic withdrawal from a Fixed Interest Allocation exceeds your interest earnings on the withdrawal date. We will apply the surrender charge and any Market Value Adjustment directly to your contract value (rather than to the systematic withdrawal) so that the amount of each systematic withdrawal remains fixed.


GDVAP-121273                          29

Flat dollar systematic withdrawals which are intended to satisfy the requirements of Section 72(q) or 72(t) of the Internal Revenue Code (the "Code") may exceed the maximum. Such withdrawals are subject to surrender charges and Market Value Adjustment when they exceed the applicable free withdrawal amount.

IRA WITHDRAWALS
If you have a non-Roth IRA Contract and will be at least age 70 1/2 during the current calendar year, you may elect to have distributions made to you to satisfy requirements imposed by federal tax law. IRA withdrawals provide payout of amounts required to be distributed by the Internal Revenue Service ("IRS") rules governing mandatory distributions under qualified plans. We will send you a notice before your distributions commence. You may elect to take IRA withdrawals at that time, or at a later date. You may not elect IRA withdrawals and participate in systematic withdrawals at the same time. If you do not elect to take IRA withdrawals, and distributions are required by federal tax law, distributions adequate to satisfy the requirements imposed by federal tax law may be made. Thus, if you are participating in systematic withdrawals, distributions under that option must be adequate to satisfy the mandatory distribution rules imposed by federal tax law.

You may choose to receive IRA withdrawals on a monthly, quarterly or annual basis. Under this option, you may elect payments to start as early as 28 days after the contract date. You select the day of the month when the withdrawals will be made, but it cannot be later than the 28th day of the month. If no date is selected, we will make the withdrawals on the same calendar day of the month as the contract date.

You may request that we calculate for you the amount that is required to be withdrawn from your Contract each year based on the information you give us and various choices you make. For information regarding the calculation and choices you have to make, see the Statement of Additional Information. The minimum dollar amount you can withdraw is $100. When we determine the required IRA withdrawal amount for a taxable year based on the frequency you select, if that amount is less than $100, we will pay $100. At any time where the IRA withdrawal amount is greater than the contract value, we will cancel the Contract and send you the amount of the cash surrender value.

You may change the payment frequency of your IRA withdrawals once each contract year or cancel this option at any time by sending us satisfactory notice to our Customer Service Center at least 7 days before the next scheduled withdrawal date.

An IRA withdrawal in excess of the amount allowed under systematic withdrawals will be subject to a Market Value Adjustment.

CONSULT YOUR TAX ADVISER REGARDING THE TAX CONSEQUENCES ASSOCIATED WITH TAKING WITHDRAWALS. You are responsible for determining that withdrawals comply with applicable law. A withdrawal made before the taxpayer reaches age 59 1/2 may result in a 10% penalty tax. See "Federal Tax Considerations" for more details.


--------------------------------------------------------------------------------
                        TRANSFERS AMONG YOUR INVESTMENTS
--------------------------------------------------------------------------------

You may transfer your contract value among the subaccounts in which you are invested and your Fixed Interest Allocations at the end of the free look period until the annuity start date. We currently do not charge you for transfers made during a contract year, but reserve the right to charge $25 for each transfer after the twelfth transfer in a contract year. We also reserve the right to limit the number of transfers you may make and may otherwise modify or terminate transfer privileges if required by our business judgment or in accordance with applicable law. We will apply a Market Value Adjustment to transfers from a Fixed Interest Allocation taken more than 30 days before its maturity date unless the transfer is made under the dollar cost averaging program.

Transfers will be based on values at the end of the business day in which the transfer request is received at our Customer Service Center.

The minimum amount that you may transfer is $100 or, if less, your entire contract value held in a subaccount or a Fixed Interest Allocation.

GDVAP-121273                          30

To make a transfer, you must notify our Customer Service Center and all other administrative requirements must be met. Any transfer request received after 4:00 p.m. eastern time or the close of the New York Stock Exchange will be effected on the next business day. Separate Account NY-B and the Company will not be liable for following instructions communicated by telephone or other approved electronic means that we reasonably believe to be genuine. We require personal identifying information to process a request for transfer made over the telephone, over the internet or other approved electronic means.


TRANSFERS BY THIRD PARTIES
As a convenience to you, we currently allow you to give third parties the right to effect transfers on your behalf. However, when the third party makes transfers for many contract owners, the result can be simultaneous transfers involving large amounts of contract values. Such transfers can disrupt the orderly management of the investment portfolios available to the Contract, can result in higher costs to contract owners, and may not be compatible with the long term goals of contract owners. We require third parties making multiple, simultaneous or large volume transfers to execute a third party service agreement with us prior to executing such transfers. Therefore, we may at any time exercise our business judgment and limit or discontinue accepting transfers made by a third party. We will notify any third party whose transfers are limited or discontinued by telephone, facsimile or email according to our records, followed by a letter. These limits may be based on, among other criteria, the amount of the aggregate trade or the available investment options for which third parties may make trades on behalf of multiple contract owners.


We may establish additional procedures or change existing procedures at any time in the exercise of our business judgment.

DOLLAR COST AVERAGING
You may elect to participate in our dollar cost averaging program if you have at least $1,200 of contract value in the (i) Limited Maturity Bond subaccount or the Liquid Asset subaccount, or (ii) a Fixed Interest Allocation with a 1-year guaranteed interest period. These subaccounts or Fixed Interest Allocation serve as the source accounts from which we will, on a monthly basis, automatically transfer a set dollar amount of money to other subaccounts selected by you.

The dollar cost averaging program is designed to lessen the impact of market fluctuation on your investment. Since we transfer the same dollar amount to other subaccounts each month, more units of a subaccount are purchased if the value of its unit is low and less units are purchased if the value of its unit is high. Therefore, a lower than average value per unit may be achieved over the long term. However, we cannot guarantee this. When you elect the dollar cost averaging program, you are continuously investing in securities regardless of fluctuating price levels. You should consider your tolerance for investing through periods of fluctuating price levels.

You elect the dollar amount you want transferred under this program. Each monthly transfer must be at least $100. If your source account is the Limited Maturity Bond subaccount, the Liquid Asset subaccount or a 1-year Fixed Interest Allocation, the maximum amount that can be transferred each month is your contract value in such source account divided by 12. You may change the transfer amount once each contract year.

Transfers from a Fixed Interest Allocation under the dollar cost averaging program are not subject to a Market Value Adjustment.

If you do not specify the subaccounts to which the dollar amount of the source account is to be transferred, we will transfer the money to the subaccounts in which you are invested on a proportional basis. The transfer date is the same day each month as your contract date. If, on any transfer date, your contract value in a source account is equal or less than the amount you have elected to have transferred, the entire amount will be transferred and the program will end. You may terminate the dollar cost averaging program at any time by sending satisfactory notice to our Customer Service Center at least 7 days before the next transfer date. A Fixed Interest Allocation may not participate in the dollar cost averaging program and in systematic withdrawals at the same time.

GDVAP-121273                          31

We may in the future offer additional subaccounts or withdraw any subaccount or Fixed Interest Allocation to or from the dollar cost averaging program, or otherwise modify, suspend or terminate this program. Of course, such change will not affect any dollar cost averaging programs in operation at the time.

AUTOMATIC REBALANCING
If you have at least $10,000 of contract value invested in the subaccounts of Separate Account NY-B, you may elect to have your investments in the subaccounts automatically rebalanced. We will transfer funds under your Contract on a quarterly, semi-annual, or annual calendar basis among the subaccounts to maintain the investment blend of your selected subaccounts. The minimum size of any allocation must be in full percentage points. Rebalancing does not affect any amounts that you have allocated to the Fixed Account. The program may be used in conjunction with the systematic withdrawal option only if withdrawals are taken pro rata. Automatic rebalancing is not available if you participate in dollar cost averaging. Automatic rebalancing will not take place during the free look period.

To participate in automatic rebalancing, send satisfactory notice to our Customer Service Center. We will begin the program on the last business day of the period in which we receive the notice. You may cancel the program at any time. The program will automatically terminate if you choose to reallocate your contract value among the subaccounts or if you make an additional premium payment or partial withdrawal on other than a pro rata basis. Additional premium payments and partial withdrawals effected on a pro rata basis will not cause the automatic rebalancing program to terminate.

--------------------------------------------------------------------------------
                              DEATH BENEFIT CHOICES
--------------------------------------------------------------------------------

DEATH BENEFIT DURING THE ACCUMULATION PHASE During the accumulation phase, a death benefit is payable when either the annuitant (when a contract owner is not an individual), the contract owner or the first of joint owners dies. Assuming you are the contract owner, your beneficiary will receive a death benefit unless the beneficiary is your surviving spouse and elects to continue the Contract. The death benefit value is calculated at the close of the business day on which we receive written notice and due proof of death, as well as any required paper work, at our Customer Service Center. If your beneficiary elects to delay receipt of the death benefit until a date after the time of death, the amount of the benefit payable in the future may be affected. The proceeds may be received in a single sum or applied to any of the annuity options. If we do not receive a request to apply the death benefit proceeds to an annuity option, we will make a single sum distribution. We will generally pay death benefit proceeds within 7 days after our Customer Service Center has received sufficient information to make the payment. For more information on required distributions under federal income tax laws, you should see "Required Distributions upon Contract Owner's Death."

You may choose from the following 2 death benefit choices: (1) the Standard Death Benefit Option; and (2) the Annual Ratchet Enhanced Death Benefit Option. Once you choose a death benefit, it cannot be changed. We may in the future stop or suspend offering any of the enhanced death benefit options to new Contracts. A change in ownership of the Contract may affect the amount of the death benefit and the guaranteed death benefit.

     STANDARD DEATH BENEFIT. You will automatically receive the Standard Death Benefit unless you choose the Annual Ratchet Enhanced Death Benefit. The Standard Death Benefit under the Contract is the greatest of (i) your contract value; (ii) total premium payments less any withdrawals; and (iii) the cash surrender value.

     ANNUAL RATCHET ENHANCED DEATH BENEFIT. The Annual Ratchet Enhanced Death Benefit under the Contract is the greatest of (i) the contract value; (ii) total premium payments less any withdrawals; (iii) the cash surrender value; and (iv) the enhanced death benefit as calculated below.


GDVAP-121273                          32

----------------------------------------------------------------------
                  HOW THE ENHANCED DEATH BENEFIT IS CALCULATED
                  FOR THE ANNUAL RATCHET ENHANCED DEATH BENEFIT
     ----------------------------------------------------------------------

     On each contract anniversary that occurs on or before the contract owner turns age 80, we compare the prior enhanced death benefit to the contract value and select the larger amount as the new enhanced death benefit.

     On all other days, the enhanced death benefit is the amount determined below. We first take the enhanced death benefit from the preceding day (which would be the initial premium if the valuation date is the contract date) and then we add additional premiums paid since the preceding day, then we subtract any withdrawals (including any Market Value Adjustment applied to such withdrawals) since the preceding day, then we subtract any associated surrender charges. That amount becomes the new enhanced death benefit.

     ----------------------------------------------------------------------

The Annual Ratchet Enhanced Death Benefit is available only at the time you purchase your Contract and only if the contract owner or annuitant (when the contract owner is other than an individual) is less than 80 years old at the time of purchase. The Annual Ratchet Enhanced Death Benefit may not be available where a Contract is held by joint owners.

DEATH BENEFIT DURING THE INCOME PHASE
If any contract owner or the annuitant dies after the annuity start date, the Company will pay the beneficiary any certain benefit remaining under the annuity in effect at the time.

REQUIRED DISTRIBUTIONS UPON CONTRACT OWNER'S DEATH
We will not allow any payment of benefits provided under the Contract which do not satisfy the requirements of Section 72(s) of the Code.

If any contract owner of a non-qualified Contract dies before the annuity start date, the death benefit payable to the beneficiary will be distributed as follows: (a) the death benefit must be completely distributed within 5 years of the contract owner's date of death; or (b) the beneficiary may elect, within the 1-year period after the contract owner's date of death, to receive the death benefit in the form of an annuity from us, provided that (i) such annuity is distributed in substantially equal installments over the life of such beneficiary or over a period not extending beyond the life expectancy of such beneficiary; and (ii) such distributions begin not later than 1 year after the contract owner's date of death.

Notwithstanding (a) and (b) above, if the sole contract owner's beneficiary is the deceased owner's surviving spouse, then such spouse may elect to continue the Contract under the same terms as before the contract owner's death. Upon receipt of such election from the spouse at our Customer Service Center: (1) all rights of the spouse as contract owner's beneficiary under the Contract in effect prior to such election will cease; (2) the spouse will become the owner of the Contract and will also be treated as the contingent annuitant, if none has been named and only if the deceased owner was the annuitant; and (3) all rights and privileges granted by the Contract or allowed by ReliaStar of NY will belong to the spouse as contract owner of the Contract. This election will be deemed to have been made by the spouse if such spouse makes a premium payment to the Contract or fails to make a timely election as described in this paragraph. If the owner's beneficiary is a nonspouse, the distribution provisions described in subparagraphs (a) and (b) above, will apply even if the annuitant and/or contingent annuitant are alive at the time of the contract owner's death.

If we do not receive an election from a nonspouse owner's beneficiary within the 1-year period after the contract owner's date of death, then we will pay the death benefit to the owner's beneficiary in a cash payment within five years from date of death. We will determine the death benefit as of the date we receive proof of death. We will make payment of the proceeds on or before the end of the 5-year period starting on the owner's date of death. Such cash payment will be in full settlement of all our liability under the Contract.

GDVAP-121273                          33

If the contract owner dies after the annuity start date, we will continue to distribute any benefit payable at least as rapidly as under the annuity option then in effect. All of the contract owner's rights granted under the Contract or allowed by us will pass to the contract owner's beneficiary.

If the Contract has joint owners we will consider the date of death of the first joint owner as the death of the contract owner and the surviving joint owner will become the contract owner of the Contract.

--------------------------------------------------------------------------------
                                CHARGES AND FEES
--------------------------------------------------------------------------------

We deduct the Contract charges described below to cover our costs and expenses, services provided and risks assumed under the Contracts. We incur certain costs and expenses for distributing and administrating the Contracts, including compensation and expenses paid in connection with sales of the Contracts, for paying the benefits payable under the Contracts and for bearing various risks associated with the Contracts. The amount of a Contract charge will not always correspond to the actual costs associated with the charge. For example, the surrender charge collected may not fully cover all of the distribution expenses incurred by us with the service or benefits provided. In the event there are any profits from fees and charges deducted under the Contract, we may use such profits to finance the distribution of Contracts.

CHARGE DEDUCTION SUBACCOUNT
You may elect to have all charges against your contract value deducted directly from a single subaccount designated by the Company. Currently we use the Liquid Asset subaccount for this purpose. If you do not elect this option, or if the amount of the charges is greater than the amount in the designated subaccount, the charges will be deducted as discussed below. You may cancel this option at any time by sending satisfactory notice to our Customer Service Center.

CHARGES DEDUCTED FROM THE CONTRACT VALUE
We deduct the following charges from your contract value:

     SURRENDER CHARGE. We will deduct a contingent deferred sales charge (a "surrender charge") if you surrender your Contract or if you take a withdrawal in excess of the Free Withdrawal Amount during the 7-year period from the date we receive and accept a premium payment. The surrender charge is based on a percentage of each premium payment withdrawn. This charge is intended to cover sales expenses that we have incurred. We may in the future reduce or waive the surrender charge in certain situations and will never charge more than the maximum surrender charges. The percentage of premium payments deducted at the time of surrender or excess withdrawal depends on the number of complete years that have elapsed since that premium payment was made. We determine the surrender charge as a percentage of each premium payment withdrawn as follows:

     COMPLETE YEARS ELAPSED               0   1   2   3   4   5   6   7+
          SINCE PREMIUM PAYMENT
     SURRENDER CHARGE                     7%  6%  5%  4%  3%  2%  1%  0%

     FREE WITHDRAWAL AMOUNT. The Free Withdrawal Amount in any contract year is 15% of your contract value on the date of withdrawal less any withdrawals during that contract year.

     SURRENDER CHARGE FOR EXCESS WITHDRAWALS. We will deduct a surrender charge for excess withdrawals. We consider a withdrawal to be an "excess withdrawal" when the amount you withdraw in any contract year exceeds the Free Withdrawal Amount. Where you are receiving systematic withdrawals, any combination of regular withdrawals taken and any systematic withdrawals expected to be received in a contract year will be included in determining the amount of the excess withdrawal. Such a withdrawal will be considered a partial surrender of the Contract and we will impose a surrender charge and any associated premium tax. We will deduct such charges from the contract value in proportion to the contract value in each subaccount or Fixed Interest Allocation from which the excess withdrawal was taken. In instances

GDVAP-121273                          34
where the excess withdrawal equals the
entire contract value in such subaccounts or Fixed Interest Allocations, we will deduct charges proportionately from all other subaccounts and Fixed Interest Allocations in which you are invested. ANY WITHDRAWAL FROM A FIXED INTEREST ALLOCATION MORE THAN 30 DAYS BEFORE ITS MATURITY DATE WILL TRIGGER A MARKET VALUE ADJUSTMENT.

For the purpose of calculating the surrender charge for an excess withdrawal: a) we treat premiums as being withdrawn on a first-in, first-out basis; and b) amounts withdrawn which are not considered an excess withdrawal are not considered a withdrawal of any premium payments. We have included an example of how this works in Appendix C. Although we treat premium payments as being withdrawn before earnings for purpose of calculating the surrender charge for excess withdrawals, the federal tax law treats earnings as withdrawn first.

     PREMIUM TAXES. We may make a charge for state and local premium taxes depending on your state of residence. The tax can range from 0% to 3.5% of the premium payment. We have the right to change this amount to conform with changes in the law or if you change your state of residence.

We deduct the premium tax from your contract value on the annuity start date. However, some jurisdictions impose a premium tax at the time the initial and additional premiums are paid, regardless of when the annuity payments begin. In those states we may defer collection of the premium taxes from your contract value and deduct it when you surrender the Contract, when you take an excess withdrawal or on the annuity start date.

     ADMINISTRATIVE CHARGE. We deduct the annual administrative charge on each Contract anniversary, or if you surrender your Contract prior to a Contract anniversary, at the time we determine the cash surrender value payable to you. The amount deducted is $30 per Contract. This charge is waived if your contract value is $100,000 or more at the end of a contract year or the total of your premium payments is $100,000 or more or under other conditions established by ReliaStar of NY. We deduct the charge proportionately from all subaccounts in which you are invested. If there is no contract value in those subaccounts, we will deduct the charge from your Fixed Interest Allocations starting with the guaranteed interest periods nearest their maturity dates until the charge has been paid.

     TRANSFER CHARGE. We currently do not deduct any charges for transfers made during a contract year. We have the right, however, to assess up to $25 for each transfer after the twelfth transfer in a contract year. If such a charge is assessed, we would deduct the charge from the subaccounts and the Fixed Interest Allocations from which each such transfer is made in proportion to the amount being transferred from each such subaccount and Fixed Interest Allocation unless you have chosen to have all charges deducted from a single subaccount. The charge will not apply to any transfers due to the election of dollar cost averaging, automatic rebalancing and transfers we make to and from any subaccount specially designated by the Company for such purpose.

CHARGES DEDUCTED FROM THE SUBACCOUNTS
     MORTALITY AND EXPENSE RISK CHARGE. The mortality and expense risk charge is deducted each business day. The amount of the mortality and expense charge depends on the death benefit you have elected. If you have elected the Standard Death Benefit, the charge, on an annual basis, is equal to 1.10% of the assets you have in each subaccount. The charge is deducted on each business day at the rate of .003030% for each day since the previous business day. If you have elected the Annual Ratchet Enhanced Death Benefit, the charge, on an annual basis, is equal to 1.25% of the assets you have in each subaccount. The charge is deducted each business day at the rate of .003446% for each day since the previous business day.

     ASSET-BASED ADMINISTRATIVE CHARGE. The amount of the asset-based administrative charge, on an annual basis, is equal to 0.15% of the assets you have in each subaccount. The charge is deducted on each business day at the rate of .000411% for each day since the previous business day. The charge is deducted daily from your assets in each subaccount in order to compensate ReliaStar of NY for a portion of the administrative expenses under the Contract.

GDVAP-121273                          35

TRUST EXPENSES
There are fees and charges deducted from each investment portfolio of the Trusts. Each portfolio deducts portfolio management fees and charges from the amounts you have invested in the portfolios. In addition, two portfolios deduct 12b-1 fees. For 2000, total portfolio fees and charges ranged from 0.55% to 1.86%. See "Fees and Expenses" in this Prospectus for details.

Additionally, we may receive compensation from the investment advisers, administrators, distributors of the portfolios in connection with administrative, distribution, or other services and cost savings experienced by the investment advisers, administrators or distributors. It is anticipated that such compensation will be based on assets of the particular portfolios attributable to the Contract. Some advisers, administrators or distributors may pay us more than others.

--------------------------------------------------------------------------------
                               THE ANNUITY OPTIONS
--------------------------------------------------------------------------------

ANNUITIZATION OF YOUR CONTRACT
If the annuitant and contract owner are living on the annuity start date, we will begin making payments to the contract owner under an income plan. We will make these payments under the annuity option you chose. You may change the annuity option by making a written request to us at least 30 days before the annuity start date. The amount of the payments will be determined by applying your contract value adjusted for any applicable Market Value Adjustment on the annuity start date in accordance with the annuity option you chose.

You may also elect an annuity option on surrender of the Contract for its cash surrender value or you may choose one or more annuity options for the payment of death benefit proceeds while it is in effect and before the annuity start date. If, at the time of the contract owner's death or the annuitant's death (if the contract owner is not an individual), no option has been chosen for paying death benefit proceeds, the beneficiary may choose an annuity option within 60 days. In all events, payments of death benefit proceeds must comply with the distribution requirements of applicable federal tax law.

The minimum monthly annuity income payment that we will make is $20. We may require that a single sum payment be made if the contract value is less than $2,000 or if the calculated monthly annuity income payment is less than $20.

For each annuity option we will issue a separate written agreement putting the annuity option into effect. Before we pay any annuity benefits, we require the return of your Contract. If your Contract has been lost, we will require that you complete and return the applicable lost Contract form. Various factors will affect the level of annuity benefits, such as the annuity option chosen, the applicable payment rate used and the investment performance of the portfolios and interest credited to the Fixed Interest Allocations.

Our current annuity options provide only for fixed payments. Fixed annuity payments are regular payments, the amount of which is fixed and guaranteed by us. Some fixed annuity options provide fixed payments either for a specified period of time or for the life of the annuitant. The amount of life income payments will depend on the form and duration of payments you chose, the age of the annuitant or beneficiary (and gender, where appropriate), the total contract value applied to purchase a Fixed Interest Allocation, and the applicable payment rate.

Our approval is needed for any option where:

     (1) The person named to receive payment is other than the contract owner or beneficiary;

     (2)  The person named is not a natural person, such as a corporation; or

     (3) Any income payment would be less than the minimum annuity income payment allowed.

GDVAP-121273                          36

SELECTING THE ANNUITY START DATE
You select the annuity start date, which is the date on which the annuity payments commence. The annuity start date must be at least 5 years from the contract date but before the month immediately following the annuitant's 90th birthday. If, on the annuity start date, a surrender charge remains, the elected annuity option must include a period certain of at least 5 years.

If you do not select an annuity start date, it will automatically begin in the month following the annuitant's 90th birthday.

If the annuity start date occurs when the annuitant is at an advanced age, such as over age 85, it is possible that the Contract will not be considered an annuity for federal tax purposes. For more information, see "Federal Tax Considerations" and the SAI. For a Contract purchased in connection with a qualified plan, other than a Roth IRA, distributions must commence not later than April 1st of the calendar year following the calendar year in which you reach age 70 1/2 or, in some cases, retire. Distributions may be made through annuitization or withdrawals. You should consult a tax adviser for tax advice before investing.

FREQUENCY OF ANNUITY PAYMENTS
You choose the frequency of the annuity payments. They may be monthly, quarterly, semi-annually or annually. If we do not receive written notice from you, we will make the payments monthly. There may be certain restrictions on minimum payments that we will allow.

THE ANNUITY OPTIONS
We offer the 4 annuity options shown below. Payments under Options 1, 2 and 3 are fixed. Payments under Option 4 may be fixed or variable, although only fixed are currently available. For a fixed annuity option, the contract value in the subaccounts is transferred to the Company's general account.

     OPTION 1. INCOME FOR A FIXED PERIOD. Under this option, we make monthly payments in equal installments for a fixed number of years based on the contract value on the annuity start date. We guarantee that each monthly payment will be at least the amount stated in your Contract. If you prefer, you may request that payments be made in annual, semi-annual or quarterly installments. We will provide you with illustrations if you ask for them. If the cash surrender value or contract value is applied under this option, a 10% penalty tax may apply to the taxable portion of each income payment until the contract owner reaches age 59 1/2.

     OPTION 2. INCOME FOR LIFE WITH A PERIOD CERTAIN. Under this option, we make payments for the life of the annuitant in equal monthly installments and guarantee the income for at least a period certain such as 10 or 20 years. Other periods certain may be available to you on request. You may choose a refund period instead. Under this arrangement, income is guaranteed until payments equal the amount applied. If the person named lives beyond the guaranteed period, we will continue making payments until his or her death. We guarantee that each payment will be at least the amount specified in the Contract corresponding to the person's age on his or her last birthday before the annuity start date. Amounts for ages not shown in the Contract are available if you ask for them.

     OPTION 3. JOINT LIFE INCOME. This option is available when there are 2 persons named to determine annuity payments. At least one of the persons named must be either the contract owner or beneficiary of the Contract. We guarantee monthly payments will be made as long as at least one of the named persons is living. There is no minimum number of payments. Monthly payment amounts are available if you ask for them.

     OPTION 4. ANNUITY PLAN. Under this option, your contract value can be applied to any other annuitization plan that we choose to offer on the annuity start date. Annuity payments under Option 4 may be fixed or variable. If variable and subject to the 1940 Act, it will comply with the requirements of such Act.

PAYMENT WHEN NAMED PERSON DIES
When the person named to receive payment dies, we will pay any amounts still due as provided in the annuity agreement between you and ReliaStar of NY. The amounts we will pay are determined as follows:

GDVAP-121273                          37

     (1) For Option 1, or any remaining guaranteed payments under Option 2, we will continue payments. Under Options 1 and 2, the discounted values of the remaining guaranteed payments may be paid in a single sum. This means we deduct the amount of the interest each remaining guaranteed payment would have earned had it not been paid out early. The discount interest rate is never less than 3% for Option 1 and 3.50% for Option 2 per year. We will, however, base the discount interest rate on the interest rate used to calculate the payments for Options 1 and 2 if such payments were not based on the tables in the Contract.

     (2) For Option 3, no amounts are payable after both named persons have died.

     (3) For Option 4, the annuity option agreement will state the amount we will pay, if any.

--------------------------------------------------------------------------------
                            OTHER CONTRACT PROVISIONS
--------------------------------------------------------------------------------

REPORTS TO CONTRACT OWNERS
We will send you a quarterly report within 31 days after the end of each calendar quarter. The report will show the contract value, cash surrender value, and the death benefit as of the end of the calendar quarter. The report will also show the allocation of your contract value and reflects the amounts deducted from or added to the contract value since the last report. You have 30 days to notify our Customer Service Center of any errors or discrepancies in the report or in any confirmation notices. We will also send you copies of any shareholder reports of the investment portfolios in which Separate Account NY-B invests, as well as any other reports, notices or documents we are required by law to furnish to you.

SUSPENSION OF PAYMENTS
The Company reserves the right to suspend or postpone the date of any payment or determination of values on any business day (1) when the New York Stock Exchange is closed; (2) when trading on the New York Stock Exchange is restricted; (3) when an emergency exists as determined by the SEC so that the sale of securities held in Separate Account NY-B may not reasonably occur or so that the Company may not reasonably determine the value of Separate Account NY-B's net assets; or
(4) during any other period when the SEC so permits for the protection of security holders. We have the right to delay payment of amounts from a Fixed Interest Allocation for up to 6 months.

IN CASE OF ERRORS IN YOUR APPLICATION
If an age or gender given in the application or enrollment form is misstated, the amounts payable or benefits provided by the Contract shall be those that the premium payment would have bought at the correct age or gender.

ASSIGNING THE CONTRACT AS COLLATERAL
You may assign a non-qualified Contract as collateral security for a loan but you should understand that your rights and any beneficiary's rights may be subject to the terms of the assignment. An assignment may have federal tax consequences. You should consult a tax adviser for tax advice. You must give us satisfactory written notice at our Customer Service Center in order to make or release an assignment. We are not responsible for the validity of any assignment.

CONTRACT CHANGES -- APPLICABLE TAX LAW
We have the right to make changes in the Contract to continue to qualify the Contract as an annuity under applicable tax law. You will be given advance notice of such changes.

FREE LOOK
You may cancel your Contract within your 10-day free look period. We deem the free look period to expire 15 days after we mail the Contract to you. To cancel, you need to send your Contract to our Customer Service Center or to the agent from whom you purchased it. We will refund the contract value. For purposes of the

GDVAP-121273                          38
refund during the free look period, we include a refund of any charges deducted from your contract value. Because of the market risks associated with investing in the portfolios, the contract value returned may be greater or less than the premium payment you paid. We may, in our discretion, require that premiums designated for investment in the subaccounts as well as premiums designated for a Fixed Interest Allocation be allocated to the specially designated subaccount during the free look period. Your Contract is void as of the day we receive your Contract and cancellation request in good order. We determine your contract value at the close of business on the day we void your contract. If you keep your Contract after the free look period and the investment is allocated to a subaccount specially designated by the Company, we will put your money in the subaccount(s) chosen by you, based on the accumulation unit value next computed for each subaccount, and/or in the Fixed Interest Allocation chosen by you.

GROUP OR SPONSORED ARRANGEMENTS
For certain group or sponsored arrangements, we may reduce any surrender, administration, and mortality and expense risk charges. We may also change the minimum initial and additional premium requirements, or offer an alternative or reduced death benefit.

SELLING THE CONTRACT

Directed Services, Inc. is the principal underwriter and distributor of the Contract as well as for other contracts issued through Separate Account NY-B. The principal address of Directed Services is 1475 Dunwoody Drive, West Chester, Pennsylvania 19380. Directed Services is a corporation organized under the laws of New York and is a wholly owned subsidiary of Equitable of Iowa Companies, Inc. ("Equitable of Iowa"). Equitable of Iowa is a wholly-owned subsidiary of ING. Directed Services is registered as a broker-dealer with the SEC under the Securities Exchange Act of 1934, as well as with securities commissions in the states in which it operates, and is a member of the National Association of Securities Dealers, Inc. ("NASD").

Directed Services has the authority to enter into selling agreements with other firms. Directed Services has entered into selling agreements with broker-dealers affiliated with Fleet Financial Group, Inc. to sell the Contracts through registered representatives. Those representatives are registered with the NASD, and if applicable, also with the states in which they do business. They also are licensed as insurance agents in the states in which they do business.

We pay sales commissions to Directed Services for the sale of the Contracts. Directed Services passes through the entire amount of the sales commission to the broker-dealer whose registered representative sold the Contract. The maximum sales commission payable will be approximately 5.5% of the initial and any additional premium payment. This commission may be returned if the Contract is not continued through the first Contract Year.


--------------------------------------------------------------------------------
                            UNDERWRITER COMPENSATION
--------------------------------------------------------------------------------

   NAME OF PRINCIPAL               AMOUNT OF                      OTHER
      UNDERWRITER            COMMISSION TO BE PAID            COMPENSATION

 Directed Services, Inc.        Maximum of 5.5%           Reimbursement of any
                                of any initial              covered expenses
                                 or additional                  incurred
                               premium payments.              by registered
                                                             representatives
                                                              in connection
                                                                with the
                                                              distribution
                                                            of the Contracts.
--------------------------------------------------------------------------------


We may make additional cash payments to broker-dealers for marketing and educational expenses and for the reimbursement of certain expenses incurred by registered representatives in connection with the distribution of the Contracts.



GDVAP-121273                          39

--------------------------------------------------------------------------------
                                OTHER INFORMATION
--------------------------------------------------------------------------------

VOTING RIGHTS
We will vote the shares of a Trust owned by Separate Account NY-B according to your instructions. However, if the 1940 Act or any related regulations should change, or if interpretations of it or related regulations should change, and we decide that we are permitted to vote the shares of a Trust in our own right, we may decide to do so.

We determine the number of shares that you have in a subaccount by dividing the Contract's contract value in that subaccount by the net asset value of one share of the portfolio in which a subaccount invests. We count fractional votes. We will determine the number of shares you can instruct us to vote 180 days or less before a Trust shareholder meeting. We will ask you for voting instructions by mail at least 10 days before the meeting. If we do not receive your instructions in time, we will vote the shares in the same proportion as the instructions received from all contracts in that subaccount. We will also vote shares we hold in Separate Account NY-B which are not attributable to contract owners in the same proportion.

STATE REGULATION
We are regulated by the Insurance Department of the State of New York. We are also subject to the insurance laws and regulations of all jurisdictions where we do business. The variable Contract offered by this prospectus has been approved where required by those jurisdictions. We are required to submit annual statements of our operations, including financial statements, to the Insurance Departments of the various jurisdictions in which we do business to determine solvency and compliance with state insurance laws and regulations.

LEGAL PROCEEDINGS
The Company and its parent, like other insurance companies, may be involved in lawsuits, including class action lawsuits. In some class action and other lawsuits involving insurers, substantial damages have been sought and/or material settlement payments have been made. We believe that currently there are no pending or threatened lawsuits that are reasonably likely to have a materially adverse impact on the Company or Separate Account NY-B.

LEGAL MATTERS
The legal validity of the Contracts was passed on by Linda E. Senker, Esquire, counsel to ReliaStar of NY. Sutherland Asbill & Brennan LLP of Washington, D.C. has provided advice on certain matters relating to federal securities laws.

EXPERTS
The audited balance sheet of ReliaStar of NY as of December 31, 2000 and the related statements of income, shareholder's equity, and cash flows for the periods from September 1, 2000 to December 31, 2000 and January 1, 2000 to August 31, 2000, and the audited financial statements of Separate Account NY-B at December 31, 2000 and for the periods indicated therein, appearing in this prospectus or in the SAI and Registration Statement have been audited by Ernst & Young LLP, independent auditors, as set forth in their reports thereon appearing in this prospectus or in the SAI and in the Registration Statement, and are included or incorporated by reference in reliance upon such reports given upon the authority of such firm as experts in accounting and auditing.

--------------------------------------------------------------------------------
                           FEDERAL TAX CONSIDERATIONS
--------------------------------------------------------------------------------

The following summary provides a general description of the federal income tax considerations associated with this Contract and does not purport to be complete or to cover all tax situations. This discussion is not intended as tax advice. You should consult your counsel or other competent tax advisers for more complete

GDVAP-121273                          40
information. This discussion is based upon our understanding of the present federal income tax laws. We do not make any representations as to the likelihood of continuation of the present federal income tax laws or as to how they may be interpreted by the IRS.

TYPES OF CONTRACTS:  NON-QUALIFIED OR QUALIFIED
The Contract may be purchased on a non-tax-qualified basis or purchased on a tax-qualified basis. Qualified Contracts are designed for use by individuals whose premium payments are comprised solely of proceeds from and/or contributions under retirement plans that are intended to qualify as plans entitled to special income tax treatment under Sections 401(a), 403(b), 408, or 408A of the Code. The ultimate effect of federal income taxes on the amounts held under a Contract, or annuity payments, depends on the type of retirement plan, on the tax and employment status of the individual concerned, and on our tax status. In addition, certain requirements must be satisfied in purchasing a qualified Contract with proceeds from a tax-qualified plan and receiving distributions from a qualified Contract in order to continue receiving favorable tax treatment. Some retirement plans are subject to distribution and other requirements that are not incorporated into our Contract administration procedures. Contract owners, participants and beneficiaries are responsible for determining that contributions, distributions and other transactions with respect to the Contract comply with applicable law. Therefore, you should seek competent legal and tax advice regarding the suitability of a Contract for your particular situation. The following discussion assumes that qualified Contracts are purchased with proceeds from and/or contributions under retirement plans that qualify for the intended special federal income tax treatment.

TAX STATUS OF THE CONTRACTS
     DIVERSIFICATION REQUIREMENTS. The Code requires that the investments of a variable account be "adequately diversified" in order for non-qualified Contracts to be treated as annuity contracts for federal income tax purposes. It is intended that Separate Account NY-B, through the subaccounts, will satisfy these diversification requirements.

     INVESTOR CONTROL. In certain circumstances, owners of variable annuity contracts have been considered for federal income tax purposes to be the owners of the assets of the separate account supporting their contracts due to their ability to exercise investment control over those assets. When this is the case, the contract owners have been currently taxed on income and gains attributable to the separate account assets. There is little guidance in this area, and some features of the Contracts, such as the flexibility of a contract owner to allocate premium payments and transfer contract values, have not been explicitly addressed in published rulings. While we believe that the Contracts do not give contract owners investment control over Separate Account NY-B assets, we reserve the right to modify the Contracts as necessary to prevent a contract owner from being treated as the owner of the Separate Account NY-B assets supporting the Contract.

     REQUIRED DISTRIBUTIONS. In order to be treated as an annuity contract for federal income tax purposes, the Code requires any non-qualified Contract to contain certain provisions specifying how your interest in the Contract will be distributed in the event of your death. The non-qualified Contracts contain provisions that are intended to comply with these Code requirements, although no regulations interpreting these requirements have yet been issued. We intend to review such provisions and modify them if necessary to assure that they comply with the applicable requirements when such requirements are clarified by regulation or otherwise. See "Death Benefit Choices" for additional information on required distributions from non-qualified contracts.

Other rules may apply to Qualified Contracts.

The following discussion assumes that the Contracts will qualify as annuity contracts for federal income tax purposes.

TAX TREATMENT OF ANNUITIES
     IN GENERAL. We believe that if you are a natural person you will generally not be taxed on increases in the value of a Contract until a distribution occurs or until annuity payments begin. (For these purposes, the

GDVAP-121273                          41
agreement to assign or pledge any portion of the contract value, and, in the case of a qualified Contract, any portion of an interest in the qualified plan, generally will be treated as a distribution.)

TAXATION OF NON-QUALIFIED CONTRACTS
     NON-NATURAL PERSON. The owner of any annuity contract who is not a natural person generally must include in income any increase in the excess of the contract value over the "investment in the contract" (generally, the premiums or other consideration you paid for the contract less any non-taxable withdrawals) during the taxable year. There are some exceptions to this rule and a prospective contract owner that is not a natural person may wish to discuss these with a tax adviser. The following discussion generally applies to Contracts owned by natural persons.

     WITHDRAWALS. When a withdrawal from a non-qualified Contract occurs, the amount received will be treated as ordinary income subject to tax up to an amount equal to the excess (if any) of the contract value (unreduced by the amount of any surrender charge) immediately before the distribution over the contract owner's investment in the Contract at that time. The tax treatment of market value adjustments is uncertain. You should consult a tax adviser if you are considering taking a withdrawal from your Contract in circumstances where a market value adjustment would apply.

In the case of a surrender under a non-qualified Contract, the amount received generally will be taxable only to the extent it exceeds the contract owner's investment in the Contract.


     SEPARATE ACCOUNT CHARGES. It is possible that the Internal Revenue Service may take a position that charges for certain optional benefits and riders are deemed to be taxable distributions to you. In particular, the Internal Revenue Service may treat the quarterly charges deducted for the earnings multiplier benefit rider as taxable withdrawals, which might also be subject to a tax penalty if the withdrawal occurs before you reach age 59 1/2. Although we do not believe that the charges we deduct for the earnings multiplier benefit rider or any other optional benefit or rider provided under the Contract should be treated as taxable withdrawals, you should consult your tax advisor prior to selecting any optional benefit or rider under the Contract.


     PENALTY TAX ON CERTAIN WITHDRAWALS. In the case of a distribution from a non-qualified Contract, there may be imposed a federal tax penalty equal to 10% of the amount treated as income. In general, however, there is no penalty on distributions:


     o    made on or after the taxpayer reaches age 59 1/2;

     o    made on or after the death of a contract owner;

     o    attributable to the taxpayer's becoming disabled; or

     o made as part of a series of substantially equal periodic payments for the life (or life expectancy) of the taxpayer.

Other exceptions may be applicable under certain circumstances and special rules may be applicable in connection with the exceptions enumerated above. A tax adviser should be consulted with regard to exceptions from the penalty tax.

     ANNUITY PAYMENTS. Although tax consequences may vary depending on the payment option elected under an annuity contract, a portion of each annuity payment is generally not taxed and the remainder is taxed as ordinary income. The non-taxable portion of an annuity payment is generally determined in a manner that is designed to allow you to recover your investment in the Contract ratably on a tax-free basis over the expected stream of annuity payments, as determined when annuity payments start. Once your investment in the Contract has been fully recovered, however, the full amount of each annuity payment is subject to tax as ordinary income.

     TAXATION OF DEATH BENEFIT PROCEEDS. Amounts may be distributed from a Contract because of your death or the death of the annuitant. Generally, such amounts are includible in the income of recipient as

GDVAP-121273                          42
follows: (i) if distributed in a lump sum, they are taxed in the same manner as a surrender of the Contract, or (ii) if distributed under a payment option, they are taxed in the same way as annuity payments.


     TRANSFERS, ASSIGNMENTS, EXCHANGES AND ANNUITY DATES OF A CONTRACT. A transfer or assignment of ownership of a Contract, the designation of an annuitant or payee other than the owner, the selection of certain dates for commencement of the annuity phase, or the exchange of a Contract may result in certain tax consequences to you that are not discussed herein. A contract owner contemplating any such transfer, assignment, designation or exchange, should consult a tax adviser as to the tax consequences.


     WITHHOLDING. Annuity distributions are generally subject to withholding for the recipient's federal income tax liability. Recipients can generally elect, however, not to have tax withheld from distributions.

     MULTIPLE CONTRACTS. All non-qualified deferred annuity contracts that are issued by us (or our affiliates) to the same contract owner during any calendar year are treated as one non-qualified deferred annuity contract for purposes of determining the amount includible in such contract owner's income when a taxable distribution occurs.

TAXATION OF QUALIFIED CONTRACTS
The Contracts are designed for use with several types of qualified plans. The tax rules applicable to participants in these qualified plans vary according to the type of plan and the terms and conditions of the plan itself. Special favorable tax treatment may be available for certain types of contributions and distributions. Adverse tax consequences may result from: contributions in excess of specified limits; distributions before age 59 1/2 (subject to certain exceptions); distributions that do not conform to specified commencement and minimum distribution rules; and in other specified circumstances. Therefore, no attempt is made to provide more than general information about the use of the Contracts with the various types of qualified retirement plans. Contract owners, annuitants, and beneficiaries are cautioned that the rights of any person to any benefits under these qualified retirement plans may be subject to the terms and conditions of the plans themselves, regardless of the terms and conditions of the Contract, but we shall not be bound by the terms and conditions of such plans to the extent such terms contradict the Contract, unless the Company consents.

     DISTRIBUTIONS. Annuity payments are generally taxed in the same manner as under a non-qualified Contract. When a withdrawal from a qualified Contract occurs, a pro rata portion of the amount received is taxable, generally based on the ratio of the contract owner's investment in the Contract (generally, the premiums or other consideration paid for the Contract) to the participant's total accrued benefit balance under the retirement plan. For qualified Contracts, the investment in the Contract can be zero. For Roth IRAs, distributions are generally not taxed, except as described below.

For qualified plans under Section 401(a) and 403(b), the Code requires that distributions generally must commence no later than the later of April 1 of the calendar year following the calendar year in which the contract owner (or plan participant) (i) reaches age 70 1/2 or (ii) retires, and must be made in a specified form or manner. If the plan participant is a "5 percent owner" (as defined in the Code), distributions generally must begin no later than April 1 of the calendar year following the calendar year in which the contract owner (or plan participant) reaches age 70 1/2. For IRAs described in Section 408, distributions generally must commence no later than the later of April 1 of the calendar year following the calendar year in which the contract owner (or plan participant) reaches age 70 1/2. Roth IRAs under Section 408A do not require distributions at any time before the contract owner's death.

     WITHHOLDING. Distributions from certain qualified plans generally are subject to withholding for the contract owner's federal income tax liability. The withholding rates vary according to the type of distribution and the contract owner's tax status. The contract owner may be provided the opportunity to elect not to have tax withheld from distributions. "Eligible rollover distributions" from section 401(a) plans and section 403(b) tax-sheltered annuities are subject to a mandatory federal income tax withholding of 20%. An eligible rollover distribution is the taxable portion of any distribution from such a plan, except certain distributions that are required by the Code, distributions in a specified annuity form or hardship distributions. The 20%

GDVAP-121273                          43
withholding does not apply, however, if the contract owner chooses a "direct rollover" from the plan to another tax-qualified plan or IRA.

Brief descriptions of the various types of qualified retirement plans in connection with a Contract follow. We will endorse the Contract as necessary to conform it to the requirements of such plan.

CORPORATE AND SELF-EMPLOYED PENSION AND PROFIT SHARING PLANS
Section 401(a) of the Code permits corporate employers to establish various types of retirement plans for employees, and permits self-employed individuals to establish these plans for themselves and their employees. These retirement plans may permit the purchaser of the Contracts to accumulate retirement savings under the plans. Adverse tax or other legal consequences to the plan, to the participant, or to both may result if this Contract is assigned or transferred to any individual as a means to provide benefit payments, unless the plan complies with all legal requirements applicable to such benefits before transfer of the Contract. Employers intending to use the Contract with such plans should seek competent advice.

INDIVIDUAL RETIREMENT ANNUITIES
Section 408 of the Code permits eligible individuals to contribute to an individual retirement program known as an "Individual Retirement Annuity" or "IRA." These IRAs are subject to limits on the amount that can be contributed, the deductible amount of the contribution, the persons who may be eligible, and the time when distributions commence. Also, distributions from certain other types of qualified retirement plans may be "rolled over" or transferred on a tax-deferred basis into an IRA. There are significant restrictions on rollover or transfer contributions from Savings Incentive Match Plans (SIMPLE), under which certain employers may provide contributions to IRAs on behalf of their employees, subject to special restrictions. Employers may establish Simplified Employee Pension (SEP) Plans to provide IRA contributions on behalf of their employees. Sales of the Contract for use with IRAs may be subject to special requirements of the IRS.

ROTH IRA
Section 408A of the Code permits certain eligible individuals to contribute to a Roth IRA. Contributions to a Roth IRA, which are subject to certain limits on the amount of the contribution and the persons who may be eligible to contribute, are not deductible, and must be made in cash or as a rollover or transfer from another Roth IRA or other IRA. A rollover from or conversion of an IRA to a Roth IRA may be subject to tax, and other special rules may apply. Distributions from a Roth IRA generally are not taxed, except that, once aggregate distributions exceed contributions to the Roth IRA, income tax and a 10% penalty tax may apply to distributions made (1) before age 59 1/2 (subject to certain exceptions) or (2) during the five taxable years starting with the year in which the first contribution is made to any Roth IRA. A 10% penalty may apply to amounts attributable to a conversion from an IRA to a Roth IRA if the amounts are distributed during the five taxable years beginning with the year in which the conversion was made.

TAX SHELTERED ANNUITIES
Section 403(b) of the Code allows employees of certain Section 501(c)(3) organizations and public schools to exclude from their gross income the premium payments made, within certain limits, on a Contract that will provide an annuity for the employee's retirement. These premium payments may be subject to FICA (Social Security) tax. Distributions of (1) salary reduction contributions made in years beginning after December 31, 1988; (2) earnings on those contributions; and (3) earnings on amounts held as of the last year beginning before January 1, 1989, are not allowed prior to age 59 1/2, separation from service, death or disability. Salary reduction contributions may also be distributed upon hardship, but would generally be subject to penalties.


TAX CONSEQUENCES OF ENHANCED DEATH BENEFIT
THE CONTRACT INCLUDES AN ENHANCED DEATH BENEFIT THAT IN SOME CASES MAY EXCEED THE GREATER OF THE PREMIUM PAYMENTS OR THE CONTRACT VALUE. THE IRS HAS NOT RULED WHETHER AN ENHANCED DEATH BENEFIT COULD BE CHARACTERIZED AS AN INCIDENTAL BENEFIT, THE AMOUNT OF WHICH IS LIMITED IN ANY CODE SECTION 401(A) PENSION OR PROFIT-SHARING PLAN OR CODE SECTION 403(B) TAX-SHELTERED ANNUITY. EMPLOYERS USING THE CONTRACT MAY WANT TO CONSULT THEIR TAX ADVISER REGARDING SUCH LIMITATION. FURTHER, THE IRS HAS NOT ADDRESSED IN A RULING OF GENERAL APPLICABILITY WHETHER A

GDVAP-121273                          44

DEATH BENEFIT PROVISION SUCH AS THE ENHANCED DEATH
BENEFIT PROVISION IN THE CONTRACT COMPORTS WITH IRA OR ROTH IRA QUALIFICATION REQUIREMENTS. A TAX ADVISER SHOULD BE CONSULTED.


OTHER TAX CONSEQUENCES
As noted above, the foregoing comments about the federal tax consequences under the Contracts are not exhaustive, and special rules are provided with respect to other tax situations not discussed in this prospectus. Further, the federal income tax consequences discussed herein reflect our understanding of current law, and the law may change. Federal estate and state and local estate, inheritance and other tax consequences of ownership or receipt of distributions under a Contract depend on the individual circumstances of each contract owner or recipient of the distribution. A competent tax adviser should be consulted for further information.

POSSIBLE CHANGES IN TAXATION
Although the likelihood of legislative change is uncertain, there is always the possibility that the tax treatment of the Contracts could change by legislation or other means. It is also possible that any change could be retroactive (that is, effective before the date of the change). You should consult a tax adviser with respect to legislative developments and their effect on the Contract.

GDVAP-121273                          45

--------------------------------------------------------------------------------
       MORE INFORMATION ABOUT RELIASTAR LIFE INSURANCE COMPANY OF NEW YORK
--------------------------------------------------------------------------------

SELECTED FINANCIAL DATA

The following selected financial data prepared in accordance with generally accepted accounting principles ("GAAP") for ReliaStar Life Insurance Company of New York ("the Company") should be read in conjunction with the financial statements, and notes thereto included in this filing.

All outstanding shares of the Company are owned by Security-Connecticut Life Insurance Company (Security-Connecticut), a Minnesota domiciled insurance company. Security-Connecticut is a wholly owned subsidiary of ReliaStar Life Insurance Company (ReliaStar Life); a Minnesota domiciled insurance company. ReliaStar Life is a wholly owned subsidiary of ReliaStar Financial Corp. (ReliaStar Financial), a holding and management company domiciled in Delaware. ReliaStar's ultimate parent is ING Groep, N.V. (ING), a global financial services company based in Amsterdam, Netherlands. ING acquired ReliaStar Financial on September 1, 2000. The GAAP financial data presented below for the period after August 31, 2000, is presented on the Post-Merger new basis of accounting, while the financial statements for August 31, 2000 and prior periods are presented on the Pre-Merger historical cost basis of accounting.

                       SELECTED GAAP BASIS FINANCIAL DATA

(in millions)

                                                     POST-MERGER                                  PRE-MERGER
                                      ---------------------- --------------------- ---------------------- ----------------------
                                                               For the Period
                                                             September 1, 2000      For the Period           For the Year
                                                                  Through                Ended                  Ended
                                      For the Period Ended   December 31, 2000      August 31, 2000       December 31, 1999
                                       September 30, 2001
------------------------------------- ---------------------- --------------------- ---------------------- ----------------------
Premiums.......................           $         37.8         $         19.8        $         28.1          $        42.8
Net Income before Federal Income Tax
                                          $         23.7         $         12.5        $         34.8          $        61.8
Net Income ....................           $          9.7         $          5.8        $         22.8          $        39.8
Total Assets ..................                     N/A          $      3,516.0                  N/A           $     2,932.0
Total Liabilities .............                     N/A          $      2,306.4                  N/A           $     2,490.4
Total Stockholder's Equity ....                     N/A          $      1,206.6                  N/A           $       441.6


The following selected financial data was prepared on the basis of statutory accounting practices ("SAP"), which have been prescribed by the Department of Insurance of the State of New York and the National Association of Insurance Commissioners. These practices differ in certain respects from GAAP. The selected financial data should be read in conjunction with the financial statements and notes thereto included in this Filing, which describe the differences between SAP and GAAP.

                                                           SELECTED STATUTORY FINANCIAL DATA
                                                                     (IN MILLIONS)
                                                                For the Year
                                        For the Period Ended        Ended            For the Year
                                         September 30, 2001    December 31, 2000          Ended
                                                                                    December 31, 1999
--------------------------------------------------------------------------------------------------------
Premiums and Annuity Considerations
Net Income (Loss) before Federal Income   $     155              $     190            $    199
   Tax
Net Income (Loss)                         $      33              $      31            $     50
Total Assets                              $      31              $       6            $     31
Total Liabilities                               N/A              $   2,499            $  2,678
Total Capital and Surplus                       N/A              $   2,277            $  2,456
                                                N/A              $     222            $    222


BUSINESS ENVIRONMENT

The current business and regulatory environment presents many challenges to the insurance industry. The competitive environment remains intense. Increasing competition from traditional insurance carriers as well as banks and mutual fund companies offers consumers many choices. Overall demand for insurance products remains somewhat strong for several reasons. An aging U. S. population that is increasingly concerned about retirement, estate planning, and maintaining their standard of living in retirement; and potential reductions in government and employer-provided benefits at retirement, as well as lower public confidence in the adequacy of those benefits. The effects of the stock market decline in 2000 & 2001, a low interest rate environment, increasing unemployment, and the effects of September 11, 2001 have tempered the overall demand. Through September 30, 2001, sales of the Companies products, with the exception of retirement plans are higher when compared with September 30, 2000.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF RESULTS OF OPERATIONS

The purpose of this section is to discuss and analyze the Company's results of operations. In addition, some analysis and information regarding the Company's financial condition and liquidity and capital resources is provided. This analysis should be read jointly with the financial statements, related notes, and the Cautionary Statement Regarding Forward-Looking Statements, which appear elsewhere in this report.

                              RESULTS OF OPERATIONS

PREMIUMS. The Company reported premiums of $37.8 million for the nine months ended September 30, 2001 and $47.9 million for the year ended December 31, 2000 and $42.8 million for the year ended December 31, 1999. For the Company's contracts, approximately 68% of the premiums collected are not reported as revenues, but as deposits to insurance liabilities. The remaining contracts are traditional life, group and annuity premiums. Life insurance premiums and immediate annuity premiums are recognized as premium revenue when due. Group insurance premiums are recognized as premium revenue over the period to which the premiums relate.

REVENUES. The three largest components of revenue are premiums (discussed above), net investment income, and policy and contract charges. Net investment income was $112.3 million for the nine months ended September 30, 2001, $146.0 million for the year ended December 31, 2000, and $149.7 million as of December 31, 1999. Product charges totaled $75.3 million for the period ended September 30, 2001, $95.1 million in 2000 and $100.7 million in 1999. EXPENSES. The Company reported total insurance benefits and expenses of $183.3 million for the nine months ended September 30, 2001, $215.8 million for the year ended December 31, 2000 and $203.9 million for the year ended December 31, 1999. Insurance benefits and expenses consist of benefits to policyholders, reinsurance recoveries, increase in liabilities for future policy and contract benefits, net transfers to separate accounts, sales and operating expenses, and amortization of goodwill.

Commissions, general expenses, and insurance taxes, state licenses, and fees were $56.6 million for the nine months ended September 30, 2001, $56.5 million for the year ended December 31, 2000, and $47.7 for the year ended December 31, 1999. The Company's deferred policy acquisition costs ("DPAC") were $26.2 million for the nine months ended September 30, 2001, $8.8 million and $141.7 million for the years ended December 31, 2000 and 1999, respectively. An asset of $118.9 million represents the value of future profits ("PVFP") that was established for policies in force at the merger date of September 1, 2000. The Company deferred expenses of $26.1 million for the nine months ended September 30, 2001, $42.1 million and $29.2 million for the years ended December 31, 2000 and 1999 respectively. These expenses were associated with the costs of acquiring new contracts.

The net amortization of PVFP was $24.7 million for the nine months ended September 30, 2001 and $21.8 million and $10.2 million for the years ended December 31, 2000 and 1999 respectively. Based on current conditions and assumptions as to the impact of future events on acquired policies in force, the expected approximate net amortization relating to PVFP as of December 31, 2000 is $2.2 million, in 2001 $2.0 million, in 2002 $1.8 million, in 2003 $1.6 million, in 2004 $1.4 million, and $1.3 million in 2005. Actual amortization may vary based upon changes in assumptions and experience. INCOME. Net income for the nine months ended September 30, 2001 was $9.7 million. For the year ended December 31, 2000 was $28.6 million, and $39.8 million for the year ended December 31, 1999.

The Company recognized realized gains from the sale of bonds in the amount of $4.7 million for the nine months ended September 30, 2001, $1.8 million during 2000 compared to realized losses of $.3 million during 1999. The company recorded estimates of $6.6 million (after reinsurance and before tax) for its potential exposure to claims resulting from the September 11, 2001 terrorist attacks.

                               FINANCIAL CONDITION

RATINGS. Currently, the Company's ratings are A+ by A.M. Best Company, AA+ by Fitch, Inc., and AA+ by Standard & Poor's Rating Services ("Standard & Poor's"). INVESTMENTS. The Company's assets are invested in accordance with applicable laws. These laws govern the nature and the quality of investments that may be made by life insurance companies and the percentage of their assets that may be committed to any particular type of investment. In general, these laws permit investments, within specified limits subject to certain qualifications, in federal, state, and municipal obligations, corporate bonds, preferred or common stocks, real estate mortgages, real estate, and certain other investments.

The Company purchases investments in accordance with investment guidelines that take into account investment quality, liquidity, and diversification and invests primarily in investment grade securities. All of The Company's assets except for variable separate account assets are available to meet its obligations under the contracts. All of the Company's investments are carried at fair value in the Company's financial statements. The decrease in the carrying value of the Company's investment portfolio was due to changes in unrealized depreciation of fixed maturities. The Company manages the growth of insurance operations in order to maintain adequate capital ratios. Fixed Maturities: At September 30, 2001, the Company had fixed maturities with an amortized cost of $1,474.6billion and an estimated fair value of $1,549.1 billion. The Company classifies 100% of its securities as available for sale. Net unrealized appreciation on fixed maturities of $74.5 million was comprised of gross appreciation of $86.3 million and gross depreciation $11.8 million.

The individual securities in the Company's fixed maturities portfolio (at amortized cost) include investment grade securities, which include securities issued by the U. S. government, its agencies, and corporations that are rated at least A- by Standard & Poor's ($751.7 millions or 51.0%), that are rated BBB+ to BBB- by Standard & Poor's ($319.9 million or 21.7%), and below investment grade securities which are securities issued by corporations that are rated BB+ to BB-by Standard & Poor's ($61.9 million or 4.2%). Securities not rated by Standard & Poor's had a National Association of Insurance Commissioners ("NAIC") rating of 1 ($157.8 million or 10.7%). The remaining classes of bonds were $182.9 million or 12.4% of the total bond portfolio.

Fixed maturities rated BBB+ to BBB- may have speculative characteristics and changes in economic conditions or other circumstances are more likely to lead to a weakened capacity of the issuer to make principal and interest payments than is the case with higher rated fixed maturities.

The Company estimates the fair value of its below investment grade portfolio was $130.3 million, or 101% of the amortized cost value, at September 30, 2001. The Company intends to purchase additional below investment grade securities, but it does not expect the percentage of its portfolio invested in such securities to exceed 10% of its investment portfolio. At September 30, 2001, the yield at amortized cost on the Company's below investment grade portfolio was 9.1% compared to 7.5% for the Company's investment grade corporate bond portfolio.

Below investment grade securities have different characteristics than investment grade corporate debt securities. Risk of loss upon default by the borrower is significantly greater with respect to below investment grade securities than with other corporate debt securities. Below investment grade securities are generally unsecured and are often subordinated to other creditors of the issuer. Also, issuers of below investment grade securities usually have higher levels of debt and are more sensitive to adverse economic conditions, such as a recession or increasing interest rates, than are issuers of investment grade securities. The Company attempts to reduce the overall risk in its below investment grade portfolio, as in all of its investments, through careful credit analysis, strict investment policy guidelines, and diversification by company and by industry.

The Company analyzes its investment portfolio, including below investment grade securities, at least quarterly in order to determine if the Company's ability to realize the carrying value on any investment has been impaired. For debt securities, if impairment in value is determined to be other than temporary (i.e., if it is probable the Company will be unable to collect all amounts due according to the contractual terms of the security), the cost basis of the impaired security is written down to fair value, which becomes the new cost basis. The amount of the write-down is included in earnings as a realized loss. Future events may occur, or additional or updated information may be received, which may necessitate future write-downs of securities in the Company's portfolio. Significant write-downs in the carrying value of investments could materially adversely affect the Company's net income in future periods.

At September 30, 2001, the amortized cost basis of the Company's fixed maturities portfolio was reduced by $957.0 million as a result of sales, maturities, and scheduled principal repayments. In total, net pre-tax losses from sales, calls, and scheduled principal repayments of fixed maturities amounted to $7.3 million.

At September 30, 2001, the fixed maturities portfolio was deemed to have impairments in value other than temporary. The impairments had amortized cost of $7.6 million and a market value of $7.9 million. The Company's fixed maturities portfolio had a combined yield at amortized cost of 7.5% at September 30, 2001.

OTHER ASSETS. Accrued investment was $23.8 million for the nine months ended September 30, 2001, $26.4 million at December 30, 2000 and $26.8 million at December 31, 1999. Goodwill represents the excess of the acquisition cost over the fair market value of net assets. For the nine months ended September 30, 2001 goodwill totaled $845.2 million dollars and accumulated amortization of goodwill was $23.5 million. For the years ended December 31, 2000 and 1999, goodwill totaled $868.2 million and $33.7 million and accumulated amortization of totaled $7.3 million and $3.6 million respectively.

At September 30, 2001, the Company had total assets of $3.6 billion, $3.5 billion at December 30, 2000, and $2.9 billion as of December 31, 1999. LIABILITIES. Future policy benefits for the nine months ended September 30, 2001 were $1.6 billion, $1.5 billion at December 30, 2000, and $1.6 billion at December 30, 1999. Policy reserves represent the premiums received plus accumulated interest less administration charges. During 2001, there has been an increase to the reserves because of change in market conditions, which affects products such as variable life.

For the nine months ended September 30, 2001, the Company had $491.6 million of separate account liabilities. This compares with $607.2 million as of December 30, 2000 and $685.0 million as of December 30, 1999. Separate account liabilities have decreased because the market value of the investments has decreased as a result of losses in the stock market.

The Company's total liabilities were $2.3 billion for the nine months ended September 30, 2001, $2.3 billion at December 31, 2000 and $2.5 billion as of December 31, 1999.

                         LIQUIDITY AND CAPITAL RESOURCES

Liquidity is the ability of the Company to generate sufficient cash flows to meet the cash requirements of its operating, investing, and financing activities. The Company's principal sources of cash are premiums and product charges, investment income, and maturing investments. Primary uses of these funds are payments of commissions and operating expenses, investment purchases, as well as withdrawals and surrenders.

Net cash provided by operating activities was $43.0 million at September 30, 2001 compared to net cash provided by operations of $34.7 million at December 31, 2000. The increase in operating cash flow results primarily from a decrease in surrender benefits.

Net cash used in investing activities was $(33.5) million at September 30, 2001 as compared to $53.7 million net cash provided by investing activities at December 31, 2000. This change is primarily due to the purchase of additional commercial mortgage loans.

Net cash provided by financing activities was $24.9 million during at September 30, 2001 as compared to net cash used in financing activities of $(91.3) million at December 31, 2000. As of September 30, 2001, net cash used in financing activities was impacted by a decrease in withdrawals from insurance contracts.

The Company's liquidity position is managed by maintaining adequate levels of liquid assets, such as cash or cash equivalents and short-term investments. Additional sources of liquidity include borrowing facilities to meet short-term cash requirements. The Company has a $30 million revolving note facility with SunTrust Bank, Atlanta, which expires on May 31, 2002. Management believes these sources of liquidity are adequate to meet the Company's short-term cash obligations.

The Company is required to maintain a minimum capital and surplus of not less than $6 million under the provisions of the insurance laws of the State of New York.

Under the provisions of the insurance laws of the State of New York, The Company cannot distribute any dividends to its stockholder, Security-Connecticut Life Insurance Company unless a notice of its intent to declare a dividend and the amount of the dividend has been filed with the New York Insurance Department at least thirty days in advance of the proposed declaration. If the Superintendent of the New York Insurance Department finds the financial condition of The Company does not warrant the distribution, the Superintendent may disapprove the distribution by giving written notice to the Company within thirty days after the filing. The management of The Company pays a quarterly dividend. As of September 30, 2001 the Company has paid dividends in to Security-Connecticut Life Insurance Company in the amount of $12 million.

The NAIC's risk-based capital requirements require insurance companies to calculate and report information under a risk-based capital formula. These requirements are intended to allow insurance regulators to monitor the capitalization of insurance companies based upon the type and mixture of risks inherent in a company's operations. The formula includes components for asset risk, liability risk, interest rate exposure, and other factors. The Company has complied with the NAIC's risk-based capital reporting requirements. Amounts reported indicate the Company has total adjusted capital well above all required capital levels.

Vulnerability from Concentrations: As of September 30, 2001 88% of the Company's sales are generated by 3 areas; Life Insurance (29%), 401(k) Retirement Plans (38%), and Payroll Deduction Plans (21%). Premiums from the State of New York provide 56% of the company's total premiums. The Company is not dependent upon any single customer or business segment.

Reinsurance: The Company is a member of reinsurance associations established for the purpose of ceding the excess of life insurance over retention limits.

Reinsurance contracts do not relieve the Company from its obligations to policyholders. Failure of reinsurers to honor their obligations could result in losses to the Company; consequently, allowances are established for amounts deemed uncollectible. The Company has never had to write off uncollectible amounts from reinsurer; therefore, there is no allowance for uncollectible amounts. The Company evaluates the financial condition of its reinsurers and monitors concentrations of credit risk to minimize its exposure to significant losses from reinsurer insolvencies.

The Company's retention limit is $300,000 per insurable life for individual coverage. For group coverage and reinsurance assumed, the retention is $300,000 per life with per occurrence limitations, subject to certain maximums.

As of September 30, 2001, $10.6 billion of life insurance in force was ceded to other companies of which 56% (based on inforce) was ceded to an unaffiliated reinsurer and 44% (based on inforce) was ceded to affiliates. In addition, the Company had assumed $3.0 billion of life insurance in force as of September 30, 2001.

                         MARKET RISK AND RISK MANAGEMENT

Asset/liability management is integrated into many aspects of the Company's operations, including investment decisions, product development, and crediting rates determination. As part of its risk management process, different economic scenarios are modeled, including cash flow testing required for insurance regulatory purposes, to determine that existing assets are adequate to meet projected liability cash flows.

On the basis of these analyses, management believes there is no material solvency risk to the Company.

            CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Any forward-looking statements contained herein or in any other oral or written statement by the Company or any of its officers, directors, or employees is qualified by the fact that actual results of the Company may differ materially from such statement, among other risks and uncertainties inherent in the Company's business, due to the following important factors:

     1. Prevailing interest rate levels and stock market performance, which may affect the ability of the Company to sell its products, the market value and liquidity of the Company's investments, fee revenue, and the lapse rate of the Company's policies, notwithstanding product design features intended to enhance persistency of the Company's products.

     2. Changes in the federal income tax laws and regulations, which may affect the tax status of the Company's products.

     3. Changes in the regulation of financial services, including bank sales and underwriting of insurance products, which may affect the competitive environment for the Company's products.

     4.   Increasing competition in the sale of the Company's products.

     5. Other factors that could affect the performance of the Company, including, but not limited to, market conduct claims, litigation, insurance industry insolvencies, availability of competitive reinsurance on new business, investment performance of the underlying portfolios of the variable products, variable product design, and sales volume by significant sellers of the Company's variable products.

OTHER INFORMATION

CERTAIN AGREEMENTS. The Company and its affiliates have entered into agreements whereby affiliates and the Company provide certain management, administrative, legal, and other services for each other. The net amounts billed to the Company were $20.8, $25.3 and $20.5 million in 2000, 1999 and 1998 respectively. The net costs allocated to the Company under these agreements may not be indicative of costs the Company might incur if these services were not provided by the Company's affiliates. During 2000, the Company paid cash dividends of $12.0 million to Security-Connecticut.

ReliaStar Life and Security-Connecticut reinsure certain life policies written by the Company. Premiums ceded under these agreements were$16.1, $14.4 million and $15.6 million for the years ended December 31, 2000, 1999 and 1998, respectively.

DISTRIBUTION AGREEMENT. First Golden Life Insurance Company of New York ("First Golden"), ReliaStar's predecessor had entered into agreements with DSI to perform services related to the distribution of its products. DSI had acted as the principal underwriter (as defined in the Securities Act of 1933 and the Investment Company Act of 1940, as amended) of the insurance products issued by First Golden. For the years ended December 31, 2000, 1999 and 1998, commissions paid by First Golden to DSI were $1,115,000, $697,000 and $1,754,000, respectively. DSI will continue to distribute those insurance products now owned by ReliaStar under the distribution agreement with First Golden.

EMPLOYEES. ReliaStar and its affiliates continue to receive and give support services to each other pursuant to agreements as described above under "Certain Agreements." The cost of these services are allocated to ReliaStar.

Certain officers of ReliaStar are also officers of ING, Golden American and DSI, and certain officers of ReliaStar are also officers of EIC, and/or Equitable Life Insurance Company of Iowa. See "Directors and Executive Officers." PROPERTIES. ReliaStar's principal office is located at 1000 Woodbury Road, Woodbury, New York 11797, where certain of the Company's records are maintained. The office space is leased.

DIRECTORS AND EXECUTIVE OFFICERS

NAME (AGE)                                  POSITION(S) WITH THE COMPANY
--------------------------------            --------------------------------
William D. Bonneville (54)                  Executive Vice President & Chief
                                               Administrative Officer
Paula Cludray-Engelke (44)                  Secretary
James G. Cochran (50)                       Executive Vice President
R. Michael Conley (58)                      Director
Richard R. Crowl (54)                       Senior Vice President and
                                               General Counsel
James R. Gelder (52 )                       Chief Executive Officer
Ambassador Ulric Haynes, Jr. (70)           Director
Wayne R. Huneke (50)                        Director, Vice President &
                                               Chief Financial Officer
David S. Pendergrass (41)                   Vice President & Treasurer
Fiorvante G. Perotta (70)                   Director
Roger D. Roenfeldt (63)                     Executive Vice President &
                                               Chief Operating Officer
Robert C. Salipante (45)                    Director & Vice Chairman
John G. Turner (62)                         Director & Chairman
Charles B. Updaike(62)                      Director
Ross M. Weale(63)                           Director

Each director is elected to serve for one year or until the next annual meeting of shareholders or until his or her successor is elected. Some directors and/or officers are directors and/or officers of First Golden's insurance company affiliates. The principal positions of First Golden's directors and senior executive officers for the past five years are listed below:

         DIRECTORS AND OFFICERS  PRINCIPAL OCCUPATION AND BUSINESS EXPERIENCE

         William D. Bonneville/3/
                         Executive Vice President and Chief
                         Administrative Officer of ReliaStar Life Insurance Company of New York since 2000; Senior Vice President and Chief Administrative Officer of ReliaStar Life Insurance Company of New York from 1998 to 2000; Vice President of ReliaStar Life Insurance Company of New York (formerly known as ReliaStar Bankers Security Life Insurance Company) from 1996 to 1998; Vice President of North Atlantic Life Insurance Company from 1992 to 1995 until its merger into ReliaStar Life Insurance Company of New York.

         Paula Cludray-Engelke/3/
                         Secretary of Ameribest Life
                         Insurance Company, Equitable Life Insurance Company of Iowa, First Columbine Life Insurance Company, Golden American Life Insurance Company, Life Insurance Company of Georgia, Midwestern United Life Insurance Company, Security Life of Denver Insurance Company, Southland Life Insurance Company, United Life and Annuity Insurance Company and Washington Square Securities, Inc. since 2001; Secretary of Northern Life Insurance Company, ReliaStar Life Insurance Company, ReliaStar Life Insurance Company of New York and Security-Connecticut Life Insurance Company since 2000; Secretary of Aetna Insurance Company of America and Aetna Life Insurance and Annuity Company since 2001; Assistant Secretary of Aetna Insurance Company of America and Aetna Life Insurance and Annuity Company since 2000.

         James G. Cochran/3/
                         Executive Vice President of ReliaStar
                         Life Insurance Company of New York since 1997; Vice President of ReliaStar Life Insurance Company since 1999; Senior Vice President of ReliaStar United Services Life Insurance Company from 1990 to 1996 until its merger into ReliaStar Life Insurance Company.

         R.   Michael Conley/1/
                         Retired 1998; Senior Vice President
                         of ReliaStar Financial Corp. from 1991 to 1998; Senior Vice President, ReliaStar Employee Benefits of ReliaStar Life Insurance Company from 1988 to 1998; President of NWNL Benefits Corporation from 1988 to 1998; Executive Vice President of ReliaStar Life Insurance Company of New York from 1996 to 1998; Director of ReliaStar Life Insurance Company of New York since 1998.

         Richard R. Crowl/2/
                         Senior Vice President of ReliaStar
                         Financial Corp. since 2001; Senior Vice President, General Counsel and Secretary of ReliaStar Financial Corp. from 1996 to 2001; Vice President of Security-Connecticut Life Insurance Company since 2001; Senior Vice President and General Counsel of Security-Connecticut Life Insurance Company from 1997 to 2001; Senior Vice President of ReliaStar Life Insurance Company and ReliaStar Life Insurance Company of New York since 2001; Senior Vice President and General Counsel of ReliaStar Life Insurance Company, Northern Life Insurance Company, and ReliaStar Life Insurance Company of New York from 1996 to 2001; Senior Vice President and General Counsel of ReliaStar United Services Life Insurance Company from 1996 to 1998 at which time this company merged into ReliaStar Life Insurance Company; Senior Vice President and General Counsel of ReliaStar Investment Research, Inc. (formerly known as Washington Square Advisers, Inc.) since 1986; Vice President and Associate General Counsel of ReliaStar Financial Corp. from 1989 to 1996; Vice President and Associate General Counsel of ReliaStar Life Insurance Company from 1985 to 1996; Director of various subsidiaries of ING America Insurance Holdings, Inc.

         James R. Gelder2
                         Chief Executive Officer, U.S. Life Group of
                         ReliaStar Life Insurance Company, Security Life of Denver Insurance Company, Equitable Life Insurance Company of Iowa, Midwestern United Life Insurance Company and Southland Life Insurance Company since 2001; Senior Vice President, ReliaStar Financial Corp. since 2000; President and Chief Executive Officer of ReliaStar Life Insurance Company of New York since 1999; Senior Vice President of ReliaStar Life Insurance Company from 1999 to 2001; Executive Vice President of ReliaStar Life Insurance Company of New York from 1998 to 1999; President of Security-Connecticut Life Insurance Company since 1998; Chief Executive Officer of Security-Connecticut Life Insurance from 1998 to 2001; Executive Vice President and Chief Operating Officer of Security-Connecticut Life Insurance Company from 1997 to 1998; Vice President of ReliaStar Life Insurance Company from 1994 to 1999; Director and Officer of various subsidiaries of ReliaStar Financial Corp.

         Ambassador      Dean of the School of Business and
         Ulric           Executive Dean for University International Relations
         Haynes, Jr./1/  Haynes, Jr. 1 of Hofstra University since 1991;
                         Director of DYNAX Solutions, Inc. from 2000 to present;
                         Director of INNCOM International Inc. from 1999 to present; Director of Pall Corporation from 1994 to present; Director of HSBC USA Inc. (formerly Marine
                         Midland Bank) from 1969 to present.

         Wayne R.        Chief Financial Officer, Aetna Insurance
         Huneke/2/       Company of America, Aetna Life Insurance and Annuity
                         Company, Ameribest Life Insurance Company, Equitable
                         Life Insurance Company of Iowa, First Columbine Life
                         Insurance Company, Golden American Life Insurance
                         Company, Life Insurance Company of Georgia, Midwestern
                         United Life Insurance Company, Security Life of Denver
                         Insurance Company, Southland Life Insurance Company and
                         USG Annuity & Life Company since 2001; Vice President and Chief Financial Officer of ReliaStar Life Insurance
                         Company of New York since 2000; Director of Ameribest
                         Life Insurance Company, Equitable Life Insurance
                         Company of Iowa, First Columbine Life Insurance
                         Company, Golden American Life Insurance Company, Life
                         Insurance Company of Georgia, Midwestern United Life
                         Insurance Company, Security Life of Denver Insurance
                         Company, Southland Life Insurance Company, USG Annuity
                         & Life Company and United Life and Annuity Insurance since 2001; Chief Financial Officer, ING North America
                         Insurance Corporation since 2000; Chief Financial
                         Officer, ING America Insurance Holdings, Inc. since
                         2000; Director of Aetna Insurance Company of America,
                         Aetna Life Insurance and Annuity Company, Aetna
                         Retirement Holdings, Inc. and Aetna Retirement
                         Services, Inc. since 2000; Senior Executive Vice
                         President of ReliaStar Financial Corp. since 1999; and
                         Senior Executive Vice President and Chief Financial
                         Officer of ReliaStar Life Insurance Company since 2000;
                         Senior Executive Vice President of ReliaStar Financial
                         Life Insurance Company from 1999 to 2000; Senior Vice
                         President of ReliaStar Financial Corp. and ReliaStar
                         Life Insurance Company from 1994 to 1999; Director of
                         ReliaStar Life Insurance Company and ReliaStar Life
                         Insurance Company of New York since 1995; Chief
                         Financial Officer and Treasurer of ReliaStar Financial
                         Corp. and ReliaStar Life Insurance Company from 1994 to
                         1997.


         P.Randall Lowery/1/
                         Director of Ameribest Life Insurance
                         Company, Equitable Life Insurance Company of Iowa, First Columbine Life Insurance Company, Golden American Life Insurance Company, Life Insurance Company of Georgia, Midwestern United Life Insurance Company, Northern Life Insurance Company, ReliaStar Life Insurance Company, ReliaStar Life Insurance Company of New York, Security Life of Denver Insurance Company, Southland Life Insurance Company, USG Annuity & Life Company and United Life and Annuity Insurance since 2001; Director of Aetna Insurance Company of America, Aetna Life Insurance and Annuity Company and Aetna Retirement Services, Inc. since 2000.

         David S. Pendergrass/3
                         Vice President and Treasurer, ING
                         North America Insurance Corp. since 1995; Vice President and Treasurer, Life Insurance Company of Georgia, Southland Life Insurance Company since 1997; Vice President and Treasurer, ING America Insurance Holdings, Inc., Ameribest Life Insurance Company, Golden American Life Insurance Company and United Life and Annuity Company since 1999; Treasurer, ING America Life Corporation since 1999; Vice President and Treasurer, Security Life of Denver Insurance Company, Midwestern United Life Insurance Company, First ING Life Insurance Company of new York since 1996; Vice President and Treasurer, Equitable of Iowa Companies, Inc., Equitable Life Insurance Company of Iowa, USG Annuity & Life Company since 1998; Second Vice President, Security Life of Denver International since 1998; Vice President and Treasurer, First Columbine Life Insurance Company, ReliaStar Life Insurance Company, ReliaStar Life Insurance Company of New York, Northern Life Insurance Company, Security-Connecticut Life Insurance Company, Aetna Life Insurance & Annuity Company, Aetna Retirement Holdings, Inc., Aetna Retirement Services, Inc., Lion Custom Investments, LLC, Lion II Custom Investments LLC, Lion Connecticut Holdings, Orange Investment Enterprises, Inc., and MIA Office Americas, Inc. since 2000; Vice President and Treasurer, Equitable American Life Insurance Company from 1998-2000.

         Fioravante G. Perrotta/1/
                         Retired 1996; Formerly Senior Partner of
                         Rogers & Wells (New York law firm) since 1970.

         Roger D. Roenfeldt/3/
                         Executive Vice President and Chief
                         Marketing Officer since 2001; Executive Vice President and Chief Operating Officer of ReliaStar Life Insurance Company of New York from 1997 to 2001; Executive Vice President and Chief Operating Officer of Lincoln Security Life Insurance Company from 1996 to 1997 until its merger into ReliaStar Life Insurance Company of New York; President and Chief Executive Officer of The R.E. Lee Group/US, Inc. from 1991 to 1996.

         Robert C. Salipante/2/
                         Chief Operating Officer, ReliaStar
                         Life Insurance Company since 2001; Chief Executive Officer of Ameribest Life Insurance Company, Equitable Life Insurance Company of Iowa, Golden American Life Insurance Company, Midwestern United Life Insurance Company, Security Life of Denver Insurance Company, Security-Connecticut Life Insurance Company, Southland Life Insurance Company, United Life and Annuity Insurance Company and USG Annuity & Life Company since 2001; Director of Ameribest Life Insurance Company, Equitable Life Insurance Company of Iowa, First Columbine Life Insurance Company, Golden American Life Insurance Company, Life Insurance Company of Georgia, Midwestern United Life Insurance Company, Northern Life Insurance Company, ReliaStar Life Insurance Company, Security Life of Denver Insurance Company, Security-Connecticut Life Insurance Company, Southland Life Insurance Company, USG Annuity & Life Company and United Life and Annuity Insurance since 2001; Chief Executive Officer, ING North America Insurance Corporation since 2000; Director of Aetna Insurance Company of America, Aetna Life Insurance and Annuity Company, Aetna Retirement Holdings, Inc., and Aetna Retirement Services, Inc., since 2000; Chairman of Security-Connecticut Life Insurance Company since 2000; President and Chief Operating Officer of ReliaStar Financial Corp. since 1999; President and Chief Operating Officer of ReliaStar Life Insurance Company from 1999 to 2001; Senior Vice President of ReliaStar Financial Corp. and ReliaStar Life Insurance Company from 1996 to 1999; Vice Chairman of ReliaStar Life Insurance Company of New York since 1999; President and Chief Executive Officer of ReliaStar Life Insurance Company of New York from 1998 to 1999; Senior Vice President of ReliaStar Financial Corp. from 1994 to 1996; Senior Vice President and Chief Financial Officer of ReliaStar Financial Corp. from 1992 to 1994; Director and Officer of various subsidiaries of ReliaStar Financial Corp.

         Mark A. Tullis/1/
                         Director of ReliaStar Life Insurance Company and ReliaStar Life Insurance Company of New York since 2001; Director of Midwestern United Life Insurance Company since 2000; Director of Ameribest Life Insurance Company, Equitable American Life Insurance Company, Equitable Life Insurance Company of Iowa, First Columbine Life Insurance Company, First Golden American Life Insurance Company, Golden American Life Insurance Company, Life Insurance Company of Georgia, Security Life of Denver Insurance Company, Southland Life Insurance Company, USG Annuity & Life Company and United Life and Annuity Insurance Company since 1999.

         John G. Turner/2/
                         Director and Vice Chairman, ING America
                         Insurance Holdings, Inc. since 2000; Chairman and Chief Executive Officer of ReliaStar Financial Corp. and ReliaStar Life Insurance Company since 1993; Chairman of ReliaStar United Services Life Insurance Company from 1995 until its merger with ReliaStar Life Insurance Company in 1998; Chairman of ReliaStar Life Insurance Company of New York since 1995; Chairman of Northern Life Insurance Company since 1992; Director and Officer of various subsidiaries of ReliaStar Financial Corp.

     Charles B. Updike/1/
                         Partner of Schoeman, Marsh & Updike (New York law firm) since 1976.

     Ross M. Weale/1/
                         President of Waccabuc Enterprise, Inc. (New
                         York management consulting firm) since 1996; President and Chief Executive Officer of Country Bank (financial institution) from 1986 to 1996.

       1 Director of ReliaStar Life Insurance Company of New York
       2 Director and Officer of ReliaStar Life Insurance Company of New York 3 Officer of ReliaStar Life Insurance Company of New York

The Executive Committee of our Board of Directors consists of Directors Turner, Salipante, Huneke, Updike, and Weale. The Compliance Committee of our Board of Directors consists of Directors Weale, Conley, Haynes, Perrotta and Updike.

Each director is elected to serve for one year or until the next annual meeting of shareholders or until his or her successor is elected. Some directors and/or officers are directors and/or officers of ReliaStar's insurance company affiliates. The principal positions of ReliaStar's directors and senior executive officers for the past five years are listed below:

COMPENSATION TABLE AND OTHER INFORMATION

The following sets forth information with respect to the Chief Executive Officer of the Company as well as the annual salary and bonus for the next five highly compensated executive officers for the fiscal years ended December 31, 2000.

EXECUTIVE COMPENSATION TABLE

The following table sets forth information with respect to the annual salary and bonus for ReliaStar's Chief Executive Officer, the four other most highly compensated executive officers.

                                                                                  LONG-TERM
                                            ANNUAL COMPENSATION                 COMPENSATION
                                                                         RESTRICTED    SECURITIES
NAME AND                                                                STOCK AWARDS   UNDERLYING    ALL OTHER
PRINCIPAL POSITION                  YEAR      SALARY        BONUS/1/       OPTIONS       OPTIONS    COMPENSATION/2/
------------------                  ----      ------        --------    ------------   ----------   --------------
James Gelder                        2000     $307,635   $      404,011        N/A          N/A        $ 2,279,357
   CEO & President                  1999     $258,725   $      187,493                                $    42,683
John Turner                         2000     $774,615   $    3,947,569                                $16,339,756
   Chairman of the Board            1999     $728,154   $    1,386,427                                $ 2,102,348
Robert Salipante                    2000     $498,462   $    2,003,068                                $ 6,364,344
   Vice Chairman of the Board       1999     $367,154   $      501,988                                $   499,313
Wayne Huneke                        2000     $400,096   $    1,907,476                                $ 2,935,228
   VP & CFO                         1999     $346,596   $      397,360                                $   169,426
Richard Crowl                       2000     $290,192   $      498,823                                $ 2,510,293
   Sr. VP & General Counsel         1999     $259,231   $      334,316                                $   254,108


--------------------

1   The amount shown relates to bonuses paid in 2000, 1999 and 1998.
2 Other compensation for 2000 and 1999 includes a business allowance for each named executive which is required to be applied to specific business expenses of the named executive.

OPTION GRANTS IN LAST FISCAL YEAR

                                                                                   POTENTIAL
                                     % OF TOTAL                               REALIZABLE VALUE AT
                      NUMBER OF        OPTIONS                                  ASSUMED ANNUAL
                     SECURITIES      GRANTED TO                                 RATES OF STOCK
                     UNDERLYING       EMPLOYEES    EXERCISE                   PRICE APPRECIATION
                       OPTIONS        IN FISCAL     OR BASE    EXPIRATION       FOR OPTION TERM
NAME                   GRANTED          YEAR         PRICE        DATE        5%               10%
----                 ----------      ----------    --------    ----------     ---              ---
James Gelder             N/A             N/A          N/A          N/A        N/A              N/A
John Turner              N/A             N/A          N/A          N/A        N/A              N/A
Robert Salipante         N/A             N/A          N/A          N/A        N/A              N/A
Wayne Huneke             N/A             N/A          N/A          N/A        N/A              N/A
Richard Crowl            N/A             N/A          N/A          N/A        N/A              N/A



-------------------------------------------------------------------------------
UNAUDITED FINANCIAL STATEMENTS OF RELIASTAR LIFE INSURANCE COMPANY OF NEW YORK
-------------------------------------------------------------------------------

For the Nine Months Ended September 30, 2001

                  RELIASTAR LIFE INSURANCE COMPANY OF NEW YORK
             CONDENSED CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
                              (Dollars in millions)

                                                     For the Nine Months     For the One Month    For the Eight Months
                                                     Ended September 30,    Ended September 30,     Ended August 31,
                                                             2001                   2000                  2000
                                                         (Unaudited)            (Unaudited)
(in millions)                                      ---------------------- --------------------- ----------------------

REVENUES
Premiums                                           $          37.8        $           5.0       $          28.1
Net Investment Income                                        112.3                   12.1                  97.7
Realized Investment Gains (Losses), Net                        4.7                    0.1                   1.3
Policy and Contract Charges                                   75.3                    8.0                  63.3
Other Income                                                   6.4                    0.3                   5.9
                                                   ---------------------- --------------------- ----------------------
TOTAL                                                        236.5                   25.5                 196.3

BENEFITS AND EXPENSES
Benefits to Policyholders                                    126.7                   14.7                 100.4
Sales and Operating Expenses                                  56.6                    4.7                  38.2
Amortization of Deferred Policy Acquisition
  Costs and Present Value of  Future Profits                  27.9                    3.1                  21.5
Dividends and Experience Refunds to
   Policyholders                                               1.6                     .4                   1.4
                                                   ---------------------- --------------------- --------------------------
TOTAL                                                        212.8                   22.9                 161.5
Income Before Income Taxes                                    23.7                    2.6                  34.8
Income Tax Expense                                            14.0                    1.5                  12.0
NET INCOME                                         $           9.7        $           1.1       $          22.8



The accompanying notes are an integral part of the financial statements.

                  RELIASTAR LIFE INSURANCE COMPANY OF NEW YORK
                CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)
                              (Dollars in millions)

                                                                September 30,     December 31,
                                                                    2001              2000
                                                                (Unaudited)
(in millions)                                               ------------------- ------------------

ASSETS
Fixed Maturity Securities (Amortized Cost: 2001,
   $1,474.6; 2000, $1,430.5)                                   $1,549.1              $1,459.4
Equity Securities (Cost: 2001, $4.8; 2000, $4.5)                    4.6                   4.5
Mortgage Loans on Real Estate                                     275.4                 246.2
Real Estate                                                          .3                   0.4
Policy Loans                                                       85.3                  84.4
Other Invested Assets                                               7.0                   6.6
Short-Term Investments                                               --                  18.4
----------------------------------------------------------------------------------------------------
TOTAL INVESTMENTS                                               1,921.7               1,819.9
Cash (Overdraft)                                                   32.4                  (2.1)
Accounts and Notes Receivable                                      27.1                   2.8
Reinsurance Receivable                                             61.6                  48.7
Deferred Policy Acquisition Costs                                  19.8                   8.8
Present Value of Future Profits
  (Accumulated Amortization:  2001, $24.7, 2000 $21.8)             79.3                  98.6
Accrued Investment Income                                          23.8                  26.4
Goodwill (Accumulated Amortization: 2001, $23.5;
  2000, $7.3)                                                     845.2                 868.2
Income Taxes                                                       27.2                  32.9
Other Assets                                                        1.4                    --
Assets Held in Separate Accounts                                  494.1                 609.7
----------------------------------------------------------------------------------------------------
TOTAL ASSETS                                                   $3,533.6              $3,513.9
====================================================================================================

LIABILITIES

Future Policy and Contract Benefits                            $1,533.3              $1,547.4
Pending Policy Claims                                              35.3                  32.9
Other Policyholder Funds                                           33.9                  34.5
Payables to Related Parties                                        20.0                  11.3
Borrowed Money                                                     61.0                    --
Other Liabilities                                                 141.9                  74.0
Liabilities Related to Separate Accounts                          491.6                 607.2
----------------------------------------------------------------------------------------------------
TOTAL LIABILITIES                                              $2,317.0               2,307.3
----------------------------------------------------------------------------------------------------

SHAREHOLDER'S EQUITY

Common Stock (Shares Issued: 1.4)                                   2.8                   2.8
Additional Paid-In Capital                                      1,194.6               1,194.6
Retained Earnings (Deficit)                                        (2.5)                 (0.2)
Accumulated Other Comprehensive Income (Loss)                      21.7                   9.4
----------------------------------------------------------------------------------------------------
TOTAL SHAREHOLDER'S EQUITY                                      1,216.6               1,206.6
----------------------------------------------------------------------------------------------------
TOTAL LIABILITIES AND SHAREHOLDER'S EQUITY                     $3,533.6              $3,513.9
====================================================================================================

The accompanying notes are an integral part of the financial statements.

                  RELIASTAR LIFE INSURANCE COMPANY OF NEW YORK
           CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
                              (Dollars in millions)

                                                                 January 1, 2001     September 1,       January 1,
                                                                        to               2000              2000
                                                                    September             To                to
                                                                     30, 2001         September           August
                                                                                       30, 2000          31, 2000
(in millions)                                                     (Unaudited)         (Unaudited)
---------------------------------------------------------------- ----------------- ----------------- ------------------
Net Cash Provided  by (Used in) Operating Activities               $     23.5        $     (3.6)       $     32.3
INVESTING ACTIVITIES
Proceeds from Sales of Fixed Maturity Securities                        962.8              18.7             113.7
Proceeds  from   Maturities  or  Repayment  of  Fixed  Maturity
Securities                                                                 --                38.6              69.4
Cost of Fixed Maturity Securities Acquired                             (984.3)            (62.9)           (169.4)
Purchases (Sales) of Equity Securities, Net                              (0.1)             13.0                --
Proceeds of Mortgage Loans Sold, Matured or Repaid                      281.3              (0.4)             19.2
(Cost) Proceeds of Mortgage Loans Acquired                             (310.5)               .1                --
Proceeds of Real Estate Sales                                              .1                --                --
Policy Loans Issued, Net                                                 (0.9)             (0.2)               --
Purchases (Sales) of Other Invested Assets, Net                          (0.3)              1.0              (1.4)
Sales (Purchases) of  Short-Term Investments, Net                        18.4              (3.3)     (1.4)
                                                                                                              3.8
---------------------------------------------------------------- ----------------- ----------------- ------------------
Net Cash (Used in) Provided by Investing Activities                     (33.5)              4.6              35.3
---------------------------------------------------------------- ----------------- ----------------- ------------------

FINANCING ACTIVITIES
Deposits to Insurance Contracts                                          98.3              12.3              88.8
Maturities and Withdrawals from Insurance Contracts                    (102.8)            (13.2)           (156.5)
Increase in Borrowed Money                                               61.0                --                --
Dividends to Shareholder                                                (12.0)             (3.0)             (6.0)
---------------------------------------------------------------- ----------------- ----------------- ------------------
Net Cash Provided by (Used in) Financing Activities                      44.5              (3.9)            (73.7)
---------------------------------------------------------------- ----------------- ----------------- ------------------
Increase (Decrease) in Cash (Overdraft)                                  34.5              (2.9)             (6.1)
Cash (Overdraft) at Beginning of Period                                  (2.1)             (5.2)               .9
---------------------------------------------------------------- ----------------- ----------------- ------------------
Cash (Overdraft) at End of Period                                  $     32.4        $ (8.1)           $     (5.2)
---------------------------------------------------------------- ----------------- ----------------- ------------------


The accompanying notes are an integral part of the financial statements.

                  RELIASTAR LIFE INSURANCE COMPANY OF NEW YORK
        NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
                               September 30, 2001


NOTE 1.  BASIS OF PRESENTATION

The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with generally accepted accounting principles in the United States for interim financial information and Article 10 of Regulation S-X. Accordingly, the financial statements do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments considered necessary for a fair presentation have been included. All adjustments were of a normal recurring nature, unless otherwise noted in the Other Information section and Notes to Financial Statements. Operating results for the nine months ended September 30, 2001 are not necessarily indicative of the results that may be expected for the year ending December 31, 2001.

ORGANIZATION

All outstanding shares of the Company are owned by Security-Connecticut Life Insurance Company (Security-Connecticut), a Minnesota domiciled insurance company. Security-Connecticut is a wholly owned subsidiary of ReliaStar Life Insurance Company (ReliaStar Life); a Minnesota domiciled insurance company. ReliaStar Life is a wholly owned subsidiary of ReliaStar Financial Corp. (ReliaStar), a holding and management company domiciled in Delaware. ING America Insurance Holdings Inc. (ING AIH) wholly owns ReliaStar. ReliaStar's ultimate parent is ING Groep, N.V. (ING), a global financial services company based in Amsterdam, Netherlands. ING acquired ReliaStar on September 1, 2000.

SIGNIFICANT ACCOUNTING POLICIES

NEW ACCOUNTING STANDARDS: AS of January 1, 2001, the Company adopted FAS No. 133, Accounting for Derivative Instruments and Hedging Activities, as amended and interpreted by FAS No. 137, Accounting for Derivative Instruments and Hedging Activities - Deferral of the Effective Date of FASB Statement No. 133, FAS No. 138, Accounting for Certain Derivative Instruments and Certain Hedging Activities - an Amendment of FASB Statement No. 133, and certain FAS No. 133 implementation issues. This standard, as amended, requires companies to record all derivatives on the balance sheet as either assets or liabilities and measure those instruments at fair value. The manner in which companies are to record gains or losses resulting from changes in the fair values of those derivatives depends on the use of the derivative and whether it qualifies for hedge accounting.

Adoption of FAS No. 133 did not have a material effect on the Company's financial position or results of operations given the Company's limited derivative and embedded derivative holdings.

Recognition of Interest Income and Impairment on Purchased and Beneficial Interests in Securitized Financial Assets

Effective April 2001, the Company adopted Emerging Issues Task Force Issue "EITF" 99-20, Recognition of Interest Income and Impairment on Purchased and Retained Beneficial Interests in Securitized Financial Assets. EITF 99-20 states that interest income earned on retained or purchased beneficial interests in securitized financial assets should be recognized over the life of the investment based on an anticipated yield determined by periodically estimating cash flows. Interest income should be revised prospectively for changes in cash flows. Additionally, impairment should be recognized if the fair value of the beneficial interest has declined below its carrying amount and the decline is other than temporary. The impact of adoption was not significant to the Company's financial position or results of operations.

PENDING ACCOUNTING STANDARDS

In June 2001, the FASB issued FAS No. 141, "Business Combinations", and No. 142, "Goodwill and Other Intangible Assets" (collectively, the Statements). FAS No. 141, which supersedes APB Opinion No. 16, "Business Combinations", eliminates the pooling-of-interests method of accounting for business combinations except for qualifying business combinations that were initiated prior to July 1, 2001. FAS No. 141 also changes the criteria to recognize intangible assets apart from goodwill. The requirements of FAS No. 141 are effective for all business combinations completed after June 30, 2001.

FAS No. 142, which supersedes APB Opinion No. 17, "Intangible Assets", goodwill and indefinite lived intangible assets are no longer amortized but are reviewed annually, or more frequently if impairment indicators arise, for impairment. The amortization provisions of FAS No. 142 apply to goodwill and intangible assets acquired after June 30, 2001. With respect to goodwill and intangible assets acquired prior to July 1, 2001, the amortization provisions of FAS No. 142 are effective upon adoption of FAS No. 142. Because of the different transition dates for goodwill and intangible assets acquired on or before June 30, 2001 and those acquired after that date, pre-existing goodwill and intangibles will be amortized during this transition period until adoption, whereas new goodwill and indefinite lived intangible assets acquired after June 30, 2001 will not. FAS No. 142 is required to be adopted in fiscal years beginning after December 15, 2001.

The effect of implementing these statements on the Company's financial statements has not yet been determined.

RECLASSIFICATIONS

Certain prior period amounts have been reclassified to conform to current period presentation.

NOTE 2.  COMPREHENSIVE INCOME

Comprehensive income includes all changes in stockholder's equity during a period except those resulting from investments by and distributions to the stockholder. For the nine months ended 2001 and 2000, total comprehensive income for the Company amounted to $22.0 million and $22.9 million , respectively. Other comprehensive income excludes net investment gains (losses) included in net income which merely represent transfers from unrealized to realized gains and losses. These amounts totaled $4.7 million, $.1 million post acquisition and $1.3 million pre-acquisition for the nine months ended September 30, 2001 and one month ended September 30, 2000 and eight months ended August 31, 2000, respectively.

NOTE 3.  COMMITMENTS AND CONTINGENCIES

LITIGATION: The Company, like other insurance companies, may be named or otherwise involved in lawsuits, including class action lawsuits and arbitration. In some class action and other actions involving insurers, substantial damages have been sought and/or material settlement or award payments have been made. The Company currently believes no pending or threatened lawsuits or actions exist that are reasonably likely to have a material adverse impact on the Company.

REVOLVING NOTE PAYABLE: TO enhance short-term liquidity, the Company established a revolving note payable with SunTrust Bank, Atlanta (the "Bank"). The revolving note payable was issued April 2001 and has an expiration date of May 31, 2002. The Company may have $30,000,000 outstanding. The notes accrue interest at an annual rate equal to (1) the cost of funds for the Bank for the period applicable for the advance plus 0.225% or (2) a rate quoted by the Bank to the Companies for the advance. The terms of the agreement require the Company to maintain the minimum level of Company Action Level Risk Based Capital as established by applicable state law or regulation. The Company had $1.3 million outstanding at August 31, 2001.

NOTE 4.  MERGERS AND ACQUISITIONS

On September 10, 2001, the Board of Directors ("Board") of the Company principally approved a plan to merge with First Golden Life Insurance Company of New York ("First Golden"). The merger is subject to the approval of the Insurance Department of the State of New York, which has the discretion, as deemed necessary, to hold a public hearing with regard to the merger. Once approved by the State of New York, the Company's Board will give final approval to the merger. The merger is anticipated to be effective on January 1, 2002.


--------------------------------------------------------------------------------
      FINANCIAL STATEMENTS OF RELIASTAR LIFE INSURANCE COMPANY OF NEW YORK
--------------------------------------------------------------------------------

REPORT OF INDEPENDENT AUDITORS

The Board of Directors and Stockholder
ReliaStar Life Insurance Company of New York








                                                              Deloitte & Touche

Atlanta, Georgia

[______ __, 200_]

                  RELIASTAR LIFE INSURANCE COMPANY OF NEW YORK
                                 BALANCE SHEETS
                  (Dollars in millions, except per share data)



                                                                                  December 31, 2000    December 31, 1999
                                                                                  -----------------    -----------------

ASSETS
Investments:

   Fixed maturity securities (amortized cost: 2000, $1,430.5;
     1999, $1,489.6; 1998, $1,503.9)...............................................     $1,459.4             $1,473.0
   Equity securities (cost: 2000, $4.5; 1999, $5.3; 1998,$5.5).....................          4.5                  5.5
   Mortgage loans on real estate...................................................        246.2                318.2
   Real estate.....................................................................          0.4                  0.6
   Policy loans....................................................................         84.4                 83.8
   Other invested assets...........................................................          6.6                  5.3
   Short-term investments..........................................................         18.4                 14.4
TOTAL INVESTMENTS..................................................................      1,819.9              1,900.8

Cash (overdraft)...................................................................         (2.1)                 0.9
Accounts and notes receivable......................................................          2.8                 10.1
Reinsurance receivable.............................................................         48.7                 50.1
Deferred policy acquisition costs..................................................          8.8                141.7
Present value of future profits (accumulated
   amortization: 2000, $21.8; 1999, $10.2).........................................         98.6                 79.4
Other assets.......................................................................          --                   1.1
Accrued investment income..........................................................         26.4                 26.7
Goodwill (accumulated amortization: 2000, $7.3; 1999, $4.6)........................        868.2                 33.7
Income taxes.......................................................................         32.9                  --
Assets held in separate accounts...................................................        609.7                687.5
TOTAL ASSETS.......................................................................     $3,513.9              2,932.0

LIABILITIES

Future policy and contract benefits................................................     $1,547.4             $1,672.8
Pending policy claims..............................................................         32.9                 26.4
Other policyholder funds...........................................................         34.5                 36.0
Income taxes.......................................................................        (32.9)                10.8
Payable to related parties.........................................................         11.3                  2.7
Other liabilities..................................................................         74.0                 56.7
Liabilities related to separate accounts...........................................        607.2                685.0
TOTAL LIABILITIES..................................................................      2,307.3             $2,490.4

SHAREHOLDER'S EQUITY

   Common stock (shares issued: 1.4)...............................................          2.8                  2.8
   Additional paid-in capital......................................................      1,194.6                235.2
   Retained earnings...............................................................         (0.2)               213.0
   Accumulated other comprehensive income (loss)...................................          9.4                 (9.4)
TOTAL SHAREHOLDER'S EQUITY.........................................................      1,206.6                441.6
TOTAL LIABILITIES AND SHAREHOLDER'S EQUITY.........................................     $3,513.9             $2,932.0


The accompanying notes are an integral part of the financial statements.

                  RELIASTAR LIFE INSURANCE COMPANY OF NEW YORK

                              STATEMENTS OF INCOME

                              (Dollars in millions)

                                                                 POST ACQUISITION                        PRE ACQUISITION
                                                        September 1, 2000   January 1, 2000
                                                               to               to
                                                        December 31, 2000   August 31, 2000    December 31, 1999   December 31, 1998
                                                        -----------------   ---------------    -----------------   -----------------

REVENUES

Premiums.............................................        $   19.8        $   28.1          $  42.8             $   41.7
Net investment income................................            48.3            97.7            149.7                 157.0
Realized investment gains (losses), net..............             0.5             1.3              (.3)                  4.9
Policy and contract charges..........................            31.8            63.3            100.7                  95.5
Other income.........................................             1.7             5.9              3.8                   3.5
TOTAL ...............................................        102.1           196.3             296.7                   302.6

BENEFITS AND EXPENSES

Benefits to policyholders............................            58.9           100.4            156.2                 166.9
Sales and operating expenses.........................            18.3            38.2             47.7                  54.5
Amortization of deferred policy acquisition
   costs and present value of future profits.........            11.9            21.5             30.1                  37.7
Dividends and experience refunds to
   policyholders.....................................             0.5             1.4               .9                   2.4
TOTAL ...............................................        89.6            161.5             234.9                   261.5
Income before income taxes...........................            12.5            34.8             61.8                  41.1
Income tax expense...................................             6.7            12.0             22.0                  14.7
NET INCOME...........................................        $    5.8        $   22.8          $  39.8              $   26.4




The accompanying notes are an integral part of the financial statements.

                  RELIASTAR LIFE INSURANCE COMPANY OF NEW YORK
           STATEMENTS OF SHAREHOLDER'S EQUITY AND COMPREHENSIVE INCOME
                              (Dollars in millions)

                                                                                              Accumulated
                                                                    Additional                   Other             Total
                                                         Common       Paid-in    Retained    Comprehensive     Stockholder's
                                                          Stock       Capital    Earnings    Income (Loss)        Equity
                                                         ------     ----------   --------    -------------     -------------
Balance at January 1, 1998............................    $   4.8    $  233.2    $ 154.8        $    40.1       $   432.9
Purchase accounting adjustment........................       (2.0)        2.0       --               --               --
Comprehensive income:
Net income............................................       --          --         26.4             --              26.4
Change in net unrealized investment gains
(losses), net of income taxes of  $1.9................       --          --         --                3.6             3.6
Effect on DPAC and PVFP of unrealized gains
   on fixed maturities, net of income taxes
   of $(.8)...........................................       --          --         --               (1.6)           (1.6)
Total comprehensive income............................                                                               28.4
Balance at December 31, 1998..........................    $   2.8    $  235.2    $ 181.2        $    42.1       $   461.3
   Dividends to shareholders..........................        --          --         8.0              --              8.0
   Comprehensive income:
   Net income.........................................        --          --        39.8              --             39.8
   Change in net unrealized investment gains
     (losses), net of income taxes of $(34.0).........        --         --           --            (63.3)          (63.3)

   Effect on DPAC and PVFP of  unrealized gains
     on fixed maturities, net of income  taxes
     of $7.0..........................................        --          --         --              13.1            13.1
   Other, net of income taxes of  $ (.7)    ..........        --          --         --              (1.3)           (1.3)
Total comprehensive loss..............................        --          --         --               --            (11.7)
Balance at December 31, 1999..........................        2.8       235.2      213.0             (9.4)          441.6
   Dividends to shareholders..........................        --          --        (6.0)             --             (6.0)
   Comprehensive income:
   Net income.........................................        --          --        22.8              --             22.8
   Change in net unrealized investment gains
     (losses), net of income taxes of $(1.3)..........        --          --         --              (2.4)           (2.4)
   Effect on DPAC and PVFP of unrealized gains
     on fixed maturities, net of income taxes
     of $.7...........................................        --          --         --               1.4             1.4
Total comprehensive income............................        --          --         --               --             21.8
Balance at August 31, 2000............................        2.8       235.2      229.8            (10.4)          457.4
   Purchase Accounting Adjustment.....................        --        959.4     (229.8)            10.4           740.0
   Dividends to shareholders..........................        --          --        (6.0)             --             (6.0)
   Comprehensive income:
   Net income.........................................        --          --         5.8              --              5.8
   Change in net unrealized investment gains
     (losses), net of income taxes of  $(10.1)  ......        --          --         --              18.9            18.9
   Effect on DPAC and PVFP of unrealized gains
     on fixed maturities, net of income taxes
     of $5.1..........................................        --          --         --              (9.5)           (9.5)
Total comprehensive income............................        --          --         --               --             15.2
Balance at December 31, 2000..........................    $   2.8    $1,194.6   $   (0.2)        $    9.4        $1,206.6

The accompanying notes are an integral part of the financial statements.

                  RELIASTAR LIFE INSURANCE COMPANY OF NEW YORK
                            STATEMENTS OF CASH FLOWS
                              (Dollars in millions)

                                                          POST-ACQUISITION                       PRE ACQUISITION
                                                       September 1, 2000  January 1, 2000
                                                              to                to             Year ended         Year ended
                                                       December 31, 2000  August 31, 2000   December 31, 1999  December 31, 1998
                                                       -----------------  ---------------   -----------------  -----------------
OPERATING ACTIVITIES
Net income............................................      $    5.8        $    22.8         $   39.8         $    26.4
Adjustments to reconcile net income to net
   cash provided by operating activities:
     Interest credited to insurance contracts.........          21.1             44.5             70.0              74.1
     Future policy benefits...........................         (35.9)           (81.5)          (117.8)           (115.7)
     Capitalization of policy acquisition costs and
       present value of future profits................         (14.7)           (18.5)           (29.2)            (29.0)
     Amortization of deferred policy acquisition
       costs and present value of future profits......          11.9             21.5             30.1              37.7
     Income taxes.....................................           6.7             (0.1)             3.4              (2.3)
     Net change in receivables and payables...........           3.9             24.1             12.2              25.6
     Other assets.....................................          --               15.1              8.5              (1.1)
     Realized investment (gains) losses, net..........           (0.5)            (1.3)             .3              (4.9)
     Amounts due to related parties...................          (4.0)            12.7              2.0               6.6
     Other............................................           7.8              7.0             (4.4)            (11.9)
   Net cash provided by operating activities..........           2.1             32.3             14.9               5.5

INVESTING ACTIVITIES

Proceeds from sales of fixed maturity securities......          74.7            113.7            137.8              71.9
Proceeds from maturities or repayment of fixed
   maturity securities................................         154.5             69.4            188.7             173.0
Cost of fixed maturity securities acquired............        (251.6)          (169.4)          (311.0)           (182.5)
Sales (purchases) of equity securities, net...........           --               --              --                (3.0)
Proceeds of mortgage loans sold, matured or
   repaid.............................................          52.0             19.2             43.2              64.3
Cost of mortgage loans acquired.......................          (1.4)             --             (72.6)            (62.8)
Sales (purchases) of real estate, net.................           0.2              --               2.8              (1.4)
Policy loans issued, net..............................          (0.6)             --              (2.2)              (.9)
Sales (purchases) of other invested assets, net.......           3.8             (1.4)             2.7               2.4
Sales (purchases) of short-term investments,
   net................................................      (13.0)          3.8               21.5             (30.7)
Net cash provided by investing activities.............          18.6             35.3             10.9              30.3

FINANCING ACTIVITIES

Deposits to insurance contracts.......................          49.2             88.8            146.9             144.0
Maturities and withdrawals from insurance
   contracts..........................................         (60.8)          (156.5)          (163.8)           (182.3)
Dividends to shareholder..............................          (6.0)            (6.0)            (8.0)             --
   Net cash used in financing activities..............         (17.6)           (73.7)           (24.9)            (38.3)
Increase (decrease) in cash...........................           3.2             (6.1)              .9              (2.5)
Cash (overdraft) at beginning of year.................          (5.3)              .9              --                2.5
Cash (overdraft) at end of year.......................      $   (2.1)       $    (5.3)        $     .9         $     --

The accompanying notes are an integral part of the financial statements.

                  RELIASTAR LIFE INSURANCE COMPANY OF NEW YORK
                          NOTES TO FINANCIAL STATEMENTS
                                December 31, 2000

1.    NATURE OF OPERATIONS AND SIGNIFICANT ACCOUNTING POLICIES

NATURE OF OPERATIONS

ReliaStar Life Insurance Company of New York (the Company) is principally engaged in the business of providing life insurance and related financial services products. The Company provides and distributes individual life insurance and annuities; employee benefit products and services; retirement plans and life and health reinsurance. The Company operates primarily in the United States and is authorized to conduct business in all 50 states.

BASIS OF PRESENTATION

The accompanying financial statements have been prepared on the basis of accounting principals generally accepted in the United States. At December 31, 2000, all outstanding shares of the Company are owned by Security-Connecticut Life Insurance Company (Security-Connecticut), a Minnesota domiciled insurance company. Security-Connecticut is a wholly owned subsidiary of ReliaStar Life Insurance Company (ReliaStar Life), a Minnesota domiciled insurance company. ReliaStar Life is a wholly owned subsidiary of ReliaStar Financial Corp. (ReliaStar), a holding and management company domiciled in Delaware. ING America Insurance Holdings Inc. (ING AIH) wholly owns ReliaStar. ReliaStar's ultimate parent is ING Groep, N.V. (ING), a global financial services company based in Amsterdam, Netherlands. ING acquired ReliaStar on September 1, 2000. Prior to September 1, 2000,ReliaStar was a publicly held company.

Unaudited pro forma income from continuing operations and net income of the Company for the period from January 1, 2000 to August 31, 2000 and for the years ended December 31, 1999 and 1998, assuming that the acquisition of the Company occurred at the beginning of each period, would have been approximately $8.2 million, $18.8 million and $5.4 million, respectively. The pro forma adjustments, which do not affect revenues, reflect primarily goodwill amortization.

INVESTMENTS

Fixed maturity securities (bonds) are classified as available-for-sale and are carried at fair value. Equity securities (common stocks) are carried at fair value. Mortgage loans on real estate are carried at amortized cost less an impairment allowance for estimated uncollectible amounts.

Real Estate acquired through foreclosure is carried at the lower of fair value less estimated costs to sell or cost. Policy loans are reported at unpaid principal balances. Other invested assets accounted for by the equity method primarily include investments in, and advances to, various joint ventures and partnerships in which the Company has less than a controlling interest. Short-term investments are carried at amortized cost, which approximates fair value.

Unrealized investment gains and losses on equity securities and fixed maturity securities, net of related deferred policy acquisition costs (DAC), present value of in force (PVFP) and tax effects, are accounted for as a direct increase or decrease to the accumulated other comprehensive income (loss) component of shareholder's equity. Realized investment gains and losses enter into the determination of net income. Realized investment gains and losses on sales of securities are determined on the specific identification method. Write-offs of investments that decline in value below cost on other than a temporary basis and the change in the allowance

                  RELIASTAR LIFE INSURANCE COMPANY OF NEW YORK
                          NOTES TO FINANCIAL STATEMENTS
                                December 31, 2000

1.    NATURE OF OPERATIONS AND SIGNIFICANT ACCOUNTING POLICIES (continued)

for mortgage loans and wholly owned real estate are included with realized investment gains and losses in the Statements of Income. The Company records write-offs or allowances for its investments based upon an evaluation of specific problem investments. The Company periodically reviews all invested assets (including marketable bonds, private placements, mortgage loans and real estate investments) to identify investments where the Company has credit concerns. Investments with credit concerns include those the Company has identified as problem investments, which are issues delinquent in a required payment of principal or interest, issues in bankruptcy or foreclosure and restructured or foreclosed assets. The Company also identifies investments as potential problem investments, which are investments where the Company has serious doubts as to the ability of the borrowers to comply with the present loan repayment terms.

INTEREST RATE SWAP AGREEMENTS

Interest rate swap agreements are used as hedges for asset/liability management of adjustable rate and short-term invested assets. The Company does not enter into any interest rate swap agreements for trading purposes. The interest rate swap transactions involve the exchange of fixed and floating rate interest payments without the exchange of underlying principal amounts and do not contain other optional provisions. The Company utilizes the settlement method of accounting for its interest rate swap agreements whereby the difference between amounts paid and amounts received or accrued on interest rate swap agreements is reflected in net investment income.

The characteristics (notional amount, maturity and payment dates) of the interest rate swap agreements are similar to the characteristics of the designated hedged assets. Interest rate swaps are carried at fair value, and changes in fair value are recorded as a direct increase or decrease in the accumulated other comprehensive income component of shareholder's equity. In the event an interest rate swap agreement would cease to qualify for hedge accounting, changes in fair value of the affected swap would be recorded as income or expense. There were no terminations of interest rate swap agreements during 2000, 1999 and 1998.

DEFERRED POLICY ACQUISITION COSTS

Those costs of acquiring new business, which vary with and are primarily related to the production of new business, have been deferred to the extent that such costs are deemed recoverable. Such costs include commissions, certain costs of policy issuance and underwriting and certain variable agency expenses.

Costs deferred related to traditional life insurance products are amortized over the premium paying period of the related policies, in proportion to the ratio of annual premium revenues to total anticipated premium revenues. Such anticipated premium revenues are estimated using the same assumptions used for computing liabilities for future policy benefits.

Costs deferred related to universal life-type policies and investment contracts are amortized over the lives of the policies, in relation to the present value of estimated gross profits from mortality, investment, surrender and expense margins.

This amortization is adjusted retrospectively when estimates of current or future gross profits to be realized from a group of products are revised. Deferred policy acquisition costs ("DAC") are adjusted to reflect changes that would have been necessary if unrealized investment gains and losses related to available-for-sale securities had been realized. The Company has reflected those adjustments in the asset balance with the offset as a direct adjustment to other comprehensive income in shareholder's equity.

Periodically, modifications may be made to deferred annuity contract features, such as shortening the surrender charge period or waiving the surrender charge, changing the mortality and expense fees, etc. Unamortized deferred policy acquisition costs associated with these modified contracts are not written off, but rather, continue to be associated with the original block of business to which these costs were previously recorded. Such new costs are amortized based on revised estimates of expected gross profits based upon the contract after the modification.

PRESENT VALUE OF FUTURE PROFITS (PVFP)

The present value of future profits reflects the estimated fair value of acquired insurance business in force and represents the portion of the acquisition cost that was allocated to the value of future cash flows from insurance contracts existing at the date of acquisition. Such value is the present value of the actuarially determined projected net cash flows from the acquired insurance contracts. PVFP is amortized over the lives of the acquired insurance business in force in a manner consistent with amortization of deferred policy acquisition costs. This amortization is adjusted retrospectively when estimates of current or future profits to be realized from a group of products are revised. PVFP is adjusted to reflect changes that would have been necessary if unrealized investment gains and losses related to available-for-sale securities had been realized.

An analysis of the PVFP asset account is presented below:

                                                     December 31, 2000  August 31, 2000  December 31, 1999  December 31, 1998
                                                                                    (in millions)
Balance, beginning of year.....................           $ 74.5          $ 79.4          $  68.2           $ 79.1
Purchase Accounting adjustment.................                             45.9
Net Amortization...............................             (8.5)           (6.4)           (12.3)           (20.5)
Imputed interest...............................                                               5.3              5.9
Impact of net unrealized investment
   losses......................................           (13.3)             1.5             18.2              3.7
BALANCE, END OF PERIOD.........................           $ 98.6          $ 74.5          $  79.4           $ 68.2

Based on current conditions and assumptions as to future events on acquired policies in force, the Company expects that the net amortization of the December 31, 2000 PVFP balance will be between 10% and 11% in each of the years 2001 through 2005. The interest rates used to determine the amount of imputed interest on the unamortized PVFP balance ranged from 5% to 8% prior to September 1, 2000 and 5.5% after September 1, 2000.

GOODWILL

Goodwill is the excess of the amount paid to acquire a company over the fair value of the net assets acquired and is amortized on a straight-line basis over 40 years. The carrying value of goodwill is monitored for indicators of impairment of value. No events or circumstances were identified which warrant consideration of impairment or a revised estimate of useful lives.

An analysis of Goodwill is presented below:

                                       2000            1999           1998
                                                   (in millions)
Balance, beginning of year.......     $  33.7         $ 34.6         $  35.5
Purchase Accounting Adjustment...       842.4             --             --
Amortization, pre-acquisition....        (0.6)          (0.9)            --
Amortization, post acquisition...        (7.3)            --            (0.9)
BALANCE, END OF YEAR.............     $ 868.2         $ 33.7         $  34.6


PREMIUM REVENUE AND BENEFITS TO POLICYHOLDERS

Recognition of Traditional Life, Group and Annuity Premium Revenue and Benefits to Policyholders: Traditional life insurance products include those products with fixed and guaranteed premiums and benefits and consist principally of term and whole life insurance policies and certain annuities with life contingencies (immediate annuities). Life insurance premiums and immediate annuity premiums are recognized as premium revenue when due. Group insurance premiums are recognized as premium revenue over the time period to which the premiums relate. Benefits and expenses are associated with earned premiums so as to result in recognition of profits over the life of the contracts. This association is accomplished by means of the provision for liabilities for future policy benefits and the amortization of DAC and PVFP.

Recognition of Universal Life-Type Contract Revenue and Benefits to
Policyholders: Universal life-type policies are insurance contracts with terms that are not fixed and guaranteed. The terms that may be changed could include one or more of the amounts assessed the policyholder, premiums paid by the policyholder or interest accrued to policyholder balances. Amounts received as deposits to such contracts are not reported as premium revenues.

Revenues for universal life-type policies consist of charges assessed against policy account values for deferred policy loading and the cost of insurance and policy administration. Policy benefits and claims that are charged to expense include interest credited to contracts and benefit claims incurred in the period in excess of related policy account balances.

Recognition of Investment Contract Revenue and Benefits to Policyholders:
Contracts that do not subject the Company to risks arising from policyholder mortality or morbidity are referred to as investment contracts. Retirement plan contracts and certain deferred annuities are considered investment contracts. Amounts received as deposits for such contracts are not reported as premium revenues.

Revenues for investment products consist of investment income and charges assessed against contract account values for policy administration. Contract benefits that are charged to expense include benefit claims incurred in the period in excess of related contract balances, and interest credited to contract balances.

FUTURE POLICY AND CONTRACT BENEFITS

Liabilities for future policy and contract benefits for traditional life contracts are calculated using the net level premium method and assumptions as to investment yields, mortality, withdrawals and dividends. The assumptions are based on projections of past experience and include provisions for possible unfavorable deviation. These assumptions are made at the time the contract is issued or, for purchased contracts, at the date of acquisition.

Liabilities for future policy and contract benefits on universal life-type and investment contracts are based on the policy account balance.

The liabilities for future policy and contract benefits for group disabled life reserves and long-term disability reserves are based upon interest rate assumptions and morbidity and termination rates from published tables, modified for Company experience.

PENDING POLICY CLAIMS

The liabilities for policy and contract claims include estimates of amounts due on reported claims and claims that have been incurred but were not reported as of December 31. Such estimates are based on actuarial projections applied to historical claim payment data. Such liabilities are reasonable and adequate to discharge the Company obligations for claims incurred but unpaid as of December 31.

SEPARATE ACCOUNTS

The Company operates separate accounts. The assets and liabilities of the separate accounts are primarily related to variable annuity, variable life and 401(k) contracts and represent policyholder-directed funds that are separately administered. The assets (primarily investments) and liabilities (primarily to contractholders) of each account are clearly identifiable and distinguishable from other assets and liabilities of the Company. Assets are carried at fair value. Revenues such as investment income, net realized and unrealized capital gains and losses and expenses on the separate account assets and liabilities are excluded from the amounts in the accompanying income statement except for charges for mortality risk and expenses, cost of insurance, contract administration and surrender charges. Revenue for these products is recognized when due.

GUARANTY FUND ASSESSMENTS

Insurance companies are assessed the costs of funding the insolvencies of other insurance companies by the various state guaranty associations, generally based on the amount of premiums collected in that state. The Company accrues the cost of future guaranty fund assessments based on estimates of insurance company insolvencies provided by the National Organization of Life and Health Insurance Guaranty Associations (NOLHGA) and the amount of premiums written in each state. The Company reduces the accrual by credits allowed in some states to reduce future premium taxes by a portion of assessments in that state. The guaranty fund assessment liability at December 31, 2000 and 1999 was $1.1 million and $1.5 million, respectively.

The assessments are expected to be paid over the next five or more years. The related premium tax credit offsets are $.1 million and $.2 million at December 31, 2000 and 1999, respectively. The premium tax credit offsets are expected to be realized over the next five years.

INCOME TAXES

The provision for income taxes includes amounts currently payable and deferred income taxes resulting from the cumulative temporary differences in the assets and liabilities determined on a tax return and financial statement basis.

The Company is included in the consolidated federal income tax return of Security-Connecticut Life Insurance Company through September 1, 2000. Subsequent to September 1, 2000, as a result of the acquisition, the Company will be filing a consolidated return with ReliaStar Life. The Company allocates to each member, an amount approximating the tax the member would have incurred were it not a member of the consolidated group, and credits the member for use of its tax saving attributes in the consolidated federal income tax return.

NEW ACCOUNTING STANDARDS

Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities: In September 2000, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards ("FAS") No. 140, "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities", which replaces FAS No. 125, "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities". This standard revises the accounting for securitizations, other financial asset transfers and collateral associated with securities lending transactions and requires certain additional disclosures. The Company does not expect the adoption of those provisions effective after March 31, 2001 to have a material effect on its financial position or results of operations (Refer to Note 4).

FUTURE APPLICATION OF ACCOUNTING  STANDARDS

Accounting for Derivative Instruments and Hedging Activities: In June 1998, the FASB issued FAS No. 133, "Accounting for Derivative Instruments and Hedging Activities". In June 2000, the FASB provided further guidance related to accounting for derivative instruments and hedging activities when it issued FAS No. 138, "Accounting for Certain Derivative Instruments and Certain Hedging Activities - An Amendment of FASB Statement No. 133". This standard, as amended, requires that all derivative instruments, including certain derivative instruments embedded in other contracts, be recorded on the balance sheet, as either an asset or liability measured at its fair value.

The change in a derivative's fair value is generally to be recognized in current period earnings. However, if certain conditions are met, a derivative may be specifically designated as a hedge of an exposure to changes in fair value, variability of cash flow, or certain foreign currency exposures. When designated as a hedge, the fair value should be recognized currently in earnings or other comprehensive income, depending on whether such designation is considered a fair value or as a cash flow hedge.

With respect to fair value hedges, the fair value of the derivative, as well as changes in the fair value of the hedged item, are reported in earnings. For cash flow hedges, changes in the derivative's fair value are reported in other comprehensive income and subsequently reclassified into earnings when the hedged item affects earnings. The ineffective portion of a derivative's change in fair value will be immediately recognized in earnings. As amended by FAS No. 137, "Accounting for Derivative Instruments and Hedging Activities - Deferral of the Effective Date of FASB Statement No. 133", this standard is effective for the Company's financial statements beginning January 1, 2001. Adoption of this standard did not have a significant effect on the financial results of the Company.

Recognition of Interest Income and Impairment on Purchased and Beneficial Interests in Securitized Financial Assets: Effective April 2001, the Company adopted Emerging Issues Task Force Issue "EITF" 99-20, Recognition of Interest Income and Impairment on Purchased and Retained Beneficial Interests in Securitized Financial Assets. EITF 99-20 states that interest income earned on retained or purchased beneficial interests in securitized financial assets should be recognized over the life of the investment based on an anticipated yield determined by periodically estimating cash flows. Interest income should be revised prospectively for changes in cash flows. Additionally, impairment should be recognized if the fair value of the beneficial interest has declined below its carrying amount and the decline is other than temporary. The impact of adoption was not significant to the Company's financial position or results of operations.

Business Combinations and Goodwill and Other Intangible Assets: In June 2001, the FASB issued FAS No. 141, "Business Combinations", and No. 142, "Goodwill and Other Intangible Assets" (collectively, the Statements). FAS No. 141, which supersedes APB Opinion No. 16, "Business Combinations", eliminates the pooling-of-interests method of accounting for business combinations except for qualifying business combinations that were initiated prior to July 1, 2001. FAS No. 141 also changes the criteria to recognize intangible assets apart from goodwill. The requirements of FAS No. 141 are effective for all business combinations completed after June 30, 2001.

FAS No. 142, which supersedes APB Opinion No. 17, "Intangible Assets", goodwill and indefinite lived intangible assets are no longer amortized but are reviewed annually, or more frequently if impairment indicators arise, for impairment. The amortization provisions of FAS No. 142 apply to goodwill and intangible assets acquired after June 30, 2001. With respect to goodwill and intangible assets acquired prior to July 1, 2001, the amortization provisions of FAS No. 142 are effective upon adoption of FAS No. 142. Because of the different transition dates for goodwill and intangible assets acquired on or before June 30, 2001 and those acquired after that date, pre-existing goodwill and intangibles will be amortized during this transition period until adoption, whereas new goodwill and indefinite lived intangible assets acquired after June 30, 2001 will not. FAS No. 142 is required to be adopted in fiscal years beginning after December 15, 2001.

The effect of implementing these statements on the Company's financial statements has not yet been determined.

USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

RECLASSIFICATIONS

Certain prior year amounts have been reclassified to conform to current year presentation.

2.    MERGERS AND ACQUISITIONS

On September 1, 2000, ING America Insurance Holdings, Inc., an indirect wholly owned subsidiary of ING, acquired ReliaStar, of which the Company is part for approximately $6 billion. The purchase price was comprised of approximately $5.1 billion in cash and the assumption of $917 million of outstanding debt and other net liabilities.

For accounting purposes, the acquisition was accounted for using the purchase method. The application of the purchase method, included the recognition of goodwill, is being pushed down and reflected on the financial statements of ReliaStar's subsidiaries, including the Company. The Balance Sheet changes related to accounting for this acquisition were non-cash in nature and accordingly have been excluded from the pre-acquisition statement of cash flows.

The purchase price was allocated to assets and liabilities based on their respective fair values. This revaluation resulted in a net decrease to assets before allocation of goodwill. The net decrease to assets reflects the write off of deferred acquisition costs of $166.1 million, which was the balance as of August 31, 2000, the establishment of value of business acquired (PVFP) of $119.0 million and a net increase of other

                  RELIASTAR LIFE INSURANCE COMPANY OF NEW YORK
                          NOTES TO FINANCIAL STATEMENTS
                                December 31, 2000

2.    MERGERS AND ACQUISITIONS (continued)

assets of $19.1 million. Goodwill was established for the excess of the purchase price over the fair value of the net assets. Goodwill resulting from the transaction attributable to the Company was approximately $875.5 million and is being amortized over 40 years. PVFP resulting from the transaction was $120.4 million, which is being amortized over the years that it is anticipated such profits will be received.

3.    STATUTORY FINANCIAL INFORMATION AND ACCOUNTING PRACTICES

The Company prepares its statutory-basis financial statements in accordance with accounting practices prescribed or permitted by the Insurance Department of the State of New York. Currently, "prescribed" statutory accounting practices are interspersed throughout state insurance laws and regulations, the NAIC's Accounting Practices and Procedures Manual and a variety of other NAIC publications. "Permitted" statutory accounting practices encompass all accounting practices that are not prescribed; such practices may differ from state to state, may differ from company to company within a state, and may change in the future.

The Company doesn't apply any other permitted statutory practices.

The NAIC prescribes Risk-Based Capital requirements for life/health and property/casualty insurance companies. At December 31, 2000, the Company met RBC requirements. The underlying statutory capital and surplus of the Company was $221.1 million and $221.8 at December 31, 2000 and 1999, respectively. Statutory net income was $6.1 million, $30.9 million and $19.6 million for the years ended December 31, 2000, 1999 and 1998, respectively.

The Company's ability to pay cash dividends to its parent is restricted by law or subject to approval of the insurance regulatory authorities of the State of New York. These authorities recognize only statutory accounting practices for determining the ability of an insurer to pay dividends to its shareholders.

The NAIC has revised the Accounting Practices and Procedures Manual in a process referred to as Codification. The revised manual will be effective January 1, 2001. The State of New York has adopted with modification, at least in part, the provisions of the revised manual. The revised manual has changed, to some extent, prescribed statutory accounting practices and will result in changes to the accounting practices that the Company uses to prepare its statutory-basis financial statements. The cumulative effect of changes in accounting principles adopted to conform to the revised Accounting Practices and Procedures Manual will be reported as an increase to surplus as of January 1, 2001 of approximately $3,754,000.

4.    FAIR VALUE OF FINANCIAL INSTRUMENTS

The following disclosures are made in accordance with the requirements of SFAS No. 107, "Disclosures about Fair Value of Financial Instruments." SFAS No. 107 requires disclosure of fair value information about financial instruments, whether or not recognized in the balance sheet, for which it is practicable to estimate that value. In cases where quoted market prices are not available, fair values are based on estimates using present value or other valuation techniques. Those techniques are significantly affected by the assumptions used, including the discount rate and estimates of future cash flows. In that regard, the derived fair value estimates, in many cases, could not be realized in immediate settlement of the instrument.

SFAS No. 107 excludes certain financial instruments and all nonfinancial instruments from its disclosure requirements. Accordingly, the aggregate fair value amounts presented do not represent the underlying value of the Company.

                  RELIASTAR LIFE INSURANCE COMPANY OF NEW YORK
                          NOTES TO FINANCIAL STATEMENTS
                                December 31, 2000

4.    FAIR VALUE OF FINANCIAL INSTRUMENTS (continued)

The fair value estimates presented herein are based on pertinent information available to Management as of December 31, 2000 and 1999, respectively. Although Management is not aware of any factors that would significantly affect the estimated fair value amounts, such amounts have not been comprehensively revalued for purposes of these financial statements since those dates; therefore, current estimates of fair value may differ significantly from the amounts presented herein.

The following methods and assumptions were used by the Company in estimating its fair value disclosures for financial instruments: Fixed Maturity Securities: The fair values for the actively traded marketable bonds are determined based upon the quoted market prices. The fair values for marketable bonds without an active market are obtained through several commercial pricing services which provide the estimated fair values. Fair values of privately placed bonds which are not considered problems are determined using a matrix-based pricing model. The model considers the current level of risk-free interest rates, current corporate spreads, the credit quality of the issuer and cash flow characteristics of the security. Using this data, the model generates estimated market values which the Company considers reflective of the fair value of each privately placed bond. Fair values for privately placed bonds which are considered problems are determined through consideration of factors such as the net worth of the borrower, the value of collateral, the capital structure of the borrower, the presence of guarantees and the Company's evaluation of the borrower's ability to compete in their relevant market.

Equity Securities: Fair value of these securities are based upon quoted market value. Mortgage Loans on Real Estate: The fair values for mortgage loans on real estate are estimated using discounted cash flow analyses and rates currently being offered in the marketplace for similar loans to borrowers with similar credit ratings. Loans with similar characteristics are aggregated for purposes of the calculations.

Cash, Short-term Investments and Policy Loans: The carrying amounts for these assets approximate the assets' fair values. Interest Rate Swap Agreements: Are carried at fair value and changes in fair value are recorded as a direct increase or decrease in the accumulated other comprehensive income component of shareholder's equity. Other Financial Instruments Reported as Assets: The carrying amounts for these financial instruments (primarily premiums and other accounts receivable and accrued investment income) approximate those assets' fair values. Investment Contract Liabilities: The fair value for deferred annuities was estimated to be the amount payable on demand at the reporting date, as those investment contracts have no defined maturity and are similar to a deposit liability. The amount payable at the reporting date was calculated as the account balance less applicable surrender charges. The fair values for supplementary contracts without life contingencies and immediate annuities were estimated using discounted cash flow analyses. The discount rate was based upon treasury rates plus a pricing margin. The carrying amounts reported for other investment contracts, which includes retirement plan deposits, approximate those liabilities' fair value.

Claim and Other Deposit Funds: The carrying amounts for claim and other deposit funds approximate the liabilities' fair value. Other Financial Instruments Reported as Liabilities: The carrying amounts for other financial instruments (primarily normal payables of a short-term nature) approximate those liabilities' fair values.

The carrying amounts and estimated fair value of the Company's financial instruments were as follows:

                                                                 December 31, 2000                 December 31, 1999

                                                           Carrying            Fair          Carrying            Fair
                                                            Amount             Value          Amount             Value

                                                                                  (in millions)
FINANCIAL INSTRUMENTS RECORDED AS ASSETS
   Fixed maturity securities.........................        $1,459.4        $1,459.4         $1,489.6          $1,473.0
   Equity securities.................................             4.5             4.5              5.5               5.5
   Mortgage loans on real estate
     Commercial......................................           246.2           251.8            266.8             265.2
     Residential and other...........................            --               --              51.4              51.2
   Policy loans......................................            84.4            84.4             83.8              83.8
   Cash and short-term investments...................            16.3            16.3             15.3              15.3
   Other financial instruments recorded
      as assets......................................            --              --                 .3                .3

FINANCIAL INSTRUMENTS RECORDED AS LIABILITIES

   Investment contracts

     Deferred annuities..............................       $  (500.5)      $  (518.5)        $ (654.0)        $  (635.8)
     Supplementary contracts and immediate
       annuities.....................................           (28.0)          (28.6)           (31.4)            (31.6)
     Other investment contracts......................            (8.1)           (8.1)           (11.8)            (11.8)
   Claim and other deposit funds.....................            (6.6)           (6.6)            (9.3)             (9.3)
   Other financial instruments recorded
     as liabilities..................................           (60.3)          (60.3)           (39.1)            (39.1)


Fair value estimates are made at a specific point in time, based on relevant market information and information about the financial instrument. These estimates do not reflect any premium or discount that could result from offering for sale at one time the Company's holdings of a particular financial instrument. Because no market exists for a significant portion of the Company's financial instruments, fair value estimates are based on judgments regarding future expected loss experience, current economic conditions, risk characteristics of various financial instruments and other factors. These estimates are subjective in nature and involve uncertainties and matters of significant judgment and, therefore, cannot be determined with precision. Changes in assumptions could significantly affect the estimates.

Fair value estimates are based on existing on and off-balance sheet financial instruments without attempting to estimate the value of anticipated future business and the value of assets and liabilities that are not considered financial instruments. In addition, the tax ramifications related to the realization of the unrealized gains and losses can have a significant effect on fair value estimates and have not been considered in the estimates.

5.    UNPAID ACCIDENT AND HEALTH CLAIMS

The change in the liability for unpaid accident and health claims and claim adjustment expenses is summarized as follows:

                                                                                  2000           1999              1998
                                                                                              (in millions)
Balance at January 1...................................................          $15.8            $13.6            $9.3
Less reinsurance recoverables..........................................           10.9              9.1             3.1
Net balance at January 1...............................................            4.9              4.5             6.2

Incurred Related to:
   Current year........................................................            1.0               .5              .9
   Prior years.........................................................            (.8)              .7              .8
Total incurred.........................................................             .2              1.2             1.7

Paid related to:
   Current year........................................................             .4               .3              .4
   Prior years.........................................................            1.7               .5             3.0
Total paid.............................................................            2.1               .8             3.4

Net balance at December 31.............................................            3.0              4.9             4.5
Plus reinsurance recoverables..........................................           11.1             10.9             9.1
BALANCE AT DECEMBER 31.................................................          $14.1            $15.8           $13.6

The liability for unpaid accident and health claims and claim adjustment expenses is included in Future Policy and Contract Benefits on the Balance Sheets.

6.    SHAREHOLDER'S EQUITY

SHARE DATA

The authorized capital stock of the Company consists of 1,377,863 common shares with a par value of $2.00 per share, all of which are issued and outstanding.

DIVIDEND RESTRICTIONS

The Company's ability to pay cash dividends to its parent is restricted by law or subject to approval of the insurance regulatory authorities of the State of New York. These authorities recognize only statutory accounting practices for determining the ability of an insurer to pay dividends to its shareholders.

                  RELIASTAR LIFE INSURANCE COMPANY OF NEW YORK
                          NOTES TO FINANCIAL STATEMENTS
                                December 31, 2000

6.    SHAREHOLDER'S EQUITY (continued)

Under New York insurance law regulating the payment of dividends by the Company, any such payment must be paid solely from the earned surplus of the Company and advance notice thereof must be provided to the Superintendent of the New York Department of Insurance (the Superintendent). Earned surplus means the earned surplus as determined in accordance with statutory accounting practices (unassigned funds), less the amount of such earned surplus which is attributable to unrealized capital gains. Further, without approval of the Superintendent, the Company may not pay in any calendar year any dividend which, when combined with other dividends paid within the preceding 12 months, exceeds the lesser of
(i) 10% of the Company's statutory surplus at the prior year end or (ii) 100% of the Company's statutory net investment income for the prior calendar year.

7.    INVESTMENTS

FIXED MATURITY SECURITIES

The amortized cost and fair value of investments in fixed maturity securities by type of investment were as follows:

                                                           Amortized           Gross Unrealized             Fair
December 31, 2000                                            Cost             Gains        (Losses)         Value
                                                                                 (in millions)
United states government and government
     agencies and authorities........................      $    15.9        $    .5         $   --        $     16.4
States, municipalities and political
     subdivisions....................................            3.1             .1             --               3.2
Foreign governments..................................            4.7             .2             --               4.9
Public utilities.....................................          106.1            2.3           (0.6)            107.8
Corporate securities.................................          898.4           20.1           (5.8)            912.7
Mortgage-backed/structured finance...................          401.7           14.4           (2.1)            414.0
Redeemable preferred stock ..........................            0.6            --            (0.2)               .4
TOTAL................................................      $ 1,430.5        $  37.6         $ (8.7)         $1,459.4


                                                           Amortized           Gross Unrealized             Fair
December 31, 1999                                            Cost             Gains        (Losses)         Value

                                                                                 (in millions)
United states government and government
     agencies and authorities........................      $    13.1        $    .4         $   --        $     13.5
States, municipalities and political
     subdivisions....................................            1.9             .1            (.5)              1.5
Foreign governments..................................            8.3             .1            (.1)              8.3
Public utilities.....................................           97.9            2.7           (1.0)             99.6
Corporate securities.................................          984.8           12.6          (23.7)            973.7
Mortgage-backed/structured finance...................          382.4            4.2          (11.0)            375.6
Redeemable preferred stock ..........................            1.2             --            (.4)               .8
TOTAL................................................      $ 1,489.6        $  20.1         $(36.7)       $  1,473.0


                  RELIASTAR LIFE INSURANCE COMPANY OF NEW YORK
                          NOTES TO FINANCIAL STATEMENTS
                                December 31, 2000

7.    INVESTMENTS (continued)

The amortized cost and fair value of fixed maturity securities by contractual maturity are shown below. Expected maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

                                                           December 31, 2000
                                                        Amortized         Fair
                                                          Cost            Value

                                                              (in millions)
Maturing In:
     One year or less...........................      $    97.2      $    97.4
     One to five years..........................          447.3          455.5
     Five to ten years..........................          349.3          356.3
     Ten years or later.........................          135.0          136.2
Mortgage-backed/structured finance..............          401.7          414.0
TOTAL...........................................       $1,430.5       $1,459.4


At December 31, 2000 24% of the total portfolio was invested in private placement and 76% in marketable bonds. At December 31, 2000 the largest concentration in the private placement portfolio was corporate debt securities, where 78% of the portfolio was invested, and the largest concentration in the marketable bond portfolio was corporate debt securities where 58% of the portfolio was invested.

EQUITY SECURITIES

The cost and fair value of investments in equity securities were as follows:

Year Ended December 31                                2000                 1999

                                                            (in millions)

Cost ................................................ $4.5                $5.3
Gross unrealized gains...............................  --                   .3
Gross unrealized losses..............................  --                  (.1)
FAIR VALUE........................................... $4.5                $5.5

                  RELIASTAR LIFE INSURANCE COMPANY OF NEW YORK
                          NOTES TO FINANCIAL STATEMENTS
                                December 31, 2000

7.    INVESTMENTS (continued)

MORTGAGE LOANS ON REAL ESTATE

Investments in mortgage loans on real estate were as follows:

Year ended December 31                                                                  1999                 1998

                                                                                               (in millions)
Mortgage loans, non-impaired.....................................................       $ 246.2             $  316.8
Mortgage loans, impaired.........................................................            --                  2.6
     ............................................................................         246.2                319.4
Allowance for credit losses, beginning of year...................................          (1.2)                (1.2)
   Increases.....................................................................            --                 --
   Decreases.....................................................................          (1.2)                --
Allowances for credit losses, end of year........................................            --                 (1.2)
TOTAL............................................................................       $ 246.2             $  318.2
Average investment in impaired mortgage loans
   on real estate................................................................       $   1.3             $    1.3


The Company does not accrue interest income on impaired mortgage loans when the likelihood of collection is doubtful, rather income is recognized for these loans as payments are received. Interest income recognized on impaired mortgage loans during the years ended December 31, 2000, 1999 and 1998, were $0, $.2 million and $.2 million, respectively.

INVESTMENT INCOME

Investment income summarized by type of investment was as follows:

                                              September 30, 2000    January 1, 2000
                                                      to                  to              Year Ended          Year Ended
                                               December 31, 2000    August 30, 2000    December 31, 1999   December 31, 1998

                                                                              (in millions)
Fixed maturity securities....................          $36.2              $78.6              $119.4             $126.7
Equity securities............................            --                 --                   .3                 .1
Mortgage loans on real estate................            7.5               16.3                24.9               23.7
Real Estate..................................            --                 --                   .4                 .3
Policy loans.................................            2.0                3.8                 5.7                6.1
Other invested assets........................             .7                 .3                 --                  .9
Short-term investments.......................            1.5                 .1                 1.9                2.1
   Gross investment income ..................           47.9               99.5               152.6              159.9
Investment expenses..........................             .4               (1.8)               (2.9)              (2.9)
NET INVESTMENT INCOME........................          $48.3              $97.7              $149.7             $157.0



REALIZED INVESTMENT GAINS AND LOSSES

Net pretax realized investment gains (losses) were as follows:

                                              September 30, 2000    January 1, 2000
                                                      to                  to              Year Ended          Year Ended
                                               December 31, 2000    August 30, 2000    December 31, 1999   December 31, 1998

                                                                              (in millions)
Net gains (losses) on sales
   Fixed maturity securities
     Gross gains.............................        $2.6                 $1.1                $3.5               $3.9
     Gross losses............................        (1.3)                 (.6)               (1.4)              (1.1)
   Other.....................................           --                  --                 2.8                2.7
     ........................................         1.3                   .5                 4.9                5.5
Provisions for losses

   Fixed maturity securities.................           --                  --                (3.5)               (.4)
   Real estate...............................           --                  --                (1.7)               (.2)
NET LOSSES...................................           --                  --                 5.2                (.6)
PRETAX REALIZED INVESTMENT GAINS

   (LOSSES)..................................        $1.3             $   .5                $(.3)                $4.9


OTHER INVESTMENT INFORMATION

Invested assets which were nonincome producing (no income received for the 12 months preceding the balance sheet date) were as follows:

Year Ended December 31             2000                 1999

                                          (in millions)

Fixed maturity securities......      $--             $  .7
Real Estate....................       0.4                1.6
TOTAL..........................      $0.4               $2.3



Allowances for losses on investments are reflected on the Balance Sheets as a reduction of the related assets and were as follows:

Year Ended December 31             2000                 1999
                                          (in millions)
Mortgage Loans................        $--               $1.2
Real Estate...................         --                 .5

                  RELIASTAR LIFE INSURANCE COMPANY OF NEW YORK
                          NOTES TO FINANCIAL STATEMENTS
                                December 31, 2000

8.    COMPREHENSIVE INCOME

The components of net unrealized investment gains (losses) included in the accumulated other comprehensive income (loss) component of shareholder's equity are shown below:

                                              Year ended       Period ended      Year ended        Year ended
                                           December 31, 2000  August 31, 2000 December 31, 1999 December 31, 1998

                                                                        (in millions)
Unrealized investment gains (losses)......       $ 29.0           $(18.5)           $(14.8)          $ 84.5
DAC/PVFP adjustment.......................        (14.6)             2.5               0.4            (19.7)
Deferred income taxes.....................         (5.0)             5.6               5.0            (22.7)
TOTAL.....................................      $   9.4           $(10.4)          $  (9.4)          $ 42.1


9.    CONCENTRATIONS OF CREDIT RISK

At December 31, 2000, the Company held below investment-grade bonds classified as available-for-sale with amortized cost of $97,733,000 and market values of $98,455,000. These holdings amounted to 6.7% of the Company's investments in bonds and 2.8% of total assets. The holdings of below investment-grade bonds are widely diversified and of satisfactory quality based on the Company's investment policies and credit standards.

At December 31, 2000, the largest geographic concentration of commercial mortgage loans was in the Midwest region of the United States, where approximately 36.1% of the commercial mortgage loan portfolio was invested.

10.   RELATED PARTY TRANSACTIONS

The Company and its affiliates have entered into agreements whereby affiliates and the Company provide certain management, administrative, legal, and other services for each other. The net amounts billed to the Company were $20.8 million, $25.3 million and $20.5 million in 2000, 1999 and 1998, respectively. The net costs allocated to the Company under these agreements may not be indicative of costs the Company might incur if these services were not provided by the Company's affiliates. During 2000, the Company paid cash dividends of $12.0 million to Security-Connecticut. ReliaStar Life, Security-Connecticut and Security Life reinsure certain life policies written by the Company. Premiums ceded under these agreements were $16.1 million, $14.4 million and $15.6 million for the years ended December 31, 2000, 1999 and 1998, respectively; and the net amount recoverable by the company under these agreements were $14.6 million and $14.1 million as of December 31, 2000 and 1999, respectively.

11.   FINANCING ARRANGEMENTS

The Company is the beneficiary of one letter of credit totaling $125,000 that was established in accordance with the terms of a reinsurance agreement. The letter of credit was unused during 2000 and 1999. In 2000, the company participated in a reciprocal lending program with ING AIH. This program is structured to allow the company to make short term loans (7 days) to and from ING AIH. Interest on all loans made in 2000 was based on the cost of funds incurred by the lender plus .15%. In 2000, the maximum amount that the Company could have loaned or borrowed from ING AIH at any one time without getting prior approval from the New York Commissioner of Insurance was $9.4 million. There were no borrowings outstanding under this agreement at December 31, 2000.

                  RELIASTAR LIFE INSURANCE COMPANY OF NEW YORK
                          NOTES TO FINANCIAL STATEMENTS
                                December 31, 2000

12.   REINSURANCE

The Company is a member of reinsurance associations established for the purpose of ceding the excess of life insurance over retention limits Reinsurance contracts do not relieve the Company from its obligations to policyholders. Failure of reinsurers to honor their obligations could result in losses to the Company; consequently, allowances are established for amounts deemed uncollectible. The amount of the allowance for uncollectible reinsurance receivables was immaterial at December 31, 2000 and 1999. The Company evaluates the financial condition of its reinsurers and monitors concentrations of credit risk to minimize its exposure to significant losses from reinsurer insolvencies.

The Company's retention limit is $300,000 per insurable life for individual coverage. For group coverage and reinsurance assumed, the retention is $300,000 per life with per occurrence limitations, subject to certain maximums. Reinsurance premiums, commissions, and expense reimbursements related to reinsured business are accounted for on bases consistent with those used in accounting for the original policies issued and the terms of the reinsurance contracts. Reserves are based on the terms of the reinsurance contracts and are consistent with the risk assumed.

As of December 31, 2000, there were $33.1 billion of gross insurance in force, $9.1 billion of life insurance in force was ceded to other companies of which 29% (based on in force) was ceded to an unaffiliated reinsurer and 50% (based on in force) was ceded to affiliates. Net life insurance in force was $27.0 billion as of December 31, 2000. In addition, the Company had assumed $3.0 billion of life insurance in force as of December 31, 2000 which represents 11% of the net in force.

The effect of reinsurance on premiums and recoveries was as follows:

                                September 1, 2000  January 1, 2000
                                       to                to            Year ended        Year ended
                                December 31, 2000  August 31, 2000  December 31, 1999   December 31, 1998
                                                             (in millions)
Direct premiums................       $ 30.9           $ 54.5            $ 71.5           $ 76.7
Reinsurance assumed............          1.3              1.6               2.4              2.5
Reinsurance ceded..............        (12.4)           (28.0)            (31.1)           (37.5)

NET PREMIUMS...................       $ 19.8           $ 29.1            $ 42.8           $ 41.7

REINSURANCE RECOVERIES.........      $   3.0           $ 15.4            $ 18.0           $ 18.6

                  RELIASTAR LIFE INSURANCE COMPANY OF NEW YORK
                          NOTES TO FINANCIAL STATEMENTS
                                December 31, 2000

13.   INCOME TAXES

The income tax asset (liability) reported on the Balance Sheets consisted of the following:

Year Ended December 31            2000                 1999
                                         (in millions)
Current Income Taxes......       $   4.0              $  5.6
Deferred Income Taxes.....         (36.9)                5.2
TOTAL.....................        $(32.9)              $10.8


The tax effects of temporary differences that give rise to deferred tax assets and deferred tax liabilities at December 31 are presented below:

Year Ended December 31                       2000                 1999
                                                    (in millions)
Future policy and contract benefits.......    $25.1              $(33.3)
Net unrealized investment losses..........       --                (5.0)
Investment write-offs and allowances......     12.7                (8.2)
Deferred policy acquisition costs.........     21.5                  --
Other.....................................     18.7                (4.3)
   Gross deferred tax asset...............     78.0               (50.8)
Deferred policy acquisition costs.........       --                26.2
Present value of future profits...........     34.5                27.8
Net unrealized investment gains...........      5.1                  --
Other.....................................      1.5                 2.0
   Gross deferred tax liability...........     41.1                56.0
NET DEFERRED TAX (LIABILITY)..............    $36.9             $   5.2

                  RELIASTAR LIFE INSURANCE COMPANY OF NEW YORK
                          NOTES TO FINANCIAL STATEMENTS
                                December 31, 2000

13.   INCOME TAXES (continued)

The provision for income taxes reported on the Statements of Income consisted of the following:

                                             September 30, 2000    January 1, 2000       Year Ended           Year Ended
December 31                                   December 31, 2000  September 30, 2000   December 31, 1999    December 31, 1998
                                                                          (Dollars in millions)
Currently payable.........................          $(5.4)              $14.4               $18.6                $17.0
Deferred..................................           12.1                (2.4)                3.4                 (2.3)
TOTAL.....................................          $ 6.7               $12.0               $22.0                $14.7


The difference between the U.S. federal income tax rate and the consolidated tax provision rate is summarized as follows:



                            September 1, 2000  January 1, 2000
                                   to                to           Year ended        Year ended
                            December 31, 2000  August 31, 2000 December 31, 1999 December 31, 1998
                                                         (in millions)
Statutory tax rate.........         35.0%            35.0%             35.0%            35.0%
Goodwill...................         20.5               .6              --               --
Other......................         (1.9)            (1.1)               .6               .8
EFFECTIVE TAX RATE.........         53.6%            34.5%             35.6%            35.8%


Net unrealized capital gains and losses are presented in shareholder's equity net of deferred taxes. As of December 31, 2000 and 1999, no valuation allowance was required for unrealized capital gains and losses. The "Policyholders' Surplus Account," which arose under prior tax law, is generally that portion of a life insurance company's statutory income that has not been subject to taxation. As of December 31, 1983, no further additions could be made to the Policyholders' Surplus Account for tax return purposes under the Deficit Reduction Act of 1984. The balance in such account was approximately $11.3 million at December 31, 2000. This amount would be taxed only under certain conditions. No income taxes have been provided on this amount since management believes under current tax law the conditions under which such taxes would become payable are remote.

The Internal Revenue Service (the "Service") has completed examinations of the consolidated federal income tax returns of Security-Connecticut through 1995. Discussions are being held with the Service with respect to proposed adjustments. Management believes there are adequate defenses against, or sufficient reserves to provide for, any such adjustments. The Service has commenced its examinations for the years 1996 through 1999.

Cash paid for federal income taxes was $10.3 million (pre-acquisition), $16.9 million and $12.8 million for the years ended December 31, 2000, 1999 and 1998, respectively.

                  RELIASTAR LIFE INSURANCE COMPANY OF NEW YORK
                          NOTES TO FINANCIAL STATEMENTS
                                December 31, 2000

14.   EMPLOYEE BENEFIT PLANS

SUCCESS SHARING PLAN AND ESOP

The Success Sharing Plan and ESOP (Success Sharing Plan) was designed to increase employee ownership and reward employees when certain ReliaStar performance objectives are met. Essentially all employees are eligible to participate in the Success Sharing Plan. The Success Sharing Plan has both qualified and nonqualified components. The nonqualified component is equal to 25% of the annual award and is paid in cash to employees. The qualified component is equal to 75% of the annual award which is contributed to the ESOP portion of the Success Sharing Plan. In addition, the Success Sharing Plan has a 401(k) feature whereby participants may elect to contribute a percentage of their eligible earnings to the plan. The Company matches participants' 401(k) contributions up to 6% of eligible earnings. Costs charged to expense for the Success Sharing Plan for the period January 1, 2000 to August 31, 2000 and the years ended December 31, 2000, 1999 and 1998 were $.6 million, $.2 million, $.5 million and $.5 million respectively.

PENSION AND OTHER POSTRETIREMENT BENEFITS

Pension Plans: The Company participates in a funded noncontributory defined benefit retirement plan sponsored by an affiliate which provides benefits to employees upon retirement (Pension Plan). Effective December 31, 1998, the qualified defined benefit retirement plan was amended to suspend the accrual of additional benefits for future services. Eligible employees retain all of their accrued benefits as of December 31, 1998, which will be paid monthly at retirement according to the provisions of the plan. Employees meeting certain age and service requirements will receive certain transition benefits until retirement.

At January 1, 2001, the date of the most recent actuarial valuation, the plan accumulated benefit obligation/present value of accrued benefits and the amount of vested benefits for the Pension Plan was $209.4 million and $209.4 million, respectively, based on an assumed 7.75% interest rate. The fair value of plan assets was $327.5 million as of January 1, 2001.

A pension credit totaling $.2 million, $.1 million, $.3 million and $.3 million for the period January 1, 2000 to August 31, 2000 and years ended December 31, 2000, 1999 and 1998, respectively, was allocated to the Company for its portion of the cost of the Pension Plan.

The Company and ReliaStar also have unfunded noncontributory defined benefit plans providing for benefits to employees in excess of limits for qualified retirement plans. Postretirement Benefits: Through a plan sponsored by an affiliate, the Company provides certain health care and life insurance benefits to retired employees and their eligible dependents (Postretirement Plan). The postretirement health care plan is contributory, with retiree contribution levels adjusted annually; the life insurance plan provides a flat amount of noncontributory coverage and optional contributory coverage.

The amount of accumulated benefits obligation for retirees and vested employees covered under the Postretirement Plan as of December 31, 2000 and 1999, was $14.2 million and $11.1 million, respectively, and the amount of accumulated benefits obligation for non-vested employees as of December 31, 2000 and 1999, was $3.1 million and $2.5 million respectively. The discount rate used in determining the postretirement benefit obligation as of December 31, 2000 was 7.75% and health care cost trend rate used was 8.5% trending to 5.5% in 2007 and thereafter. A one-percentage point increase in the assumed health care cost trend rate would not have a significant impact on the postretirement benefit obligation or the service and interest cost components of annual expense.

A credit totaling $21,000, $11,000, $.3 million and $.3 million were allocated to the Company for its portion of the cost of the Postretirement Plan for the years ended December 31, 2000, 1999, and 1998, respectively.

                  RELIASTAR LIFE INSURANCE COMPANY OF NEW YORK
                          NOTES TO FINANCIAL STATEMENTS
                                December 31, 2000

15.   LEASES

STOCK INCENTIVE PLAN

Prior to the acquisition, officers and key employees of the Company participated in the stock incentive plans of ReliaStar. ReliaStar applies Accounting Principles Board Opinion No. 25 and related interpretations in accounting for its plans. Accordingly, no compensation expense for stock-based compensation plans has been allocated to the Company.

15.   LEASES

The Company has operating leases for office space and certain computer processing and other equipment. Rental expense for these items was $.6 million, $1.8 million and $1.8 million for 2000, 1999 and 1998, respectively. Future minimum aggregate rental commitments at December 31, 2000 for operating leases were as follows:

         (in millions)
         -------------
         2001-- $.6                     2004-- $.7
         2002-- $.7                     2005-- $.6
         2003-- $.7                     2006 and thereafter--   $ --



16.   COMMITMENTS AND CONTINGENCIES

LITIGATION

The Company is a defendant in various lawsuits in connection with the normal conduct of its insurance operations. In the opinion of management, the ultimate resolution of such litigation will not result in any material adverse impact to the financial position of the Company as of December 31, 2000.

FINANCIAL INSTRUMENTS

The Company is a party to financial instruments with on and off-balance-sheet risk in the normal course of business to reduce its exposure to fluctuations in interest rates. These financial instruments include commitments to extend credit and interest rate swaps. Those instruments involve, to varying degrees, elements of credit, interest rate or liquidity risk in excess of the amount recognized in the Balance Sheets.

The Company's exposure to credit loss in the event of nonperformance by the other party to the financial instrument for commitments to extend credit is represented by the contractual amount of those instruments. The Company uses the same credit policies in making commitments and conditional obligations as it does for on-balance-sheet instruments. For interest rate swap transactions, the contract or notional amounts do not represent exposure to credit loss. For swaps, the Company's exposure to credit loss is limited to those swaps where the Company has an unrealized gain. Unless otherwise noted, the Company does not require collateral or other security to support financial instruments with credit risk.

                  RELIASTAR LIFE INSURANCE COMPANY OF NEW YORK
                          NOTES TO FINANCIAL STATEMENTS
                                December 31, 2000

16.   COMMITMENTS AND CONTINGENCIES (continued)


December 31                                              2000            1999
                                                      (in millions)
CONTRACT OR NOTIONAL AMOUNT
Financial instruments whose contract
   amounts represent credit risk
     Commitments to extend credit...................      $  --         $  5.9
Financial instruments whose notional or contract
   amounts exceed the amount of credit risk
     Interest rate swap agreements..................       20.0           50.0

Commitments to Extend Credit: Commitments to extend credit are legally binding agreements to lend to a customer. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. They generally may be terminated by the Company in the event of deterioration in the financial condition of the borrower. Since some of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future liquidity requirements. The Company evaluates each customer's creditworthiness on a case-by-case basis.

Interest Rate Swap Agreements: The Company enters into interest rate swap agreements to manage interest rate exposure. The primary reason for the interest rate swap agreements is to extend the duration of adjustable rate investments. Interest rate swap transactions generally involve the exchange of fixed and floating rate interest payment obligations without the exchange of the underlying principal amounts. Changes in market interest rates impact income from adjustable rate investments and have an opposite (and approximately offsetting) effect on the reported income from the swap portfolio. The risks under interest rate swap agreements are generally similar to those of futures contracts. Notional principal amounts are often used to express the volume of these transactions but do not represent the much smaller amounts potentially subject to credit risk. The amount subject to credit risk is approximately equal to the unrealized gain on the agreements. At December 31, 2000, the unrealized gains were immaterial.

17.   SUBSEQUENT EVENTS

The Company estimates it's potential exposure to claims resulting from the September 11, 2001 terrorist attacks in the United States to be approximately $6.6 million, after reinsurance coverage and before tax.

On September 10, 2001, the Board of Directors ("Board") of the Company principally approved a plan to merge with First Golden Life Insurance Company of New York ("First Golden"). The merger is subject to the approval of the Insurance Department of the State of New York, which has the discretion, as deemed necessary, to hold a public hearing with regard to the merger. Once approved by the State of New York, the Company's Board will give final approve to the merger. The merger is anticipated to be effective on January 1, 2002.



--------------------------------------------------------------------------------
                       STATEMENT OF ADDITIONAL INFORMATION
--------------------------------------------------------------------------------

TABLE OF CONTENTS

     ITEM                                                                   PAGE
     Introduction ..........................................................   1
     Description of ReliaStar Life Insurance Company of New York............   1
     Safekeeping of Assets .................................................   1
     The Administrator .....................................................   1
     Independent Auditors ..................................................   1
     Distribution of Contracts .............................................   1
     Performance Information ...............................................   2
     IRA Partial Withdrawal Option .........................................   8
     Other Information .....................................................   8
     Financial Statements of Separate Account NY-B .........................   8

--------------------------------------------------------------------------------

PLEASE TEAR OFF, COMPLETE AND RETURN THE FORM BELOW TO ORDER A FREE STATEMENT OF ADDITIONAL INFORMATION FOR THE CONTRACTS OFFERED UNDER THE PROSPECTUS. SEND THE FORM TO OUR CUSTOMER SERVICE CENTER AT THE ADDRESS SHOWN ON THE PROSPECTUS COVER.

- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -

PLEASE SEND ME A FREE COPY OF THE 1 FOR
SEPARATE ACCOUNT NY-B.

Please Print or Type:

               --------------------------------------------------
               NAME

               --------------------------------------------------
               SOCIAL SECURITY NUMBER

               --------------------------------------------------
               STREET ADDRESS

               --------------------------------------------------
               CITY, STATE, ZIP

121273Galaxy DVA PLUS  01/02/2002
- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -
GDVAP-121273

                       This page intentionally left blank.

                                   APPENDIX A

                         CONDENSED FINANCIAL INFORMATION


The following tables give (1) the accumulation unit value ("AUV"), (2) the total number of accumulation units, and (3) the total accumulation unit value, for each subaccount of ReliaStar of NY Separate Account NY-B available under the Contract for the indicated periods. The accumulation unit values shown for years prior to January 1, 2002 reflect values under Separate Account NY-B of First Golden American Life Insurance Company which was transferred intact to ReliaStar of NY as a result of the merger of the two companies. No information is provided for the Asset Allocation Growth, Diversified Mid-Cap, Growth and Income, Internet Tollkeeper, Pilgrim VIP MagnaCap, Pilgrim VIP SmallCap Opportunities, Pilgrim VIP Growth Opportunities, ProFund VP Bull, ProFund VP Small-Cap and ProFund VP Europe 30 subaccounts because these subaccounts did not have any assets attributable to the Contract as of December 31, 2000.
The date on which the subaccount became available to investors and the starting accumulation unit value are indicated on the last row of each table.

LIQUID ASSET

----------------------------------------------------------------------------------------------------------------------
                               STANDARD DEATH BENEFIT                           ANNUAL RATCHET DEATH BENEFIT
----------------------------------------------------------------------------------------------------------------------
                                    TOTAL # OF                                          TOTAL # OF
                                   ACCUMULATION                                        ACCUMULATION
                    AUV AT          UNITS AT           TOTAL            AUV AT           UNITS AT           TOTAL
                 YEAR END (AND     YEAR END (AND       AUV AT        YEAR END (AND     YEAR END (AND        AUV AT
                AT BEGINNING OF   AT BEGINNING OF     YEAR END      AT BEGINNING OF   AT BEGINNING OF      YEAR END
                FOLLOWING YEAR)   FOLLOWING YEAR)  (IN THOUSANDS)   FOLLOWING YEAR)   FOLLOWING YEAR)   (IN THOUSANDS)
----------------------------------------------------------------------------------------------------------------------
2000               $15.75            17,132          $  270            $15.47            51,312            $  794
1999                15.04            11,408             172             14.79            22,393               331
1998                14.54             2,755              40             14.33             5,974                86
1997                14.02                --              --             13.83                --                --
5/6/97              13.67                --              --             13.51                --                --
----------------------------------------------------------------------------------------------------------------------

LIMITED MATURITY BOND

----------------------------------------------------------------------------------------------------------------------
                               STANDARD DEATH BENEFIT                           ANNUAL RATCHET DEATH BENEFIT
----------------------------------------------------------------------------------------------------------------------
                                    TOTAL # OF                                          TOTAL # OF
                                   ACCUMULATION                                        ACCUMULATION
                    AUV AT          UNITS AT           TOTAL            AUV AT           UNITS AT           TOTAL
                 YEAR END (AND     YEAR END (AND       AUV AT        YEAR END (AND     YEAR END (AND        AUV AT
                AT BEGINNING OF   AT BEGINNING OF     YEAR END      AT BEGINNING OF   AT BEGINNING OF      YEAR END
                FOLLOWING YEAR)   FOLLOWING YEAR)  (IN THOUSANDS)   FOLLOWING YEAR)   FOLLOWING YEAR)   (IN THOUSANDS)
----------------------------------------------------------------------------------------------------------------------
2000               $18.08            13,728          $  248            $17.76            24,619            $  437
1999                17.00             6,379             108             16.72             7,746               130
1998                17.02                --              --             16.77             1,506                25
1997                16.13                --              --             15.91               632                10
5/6/97              15.43                --              --             15.24                --                --
----------------------------------------------------------------------------------------------------------------------

CORE BOND (FORMERLY GLOBAL FIXED INCOME)

----------------------------------------------------------------------------------------------------------------------
                               STANDARD DEATH BENEFIT                           ANNUAL RATCHET DEATH BENEFIT
----------------------------------------------------------------------------------------------------------------------
                                    TOTAL # OF                                          TOTAL # OF
                                   ACCUMULATION                                        ACCUMULATION
                    AUV AT          UNITS AT           TOTAL            AUV AT           UNITS AT           TOTAL
                 YEAR END (AND     YEAR END (AND       AUV AT        YEAR END (AND     YEAR END (AND        AUV AT
                AT BEGINNING OF   AT BEGINNING OF     YEAR END      AT BEGINNING OF   AT BEGINNING OF      YEAR END
                FOLLOWING YEAR)   FOLLOWING YEAR)  (IN THOUSANDS)   FOLLOWING YEAR)   FOLLOWING YEAR)   (IN THOUSANDS)
----------------------------------------------------------------------------------------------------------------------
2000               $11.85             1,186          $   14            $11.74             9,288            $  109
1999                11.88               822              10             11.79             2,216                26
1998                13.17                --              --             13.09                --                --
5/1/98              12.17                --              --             12.11                --                --
----------------------------------------------------------------------------------------------------------------------

GDVAP-121273                          A1

FULLY MANAGED

----------------------------------------------------------------------------------------------------------------------
                               STANDARD DEATH BENEFIT                           ANNUAL RATCHET DEATH BENEFIT
----------------------------------------------------------------------------------------------------------------------
                                    TOTAL # OF                                          TOTAL # OF
                                   ACCUMULATION                                        ACCUMULATION
                    AUV AT          UNITS AT           TOTAL            AUV AT           UNITS AT           TOTAL
                 YEAR END (AND     YEAR END (AND       AUV AT        YEAR END (AND     YEAR END (AND        AUV AT
                AT BEGINNING OF   AT BEGINNING OF     YEAR END      AT BEGINNING OF   AT BEGINNING OF      YEAR END
                FOLLOWING YEAR)   FOLLOWING YEAR)  (IN THOUSANDS)   FOLLOWING YEAR)   FOLLOWING YEAR)   (IN THOUSANDS)
----------------------------------------------------------------------------------------------------------------------
2000               $26.51            16,196          $  429            $26.04            20,597            $  536
1999                22.01            13,633             300             21.65            11,023               239
1998                20.84             2,619              55             20.53             4,512                93
1997                19.93                --              --             19.66             1,701                33
5/6/97              17.95                --              --             17.73                --                --
----------------------------------------------------------------------------------------------------------------------

TOTAL RETURN

----------------------------------------------------------------------------------------------------------------------
                               STANDARD DEATH BENEFIT                           ANNUAL RATCHET DEATH BENEFIT
----------------------------------------------------------------------------------------------------------------------
                                    TOTAL # OF                                          TOTAL # OF
                                   ACCUMULATION                                        ACCUMULATION
                    AUV AT          UNITS AT           TOTAL            AUV AT           UNITS AT           TOTAL
                 YEAR END (AND     YEAR END (AND       AUV AT        YEAR END (AND     YEAR END (AND        AUV AT
                AT BEGINNING OF   AT BEGINNING OF     YEAR END      AT BEGINNING OF   AT BEGINNING OF      YEAR END
                FOLLOWING YEAR)   FOLLOWING YEAR)  (IN THOUSANDS)   FOLLOWING YEAR)   FOLLOWING YEAR)   (IN THOUSANDS)
----------------------------------------------------------------------------------------------------------------------
2000               $20.94            29,586          $  619            $20.75            82,761            $1,717
1999                18.20            32,717             595             18.06            123,053            2,222
1998                17.83            15,411             275             17.72            81,617             1,446
1997                16.18             2,430              39             16.10            13,026               209
5/6/97              14.36                --              --             14.31                --                --
----------------------------------------------------------------------------------------------------------------------

ASSET ALLOCATION GROWTH

----------------------------------------------------------------------------------------------------------------------
                               STANDARD DEATH BENEFIT                           ANNUAL RATCHET DEATH BENEFIT
----------------------------------------------------------------------------------------------------------------------
                                    TOTAL # OF                                          TOTAL # OF
                                   ACCUMULATION                                        ACCUMULATION
                    AUV AT          UNITS AT           TOTAL            AUV AT           UNITS AT           TOTAL
                 YEAR END (AND     YEAR END (AND       AUV AT        YEAR END (AND     YEAR END (AND        AUV AT
                AT BEGINNING OF   AT BEGINNING OF     YEAR END      AT BEGINNING OF   AT BEGINNING OF      YEAR END
                FOLLOWING YEAR)   FOLLOWING YEAR)  (IN THOUSANDS)   FOLLOWING YEAR)   FOLLOWING YEAR)   (IN THOUSANDS)
----------------------------------------------------------------------------------------------------------------------
2000               $ 9.38                --              --            $ 9.38             3,577            $   34
10/2/00             10.00                --              --             10.00                --                --
----------------------------------------------------------------------------------------------------------------------

EQUITY INCOME

----------------------------------------------------------------------------------------------------------------------
                               STANDARD DEATH BENEFIT                           ANNUAL RATCHET DEATH BENEFIT
----------------------------------------------------------------------------------------------------------------------
                                    TOTAL # OF                                          TOTAL # OF
                                   ACCUMULATION                                        ACCUMULATION
                    AUV AT          UNITS AT           TOTAL            AUV AT           UNITS AT           TOTAL
                 YEAR END (AND     YEAR END (AND       AUV AT        YEAR END (AND     YEAR END (AND        AUV AT
                AT BEGINNING OF   AT BEGINNING OF     YEAR END      AT BEGINNING OF   AT BEGINNING OF      YEAR END
                FOLLOWING YEAR)   FOLLOWING YEAR)  (IN THOUSANDS)   FOLLOWING YEAR)   FOLLOWING YEAR)   (IN THOUSANDS)
----------------------------------------------------------------------------------------------------------------------
2000               $24.35            12,602          $  307            $23.91            18,608            $  445
1999                21.83            12,749             278             21.47            15,934               342
1998                22.27             9,623             214             21.94             6,014               132
1997                20.83                --              --             20.55             1,243                26
5/6/97              18.54                --              --             18.32                --                --
----------------------------------------------------------------------------------------------------------------------

GDVAP-121273                          A2

ALL CAP

----------------------------------------------------------------------------------------------------------------------
                               STANDARD DEATH BENEFIT                           ANNUAL RATCHET DEATH BENEFIT
----------------------------------------------------------------------------------------------------------------------
                                    TOTAL # OF                                          TOTAL # OF
                                   ACCUMULATION                                        ACCUMULATION
                    AUV AT          UNITS AT           TOTAL            AUV AT           UNITS AT           TOTAL
                 YEAR END (AND     YEAR END (AND       AUV AT        YEAR END (AND     YEAR END (AND        AUV AT
                AT BEGINNING OF   AT BEGINNING OF     YEAR END      AT BEGINNING OF   AT BEGINNING OF      YEAR END
                FOLLOWING YEAR)   FOLLOWING YEAR)  (IN THOUSANDS)   FOLLOWING YEAR)   FOLLOWING YEAR)   (IN THOUSANDS)
----------------------------------------------------------------------------------------------------------------------
2000               $11.61             4,315          $   50            $11.59            47,643            $  552
5/1/00              11.27                --              --             11.27                --                --
----------------------------------------------------------------------------------------------------------------------

GROWTH AND INCOME

----------------------------------------------------------------------------------------------------------------------
                               STANDARD DEATH BENEFIT                           ANNUAL RATCHET DEATH BENEFIT
----------------------------------------------------------------------------------------------------------------------
                                    TOTAL # OF                                          TOTAL # OF
                                   ACCUMULATION                                        ACCUMULATION
                    AUV AT          UNITS AT           TOTAL            AUV AT           UNITS AT           TOTAL
                 YEAR END (AND     YEAR END (AND       AUV AT        YEAR END (AND     YEAR END (AND        AUV AT
                AT BEGINNING OF   AT BEGINNING OF     YEAR END      AT BEGINNING OF   AT BEGINNING OF      YEAR END
                FOLLOWING YEAR)   FOLLOWING YEAR)  (IN THOUSANDS)   FOLLOWING YEAR)   FOLLOWING YEAR)   (IN THOUSANDS)
----------------------------------------------------------------------------------------------------------------------
2000               $ 9.95               400          $    4              9.94               400            $    4
10/2/00             10.00                --              --             10.00                --                --
----------------------------------------------------------------------------------------------------------------------

REAL ESTATE

----------------------------------------------------------------------------------------------------------------------
                               STANDARD DEATH BENEFIT                           ANNUAL RATCHET DEATH BENEFIT
----------------------------------------------------------------------------------------------------------------------
                                    TOTAL # OF                                          TOTAL # OF
                                   ACCUMULATION                                        ACCUMULATION
                    AUV AT          UNITS AT           TOTAL            AUV AT           UNITS AT           TOTAL
                 YEAR END (AND     YEAR END (AND       AUV AT        YEAR END (AND     YEAR END (AND        AUV AT
                AT BEGINNING OF   AT BEGINNING OF     YEAR END      AT BEGINNING OF   AT BEGINNING OF      YEAR END
                FOLLOWING YEAR)   FOLLOWING YEAR)  (IN THOUSANDS)   FOLLOWING YEAR)   FOLLOWING YEAR)   (IN THOUSANDS)
----------------------------------------------------------------------------------------------------------------------
2000               $27.12               668          $   18            $26.64             8,382            $  223
1999                20.96               356               7             20.62             1,581                33
1998                22.07               356               8             21.74             1,474                32
1997                25.82                --              --             25.48               478                12
5/6/97              21.31                --              --             21.05                --                --
----------------------------------------------------------------------------------------------------------------------

VALUE EQUITY

----------------------------------------------------------------------------------------------------------------------
                               STANDARD DEATH BENEFIT                           ANNUAL RATCHET DEATH BENEFIT
----------------------------------------------------------------------------------------------------------------------
                                    TOTAL # OF                                          TOTAL # OF
                                   ACCUMULATION                                        ACCUMULATION
                    AUV AT          UNITS AT           TOTAL            AUV AT           UNITS AT           TOTAL
                 YEAR END (AND     YEAR END (AND       AUV AT        YEAR END (AND     YEAR END (AND        AUV AT
                AT BEGINNING OF   AT BEGINNING OF     YEAR END      AT BEGINNING OF   AT BEGINNING OF      YEAR END
                FOLLOWING YEAR)   FOLLOWING YEAR)  (IN THOUSANDS)   FOLLOWING YEAR)   FOLLOWING YEAR)   (IN THOUSANDS)
----------------------------------------------------------------------------------------------------------------------
2000               $19.63             7,908          $  155            $19.46             8,289            $  161
1999                18.28             5,400              99             18.14            15,606               283
1998                18.41             1,678              31             18.31             4,464                82
1997                18.36             1,048              19             18.28             1,056                19
5/6/97              15.72                --              --             15.66                --                --
----------------------------------------------------------------------------------------------------------------------

GDVAP-121273                          A3

INVESTORS

----------------------------------------------------------------------------------------------------------------------
                               STANDARD DEATH BENEFIT                           ANNUAL RATCHET DEATH BENEFIT
----------------------------------------------------------------------------------------------------------------------
                                    TOTAL # OF                                          TOTAL # OF
                                   ACCUMULATION                                        ACCUMULATION
                    AUV AT          UNITS AT           TOTAL            AUV AT           UNITS AT           TOTAL
                 YEAR END (AND     YEAR END (AND       AUV AT        YEAR END (AND     YEAR END (AND        AUV AT
                AT BEGINNING OF   AT BEGINNING OF     YEAR END      AT BEGINNING OF   AT BEGINNING OF      YEAR END
                FOLLOWING YEAR)   FOLLOWING YEAR)  (IN THOUSANDS)   FOLLOWING YEAR)   FOLLOWING YEAR)   (IN THOUSANDS)
----------------------------------------------------------------------------------------------------------------------
2000               $11.28                --              --            $11.26             7,327            $   83
5/1/00              10.42                --              --             10.41                --                --
----------------------------------------------------------------------------------------------------------------------

RISING DIVIDENDS

----------------------------------------------------------------------------------------------------------------------
                               STANDARD DEATH BENEFIT                           ANNUAL RATCHET DEATH BENEFIT
----------------------------------------------------------------------------------------------------------------------
                                    TOTAL # OF                                          TOTAL # OF
                                   ACCUMULATION                                        ACCUMULATION
                    AUV AT          UNITS AT           TOTAL            AUV AT           UNITS AT           TOTAL
                 YEAR END (AND     YEAR END (AND       AUV AT        YEAR END (AND     YEAR END (AND        AUV AT
                AT BEGINNING OF   AT BEGINNING OF     YEAR END      AT BEGINNING OF   AT BEGINNING OF      YEAR END
                FOLLOWING YEAR)   FOLLOWING YEAR)  (IN THOUSANDS)   FOLLOWING YEAR)   FOLLOWING YEAR)   (IN THOUSANDS)
----------------------------------------------------------------------------------------------------------------------
2000               $25.21            16,266          $  410            $24.94            104,355           $2,602
1999                26.07            13,823             360             25.83            79,175             2,045
1998                22.79             1,734              40             22.61            34,310               776
1997                20.22                90               2             20.09             8,223               165
5/6/97              17.27                --              --             17.18                --                --
----------------------------------------------------------------------------------------------------------------------

MANAGED GLOBAL

----------------------------------------------------------------------------------------------------------------------
                               STANDARD DEATH BENEFIT                           ANNUAL RATCHET DEATH BENEFIT
----------------------------------------------------------------------------------------------------------------------
                                    TOTAL # OF                                          TOTAL # OF
                                   ACCUMULATION                                        ACCUMULATION
                    AUV AT          UNITS AT           TOTAL            AUV AT           UNITS AT           TOTAL
                 YEAR END (AND     YEAR END (AND       AUV AT        YEAR END (AND     YEAR END (AND        AUV AT
                AT BEGINNING OF   AT BEGINNING OF     YEAR END      AT BEGINNING OF   AT BEGINNING OF      YEAR END
                FOLLOWING YEAR)   FOLLOWING YEAR)  (IN THOUSANDS)   FOLLOWING YEAR)   FOLLOWING YEAR)   (IN THOUSANDS)
----------------------------------------------------------------------------------------------------------------------
2000               $20.44            14,146          $  289            $20.19            58,994            $1,191
1999                24.23             9,519             231             23.97            31,419               753
1998                15.02             2,440              37             14.88             9,572               142
1997                11.76                --              --             11.67             2,969                35
5/6/97              11.24                --              --             11.16                --                --
----------------------------------------------------------------------------------------------------------------------

LARGE CAP VALUE

----------------------------------------------------------------------------------------------------------------------
                               STANDARD DEATH BENEFIT                           ANNUAL RATCHET DEATH BENEFIT
----------------------------------------------------------------------------------------------------------------------
                                    TOTAL # OF                                          TOTAL # OF
                                   ACCUMULATION                                        ACCUMULATION
                    AUV AT          UNITS AT           TOTAL            AUV AT           UNITS AT           TOTAL
                 YEAR END (AND     YEAR END (AND       AUV AT        YEAR END (AND     YEAR END (AND        AUV AT
                AT BEGINNING OF   AT BEGINNING OF     YEAR END      AT BEGINNING OF   AT BEGINNING OF      YEAR END
                FOLLOWING YEAR)   FOLLOWING YEAR)  (IN THOUSANDS)   FOLLOWING YEAR)   FOLLOWING YEAR)   (IN THOUSANDS)
----------------------------------------------------------------------------------------------------------------------
2000               $10.56               353          $    4            $10.55            10,983            $  116
5/1/00              10.87                --              --             10.86                --                --
----------------------------------------------------------------------------------------------------------------------

GDVAP-121273                          A4

HARD ASSETS

----------------------------------------------------------------------------------------------------------------------
                               STANDARD DEATH BENEFIT                           ANNUAL RATCHET DEATH BENEFIT
----------------------------------------------------------------------------------------------------------------------
                                    TOTAL # OF                                          TOTAL # OF
                                   ACCUMULATION                                        ACCUMULATION
                    AUV AT          UNITS AT           TOTAL            AUV AT           UNITS AT           TOTAL
                 YEAR END (AND     YEAR END (AND       AUV AT        YEAR END (AND     YEAR END (AND        AUV AT
                AT BEGINNING OF   AT BEGINNING OF     YEAR END      AT BEGINNING OF   AT BEGINNING OF      YEAR END
                FOLLOWING YEAR)   FOLLOWING YEAR)  (IN THOUSANDS)   FOLLOWING YEAR)   FOLLOWING YEAR)   (IN THOUSANDS)
----------------------------------------------------------------------------------------------------------------------
2000               $16.62                33          $    1            $16.32             1,073            $   18
1999                17.66                --              --             17.37               525                 9
1998                14.50                --              --             14.28             1,007                14
1997                20.85                --              --             20.57               238                 5
5/6/97              19.34                --              --             19.11                --                --
----------------------------------------------------------------------------------------------------------------------

DIVERSIFIED MID-CAP

----------------------------------------------------------------------------------------------------------------------
                               STANDARD DEATH BENEFIT                           ANNUAL RATCHET DEATH BENEFIT
----------------------------------------------------------------------------------------------------------------------
                                    TOTAL # OF                                          TOTAL # OF
                                   ACCUMULATION                                        ACCUMULATION
                    AUV AT          UNITS AT           TOTAL            AUV AT           UNITS AT           TOTAL
                 YEAR END (AND     YEAR END (AND       AUV AT        YEAR END (AND     YEAR END (AND        AUV AT
                AT BEGINNING OF   AT BEGINNING OF     YEAR END      AT BEGINNING OF   AT BEGINNING OF      YEAR END
                FOLLOWING YEAR)   FOLLOWING YEAR)  (IN THOUSANDS)   FOLLOWING YEAR)   FOLLOWING YEAR)   (IN THOUSANDS)
----------------------------------------------------------------------------------------------------------------------
2000               $ 9.88                --              --            $ 9.88               260            $    3
10/2/00             10.00                --              --             10.00                --                --
----------------------------------------------------------------------------------------------------------------------

RESEARCH

----------------------------------------------------------------------------------------------------------------------
                               STANDARD DEATH BENEFIT                           ANNUAL RATCHET DEATH BENEFIT
----------------------------------------------------------------------------------------------------------------------
                                    TOTAL # OF                                          TOTAL # OF
                                   ACCUMULATION                                        ACCUMULATION
                    AUV AT          UNITS AT           TOTAL            AUV AT           UNITS AT           TOTAL
                 YEAR END (AND     YEAR END (AND       AUV AT        YEAR END (AND     YEAR END (AND        AUV AT
                AT BEGINNING OF   AT BEGINNING OF     YEAR END      AT BEGINNING OF   AT BEGINNING OF      YEAR END
                FOLLOWING YEAR)   FOLLOWING YEAR)  (IN THOUSANDS)   FOLLOWING YEAR)   FOLLOWING YEAR)   (IN THOUSANDS)
----------------------------------------------------------------------------------------------------------------------
2000               $26.63             9,718          $  259            $26.39            70,552            $1,862
1999                28.25            32,639             921             28.04            122,839            3,444
1998                23.03            26,762             616             22.89            20,466             1,865
1997                18.95             4,095              78             18.87             9,642               182
5/6/97              16.72                --              --             16.66                --                --
----------------------------------------------------------------------------------------------------------------------

CAPITAL GROWTH

----------------------------------------------------------------------------------------------------------------------
                               STANDARD DEATH BENEFIT                           ANNUAL RATCHET DEATH BENEFIT
----------------------------------------------------------------------------------------------------------------------
                                    TOTAL # OF                                          TOTAL # OF
                                   ACCUMULATION                                        ACCUMULATION
                    AUV AT          UNITS AT           TOTAL            AUV AT           UNITS AT           TOTAL
                 YEAR END (AND     YEAR END (AND       AUV AT        YEAR END (AND     YEAR END (AND        AUV AT
                AT BEGINNING OF   AT BEGINNING OF     YEAR END      AT BEGINNING OF   AT BEGINNING OF      YEAR END
                FOLLOWING YEAR)   FOLLOWING YEAR)  (IN THOUSANDS)   FOLLOWING YEAR)   FOLLOWING YEAR)   (IN THOUSANDS)
----------------------------------------------------------------------------------------------------------------------
2000               $17.33            11,899          $  206            $17.21            63,024            $1,085
1999                21.18             9,819             208             21.06            53,276             1,122
1998                17.08             6,031             103             17.01            20,311               346
1997                15.45                --              --             15.41               334                 5
5/6/97              12.46                --              --             12.44                --                --
----------------------------------------------------------------------------------------------------------------------

GDVAP-121273                          A5

CAPITAL APPRECIATION

----------------------------------------------------------------------------------------------------------------------
                               STANDARD DEATH BENEFIT                           ANNUAL RATCHET DEATH BENEFIT
----------------------------------------------------------------------------------------------------------------------
                                    TOTAL # OF                                          TOTAL # OF
                                   ACCUMULATION                                        ACCUMULATION
                    AUV AT          UNITS AT           TOTAL            AUV AT           UNITS AT           TOTAL
                 YEAR END (AND     YEAR END (AND       AUV AT        YEAR END (AND     YEAR END (AND        AUV AT
                AT BEGINNING OF   AT BEGINNING OF     YEAR END      AT BEGINNING OF   AT BEGINNING OF      YEAR END
                FOLLOWING YEAR)   FOLLOWING YEAR)  (IN THOUSANDS)   FOLLOWING YEAR)   FOLLOWING YEAR)   (IN THOUSANDS)
----------------------------------------------------------------------------------------------------------------------
2000               $25.50            12,782          $  326            $25.17            55,812            $1,405
1999                30.46            11,524             351             30.11            15,289               460
1998                24.75               578              14             24.50             4,904               120
1997                22.24                --              --             22.05               734                16
5/6/97              18.45                --              --             18.31                --                --
----------------------------------------------------------------------------------------------------------------------

SMALL CAP

----------------------------------------------------------------------------------------------------------------------
                               STANDARD DEATH BENEFIT                           ANNUAL RATCHET DEATH BENEFIT
----------------------------------------------------------------------------------------------------------------------
                                    TOTAL # OF                                          TOTAL # OF
                                   ACCUMULATION                                        ACCUMULATION
                    AUV AT          UNITS AT           TOTAL            AUV AT           UNITS AT           TOTAL
                 YEAR END (AND     YEAR END (AND       AUV AT        YEAR END (AND     YEAR END (AND        AUV AT
                AT BEGINNING OF   AT BEGINNING OF     YEAR END      AT BEGINNING OF   AT BEGINNING OF      YEAR END
                FOLLOWING YEAR)   FOLLOWING YEAR)  (IN THOUSANDS)   FOLLOWING YEAR)   FOLLOWING YEAR)   (IN THOUSANDS)
----------------------------------------------------------------------------------------------------------------------
2000               $18.54             8,312          $  154            $18.40            105,737           $1,945
1999                22.96             2,466              57             22.82            51,013             1,164
1998                15.44             3,612              56             15.37             9,918               152
1997                12.92                --              --             12.88             3,434                44
5/6/97              10.72                --              --             10.70                --                --
----------------------------------------------------------------------------------------------------------------------

MID-CAP GROWTH

----------------------------------------------------------------------------------------------------------------------
                               STANDARD DEATH BENEFIT                           ANNUAL RATCHET DEATH BENEFIT
----------------------------------------------------------------------------------------------------------------------
                                    TOTAL # OF                                          TOTAL # OF
                                   ACCUMULATION                                        ACCUMULATION
                    AUV AT          UNITS AT           TOTAL            AUV AT           UNITS AT           TOTAL
                 YEAR END (AND     YEAR END (AND       AUV AT        YEAR END (AND     YEAR END (AND        AUV AT
                AT BEGINNING OF   AT BEGINNING OF     YEAR END      AT BEGINNING OF   AT BEGINNING OF      YEAR END
                FOLLOWING YEAR)   FOLLOWING YEAR)  (IN THOUSANDS)   FOLLOWING YEAR)   FOLLOWING YEAR)   (IN THOUSANDS)
----------------------------------------------------------------------------------------------------------------------
2000               $42.70             8,242          $  352            $42.23            72,702            $3,070
1999                39.97            11,889             475             39.59            47,634             1,896
1998                22.60             7,677             173             22.43            27,872               625
1997                18.64             1,402              26             18.52             2,866                53
5/6/97              15.76                --              --             15.68                --                --
----------------------------------------------------------------------------------------------------------------------

STRATEGIC EQUITY

----------------------------------------------------------------------------------------------------------------------
                               STANDARD DEATH BENEFIT                           ANNUAL RATCHET DEATH BENEFIT
----------------------------------------------------------------------------------------------------------------------
                                    TOTAL # OF                                          TOTAL # OF
                                   ACCUMULATION                                        ACCUMULATION
                    AUV AT          UNITS AT           TOTAL            AUV AT           UNITS AT           TOTAL
                 YEAR END (AND     YEAR END (AND       AUV AT        YEAR END (AND     YEAR END (AND        AUV AT
                AT BEGINNING OF   AT BEGINNING OF     YEAR END      AT BEGINNING OF   AT BEGINNING OF      YEAR END
                FOLLOWING YEAR)   FOLLOWING YEAR)  (IN THOUSANDS)   FOLLOWING YEAR)   FOLLOWING YEAR)   (IN THOUSANDS)
----------------------------------------------------------------------------------------------------------------------
2000               $19.07             6,748          $  129            $18.92            35,293            $  668
1999                22.06             6,034             133             21.92            11,085               243
1998                14.30             2,037              29             14.23             1,867                27
1997                14.36                --              --             14.31             1,265                18
5/6/97              11.96                --              --             11.93                --                --
----------------------------------------------------------------------------------------------------------------------

GDVAP-121273                          A6

SPECIAL SITUATIONS

----------------------------------------------------------------------------------------------------------------------
                               STANDARD DEATH BENEFIT                           ANNUAL RATCHET DEATH BENEFIT
----------------------------------------------------------------------------------------------------------------------
                                    TOTAL # OF                                          TOTAL # OF
                                   ACCUMULATION                                        ACCUMULATION
                    AUV AT          UNITS AT           TOTAL            AUV AT           UNITS AT           TOTAL
                 YEAR END (AND     YEAR END (AND       AUV AT        YEAR END (AND     YEAR END (AND        AUV AT
                AT BEGINNING OF   AT BEGINNING OF     YEAR END      AT BEGINNING OF   AT BEGINNING OF      YEAR END
                FOLLOWING YEAR)   FOLLOWING YEAR)  (IN THOUSANDS)   FOLLOWING YEAR)   FOLLOWING YEAR)   (IN THOUSANDS)
----------------------------------------------------------------------------------------------------------------------
2000               $ 8.89                --              --            $ 8.89                --                --
10/2/00             10.00                --              --             10.00                --                --
----------------------------------------------------------------------------------------------------------------------

GROWTH

----------------------------------------------------------------------------------------------------------------------
                               STANDARD DEATH BENEFIT                           ANNUAL RATCHET DEATH BENEFIT
----------------------------------------------------------------------------------------------------------------------
                                    TOTAL # OF                                          TOTAL # OF
                                   ACCUMULATION                                        ACCUMULATION
                    AUV AT          UNITS AT           TOTAL            AUV AT           UNITS AT           TOTAL
                 YEAR END (AND     YEAR END (AND       AUV AT        YEAR END (AND     YEAR END (AND        AUV AT
                AT BEGINNING OF   AT BEGINNING OF     YEAR END      AT BEGINNING OF   AT BEGINNING OF      YEAR END
                FOLLOWING YEAR)   FOLLOWING YEAR)  (IN THOUSANDS)   FOLLOWING YEAR)   FOLLOWING YEAR)   (IN THOUSANDS)
----------------------------------------------------------------------------------------------------------------------
2000               $22.17            39,568          $  877            $22.02            343,018           $7,552
1999                28.78            27,730             798             28.62            197,439            5,651
1998                16.36             8,286             136             16.29            17,549               286
1997                13.06                --              --             13.03             3,093                40
5/6/97              12.47                --              --             12.45                --                --
----------------------------------------------------------------------------------------------------------------------

DEVELOPING WORLD

----------------------------------------------------------------------------------------------------------------------
                               STANDARD DEATH BENEFIT                           ANNUAL RATCHET DEATH BENEFIT
----------------------------------------------------------------------------------------------------------------------
                                    TOTAL # OF                                          TOTAL # OF
                                   ACCUMULATION                                        ACCUMULATION
                    AUV AT          UNITS AT           TOTAL            AUV AT           UNITS AT           TOTAL
                 YEAR END (AND     YEAR END (AND       AUV AT        YEAR END (AND     YEAR END (AND        AUV AT
                AT BEGINNING OF   AT BEGINNING OF     YEAR END      AT BEGINNING OF   AT BEGINNING OF      YEAR END
                FOLLOWING YEAR)   FOLLOWING YEAR)  (IN THOUSANDS)   FOLLOWING YEAR)   FOLLOWING YEAR)   (IN THOUSANDS)
----------------------------------------------------------------------------------------------------------------------
2000               $ 7.61             1,732          $   13            $ 7.58            18,742            $  142
1999                11.64                --              --             11.61            13,214               153
1998                 7.29                --              --              7.28                --                --
2/19/98             10.00                --              --             10.00                --                --
----------------------------------------------------------------------------------------------------------------------

GALAXY HIGH QUALITY BOND

----------------------------------------------------------------------------------------------------------------------
                               STANDARD DEATH BENEFIT                           ANNUAL RATCHET DEATH BENEFIT
----------------------------------------------------------------------------------------------------------------------
                                    TOTAL # OF                                          TOTAL # OF
                                   ACCUMULATION                                        ACCUMULATION
                    AUV AT          UNITS AT           TOTAL            AUV AT           UNITS AT           TOTAL
                 YEAR END (AND     YEAR END (AND       AUV AT        YEAR END (AND     YEAR END (AND        AUV AT
                AT BEGINNING OF   AT BEGINNING OF     YEAR END      AT BEGINNING OF   AT BEGINNING OF      YEAR END
                FOLLOWING YEAR)   FOLLOWING YEAR)  (IN THOUSANDS)   FOLLOWING YEAR)   FOLLOWING YEAR)   (IN THOUSANDS)
----------------------------------------------------------------------------------------------------------------------
2000               $11.07                --              --            $11.05                --                --
3/6/00              10.08                --              --             10.08                --                --
----------------------------------------------------------------------------------------------------------------------

GDVAP-121273                          A7

GALAXY ASSET ALLOCATION

----------------------------------------------------------------------------------------------------------------------
                               STANDARD DEATH BENEFIT                           ANNUAL RATCHET DEATH BENEFIT
----------------------------------------------------------------------------------------------------------------------
                                    TOTAL # OF                                          TOTAL # OF
                                   ACCUMULATION                                        ACCUMULATION
                    AUV AT          UNITS AT           TOTAL            AUV AT           UNITS AT           TOTAL
                 YEAR END (AND     YEAR END (AND       AUV AT        YEAR END (AND     YEAR END (AND        AUV AT
                AT BEGINNING OF   AT BEGINNING OF     YEAR END      AT BEGINNING OF   AT BEGINNING OF      YEAR END
                FOLLOWING YEAR)   FOLLOWING YEAR)  (IN THOUSANDS)   FOLLOWING YEAR)   FOLLOWING YEAR)   (IN THOUSANDS)
----------------------------------------------------------------------------------------------------------------------
2000               $10.80                --              --            $10.78                --                --
3/6/00              10.56                --              --             10.55                --                --
----------------------------------------------------------------------------------------------------------------------

GALAXY GROWTH AND INCOME

----------------------------------------------------------------------------------------------------------------------
                               STANDARD DEATH BENEFIT                           ANNUAL RATCHET DEATH BENEFIT
----------------------------------------------------------------------------------------------------------------------
                                    TOTAL # OF                                          TOTAL # OF
                                   ACCUMULATION                                        ACCUMULATION
                    AUV AT          UNITS AT           TOTAL            AUV AT           UNITS AT           TOTAL
                 YEAR END (AND     YEAR END (AND       AUV AT        YEAR END (AND     YEAR END (AND        AUV AT
                AT BEGINNING OF   AT BEGINNING OF     YEAR END      AT BEGINNING OF   AT BEGINNING OF      YEAR END
                FOLLOWING YEAR)   FOLLOWING YEAR)  (IN THOUSANDS)   FOLLOWING YEAR)   FOLLOWING YEAR)   (IN THOUSANDS)
----------------------------------------------------------------------------------------------------------------------
2000               $11.01                --              --            $10.98                --                --
3/6/00              10.23                --              --             10.22                --                --
----------------------------------------------------------------------------------------------------------------------

GALAXY SMALL COMPANY GROWTH

----------------------------------------------------------------------------------------------------------------------
                               STANDARD DEATH BENEFIT                           ANNUAL RATCHET DEATH BENEFIT
----------------------------------------------------------------------------------------------------------------------
                                    TOTAL # OF                                          TOTAL # OF
                                   ACCUMULATION                                        ACCUMULATION
                    AUV AT          UNITS AT           TOTAL            AUV AT           UNITS AT           TOTAL
                 YEAR END (AND     YEAR END (AND       AUV AT        YEAR END (AND     YEAR END (AND        AUV AT
                AT BEGINNING OF   AT BEGINNING OF     YEAR END      AT BEGINNING OF   AT BEGINNING OF      YEAR END
                FOLLOWING YEAR)   FOLLOWING YEAR)  (IN THOUSANDS)   FOLLOWING YEAR)   FOLLOWING YEAR)   (IN THOUSANDS)
----------------------------------------------------------------------------------------------------------------------
2000               $13.37                --              --            $13.35                --                --
3/6/00              19.24                --              --             19.23                --                --
----------------------------------------------------------------------------------------------------------------------

GALAXY EQUITY FUND

----------------------------------------------------------------------------------------------------------------------
                               STANDARD DEATH BENEFIT                           ANNUAL RATCHET DEATH BENEFIT
----------------------------------------------------------------------------------------------------------------------
                                    TOTAL # OF                                          TOTAL # OF
                                   ACCUMULATION                                        ACCUMULATION
                    AUV AT          UNITS AT           TOTAL            AUV AT           UNITS AT           TOTAL
                 YEAR END (AND     YEAR END (AND       AUV AT        YEAR END (AND     YEAR END (AND        AUV AT
                AT BEGINNING OF   AT BEGINNING OF     YEAR END      AT BEGINNING OF   AT BEGINNING OF      YEAR END
                FOLLOWING YEAR)   FOLLOWING YEAR)  (IN THOUSANDS)   FOLLOWING YEAR)   FOLLOWING YEAR)   (IN THOUSANDS)
----------------------------------------------------------------------------------------------------------------------
2000               $11.43                --              --            $11.41                --                --
3/6/00              11.81                --              --             11.80                --                --
----------------------------------------------------------------------------------------------------------------------

PIMCO HIGH YIELD BOND

----------------------------------------------------------------------------------------------------------------------
                               STANDARD DEATH BENEFIT                           ANNUAL RATCHET DEATH BENEFIT
----------------------------------------------------------------------------------------------------------------------
                                    TOTAL # OF                                          TOTAL # OF
                                   ACCUMULATION                                        ACCUMULATION
                    AUV AT          UNITS AT           TOTAL            AUV AT           UNITS AT           TOTAL
                 YEAR END (AND     YEAR END (AND       AUV AT        YEAR END (AND     YEAR END (AND        AUV AT
                AT BEGINNING OF   AT BEGINNING OF     YEAR END      AT BEGINNING OF   AT BEGINNING OF      YEAR END
                FOLLOWING YEAR)   FOLLOWING YEAR)  (IN THOUSANDS)   FOLLOWING YEAR)   FOLLOWING YEAR)   (IN THOUSANDS)
----------------------------------------------------------------------------------------------------------------------
2000               $10.05               281          $    3            $10.01            10,232            $  102
1999                10.27             1,835              19             10.24             2,126                22
1998                10.09                --              --             10.08                --                --
5/1/98              10.00                --              --             10.00                --                --
----------------------------------------------------------------------------------------------------------------------

GDVAP-121273                          A8

PIMCO STOCKSPLUS GROWTH AND INCOME

----------------------------------------------------------------------------------------------------------------------
                               STANDARD DEATH BENEFIT                           ANNUAL RATCHET DEATH BENEFIT
----------------------------------------------------------------------------------------------------------------------
                                    TOTAL # OF                                          TOTAL # OF
                                   ACCUMULATION                                        ACCUMULATION
                    AUV AT          UNITS AT           TOTAL            AUV AT           UNITS AT           TOTAL
                 YEAR END (AND     YEAR END (AND       AUV AT        YEAR END (AND     YEAR END (AND        AUV AT
                AT BEGINNING OF   AT BEGINNING OF     YEAR END      AT BEGINNING OF   AT BEGINNING OF      YEAR END
                FOLLOWING YEAR)   FOLLOWING YEAR)  (IN THOUSANDS)   FOLLOWING YEAR)   FOLLOWING YEAR)   (IN THOUSANDS)
----------------------------------------------------------------------------------------------------------------------
2000               $11.77             4,111          $   48            $11.72            18,364            $  215
1999                13.16             1,205              16             13.13            23,566               309
1998                11.12                --              --             11.11                --                --
5/1/98              10.00                --              --             10.00                --                --
----------------------------------------------------------------------------------------------------------------------

PILGRIM GLOBAL BRAND NAMES

----------------------------------------------------------------------------------------------------------------------
                               STANDARD DEATH BENEFIT                           ANNUAL RATCHET DEATH BENEFIT
----------------------------------------------------------------------------------------------------------------------
                                    TOTAL # OF                                          TOTAL # OF
                                   ACCUMULATION                                        ACCUMULATION
                    AUV AT          UNITS AT           TOTAL            AUV AT           UNITS AT           TOTAL
                 YEAR END (AND     YEAR END (AND       AUV AT        YEAR END (AND     YEAR END (AND        AUV AT
                AT BEGINNING OF   AT BEGINNING OF     YEAR END      AT BEGINNING OF   AT BEGINNING OF      YEAR END
                FOLLOWING YEAR)   FOLLOWING YEAR)  (IN THOUSANDS)   FOLLOWING YEAR)   FOLLOWING YEAR)   (IN THOUSANDS)
----------------------------------------------------------------------------------------------------------------------
2000               $ 8.76             1,368          $   12            $ 8.75               840            $    7
5/1/00              10.00                --              --             10.00                --                --
----------------------------------------------------------------------------------------------------------------------

PRUDENTIAL JENNISON

----------------------------------------------------------------------------------------------------------------------
                               STANDARD DEATH BENEFIT                           ANNUAL RATCHET DEATH BENEFIT
----------------------------------------------------------------------------------------------------------------------
                                    TOTAL # OF                                          TOTAL # OF
                                   ACCUMULATION                                        ACCUMULATION
                    AUV AT          UNITS AT           TOTAL            AUV AT           UNITS AT           TOTAL
                 YEAR END (AND     YEAR END (AND       AUV AT        YEAR END (AND     YEAR END (AND        AUV AT
                AT BEGINNING OF   AT BEGINNING OF     YEAR END      AT BEGINNING OF   AT BEGINNING OF      YEAR END
                FOLLOWING YEAR)   FOLLOWING YEAR)  (IN THOUSANDS)   FOLLOWING YEAR)   FOLLOWING YEAR)   (IN THOUSANDS)
----------------------------------------------------------------------------------------------------------------------
2000               $ 7.85             1,467          $   12            $ 7.85               502            $    4
5/1/00              10.00                --              --             10.00                --                --
----------------------------------------------------------------------------------------------------------------------

SP JENNISON INTERNATIONAL GROWTH

----------------------------------------------------------------------------------------------------------------------
                               STANDARD DEATH BENEFIT                           ANNUAL RATCHET DEATH BENEFIT
----------------------------------------------------------------------------------------------------------------------
                                    TOTAL # OF                                          TOTAL # OF
                                   ACCUMULATION                                        ACCUMULATION
                    AUV AT          UNITS AT           TOTAL            AUV AT           UNITS AT           TOTAL
                 YEAR END (AND     YEAR END (AND       AUV AT        YEAR END (AND     YEAR END (AND        AUV AT
                AT BEGINNING OF   AT BEGINNING OF     YEAR END      AT BEGINNING OF   AT BEGINNING OF      YEAR END
                FOLLOWING YEAR)   FOLLOWING YEAR)  (IN THOUSANDS)   FOLLOWING YEAR)   FOLLOWING YEAR)   (IN THOUSANDS)
----------------------------------------------------------------------------------------------------------------------
2000               $ 8.57                --          $   --            $ 8.56               848            $    7
10/2/00             10.00                --              --             10.00                --                --
----------------------------------------------------------------------------------------------------------------------


GDVAP-121273                          A10

                                   APPENDIX B

                        MARKET VALUE ADJUSTMENT EXAMPLES

EXAMPLE #1: FULL SURRENDER -- EXAMPLE OF A NEGATIVE MARKET VALUE ADJUSTMENT

     Assume $100,000 was allocated to a Fixed Interest Allocation with a guaranteed interest period of 10 years, a guaranteed interest rate of 7.5%, an initial Index Rate ("I") of 7%; that a full surrender is requested 3 years into the guaranteed interest period; that the then Index Rate for a 7 year guaranteed interest period ("J") is 8%; and that no prior transfers or withdrawals affecting this Fixed Interest Allocation have been made.

CALCULATE THE MARKET VALUE ADJUSTMENT

     1.   The contract value of the Fixed Interest Allocation on the date of
          surrender is                        3
                    $124,230 ($100,000 x 1.075  )

     2.   N = 2,555 ( 365 x 7 )

     3.   Market Value Adjustment =
                                          2,555/365
               $124,230 x [( 1.07/1.0825 )          -1 ] = $9,700

     Therefore, the amount paid to you on full surrender is $114,530 ($124,230 - $9,700 ).

EXAMPLE #2: FULL SURRENDER -- EXAMPLE OF A POSITIVE MARKET VALUE ADJUSTMENT

     Assume $100,000 was allocated to a Fixed Interest Allocation with a guaranteed interest period of 10 years, a guaranteed interest rate of 7.5%, an initial Index Rate ("I") of 7%; that a full surrender is requested 3 years into the guaranteed interest period; that the then Index Rate for a 7 year guaranteed interest period ("J") is 6%; and that no prior transfers or withdrawals affecting this Fixed Interest Allocation have been made.

CALCULATE THE MARKET VALUE ADJUSTMENT

     1.   The contract value of the Fixed Interest Allocation on the date of
          surrender is                        3
                    $124,230 ($100,000 x 1.075  )

     2.   N = 2,555 ( 365 x 7 )

     3.   Market Value Adjustment =
                                          2,555/365
               $124,230 x [( 1.07/1.0625 )          -1 ] = $6,270

     Therefore, the amount paid to you on full surrender is $130,500 ($124,230 + $6,270 ).

EXAMPLE #3: WITHDRAWAL -- EXAMPLE OF A NEGATIVE MARKET VALUE ADJUSTMENT

     Assume $200,000 was allocated to a Fixed Interest Allocation with a guaranteed interest period of 10 years, a guaranteed interest rate of 7.5%, an initial Index Rate ("I") of 7%; that a withdrawal of $114,530 is requested 3 years into the guaranteed interest period; that the then Index Rate ("J") for a 7 year guaranteed interest period is 8%; and that no prior transfers or withdrawals affecting this Fixed Interest Allocation have been made.

GDVAP-121273                          B1

     First calculate the amount that must be withdrawn from the Fixed Interest Allocation to provide the amount requested.

     1.   The contract value of the Fixed Interest Allocation on the date of
          withdrawal is                   3
               $248,459 ( $200,000 x 1.075  )

     2.   N = 2,555 ( 365 x 7 )

     3.   Amount that must be withdrawn =
                                           2,555/365
               [($114,530 / ( 1.07/1.0825 )         )] = $124,230

     Then calculate the Market Value Adjustment on that amount.

     4.   Market Value Adjustment =
                                          2,555/365
               $124,230 x [( 1.07/1.0825 )           -1 ] = $9,700

     Therefore, the amount of the withdrawal paid to you is $114,530, as requested. The Fixed Interest Allocation will be reduced by the amount of the withdrawal, $114,530, and also reduced by the Market Value Adjustment of $9,700, for a total reduction in the Fixed Interest Allocation of $124,230.

EXAMPLE #4: WITHDRAWAL -- EXAMPLE OF A POSITIVE MARKET VALUE ADJUSTMENT

     Assume $200,000 was allocated to a Fixed Interest Allocation with a guaranteed interest period of 10 years, a guaranteed interest rate of 7.5%, an initial Index Rate of 7%; that a withdrawal of $130,500 requested 3 years into the guaranteed interest period; that the then Index Rate ("J") for a 7 year guaranteed interest period is 6%; and that no prior transfers or withdrawals affecting this Fixed Interest Allocation have been made.

     First calculate the amount that must be withdrawn from the Fixed Interest Allocation to provide the amount requested.

     1.   The contract value of the Fixed Interest Allocation on the date of
          withdrawal is                   3
               $248,459 ( $200,000 x 1.075  )

     2.   N = 2,555 ( 365 x 7 )

     3.   Amount that must be withdrawn =
                                           2,555/365
               [ $130,500 / ( 1.07/1.0625 )          ] = $124,230

     Then calculate the Market Value Adjustment on that amount.

     4.   Market Value Adjustment =
                                          2,555/365
               $124,230 x [( 1.07/1.0625 )           -1 ] = $6,270

     Therefore, the amount of the withdrawal paid to you ignoring any surrender charge is $130,500, as requested. The Fixed Interest Allocation will be reduced by the amount of the withdrawal, $130,500, but increased by the Market Value Adjustment of $6,270, for a total reduction in the Fixed Interest Allocation of $124,230.

GDVAP-121273                          B2

                                   APPENDIX C

                 SURRENDER CHARGE FOR EXCESS WITHDRAWALS EXAMPLE

The following assumes you made an initial premium payment of $10,000 and additional premium payments of $10,000 in each of the second and third contract years, for total premium payments under the Contract of $30,000. It also assumes a withdrawal at the beginning of the fourth contract year of 20% of the contract value of $35,000.

In this example, $5,250 ($35,000 x .15) is the maximum free withdrawal amount that you may withdraw during the contract year without a surrender charge. The total withdrawal would be $7,000 ($35,000 x .20). Therefore, $1,750 ($7,000 -
$5,250) is considered an excess withdrawal of a part of the initial premium payment of $10,000 and would be subject to a 4% surrender charge of $70 ($1,750 x .04). This example does not take into account any Market Value Adjustment or deduction of any premium taxes.

GDVAP-121273                          C1

                             ING VARIABLE ANNUITIES

                  RELIASTAR LIFE INSURANCE COMPANY OF NEW YORK

                  ReliaStar Life Insurance Company of New York
               is a stock company domiciled in New York, New York
--------------------------------------------------------------------------------

121273 GalaxyDVA PLUS                                                01/02/2002

                           PART II

             INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 13.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

Not applicable.

ITEM 14.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

The following provisions regarding the indemnification of directors and officers of the Registrant are applicable:

ReliaStar Life Insurance Company of New York ("ReliaStar of NY") shall indemnify (including therein the prepayment of expenses) any person who is or was a director, officer or employee, or who is or was serving at the request of ReliaStar of NY as a director, officer or employee of another corporation, partnership, joint venture, trust or other enterprise for expenses (including attorney's fees), judgments,fines and amounts paid in settlement actually and reasonably incurred by him with respect to any threatened, pending or completed action, suit or proceedings against him by reason of the fact that he is or was such a director, officer or employee to the extent and in the manner permitted by law.

ReliaStar of NY may also, to the extent permitted by law, indemnify any other person who is or was serving ReliaStar of NY in any capacity. The Board of Directors shall have the power and authority to determine who may be indemnified under this paragraph and to what extent (not to exceed the extent provided in the above paragraph) any such person may be indemnified.

ReliaStar of NY may purchase and maintain insurance on behalf of any such person or persons to be indemnified under the provision in the above paragraphs, against any such liability to the extent permitted by law.


SECURITIES AND EXCHANGE COMMISSION POSITION ON INDEMNIFICATION

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and therefore may be unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant or depositor of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

Not Applicable.

ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

(a)  EXHIBITS.


     1 Underwriting Agreement Between ReliaStar Life Insurance Company of New York and Directed Services, Inc (1)

     3(a) Articles of Incorporation of ReliaStar Life Insurance Company of New York (1)

      (b)    By-laws of ReliaStar Life Insurance Company of New York (1)

      (c)    Resolution of Board of Directors for Powers of Attorney (1)

     4(a)    Individual Deferred Combination Variable and Fixed
             Annuity Contract (1)
      (b)    Individual Retirement Annuity Rider Page (1)
      (c)    Schedule Page to the DVA Plus NY Contract (1)
             featuring The Galaxy VIP Fund (1)
      (d)    Section 72 Rider (1)
      (e)    Change of Name Endorsement (1)
      (f)    Deferred Combination Variable and Fixed Annuity
             Certificate (Group) (1)
      (g)    Section 72 Rider (Group) (1)
      (h)    Individual Retirement Annuity Rider (Group) (1)
      (i)    Simple Individual Retirement Annuity Rider (Group) (1)
      (j)    403(b) Rider (Group) (1)
      (k)    Roth Individual Retirement Annuity Rider (Group) (1)
      (l)    Deferred Combination Variable and Fixed Annuity
             Contract (Individual) (1)
      (m)    Section 72 Rider (Individual) (1)
      (n)    Individual Retirement Annuity Rider (Individual) (1)
      (o)    Simple Individual Retirement Annuity Rider (Individual) (1)
      (p)    403(b) Rider (Individual) (1)
      (q)    Roth Individual Retirement Annuity Rider (Individual) (1)
      (r)    Individual Deferred Combination Variable and Fixed
             Annuity Application (1)
      (s)    Enrollment Form (1)
      (t)    Individual Deferred Combination Variable and Fixed
             Annuity Application (1)
      (u)    Individual Deferred Combination Variable and Fixed
             Annuity Application (1)
      (v)    Enrollment Form (1)

     5       Opinion and Consent of Linda E. Senker, Esquire

    10(a) Form of Services Agreement between Directed Services, Inc. and ReliaStar Life Insurance Company of New York (1)

      (b) Form of Administrative Services Agreement between ReliaStar Life Insurance Company of New York and Golden American
             Life Insurance Company (1)

      (c) Form of Administrative Services Agreement between ReliaStar Life Insurance Company of New York and Equitable Life Insurance Company of Iowa (1)

      (d) Form of Custodial Agreement between Registrant and The Bank of New York (1)

      (e) Form of Participation Agreement between ReliaStar Life Insurance Company of New York and the Travelers Series Fund Inc. (1)

      (f) Form of Participation Agreement between ReliaStar Life Insurance Company of New York and the Greenwich Street Series (1)

      (g) Form of Participation Agreement between ReliaStar Life Insurance Company of New York and the Smith Barney Concert Allocation Series Inc. (1)

      (h) Form of Participation Agreement between ReliaStar Life Insurance Company of New York and PIMCO Variable Insurance Trust (1)

      (i)    Form of Asset Management Agreement between ReliaStar Life
             Insurance Company of New York and ING Investment Management LLC (1)

      (j) Form of Participation Agreement between ReliaStar Life Insurance Company of New York and The Galaxy VIP Fund (1)

      (k) Form of Participation Agreement between ReliaStar Life Insurance Company of New York and the ING Variable Insurance Trust (1)

      (l) Form of Participation Agreement between ReliaStar Life Insurance Company of New York and the Prudential Series Fund, Inc. (1)

      (m) Form of Amended Schedule Page to the Participation Agreement between ReliaStar Life Insurance Company of New York and Prudential Series Fund, Inc. (1)

      (n) Form of Reinsurance Agreement ReliaStar Life Insurance Company of New York and London Life Reinsurance Company of Pennsylvania (1)

    23(a)    Consent of Sutherland Asbill & Brennan LLP (1)

      (b)    Consent of Ernst & Young LLP, Independent Auditors (1)

      (c)    Consent of Deloitte & Touche LLP, Independent Auditors (1)

      (d) Consent of Linda E. Senker, Esquire incorporated in Item 5 of this Part II, together with the Opinion of Linda E. Senker

    24       Powers of Attorney
____________________________________

(1) To be Filed by Amendment

(b)  FINANCIAL STATEMENT SCHEDULE.

     (1) All financial statements are included in the Prospectus or Statement of Additional Information as indicated therein.
     (2) Schedules I and III. All other schedules to the consolidated financial statements required by Article 7 of Regulation S-X are omitted because they are not applicable or because the information is included elsewhere in the consolidated financial statements or notes thereto.


                                                 SCHEDULE I
                                          SUMMARY OF INVESTMENTS
                                 OTHER THAN INVESTMENTS IN RELATED PARTIES
                                           (Dollars in millions)

                                                                                                      BALANCE
                                                                                                        SHEET
DECEMBER 31, 2000                                                         COST(1)         VALUE        AMOUNT
----------------------------------------------------------------------------------------------------------------
TYPE OF INVESTMENT
Fixed maturities, available for sale:
  Bonds:
   United States government and governmental
     agencies and authorities..................................            $ 15.9        $ 16.4        $ 16.4
   States, Municipalities and Political Subdivisions...........               3.1           3.2           3.2
   Foreign Governments.........................................               4.7           4.9           4.9
   Public utilities............................................             106.1         107.8         107.8
   Corporate securities........................................             898.4         912.7         912.7
   Mortgage-backed securities..................................             401.7         414.0         414.0
   Redeemable Preferred Stock..................................               0.6           0.4           0.4
                                                                     -------------------------------------------
Total fixed maturities, available for sale.....................           1,430.5       1,459.4        1,459.4

Equity Securities..............................................               4.5                          4.5
Mortgage Loans on Real Estate..................................             246.2                        246.2
Real Estate....................................................               0.4                          0.4
Policy Loans...................................................              84.4                         84.4
Other Invested Securities......................................               6.6                          6.6
Short-Term Investments.........................................              18.4                         18.4
                                                                     --------------              ---------------
Total investments..............................................          $1,791.0                     $1,819.9
                                                                     ==============              ===============


Note 1: Cost is defined as amortized cost for bonds and short-term investments, original cost for equity securities (common stocks) and unpaid principal for policy loans and mortgage loans on real estate;
        adjusted for amortization of premiums and accrual of discounts.




                                                            SCHEDULE III
                                                 SUPPLEMENTARY INSURANCE INFORMATION
                                                       (Dollars in millions)

COLUMN A            COLUMN B    COLUMN C   COLUMN D   COLUMN E    COLUMN F   COLUMN G   COLUMN H   COLUMN I    COLUMN J  COLUMN K
-----------------------------------------------------------------------------------------------------------------------------------
                                   FUTURE
                                   POLICY                                                           AMORTIZA-
                                BENEFITS,                  OTHER                          BENEFITS    TION OF
                                  LOSSES,                 POLICY                           CLAIMS,   DEFERRED
                      DEFERRED     CLAIMS                 CLAIMS   INSURANCE                LOSSES     POLICY
                        POLICY        AND   UNEARNED         AND    PREMIUMS        NET        AND     ACQUI-     OTHER
                   ACQUISITION       LOSS    REVENUE    BENEFITS         AND INVESTMENT SETTLEMENT     SITION  OPERATING  PREMIUMS
           SEGMENT       COSTS   EXPENSES    RESERVE     PAYABLE     CHARGES     INCOME   EXPENSES      COSTS   EXPENSES*  WRITTEN
-----------------------------------------------------------------------------------------------------------------------------------

YEAR ENDED DECEMBER 31, 2000:

  Life insurance

  September 1, 2000 to
  December 31, 2000     $  8.8    $1,547.4        --          $67.4     $ 51.6   $ 48.3       $ 58.9     $ 0.5    $30.2           --

  January 1, 2000 to
  August 31, 2000       $166.1    $1,568.1        --          $78.6     $ 91.4   $ 97.7       $100.4     $11.2    $49.9           --

YEAR ENDED DECEMBER 31, 1999:

  Life insurance        $141.7     $1,672.8       --          $62.4     $143.5   $149.7       $156.2     $17.8    $60.9           --

YEAR ENDED DECEMBER 31, 1998:

  Life insurance        $134.4     $1,736.3       --          $45.3     $137.2   $157.0       $166.9      $16.4   $78.2           --


* This includes Sales and Operating Expenses, Amortization of Present Value of Future Profits and Dividends and Experience Refunds to Policyholders.

ITEM 17.  UNDERTAKINGS

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

        (i)  To include any prospectus required by Section
             10(a)(3) of the Securities Act of 1933;

       (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

      (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or
     Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                           SIGNATURES

As required by the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of West Chester and Commonwealth of Pennsylvania, on this 26th day of December, 2001.

                                By:  RELIASTAR LIFE INSURANCE
                                     COMPANY OF NEW YORK
                                     (Registrant)


                                By:  -----------------------------
                                     James R. Gelder*
                                     President and Director



Attest:   /s/Linda E. Senker
          -------------------
          Linda E. Senker
          Vice President and Associate General Counsel

As required by the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on December 26, 2001.

       Signature                         Title
       ---------                         -----


       ------------------                President and Director
       James Robert Gelder*                of Depositor




       -------------------               Senior Vice President and
       Wayne Robert Huneke*                Chief Financial Officer


                      DIRECTORS OF DEPOSITOR


      ---------------------              ------------------
      Richard M. Conley*                 Robert C. Salipante*


      ---------------------              ------------------
      Richard R. Crowl*                  Mark A. Tullis*


      ---------------------              ------------------
      Ulric Haynes*                      John G. Turner*


      ---------------------              ------------------
      Phillip R. Lowery*                 Charles B. Updike*


      ---------------------              ------------------
      Fioravante Perrotta*               Ross M. Weale*



       By: /s/Linda E. Senker, Attorney-in-Fact
           ------------------
            Linda E. Senker
________________

* Executed by Linda E. Senker on behalf of those indicated pursuant to Power of Attorney.

                                EXHIBIT INDEX

ITEM               EXHIBIT                                           PAGE #
----               -------                                           ------


5      Opinion and Consent of Linda E. Senker, Esquire               EX-5

24     Powers of Attorney                                            EX-24